As filed with the Securities and Exchange Commission on July 28, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)

Maryland	6798	84-1259577
(State of other jurisdiction of	(Primary standard industrial	(IRS Employer
incorporation or organization)	classification code number)	Identification Number)

AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Delaware	6513	84-1275621
(State of other jurisdiction of	(Primary standard industrial	(IRS Employer
incorporation or organization)	classification code number)	Identification Number)
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Bezzant
Executive Vice President
Apartment Investment and Management Company
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

Jonathan Friedman, Esq.	Joseph Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP	Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400	Four Times Square
Los Angeles, CA 90071	New York, NY 10036
Telephone: (213) 687-5396	Telephone: (212) 735-3050
Fax: (213) 621-5396	Fax: (917) 777-3050

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger as described in the enclosed information statement/prospectus are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)          ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	per Unit	Offering Price(2)	Fee
Partnership Common Units of AIMCO Properties, L.P.			$6,887,658.12	$799.66
Common Stock of Apartment Investment and Management Company(2)

(1)	Omitted in reliance on Rule 457(o) under the Securities Act of 1933.

(2)	Represents shares of Common Stock issuable upon redemption of Partnership Common Units issued hereunder.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28, 2011

INFORMATION STATEMENT/PROSPECTUS

CENTURY PROPERTIES FUND XVII, LP

Century Properties Fund XVII, LP, or CPF XVII, has entered into an agreement and plan of merger with a wholly-owned subsidiary of AIMCO Properties, L.P., or Aimco OP. Under the merger agreement, the Aimco Subsidiary, AIMCO CPF XVII Merger Sub LLC, will be merged with and into CPF XVII, with CPF XVII as the surviving entity. The Aimco Subsidiary was formed for the purpose of effecting this transaction and does not have any assets or operations. CPF XVII currently has two series of limited partnership interests, Series A Units of Limited Partnership Interest, or Series A Units, and Series B Units of Limited Partnership Interest, or Series B Units. Units of Limited Partnership Interest in CPF XVII (whether before or after the creation of the Series A Units and the Series B Units) are sometimes referred to herein as CPF XVII Units. In the merger, each Series A Unit will be converted into the right to receive, at the election of the holder of such unit, either:

•	$311.18 in cash, or

•	$311.18 in partnership common units of Aimco OP, or OP Units.

The merger consideration of $311.18 per Series A Unit was based on independent third party appraisals of CPF XVII’s three properties that relate to the Series A Units by Cogent Realty Advisors, LLC, or CRA, an independent valuation firm.

The number of OP Units offered for each Series A Unit will be calculated by dividing $311.18 by the average closing price of common stock of Apartment Investment and Management Company, or Aimco, as reported on the New York Stock Exchange, or the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. For example, as of July 21, 2011, the average closing price of Aimco common stock over the preceding ten consecutive trading days was $26.98, which would have resulted in 11.53 OP Units offered for each Series A Unit. However, if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will not be entitled to elect OP Units, and will receive cash.

The OP Units are not listed on any securities exchange nor do they trade in an active secondary market. However, after a one-year holding period, OP Units are redeemable for shares of Aimco common stock (on a one-for-one basis) or cash equal to the value of such shares, as Aimco elects. As a result, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. Aimco’s common stock is listed and traded on the NYSE under the symbol “AIV.”

In the merger, Aimco OP’s interest in the Aimco Subsidiary will be converted into Series A Units. As a result, after the merger, Aimco OP will own all of the outstanding Series A Units. The Series B Units, which relate to one of CPF XVII’s former properties, the Hampden Heights Apartments, will not be affected by the merger and will remain outstanding following consummation of the merger.

Within ten days after the effective time of the merger, Aimco OP will prepare and mail to the former holders of Series A Units an election form pursuant to which they can elect to receive cash or OP Units. Holders of Series A Units may elect their form of consideration by completing and returning the election form in accordance with its instructions. If the information agent does not receive a properly completed election form from a holder before 5:00 p.m., New York time, on the 30th day after the mailing of the election form, the holder will be deemed to have elected to receive cash. Former holders of Series A Units may also use the election form to elect to receive, in lieu of the merger consideration, the appraised valued of their Series A Units, determined through an arbitration proceeding.

Under Delaware law, the merger must be approved by CPF XVII’s general partner and a majority in interest of the Series A Units. The general partner has determined that the merger is advisable, fair to and in the best interests of CPF XVII and its limited partners and has approved the merger and the merger agreement. As of July 21, 2011, there were issued and outstanding 75,000 Series A Units, and Aimco OP and its affiliates owned 52,866 of those units, or approximately 70.49% of the number of units outstanding. As more fully described herein, 25,833.5 of the Series A Units owned by affiliates of the general partner are subject to a voting restriction, which requires the Series A Units to be voted in proportion to the votes cast with respect to Series A Units not subject to this voting restriction. The general partner’s affiliates have indicated that they will vote all of their Series A Units that are not subject to this restriction, 27,032.5 or approximately 36.04% of the outstanding Series A Units, in favor of the merger. As a result, affiliates of the general partner will vote a total of 41,236 Series A Units, or approximately 54.98% of the outstanding Series A Units, in favor of the merger. Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the merger on or about          , 2011. As a result, approval of the merger is assured, and your consent to the merger is not required.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement/prospectus contains information about the merger and the securities offered hereby, and the reasons that CPF XVII’s general partner has decided that the merger is in the best interests of CPF XVII and the limited partners of CPF XVII. CPF XVII’s general partner has conflicts of interest with respect to the merger that are described in greater detail herein. Please read this information statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page 20. It provides you with detailed information about the merger and the securities offered hereby. The merger agreement is attached to this information statement/prospectus as Annex A.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement/prospectus is dated          , 2011, and is first being mailed to limited partners on or about          , 2011.

WE ARE CURRENTLY SEEKING QUALIFICATION TO ALLOW ALL HOLDERS OF SERIES A UNITS THE ABILITY TO ELECT TO RECEIVE OP UNITS IN CONNECTION WITH THE MERGER. HOWEVER, AT THE PRESENT TIME, IF YOU ARE A RESIDENT OF ONE OF THE FOLLOWING STATES, YOU ARE NOT PERMITTED TO ELECT TO RECEIVE OP UNITS IN CONNECTION WITH THE MERGER:

CALIFORNIA
MASSACHUSETTS
NEW YORK

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ADDITIONAL INFORMATION

This information statement/prospectus incorporates important business and financial information about Aimco from documents that it has filed with the Securities and Exchange Commission, or the SEC, but that have not been included in or delivered with this information statement/prospectus. For a listing of documents incorporated by reference into this information statement/prospectus, please see “Where You Can Find Additional Information” beginning on page 94 of this information statement/prospectus.

Aimco will provide you with copies of such documents relating to Aimco (excluding all exhibits unless Aimco has specifically incorporated by reference an exhibit in this information statement/prospectus), without charge, upon written or oral request to:

ISTC Corporation
P.O. Box 2347
Greenville, South Carolina 29602
(864) 239-1029

If you have any questions or require any assistance, please contact our information agent, Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016; by fax at (908) 497-2349; or by telephone at (800) 217-9608.

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This information statement/prospectus, which forms a part of a registration statement on Form S-4 filed with the SEC by Aimco and Aimco OP, constitutes a prospectus of Aimco OP under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the OP Units that may be issued to holders of Series A Units in connection with the merger, and a prospectus of Aimco under Section 5 of the Securities Act with respect to shares of Aimco common stock that may be issued in exchange for such OP Units tendered for redemption. This document also constitutes an information statement under Section 14(c) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the action to be taken by written consent to approve the merger.

ii

Page

Annex C Opinion of Duff & Phelps, LLC	C-1
Annex D Officers and Directors	D-1
Annex E Summary of Appraisals Table	E-1
Annex F CPF XVII’s Annual Report on Form 10-K for the year ended December 31, 2010	F-1
Annex G CPF XVII’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011	G-1
Annex H Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2010	H-1
Annex I Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011	I-1
Annex J Aimco OP’s Current Report on Form 8-K, dated July 28, 2011	J-1
EX-5.1
EX-5.2
EX-23.1
EX-23.2
EX-23.3
EX-23.6
EX-23.7
EX-23.8
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6

iii

SUMMARY TERM SHEET

This summary term sheet highlights the material information with respect to the merger, the merger agreement and the other matters described herein. It may not contain all of the information that is important to you. You are urged to carefully read the entire information statement/prospectus and the other documents referred to in this information statement/prospectus, including the merger agreement. Aimco, Aimco OP, Fox Partners, or Fox, and Aimco’s subsidiaries that may be deemed to directly or indirectly beneficially own Series A Units are referred to herein, collectively, as the “Aimco Entities.”

•	The Merger: CPF XVII has entered into an agreement and plan of merger with the Aimco Subsidiary and Aimco OP. Under the merger agreement, at the effective time of the merger, the Aimco Subsidiary will be merged with and into CPF XVII, with CPF XVII as the surviving entity. A copy of the merger agreement is attached as Annex A to this information statement/prospectus. You are encouraged to read the merger agreement carefully in its entirety because it is the legal agreement that governs the merger.

•	Merger Consideration: In the merger, each Series A Unit will be converted into the right to receive, at the election of the holder of such Series A Unit, either $311.18 in cash or equivalent value in OP Units, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly). The number of OP Units issuable with respect to each Series A Unit will be calculated by dividing the $311.18 per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. For a full description of the determination of the merger consideration, see “The Merger — Determination of Merger Consideration” beginning on page 41.

•	Fairness of the Merger: Although the Aimco Entities have interests that may conflict with those of CPF XVII’s unaffiliated limited partners, each of the Aimco Entities believe that the merger is fair to the unaffiliated limited partners of CPF XVII. See “Special Factors — Fairness of the Transaction” beginning on page 6. The merger consideration of $311.18 per Series A Unit was based on independent third party appraisals of CPF XVII’s three properties that relate to the Series A Units by Cogent Realty Advisors, LLC, or CRA, an independent valuation firm.

•	Opinion of Financial Advisor: In connection with the merger, Duff & Phelps, LLC, or Duff & Phelps, has delivered its written opinion to the boards of directors of Aimco, the general partner of Aimco OP and the managing general partner of CPF XVII’s general partner to the effect that, as of July 28, 2011, the cash consideration offered in the merger is fair, from a financial point of view, to the unaffiliated limited partners of CPF XVII. The full text of Duff & Phelps’s written opinion, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Duff & Phelps in connection with its opinion, is attached to this information statement/prospectus as Annex C. You are encouraged to read Duff & Phelps’s opinion, and the section entitled “Special Factors — Opinion of Financial Advisor” beginning on page 15, carefully and in their entirety. Duff & Phelps’s opinion was directed to the boards of directors of Aimco, the general partner of Aimco OP and the managing general partner of CPF XVII’s general partner, and addresses only the fairness to the unaffiliated limited partners of CPF XVII, from a financial point of view, of the cash consideration offered to them in the merger as of the date of the opinion. Duff & Phelps’s opinion did not address any other aspect of the merger and was not intended to and does not constitute a recommendation as to how any party should vote or act with respect to the merger or any matter relating thereto.

•	Effects of the Merger: After the merger, Aimco OP will own all of the outstanding Series A Units. As a result, after the merger, you will cease to have any rights with respect to the Series A Units. The Series B Units will not be affected by the merger and will remain outstanding following consummation of the merger. See “Special Factors — Effects of the Merger,” beginning on page 5.

•	Appraisal Rights: Pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner who holds Series A Units with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under Delaware law, and which will enable a limited partner to obtain an appraisal of the value of the limited partner’s Series A Units in connection with the merger. See “The Merger — Appraisal Rights,” beginning on page 43. A description of the appraisal rights being provided, and the procedures that a limited partner who holds Series A Units must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

•	Parties Involved:

•	Century Properties Fund XVII, LP, or CPF XVII, is a Delaware limited partnership formed on September 18, 2008, following a redomestication of the partnership from California to Delaware. CPF XVII owns and operates four investment properties: the Peakview Place Apartments, which consists of a 296 unit apartment project located in Englewood, Colorado, or the Peakview Property; the Creekside Apartments, a 328 unit apartment project located in Denver, Colorado, or the Creekside Property; and The Village in the Woods Apartments, a 530 unit apartment project located in Cypress, Texas, or the Village in the Woods Property. As further described below, CPF XVII sold the Hampden Heights Apartments, a 376 unit apartment project located in Denver, Colorado, or the Hampden Heights Property, to a third party on July 22, 2011. The Hampden Heights Property was the only property that related to the Series B Units. See “Information About Century Properties Fund XVII,” beginning on page 32. CPF XVII’s principal address is 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is (864) 239-1000.

•	Apartment Investment and Management Company, or Aimco, is a Maryland corporation that is a self-administered and self-managed real estate investment trust, or REIT. Aimco’s principal financial objective is to provide predictable and attractive returns to its stockholders. Aimco’s common stock is listed and traded on the NYSE under the symbol “AIV.” See “Information about the Aimco Entities,” beginning on page 31. Aimco’s principal address is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and its telephone number is (303) 757-8101.

•	AIMCO Properties, L.P., or Aimco OP, is a Delaware limited partnership which, through its operating divisions and subsidiaries, holds substantially all of Aimco’s assets and manages the daily operations of Aimco’s business and assets. See “Information about the Aimco Entities,” beginning on page 31. Aimco OP’s principal address is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and its telephone number is (303) 757-8101.

•	AIMCO CPF XVII Merger Sub LLC, or the Aimco Subsidiary, is a Delaware limited liability company formed for the purpose of consummating the merger with CPF XVII. The Aimco Subsidiary is a direct wholly-owned subsidiary of Aimco OP. See “Information about the Aimco Entities,” beginning on page 31.

•	Reasons for the Merger: Aimco and Aimco OP are in the business of acquiring, owning and managing apartment properties such as the four properties owned by CPF XVII. Aimco and Aimco OP have decided to proceed with the merger as a means of acquiring CPF XVII’s remaining three properties in a manner that they believe (i) provides fair value to limited partners, (ii) offers limited partners an opportunity to receive immediate liquidity, or defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly), and (iii) relieves CPF XVII of the expenses associated with a sale of the properties, including marketing and other transaction costs. The Aimco Entities decided to proceed with the merger at this time for the following reasons:

•	In the absence of a transaction, limited partners of CPF XVII who hold Series A Units have only limited options to liquidate their investment in CPF XVII. The Series A Units are not traded on an exchange or other reporting system, and transactions in the securities are limited and sporadic.

•	The value of the properties owned by CPF XVII is not sufficient to justify its continued operation as a public company. As a public company with a significant number of unaffiliated limited partners, CPF XVII incurs costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns and partner Schedule K-1s, periodic SEC reports and other expenses. The Aimco Entities estimate these costs to be approximately $113,000 per year. The merger will eliminate a significant amount of these costs. As a result of the merger, Aimco OP will become the sole holder of Series A Units. In addition, CPF XVII sold the Hampden Heights Property to a third party on July 22, 2011. After the distribution of the net sale proceeds to CPF XVII’s partners, the Series B Units will be terminated and Aimco OP will then be the sole limited partner of CPF XVII, thus allowing the partnership to eliminate costs associated with being a public company.

•	CPF XVII has been operating at a loss for the past several years. Starting in 2009, Aimco OP has made loans of approximately $4,604,000 to CPF XVII to help fund operating expenses at all of CPF XVII’s properties. CPF XVII may receive additional advances of funds from Aimco OP, although Aimco OP is not obligated to provide such advances. If the Aimco Entities acquire 100% ownership of CPF XVII, they will have greater flexibility in financing and operating its properties.

•	Conflicts of Interest: Fox is the general partner of CPF XVII and is indirectly wholly-owned by Aimco. Fox Capital Management Corporation, or FCMC, is the managing general partner of Fox and is wholly-owned by AIMCO/IPT, Inc., an affiliate of Aimco. Therefore, Fox and FCMC have a conflict of interest with respect to the merger, which could result in the approval of a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. See, “The Merger — Conflicts of Interest,” beginning on page 43.

•	Risk Factors: In evaluating the merger agreement and the merger, CPF XVII limited partners should carefully read this information statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 20. Some of the risk factors associated with the merger are summarized below:

•	Aimco owns Fox, the general partner of CPF XVII. As a result, Fox has a conflict of interest in the merger. A transaction with a third party in the absence of this conflict could result in better terms or greater consideration to CPF XVII’s limited partners who hold Series A Units.

•	CPF XVII limited partners who receive cash may recognize taxable gain in the merger and that gain could exceed the merger consideration.

•	There are a number of significant differences between Series A Units and Aimco OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For more information regarding those differences, see “Comparison of Series A Units and Aimco OP Units,” beginning on page 64.

•	CPF XVII limited partners may elect to receive OP Units as merger consideration, and there are risks related to an investment in OP Units, including the fact that there are restrictions on transferability of OP Units; there is no public market for OP Units; and there is no assurance as to the value that might be realized upon a future redemption of OP Units.

•	Material United States Federal Income Tax Consequences of the Merger: In general, any payment of cash for Series A Units will be treated as a sale of such Series A Units by the holder thereof, and any exchange of Series A Units for OP Units under the terms of the merger agreement will be treated, in accordance with sections 721 and 731 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, as a tax free transaction, except to the extent described in “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Merger,” beginning on page 69.

The foregoing is a general discussion of the material U.S. federal income tax consequences of the merger. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the U.S. federal income tax laws. The particular tax consequences of the merger to you will depend on a number of factors related to your tax situation. You should review “Material United States Federal Income Tax Considerations,” herein and consult your tax advisors for a full understanding of the tax consequences to you of the merger.

SPECIAL FACTORS

Purposes, Alternatives and Reasons for the Merger

Aimco and Aimco OP are in the business of acquiring, owning and managing apartment properties such as the four properties owned by CPF XVII, and have decided to proceed with the merger as a means of acquiring three of the four properties currently owned by CPF XVII in a manner that they believe (i) provides fair value to limited partners, (ii) offers limited partners an opportunity to receive immediate liquidity, or defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly), and (iii) relieves CPF XVII of the expenses associated with a sale of these three properties, including marketing and other transaction costs.

The Aimco Entities decided to proceed with the merger at this time for the following reasons:

•	In the absence of a transaction, limited partners of CPF XVII who hold Series A Units have only limited options to liquidate their investment in CPF XVII. The Series A Units are not traded on an exchange or other reporting system, and transactions in the securities are limited and sporadic.

•	The value of the properties owned by CPF XVII is not sufficient to justify its continued operation as a public company. As a public company with a significant number of unaffiliated limited partners, CPF XVII incurs costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns and partner Schedule K-1s, periodic SEC reports and other expenses. The Aimco Entities estimate these costs to be approximately $113,000 per year. The merger will eliminate a significant amount of these costs. As a result of the merger, Aimco OP will become the sole holder of Series A Units. In addition, CPF XVII sold the Hampden Heights Property to a third party on July 22, 2011. After the distribution of the net sale proceeds to CPF XVII’s partners, the Series B Units will be terminated and Aimco OP will then be the sole limited partner of CPF XVII, thus allowing the partnership to eliminate costs associated with being a public company.

•	CPF XVII has been operating at a loss for the past several years. Starting in 2009, Aimco OP has made loans of $4,604,000 to CPF XVII to help fund operating expenses at all of CPF XVII’s properties. CPF XVII may receive additional advances of funds from Aimco OP, although Aimco OP is not obligated to provide such advances. If the Aimco Entities acquire 100% ownership of CPF XVII, they will have greater flexibility in financing and operating its properties.

Before deciding to proceed with the merger, Fox and the other Aimco Entities considered the alternatives described below:

Continuation of CPF XVII as a Public Company Operating the Properties.  Fox and the Aimco Entities did not consider operating CPF XVII as a public company in the long term as a viable alternative primarily because of the costs associated with preparing financial statements, tax returns, periodic SEC reports and other expenses, and the inability of CPF XVII to generate sufficient funds to cover operating expenses without advances from Aimco OP which may not be available in the future.

Liquidation of CPF XVII.  As discussed above, Fox and the other Aimco Entities considered a liquidation of CPF XVII in which CPF XVII’s properties would be marketed and sold to third parties for cash, with any net proceeds remaining after payment of all liabilities distributed to CPF XVII’s limited partners. The primary advantage of such a transaction would be that the sale prices would reflect arm’s-length negotiations and might therefore be higher than the appraised values which have been used to determine the merger consideration. Fox and the Aimco Entities rejected this alternative because of: (i) the risk that a third party purchaser might not be found that would offer a satisfactory price; (ii) the costs imposed on CPF XVII in connection with marketing and selling the properties; and (iii) the fact that limited partners would recognize taxable gain on the sales. Fox and the other Aimco Entities evaluated a sale of the Village in the Woods Property to a third party in early 2009 but were unable to find a third-party buyer that was willing to buy the property at a price that was acceptable to Fox. Also, Fox determined that an assumption of the existing loans would require a partial loan paydown because of lender loan-to-value requirements.

Contribution of properties to Aimco OP.  The Aimco Entities considered a transaction in which CPF XVII’s properties would be contributed to Aimco OP in exchange for OP Units. The primary advantage of such a transaction would be that CPF XVII limited partners would not recognize taxable gain. The Aimco Entities rejected this alternative because it would not offer limited partners an opportunity for immediate liquidity.

Effects of the Merger

The Aimco Entities believe that the merger will have the following benefits and detriments to unaffiliated limited partners of CPF XVII who hold Series A Units, CPF XVII and the Aimco Entities:

Benefits to Unaffiliated Limited Partners.  The merger is expected to have the following principal benefits to unaffiliated limited partners of CPF XVII who hold Series A Units:

Liquidity.  Limited partners are given a choice of merger consideration and may elect to receive either cash or OP Units in the merger in exchange for their Series A Units, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly). Limited partners who receive the cash consideration will receive immediate liquidity with respect to their investment.

Option to Defer Taxable Gain.  Limited partners who receive OP Units in the merger may defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly).

Diversification.  Limited partners who receive OP Units in the merger in exchange for their Series A Units will have the opportunity to participate in Aimco OP, which has a more diversified property portfolio than CPF XVII.

Benefits to CPF XVII.  The merger is expected to have the following principal benefits to CPF XVII:

Elimination of Costs Associated with SEC Reporting Requirements and Multiple Limited Partners.  As discussed above, it is anticipated that Aimco will be the sole limited partner of CPF XVII following consummation of the merger and the termination of the Series B Units, at which point CPF XVII will cease filing periodic reports with the SEC. As a result, CPF XVII will then no longer incur costs associated with preparing audited financial statements, unaudited quarterly financial statements, tax returns and partner Schedule K-1s, periodic SEC reports and other expenses. The Aimco Entities estimate these expenses to be approximately $113,000 per year. The merger will eliminate a significant amount of these costs.

Benefits to the Aimco Entities.  The merger is expected to have the following principal benefits to the Aimco Entities:

Increased Interest in CPF XVII.  Upon completion of the merger, Aimco OP will be the sole holder of Series A Units. As a result, the Aimco Entities will receive all of the benefit from any future appreciation in value of the three properties that relate to the Series A Units after the merger, and any future income from such properties.

Detriments to Unaffiliated Limited Partners.  The merger is expected to have the following principal detriments to unaffiliated limited partners of CPF XVII who hold Series A Units:

Taxable Gain.  Limited partners who receive the cash consideration in exchange for their Series A Units may recognize taxable gain in the merger that could exceed the merger consideration. In addition, limited partners who receive OP Units in the merger could recognize taxable gain if Aimco subsequently sells any of the three properties of CPF XVII that relate to the Series A Units.

Risks Related to OP Units.  Limited partners who receive OP Units in the merger in exchange for their Series A Units will be subject to the risks related to an investment in OP Units, as described in greater detail under the heading “Risk Factors — Risks Related to an Investment in OP Units.”

Conflicts of Interest; No Separate Representation of Unaffiliated Limited Partners.  Fox is the general partner of CPF XVII and is indirectly wholly-owned by Aimco. FCMC is the managing general partner of Fox and is wholly-owned by AIMCO/IPT, Inc., an affiliate of Aimco. Therefore, Fox and FCMC have a conflict of interest with respect to the merger, which could result in the approval of a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. The general partner’s desire to seek the best possible terms for CPF XVII’s limited partners conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP. In negotiating the merger agreement, no one separately represented the interests of the unaffiliated limited partners of CPF XVII who hold Series A Units. If an independent advisor had been engaged, it is possible that such advisor could have negotiated better terms for CPF XVII’s unaffiliated limited partners who hold Series A Units.

Detriments to CPF XVII.  The merger is not expected to have any detriments to CPF XVII.

Detriments to the Aimco Entities.  The merger is expected to have the following principal detriments to the Aimco Entities:

Increased Interest in CPF XVII.  Upon completion of the merger and the distribution of the remaining net proceeds attributable to the Series B Units, the Aimco Entities’ interest in the net book value of CPF XVII will increase from 70.5% to 100%, or from a deficit of $23,938,000 to a deficit of $33,960,000 as of December 31, 2010, and their interest in the losses from continuing operations of CPF XVII will increase from 70.5% to 100%, or from $1,327,000 to $1,883,000 for the period ended December 31, 2010. Upon completion of the merger, Aimco OP will own all of the outstanding Series A Units of CPF XVII. As a result, Aimco OP will bear the burden of all future operating or other losses of CPF XVII, as well as any decline in the value of CPF XVII’s properties.

Burden of Capital Expenditures.  Upon completion of the merger, the Aimco Entities will have sole responsibility for providing any funds necessary to pay for capital expenditures at the three properties that relate to the Series A Units.

Material United States Federal Income Tax Consequences of the Merger

For a discussion of the material U.S. federal income tax consequences of the merger, see “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Merger,” beginning on page 69.

Fairness of the Transaction

Factors in Favor of Fairness Determination.  The Aimco Entities (including Fox as general partner of CPF XVII) believe that the merger is advisable, fair to and in the best interests of CPF XVII and its unaffiliated limited partners. In support of such determination, the Aimco Entities considered the following factors:

•	The merger consideration of $311.18 per Series A Unit was based on independent third party appraisals of each of the three underlying properties by CRA, an independent valuation firm.

•	Duff & Phelps has delivered its written opinion to the boards of directors of Aimco, the general partner of Aimco OP and the managing general partner of CPF XVII’s general partner to the effect that, as of July 28, 2011, based upon and subject to the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Duff & Phelps in connection with its opinion, the cash consideration offered in the merger is fair, from a financial point of view, to the unaffiliated limited partners of CPF XVII.

•	The merger consideration is greater than the Aimco Entities’ estimate of liquidation value because there was no deduction for certain amounts that would be payable upon an immediate sale of the three underlying properties, such as transaction costs related to the sale and prepayment penalties on the mortgage debt for the Peakview Property and the Village in the Woods Property, currently estimated to be approximately $3,952,900 and $7,214,900, respectively, as well as prepayment penalties that would apply (based on current interest rates) if the Creekside Property was sold after the expiration of the current lockout period (during which a prepayment of the mortgage debt is prohibited) in June 2013.

•	The merger consideration is equal to the Aimco Entities’ estimate of going concern value, calculated as the aggregate appraised value of the three underlying properties, plus the amount of any other assets, less the amount of CPF XVII’s liabilities, including the market value of mortgage debt (but without deducting any prepayment penalties thereon), in each case, that relate to the Series A Units.

•	The mark-to-market adjustment to the mortgage debt encumbering CPF XVII’s properties is less than the prepayment penalties that would be payable upon an immediate sale of the Peakview Property and the Village in the Woods Property and the prepayment penalties that would be payable (based on current interest rates) upon a sale of the Creekside Property after the expiration of the current lockout period.

•	The merger consideration exceeds the net book value per Series A Unit (an estimated deficit of $359.27 per Series A Unit at March 31, 2011).

•	The appraised value of the Creekside Property relied on to determine the merger consideration is higher than a January 2011 lender appraisal for the Creekside Property, which indicated a market value of $18,400,000 as of November 15, 2010.

•	Limited partners may defer recognition of taxable gain by electing to receive OP Units in the merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly).

•	The number of OP Units issuable to limited partners in the merger will be determined based on the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger.

•	Limited partners who receive the cash consideration will achieve immediate liquidity with respect to their investment.

•	Limited partners who receive OP Units in the merger will have the opportunity to participate in Aimco OP, which has a more diversified property portfolio than CPF XVII.

•	Although limited partners who hold Series A Units are not entitled to dissenters’ appraisal rights under Delaware law, the merger agreement provides them with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights that are available to stockholders in a corporate merger under Delaware law.

•	Although the merger agreement may be terminated by either side at any time, Aimco OP and the Aimco Subsidiary are very likely to complete the merger on a timely basis.

•	Unlike a typical property sale agreement, the merger agreement contains no indemnification provisions, so there is no risk of subsequent reduction of the proceeds.

•	In contrast to a sale of the properties to a third party, which would involve marketing and other transaction costs, Aimco OP has agreed to pay all expenses associated with the merger.

•	The merger consideration is greater than the prices at which CPF XVII Units have recently sold in the secondary market ($25.00 to $175.00 per CPF XVII Unit) from January 1, 2010 through July 21, 2011.

•	The merger consideration is greater than the prices at which CPF XVII Units have historically sold in the secondary market ($95.00 to $161.00 per CPF XVII Unit) from January 1, 2009 through December 31, 2009.

Factors Not in Favor of Fairness Determination.  In addition to the foregoing factors, the Aimco Entities also considered the following countervailing factors:

•	Fox, the general partner of CPF XVII, and FCMC, the managing general partner of Fox, have substantial conflicts of interest with respect to the merger as a result of (i) the fiduciary duties Fox owes to unaffiliated limited partners, who have an interest in receiving the highest possible consideration, and (ii) the fiduciary duties FCMC (which acts on behalf of Fox) owes to its sole stockholder, an affiliate of Aimco, which has an interest in obtaining the three underlying properties for the lowest possible consideration.

•	The terms of the merger were not approved by any independent directors.

•	An unaffiliated representative was not retained to act solely on behalf of the unaffiliated limited partners who hold Series A Units for purposes of negotiating the merger agreement on an independent, arm’s-length basis, which might have resulted in better terms for the unaffiliated limited partners.

•	The merger agreement does not require the approval of any unaffiliated limited partners.

•	In calculating the merger consideration, the market value of the mortgage debt encumbering the three properties that relate to the Series A Units was deducted, which resulted in less merger consideration than would have been the case if the aggregate amount outstanding was deducted.

•	Limited partners who receive the cash consideration in the merger in exchange for their Series A Units may recognize taxable gain that could exceed the merger consideration.

•	Limited partners who receive OP Units in the merger in exchange for their Series A Units could recognize taxable gain if Aimco subsequently sells any of the three properties of CPF XVII subject to the merger.

•	Limited partners who receive OP Units in the merger will be subject to the risks related to an investment in OP Units, as described in greater detail under the heading “Risk Factors — Risks Related to an Investment in OP Units.”

•	CRA, the valuation firm that appraised the three underlying properties, has performed work for Aimco OP and its affiliates in the past, and this pre-existing relationship could negatively impact CRA’s independence.

The Aimco Entities did not assign relative weights to the above factors in reaching their decision that the merger is fair to CPF XVII and its unaffiliated limited partners. However, in determining that the benefits of the proposed merger outweigh the costs and risks, they relied primarily on the following factors: (i) the merger consideration of $311.18 per Series A Unit is based on independent third party appraisals of the three underlying properties, (ii) the Duff & Phelps opinion that, as of July 28, 2011, based upon and subject to the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Duff & Phelps in connection with its opinion, the cash consideration offered in the merger is fair, from a financial point of view, to the unaffiliated limited partners of CPF XVII; (iii) limited partners may defer recognition of taxable gain by electing to receive OP Units in the merger (except in certain jurisdictions) and (iv) limited partners who hold Series A Units are entitled to contractual dissenters’ appraisal rights. The Aimco Entities were aware of, but did not place much emphasis on, information regarding prices at which CPF XVII Units may have sold in the secondary market because they do not view that information as a reliable measure of value. The CPF XVII Units are not traded on an exchange or other reporting system, and transactions in the secondary market are very limited and sporadic. In addition, some of the historical prices of the CPF XVII Units are not comparable to current value because of intervening events, including the creation of two series of CPF XVII Units, distributions to limited partners and advances from Fox.

Procedural Fairness.  The Aimco Entities determined that the merger is fair from a procedural standpoint despite the absence of any customary procedural safeguards, such as the engagement of an unaffiliated representative, the approval of independent directors or approval by a majority of unaffiliated limited partners. In making this determination, the Aimco Entities relied primarily on the dissenters’ appraisal rights provided to unaffiliated holders of Series A Units under the merger agreement that are similar to the dissenters’ appraisal rights available to stockholders in a corporate merger under Delaware law.

The Appraisals

Selection and Qualifications of Independent Appraiser.  Fox, in its capacity as the general partner of CPF XVII, retained the services of CRA to appraise the market value of the Peakview Property, the Creekside Property and the Village in the Woods Property. CRA is an experienced independent valuation consulting firm that has performed appraisal services for Aimco OP and its affiliates in the past. Aimco OP believes that its relationship with CRA had no negative impact on its independence in conducting the appraisals related to the merger.

Factors Considered.  CRA performed complete appraisals of the Peakview Property, the Creekside Property and the Village in the Woods Property. CRA has represented that its reports were prepared in conformity with the Uniform Standards of Professional Appraisal Practice, as promulgated by the Appraisal Standards Board of the Appraisal Foundation and the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. CPF XVII furnished CRA with all of the necessary information requested by CRA in connection with the appraisals. The appraisals were not prepared in conjunction with a request for a specific value or a value within a given range. In preparing its valuation of each property, CRA, among other things:

•	Inspected the property and its environs;

•	Reviewed demographic and other socioeconomic trends pertaining to the city and region where the property is located;

•	Examined regional apartment, office and retail market conditions, with special emphasis on the property’s submarket;

•	Investigated lease and sale transactions involving comparable properties in the influencing market;

•	Reviewed the existing rent roll and discussed the leasing status with the building manager and leasing agent. In addition, CRA reviewed the property’s recent operating history and those of competing properties;

•	Utilized appropriate appraisal methodology to derive estimates of value; and

•	Reconciled the estimates of value into a single value conclusion.

Summary of Approaches and Methodologies Employed.  The following summary describes the approaches and analyses employed by CRA in preparing the appraisals. CRA principally relied on two approaches to valuation: (i) the income capitalization approach and (ii) the sales comparison approach.

The income capitalization approach is based on the premise that value is derived by converting anticipated benefits into property value. Anticipated benefits include the present value of the net income and the present value of the net proceeds resulting from the re-sale of the property. CRA reported that each property has an adequate operations history to determine its income-producing capabilities over the near future. In addition, performance levels of competitive properties served as an adequate check as to the reasonableness of each property’s actual performance. As such, the income capitalization approach was utilized in the appraisal of each property.

As part of the income capitalization approach, CRA used the direct capitalization method to estimate a value for the Peakview Property, the direct capitalization method to estimate a value for the Creekside Property and the direct capitalization method to estimate a value for the Village in the Woods Property. According to CRA’s reports, the basic steps in the direct capitalization analysis are as follows: (i) calculate potential gross income from all sources that a competent owner could legally generate; (ii) estimate and deduct an appropriate vacancy and collection loss factor to arrive at effective gross income; (iii) estimate and deduct operating expenses that would be expected during a stabilized year to arrive at a probable net operating income; (iv) develop an appropriate overall capitalization rate to apply to the net operating income; and (v) estimate value by dividing the net operating income by the overall capitalization rate. In addition, any adjustments to account for differences between the current conditions and stabilized conditions are also considered. The assumptions utilized by CRA with respect to each property are set forth below. The property-specific assumptions were determined by CRA to be reasonable based on its review of historical operating and financial data for each property and comparison of said data to the operating statistics of similar properties in the influencing market areas. The capitalization rate for each property was determined to be reasonable by CRA based on its review of applicable data ascertained within the market in which each property is located.

The sales comparison approach is an estimate of value based upon a process of comparing recent sales of similar properties in the surrounding or competing areas to the subject property. This comparative process involves judgment as to the similarity of the subject property and the comparable sales with respect to many value factors such as location, contract rent levels, quality of construction, reputation and prestige, age and condition, and the interest transferred, among others. The value estimated through this approach represents the probable price at which the subject property would be sold by a willing seller to a willing and knowledgeable buyer as of the date of value. The reliability of this technique is dependent upon the availability of comparable sales data, the verification of the sales data, the degree of comparability and extent of adjustment necessary for differences, and the absence of atypical conditions affecting the individual sales prices. CRA reported that the volume of sales activity recently accelerated in response to improvement realized in economic conditions, and that its research revealed adequate sales activity to form a reasonable estimation of each of the subject property’s market value pursuant to the sales comparison approach. For each of the appraisals, CRA conducted research in each market in an attempt to locate sales of properties similar to each of the appraised properties. The results of CRA’s research indicated that an adequate number of comparable sales were obtained from the local markets in which the Peakview Property, the Creekside Property and the Village in the Woods Property are located.

In each of the appraisals, numerous sales were uncovered and the specific sales included in the appraisal reports were deemed representative of the most comparable data available at the time the appraisals were prepared. Important criteria utilized in selecting the most comparable data included: conditions under which the sale occurred (i.e. seller and buyer were typically motivated); date of sale — every attempt was made to utilize recent sales transactions; sales were selected based on their physical similarity to the appraised property; transactions were selected based on the similarity of location between the comparable and appraised property; and, similarity of economic characteristics between the comparable and appraised property. Sales data that may have been uncovered during the course of research that was not included in the appraisal did not meet the described criteria and/or could not be adequately confirmed.

According to CRA’s reports, the basic steps in processing the sales comparison approach are outlined as follows: (i) research the market for recent sales transactions, listings, and offers to purchase or sell of properties similar to the subject property; (ii) select a relevant unit of comparison and develop a comparative analysis; (iii) compare comparable sale properties with the subject property using the elements of comparison and adjust the price of each comparable to the subject property; and (iv) reconcile the various value indications produced by the analysis of the comparables.

The final step in the appraisal process is the reconciliation of the value indicators into a single value estimate. CRA reviewed each approach in order to determine its appropriateness relative to each property. The accuracy of the data available and the quantity of evidence were weighted in each approach. For the appraisal of the Peakview Property, the Creekside Property and the Village in the Woods Property, CRA placed primary emphasis on the income capitalization approach to valuation, and the direct capitalization approach was considered in the conclusion of value for each property. For each property, CRA relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach was utilized as a means to support the value conclusion rendered for the Peakview Property, the Creekside Property and the Village in the Woods Property pursuant to the income capitalization approach.

Peakview Property

Summary of Independent Appraisal of the Peakview Property.  CRA performed a complete appraisal of the Peakview Property. The appraisal report of the Peakview Property is dated March 15, 2011, and indicates that the estimated market value of the Peakview Property was $27,100,000 as of February 23, 2011. The appraisal report was updated by CRA as reflected in CRA’s supplemental letter dated June 17, 2011. The appraisal report, as updated by the supplemental letter, provides an estimate of the property’s market value as of May 31, 2011. The summary set forth below describes the material conclusions reached by CRA based on the value determined under the valuation approaches and subject to the assumptions and limitations described below. According to CRA’s report, as updated by the supplemental letter, the estimated market value of the Peakview Property was $28,000,000 as of May 31, 2011. The following is a summary of the appraisal report dated March 15, 2011, as updated by the supplemental letter dated June 17, 2011.

Extraordinary Assumption.  In connection with the preparation of its March 2011 appraisal report of the Peakview Property, CRA inspected the property on February 23, 2011. CRA noted that a physical inspection of the Peakview Property and its environs was not conducted in conjunction with the June 2011 supplemental letter, and that it is assumed for purposes of the June 2011 supplemental letter that the Peakview Property is in a similar state of repair and condition, and that neighborhood conditions and composition are consistent with observations noted on February 23, 2011.

Valuation under Income Capitalization Approach.  Using the income capitalization approach, CRA performed a direct capitalization analysis to derive a value for the Peakview Property. The direct capitalization analysis resulted in a valuation conclusion for the Peakview Property of approximately $28,000,000 as of May 31, 2011.

The assumptions employed by CRA to determine the value of the Peakview Property under the income capitalization approach using the direct capitalization method included:

•	potential gross income from apartment unit rentals of $257,145 per month or $3,085,740 for the appraised year;

•	a 7.0% allowance attributable to loss to lease;

•	concession allowance of 1.0% of the gross rent potential;

•	a combined vacancy and collection loss factor of 4.0%;

•	estimated utility income of $162,800, or $550 per unit;

•	estimated other income of $192,400, or $650 per unit;

•	total estimated expenses of $1,250,640; and

•	capitalization rate of 6.50%.

Using the direct capitalization method, CRA calculated the value of the Peakview Property by dividing the stabilized net operating income of $1,820,011 by the concluded overall capitalization rate of 6.50%.

CRA calculated the value conclusion of the Peakview Property under the income capitalization approach of approximately $28,000,000 as of May 31, 2011.

Valuation under Sales Comparison Approach.  CRA estimated the property value of the Peakview Property under the sales comparison approach by analyzing sales from the influencing market that were most similar to the Peakview Property in terms of age, size, tenant profile and location. CRA reported that the local market has been active in terms of investment sales of similar properties, and that adequate sales existed to formulate a value for the Peakview Property under the sales comparison approach.

The sales comparison approach resulted in a valuation conclusion for the Peakview Property of approximately $27,500,000 as of May 31, 2011.

In reaching a valuation conclusion for the Peakview Property, CRA examined and analyzed comparable sales of five properties in the influencing market. The sales reflected unadjusted sales prices ranging from $60,505 to $114,583 per unit. After adjustment, the comparable sales illustrated a value range of $85,300 to $93,856 per unit. CRA estimated a value of $93,000 per unit. Applied to the Peakview Property’s 296 units, this resulted in CRA’s total value estimate for the Peakview Property of approximately $27,500,000.

Reconciliation of Values and Conclusion of Appraisal.  For the appraisal of the Peakview Property, CRA placed primary emphasis on the value indicator produced by the income capitalization approach in the final conclusion of market value. CRA relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach is utilized as a means to support the value conclusion rendered for the Peakview Property pursuant to the income capitalization approach. The income capitalization approach using a direct capitalization analysis resulted in a value of $28,000,000, and the sales comparison approach resulted in a value of $27,500,000. CRA concluded that the market value of the Peakview Property as of May 31, 2011 was $28,000,000.

Creekside Property

Summary of Independent Appraisal of the Creekside Property.  CRA performed a complete appraisal of the Creekside Property. The appraisal report of the Creekside Property is dated March 16, 2011, and indicates that the estimated market value of the Creekside Property was $21,600,000 as of February 23, 2011. The appraisal report was updated by CRA as reflected in CRA’s supplemental letter dated June 17, 2011. The appraisal report, as updated by the supplemental letter, provides an estimate of the property’s market value as of May 31, 2011. The summary set forth below describes the material conclusions reached by CRA based on the value determined under the valuation approaches and subject to the assumptions and limitations described below. According to CRA’s report, as updated by the supplemental letter, the estimated market value of the Creekside Property was $22,400,000 as of May 31, 2011. The following is a summary of the appraisal report dated March 16, 2011, as updated by the supplemental letter dated June 17, 2011.

Extraordinary Assumption.  In connection with the preparation of its March 2011 appraisal report of the Creekside Property, CRA inspected the property on February 23, 2011. CRA noted that a physical inspection of the Creekside Property and its environs was not conducted in conjunction with the June 2011 supplemental letter, and that it is assumed for purposes of the June 2011 supplemental letter that the Creekside Property is in a similar state of repair and condition, and that neighborhood conditions and composition are consistent with observations noted on February 23, 2011.

Valuation under Income Capitalization Approach.  Using the income capitalization approach, CRA performed a direct capitalization analysis to derive a value for the Creekside Property. The direct capitalization analysis resulted in a valuation conclusion for the Creekside Property of approximately $22,400,000 as of May 31, 2011.

The assumptions employed by CRA to determine the value of the Creekside Property under the income capitalization approach using the direct capitalization method included:

•	potential gross income from apartment unit rentals of $239,976 per month or $2,879,712 for the appraised year;

•	a 12.0% allowance attributable to loss to lease;

•	concession allowance of 0.5% of the gross rent potential;

•	a combined vacancy and collection loss factor of 4.0%;

•	estimated utility income of $154,160, or $470 per unit;

•	estimated other income of $213,200, or $650 per unit;

•	total estimated expenses of $1,373,198; and

•	capitalization rate of 6.25%.

Using the direct capitalization method, CRA calculated the value of the Creekside Property by dividing the stabilized net operating income of $1,398,722 by the concluded overall capitalization rate of 6.25%.

CRA calculated the value conclusion of the Creekside Property under the income capitalization approach of approximately $22,400,000 as of May 31, 2011.

Valuation under Sales Comparison Approach.  CRA estimated the property value of the Creekside Property under the sales comparison approach by analyzing sales from the influencing market that were most similar to the Creekside Property in terms of age, size, tenant profile and location. CRA reported that the local market has been active in terms of investment sales of similar properties, and that adequate sales existed to formulate a value for the Creekside Property under the sales comparison approach.

The sales comparison approach resulted in a valuation conclusion for the Creekside Property of approximately $22,100,000 as of May 31, 2011.

In reaching a valuation conclusion for the Creekside Property, CRA examined and analyzed comparable sales of five properties in the influencing market. The sales reflected unadjusted sales prices ranging from $60,505 to $84,961 per unit. After adjustment, the comparable sales illustrated a value range of $62,036 to $72,217 per unit.. CRA estimated a value of $67,500 per unit. Applied to the Creekside Property’s 328 units, this resulted in CRA’s total value estimate for the Creekside Property of approximately $22,100,000.

Reconciliation of Values and Conclusion of Appraisal.  For the appraisal of the Creekside Property, CRA place primary emphasis on the value indicator produced by the income capitalization approach in the final conclusion of market value. CRA relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach is utilized as a means to support the value conclusion rendered for the Creekside Property pursuant to the income capitalization approach. The income capitalization approach using a direct capitalization analysis resulted in a value of $22,400,000, and the sales comparison approach resulted in a value of $22,100,000. CRA concluded that the market value of the Creekside Property as of May 31, 2011 was $22,400,000.

Village in the Woods Property

Summary of Independent Appraisal of the Village in the Woods Property.  CRA performed a complete appraisal of the Village in the Woods Property. The appraisal report of the Village in the Woods Property is dated March 21, 2011, and indicates that the estimated market value of the Village in the Woods Property was $28,500,000 as of March 2, 2011. The appraisal report was updated by CRA as reflected in CRA’s supplemental letter dated June 3, 2011. The appraisal report, as updated by the supplemental letter, provides an estimate of the property’s market value as of May 31, 2011. The summary set forth below describes the material conclusions reached by CRA based on the value determined under the valuation approaches and subject to the assumptions and limitations described below. According to CRA’s report, as updated by the supplemental letter, the estimated market value of the Village in the Woods Property was $28,700,000 as of May 31, 2011. The following is a summary of the appraisal report dated March 21, 2011, as updated by the supplemental letter dated June 3, 2011.

Extraordinary Assumption.  In connection with the preparation of its March 2011 appraisal report of the Village in the Woods Property, CRA inspected the property on March 2, 2011. CRA noted that a physical inspection of the Village in the Woods Property and its environs was not conducted in conjunction with the June 2011 supplemental letter, and that it is assumed for purposes of the June 2011 supplemental letter that the Village in the Woods Property is in a similar state of repair and condition, and that neighborhood conditions and composition are consistent with observations noted on March 2, 2011.

Valuation under Income Capitalization Approach.  Using the income capitalization approach, CRA performed a direct capitalization analysis to derive a value for the Village in the Woods Property. The direct capitalization analysis resulted in a valuation conclusion for the Village in the Woods Property of approximately $28,700,000 as of May 31, 2011.

The assumptions employed by CRA to determine the value of the Village in the Woods Property under the income capitalization approach using the direct capitalization method included:

•	potential gross income from apartment unit rentals of $353,700 per month or $4,244,400 for the appraised year;

•	no allowance attributable to loss to lease;

•	concession allowance of 2.0% of the gross rent potential;

•	a combined vacancy and collection loss factor of 7.0%;

•	estimated utility income of $246,450, or $465 per unit;

•	estimated other income of $291,500, or $550 per unit;

•	total estimated expenses of $2,319,726; and

•	capitalization rate of 7.25%.

Using the direct capitalization method, CRA calculated the value of the Village in the Woods Property by dividing the stabilized net operating income of $2,080,628 by the concluded overall capitalization rate of 7.25%.

CRA calculated the value conclusion of the Village in the Woods Property under the income capitalization approach of approximately $28,700,000 as of May 31, 2011.

Valuation under Sales Comparison Approach.  CRA estimated the property value of the Village in the Woods Property under the sales comparison approach by analyzing sales from the influencing market that were most similar to the Village in the Woods Property in terms of age, size, tenant profile and location. CRA reported that the local market has been active in terms of investment sales of similar properties, and that adequate sales existed to formulate a value for the Village in the Woods Property under the sales comparison approach.

The sales comparison approach resulted in a valuation conclusion for the Village in the Woods Property of approximately $26,500,000 as of May 31, 2011.

In reaching a valuation conclusion for the Village in the Woods Property, CRA examined and analyzed comparable sales of four properties in the influencing market. The sales reflected unadjusted sales prices ranging from $37,273 to $58,000 per unit. After adjustment, the comparable sales illustrated a value range of $42,228 to $55,332 per unit, with mean and median adjusted sale prices of $49,603 and $50,425 per unit, respectively. CRA reported that none of the comparable sales required a significant degree of overall adjustment, and so equal emphasis was placed on each in the final reconciliation via the sales comparison approach. CRA estimated a value of $50,000 per unit. Applied to the Village in the Woods Property’s 530 units, this resulted in CRA’s total value estimate for the Village in the Woods Property of approximately $26,500,000.

Reconciliation of Values and Conclusion of Appraisal.  For the appraisal of the Village in the Woods Property, CRA placed primary emphasis on the value indicator produced by the income capitalization approach in the final conclusion of market value. CRA relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach is utilized as a means to support the value conclusion rendered for the Village in the Woods Property pursuant to the income capitalization approach. The income capitalization approach using a direct capitalization analysis resulted in a value of $28,700,000, and the sales comparison approach resulted in a value of $26,500,000. CRA concluded that the market value of the Village in the Woods Property as of May 31, 2011 was $28,700,000.

Assumptions, Limitations and Qualifications of CRA’s Valuations.  In preparing each of the appraisals, CRA relied, without independent verification, on the information furnished by others. Each of CRA’s appraisal reports was subject to the following assumptions and limiting conditions: no responsibility was assumed for the legal description or for matters including legal or title considerations, and title to each property was assumed to be good and marketable unless otherwise stated; each property was appraised free and clear of any or all liens or encumbrances unless otherwise stated; responsible ownership and competent property management were assumed; all engineering was assumed to be correct; there were no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable, and no responsibility was assumed for such conditions or for arranging for engineering studies that may be required to discover them; there was full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance was stated, defined, and considered in the appraisal report; all applicable zoning and use regulations and restrictions have been complied with, unless nonconformity had been stated, defined, and considered in the appraisal report; all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in each report was based; the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in either report; the distribution, if any, of the total valuation in each report between land and improvements applies only under the respective stated program of utilization; unless otherwise stated in each report, the existence of hazardous substances, including without limitation, asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on each property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser’s inspection, and the appraiser had no knowledge of the existence of such materials on or in the property unless otherwise stated; the appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act; and former personal property items such as kitchen and bathroom appliances were, at the time of each appraisal report, either permanently affixed to the real estate or were implicitly part of the real estate in that tenants expect the use of such items in exchange for rent and never gain any of the rights of ownership, and the intention of the owners is not to remove the articles which are required under the implied or express warranty of habitability.

Compensation of Appraiser.  CRA’s fee for the appraisals was approximately $27,900. Aimco OP paid for the costs of the appraisals. CRA’s fee for the appraisals was not contingent on the approval or completion of the merger. Aimco OP also has agreed to indemnify CRA for certain liabilities that may arise out of the rendering of the appraisals. In addition to the appraisals performed in connection with the merger, during the prior two years, CRA has been paid approximately $212,600 for appraisal services by Aimco OP and its affiliates. Except as set forth above, during the prior two years, no material relationship has existed between CRA and CPF XVII or Aimco OP or any of their affiliates. Aimco OP believes that its relationship with CRA had no negative impact on its independence in conducting the appraisals.

Availability of Appraisal Reports.  You may obtain a full copy of CRA’s appraisals upon request, without charge, by contacting Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016; by fax at (908) 497-2349; or by telephone at (800) 217-9608. In addition, the appraisal reports have been filed with the SEC. For more information about how to obtain a copy of the appraisal reports see “Where You Can Find Additional Information.”

Opinion of Financial Advisor

Aimco OP retained Duff & Phelps to act as financial advisor to the boards of directors of Aimco, the general partner of Aimco OP, and the managing general partner of CPF XVII’s general partner in connection with their evaluation of the proposed terms of the merger.

On July 28, 2011, Duff & Phelps rendered its written opinion to the boards of directors of Aimco, the general partner of Aimco OP, and the managing general partner of CPF XVII’s general partner, to the effect that, as of July 28, 2011, based upon and subject to the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken, the cash consideration offered in the merger is fair from a financial point of view to the unaffiliated limited partners of CPF XVII.

The full text of the written opinion of Duff & Phelps, dated July 28, 2011, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Duff & Phelps in connection with the opinion, is attached as Annex C to this information statement/prospectus. You are encouraged to read the opinion carefully and in its entirety. The summary of Duff & Phelps’s opinion in this information statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

Duff & Phelps’ opinion was directed to the boards of directors of Aimco, the general partner of Aimco OP, and the managing general partner of CPF XVII’s general partner, and addressed only the fairness from a financial point of view of the cash consideration offered in the merger, as of the date of the opinion. Duff & Phelps provided its opinion for the information and assistance of the boards of directors of Aimco, the general partner of Aimco OP, and the managing general partner of CPF XVII’s general partner in connection with their evaluation of the merger. Neither Duff & Phelps’ opinion nor the summary of the opinion and the related analyses set forth in this information statement/prospectus are intended to be, and do not constitute, advice or a recommendation as to how any person should act with respect to any matters relating to the merger, or whether to proceed with the merger or any related transaction.

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

1. Reviewed the following documents:

a. Reviewed CPF XVII’s property level internal unaudited financial statements for the five months ended May 31, 2011 and CPF XVII’s property level unaudited annual financial statements for each of the three fiscal years ended December 31, 2010;

b. Reviewed other internal documents relating to the history, current operations, and probable future outlook of CPF XVII, including financial projections, provided to Duff & Phelps by the management of Aimco OP; and

c. Reviewed documents related to the merger, including certain portions of a draft of this information statement/prospectus, including a draft of the merger agreement dated as of July 22, 2011, and certain other documents related to the merger;

2. Reviewed the following information and/or documents related to the real estate holdings of CPF XVII:

a. Reviewed previously completed appraisal reports associated with the properties owned by CPF XVII prepared by CRA as of May 31, 2011 and provided to Duff & Phelps by management of Aimco OP (which appraisal reports are incorporated by reference in Exhibits 99.1 through 99.6 in this information statement/prospectus);

b. Reviewed facts and circumstances related to each of the properties owned by CPF XVII to understand factors relevant to the appraisals; and

c. Reviewed market data for each of the subject markets and assessed current supply and demand trends;

3. Reviewed the following information and/or documents related to the properties owned by CPF XVII:

a. Reviewed operating statements and balance sheets for the twelve month periods ending December 31, 2008, 2009, and 2010;

b. Reviewed the year-to-date operating statement and balance sheet for the five month period ending May 31, 2011;

c. Reviewed budgeted financial statements for the twelve month period ending December 31, 2011;

d. Reviewed rent rolls prepared as of April 2011; and

e. Discussed the information referred to above and the background and other elements of the merger with the management of Aimco OP; and

4. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its opinion with respect to the merger, Duff & Phelps made certain assumptions, qualifications and limiting conditions, which included, but were not limited to, the items summarized below:

1. Relied upon the accuracy, completeness, reliability, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources regarding or otherwise relating to the properties owned by CPF XVII, CPF XVII, the merger and/or otherwise received by it in connection with the opinion, including information obtained from Aimco OP management, and did not independently verify such information;

2. Assumed that any estimates, evaluations, forecasts or projections furnished to Duff & Phelps by management of Aimco OP were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

3. Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

4. Assumed that there has been no material change in the assets, financial condition, business, or prospects of CPF XVII or any of its owned properties since the respective dates of the appraisal reports, the most recent financial statements and the other information made available to Duff & Phelps;

5. Assumed that title to the properties owned by CPF XVII is good and marketable, that all material licenses and related regulatory approvals that are required or advisable to be obtained with respect to the properties owned by CPF XVII have been obtained and are current, and that, except as expressly disclosed in the appraisal reports, the properties owned by CPF XVII are in compliance with applicable material zoning, use, occupancy, environmental, and similar laws and regulations;

6. Assumed responsible ownership and competent property management of each of the properties owned by CPF XVII, that, except as expressly disclosed in the appraisal reports, there are no unapparent conditions with respect to any of the properties owned by CPF XVII that could affect the value of such property, and that, except as expressly disclosed in the appraisal reports, there are no hazardous substances on or near any of the properties owned by CPF XVII that could affect the value of such property;

7. Assumed that all of the conditions required to implement the merger will be satisfied and that the merger will be completed in accordance with the merger agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

8. Assumed that each of the unaffiliated limited partners elects to receive the cash consideration offered, and therefore, Duff & Phelps made no determination as to the fair value of, or fairness with respect to the OP Unit consideration.

Duff & Phelps did not evaluate CPF XVII’s solvency or conduct an independent appraisal or physical inspection of any specific liabilities (contingent or otherwise). Duff & Phelps did not evaluate the tax consequences the merger may have on any person, including any unaffiliated limited partner, and did not take any such consequences into account in rendering the opinion. Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the merger, the assets, businesses or operations of CPF XVII, or any alternatives to the merger, (ii) negotiate the terms of the merger, or (iii) advise Aimco OP or any other party with respect to alternatives to the merger.

Duff & Phelps did not express any opinion as to the market price or value of CPF XVII’s or Aimco OP’s equity (or anything else) after the announcement or the consummation of the merger. Without limiting the generality of the foregoing, Duff & Phelps did not express any opinion as to the liquidity of, rights and/or risks associated with owning, or any other feature or characteristic of, the OP Units. The opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of CPF XVII’s or Aimco OP’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter (including with respect to title to or any encumbrances relating to any of the properties owned by CPF XVII.

Duff & Phelps did not investigate any of the physical conditions of any of the properties owned by CPF XVII and has not made, and assumed no responsibility to make, any representation, or render any opinion, as to the physical condition of any of the properties owned by CPF XVII. No independent surveys of the properties owned by CPF XVII were conducted by Duff & Phelps. Duff & Phelps did not arrange for any engineering studies that may be required to discover any unapparent condition in the properties owned by CPF XVII. Duff & Phelps did not arrange for or conduct any soil analysis or geological studies or any investigation of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions or arrange for or conduct any other environmental analysis, including with respect to any hazardous materials, which may or may not be present on, in or near any of the properties owned by CPF XVII.

In rendering its opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of Aimco OP’s and/or Aimco’s respective officers, directors, or employees, or any class of such persons, relative to the consideration offered to the unaffiliated limited partners in the merger, or with respect to the fairness of any such compensation.

The opinion (i) does not address the merits of the underlying business decision to enter into the merger versus any alternative strategy or transaction, (ii) does not address any transaction related to the merger, (iii) is not a recommendation as to how any party should vote or act with respect to any matters relating to the merger or any related transaction, or whether to proceed with the merger or any related transaction, and (iv) does not indicate that the consideration offered is the best possibly attainable under any circumstances; instead, the opinion merely states whether the consideration offered in the merger is within a range suggested by certain financial analyses. The decision as to whether to proceed with the merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the opinion was based.

Duff & Phelps prepared its opinion effective as of July 28, 2011. The opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to the attention of Duff & Phelps after such date.

The following is a summary of the material financial analyses performed by Duff & Phelps in connection with providing its opinion. The summary of Duff & Phelps’s valuation analyses is not a complete description of the analyses underlying Duff & Phelps’s opinion. The preparation of an opinion regarding fairness is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither an opinion regarding fairness nor its underlying analyses is readily susceptible to partial analysis or summary description. Duff & Phelps arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses could create a misleading or incomplete view of the processes underlying its analyses and opinion.

Valuation Analysis

Duff & Phelps estimated the value attributable to the interests of the unaffiliated limited partners as follows:

•	Duff & Phelps reviewed the valuation conclusions for each of the properties owned by CPF XVII reached in the third party appraisals that were provided by the management of Aimco OP and as described in greater detail under the heading “Special Factors — The Appraisals” and Annex E — Summary of Appraisals Table;

•	Duff & Phelps’ review of the third party appraisals included a review of the key assumptions used in and the conclusions reached by the appraisals and a comparison of such assumptions and conclusions to appropriate sources of real estate market data including, but not limited to: market surveys, selected comparable real estate transaction data, and discussions with opinions of professionals in the market place. Duff & Phelps also reviewed the valuation methodology employed by the third party appraiser and determined it to be appropriate;

•	Duff & Phelps estimated the range of value attributable to the interests of the unaffiliated limited partners by adding to the range of the aggregate appraised value of the properties owned by CPF XVII the amount of CPF XVII’s other non-real estate assets that were not included in the appraisals, and subtracting the amount of CPF XVII’s liabilities, including the market value of mortgage debt (but without deducting any prepayment penalties thereon) and the amount of liabilities estimated by management of Aimco OP for expenses attributable to the properties owned by CPF XVII that would be incurred prior to the transactions but payable after the transactions; and

•	Duff & Phelps reviewed Aimco OP management’s estimate of the fair value of the mortgage debt associated with the properties owned by CPF XVII, as described in greater detail under the heading “The Merger — Determination of Merger Consideration,” by reviewing the valuation methodology and the determination of the appropriate current market yield on mortgage debt of similar type, leverage and duration.

Estimated Value of Limited Partnership Units

The table below provides a summary of (i) the estimated range of value for the properties owned by CPF XVII by applying a capitalization rate range that was 25 basis points above and below the capitalization rate used by the third party appraiser to the appropriate measure of income from the properties owned by CPF XVII used by the third party appraiser, (ii) a summary of the estimated fair market value of mortgage debt associated with the properties owned by CPF XVII, and (iii) the proposed merger consideration and Duff & Phelps’ range of value for the Series A Units.

	Low Value	Proposed Value	High Value	% of Total

Property Value
PeakView Place	$27,000,000	$28,000,000	$29,100,000
Creekside	21,500,000	22,400,000	23,300,000
Village in the Woods	27,700,000	28,700,000	29,700,000

Total	$76,200,000	$79,100,000	$82,100,000
Debt Summary
Book Value of Debt	$44,734,627	$44,734,627	$44,734,627
Fair Value of Debt	50,669,506	50,669,506	50,669,506
Fair Value as a % of Book	113%	113%	113%
LP Interest Summary
Proceeds Distributable to LPs	$20,837,234	$23,338,194	$25,925,394
Affiliated LP Units	52,866	52,866	52,866	70%
Unaffiliated LP Units	22,134	22,134	22,134	30%

Total LP Units	75,000	75,000	75,000
Value Per LP Unit	$277.83	$311.18	$345.67

Based on an aggregate range of value for the properties owned by CPF XVII of $76.2 million to $82.1 million, Duff & Phelps estimated the range of value per Series A Unit to be approximately $277.83 to $345.67, compared to the cash merger consideration of $311.18 per Series A Unit.

Other Matters

By letter agreement dated June 10, 2011 between Duff & Phelps and Aimco OP, Duff & Phelps was engaged to opine, as to the fairness, from a financial point of view, to the unaffiliated limited partners of each of certain limited partnerships (including CPF XVII) of the cash consideration offered in the proposed merger relating to that limited partnership. Duff & Phelps was engaged based on its experience as a leading global independent provider of financial advisory and investment banking services. Duff & Phelps delivers advice principally in the areas of valuation, transactions, financial restructuring, dispute and taxation. Since 2005, Duff & Phelps has completed hundreds of valuations in the real estate investment trust and real estate operating company industry and rendered over 286 fairness opinions in transactions aggregating over $98 billion. Duff & Phelps has also rendered over 204 solvency opinions in transactions aggregating over $984 billion.

Duff & Phelps will receive a fee for its services pursuant to this engagement as well as reimbursement for its reasonable expenses. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this opinion or whether or not the merger is successfully consummated. Aimco OP also has agreed to indemnify Duff & Phelps for certain liabilities that may arise out of the rendering of this opinion and any related to Duff & Phelps’ engagement. Other than this engagement, during the two years preceding the date of this opinion, Duff & Phelps had not had any material relationship with any party to the merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

RISK FACTORS

Risks Related to the Merger

Conflicts of Interest.  Fox is the general partner of CPF XVII and is indirectly wholly-owned by Aimco. FCMC is the managing general partner of Fox and is wholly-owned by Aimco. Therefore, Fox and FCMC have a conflict of interest with respect to the merger, which could result in the approval of a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. The general partner’s desire to seek the best possible terms for CPF XVII’s limited partners who hold Series A Units conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP.

No independent representative was engaged to represent the unaffiliated limited partners in negotiating the terms of the merger.  If an independent advisor had been engaged, it is possible that such advisor could have negotiated better terms for CPF XVII’s unaffiliated limited partners who hold Series A Units.

The terms of the merger have not been determined in arm’s-length negotiations.  The terms of the merger, including the merger consideration, were determined through discussions between officers and directors of FCMC, acting on behalf of Fox, on the one hand, and officers of Aimco, on the other. All of the officers and directors of FCMC are also officers of Aimco. There are no independent directors of FCMC. If the terms of the merger had been determined through arm’s-length negotiations, the terms might be more favorable to CPF XVII and its limited partners who hold Series A Units.

The merger agreement does not require approval of the merger by a majority of the unaffiliated limited partners.  Under the provisions of the CPF XVII partnership agreement and applicable Delaware law, the merger must be approved by a majority in interest of the Series A Units. As of July 21, 2011, there were issued and outstanding 75,000 Series A Units, and Aimco OP and its affiliates owned 52,866 of those units, or approximately 70.49% of the number of Series A Units outstanding. A voting restriction applies to 25,833.5 of the Series A Units owned by affiliates of the general partner, which requires those Series A Units to be voted in proportion to the votes cast with respect to Series A Units not subject to this voting restriction. The general partner’s affiliates have indicated that they will vote all of their Series A Units that are not subject to this restriction, 27,032.5 or approximately 36.04% of the outstanding Series A Units, in favor of the merger. As a result, affiliates of the general partner will vote a total of 41,236 Series A Units, or approximately 54.98% of the outstanding Series A Units, enabling them to approve the merger without the consent or approval of any unaffiliated limited partners.

In connection with previous partnership merger transactions, lawsuits have been filed alleging that Aimco and certain of its affiliates breached their fiduciary duties to the unaffiliated limited partners.  In February 2011, Aimco and Aimco OP completed six partnership mergers. In each merger, the limited partners who were not affiliated with Aimco received cash or OP Units with a value calculated based on the estimated proceeds that would be available for distribution to limited partners if the partnership’s properties were sold at prices equal to their appraised values. In March 2011, counsel representing a putative class consisting of former limited partners in each of those partnerships contacted Aimco alleging that the merger transactions were unfair to the unaffiliated limited partners because the appraisals used were not of a recent date and no fairness opinions were obtained, among other reasons. Aimco denied the purported class allegations, but agreed to mediate plaintiffs’ claims in June 2011, and agreed to settle this dispute by paying the unaffiliated limited partners additional consideration of $7.5 million. The merger contemplated hereby may also be subject to claims that the merger consideration is unfair and a result of self-dealing.

The merger consideration was determined based on the appraised values of the three properties that relate to the Series A Units as of the date of the respective appraisals, and there can be no assurance that the value of the properties will not increase as of the date of the consummation of the merger.  CRA appraised CPF XVII’s properties as of May 31, 2011, and Fox calculated the amount of the merger consideration based on the appraised value of the properties as of such date. Fox has not made any other attempt to assess or account for any changes in the value of the properties since the date of CRA’s appraisals in its determination of the merger consideration.

Alternative valuations of CPF XVII’s properties might exceed the appraised values relied on to determine the merger consideration.  Aimco determined the merger consideration in reliance on the appraised values of the three underlying properties of CPF XVII that relate to the Series A Units. See “Special Factors — The Appraisals,” beginning on page 8, for more information about the appraisals. Although an independent appraiser was engaged to perform complete appraisals of the properties, valuation is not an exact science. There are a number of other methods available to value real estate, each of which may result in different valuations of a property. Also, others using the same valuation methodology could make different assumptions and judgments, and obtain different results.

Actual sales prices of CPF XVII’s properties could exceed the appraised values that Aimco relied on to determine the merger consideration.  No recent attempt has been made to market the Peakview Property or the Creekside Property to unaffiliated third parties. There can be no assurance that the Peakview Property and the Creekside Property could not be sold for values higher than the appraised values used to determine the merger consideration if they were marketed to third-party buyers interested in properties of this type. Fox listed the Village in the Woods Property for sale in March 2009 but had failed to find a buyer at an acceptable price.

The merger consideration may not represent the price limited partners could obtain for their Series A Units in an open market.  There is no established or regular trading market for Series A Units, nor is there another reliable standard for determining the fair market value of the Series A Units. The merger consideration does not necessarily reflect the price that CPF XVII limited partners would receive in an open market for their Series A Units. Such prices could be higher than the aggregate value of the merger consideration.

Limited partners may recognize taxable gain in the merger that could exceed the merger consideration.  Limited partners who elect to receive cash in the merger in exchange for their Series A Units will recognize gain or loss equal to the difference between their “amount realized” and their adjusted tax basis in the Series A Units sold. The resulting tax liability could exceed the value of the cash received in the merger.

Limited partners in certain jurisdictions will not be able to elect OP Units.  In those states where the offering of the OP Units hereby is not permitted, residents of those states will receive only the cash consideration in the merger.

Risks Related to an Investment in Aimco or Aimco OP

For a description of risks related to an investment in Aimco and Aimco OP, please see the information set forth under “Part I — Item 1A. Risk Factors” in the Annual Reports on Form 10-K for the year ended December 31, 2010 of each of Aimco and Aimco OP. Aimco’s Annual Report is incorporated herein by reference and is available electronically through the SEC’s website, www.sec.gov, or by request to Aimco. Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2010 (excluding the report of the independent registered public accounting firm, the financial statements and the notes thereto), is included as Annex H to this information statement/prospectus.

Risks Related to an Investment in OP Units

There are restrictions on the ability to transfer OP Units, and there is no public market for Aimco OP Units.  The Aimco OP partnership agreement restricts the transferability of OP Units. Until the expiration of a one-year holding period, subject to certain exceptions, investors may not transfer OP Units without the consent of Aimco OP’s general partner. Thereafter, investors may transfer such OP Units subject to the satisfaction of certain conditions, including the general partner’s right of first refusal. There is no public market for the OP Units. Aimco OP has no plans to list any OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop. If a market for the OP Units develops and the OP Units are considered “readily tradable” on a “secondary market (or the substantial equivalent thereof),” Aimco OP would be classified as a publicly traded partnership for U.S. federal income tax purposes, which could have a material adverse effect on Aimco OP.

Cash distributions by Aimco OP are not guaranteed and may fluctuate with partnership performance.  Aimco OP makes quarterly distributions to holders of OP Units (on a per unit basis) that generally are equal to dividends paid on the Aimco common stock (on a per share basis). However, such distributions will not necessarily continue to be equal to such dividends. Although Aimco OP makes quarterly distributions on its OP Units, there can be no assurance regarding the amounts of available cash that Aimco OP will generate or the portion that its general partner will choose to distribute. The actual amounts of available cash will depend upon numerous factors, including profitability of operations, required principal and interest payments on our debt, the cost of acquisitions (including related debt service payments), its issuance of debt and equity securities, fluctuations in working capital, capital expenditures, adjustments in reserves, prevailing economic conditions and financial, business and other factors, some of which may be beyond Aimco OP’s control. Cash distributions depend primarily on cash flow, including from reserves, and not on profitability, which is affected by non-cash items. Therefore, cash distributions may be made during periods when Aimco OP records losses and may not be made during periods when it records profits. The Aimco OP partnership agreement gives the general partner discretion in establishing reserves for the proper conduct of the partnership’s business that will affect the amount of available cash. Aimco is required to make reserves for the future payment of principal and interest under its credit facilities and other indebtedness. In addition, Aimco OP’s credit facility limits its ability to distribute cash to holders of OP Units. As a result of these and other factors, there can be no assurance regarding actual levels of cash distributions on OP Units, and Aimco OP’s ability to distribute cash may be limited during the existence of any events of default under any of its debt instruments.

Holders of OP Units are limited in their ability to effect a change of control.  The limited partners of Aimco OP are unable to remove the general partner of Aimco OP or to vote in the election of Aimco’s directors unless they own shares of Aimco. In order to comply with specific REIT tax requirements, Aimco’s charter has restrictions on the ownership of its equity securities. As a result, Aimco OP limited partners and Aimco stockholders are limited in their ability to effect a change of control of Aimco OP and Aimco, respectively.

Holders of OP Units have limited voting rights.  Aimco OP is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting Aimco OP’s business. Such matters relate to certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, or to remove the general partner. As a result, holders of OP Units have limited influence on matters affecting the operation of Aimco OP, and third parties may find it difficult to attempt to gain control over, or influence the activities of, Aimco OP.

Holders of OP Units are subject to dilution.  Aimco OP may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as it may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

Holders of OP Units may not have limited liability in specific circumstances.  The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in some states. If it were determined that Aimco OP had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by the OP Unitholders as a group to make specific amendments to the agreement of limited partnership or to take other action under the agreement of limited partnership constituted participation in the “control” of Aimco OP’s business, then a holder of OP Units could be held liable under specific circumstances for Aimco OP’s obligations to the same extent as the general partner.

Aimco may have conflicts of interest with holders of OP Units.  Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of Aimco OP and its affiliates (including Aimco), on the one hand, and Aimco OP or any partner thereof, on the other. The directors and officers of the general partner have fiduciary duties to manage the general partner in a manner beneficial to Aimco, as the sole stockholder of the general partner. At the same time, as the general partner of Aimco OP, it has fiduciary duties to manage Aimco OP in a manner beneficial to Aimco OP and its limited partners. The duties of the general partner of Aimco OP to Aimco OP and its partners may therefore come into conflict with the duties of the directors and officers of the general partner to its sole stockholder, Aimco. Such conflicts of interest might arise in the following situations, among others:

•	Decisions of the general partner with respect to the amount and timing of cash expenditures, borrowings, issuances of additional interests and reserves in any quarter will affect whether or the extent to which there is available cash to make distributions in a given quarter.

•	Under the terms of the Aimco OP partnership agreement, Aimco OP will reimburse the general partner and its affiliates for costs incurred in managing and operating Aimco OP, including compensation of officers and employees.

•	Whenever possible, the general partner seeks to limit Aimco OP’s liability under contractual arrangements to all or particular assets of Aimco OP, with the other party thereto having no recourse against the general partner or its assets.

•	Any agreements between Aimco OP and the general partner and its affiliates will not grant to the OP Unitholders, separate and apart from Aimco OP, the right to enforce the obligations of the general partner and such affiliates in favor of Aimco OP. Therefore, the general partner, in its capacity as the general partner of Aimco OP, will be primarily responsible for enforcing such obligations.

•	Under the terms of the Aimco OP partnership agreement, the general partner is not restricted from causing Aimco OP to pay the general partner or its affiliates for any services rendered on terms that are fair and reasonable to Aimco OP or entering into additional contractual arrangements with any of such entities on behalf of Aimco OP. Neither the Aimco OP partnership agreement nor any of the other agreements, contracts and arrangements between Aimco OP, on the one hand, and the general partner of Aimco OP and its affiliates, on the other, are or will be the result of arm’s-length negotiations.

Provisions in the Aimco OP partnership agreement may limit the ability of a holder of OP Units to challenge actions taken by the general partner.  Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Aimco OP partnership agreement expressly authorizes the general partner to enter into, on behalf of Aimco OP, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of Aimco OP and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The latitude given in the Aimco OP partnership agreement to the general partner in resolving conflicts of interest may significantly limit the ability of a holder of OP Units to challenge what might otherwise be a breach of fiduciary duty. The general partner believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of Aimco OP without undue risk of liability.

The Aimco OP partnership agreement limits the liability of the general partner for actions taken in good faith. Aimco OP’s partnership agreement expressly limits the liability of the general partner by providing that the general partner, and its officers and directors, will not be liable or accountable in damages to Aimco OP, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith. In addition, Aimco OP is required to indemnify the general partner, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by the general partner or such other persons, provided that Aimco OP will not indemnify for (i) willful misconduct or a knowing violation of the law or (ii) for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement. The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and the general partner has not obtained an opinion of counsel covering the provisions set forth in the Aimco OP partnership agreement that purport to waive or restrict the fiduciary duties of the general partner that would be in effect under common law were it not for the partnership agreement.

Certain United States Tax Risks Associated with an Investment in the OP Units

The following are among the U.S. federal income tax considerations to be taken into account in connection with an investment in OP Units. For a general discussion of material U.S. federal income tax consequences resulting from acquiring, holding, exchanging, and otherwise disposing of OP Units, see “Material United States Federal Income Tax Considerations — Taxation of Aimco OP and OP Unitholders.”

Aimco OP may be treated as a “publicly traded partnership” taxable as a corporation.  If Aimco OP were treated as a “publicly traded partnership” taxed as a corporation for U.S. federal income tax purposes, material adverse consequences to the partners would result. In addition, Aimco would not qualify as a REIT for U.S. federal income tax purposes, which would have a material adverse impact on Aimco and its shareholders. Aimco believes and intends to take the position that Aimco OP should not be treated as a “publicly traded partnership” taxable as a corporation. No assurances can be given that the Internal Revenue Service, or the IRS, would not assert, or that a court would not sustain a contrary position. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of Aimco OP as a “partnership” for U.S. federal income tax purposes.

The limited partners may recognize gain on the transaction.  If a CPF XVII limited partner receives or is deemed to receive cash or consideration other than OP Units in connection with the merger, the receipt of such cash or other consideration would be taxable to the limited partner. Subject to certain exceptions, including exceptions applicable to periodic distributions of operating cash flow, any transfer or deemed transfer of cash by Aimco OP to the limited partner (or its owners) within two years before or after such a contribution, including cash paid at closing, will generally be treated as part of a disguised sale. The application of the disguised sale rules is complex and depends, in part, upon the facts and circumstances applicable to the limited partner, which Aimco has not undertaken to review. Accordingly, limited partners are particularly urged to consult with their tax advisors concerning the extent to which the disguised sale rules would apply.

A contribution of appreciated or depreciated property may result in special allocations to the contributing partner.  If property is contributed to Aimco OP and the adjusted tax basis of the property differs from its fair market value, then Aimco OP tax items must be specially allocated for U.S. federal income tax purposes, in a manner chosen by Aimco OP, such that the contributing partner is charged with and recognizes the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. As a result of such special allocations, the amount of net taxable income allocated to a contributing partner may exceed the amount of cash distributions, if any, to which such contributing partner is entitled.

The Aimco OP general partner could take actions that would impose tax liability on a contributing partner.  There are a variety of transactions that Aimco OP may in its sole discretion undertake following a property contribution that could cause the transferor (or its partners) to incur a tax liability without a corresponding receipt of cash. Such transactions include, but are not limited to, the sale or distribution of a particular property and a reduction in nonrecourse debt, or the making of certain tax elections by Aimco OP. In addition, future economic, market, legal, tax or other considerations may cause Aimco OP to dispose of the contributed property or to reduce its debt. As permitted by the Aimco OP partnership agreement, the general partner intends to make decisions in its capacity as general partner of Aimco OP so as to maximize the profitability of Aimco OP as a whole, independent of the tax effects on individual holders of OP Units.

An investor’s tax liability from OP Units could exceed the cash distributions received on such OP Units.  A holder of OP Units will be required to pay U.S. federal income tax on such holder’s allocable share of Aimco OP’s income, even if such holder receives no cash distributions from Aimco OP. No assurance can be given that a holder of OP Units will receive cash distributions equal to such holder’s allocable share of taxable income from Aimco OP or equal to the tax liability to such holder resulting from that income. Further, upon the sale, exchange or redemption of any OP Units, a reduction in nonrecourse debt, or upon the special allocation at the liquidation of Aimco OP, an investor may incur a tax liability in excess of the amount of cash received.

OP Unitholders may be subject to state, local or foreign taxation.  OP Unitholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which Aimco OP transacts business and owns property. It should be noted that Aimco OP owns properties located in a number of states and local jurisdictions, and an OP Unitholder may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of OP Unitholders may not conform to the U.S. federal income tax consequences of an investment in OP Units, as described in “Material United States Federal Income Tax Considerations” beginning on page 69.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF
APARTMENT INVESTMENT AND MANAGEMENT COMPANY

The following table sets forth Aimco’s selected summary historical financial data as of the dates and for the periods indicated. Aimco’s historical consolidated statements of operations data set forth below for each of the five fiscal years in the period ended December 31, 2010 and the historical consolidated balance sheet data for each of the five fiscal year-ends in the period ended December 31, 2010, are derived from information included in Aimco’s Current Report on Form 8-K, filed with the SEC on July 28, 2011. Aimco’s unaudited historical consolidated statements of operations data set forth below for each of the three months ended March 31, 2011 and 2010, and the unaudited historical consolidated balance sheet data as of March 31, 2011, are derived from information included in Aimco’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on April 29, 2011.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes to the consolidated financial statements included in Aimco’s Current Report on Form 8-K, filed with the SEC on July 28, 2011, and Aimco’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on April 29, 2011, which are incorporated by reference in this information statement/prospectus. See “Where You Can Find Additional Information” in this information statement/prospectus.

	For the Three Months
	Ended March 31,		For The Years Ended December 31,
	2011	2010	2010(1)	2009(1)	2008(1)	2007(1)	2006(1)
	(unaudited)
	(dollar amounts in thousands, except per share data)

Consolidated Statements of Operations:
Total revenues	$286,553	$276,825	$1,132,478	$1,120,818	$1,168,253	$1,101,950	$1,015,335
Total operating expenses(2)	(245,079)	(253,072)	(1,002,939)	(1,025,934)	(1,127,318)	(931,172)	(853,802)
Operating income(2)	41,474	23,753	129,539	94,884	40,935	170,778	161,533
Loss from continuing operations(2)	(30,584)	(36,933)	(165,448)	(201,480)	(118,267)	(47,124)	(42,866)
Income from discontinued operations, net(3)	3,307	20,173	75,824	156,680	745,269	172,630	329,888
Net (loss) income	(27,277)	(16,760)	(89,624)	(44,800)	627,002	125,506	287,022
Net loss (income) attributable to noncontrolling interests	8,017	(10,758)	17,896	(19,474)	(214,995)	(95,595)	(110,234)
Net (income) attributable to Aimco’s preferred stockholders	(12,456)	(12,922)	(53,590)	(50,566)	(53,708)	(66,016)	(81,132)
Net (loss) income attributable to Aimco’s common stockholders	(31,773)	(40,440)	(125,318)	(114,840)	351,314	(40,586)	93,710
Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco’s common stockholders	$(0.30)	$(0.43)	$(1.47)	$(1.78)	$(2.10)	$(1.39)	$(1.46)
Net (loss) income attributable to Aimco’s common stockholders	$(0.27)	$(0.35)	$(1.08)	$(1.00)	$3.96	$(0.43)	$0.98
Consolidated Balance Sheets:
Real estate, net of accumulated depreciation	$6,417,197	—	$6,489,747	$6,671,114	$6,829,484	$6,598,248	$6,138,593
Total assets	7,261,832	—	7,378,566	7,906,468	9,441,870	10,617,681	10,292,587
Total indebtedness	5,440,579	—	5,477,546	5,455,225	5,829,016	5,439,058	4,761,198
Total equity	1,276,999	—	1,306,772	1,534,703	1,646,749	2,048,546	2,650,182
Other Information:
Dividends declared per common share(4)	$0.12	$—	$0.30	$0.40	$7.48	$4.31	$2.40
Total consolidated properties (end of period)	387	438	399	426	514	657	703
Total consolidated apartment units (end of period)	88,254	96,297	89,875	95,202	117,719	153,758	162,432
Total unconsolidated properties (end of period)	48	60	48	77	85	94	102
Total unconsolidated apartment units (end of period)	5,637	7,123	5,637	8,478	9,613	10,878	11,791

(1)	Certain reclassifications have been made to conform to the March 31, 2011 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of March 31, 2011 as discontinued operations (see Note 3 to the condensed consolidated financial statements in “Item 1 — Financial Statements” in Aimco’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and Note 13 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in Aimco’s Current Report on Form 8-K, filed with the SEC on July 28, 2011, which are incorporated by reference in this information statement/prospectus.).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011, which is incorporated by reference in this information statement/prospectus.

(3)	Income from discontinued operations for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 includes $94.9 million, $221.8 million, $800.3 million, $116.1 million and $336.2 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2010, 2009 and 2008 is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco’s Current Report on Form 8-K, filed with the SEC on July 28, 2011, which is incorporated by reference in this information statement/prospectus.

(4)	Dividends declared per common share during the years ended December 31, 2008 and 2007, included $5.08 and $1.91, respectively, of per share dividends that were paid through the issuance of shares of Aimco Class A Common Stock (see Note 11 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” included in Aimco’s Current Report on Form 8-K, filed with the SEC on July 28, 2011, which is incorporated by reference in this information statement/prospectus).

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF AIMCO PROPERTIES, L.P.

The following table sets forth Aimco OP’s selected summary historical financial data as of the dates and for the periods indicated. Aimco OP’s historical consolidated statements of operations data set forth below for each of the five fiscal years in the period ended December 31, 2010 and the historical consolidated balance sheet data for each of the five fiscal year-ends in the period ended December 31, 2010, are derived from information included in Aimco OP’s Current Report on Form 8-K, filed with the SEC on July 28, 2011 and included as Annex J to this information statement/prospectus. Aimco OP’s unaudited historical consolidated statements of operations data set forth below for each of the three months ended March 31, 2011 and 2010, and the unaudited historical consolidated balance sheet data as of March 31, 2011, are derived from information included in Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 included as Annex I to this information statement/prospectus.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes to the consolidated financial statements included in Aimco OP’s Current Report on Form 8-K, filed with the SEC on July 28, 2011, and Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on April 29, 2011, which are included as Annex J and Annex I to this information statement/prospectus.

	For the Three Months
	Ended March 31,		For The Years Ended December 31,
	2011	2010	2010(1)	2009(1)	2008(1)	2007(1)	2006(1)
	(unaudited)
	(dollar amounts in thousands, except per unit data)

Consolidated Statements of Operations:
Total revenues	$286,553	$276,825	$1,132,478	$1,120,818	$1,168,253	$1,101,950	$1,015,335
Total operating expenses(2)	(245,079)	(253,072)	(1,002,939)	(1,025,934)	(1,127,318)	(931,172)	(853,802)
Operating income(2)	41,474	23,753	129,539	94,884	40,935	170,778	161,533
Loss from continuing operations(2)	(30,372)	(36,721)	(164,589)	(200,660)	(117,481)	(46,375)	(39,907)
Income from discontinued operations, net(3)	3,307	20,173	75,824	156,680	745,269	172,630	329,888
Net (loss) income	(27,065)	(16,548)	(88,765)	(43,980)	627,788	126,255	289,982
Net loss (income) attributable to noncontrolling interests	7,305	(12,134)	13,301	(22,442)	(155,749)	(92,138)	(92,917)
Net (income) attributable to Aimco OP’s preferred unitholders	(14,127)	(14,615)	(58,554)	(56,854)	(61,354)	(73,144)	(90,527)
Net (loss) income attributable to Aimco OP’s common unitholders	(33,944)	(43,297)	(134,018)	(123,276)	403,700	(43,508)	104,592
Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to Aimco OP’s common unitholders	$(0.30)	$(0.43)	$(1.46)	$(1.77)	$(1.95)	$(1.38)	$(1.45)
Net (loss) income attributable to Aimco OP’s common unitholders	$(0.27)	$(0.35)	$(1.07)	$(1.00)	$4.11	$(0.42)	$0.99
Consolidated Balance Sheets:
Real estate, net of accumulated depreciation	$6,417,702	—	$6,490,252	$6,671,619	$6,829,989	$6,598,753	$6,139,098
Total assets	7,278,574	—	7,395,096	7,922,139	9,456,721	10,631,746	10,305,903
Total indebtedness	5,440,579	—	5,477,546	5,455,225	5,829,016	5,439,058	4,761,198
Total partners’ capital	1,293,741	—	1,323,302	1,550,374	1,661,600	2,152,326	2,753,617
Other Information:
Distributions declared per common unit(4)	$0.12	$—	$0.30	$0.40	$7.48	$4.31	$2.40
Total consolidated properties (end of period)	387	438	399	426	514	657	703
Total consolidated apartment units (end of period)	88,254	96,297	89,875	95,202	117,719	153,758	162,432
Total unconsolidated properties (end of period)	48	60	48	77	85	94	102
Total unconsolidated apartment units (end of period)	5,637	7,123	5,637	8,478	9,613	10,878	11,791

(1)	Certain reclassifications have been made to conform to the March 31, 2011 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of March 31, 2011 as discontinued operations (see Note 3 to the condensed consolidated financial statements in “Item 1 — Financial Statements” in Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 included as Annex I to this information statement/prospectus, and Note 13 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in Aimco OP’s Current Report on Form 8-K, filed with the SEC on July 28, 2011 and included as Annex J to this information statement/prospectus.).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2010 included as Annex H to this information statement/prospectus.

(3)	Income from discontinued operations for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 includes $94.9 million, $221.8 million, $800.3 million, $116.1 million and $336.2 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2010, 2009 and 2008 is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco OP’s Current Report on Form 8-K, filed with the SEC on July 28, 2011 and included as Annex J to this information statement/prospectus.

(4)	Distributions declared per common unit during the years ended December 31, 2008 and 2007, included $5.08 and $1.91, respectively, of per unit distributions that were paid to Aimco through the issuance of OP Units (see Note 11 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in Aimco OP’s Current Report on Form 8-K, filed with the SEC on July 28, 2011 and included as Annex J to this information statement/prospectus).

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF
CENTURY PROPERTIES FUND XVII, LP

The following table sets forth CPF XVII’s selected summary historical financial data as of the dates and for the periods indicated. CPF XVII’s historical consolidated statements of operations and cash flow data set forth below for each of the two fiscal years in the period ended December 31, 2010 and the historical consolidated balance sheet data as of December 31, 2010 and 2009, are derived from CPF XVII’s consolidated financial statements included in CPF XVII’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. CPF XVII’s unaudited historical consolidated statements of operations and cash flow data set forth below for each of the three months ended March 31, 2011 and 2010, and the unaudited historical consolidated balance sheet data as of March 31, 2011, are derived from CPF XVII’s unaudited consolidated financial statements included in CPF XVII’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. These selected summary historical financial data do not reflect the serialization of CPF XVII’s interests, which created the Series A Units and the Series B Units, in May of 2011.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes to the consolidated financial statements for the fiscal year ended December 31, 2010 included in CPF XVII’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 25, 2011, and in CPF XVII’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011, which are included as Annex F and Annex G to this information statement/prospectus. See “Where You Can Find Additional Information” in this information statement/prospectus.

			For the Years Ended
	For the Three Months Ended March 31,		December 31,
	2011	2010	2010	2009
	(Unaudited)
	(Dollar amounts in thousands, except per unit data)

Consolidated Statements of Operations:
Total revenues	$3,243	$3,173	$12,917	$12,907
Loss from continuing operations	(51)	(614)	(2,135)	(2,355)
Net loss	(51)	(614)	(2,135)	(2,355)
Loss from continuing operations per limited partnership unit	(0.60)	(7.23)	(25.11)	(27.69)
Net loss per limited partnership unit	(0.60)	(7.23)	(25.11)	(27.69)
Distributions per limited partnership unit	—	—	—	8.16
Deficit of earnings to fixed charges	(51)	(614)	(2,135)	(2,360)
Consolidated Balance Sheets:
Cash and cash equivalents	320	251	489	269
Real estate, net of accumulated depreciation	20,152	21,970	20,821	22,637
Total assets	22,186	23,943	22,499	24,389
Mortgage notes payable	59,421	60,170	59,613	60,349
Due to affiliates	3,993	3,416	3,784	2,977
General partners’ deficit	(9,328)	(9,142)	(9,322)	(9,070)
Limited partners’ deficit	(34,005)	(32,619)	(33,960)	(32,077)
Total partners’ deficit	(43,333)	(41,761)	(43,282)	(41,147)
Total distributions	—	—	—	625
Book value per limited partnership unit	(453.40)	(434.92)	(452.80)	(427.69)
Other Information:
Net (decrease) increase in cash and cash equivalents	(169)	(18)	220	(661)
Net cash provided by operating activities	207	283	1,894	2,427

COMPARATIVE PER SHARE DATA

Aimco common stock trades on the NYSE under the symbol “AIV.” The OP Units are not listed on any securities exchange and do not trade in an active secondary market. However, as described below, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. After a one-year holding period, OP Units are redeemable for shares of Aimco common stock (on a one-for-one basis) or cash equal to the value of such shares, as Aimco elects. As a result, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. The number of OP Units offered in the merger with respect to each Series A Unit was calculated by dividing the per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. The closing price of Aimco common stock as reported on the NYSE on June 27, 2011, the last trading day before the merger agreement was entered into, was $26.80.

The CPF XVII Units are not listed on any securities exchange nor do they trade in an active secondary market. The per unit cash merger consideration payable to each holder of Series A Units is greater than Fox’s estimate of the proceeds that would be available for distribution to limited partners of CPF XVII if the three properties represented by the Series A Units were sold at prices equal to their respective appraised values.

The following tables summarize the historical per share/unit information for Aimco, Aimco OP and CPF XVII for the periods indicated:

	Three Months Ended
	March 31,	Fiscal Year Ended December 31,
	2011	2010	2009	2008

Cash dividends declared per share/unit
Aimco Common Stock	$0.12	$0.30	$0.40	$2.40
Aimco OP Units	0.12	0.30	0.40	2.40
CPF XVII Units	—	—	8.16	319.99
Loss per common share/unit from continuing operations
Aimco Common Stock	$(0.30)	$(1.47)	$(1.78)	$(2.10)
Aimco OP Units	(0.30)	(1.46)	(1.77)	(1.95)
CPF XVII Units	(0.60)	(25.11)	(27.69)	(30.16)

	March 31, 2011	December 31, 2010

Book value per share/unit
Aimco Common Stock(1)	$8.52	$8.89
Aimco OP Units(2)	7.78	8.18
CPF XVII Units(3)	(453.40)	(452.80)

(1)	Based on 119.1 million and 117.6 million shares of Aimco common stock outstanding at March 31, 2011 and December 31, 2010, respectively.

(2)	Based on 127.6 million and 126.1 million Aimco OP Units and equivalents outstanding at March 31, 2011 and December 31, 2010, respectively.

(3)	Based on 75,000 CPF XVII Units outstanding at March 31, 2011 and December 31, 2010, respectively.

INFORMATION ABOUT THE AIMCO ENTITIES

Aimco is a Maryland corporation incorporated on January 10, 1994. Aimco is a self-administered and self-managed real estate investment trust, or REIT. Aimco’s principal financial objective is to provide predictable and attractive returns to its stockholders. Aimco’s business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets (defined below) with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve its portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in its portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

As of March 31, 2011, Aimco:

•	owned an equity interest in 218 conventional real estate properties with 68,645 units;

•	owned an equity interest in 217 affordable real estate properties with 25,246 units; and

•	provided services for or managed 15,460 units in 213 properties, primarily pursuant to long-term asset management agreements. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, Aimco consolidated 216 conventional properties with 67,341 units and 171 affordable properties with 20,913 units.

For conventional assets, Aimco focuses on the ownership of primarily B/B+ assets. Aimco measures conventional property asset quality based on average rents of its units compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. Aimco classifies as B/B+ those assets earning rents ranging from 100% to 125% of local market average. Although some companies and analysts within the multifamily real estate industry use asset class ratings of A, B and C, some of which are tied to local market rent averages, the metrics used to classify asset quality as well as the timing for which local markets rents are calculated may vary from company to company. Accordingly, Aimco’s rating system for measuring asset quality is neither broadly nor consistently used in the multifamily real estate industry.

Through its wholly-owned subsidiaries, AIMCO-GP, Inc., the general partner of Aimco OP, and AIMCO-LP Trust, Aimco owns a majority of the ownership interests in Aimco OP. As of March 31, 2011, Aimco held approximately 93% of the OP Units and equivalents of Aimco OP. Aimco conducts substantially all of its business and owns substantially all of its assets through Aimco OP. Interests in Aimco OP that are held by limited partners other than Aimco include partnership common units, high performance partnership units, or HPUs, and partnership preferred units. The holders of OP Units receive distributions, prorated from the date of issuance, in an amount equivalent to the dividends paid to holders of Aimco common stock. Holders of OP Units may redeem such units for cash or, at Aimco OP’s option, Aimco common stock. Partnership preferred units entitle the holders thereof to a preference with respect to distributions or upon liquidation. At March 31, 2011, after elimination of shares held by consolidated subsidiaries, 119,135,455 shares of Aimco common stock were outstanding and Aimco OP had 8,438,716 OP Units and equivalents outstanding for a combined total of 127,574,171 shares of Aimco common stock, Aimco OP Units and equivalents outstanding.

Through its wholly-owned subsidiary, AIMCO/IPT, Inc., a Delaware corporation, Aimco owns all of the outstanding common stock of FCMC, the managing general partner of Fox, which in turn is the general partner of CPF XVII.

AIMCO/IPT, Inc. holds a 70% interest in AIMCO IPLP, L.P. as its general partner. AIMCO IPLP, L.P. and AIMCO/IPT, Inc. share voting and dispositive power over 25,833.5 Series A Units, representing approximately 34.45% of the outstanding Series A Units. AIMCO IPLP, L.P. also owns 100% of IPLP Acquisition I, LLC, which owns 3,369.5 Series A Units, or approximately 4.49% of the outstanding Series A Units.

AIMCO CPF XVII Merger Sub LLC, or the Aimco Subsidiary, is a Delaware limited liability company formed on July 27, 2011, for the purpose of consummating the merger with CPF XVII. The Aimco Subsidiary is a direct wholly-owned subsidiary of Aimco OP. The Aimco Subsidiary has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

The names, positions and business addresses of the directors and executive officers of Aimco, Aimco OP, AIMCO-GP, Inc., AIMCO/IPT, Inc., AIMCO IPLP, L.P., IPLP Acquisition I, LLC, Fox Capital Management Corporation, and the Aimco Subsidiary, as well as a biographical summary of the experience of such persons for the past five years or more, are set forth on Annex D attached hereto and are incorporated in this information statement/prospectus by reference. During the last five years, none of Aimco, Aimco OP, Aimco-GP, Inc., AIMCO/IPT, Inc., AIMCO IPLP, L.P., IPLP Acquisition I, LLC, Fox Capital Management Corporation, CPF XVII or Fox nor, to the best of their knowledge, any of the persons listed in Annex D of this information statement/prospectus (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of or prohibiting activities subject to federal or state securities laws or finding any violation with respect to such laws. Additional information about Aimco is included in documents incorporated by reference into this information statement/prospectus. Additional information about Aimco OP is included in Annex H and Annex I to this information statement/prospectus. See “Where You Can Find Additional Information.”

The following chart represents the organizational structure of the Aimco Entities:

INFORMATION ABOUT CENTURY PROPERTIES FUND XVII, LP

CPF XVII is a Delaware limited partnership organized on September 18, 2008, in connection with a redomestication of a predecessor limited partnership from California to Delaware in September 2008. The predecessor was organized as a California limited partnership on November 12, 1981. During 1982, the predecessor of CPF XVII offered and sold, pursuant to a registration statement filed with the SEC, 75,000 CPF XVII Units for an aggregate purchase price of $75,000,000. The net proceeds of this offering were used to acquire twelve existing apartment properties. Since its initial offering, CPF XVII has not received, nor are limited partners required to make, additional capital contributions. CPF XVII’s original property portfolio was geographically diversified with properties acquired in four states. Three apartment properties were sold in 1988. One apartment was acquired by the lender through a deed in-lieu of foreclosure in 1992. During 1993, two apartment properties were sold and one was acquired by the lender through foreclosure. During 2006, one apartment property was sold to a third party.

CPF XVII serialized its interests through an amendment to the partnership agreement dated May 9, 2011, which created the Series A Units, which relate to the Peakview Property, the Creekside Property and the Village in the Woods Property, and the Series B Units, which relate to one of CPF XVII’s former investment properties, the Hampden Heights Property.

CPF XVII’s partnership agreement provides that the partnership is to terminate on December 31, 2021 unless terminated prior to such date. Fox, which is the general partner of CPF XVII, is indirectly wholly-owned by Aimco.

CPF XVII’s principal business is and has been to operate, hold for investment, and ultimately sell income-producing multi-family residential properties. At March 31, 2011, CPF XVII owned the following properties:

•	the Peakview Property, which consists of a 296 unit apartment project located in Englewood, Colorado;

•	the Creekside Property, a 328 unit apartment project located in Denver, Colorado;

•	the Hampden Heights Property, a 376 unit apartment project located in Denver, Colorado; and

•	the Village in the Woods Property, a 530 unit apartment project located in Cypress, Texas.

The average annual rental rates for each of the five years ended December 31, 2010 for each property are as follows:

	Average Annual Rental Rates
	(per unit)
Property	2010	2009	2008	2007	2006

Peakview Place Apartments	$8,955	$9,297	$9,355	$8,965	$8,682
Creekside Apartments	7,222	7,387	7,431	6,994	6,755
Hampden Heights Apartments	6,727	6,891	6,940	6,404	5,996
The Village in the Woods Apartments	7,887	8,147	8,177	8,030	7,675

The average occupancy for each of the five years ended December 31, 2010 and for the three months ended March 31, 2011 and 2010 for each property is as follows:

	Average Occupancy
	For the Three Months Ended March 31,		For the Years Ended December 31,
Property	2011	2010	2010	2009	2008	2007	2006

Peakview Place Apartments	98%	97%	98%	95%	98%	96%	97%
Creekside Apartments	99%	96%	97%	95%	97%	97%	96%
Hampden Heights Apartments	98%	96%	97%	96%	97%	97%	96%
The Village in the Woods Apartments	95%	96%	95%	94%	95%	95%	91%

The real estate industry is highly competitive. All of the properties are subject to competition from other residential apartment complexes in the area. Fox believes that all of the properties are adequately insured. The properties are apartment complexes which lease units for terms of one year or less. No tenant leases 10% or more of the available rental space.

During the year ended December 31, 2010, CPF XVII completed approximately $140,000 of capital improvements at the Peakview Property, consisting primarily of water heaters and floor covering replacement. These improvements were funded from operating cash flow and advances from an affiliate of the general partner. During the year ended December 31, 2010, CPF XVII completed approximately $561,000 of capital improvements at the Creekside Property, consisting primarily of HVAC upgrades, structural improvements, walkway upgrades, exterior painting, sewer upgrades, exterior improvements, and floor covering replacement. These improvements were funded from operating cash flow and advances from an affiliate of the general partner. During the year ended December 31, 2010, CPF XVII completed approximately $1,037,000 of capital improvements at the Hampden Heights Property, consisting primarily of HVAC upgrades, electrical upgrades, floor covering replacement and construction related to hail damage to one of its buildings. These improvements were funded from operating cash flow, insurance proceeds and advances from an affiliate of the general partner. During the year ended December 31, 2010, CPF XVII completed approximately $377,000 of capital improvements at the Village in the Woods Property, consisting primarily of appliance and floor covering replacements and construction related to fire damage at one apartment unit. These improvements were funded from operating cash flow, insurance proceeds and advances from an affiliate of the general partner.

During the three months ended March 31, 2011, CPF XVII completed approximately $29,000 of capital improvements at the Peakview Property, consisting primarily of water heaters and floor covering replacement. These improvements were funded from operating cash flow and advances from an affiliate of the general partner. During the three months ended March 31, 2011, CPF XVII completed approximately $78,000 of capital improvements at the Creekside Property, consisting primarily of exterior improvements, HVAC upgrades and floor covering replacement. These improvements were funded from operating cash flow and advances from an affiliate of the general partner. During the three months ended March 31, 2011, CPF XVII completed approximately $41,000 of capital improvements at the Hampden Heights Property, consisting primarily of appliance and floor covering replacements. These improvements were funded from operating cash flow and insurance proceeds. During the three months ended March 31, 2011, CPF XVII completed approximately $71,000 of capital improvements at the Village in the Woods Property, consisting primarily of appliance and floor covering replacements. These improvements were funded from operating cash flow.

CPF XVII regularly evaluates the capital improvement needs of the properties, and anticipates making certain routine capital expenditures with respect to each property during the remainder of 2011. Such capital expenditures will depend on the physical conditions of the properties as well as anticipated cash flows generated by the properties. During the remainder of 2011, CPF XVII also intends to make a lender mandated correction of minor concrete and wood replacements at the Village in the Woods Property at an estimated cost of approximately $46,950 and certain lender mandated roof replacement and parking lot repairs to the Peakview Property at an estimated cost of approximately $1,151,000. All of CPF XVII’s properties are in good physical condition, subject to normal depreciation and deterioration as is typical for assets of this type and age.

The following table sets forth certain information relating to the mortgages encumbering CPF XVII’s properties at March 31, 2011.

	Principal,				Principal
	Balance at				Balance
	March 31,	Interest	Period	Maturity	Due at
Property	2011	Rate(2)	Amortized	Date	Maturity(1)
	(In thousands)				(In thousands)

Peakview Place Apartments
1st Mortgage	$9,432	7.99%	360 months	01/20	$8,121
2nd Mortgage	3,097	5.93%	360 months	01/18	2,697
Creekside Apartments(3)	14,105	5.82%	360 months	07/14	13,352
Hampden Heights Apartments	13,589	5.91%	360 months	07/14	12,873
The Village in the Woods Apartments
1st Mortgage	10,872	8.56%	360 months	02/20	9,557
2nd Mortgage	8,326	6.43%	360 months	02/20	6,996

	$59,421				$53,596

(1)	See “Note B — Mortgage Notes Payable” to the consolidated financial statements included in “Item 8 — Financial Statements and Supplementary Data” in CPF XVII’s Annual Report on Form 10-K for the year ended December 31, 2010, included as Annex F to this information statement/prospectus, for information with respect to CPF XVII’s ability to prepay these mortgages and other specific details about the mortgages.

(2)	Fixed rate mortgages.

(3)	On May 2, 2011, CPF XVII refinanced the mortgage debt encumbering the Creekside Property. The refinancing resulted in the replacement of the existing mortgage loan, which at the time of refinancing had a principal balance of approximately $14,087,000, with a new mortgage loan in the principal amount of $12,869,000. The new loan bears interest at a rate of 5.59% per annum and requires monthly payments of principal and interest of approximately $74,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $10,673,000 due at maturity. For more information regarding the new mortgage loan, see CPF XVII’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, included as Annex G to this information statement/prospectus.

Distributions to Limited Partners

CPF XVII presently has Series A Units and Series B Units issued and outstanding. The Series A Units are entitled to allocations of profit and loss, and distributions, relating to CPF XVII’s interest in the Peakview Property, the Creekside Property and the Village in the Woods Property, and the Series B Units are entitled to allocations of profit and loss, and distributions, relating to CPF XVII’s interest in the Hampden Heights Property, which was sold on July 22, 2011. As of July 21, 2011, there were 75,000 Series A Units and 75,000 Series B Units outstanding, and Aimco OP and its affiliates owned 52,866 of the Series A Units and 52,866 of the Series B Units, or approximately 70.49% of each of those units.

CPF XVII distributed the following amounts during the years ended December 31, 2010 and 2009:

	Year Ended		Year Ended
	December 31, 2010		December 31, 2009
		Per Limited		Per Limited
		Partnership		Partnership
	Aggregate	Unit	Aggregate	Unit

Refinance(1)	$—	$—	$625	$8.16

(1)	Proceeds from the June 2008 refinancing of the mortgages encumbering Creekside Apartments and Hampden Heights Apartments and the second mortgage obtained on The Village in the Woods Apartments in June 2008.

There were no distributions paid during the three months ended March 31, 2011. Future cash distributions will depend on the levels of net cash generated from operations, the timing of debt maturities, refinancings and/or property sales. CPF XVII’s cash available for distribution is reviewed on a monthly basis. In light of the amounts accrued and payable to affiliates of Fox at December 31, 2010, there can be no assurance that CPF XVII will generate sufficient funds from operations, after required capital improvement expenditures, to permit any distributions to its partners in 2011 or subsequent periods.

Certain Relationships and Related Transactions

CPF XVII has no employees and depends on Fox and its affiliates for the management and administration of all partnership activities. The CPF XVII partnership agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred on behalf of CPF XVII.

The CPF XVII partnership agreement also provides that affiliates of Fox receive 5% of gross receipts from all of CPF XVII’s properties as compensation for providing property management services. CPF XVII paid to such affiliates approximately $641,000 and $634,000 for the years ended December 31, 2010 and 2009, respectively, and approximately $162,000 and $159,000 for the three months ended March 31, 2011 and 2010, respectively.

An affiliate of Fox charged CPF XVII for reimbursement of accountable administrative expenses amounting to approximately $411,000 and $627,000 for the years ended December 31, 2010 and 2009, respectively. A portion of these reimbursements for the years ended December 31, 2010 and 2009 are for construction management services provided by an affiliate of Fox of approximately $239,000 and $465,000, respectively.

An affiliate of Fox charged CPF XVII for reimbursement of accountable administrative expenses amounting to approximately $72,000 and $141,000 for the three months ended March 31, 2011 and 2010, respectively. A portion of these reimbursements for the three months ended March 31, 2011 and 2010 are construction management services provided by an affiliate of Fox of approximately $33,000 and $96,000, respectively.

Pursuant to CPF XVII’s partnership agreement, for managing the affairs of CPF XVII, Fox is entitled to receive a partnership management fee equal to 10% of CPF XVII’s adjusted cash from operations as distributed. There were no partnership management fees earned or paid during the years ended December 31, 2010 and 2009 and during the three months ended March 31, 2011 and 2010, as there were no distributions from operations.

Aimco OP, an affiliate of Fox, has made available to CPF XVII a credit line of up to $150,000 per property owned by CPF XVII. Prior to 2010, Aimco OP exceeded this credit limit. During the years ended December 31, 2010 and 2009, Aimco OP advanced CPF XVII approximately $191,000 to fund real estate taxes at the Village in the Woods Property and approximately $1,076,000 to fund operating expenses and capital improvements at all of CPF XVII’s properties and approximately $2,914,000 to fund capital improvements at the Creekside Property and the Hampden Heights Property and operating expenses at all of CPF XVII’s properties, respectively. The advances bear interest at the prime rate plus 1% or 2% (4.25% or 5.25% at December 31, 2010). Interest expense for the years ended December 31, 2010 and 2009 was approximately $188,000 and $48,000, respectively. During the years ended December 31, 2010 and 2009, CPF XVII made payments of approximately $560,000 and $73,000, respectively, on the advances and associated accrued interest. At December 31, 2010 and 2009, the amount of outstanding loans and accrued interest owed to Aimco OP was approximately $3,784,000 and $2,889,000, respectively.

During the three months ended March 31, 2011, Aimco OP advanced CPF XVII approximately $115,000 to fund real estate taxes at the Village in the Woods Property, approximately $275,000 to fund a mortgage refinancing commitment fee related to the Creekside Property and approximately $33,000 to fund capital improvements at the Peakview Property and the Creekside Property. During the three months ended March 31, 2010, Aimco OP advanced CPF XVII approximately $191,000 to fund real estate taxes at the Village in the Woods Property and approximately $162,000 to fund operating expenses and capital improvements at the Creekside Property and the Village in the Woods Property. The advances bear interest at the prime rate plus 1% or 2% (4.25% or 5.25% at March 31, 2011). Interest expense for the three months ended March 31, 2011 and 2010 was approximately $51,000 and $40,000, respectively. During the three months ended March 31, 2011, CPF XVII made payments of approximately $265,000 on the advances and associated accrued interest. No such payments were made during the three months ended March 31, 2010. At March 31, 2011, the amount of outstanding advances and accrued interest due to Aimco OP was approximately $3,993,000. CPF XVII may receive additional advances of funds from Aimco OP. although Aimco OP is not obligated to provide such advances.

CPF XVII insures its properties up to certain limits through coverage provided by Aimco, which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. CPF XVII insures its properties above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with Fox. During the years ended December 31, 2010 and 2009, CPF XVII was charged by Aimco and its affiliates approximately $342,000 and $227,000, respectively, for insurance coverage and fees associated with policy claims administration. During the three months ended March 31, 2011, CPF XVII was charged by Aimco and its affiliates approximately $195,000 for hazard insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by CPF XVII during 2011 as other insurance policies renew later in the year.

In addition to its indirect ownership of the general partner interests in CPF XVII, Aimco and its affiliates owned 52,866 of each of the Series A Units and Series B Units, or approximately 70.49% of the number of Series A Units and Series B Units outstanding, at July 21, 2011. Pursuant to the CPF XVII partnership agreement, limited partners holding a majority of the outstanding units of each series are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the CPF XVII partnership agreement and voting to remove Fox as the general partner. As a result of its ownership of 70.49% of each of the outstanding Series A Units and the outstanding Series B Units, Aimco and its affiliates are in a position to control all such voting decisions with respect to CPF XVII. However, DeForest Ventures I L.P., from whom Aimco, through its merger with Insignia Financial Group, Inc., acquired 25,833.5 (approximately 34.45%) of its CPF XVII Units, had agreed for the benefit of third party unitholders, that it would vote such units: (i) against any increase in compensation payable to Fox; and (ii) on all other matters submitted by it or its affiliates, in proportion to the votes cast by third party unitholders. Except for the foregoing, no other limitations are imposed on Aimco’s and its affiliates’ right to vote each Series A Unit and each Series B Unit held. Although Fox owes fiduciary duties to CPF XVII’s limited partners, Fox’s managing general partner owes fiduciary duties to its sole stockholder, which is an affiliate of Aimco.

Directors, Executive Officers and Corporate Governance

CPF XVII has no directors or executive officers of its own. Fox, a California general partnership, is the general partner of CPF XVII. The general partners of Fox are FCMC (which is the managing general partner of Fox), Fox Realty Investors and CPF XVII LLC. The names and ages of, as well as the positions and offices held by, the present directors and officers of FCMC, as of March 31, 2011 are set forth in Annex D to this information statement/prospectus. One or more of those persons are also directors and/or officers of a general partner (or general partner of a general partner) of limited partnerships which either have a class of securities registered pursuant to Section 12(g) of the Exchange Act, or are subject to the reporting requirements of Section 15(d) of the Exchange Act. Further, one or more of those persons are also officers of Aimco and the general partner of Aimco OP, entities that have a class of securities registered pursuant to Section 12(g) of the Exchange Act, or are subject to the reporting requirements of Section 15(d) of the Exchange Act. There are no family relationships between or among any officers or directors. No remuneration was paid to CPF XVII nor its directors or officers during the year ended December 31, 2010.

The board of directors of FCMC, does not have a separate audit committee. As such, the board of directors of FCMC fulfills the functions of an audit committee. The board of directors has determined that Steven D. Cordes meets the requirement of an “audit committee financial expert.”

The directors and officers of FCMC with authority over CPF XVII are all employees of subsidiaries of Aimco. Aimco has adopted a code of ethics that applies to such directors and officers that is posted on Aimco’s website (www.aimco.com). Aimco’s website is not incorporated by reference to this filing.

Security Ownership of Certain Beneficial Owners and Management

Fox is the general partner of CPF XVII and owns all of the outstanding general partner interests in CPF XVII, which constitute 2% of the total interests in the partnership. CPF XVII has no directors or executive officers of its own. FCMC, the managing general partner of Fox, is a California corporation, which is indirectly wholly-owned by

Aimco. No director or executive officer of FCMC owns any of the CPF XVII Units. Fox owns 100 Series A Units and 100 Series B Units as required by the terms of CPF XVII’s partnership agreement.

The following table sets forth certain information as of July 21, 2011 with respect to the ownership by any person (including any “group,” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of any series of limited partnership interest of the partnership.

Series A Units — Limited Partners

	Approximate		Approximate
	Number of		Percent of
Entity Name and Address	Series A Units		Class

Apartment Investment and Management Company(1) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	52,866	(2)	70.49%
AIMCO-GP, Inc.(1) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	52,866	(2)	70.49%
AIMCO Properties, L.P.(1) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	52,866	(2)	70.49%
AIMCO IPLP, L.P.(3) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	25,833.5(4	)(5)	34.45%
AIMCO/IPT, Inc.(3) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	25,833.5	(4)(6)	34.45%

(1)	AIMCO-GP, Inc., a Delaware corporation, is the sole general partner of AIMCO Properties, L.P., and owns approximately a 1% general partner interest in AIMCO Properties, L.P. AIMCO-GP, Inc. is wholly-owned by Apartment Investment and Management Company. As of July 21, 2011, AIMCO-LP Trust, a Delaware trust wholly-owned by Apartment Investment and Management Company, owns approximately a 94% interest in the OP Units and equivalents of AIMCO Properties, L.P.

(2)	AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company share voting and dispositive power over 52,866 Series A Units, representing approximately 70.49% of the class. AIMCO-GP, Inc. holds its Series A Units, directly or indirectly, as nominee for AIMCO Properties, L.P. and so AIMCO Properties, L.P. may be deemed the beneficial owner of the Series A Units held by AIMCO-GP, Inc. Apartment Investment and Management Company may be deemed the beneficial owner of the Series A Units held by AIMCO Properties, L.P. and AIMCO-GP, Inc. by virtue of its indirect ownership or control of these entities.

(3)	AIMCO/IPT, Inc. is wholly-owned by Apartment Investment and Management Company and holds a 70.0% interest in AIMCO IPLP, L.P. as its general partner. AIMCO Properties, L.P. holds a 30% interest in AIMCO IPLP, L.P. as the limited partner.

(4)	AIMCO IPLP, L.P. and AIMCO/IPT, Inc. share voting and dispositive power over 25,833.5 Series A Units, representing approximately 34.45% of the class.

(5)	AIMCO IPLP, L.P. owns an additional 3,369.5 Series A Units, representing approximately 4.49% of the class, through its wholly owned subsidiary, IPLP Acquisition I LLC.

(6)	AIMCO/IPT, Inc. owns an additional 100 Series A Units, representing approximately 0.13% of the class, through its wholly owned subsidiary, Fox Capital Management Corporation.

Series B Units — Limited Partners

	Approximate		Approximate
	Number of		Percent of
Entity Name and Address	Series B Units		Class

Apartment Investment and Management Company(1) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	52,866	(2)	70.49%
AIMCO-GP, Inc.(1) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	52,866	(2)	70.49%
AIMCO Properties, L.P.(1) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	52,866	(2)	70.49%
AIMCO IPLP, L.P.(3) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	25,833.5	(4)(5)	34.45%
AIMCO/IPT, Inc.(3) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	25,833.5	(4)(6)	34.45%

(1)	AIMCO-GP, Inc., a Delaware corporation, is the sole general partner of AIMCO Properties, L.P., and owns approximately a 1% general partner interest in AIMCO Properties, L.P. AIMCO-GP, Inc. is wholly-owned by Apartment Investment and Management Company. As of June 10, 2011, AIMCO-LP Trust, a Delaware trust wholly-owned by Apartment Investment and Management Company, owns approximately a 94% interest in the OP Units and equivalents of AIMCO Properties, L.P.

(2)	AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company share voting and dispositive power over 52,866 Series B Units, representing approximately 70.49% of the class. AIMCO-GP, Inc. holds its Series B Units, directly or indirectly, as nominee for AIMCO Properties, L.P. and so AIMCO Properties, L.P. may be deemed the beneficial owner of the Series B Units held by AIMCO-GP, Inc. Apartment Investment and Management Company may be deemed the beneficial owner of the Series B Units held by AIMCO Properties, L.P. and AIMCO-GP, Inc. by virtue of its indirect ownership or control of these entities.

(3)	AIMCO/IPT, Inc. is wholly-owned by Apartment Investment and Management Company and holds a 70.0% interest in AIMCO IPLP, L.P. as its general partner. AIMCO Properties, L.P. holds a 30% interest in AIMCO IPLP, L.P. as the limited partner.

(4)	AIMCO IPLP, L.P. and AIMCO/IPT, Inc. share voting and dispositive power over 25,833.5 Series B Units, representing approximately 34.45% of the class.

(5)	AIMCO IPLP, L.P. owns an additional 3,369.5 Series B Units, representing approximately 4.49% of the class, through its wholly owned subsidiary, IPLP Acquisition I LLC.

(6)	AIMCO/IPT, Inc. owns an additional 100 Series B Units, representing approximately 0.13% of the class, through its wholly owned subsidiary, Fox Capital Management Corporation.

Additional Information

For additional information about CPF XVII and its properties and operating data related to those properties, see CPF XVII’s Annual Report on Form 10-K for the year ended December 31, 2010, attached hereto as Annex F, and CPF XVII’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, attached hereto as Annex G.

THE MERGER

Background of the Merger

As the general partner of CPF XVII, Fox regularly evaluates CPF XVII’s properties by considering various factors, such as CPF XVII’s financial position and real estate and capital markets conditions. Fox monitors a property’s specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of each property and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property (including any prepayment penalties), tax implications to limited partners, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, can potentially contribute to any decision by Fox to sell, refinance, upgrade with capital improvements or hold a partnership property.

After taking into account the foregoing considerations, Fox listed the Hampden Heights Property for sale at various times in 2008 and 2009, but ultimately abandoned its efforts because it was unable to find a buyer that was willing to buy the property at a price that was acceptable to Fox. In early 2009, Fox listed the Village in the Woods Property for sale, but abandoned its efforts because it was unable to find a buyer that was willing to buy the property at a price that was acceptable to Fox. Fox re-listed the Hampden Heights Property for sale in March 2010 and commenced negotiations with a third party shortly thereafter. On July 23, 2010, CPF XVII entered into a purchase and sale contract with a third party to sell the Hampden Heights Property for a total sales price of $19,750,000. On July 27, 2010, the purchaser delivered written notice of its election to terminate the purchase and sale contract pursuant to its terms. Subsequently, in September 2010, Fox again re-listed the property for sale.

During January 2011, officers of FCMC, the managing general partner of Fox, who are also officers of Aimco, met several times to consider and discuss strategic alternatives for CPF XVII. During these meetings, they considered the costs of maintaining CPF XVII’s current ownership structure, including audit, tax and SEC reporting costs, given Aimco OP’s ownership of 70.49% of the CPF XVII Units and the outstanding debt owed to Aimco OP.

After considering all of these factors, the officers agreed to explore the possibility of Aimco OP acquiring some or all of CPF XVII’s properties through a transaction that would provide the unaffiliated limited partners with the opportunity to defer taxable gain through an exchange of CPF XVII Units for OP Units.

During January and February of 2011, FCMC management sought advice from outside counsel to determine whether a transaction would be feasible that would result in Aimco OP’s ownership of some or all of CPF XVII’s properties while also providing potential tax deferral to limited partners who are unaffiliated with Aimco OP. FCMC management also considered the ongoing efforts to market the Hampden Heights Property for sale and discussed with counsel whether a transaction would be feasible that would result in Aimco’s ownership of all of CPF XVII’s properties other than the Hampden Heights Property. At the same time, they spoke with appraisers regarding the possibility of appraising the properties for purposes of evaluating a potential transaction with Aimco OP.

FCMC engaged CRA in February 2011 to appraise each of the Peakview Property, the Creekside Property and the Village in the Woods Property. FCMC management decided not to obtain an appraisal for the Hampden Heights Property due to the ongoing sales efforts. CRA delivered the appraisal for the Peakview Property on March 15, 2011, the appraisal for the Creekside Property on March 16, 2011, and the appraisal for the Village in the Woods Property on March 21, 2011. Pursuant to these appraisals, CRA valued the properties at $27,100,000, $21,600,000, and $28,500,000, respectively.

Over the following weeks, FCMC management reviewed the appraisal reports and discussed both CRA’s assumptions and its valuations of the properties and determined that CRA’s assumptions were reasonable and the valuations appropriate. As part of their review, they considered the fiduciary duties owed by Fox to unaffiliated limited partners, as well as the properties’ appraised value and the amount of indebtedness secured by each of the properties, which at March 31, 2011 was approximately $19,198,000 for the Village in the Woods Property, $12,529,000 for the Peakview Property, and $14,105,000 for the Creekside Property.

In April and May 2011, Aimco OP and Fox continued discussions regarding a possible merger transaction between CPF XVII and Aimco OP. In connection with these discussions, Aimco OP and Fox agreed that, if they were to pursue the merger, they should consider retaining an independent financial advisor to opine as to the fairness of the merger to the unaffiliated limited partners of CPF XVII. Aimco OP and Fox, together with outside counsel, conducted interviews with representatives of Duff & Phelps and two other financial advisory firms.

On May 9, 2011, CPF XVII serialized its interests through an amendment to its partnership agreement, which created the Series A Units, which relate to the Peakview Property, the Creekside Property and the Village in the Woods Property, and the Series B Units, which relate to the Hampden Heights Property.

On May 23, 2011, CPF XVII entered into a sale contract with a third party to sell the Hampden Heights Property for a purchase price of approximately $22,750,000.

On June 3, 2011, at the request of Aimco OP and Fox, CRA delivered an updated appraisal for the Village in the Woods Property, pursuant to which it valued the property at $28,700,000 as of May 31, 2011. On June 17, at the request of Aimco OP and Fox, CRA delivered updated appraisals for the Peakview Property and the Creekside Property, pursuant to which it valued the properties at $28,000,000 and $22,400,000, respectively, as of May 31, 2011. Aimco OP and Fox reviewed the updated appraisal reports and calculated the equity value of Series A Units based on these updated appraisals.

On June 10, 2011, Aimco OP engaged Duff & Phelps to provide a fairness opinion with respect to the proposed merger transaction and ten other possible merger transactions. In the following weeks, Duff & Phelps had due diligence calls with FCMC management and received due diligence materials in response to its diligence requests.

On July 22, 2011, the sale of the Hampden Heights Property was completed.

On July 28, 2011, Duff & Phelps delivered its written opinion to the boards of directors of Aimco, the general partner of Aimco OP and the managing general partner of CPF XVII’s general partner to the effect that, as of July 28, 2011, based upon and subject to the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Duff & Phelps in connection with its opinion, the cash consideration offered in the merger is fair, from a financial point of view, to the unaffiliated limited partners of CPF XVII.

On July 28, 2011, Fox and the general partner of Aimco OP approved the merger agreement. Before doing so, Fox and the other Aimco Entities considered a number of possible alternatives to the proposed transaction, as described in greater detail in this information statement/prospectus. However, they ultimately determined that the proposed merger is in the best interests of CPF XVII and its unaffiliated limited partners.

Determination of Merger Consideration

In the merger, each Series A Unit outstanding immediately prior to consummation of the merger will be converted into the right to receive, at the election of the holder of such Series A Unit, either $311.18 in cash or equivalent value in Aimco OP Units, except in those jurisdictions where the law prohibits the offer of OP Units in this transaction (or registration or qualification would be prohibitively costly). Because Aimco indirectly owns Fox, which is the general partner of CPF XVII, the merger consideration has not been determined in an arm’s-length negotiation. In order to arrive at a fair consideration, CRA, an independent real estate appraisal firm, was engaged to perform complete appraisals of each of the three properties of CPF XVII subject to the merger. For more detailed information about the independent appraiser’s determination of the estimated values of the properties, see “Special Factors — The Appraisals.” The per unit cash merger consideration payable to each holder of Series A Units is greater than Fox’s estimate of the proceeds that would be available for distribution to limited partners (following the repayment of debt and other liabilities of CPF XVII) if the properties were sold at a price equal to their respective appraised values. Fox did not deduct certain amounts that would be payable upon an immediate sale of the partnership’s properties, such as a prepayment penalties on the mortgage debt of the Peakview Property and the Village in the Woods Property as well as prepayment penalties on the mortgage debt of the Creekside Property that would apply (based on current interest rates) if the property was sold after the expiration of the current lockout period (during which a prepayment of the mortgage debt is prohibited). The estimated prepayment penalties would have been approximately $11,167,800 in total for the Peakview Property and the Village in the Woods Property. Fox calculated the net proceeds available to all Series A Unit holders by (i) adding to the appraised values the value of any other non-real estate assets of CPF XVII that relate to the Series A Units that would not be included in the appraisal; and (ii) deducting all liabilities that relate to the Series A Units, including the market value of mortgage debt as of May 31, 2011, debt owed to Fox or its affiliates, accounts payable and accrued expenses and certain other costs. The amount of liabilities deducted includes an estimate of $461,000 for expenses attributable to the properties that would be incurred prior to the merger but payable after the merger. In order to determine the per unit cash merger consideration, Fox divided this amount by the number of total outstanding Series A Units. This calculation, which is summarized below, resulted in per unit cash merger consideration of $311.18.

Appraised value of the Peakview Property	$28,000,000
Plus: Appraised value of the Creekside Property	22,400,000
Plus: Appraised value of the Village in the Woods Property	28,700,000
Plus: Cash and cash equivalents	187,940
Plus: Other assets	392,049
Less: Mortgage debt, including accrued interest	(44,734,627)
Less: Mark-to-market adjustment(1)	(5,934,879)
Less: Loans from affiliates of the general partner	(5,120,352)
Less: Other amounts due to affiliates of the general partner	(20,703)
Less: Accounts payable and accrued expenses owed to third parties	(741,956)
Less: Other liabilities(2)	(366,073)
Plus: Deficit restoration obligation of general partner(3)	1,038,395
Less: Estimated trailing payables	(461,600)

Net partnership equity	$23,338,194
Percentage of net partnership equity allocable to limited partners who hold Series A Units	100%

Net partnership equity allocable to limited partners who hold Series A Units	$23,338,194
Total number of Series A Units	75,000

Cash consideration per Series A Unit	$311.18

(1)	The mark-to-market adjustment reflects the difference between the outstanding amount of the mortgage debt and its market value as of May 31, 2011. The market value was calculated as the present value of the remaining required payments under the loan through maturity, discounted at 4.99% (in the case of the 1st mortgage encumbering the Peakview Property), 4.67% (in the case of the 2nd mortgage encumbering the Peakview Property), 4.78% (in the case of the Creekside Property) and 5.41% (in the case of the Village in the Woods Property), which we believe is an appropriate market rate based on our analysis of interest rates for selected loans of a similar type, leverage and duration.

(2)	Consists primarily of security deposits paid by tenants of the properties.

(3)	Contribution by Fox Partners pursuant to the terms of CPF XVII’s partnership agreement to address a deficiency in its capital account, net of partnership equity allocable to Fox Partners.

The number of OP Units offered per Series A Unit was calculated by dividing the per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. Although there is no public market for OP Units, after a one-year holding period, each OP Unit is generally redeemable for cash in an amount equal to the value of one share of Aimco common stock at the time, subject to Aimco’s right to acquire each OP Unit in exchange for one share of Aimco common stock (subject to antidilution adjustments). Therefore, Fox considers the trading price of Aimco common stock to be a reasonable estimate of the fair market value of an OP Unit. As of July 21, 2011, the average closing price of Aimco common stock over the preceding ten consecutive trading days was $26.98, which would have resulted in OP Unit consideration of 11.53 OP Units per Series A Unit.

Conflicts of Interest

Fox is the general partner of CPF XVII and is indirectly wholly-owned by Aimco. FCMC is the managing general partner of Fox and is wholly-owned by Aimco. Therefore, Fox and FCMC have a conflict of interest with respect to the merger, which could result in the approval of a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. As the general partner of CPF XVII, Fox seeks the best possible terms for CPF XVII’s limited partners. This conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP.

Future Plans for the Properties

After the merger, Aimco OP will own all of the outstanding Series A Units. Fox will continue to be the sole general partner of CPF XVII after the merger, and CPF XVII’s partnership agreement in effect immediately prior to the merger will remain unchanged after the merger. The merger will result in the 100% ownership by Aimco of the Peakview Property, the Creekside Property and the Village in the Woods Property. Aimco OP intends to retain the Series A Units after the merger. The Series B Units will not be affected by the merger and will remain outstanding until the net proceeds from the sale of the Hampden Heights Property have been distributed and the Series B Units are terminated.

Aimco anticipates owning and operating the Peakview Property, the Creekside Property and the Village in the Woods Property following the merger. After the merger, Aimco will evaluate the capital improvement needs of the three properties subject to the merger, and anticipates making certain routine capital expenditures with respect to each property during the remainder of 2011.

Material United States Federal Income Tax Consequences of the Merger

For a discussion of the material United States federal income tax consequences of the merger, see “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Merger.”

Regulatory Matters

No material federal or state regulatory requirements must be satisfied or approvals obtained in connection with the merger, except (1) filing a registration statement that includes this information statement/prospectus with the SEC and obtaining the SEC’s declaration that the registration statement is effective under the Securities Act, (2) registration or qualification of the issuance of OP Units under state securities laws, and (3) filing a certificate of merger with the Secretary of State of the State of Delaware.

Accounting Treatment of the Merger

Aimco and Aimco OP will treat the merger as a purchase of noncontrolling interests for financial accounting purposes. This means that Aimco and Aimco OP will recognize any difference between the purchase price for these noncontrolling interests and the carrying amount of such noncontrolling interests in Aimco and Aimco OP’s consolidated financial statements as an adjustment to the amounts of consolidated equity and partners’ capital attributed to Aimco and Aimco OP, respectively.

Appraisal Rights

Limited partners who hold Series A Units are not entitled to dissenters’ appraisal rights under applicable law or CPF XVII’s partnership agreement in connection with the merger. However, pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner who holds Series A Units with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under Delaware law. These contractual appraisal rights will enable such limited partner to obtain an appraisal of the value of the limited partner’s Series A Units in connection with the merger. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and the consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

Expenses and Fees and Source of Funds

The costs of planning and implementing the merger, including the cash merger consideration and the preparation of this information statement/prospectus, will be borne by Aimco OP without regard to whether the merger is effectuated. The estimated amount of these costs is approximately $7,498,600 (assuming all limited partners who hold Series A Units elect to receive the cash merger consideration). Aimco OP is paying for the costs of the merger with funds on hand or from drawings under its revolving credit facility. The revolving credit facility is pursuant to Aimco OP’s Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, with Bank of America, N.A. as administrative agent, swing line lender and L/C issuer. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at Aimco OP’s option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for one year, subject to certain conditions. Aimco OP’s obligations under the Amended and Restated Senior Secured Credit Agreement are secured by its equity interests in its subsidiaries.

Approvals Required

Under Delaware law, the merger must be approved by CPF XVII’s general partner and a majority in interest of the Series A Units. The general partner has determined that the merger is advisable, fair to and in the best interests of CPF XVII and its limited partners and has approved the merger and the merger agreement. As of July 21, 2011, there were issued and outstanding 75,000 Series A Units, and Aimco OP and its affiliates owned 52,866 of those units, or approximately 70.49% of the number of Series A Units outstanding. As more fully described herein, 25,833.5 of the Series A Units owned by affiliates of the general partner are subject to a voting restriction, which requires the Series A Units to be voted in proportion to the votes cast with respect to Series A Units not subject to this voting restriction. The general partner’s affiliates have indicated that they will vote all of their Series A Units that are not subject to this restriction, 27,032.5 or approximately 36.04% of the outstanding Series A Units, in favor of the merger. As a result, affiliates of the general partner will vote a total of 41,236 Series A Units, or approximately 54.98% of the outstanding Series A Units, in favor of the merger. Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the merger on or about          , 2011.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement and is qualified in its entirety by reference to the merger agreement, which is attached to this information statement/prospectus as Annex A. You should read the merger agreement carefully in its entirety as it is the legal document that governs this merger.

The Merger

CPF XVII has entered into an agreement and plan of merger with the Aimco Subsidiary and Aimco OP. The Aimco Subsidiary is a wholly-owned subsidiary of Aimco OP, and was formed for the purpose of effecting the merger with CPF XVII. Aimco owns CPF XVII’s general partner, Fox, and, together with its affiliates, owns a majority of CPF XVII’s outstanding Series A Units.

Under the merger agreement, at the effective time of the merger, the Aimco Subsidiary will be merged with and into CPF XVII, with CPF XVII as the surviving entity. In the merger, each Series A Unit outstanding immediately prior to consummation of the merger will be converted into the right to receive, at the election of the holder of such Series A Unit, either $311.18 in cash or equivalent value in Aimco OP Units (calculated by dividing $311.18 by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger); provided, however, that if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of Aimco OP Units in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive $311.18 in cash for each Series A Unit. Aimco OP’s interest in the Aimco Subsidiary will be converted into Series A Units. As a result, after the merger, Aimco OP will own all of the outstanding Series A Units.

The agreement of limited partnership of CPF XVII, as in effect immediately prior to the consummation of the merger will be the agreement of limited partnership of CPF XVII after the merger, until thereafter amended in accordance with the provisions thereof and applicable law.

Treatment of Interests in the Merger

CPF XVII.  Under the merger agreement, each Series A Unit outstanding immediately prior to consummation of the merger will be converted into the right to receive, at the election of the holder of such Series A Unit, either $311.18 in cash or equivalent value in Aimco OP Units (calculated by dividing $311.18 by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger), except in those jurisdictions where the law prohibits the issuance of Aimco OP Units (or registration or qualification would be prohibitively costly). Fox will continue to be the sole general partner of CPF XVII after the merger, and its current Series A general partner interest will remain unchanged after the merger. The Series B Units will not be affected by the merger and will remain outstanding following consummation of the merger.

Aimco Subsidiary.  All membership interests in the Aimco Subsidiary immediately prior to the effective time of the merger will be converted into Series A Units after the merger.

Approvals Required

Under Delaware law, the merger must be approved by Fox, as the general partner of CPF XVII, and a majority in interest of the Series A Units. Fox has determined that the merger is advisable, fair to and in the best interests of CPF XVII and its limited partners and has approved the merger and the merger agreement. As of July 21, 2011, there were issued and outstanding 75,000 Series A Units, and Aimco OP and its affiliates owned 52,866 of those units, or approximately 70.49% of the number of Series A Units outstanding. As more fully described herein, 25,833.5 of the Series A Units owned by affiliates of the general partner are subject to a voting restriction, which requires the Series A Units to be voted in proportion to the votes cast with respect to Series A Units not subject to this voting restriction. The general partner’s affiliates have indicated that they will vote all of their Series A Units that are not subject to this restriction, 27,032.5 or approximately 36.04% of the outstanding Series A Units, in favor of the merger. As a result, affiliates of the general partner will vote a total of 41,236 Series A Units, or approximately 54.98% of the outstanding Series A Units, in favor of the merger. Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the merger on or about          , 2011. As a result, approval of the merger is assured, and your consent to the merger is not required. Aimco OP has approved the merger on behalf of the Aimco Subsidiary.

Conditions to Obligations to Complete the Merger

None of the parties to the merger agreement are required to consummate the merger if any third party consent, authorization or approval that any of the parties deems necessary or desirable in connection with the merger agreement, and the consummation of the transactions contemplated thereby, has not been obtained or received.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned at any time prior to consummation of the merger, without liability to any party to the merger agreement, by CPF XVII, Aimco OP or the Aimco Subsidiary, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding the approval of the merger agreement by any of the partners of CPF XVII or the member of the Aimco Subsidiary.

Amendment

Subject to applicable law, the merger agreement may be amended, modified or supplemented by written agreement of the parties at any time prior to the consummation of the merger with respect to any of the terms contained therein.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law provisions thereof.

Appraisal Rights

Limited partners who hold Series A Units are not entitled to dissenters’ appraisal rights under applicable law or CPF XVII’s partnership agreement in connection with the merger. However, pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner who holds Series A Units with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under Delaware law. These contractual appraisal rights will enable such limited partner to obtain an appraisal of the value of the limited partner’s Series A Units in connection with the merger. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and the consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

Election Forms

Within 10 days after the effective time of the merger, Aimco OP will prepare and mail to the former holders of Series A Units an election form pursuant to which they can elect to receive cash or OP Units. Limited partners may also elect appraisal of their Series A Units pursuant to the election form. Holders of Series A Units may elect their form of consideration by completing and returning the election form in accordance with its instructions. If the information agent does not receive a properly completed election form from a holder before 5:00 p.m., New York time, on the 30th day after the mailing of the election form, the holder will be deemed to have elected to receive the cash consideration. Former holders of Series A Units may also use the election form to elect to receive, in lieu of the merger consideration, the appraised value of their Series A Units, determined through an arbitration proceeding.

DESCRIPTION OF AIMCO OP UNITS; SUMMARY OF AIMCO OP PARTNERSHIP AGREEMENT

The following description sets forth some general terms and provisions of the Aimco OP partnership agreement. The following description of the Aimco OP partnership agreement is qualified in its entirety by the terms of the agreement.

General

Aimco OP is a limited partnership organized under the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor to such statute, or the Delaware Act, and upon the terms and subject to the conditions set forth in its agreement of limited partnership. AIMCO-GP, Inc., a Delaware corporation and wholly-owned subsidiary of Aimco, is the sole general partner of Aimco OP. Another wholly-owned subsidiary of Aimco, AIMCO-LP Trust, a Delaware trust, or the special limited partner, is a limited partner in Aimco OP. The term of Aimco OP commenced on May 16, 1994, and will continue in perpetuity, unless Aimco OP is dissolved sooner under the provisions of the partnership agreement or as otherwise provided by law.

Purpose and Business

The purpose and nature of Aimco OP is to conduct any business, enterprise or activity permitted by or under the Delaware Act, including, but not limited to, (i) conducting the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) entering into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Delaware Act, or to own interests in any entity engaged in any business permitted by or under the Delaware Act, (iii) conducting the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) doing anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit Aimco, in the sole and absolute discretion of the general partner, at all times to be classified as a REIT.

Management by the General Partner

Except as otherwise expressly provided in the Aimco OP partnership agreement, all management powers over the business and affairs of Aimco OP are exclusively vested in the general partner. No limited partner of Aimco OP or any other person to whom one or more OP Units have been transferred (each, an “assignee”) may take part in the operations, management or control (within the meaning of the Delaware Act) of Aimco OP’s business, transact any business in Aimco OP’s name or have the power to sign documents for or otherwise bind Aimco OP. The general partner may not be removed by the limited partners with or without cause, except with the consent of the general partner. In addition to the powers granted to a general partner of a limited partnership under applicable law or that are granted to the general partner under any other provision of the Aimco OP partnership agreement, the general partner, subject to the other provisions of the Aimco OP partnership agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of Aimco OP, to exercise all powers of Aimco OP and to effectuate the purposes of Aimco OP. Aimco OP may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of properties) upon such terms as the general partner determines to be appropriate. The general partner is authorized to execute, deliver and perform specific agreements and transactions on behalf of Aimco OP without any further act, approval or vote of the limited partners.

Restrictions on General Partner’s Authority.  The general partner may not take any action in contravention of the Aimco OP partnership agreement. The general partner may not, without the prior consent of the limited partners, undertake, on behalf of Aimco OP, any of the following actions or enter into any transaction that would have the effect of such transactions: (i) except as provided in the partnership agreement, amend, modify or terminate the partnership agreement other than to reflect the admission, substitution, termination or withdrawal of partners; (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of Aimco OP; (iii) institute any proceeding for bankruptcy on behalf of Aimco OP; or (iv) subject to specific exceptions, approve or acquiesce to the transfer of the Aimco OP general partner interest, or admit into Aimco OP any additional or successor general partners.

Additional Limited Partners.  The general partner is authorized to admit additional limited partners to Aimco OP from time to time, on terms and conditions and for such capital contributions as may be established by the general partner in its reasonable discretion. The net capital contribution need not be equal for all partners. No action or consent by the limited partners is required in connection with the admission of any additional limited partner. The general partner is expressly authorized to cause Aimco OP to issue additional interests (i) upon the conversion, redemption or exchange of any debt, OP Units or other securities issued by Aimco OP, (ii) for less than fair market value, so long as the general partner concludes in good faith that such issuance is in the best interests of the general partner and Aimco OP, and (iii) in connection with any merger of any other entity into Aimco OP if the applicable merger agreement provides that persons are to receive interests in Aimco OP in exchange for their interests in the entity merging into Aimco OP. Subject to Delaware law, any additional partnership interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the general partner, in its sole and absolute discretion without the approval of any limited partner, and set forth in a written document thereafter attached to and made an exhibit to the partnership agreement. Without limiting the generality of the foregoing, the general partner has authority to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests; (b) the right of each such class or series of partnership interests to share in distributions; (c) the rights of each such class or series of partnership interests upon dissolution and liquidation of Aimco OP; (d) the voting rights, if any, of each such class or series of partnership interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of partnership interests. No person may be admitted as an additional limited partner without the consent of the general partner, which consent may be given or withheld in the general partner’s sole and absolute discretion.

Indemnification.  As a part of conducting the merger described herein, the general partner has agreed not to seek indemnification from, or to be held harmless by, Aimco OP, or its affiliates, for any liability or loss suffered by the general partner related to the merger, unless (i) the general partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of Aimco OP, (ii) the general partner was acting on behalf of or performing services for Aimco OP, (iii) such liability or loss was not the result of negligence or misconduct by the general partner and (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of Aimco OP and not from the limited partners of Aimco OP. In addition, the general partner, and any of its affiliates that are performing services on behalf of Aimco OP, have agreed that they will not seek indemnification for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and, as relates to (iii), the court of law considering the request for indemnification has been advised of the position of the SEC and the position of any state securities regulatory authority in which securities of Aimco OP were offered or sold as to indemnification for violations of securities laws. Aimco OP shall not incur the cost of that portion of liability insurance, if any, which insures the general partner for any liability as to which the general partner is prohibited from being indemnified as described in this paragraph. Finally, the general partner has agreed that the provision of advancement from Aimco OP funds to the general partner or any of its affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of Aimco OP; (ii) the legal action is initiated by a third party who is not a limited partner of Aimco OP, or the legal action is initiated by a limited partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the general partner or its affiliates undertake to repay the advanced funds to Aimco OP in cases in which such person is not entitled to indemnification under this paragraph.

Outstanding Classes of Units

As of March 31, 2011, Aimco OP had issued and outstanding the following partnership interests:

			Liquidation
	Units	Quarterly Distribution	Preference
Class	Outstanding	per Unit	(per Unit)

Partnership Common Units (OP Units)	125,234,221	$—	N/A
Class T Partnership Preferred Units	6,000,000	$0.50	$25.00
Class U Partnership Preferred Units	12,000,000	$0.485	$25.00
Class V Partnership Preferred Units	3,450,000	$0.50	$25.00
Class Y Partnership Preferred Units	3,450,000	$0.4925	$25.00
Series A Community Reinvestment Act Perpetual Partnership Preferred Units(1)	114	$1,937.50	$500,000.00
Class One Partnership Preferred Units(2)	90,000	$2.00	$91.43
Class Two Partnership Preferred Units(2)	19,339	$0.12	$25.00
Class Three Partnership Preferred Units(2)	1,365,971	$0.4925	$25.00
Class Four Partnership Preferred Units(2)	755,999	$0.50	$25.00
Class Six Partnership Preferred Units(2)	796,668	$0.5325	$25.00
Class Seven Partnership Preferred Units(2)	27,960	$0.595	$25.00
Class Eight Partnership Preferred Units(3)	6,250	$—	N/A
Class I High Performance Partnership Units (HPUs)(3)	2,339,950	$—	N/A

(1)	The Series A Community Reinvestment Act Perpetual Partnership Preferred Units, or the CRA Preferred Units, have substantially the same terms as Aimco’s Series A Community Reinvestment Act Perpetual Preferred Stock, or the CRA Preferred Stock. Holders of the CRA Preferred Units are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from the date of original issuance through March 31, 2015, the distribution rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at March 31, 2011 was 1.55%. Upon liquidation, holders of the CRA Preferred Stock are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The CRA Preferred Units rank prior to Common OP Units and on the same level as Aimco OP’s other Preferred OP Units, with respect to the payment of distributions and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Units are not redeemable prior to June 30, 2011, except in limited circumstances related to Aimco’s REIT qualification. On and after June 30, 2011, the CRA Preferred Units are redeemable for cash, in whole or from time to time in part, upon the redemption, at Aimco’s option, of its CRA Preferred Stock at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid distributions, if any, to the redemption date.

(2)	The Class One, Class Two, Class Three, Class Four, Class Six and Class Seven preferred OP Units are redeemable, at the holders’ option. Aimco OP, at its sole discretion, may settle such redemption requests in cash or shares of Aimco common stock in a value equal to the redemption preference. In the event Aimco OP requires Aimco to issue shares to settle a redemption request, it would issue to Aimco a corresponding number of OP Units. Aimco OP has a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions.

(3)	The holders of Class Eight preferred OP Units and HPUs receive the same amount of distributions that are paid to holders of an equivalent number of Aimco OP’s outstanding OP Units.

Distributions

Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner, the other holders of OP Units and holders of HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any partnership preferred units issued in the future may have priority over the general partner, the special limited partner, holders of OP Units and holders of HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions.

Distributions payable with respect to any interest in Aimco OP that was not outstanding during the entire quarterly period in respect of which any distribution is made will be prorated based on the portion of the period that such interest was outstanding. The general partner in its sole and absolute discretion may distribute to the limited partners Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the requirements for qualification as a REIT, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements, or the REIT Requirements, for qualifying as a REIT under the Internal Revenue Code and the applicable regulations promulgated by the U.S. Treasury Department, or the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, and (ii) avoid any U.S. federal income or excise tax liability of Aimco.

While some of the debt instruments to which Aimco OP is a party, including its credit facilities, contain restrictions on the payment of distributions to OP Unitholders, the debt instruments allow Aimco OP to distribute sufficient amounts to enable the general partner and special limited partner to transfer funds to Aimco which are then used to pay stockholder dividends, thereby allowing Aimco to meet the requirements for qualifications as a REIT under the Internal Revenue Code.

Distributions in Kind.  No OP Unitholder has any right to demand or receive property other than cash as provided in the partnership agreement. The general partner may determine, in its sole and absolute discretion, to make a distribution in kind of partnership assets to the OP Unitholders, and such assets will be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the Aimco OP partnership agreement.

Distributions Upon Liquidation.  Subject to the rights of holders of any outstanding partnership preferred units, net proceeds from the sale or other disposition of all or substantially all of its assets in a transaction that will lead to a liquidation of Aimco OP or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of Aimco OP, or a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of Aimco OP, will be distributed to the OP Unitholders in accordance with the Aimco OP partnership agreement.

Restricted Distributions.  The Aimco OP partnership agreement prohibits Aimco OP and the general partner, on behalf of Aimco OP, from making a distribution to any OP Unitholder on account of its interest in OP Units if such distribution would violate Section 17-607 of the Delaware Act or other applicable law.

Allocations of Net Income and Net Loss

OP Units and HPUs.  Net Income (as defined in the Aimco OP partnership agreement) and Net Loss (as defined in the Aimco OP partnership agreement) of Aimco OP will be determined and allocated with respect to each fiscal year of Aimco OP as of the end of each such year. Except as otherwise provided in the Aimco OP partnership agreement, an allocation to an OP Unitholder of a share of Net Income or Net Loss will be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. Except as otherwise provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, Net Income and Net Loss will be allocated to the holders of OP Units and holders of HPUs in accordance with their respective interests at the end of each fiscal year. The Aimco OP partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, for U.S. federal income tax purposes under the Internal Revenue Code and the Treasury Regulations, each partnership item of income, gain, loss and deduction will be allocated among the OP Unitholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated under the Aimco OP partnership agreement.

Partnership Preferred Units.  Net income will be allocated to the holders of partnership preferred units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holders of partnership preferred units receive a distribution on any partnership preferred units (other than an amount included in any redemption of partnership preferred units). If any partnership preferred units are redeemed, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as the general partner in its discretion will determine) will be allocated to the holders of partnership preferred units to the extent that the redemption amounts paid or payable with respect to the partnership preferred units so redeemed exceeds the aggregate capital contributions (net of liabilities assumed or taken subject to by Aimco OP) per partnership preferred units allocable to the partnership preferred units so redeemed and (ii) deductions and losses (in such relative proportions as the general partner in its discretion will determine) will be allocated to the holders of partnership preferred units to the extent that the aggregate capital contributions (net of liabilities assumed or taken subject to by Aimco OP) per partnership preferred units allocable to the partnership preferred units so redeemed exceeds the redemption amount paid or payable with respect to the partnership preferred units so redeemed.

Withholding

Aimco OP is authorized to withhold from or pay on behalf of or with respect to each limited partner any amount of federal, state, local or foreign taxes that the general partner determines that Aimco OP is required to withhold or pay with respect to any amount distributable or allocable to such limited partner under the Aimco OP partnership agreement. The Aimco OP partnership agreement also provides that any withholding tax amount paid on behalf of or with respect to a limited partner constitutes a loan by Aimco OP to such limited partner. This loan is required to be repaid within 15 days after notice to the limited partner from the general partner, and each limited partner grants a security interest in its partnership interest to secure its obligation to pay any partnership withholding tax amounts paid on its behalf or with respect to such limited partner. In addition, under the Aimco OP partnership agreement, the partnership may redeem the partnership interest of any limited partner who fails to pay partnership withholding tax amounts paid on behalf of or with respect to such limited partner. Also, the general partner has authority to withhold, from any amounts otherwise distributable, allocable or payable to a limited partner, the general partner’s estimate of further taxes required to be paid by such limited partner.

Return of Capital

No partner is entitled to interest on its capital contribution or on such partner’s capital account. Except (i) under the rights of redemption set forth in the Aimco OP partnership agreement, (ii) as provided by law, or (iii) under the terms of any outstanding partnership preferred units, no partner has any right to demand or receive the withdrawal or return of its capital contribution from Aimco OP, except to the extent of distributions made under the Aimco OP partnership agreement or upon termination of Aimco OP. Except to the extent otherwise expressly provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, no limited partner or assignee will have priority over any other limited partner or Assignee either as to the return of capital contributions or as to profits, losses or distributions.

Redemption Rights of Qualifying Parties

After the first anniversary of becoming a holder of OP Units, each OP Unitholder and some assignees have the right, subject to the terms and conditions set forth in the Aimco OP partnership agreement, to require Aimco OP to redeem all or a portion of the OP Units held by such party in exchange for shares of Aimco common stock or a cash amount equal to the value of such shares, as Aimco OP may determine. On or before the close of business on the fifth business day after a holder of OP Units gives the general partner a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of Aimco stock imposed under Aimco’s charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units from the tendering party in exchange for Aimco common stock, based on an exchange ratio of one share of Aimco common stock for each OP Unit, subject to adjustment as provided in the Aimco OP partnership agreement. The Aimco OP partnership agreement does not obligate Aimco or the general partner to register, qualify or list any Aimco common stock issued in exchange for OP Units with the SEC, with any state securities commissioner, department or agency, or with any stock exchange. Aimco common stock issued in exchange for OP Units under the Aimco OP partnership agreement will contain legends regarding restrictions under the Securities Act and applicable state securities laws as Aimco in good faith determines to be necessary or advisable in order to ensure compliance with securities laws. In the event of a change of control of Aimco, holders of HPUs will have redemption rights similar to those of holders of OP Units.

Partnership Right to Call Limited Partner Interests

Notwithstanding any other provision of the Aimco OP partnership agreement, on and after the date on which the aggregate percentage interests of the limited partners, other than the special limited partner, are less than one percent (1%), Aimco OP will have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding limited partner interests (other than the special limited partner’s interest) by treating any limited partner as if such limited partner had tendered for redemption under the Aimco OP partnership agreement the amount of OP Units specified by the general partner, in its sole and absolute discretion, by notice to the limited partner.

Transfers and Withdrawals

Restrictions on Transfer.  The Aimco OP partnership agreement restricts the transferability of OP Units. Any transfer or purported transfer of an OP Unit not made in accordance with the Aimco OP partnership agreement will be null and void ab initio. Until the expiration of one year from the date on which an OP Unitholder acquired OP Units, subject to some exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year from the date on which an OP Unitholder acquired OP Units, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of specific conditions specified in the Aimco OP partnership agreement, including the general partner’s right of first refusal.

It is a condition to any transfer (whether or not such transfer is effected before or after the one year holding period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner under the Aimco OP partnership agreement with respect to such OP Units, and no such transfer (other than under a statutory merger or consolidation wherein all obligations and liabilities of the transferor partner are assumed by a successor corporation by operation of law) will relieve the transferor partner of its obligations under the Aimco OP partnership agreement without the approval of the general partner, in its sole and absolute discretion.

In connection with any transfer of OP Units, the general partner will have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any federal or state securities laws or regulations applicable to Aimco OP or the OP Units transferred.

No transfer by a limited partner of its OP Units (including any redemption or any acquisition of OP Units by the general partner or by Aimco OP) may be made to any person if (i) in the opinion of legal counsel for Aimco OP, it would result in Aimco OP being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of section 7704 of the Internal Revenue Code.

HPUs.  HPUs are subject to different restrictions on transfer. Individuals may not transfer HPUs except to a family member (or a family-owned entity) or in the event of their death.

Substituted Limited Partners.  No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner, which consent may be given or withheld by the general partner in its sole and absolute discretion. If the general partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the Aimco OP partnership agreement. An assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware Act, including the right to receive distributions from Aimco OP and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of Aimco OP attributable to the OP Units assigned to such transferee and the rights to transfer the OP Units provided in the Aimco OP partnership agreement, but will not be deemed to be a holder of OP Units for any other purpose under the Aimco OP partnership agreement, and will not be entitled to effect a consent or vote with respect to such OP Units on any matter presented to the limited partners for approval (such right to consent or vote, to the extent provided in the Aimco OP partnership agreement or under the Delaware Act, fully remaining with the transferor limited partner).

Withdrawals.  No limited partner may withdraw from Aimco OP other than as a result of a permitted transfer of all of such limited partner’s OP Units in accordance with the Aimco OP partnership agreement, with respect to which the transferee becomes a substituted limited partner, or under a redemption (or acquisition by Aimco) of all of such limited partner’s OP Units.

Restrictions on the general partner.  The general partner may not transfer any of its general partner interest or withdraw from Aimco OP unless (i) the limited partners consent or (ii) immediately after a merger of the general partner into another entity, substantially all of the assets of the surviving entity, other than the general partnership interest in Aimco OP held by the general partner, are contributed to Aimco OP as a capital contribution in exchange for OP Units.

Amendment of the Partnership Agreement

By the General Partner Without the Consent of the Limited Partners.  The general partner has the power, without the consent of the limited partners, to amend the Aimco OP partnership agreement as may be required to facilitate or implement any of the following purposes: (1) to add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners; (2) to reflect the admission, substitution or withdrawal of partners or the termination of Aimco OP in accordance with the partnership agreement; (3) to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement; (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; (5) to reflect such changes as are reasonably necessary for Aimco to maintain its status as a REIT; and (6) to modify the manner in which capital accounts are computed (but only to the extent set forth in the definition of “Capital Account” in the Aimco OP partnership agreement or contemplated by the Internal Revenue Code or the Treasury Regulations).

With the Consent of the Limited Partners.  Amendments to the Aimco OP partnership agreement may be proposed by the general partner or by holders of a majority of the outstanding OP Units and other classes of units that have the same voting rights as holders of OP Units, excluding the special limited partner. Following such proposal, the general partner will submit any proposed amendment to the limited partners. The general partner will seek the written consent of a majority in interest of the limited partners on the proposed amendment or will call a meeting to vote thereon and to transact any other business that the general partner may deem appropriate.

Procedures for Actions and Consents of Partners

Meetings of the partners may be called by the general partner and will be called upon the receipt by the general partner of a written request by a majority in interest of the limited partners. Notice of any such meeting will be given to all partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by the general partner or such other person as the general partner may appoint under such rules for the conduct of the meeting as the general partner or such other person deems appropriate in its sole and absolute discretion. Whenever the vote or consent of partners is permitted or required under the partnership agreement, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding OP Units (or such other percentage as is expressly required by the Aimco OP partnership agreement for the action in question).

Records and Accounting; Fiscal Year

The Aimco OP partnership agreement requires the general partner to keep or cause to be kept at the principal office of Aimco OP those records and documents required to be maintained by the Delaware Act and other books and records deemed by the general partner to be appropriate with respect to Aimco OP’s business. The books of Aimco OP will be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the general partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, Aimco OP, the general partner and Aimco may operate with integrated or consolidated accounting records, operations and principles. The fiscal year of Aimco OP is the calendar year.

Reports

As soon as practicable, but in no event later than one hundred and five (105) days after the close of each calendar quarter and each fiscal year, the general partner will make available to limited partners (which may be done by filing a report with the SEC) a report containing financial statements of Aimco OP, or of Aimco if such statements are prepared solely on a consolidated basis with Aimco, for such calendar quarter or fiscal year, as the case may be, presented in accordance with generally accepted accounting principles, and such other information as may be required by applicable law or regulation or as the general partner determines to be appropriate. Statements included in quarterly reports are not audited. Statements included in annual reports are audited by a nationally recognized firm of independent public accountants selected by the general partner.

Tax Matters Partner

The general partner is the “tax matters partner” of Aimco OP for U.S. federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of Aimco OP with respect to tax matters. In addition, the general partner will arrange for the preparation and timely filing of all returns with respect to partnership income, gains, deductions, losses and other items required of Aimco OP for U.S. federal and state income tax purposes and will use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by limited partners for U.S. federal and state income tax reporting purposes. The limited partners will promptly provide the general partner with such information as may be reasonably requested by the general partner from time to time.

Dissolution and Winding Up

Dissolution.  Aimco OP will dissolve, and its affairs will be wound up, upon the first to occur of any of the following (each a “liquidating event”): (i) an event of withdrawal, as defined in the Delaware Act (including, without limitation, bankruptcy), of the sole general partner unless, within ninety (90) days after the withdrawal, a “majority in interest” (as such phrase is used in Section 17-801(3) of the Delaware Act) of the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of Aimco OP and to the appointment, effective as of the date of withdrawal, of a successor general partner; (ii) an election to dissolve Aimco OP made by the general partner in its sole and absolute discretion, with or without the consent of the limited partners; (iii) entry of a decree of judicial dissolution of Aimco OP under the provisions of the Delaware Act; (iv) the occurrence of a Terminating Capital Transaction; or (v) the redemption (or acquisition by Aimco, the general partner and/or the special limited partner) of all OP Units other than OP Units held by the general partner or the special limited partner.

Winding Up.  Upon the occurrence of a liquidating event, Aimco OP will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and partners. The general partner (or, in the event that there is no remaining general partner or the general partner has dissolved, become bankrupt within the meaning of the Delaware Act or ceased to operate, any person elected by a majority in interest of the limited partners) will be responsible for overseeing the winding up and dissolution of Aimco OP and will take full account of Aimco OP’s liabilities and property, and Aimco OP property will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the general partner, include Aimco stock) will be applied and distributed in the following order: (i) first, to the satisfaction of all of Aimco OP’s debts and liabilities to creditors other than the partners and their assignees (whether by payment or the making of reasonable provision for payment thereof); (ii) second, to the satisfaction of all of Aimco OP’s debts and liabilities to the general partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under the partnership agreement; (ii) third, to the satisfaction of all of Aimco OP’s debts and liabilities to the other partners and any assignees (whether by payment or the making of reasonable provision for payment thereof); (iv) fourth, to the satisfaction of all liquidation preferences of outstanding Partnership Preferred Units, if any; and (v) the balance, if any, to the general partner, the limited partners and any assignees in accordance with and in proportion to their positive capital account balances, after giving effect to all contributions, distributions and allocations for all periods. In the event of a liquidation, holders of HPUs will be specially allocated items of income and gain in an amount sufficient to cause the capital account of such holder to be equal to that of a holder of an equal number of OP Units.

DESCRIPTION OF AIMCO COMMON STOCK

General

Aimco’s charter authorizes the issuance of up to 485,687,260 shares of common stock. As of July 21, 2011, 120,802,584 shares were issued and outstanding. Aimco common stock is traded on the NYSE under the symbol “AIV.” Computershare Limited serves as transfer agent and registrar of Aimco common stock. On July 21, 2011, the closing price of the Aimco common stock on the NYSE was $27.97. The following table shows the high and low reported sales prices and dividends paid per share of Aimco’s common stock in the periods indicated.

Quarter Ended	High	Low	Dividends

September 30, 2011 (through July 21, 2011)	$28.12	$25.41	$—
June 30, 2011	27.67	24.50	0.12
March 31, 2011	26.33	23.38	0.12
December 31, 2010	$26.24	$21.22	$0.10
September 30, 2010	22.82	18.12	0.10
June 30, 2010	24.21	18.14	0.10
March 31, 2010	19.17	15.01	0.00
December 31, 2009	$17.09	$11.80	$0.20
September 30, 2009	15.91	7.36	0.10
June 30, 2009	11.10	5.18	0.10
March 31, 2009	12.89	4.57	0.00

Aimco has a Stock Award and Incentive Plan to attract and retain officers, key employees and independent directors. Aimco’s plan reserves for issuance a maximum of 4.1 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under Aimco’s plan.

Holders of Aimco common stock are entitled to receive dividends, when and as declared by the board of directors of Aimco, or the Aimco Board of Directors, out of funds legally available therefor. The holders of shares of common stock, upon any liquidation, dissolution or winding up of Aimco, are entitled to receive ratably any assets remaining after payment in full of all liabilities of Aimco and the liquidation preferences of preferred stock. The shares of common stock possess ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of common stock do not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by Aimco at a subsequent date.

Outstanding Classes of Preferred Stock

Aimco’s charter authorizes the issuance of up to 24,900,240 shares of preferred stock with a par value of $0.01 per share. Aimco is authorized to issue shares of preferred stock in one or more classes or subclasses, with such designations, preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as the Aimco Board of Directors may determine by resolution. As of March 31, 2011, Aimco had issued and outstanding the following classes of preferred stock:

5

			Quarterly	Liquidation
	Shares	Shares	Dividend	Preference	Conversion
Class	Authorized	Outstanding	per Share	per Share	Price

Class T Cumulative Preferred Stock	6,000,000	6,000,000	$0.50	$25.00	N/A
Class U Cumulative Preferred Stock	12,000,000	12,000,000	$0.485	$25.00	N/A
Class V Cumulative Preferred Stock	3,450,000	3,450,000	$0.50	$25.00	N/A
Class Y Cumulative Preferred Stock	3,450,000	3,450,000	$0.4925	$25.00	N/A
Series A Community Reinvestment Act Perpetual Preferred Stock(1)	240	114	$1,937.50	$500,000.00	N/A

(1)	For the period from the date of original issuance through March 31, 2015, the dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at March 31, 2011 was 1.55%. Upon liquidation, holders of the CRA Preferred Stock are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The CRA Preferred Stock ranks prior to the Aimco common stock and on the same level as Aimco’s outstanding shares of preferred stock with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Stock is not redeemable prior to June 30, 2011, except in limited circumstances related to REIT qualification. On and after June 30, 2011, the CRA Preferred Stock is redeemable for cash, in whole or from time to time in part, at Aimco’s option, at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date.

Ranking.  Each authorized class of preferred stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Aimco, (a) prior or senior to the common stock and any other class or series of capital stock of Aimco if the holders of that class of preferred stock are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series (“Junior Stock”); (b) on a parity with the other authorized classes of preferred stock and any other class or series of capital stock of Aimco if the holders of such class or series of stock and that class of preferred stock are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (“Parity Stock”); and (c) junior to any class or series of capital stock of Aimco if the holders of such class or series are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of that class of preferred stock (“Senior Stock”).

Dividends.  Holders of each authorized class of preferred stock are entitled to receive, when and as declared by the Aimco Board of Directors, out of funds legally available for payment, quarterly cash dividends in the amount per share set forth in the table above under the heading, “Quarterly Dividend Per Share.” The dividends are cumulative from the date of original issue, whether or not in any dividend period or periods Aimco declares any dividends or have funds legally available for the payment of such dividend. Holders of preferred stock are not entitled to receive any dividends in excess of cumulative dividends on the preferred stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the preferred stock that may be in arrears.

When dividends are not paid in full upon any class of preferred stock, or a sum sufficient for such payment is not set apart, all dividends declared upon that class of preferred stock and any shares of Parity Stock will be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on that class of preferred stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on each class of preferred stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends may be declared or paid or set apart for payment by Aimco and no other distribution of cash or other property may be declared or made, directly or indirectly, by Aimco with respect to any shares of Parity Stock. Unless dividends equal to the full amount of all accumulated, accrued and unpaid dividends on each class of preferred stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) may be declared or paid or set apart for payment by Aimco and no other distribution of cash or other property may be declared or made, directly or indirectly, by Aimco with respect to any shares of Junior Stock, nor may any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of Aimco or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by Aimco (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock. Notwithstanding the foregoing provisions of this paragraph, Aimco is not prohibited from (1) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (2) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain Aimco’s qualification as a REIT.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of Aimco, before it makes or sets apart any payment or distribution for the holders of any shares of Junior Stock, the holders of each class of preferred stock are entitled to receive a liquidation preference per share in the amount set forth above under the heading, “Liquidation Preference Per Share,” plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not formed or declared) to the date of final distribution to such holders. Holders of each class of preferred stock are not entitled to any further payment. Until the holders of each class of preferred stock have been paid their respective liquidation preferences in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of Aimco. If, upon any liquidation, dissolution or winding up of Aimco, its assets, or proceeds thereof, distributable among the holders of preferred stock are insufficient to pay in full the preference described above for any class of preferred stock and any liquidating payments on any other shares of any class or series of Parity Stock, then such proceeds shall be distributed among the holders of such class of preferred stock and holders of all other shares of any class or series of Parity Stock ratably in the same proportion as the respective amounts that would be payable on such class of preferred stock and any such Parity Stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of Aimco does not include its consolidation or merger with one or more corporations, a sale or transfer of all or substantially all of its assets, or a statutory share exchange. Upon any liquidation, dissolution or winding up of Aimco, after payment shall have been made in full to the holders of preferred stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of each class of preferred stock and any Parity Stock shall not be entitled to share therein.

Redemption.  Except as described below and in certain limited circumstances, including circumstances relating to maintaining Aimco’s ability to qualify as a REIT, Aimco may not redeem the shares of preferred stock. On or after the dates set forth in the table below, Aimco may, at its option, redeem shares of the classes of preferred stock set forth below, in whole or from time to time in part, at a cash redemption price equal to the percentage of the liquidation preference for that class of preferred stock indicated under the heading “Price,” plus all accumulated, accrued and unpaid dividends, if any, to the date fixed for redemption. The redemption price for each class of non-convertible preferred stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) is payable solely with the proceeds from the sale of equity securities by Aimco or Aimco OP (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, “capital shares” means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital stock)) or options to purchase any of the foregoing securities issued by Aimco or Aimco OP.

Class	Date	Price

Class T Cumulative Preferred Stock	July 31, 2008	100%
Class U Cumulative Preferred Stock	March 24, 2009	100%
Class V Cumulative Preferred Stock	September 29, 2009	100%
Class Y Cumulative Preferred Stock	December 21, 2009	100%
Series A Community Reinvestment Act Perpetual Preferred Stock	June 30, 2011	100%

Except as otherwise described in this information statement/prospectus, none of the authorized classes of preferred stock have any stated maturity or are subject to any sinking find or mandatory redemption provisions.

Conversion.  The shares of convertible preferred stock are convertible at any time, at the option of the holder, into a number of shares of Aimco common stock obtained by dividing its liquidation preference (excluding any accumulated, accrued and unpaid dividends) by the conversion price set forth in the table above. In the case of shares called for redemption, conversion rights will terminate at the close of business on the date fixed for such redemption, unless Aimco defaults in making such redemption payment. Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the holder surrenders certificates representing shares of preferred stock and Aimco receives notice and any applicable instruments of transfer and any required taxes. The conversion will be at the conversion price in effect at such time and on such date unless the stock transfer books of Aimco are closed on that date, in which event such person or persons will be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion will be at the conversion price in effect on the date on which such shares were surrendered and such notice received by Aimco. No fractional shares of Aimco common stock or scrip representing fractions of a share of Aimco common stock will be issued upon conversion of shares of preferred stock. Instead of any fractional interest in a share of Aimco common stock that would otherwise be deliverable upon the conversion of any share of preferred stock, Aimco will pay to the holder of such shares an amount in cash based upon the closing price of the Aimco common stock on the trading day immediately preceding the date of conversion. If more than one share of preferred stock is surrendered for conversion at one time by the same holder, the number of full shares of Aimco common stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of preferred stock so converted. Except as otherwise required, Aimco will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends (other than dividends on the common stock the record date for which is after the conversion date and which Aimco shall pay in the ordinary course to the record holder as of the record date) on the Aimco common stock issued upon such conversion. Holders of preferred stock at the close of business on a record date for the payment of dividends on the preferred stock will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date.

Each conversion price is subject to adjustment upon the occurrence of certain events, including: (i) if Aimco (A) pays a dividend or makes a distribution on its capital stock in shares of Aimco common stock, (B) subdivides its outstanding common stock into a greater number of shares, (C) combines its outstanding common stock into a smaller number of shares or (D) issues any shares of capital stock by reclassification of its outstanding common stock; (ii) if Aimco issues rights, options or warrants to holders of common stock entitling them to subscribe for or purchase common stock at a price per share less than the fair market value thereof; and (iii) if Aimco makes a distribution on its common stock other than in cash or shares of common stock.

Conversion of preferred stock will be permitted only to the extent that such conversion would not result in a violation of the ownership restrictions set forth in Aimco’s charter.

Voting Rights.  Holders of shares of the authorized classes of preferred stock do not have any voting rights, except as set forth below and except as otherwise required by applicable law.

If and whenever dividends on any shares of any class of preferred stock or any series or class of Parity Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting the

Aimco Board of Directors will be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the “Voting Preferred Stock”), and the holders of shares of that class of preferred stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, will be entitled to vote for the election of the two additional directors of Aimco at any annual meeting of stockholders or at a special meeting of the holders of that class of preferred stock and of the Voting Preferred Stock called for that purpose. Whenever dividends in arrears on outstanding shares of Voting Preferred Stock shall have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Voting Preferred Stock to elect the additional two directors shall cease and the terms of office of the directors shall terminate and the number of directors constituting the Aimco Board of Directors shall be reduced accordingly. Holders of Class W Cumulative Convertible Preferred Stock, voting as a single class, are also entitled to elect one director of Aimco if and whenever (i) for two consecutive quarterly dividend periods, Aimco fails to pay at least $0.45 per share in dividends on the common stock or (ii) Aimco fails to pay a quarterly dividend on that class of preferred stock, whether or not earned or declared.

The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of each class of preferred stock and the holders of all other classes or series of Parity Stock entitled to vote on such matters, voting as a single class, will be required to (1) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock, or (2) amend, alter or repeal any provision of, or add any provision to, Aimco’s charter or by-laws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of that class of preferred stock or, with respect to the Class W Cumulative Convertible Preferred Stock, would convert such preferred stock into cash or any other security other than Preferred Stock with terms and provisions equivalent to those set forth in the articles supplementary for such class of preferred stock (including any amendment, alteration or repeal effected pursuant to a merger, consolidation, or similar transaction); provided, however, that no such vote of the holders of that class of preferred stock shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of that class of preferred stock. The amendment of or supplement to Aimco’s charter to authorize, create, increase or decrease the authorized amount of or to issue Junior Stock, or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of any class of preferred stock.

Transfer.  For Aimco to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, and the shares of Aimco common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the Aimco Board of Directors believes that it is essential for Aimco to meet the REIT Requirements, the Aimco Board of Directors has adopted, and the stockholders have approved, provisions of Aimco’s charter restricting the acquisition of shares of Aimco common stock.

Subject to specific exceptions specified in Aimco’s charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of specific pension trusts described in the Internal Revenue Code, investment companies registered under the Investment Company Act of 1940, as amended, and Mr. Considine) of the outstanding shares of Aimco common stock (the “Ownership Limit”). The Aimco Board of Directors may waive the Ownership Limit if evidence satisfactory to the Aimco Board of Directors and Aimco’s tax counsel is presented that such ownership will not then or in the future jeopardize Aimco’s status as a REIT. However, in no event may such holder’s direct or indirect ownership of Aimco common stock exceed 12% of the total outstanding shares of Aimco common stock. As a condition of such waiver, the Aimco Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Aimco. The foregoing restrictions on transferability and ownership will not apply if the Aimco Board of Directors determines that it is no longer in the best interests of Aimco to attempt to qualify, or to continue to quality as a REIT and a resolution terminating Aimco’s status as a REIT and amending Aimco’s charter to remove the foregoing restrictions is duly adopted by the Aimco Board of Directors and a majority of Aimco’s stockholders. If shares of Aimco common stock in excess of the Ownership Limit, or shares of Aimco common stock which would cause the REIT to be beneficially owned by fewer than 100 persons, or which would result in Aimco being “closely held,” within the meaning of section 856(h) of the Internal Revenue Code, or which would otherwise result in Aimco failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Aimco common stock transferred in excess of the Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by Aimco. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee’s original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by Aimco for a 90 day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that Aimco determines to purchase the stock. The 90 day period commences on the date of the violative transfer or the date that the Aimco Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Aimco common stock bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of Aimco common stock must file an affidavit with Aimco containing the information specified in Aimco’s charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to Aimco in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

The ownership limitations may have the effect of precluding acquisition of control of Aimco by specific parties unless the Aimco Board of Directors determines that maintenance of REIT status is no longer in the best interests of Aimco.

COMPARISON OF AIMCO OP UNITS AND AIMCO COMMON STOCK

Set forth below is a comparison of the OP Units to the Aimco common stock.

OP Units	Common Stock

Nature of Investment
The OP Units constitute equity interests entitling each holder to his or her pro rata share of cash distributions made from Available Cash (as such term is defined in the Aimco OP partnership agreement) to the partners of Aimco OP, a Delaware limited partnership.	The Aimco common stock constitutes equity interests in Aimco, a Maryland corporation.

Voting Rights
Under the Aimco OP partnership agreement, limited partners have voting rights only with respect to certain limited matters such as certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner.	Each outstanding share of Aimco common stock entitles the holder thereof to one vote on all matters submitted to stockholders for a vote, including the election of directors. Holders of Aimco common stock have the right to vote on, among other things, a merger of Aimco, amendments to the Aimco charter and the dissolution of Aimco. Certain amendments to the Aimco charter require the affirmative vote of not less than two-thirds of votes entitled to be cast on the matter. The Aimco charter permits the Aimco Board of Directors to classify and issue capital stock in one or more series having voting power which may differ from that of the common stock. Under Maryland law, a consolidation, merger, share exchange or transfer of all or substantially all of the assets of Aimco requires the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter. With respect to each of these transactions, only the holders of common stock are entitled to vote on the matters. No approval of the stockholders is required for the sale of less than all or substantially all of Aimco’s assets. Maryland law provides that the Aimco Board of Directors must obtain the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter in order to dissolve Aimco. Only the holders of Aimco common stock are entitled to vote on Aimco’s dissolution.

Distributions/Dividends
Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the Special Limited Partner and the holders of OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any Partnership Preferred Units currently issued and which may be issued in the future may have priority over the general partner, the special limited partner and holders of OP Units and HPUs with respect to distributions of Available Cash,	Holders of Aimco common stock are entitled to receive dividends when and as declared by the Aimco Board of Directors, out of funds legally available therefor. Under the REIT rules, Aimco is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 90% of Aimco’s “REIT taxable income” (computed without regard to the dividends paid deduction and Aimco’s net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. See “Material United States Federal Income Tax Matters.”

OP Units	Common Stock

distributions upon liquidation or other distributions. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.” The general partner in its sole and absolute discretion may distribute to the holders of OP Units and HPUs Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT Requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Internal Revenue Code, and the Treasury Regulations and (ii) avoid any U.S. federal income or excise tax liability of Aimco. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.”

Liquidity and Transferability/Redemption
There is no public market for the OP Units and the OP Units are not listed on any securities exchange.	The Aimco common stock is transferable subject to the Ownership Limit set forth in the Aimco charter. The Aimco common stock is listed on the NYSE.
Under the Aimco OP partnership agreement, until the expiration of one year from the date on which a holder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the partnership agreement, including the general partner’s right of first refusal. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Transfers and Withdrawals.” After the first anniversary of becoming a holder of OP Units, a holder has the right, subject to the terms and conditions of the partnership agreement, to require Aimco OP to redeem all or a portion of such holder’s OP Units in exchange for shares of common stock or a cash amount equal to the value of such shares, as Aimco OP may elect. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Redemption Rights of Qualifying Parties.” Upon receipt of a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of common stock imposed under the Aimco charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units in exchange for common stock, based on an exchange ratio of one share of common stock for each OP Unit, subject to adjustment as provided in the partnership agreement.

COMPARISON OF SERIES A UNITS AND AIMCO OP UNITS

The rights of CPF XVII limited partners who hold Series A Units are currently governed by the Delaware Act and the CPF XVII partnership agreement. The rights of the limited partners of Aimco OP are currently governed by the Delaware Act and the Aimco OP partnership agreement.

The information below highlights a number of the significant differences between Series A Units and Aimco OP Units. These comparisons are intended to assist CPF XVII limited partners in understanding how their investment will be changed after completion of the merger, if they elect to receive OP Units in lieu of cash with respect to the merger.

Series A Units	OP Units

Nature of Investment
The Series A Units constitute equity interests entitling each partner to its pro rata share of distributions to be made to the partners of CPF XVII.	The OP Units constitute equity interests entitling each holder to his or her pro rata share of cash distributions made from Available Cash (as such term is defined in the partnership agreement) to the partners of Aimco OP.

Voting Rights
With limited exceptions, under the CPF XVII partnership agreement, upon the vote of a majority in interest of each series of units, the limited partners may make amendments to CPF XVII’s partnership agreement. The limited partners holding a majority in interest of each series of units may remove the general partner. If the general partner is removed, the remaining general partner, if any, may elect to continue the business of CPF XVII. An affiliate of the general partner of CPF XVII currently owns a majority of the Series A Units and the Series B Units.

The general partner of CPF XVII may serialize interests without the consent of the limited partners.
Under the Aimco OP partnership agreement, limited partners have voting rights only with respect to certain limited matters such as certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner. Under the Aimco OP partnership agreement, the general partner has the power to effect the acquisition, sale, transfer, exchange or other disposition of any assets of Aimco OP (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by Aimco OP) or the merger, consolidation, reorganization or other combination of Aimco OP with or into another entity, all without the consent of the OP Unitholders.
The general partner may cause the dissolution of Aimco OP by an “event of withdrawal,” as defined in the Delaware Act (including, without limitation, bankruptcy), unless, within 90 days after the withdrawal, holders of a “majority in interest,” as defined in the Delaware Act, agree in writing, in their sole and absolute discretion, to continue the business of Aimco OP and to the appointment of a successor general partner. The general partner may elect to dissolve Aimco OP in its sole and absolute discretion, with or without the consent of the OP Unitholders. OP Unitholders cannot remove the general partner of Aimco OP with or without cause.

Series A Units	OP Units

Distributions
Distributions from operations will be made to the extent deemed available by the general partner. The distributions payable to the partners are not fixed in amount and depend upon the operating results and net sales or refinancing proceeds available from the disposition of CPF XVII’s assets. Distributions may be restricted or suspended for limited periods in circumstances when the general partner determines, in its absolute discretion, that such action is in the best interests of CPF XVII.	Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner and the holders of OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any partnership preferred units currently issued and which may be issued in the future may have priority over the general partner, the special limited partner and holders of OP Units and HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.” The general partner in its sole and absolute discretion may distribute to the holders of OP Units and HPUs Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Internal Revenue Code, and the Treasury Regulations and (ii) avoid any U.S. federal income or excise tax liability of Aimco. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.”

Liquidity and Transferability/Redemption
There is a limited market for the Series A Units, and the Series A Units are not listed on any securities exchange.	There is no public market for the OP Units and the OP Units are not listed on any securities exchange.

Series A Units	OP Units

Under the CPF XVII partnership agreement, holders of Series A Units may assign one or more whole Series A Units by a written instrument, the terms of which are not in contravention of any of the provisions of the CPF XVII partnership agreement, which instrument has been duly executed by the assignor of such Series A Unit. A minimum of five Series A Units may be transferred, subject to certain exceptions. No assignee of a limited partner’s interest may become a substituted limited partner unless (a) a duly executed and acknowledged or signature guaranteed written instrument of assignment has been filed with the partnership, which instrument must specify the number of Series A Units being assigned and set forth the intention of the assignor that the assignee succeed to the assignor’s interest as a substituted limited partner, (b) the assignor and assignee have executed and acknowledged or signature guaranteed such other instruments as the general partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of the provisions of the CPF XVII partnership agreement, (c) the written consent of the general partner to such substitution has been obtained, the granting or denial of which are within the absolute discretion of the general partner, and (d) a transfer fee has been paid to CPF XVII which is sufficient to cover all reasonable expenses connected with such substitution. The CPF XVII partnership agreement contains no redemption rights.	Under the Aimco OP partnership agreement, until the expiration of one year from the date on which a holder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the partnership agreement, including the general partner’s right of first refusal. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Transfers and Withdrawals.” After the first anniversary of becoming a holder of OP Units, a holder has the right, subject to the terms and conditions of the partnership agreement, to require Aimco OP to redeem all or a portion of such holder’s OP Units in exchange for shares of common stock or a cash amount equal to the value of such shares, as Aimco OP may elect. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Redemption Rights of Qualifying Parties.” Upon receipt of a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of common stock imposed under the Aimco charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units in exchange for common stock, based on an exchange ratio of one share of common stock for each OP Unit, subject to adjustment as provided in the partnership agreement.

Fiduciary Duty
Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The CPF XVII partnership agreement provides that Fox, as the general partner, has a fiduciary responsibility for the safekeeping and use of all funds of the partnership, whether or not in Fox’s immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the partnership. Fox may purchase, or cause any of its affiliates to purchase, for resale or for investment, Series A Units for any reason deemed appropriate by Fox. The CPF XVII partnership agreement expressly limits the liability of Fox by providing that the general partner shall have no liability whatsoever to the partnership or to any holder of units of limited partnership interest for any loss suffered by the partnership which arises out of any action or inaction of the general partner, if the general partner, in good faith, determined that such course of conduct was in the best interests of the partnership, and such course of conduct did not constitute negligence or misconduct of the general partner.	Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Aimco OP partnership agreement expressly authorizes the general partner to enter into, on behalf of Aimco OP, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of Aimco OP and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The Aimco OP partnership agreement expressly limits the liability of the general partner by providing that the general partner, and its officers and directors, will not be liable or accountable in damages to Aimco OP, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith.

Series A Units	OP Units

Investment Policy
CPF XVII is engaged in the business of operating and holding real estate properties for investment. In general, Fox, as the general partner, regularly evaluates CPF XVII’s properties by considering various factors, such as the partnership’s financial position and real estate and capital markets conditions. Fox monitors a property’s specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of the property and evaluates the physical improvement requirements. In addition, the financing structure for the property (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by Fox to sell, refinance, upgrade with capital improvements or hold a partnership property.	Aimco OP was formed to engage in the acquisition, ownership, management and redevelopment of apartment properties. Although it holds all of its properties for investment, Aimco OP may sell properties when they do not meet its investment criteria or are located in areas that it believes do not justify a continued investment when compared to alternative uses for capital. Its portfolio management strategy includes property acquisitions and dispositions to concentrate its portfolio in its target markets. It may market for sale certain properties that are inconsistent with this long-term investment strategy. Additionally, from time to time, Aimco OP may market certain properties that are consistent with this strategy but offer attractive returns. Aimco OP may use its share of the net proceeds from such dispositions to, among other things, reduce debt, fund capital expenditures on existing assets, fund acquisitions, and for other operating needs and corporate purposes.

Compensation and Distributions

CPF XVII.  CPF XVII has no employees and depends on Fox, CPF XVII’s general partner, and its affiliates for the management and administration of all partnership activities. The CPF XVII partnership agreement provides that Fox and its affiliates receive 5% of gross receipts from all of CPF XVII’s properties as compensation for providing property management services, and also provides that Fox and its affiliates receive certain payments for other services and reimbursement of certain expenses incurred on behalf of CPF XVII.

In addition, under the CPF XVII partnership agreement, Distributions (as defined in the CPF XVII partnership agreement) remaining after the allocation to Fox of ten percent (10%) of Net Income and Net Loss, Taxable Income and Taxable Loss, and Cash Available for Distribution (all as defined in the CPF XVII partnership agreement) distributed to the partners will be allocated as follows: ninety-eight percent (98%) to the limited partners and two percent (2%) to Fox, as the general partner.

A description of the compensation paid to Fox, as CPF XVII’s general partner, and its affiliates during the years ended December 31, 2010 and 2009, and during the three months ended March 31, 2011 and 2010, can be found under the heading “Certain Relationships and Related Transactions” in this information statement/prospectus. In addition, for more information, see “Note D — Transactions with Affiliated Parties” in the notes to the consolidated financial statements appearing in CPF XVII’s Annual Report on Form 10-K for the year ended December 31, 2010, which is included as Annex F to this information statement/prospectus, and “Note B — Transactions with Affiliated Parties” in CPF XVII’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which is included as Annex G to this information statement/prospectus.

Aimco OP.  The Aimco OP partnership agreement provides that Aimco OP’s general partner shall not be compensated for its services as a general partner, other than the compensation it receives with respect to distributions and allocations in accordance with the partnership agreement. Subject to certain provisions of the partnership agreement, Aimco OP will reimburse the general partner for all sums expended in connection with the partnership’s business.

In addition, subject to the rights of holders of any outstanding preferred OP Units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion of, as the general partner may in its sole and absolute discretion determine, Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner and the holders of common OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT Requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Internal Revenue Code and the Treasury Regulations and (ii) avoid any U.S. federal income or excise tax liability of Aimco.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the merger and the material U.S. federal income tax considerations related to an investment in Aimco OP Units and Aimco stock. This discussion is based upon the Internal Revenue Code, Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this information statement/prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary is also based on the assumption that the operation of Aimco, Aimco OP and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the “Subsidiary Partnerships”) and any affiliated entities will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation which may be important to a particular investor, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, regulated investment companies, holders that receive Aimco stock through the exercise of stock options or otherwise as compensation, insurance companies, persons holding Aimco stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for U.S. federal income tax purposes). This summary assumes that investors will hold their OP Units and Aimco stock as capital assets (generally, property held for investment). No opinion of counsel or advance ruling from the IRS has been or will be sought regarding the tax status of Aimco or Aimco OP, or the tax consequences relating to Aimco or Aimco OP or an investment in OP Units or Aimco stock. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

THE U.S. FEDERAL INCOME TAX TREATMENT OF A PARTICULAR HOLDER DEPENDS UPON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE MERGER, OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OP UNITS AND AIMCO STOCK, AND OF AIMCO’S ELECTION TO BE SUBJECT TO TAX, FOR U.S. FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

United States Federal Income Tax Consequences Relating to the Merger

Tax Consequences of Exchanging Series A Units Solely for Cash

For U.S. federal income tax purposes, any payment of cash for Series A Units will be treated as a sale of such Series A Units by such holder. Each such holder of Series A Units who accepts cash must explicitly agree and consent to treat the payment of cash for Series A Units as a sale of such units, in accordance with the terms of the merger agreement.

If a holder of Series A Units sells such units for cash, such holder will recognize gain or loss on the sale of his units equal to the difference between (i) such holder’s “amount realized” on the sale and (ii) such holder’s adjusted tax basis in the Series A Units sold. The “amount realized” with respect to a Series A Unit will be equal to the sum of the amount of cash such holder receives for his units plus the amount of liabilities of CPF XVII allocable to such Series A Units as determined under section 752 of the Internal Revenue Code.

Tax Consequences of Exchanging Series A Units Solely for OP Units

Generally, section 721 of the Internal Revenue Code provides that neither a contributing partner nor the partnership will recognize a gain or loss, for U.S. federal income tax purposes, upon a contribution of property to such partnership solely in exchange for OP Units, except to the extent described below. Each such holder of Series A Units who accepts OP Units must explicitly agree and consent to such treatment, in accordance with the terms of the merger agreement.

If a holder of Series A Units contributes such units to Aimco OP solely in exchange for OP Units, such holder may recognize gain upon such exchange if, immediately prior to such exchange, the amount of liabilities of CPF

XVII allocable to the Series A Units transferred exceeds the amount of the Aimco OP partnership liabilities allocable to such holder immediately after such exchange. In that case the excess would be treated as a deemed distribution of cash to such holder from Aimco OP. This deemed cash distribution would be treated as a nontaxable return of capital to the extent of such holder’s adjusted tax basis in his OP Units and thereafter as taxable gain.

Information Reporting Requirements and Backup Withholding

United States Holders

In general, backup withholding and information reporting will apply to all payments made to a U.S. holder pursuant to the merger. A U.S. holder will generally be subject to backup withholding at the rate of 28% with respect to payments made pursuant to the merger unless such holder, among other conditions, provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules, or otherwise establishes a basis for exemption from backup withholding. Exempt U.S. holders (including, among others, all corporations) are not subject to these backup withholding and information reporting requirements. A holder who does not provide Aimco OP with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the holder’s income tax liability.

Non-United States Holders

Information reporting may apply to payments made to a Non-U.S. holder pursuant to the merger. Copies of information returns reporting such amounts and any withholding also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. holder is resident under the provision of an applicable income tax treaty or other agreement. Non-U.S. holders that receive OP Units as merger consideration should see “— Taxation of Aimco OP and OP Unitholders — Taxation of Foreign OP Unitholders,” below.

In general, backup withholding will not apply to payments made to a Non-U.S. holder pursuant to the merger, if, among other conditions, such Non-U.S. holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that neither Aimco OP nor our withholding agent has actual knowledge, or reason to know, that the Non-U.S. holder is a United States person or that the conditions of any other exemption are not in fact satisfied. In order to claim an exemption from or reduction of withholding tax, the Non-U.S. holder must deliver a properly executed copy of the applicable IRS Form W-8, claiming such exemption or reduction. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against such Non-U.S. holder’s U.S. federal income tax liability if the Non-U.S. holder follows the required procedures.

Taxation of Aimco OP and OP Unitholders

Partnership Status

Aimco believes that Aimco OP is classified as a partnership, and not as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. If Aimco OP were treated as an association or a “publicly traded partnership” taxed as a corporation for U.S. federal income tax purposes, material adverse consequences to the partners would result. In addition, classification of Aimco OP as an association or publicly traded partnership taxable as a corporation would also result in the termination of Aimco’s status as a REIT for U.S. federal income tax purposes, which would have a material adverse impact on Aimco and its shareholders. See “— Taxation of Aimco — Tax Aspects of Aimco’s Investments in Partnerships.” The following discussion assumes that Aimco OP is, and will continue to be, classified and taxed as a partnership (and not as a publicly traded partnership) for U.S. federal income tax purposes.

Taxation of OP Unitholders

In general, a partnership is treated as a “pass-through” entity for U.S. federal income tax purposes and is not itself subject to U.S. federal income taxation. Each partner of a partnership, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions, and expenses

(“Partnership Tax Items”) for each taxable year of the partnership ending within or with such taxable year of the partner, regardless of whether he receives any actual distributions from the partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined at the partnership, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the partnership agreement. An OP Unitholder’s allocable share of Aimco OP’s taxable income may exceed the cash distributions to the OP Unitholder for any year if Aimco OP retains its profits rather than distributing them.

Allocations of Aimco OP Profits and Losses

For U.S. federal income tax purposes, an OP Unitholder’s allocable share of Aimco OP’s Partnership Tax Items will be determined by Aimco OP’s partnership agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with the OP Unitholder’s interests in Aimco OP. If the allocations provided by Aimco OP’s partnership agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular OP Unitholder for U.S. federal income tax purposes may be less favorable than the allocation set forth in Aimco OP’s partnership agreement.

Tax Basis of a Partnership Interest

A partner’s adjusted tax basis in his partnership interest is relevant, among other things, for determining (i) gain or loss upon a taxable disposition of his partnership interest, (ii) gain upon the receipt of partnership distributions, and (iii) the limitations imposed on the use of partnership deductions and losses allocable to such partner. Generally, the adjusted tax basis of an OP Unitholder’s interest in Aimco OP is equal to (A) the sum of the adjusted tax basis of the property contributed by the OP Unitholder to Aimco OP in exchange for an interest in Aimco OP and the amount of cash, if any, contributed by the OP Unitholder to Aimco OP, (B) reduced, but not below zero, by the OP Unitholder’s allocable share of Aimco OP partnership distributions, deductions, and losses, (C) increased by the OP Unitholder’s allocable share of Aimco OP partnership income and gains, and (D) increased by the OP Unitholder’s allocable share of Aimco OP partnership liabilities and decreased by the OP Unitholder’s liabilities assumed by Aimco OP.

Cash Distributions

Cash distributions received from a partnership do not necessarily correlate with income earned by the partnership as determined for U.S. federal income tax purposes. Thus, an OP Unitholder’s U.S. federal income tax liability in respect of his allocable share of Aimco OP taxable income for a particular taxable year may exceed the amount of cash, if any, received by the OP Unitholder from Aimco OP during such year.

If cash distributions, including a “deemed” cash distribution as discussed below, received by an OP Unitholder in any taxable year exceed his allocable share of Aimco OP taxable income for the year, the excess will generally constitute, for U.S. federal income tax purposes, a return of capital to the extent of such OP Unitholder’s adjusted tax basis in his Aimco OP interest. Such return of capital will not be includible in the taxable income of the OP Unitholder, for U.S. federal income tax purposes, but it will reduce, but not below zero, the adjusted tax basis of Aimco OP interests held by the OP Unitholder. If an OP Unitholder’s tax basis in his Aimco OP interest is reduced to zero, a subsequent cash distribution received by the OP Unitholder will be subject to tax as capital gain and/or ordinary income, but only if, and to the extent that, such distribution exceeds the subsequent positive adjustments, if any, to the tax basis of the OP Unitholder’s Aimco OP interest as determined at the end of the taxable year during which such distribution is received. A decrease in an OP Unitholder’s allocable share of Aimco OP liabilities resulting from the payment or other settlement, or reallocation of such liabilities is generally treated, for U.S. federal income tax purposes, as a deemed cash distribution. A decrease in an OP Unitholder’s percentage interest in Aimco OP because of the issuance by Aimco OP of additional OP Units or otherwise, may decrease an OP Unitholder’s share of nonrecourse liabilities of Aimco OP and thus, may result in a corresponding deemed distribution of cash. A deemed distribution of cash resulting from the payment, settlement, or other reduction or reallocation of Aimco OP liabilities formerly allocated to an OP Unitholder will result in taxable gain to such OP Unitholder to the extent such deemed distribution of cash exceeds the OP Unitholder’s basis in his OP Units.

A non-pro rata distribution (or deemed distribution) of money or property may result in ordinary income to an OP Unitholder, regardless of such OP Unitholder’s tax basis in his OP Units, if the distribution reduces such OP Unitholder’s share of Aimco OP’s “Section 751 Assets.” “Section 751 Assets” are defined by the Internal Revenue Code to include “unrealized receivables” or “inventory items.” Among other things, “unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property. To the extent that such a reduction in an OP Unitholder’s share of Section 751 Assets occurs, Aimco OP will be deemed to have distributed a proportionate share of the Section 751 Assets to the OP Unitholder followed by a deemed exchange of such assets with Aimco OP in return for the non-pro rata portion of the actual distribution made to such OP Unitholder. This deemed exchange will generally result in the realization of ordinary income by the OP Unitholder. Such income will equal the excess of (1) the non-pro rata portion of such distribution over (2) the OP Unitholder’s tax basis in such OP Unitholder’s share of such Section 751 Assets deemed relinquished in the exchange.

Tax Consequences Relating to Contributed Assets

If an investor contributes property to Aimco OP in exchange for OP Units, and the adjusted tax basis of such property differs from its fair market value, Partnership Tax Items must be allocated in a manner such that the contributing partner, over the life of Aimco OP, is charged with, or benefits from, the unrealized gain or unrealized loss associated with such property at the time of the contribution. This may result in a tax liability without a corresponding receipt of cash. Where a partner contributes cash to a partnership that holds appreciated property, Treasury Regulations provide for a similar allocation of such items to the other partners. For example, these rules may apply to a contribution by Aimco to Aimco OP of cash proceeds received by Aimco from the offering of its stock. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the OP Unitholders. The general purpose underlying this provision is to specially allocate certain Partnership Tax Items in order to place both the noncontributing and contributing partners in the same tax position that they would have been in had the contributing partner contributed property with an adjusted tax basis equal to its fair market value. Treasury Regulations provide Aimco OP with several alternative methods and allow Aimco OP to adopt any other reasonable method to make allocations to reduce or eliminate these “book-tax differences.” The general partner, in its sole and absolute discretion and in a manner consistent with Treasury Regulations, will select and adopt a method of allocating Partnership Tax Items for purposes of eliminating such disparities. The method selected by Aimco OP in its sole discretion could cause those CPF XVII limited partners that receive OP Units in connection with the merger to incur a tax liability without a corresponding receipt of cash. Each prospective investor is urged to consult his tax advisor regarding the tax consequences of any special allocations of Partnership Tax Items resulting from the contribution of property to Aimco OP.

Disguised Sales Rules

Generally, section 721 of the Internal Revenue Code provides that neither the contributing partner nor Aimco OP will recognize a gain or loss, for U.S. federal income tax purposes, upon a contribution of property to Aimco OP solely in exchange for OP Units. If, however, in connection with such a contribution of property, the investor receives, or is deemed to receive, cash or other consideration in addition to OP Units, the receipt or deemed receipt of such cash or other consideration may be treated as part of a “disguised sale.” In that case, the investor would be treated as having sold, in a taxable transaction, a portion of the contributed property to Aimco OP in exchange for such cash or other consideration; the balance of the contributed property would, however, remain subject to the tax-free contribution treatment described above.

The disguised sale rules further provide that, unless certain exceptions apply (including exceptions that apply to distributions of operating cash flow), transfers of money or other property between a partnership and a partner that are made within two years of each other must be reported to the IRS and are presumed to be a “disguised sale” unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The “disguised sale” rules may also apply, and give rise to taxable income without a corresponding receipt of cash where, for example, a partner contributes property to Aimco OP subject to one or more liabilities or where liabilities are assumed or paid by Aimco OP. If the “disguised sale” rules apply, all or a portion of the liabilities associated with the contributed property may be treated as consideration received by the contributing partner in a sale of the property to Aimco OP. The “disguised sale” rules also may apply if, for example, the issuance of OP Units to CPF XVII limited partners in connection with the merger is integrated with any other acquisition between Aimco and any OP Unitholder or any related party. For example, the IRS may assert that any redemption or exchange for several years between Aimco OP and any OP Unitholder who receives OP Units in the merger constitutes an “integrated disguised sale” that may result in taxation (without receipt of cash) for such OP Unitholders. No assurances can be given that the IRS would not be successful in such an assertion. Each prospective investor is urged to consult his tax advisor regarding the application of the “disguised sale” rules.

Limitations on Deductibility of Losses

Basis Limitation.  To the extent that an OP Unitholder’s allocable share of Aimco OP partnership deductions and losses exceeds his adjusted tax basis in his Aimco OP interest at the end of the taxable year in which the losses and deductions flow through, the excess losses and deductions cannot be utilized, for U.S. federal income tax purposes, by the OP Unitholder in such year. The excess losses and deductions may, however, be utilized in the first succeeding taxable year in which, and to the extent that, there is an increase in the tax basis of the Aimco OP interest held by such OP Unitholder, but only to the extent permitted under the “at risk” and “passive activity loss” rules discussed below.

“At Risk” Limitation.  Under the “at risk” rules of section 465 of the Internal Revenue Code, a noncorporate taxpayer and a closely held corporate taxpayer are generally not permitted to claim a deduction, for U.S. federal income tax purposes, in respect of a loss from an activity, whether conducted directly by the taxpayer or through an investment in a partnership, to the extent that the loss exceeds the aggregate dollar amount which the taxpayer has “at risk” in such activity at the close of the taxable year. To the extent that losses are not permitted to be used in any taxable year, such losses may be carried over to subsequent taxable years and may be claimed as a deduction by the taxpayer if, and to the extent that, the amount which the taxpayer has “at risk” is increased. Provided certain requirements are met, a taxpayer is considered “at risk” for the taxpayer’s share of any nonrecourse financing secured by real property where the real property is used in the taxpayer’s activity of “holding real property”; the holding of an OP Unit generally would constitute such an activity.

“Passive Activity Loss” Limitation.  The passive activity loss rules of section 469 of the Internal Revenue Code limit the use of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the OP Units. If an investment in an OP Unit is treated as a passive activity, an OP Unitholder who is an individual investor, as well as certain other types of investors, would not be able to use losses from Aimco OP to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the OP Unitholder in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the basis and at risk limitations discussed above, upon a taxable disposition of an OP Unitholder’s entire interest in Aimco OP, regardless of whether such OP Unitholder has received any passive activity income during the year of disposition.

If Aimco OP were characterized as a publicly traded partnership, each OP Unitholder would be required to treat any loss derived from Aimco OP separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to Aimco OP which are carried forward may only be offset against future income of Aimco OP. Moreover, unlike other passive activity losses, suspended losses attributable to Aimco OP would only be allowed upon the complete disposition of the OP Unitholder’s “entire interest” in Aimco OP.

Section 754 Election

Aimco OP has made the election permitted by section 754 of the Internal Revenue Code. Such election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of OP Units, such as Aimco when it acquires OP Units from OP Unitholders, to adjust its share of the basis in Aimco OP’s properties pursuant to section 743(b) of the Internal Revenue Code to fair market value (as reflected by the value of consideration paid for the OP Units), as if such purchaser had acquired a direct interest in Aimco OP’s assets. The section 743(b) adjustment is attributed solely to a purchaser of OP Units and is not added to the bases of Aimco OP’s assets associated with all of the OP Unitholders in Aimco OP.

Depreciation

Section 168(i)(7) of the Internal Revenue Code provides that in the case of property transferred to a partnership in a section 721 transaction, the transferee shall be treated as the transferor for purposes of computing the depreciation deduction with respect to so much of the basis in the hands of the transferee as does not exceed the adjusted basis in the hands of the transferor. The effect of this rule would be to continue the historic basis, placed in service dates and methods with respect to the depreciation of any properties contributed to Aimco OP in exchange for OP Units. However, an acquirer of OP Units that obtains a section 743(b) adjustment by reason of such acquisition (see “Section 754 Election,” above) generally will be allowed depreciation with respect to such adjustment beginning as of the date of the exchange as if it were new property placed in service as of that date.

Sale, Redemption, Exchange or Abandonment of OP Units

An OP Unitholder will recognize a gain or loss upon a sale of an OP Unit, a redemption of an OP Unit for cash, an exchange of an OP Unit for shares of common stock or other taxable disposition of an OP Unit. Gain or loss recognized upon a sale or exchange of an OP Unit will be equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any property received for the OP Unit plus the amount of Aimco OP liabilities allocable to the OP Unit at such time) and (ii) the OP Unitholder’s tax basis in the OP Unit disposed of, which tax basis will be adjusted for the OP Unitholder’s allocable share of Aimco OP’s income or loss for the taxable year of the disposition. The tax liability resulting from the gain recognized on a disposition of an OP Unit could exceed the amount of cash and the fair market value of property received. If Aimco OP redeems less than all of an OP Unitholder’s OP Units, the OP Unitholder would recognize taxable gain only to the extent that the cash, plus the amount of Aimco OP liabilities allocable to the redeemed OP Units, exceeded the OP Unitholder’s adjusted tax basis in all of such OP Unitholder’s OP Units immediately before the redemption.

Capital gains recognized by individuals and certain other noncorporate taxpayers upon the sale or disposition of an OP Unit will be subject to taxation at long-term capital gains rates if the OP Unit is held for more than 12 months and will be taxed at ordinary income tax rates if the OP Unit is held for 12 months or less. Generally, gain or loss recognized by an OP Unitholder on the sale or other taxable disposition of an OP Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or other taxable disposition of an OP Unit attributable to an OP Unitholder’s share of “unrealized receivables” of Aimco OP exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, “unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property. In addition, the maximum U.S. federal income tax rate for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as Aimco OP) held for more than 12 months is currently 25% (rather than 15%) to the extent of previously claimed depreciation deductions that would not be treated as “unrealized receivables.” See also “Disguised Sales Rules” above for sales integrated with the contribution of property for OP Units.

The law is currently uncertain regarding the treatment of an abandoned interest in a partnership, and whether an abandonment gives rise to a deductible loss is a question of fact. Prospective investors are urged to consult their tax advisors regarding the application, effect and method of abandoning an interest in an OP Unit.

Alternative Minimum Tax

The Internal Revenue Code contains different sets of minimum tax rules applicable to corporate and noncorporate investors. The discussion below relates only to the alternative minimum tax applicable to noncorporate taxpayers. Accordingly, corporate investors should consult with their tax advisors with respect to the effect of the corporate minimum tax provisions that may be applicable to them. Noncorporate taxpayers are subject to an alternative minimum tax to the extent the tentative minimum tax (“TMT”) exceeds the regular income tax otherwise payable. In general, alternative minimum taxable income (“AMTI”) consists of the taxpayer’s taxable income, determined with certain adjustments, plus his items of tax preference. For example, alternative minimum taxable income is calculated using an alternative cost recovery (depreciation) system that is not as favorable as the methods provided for under section 168 of the Internal Revenue Code which Aimco OP will use in computing its income for regular U.S. federal income tax purposes. Accordingly, an OP Unitholder’s AMTI derived from Aimco OP may be higher than such OP Unitholder’s share of Aimco OP’s net taxable income. Prospective investors should consult their tax advisors as to the impact of an investment in OP Units on their liability for the alternative minimum tax.

Information Returns and Audit Procedures

Aimco OP will use all reasonable efforts to furnish to each OP Unitholder as soon as possible after the close of each taxable year of Aimco OP, certain tax information, including a Schedule K-l, which sets forth each OP Unitholder’s allocable share of Aimco OP’s Partnership Tax Items. In preparing this information the general partner will use various accounting and reporting conventions to determine the respective OP Unitholder’s allocable share of Partnership Tax Items. The general partner cannot assure a current or prospective OP Unitholder that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.

No assurance can be given that Aimco OP will not be audited by the IRS or that tax adjustments will not be made. Further, any adjustments in Aimco OP’s tax returns will lead to adjustments in OP Unitholders’ tax returns and may lead to audits of their returns and adjustments of items unrelated to Aimco OP. Each OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such OP Unitholder’s personal tax return.

The tax treatment of Partnership Tax Items generally is determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code provides for one partner to be designated as the Tax Matters Partner for these purposes.

The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of Aimco OP and the OP Unitholders and can extend the statute of limitations for assessment of tax deficiencies against OP Unitholders with respect to Aimco OP Partnership Tax Items. The Tax Matters Partner may bind an OP Unitholder with less than a l% profits interest in Aimco OP to a settlement with the IRS, unless such OP Unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the OP Unitholders are bound) of a final partnership administrative adjustment; if the Tax Matters Partner fails to seek judicial review, such review may be sought by any OP Unitholder having at least a 1% interest in the profits of Aimco OP or by OP Unitholders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each OP Unitholder with an interest in the outcome may participate.

Taxation of Foreign OP Unitholders

A Non-U.S. OP Unitholder (see the definition of Non-U.S. stockholder below under “— Taxation of Aimco and Aimco Stockholders — Taxation of Stockholders — Taxation of Foreign Stockholders”) will generally be considered to be engaged in a United States trade or business on account of its ownership of an OP Unit. As a result, a Non-U.S. OP Unitholder will be required to file U.S. federal income tax returns with respect to its allocable share of Aimco OP’s income. A Non-U.S. OP Unitholder that is a corporation may also be subject to United States branch profit tax at a rate of 30%, in addition to regular U.S. federal income tax, on its allocable share of such income. Such a tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the Non-U.S. OP Unitholder is resident for tax purposes. Non-U.S. OP Unitholders are advised to consult their tax advisors regarding the effects an investment in Aimco OP may have on information return requirements and other United States and non-United States tax matters, including the tax consequences of an investment in Aimco OP for the country or other jurisdiction of which such Non-U.S. Holder is a citizen or in which such Non-U.S. Holder resides or is otherwise located.

Taxation of Aimco and Aimco Stockholders

Taxation of Aimco

The REIT provisions of the Internal Revenue Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

Aimco has elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1994, and Aimco intends to continue such election. Although Aimco believes that, commencing with Aimco’s initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, no assurance can be given that Aimco has been or will remain so qualified. Such qualification and taxation as a REIT depends upon Aimco’s ability to meet, on a continuing basis, through actual annual operating results, asset ownership, distribution levels, and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code as discussed below. No assurance can be given that the actual results of Aimco’s operation for any one taxable year will satisfy such requirements. See “— Failure to Qualify.” No assurance can be given that the IRS will not challenge Aimco’s eligibility for taxation as a REIT.

Taxation of REITs in General

Provided Aimco qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. federal corporate income tax on its net income that is currently distributed to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level upon a distribution of dividends by the REIT.

For tax years through 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends received by stockholders from Aimco or from other entities that are taxed as REITs are generally not eligible for this rate, and will continue to be taxed at rates applicable to ordinary income. See “— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “— Taxation of Stockholders.”

If Aimco qualifies as a REIT, it will nonetheless be subject to U.S. federal income tax in the following circumstances:

•	Aimco will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Aimco and its taxable REIT subsidiaries (as described below) if and to the extent that the IRS successfully asserts that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar arrangements between unrelated parties.

•	If Aimco has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate. We do not anticipate receiving any income from foreclosure property.

•	If Aimco should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with Aimco’s gross income.

•	Similarly, if Aimco should fail to satisfy the asset test or other requirements applicable to REITs, as described below, yet nonetheless maintain its qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, it may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•	If Aimco should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Aimco will be required to pay a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

•	Aimco may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet the record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification — General.”

•	If Aimco acquires appreciated assets from a corporation that is not a REIT (i.e., a “subchapter C corporation”) in a transaction in which the adjusted tax basis of the assets in the hands of Aimco is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Aimco may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if Aimco subsequently recognizes gain on the disposition of any such asset during the ten-year period following its acquisition from the subchapter C corporation.

•	Certain of Aimco’s subsidiaries are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

•	Aimco may be subject to the “alternative minimum tax” on its items of tax preference, including any deductions of net operating losses.

•	Aimco and its subsidiaries may be subject to a variety of taxes, including state, local and foreign income taxes, property taxes and other taxes on their assets and operations. Aimco could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. that would be taxable as a domestic corporation, but for the special Internal Revenue Code provisions applicable to REITs;

4. that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

5. the beneficial ownership of which is held by 100 or more persons;

6. in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules); and

7.	that meets other tests described below (including with respect to the nature of its income and assets).

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that the condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

Aimco believes that it has been organized, has operated and has issued sufficient shares of stock to satisfy conditions (1) through (7) inclusive. Aimco’s articles of incorporation provide certain restrictions regarding transfers of its shares, which are intended to assist Aimco in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that Aimco will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

To monitor Aimco’s compliance with the share ownership requirements, Aimco is generally required to maintain records regarding the actual ownership of its shares. To do so, Aimco must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by Aimco). A list of those persons failing or refusing to comply with this demand must be maintained as part of Aimco’s records. Failure by Aimco to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Aimco satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership, the Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, Aimco’s proportionate share of the assets, liabilities and items of income of Aimco OP and the Subsidiary Partnerships will be treated as assets, liabilities and items of income of Aimco for purposes of applying the REIT requirements described below. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Aimco’s Investments in Partnerships.”

Disregarded Subsidiaries.  Aimco’s indirect interests in Aimco OP and other Subsidiary Partnerships are held through wholly-owned corporate subsidiaries of Aimco organized and operated as “qualified REIT subsidiaries” within the meaning of the Internal Revenue Code. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. If a REIT owns a qualified REIT subsidiary, that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. Each qualified REIT subsidiary, therefore, is not subject to U.S. federal corporate income taxation, although it may be subject to state or local taxation. Other entities that are wholly-owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Aimco holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of Aimco ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than Aimco or another disregarded subsidiary of Aimco — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Aimco’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Taxable Subsidiaries.  A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary (“TRS”). A TRS also includes any corporation, other than a REIT, with respect to which a TRS in which a REIT owns an interest owns securities possessing 35% of the total voting power or total value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. As a result, a parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains). As a taxable corporation, a TRS is required to pay regular U.S. federal income tax, and state and local income tax where applicable.

Certain of Aimco’s operations (including certain of its property management, asset management, risk management, etc.) are conducted through its TRSs. Because Aimco is not required to include the assets and income of such TRSs in determining Aimco’s compliance with the REIT requirements, Aimco uses its TRSs to facilitate its ability to offer services and activities to its residents that are not generally considered as qualifying REIT services and activities. If Aimco fails to properly structure and provide such nonqualifying services and activities through its TRSs, its ability to satisfy the REIT gross income requirement, and also its REIT status, may be jeopardized.

A TRS may generally engage in any business except the operation or management of a lodging or health care facility. The operation or management of a health care or lodging facility precludes a corporation from qualifying as a TRS. If any of Aimco’s TRSs were deemed to operate or manage a health care or lodging facility, such TRSs would fail to qualify as taxable REIT subsidiaries, and Aimco would fail to qualify as a REIT. Aimco believes that none of its TRSs operate or manage any health care or lodging facilities. However, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, there can be no assurance that the IRS will not contend that an Aimco TRS operates or manages a health care or lodging facility, disqualifying it from treatment as a TRS, and thereby resulting in the disqualification of Aimco as a REIT.

Several provisions of the Internal Revenue Code regarding arrangements between a REIT and a TRS seek to ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT owner. In addition, Aimco would be obligated to pay a 100% penalty tax on certain payments that it receives from, or on certain expenses deducted by, a TRS if the IRS were to successfully assert that the economic arrangements between Aimco and the taxable REIT subsidiary were not comparable to similar arrangements among unrelated parties.

A portion of the amounts to be used to fund distributions to stockholders may come from distributions made by Aimco’s TRSs to Aimco OP, and interest paid by the TRSs on certain notes held by Aimco OP. In general, TRSs pay federal, state and local income taxes on their taxable income at normal corporate rates. Any federal, state or local income taxes that Aimco’s TRSs are required to pay will reduce Aimco’s cash flow from operating activities and its ability to make payments to holders of its securities.

Income Tests

In order to maintain qualification as a REIT, Aimco annually must satisfy two gross income requirements:

•	First, at least 75% of Aimco’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as certain types of temporary investments.

•	Second, at least 95% of Aimco’s gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gains from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents received by Aimco directly or through Aimco OP or the Subsidiary Partnerships will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, the REIT generally must not operate or manage the property (subject to certain exceptions) or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. Aimco and its affiliates are permitted, however, to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Aimco and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Aimco is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements.

Aimco manages apartment properties for third parties and affiliates through its TRSs. These TRSs receive management fees and other income. A portion of such fees and other income accrue to Aimco through distributions from the TRSs that are classified as dividend income to the extent of the earnings and profits of the TRSs. Such distributions will generally qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividend Aimco receives from a REIT, however, will be qualifying income in Aimco’s hands for purposes of both the 95% and 75% income tests.

Any income or gain derived by Aimco directly or through Aimco OP or the Subsidiary Partnerships from instruments that hedge certain risks, such as the risk of changes in interest rates, will not constitute gross income for purposes of the 75% or 95% gross income tests, provided that specified requirements are met. Such requirements include that the instrument hedge risks associated with indebtedness issued by Aimco, Aimco OP or the Subsidiary Partnerships that is incurred to acquire or carry “real estate assets” (as described below under “— Asset Tests”), and the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

If Aimco fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if Aimco’s failure to meet these tests was due to reasonable cause and not due to willful neglect, and Aimco attaches a schedule of the sources of its income to its tax return. It is not possible to state whether Aimco would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Aimco, Aimco will not qualify as a REIT. Even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which Aimco fails to satisfy the particular gross income test.

Asset Tests

Aimco, at the close of each calendar quarter of its taxable year, must also satisfy four tests relating to the nature of its assets:

•	First, at least 75% of the value of the total assets of Aimco must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Second, not more than 25% of Aimco’s total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by Aimco may not exceed 5% of the value of Aimco’s total assets, Aimco may not own more than 10% of any one issuer’s outstanding voting securities, and, subject to certain exceptions, Aimco may not own more than 10% of the total value of the outstanding securities of any one issuer. The 5% and 10% asset tests do not apply to securities of TRSs.

•	Fourth, the aggregate value of all securities of TRSs held by Aimco may not exceed 25% of the value of Aimco’s total assets.

Aimco believes that the value of the securities held by Aimco in its TRSs will not exceed, in the aggregate, 25% of the value of Aimco’s total assets and that Aimco’s ownership interests in its TRSs qualify under the asset tests set forth above.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, resulting in loss of REIT status, unless it is a qualifying mortgage asset satisfying the rules for “straight debt,” or is sufficiently small so as not to otherwise cause an asset test violation. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, non-mortgage debt held by Aimco that is issued by another REIT may not so qualify.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Aimco believes that its holdings of securities and other assets comply, and will continue to comply, with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support Aimco’s conclusions as to the value of its assets, including Aimco OP’s total assets and the value of Aimco OP’s interest in the TRSs. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Aimco’s interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset tests to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision contained in the Internal Revenue Code applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Annual Distribution Requirements

In order for Aimco to qualify as a REIT, Aimco is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

•	the sum of

(a) 90% of Aimco’s REIT taxable income, computed without regard to the deduction for dividends paid and net capital gain of Aimco, and

(b) 90% of the net income, if any, from foreclosure property (as described below), minus

•	the sum of certain items of noncash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Aimco, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in Aimco’s organizational documents.

To the extent that Aimco distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. In any year, Aimco may elect to retain, rather than distribute, its net capital gain and pay tax on such gain. In such a case, Aimco’s stockholders would include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their share of the tax paid by Aimco. Aimco’s stockholders would then increase the adjusted basis of their Aimco shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Stockholders — Taxable Domestic Stockholders — Distributions.”

If Aimco should fail to distribute during each calendar year at least the sum of:

•	85% of its REIT ordinary income for such year,

•	95% of its REIT capital gain net income for such year (excluding retained net capital gain), and

•	any undistributed taxable income from prior periods,

Aimco would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income retained on which it has paid corporate income tax.

It is possible that Aimco, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from Aimco OP) and (ii) the inclusion of certain items in income by Aimco for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements Aimco may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

Under certain circumstances, Aimco may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Aimco’s deduction for dividends paid for the earlier year. In this case, Aimco may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends; however, Aimco will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Aimco intends to conduct its operations so that no asset owned by Aimco or its pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of Aimco’s business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that no property sold by Aimco will be treated as property held for sale to customers, or that Aimco can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Penalty Tax

Aimco will be subject to a 100% penalty tax on the amount of certain non-arm’s length payments received from, or certain expenses deducted by, a TRS if the IRS were to successfully assert that the economic arrangements between Aimco and such TRS are not comparable to similar transaction between unrelated parties. Such amounts may include rents from real property that are overstated as a result of services furnished by a TRS to tenants of Aimco and amounts that are deducted by a TRS for payments made to Aimco that are in excess of the amounts that would have been charged by an unrelated party.

Aimco believes that the fees paid to its TRSs for tenant services are comparable to the fees that would be paid to an unrelated third party negotiating at arm’s-length. This determination, however, is inherently factual, and the IRS may assert that the fees paid by Aimco do not represent arm’s-length amounts. If the IRS successfully made such an assertion, Aimco would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Failure to Qualify

If Aimco fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Aimco will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Aimco fails to qualify will not be deductible by Aimco nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified dividends. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Aimco is entitled to relief under specific statutory provisions, Aimco would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Aimco would be entitled to this statutory relief.

Tax Aspects of Aimco’s Investments in Partnerships

General

Substantially all of Aimco’s investments are held indirectly through Aimco OP. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Aimco will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Aimco will include its proportionate share of assets held by Aimco OP and the Subsidiary Partnerships. See “— Effect of Subsidiary Entities — Ownership of Partnership Interests.”

Entity Classification

Aimco’s direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of Aimco OP or any of the Subsidiary Partnerships as a partnership for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of Aimco’s assets and items of gross income would change and could preclude Aimco from satisfying the REIT asset tests and gross income tests (see “— Asset Tests” and “— Income Tests”), and in turn could prevent Aimco from qualifying as a REIT unless Aimco is eligible for relief from the violation pursuant to relief provisions described above. See “— Failure to Qualify” above for a summary of the effect of Aimco’s failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case Aimco might incur a tax liability without any related cash distributions.

Tax Allocations with Respect to the Properties

Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “Book — Tax Difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Aimco OP was formed by way of contributions of appreciated property. Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules apply to the contribution by Aimco to Aimco OP of the cash proceeds received in any offerings of its stock.

In general, certain unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by Aimco OP or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of Aimco OP or other Subsidiary Partnerships may cause Aimco to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause Aimco to recognize, over time, taxable income in excess of cash proceeds, which might adversely affect Aimco’s ability to comply with the REIT distribution requirements. See “— Taxation of Aimco — Annual Distribution Requirements.”

With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of units) subsequent to the formation of Aimco, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

Sale of the Properties

Aimco’s share of any gain realized by Aimco OP or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “— Prohibited Transactions.” Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Aimco OP and the other Subsidiary Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with Aimco’s investment objectives.

Taxation of Stockholders

Taxable Domestic Stockholders

Distributions.  Provided that Aimco qualifies as a REIT, distributions made to Aimco’s taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions (and retained net capital gains) that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed Aimco’s actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% through 2012 in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

Aimco may elect to retain and pay taxes on some or all of its net long-term capital gain, in which case U.S. stockholders will be treated as having received, solely for U.S. federal income tax purposes, Aimco’s undistributed capital gain as well as a corresponding credit or refund, as the case may be, for taxes that Aimco paid on such undistributed capital gain. See “— Taxation of Aimco — Annual Distribution Requirements.”

In determining the extent to which a distribution constitutes a dividend for tax purposes, Aimco’s earnings and profits generally will be allocated first to distributions with respect to preferred stock prior to allocating any remaining earnings and profits to distributions on Aimco’s common stock. If Aimco has net capital gains and designates some or all of its distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of stock in proportion to the allocation of earnings and profits as described above.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Aimco in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Aimco and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Aimco before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Aimco — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

Dispositions of Aimco Stock.  A stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of stock in an amount equal to the difference between the sum of the fair market value of any property and cash received in such disposition, and the stockholder’s adjusted tax basis in the stock at the time of the disposition. In general, a stockholder’s tax basis will equal the stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the stockholder (as discussed above), less tax deemed paid on such net capital gains, and reduced by returns of capital. In general, capital gains recognized by individuals upon the sale or disposition of shares of Aimco stock will be subject to a taxation at long-term capital gains rates if the Aimco stock is held for more than 12 months, and will be taxed at ordinary income rates if the Aimco stock is held for 12 months or less. Gains recognized by stockholders that are corporations are currently subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of Aimco stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Aimco stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Aimco that are required to be treated by the stockholder as long-term capital gain.

A redemption of Aimco stock (including preferred stock or equity stock) will be treated under section 302 of the Internal Revenue Code as a dividend subject to tax at ordinary income tax rates (to the extent of Aimco’s current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only the stock is redeemed, since it generally does not have voting rights), (ii) results in a “complete termination” of the holder’s stock interest in Aimco, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed stock would be transferred to the holder’s remaining stockholdings in Aimco. If, however, the stockholder has no remaining stockholdings in Aimco, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If an investor recognizes a loss upon a subsequent disposition of stock or other securities of Aimco in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these Treasury Regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, the Internal Revenue Code imposes penalties for failure to comply with these requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of stock or securities of Aimco, or transactions that might be undertaken directly or indirectly by Aimco. Moreover, prospective investors should be aware that Aimco and other participants in the transactions involving Aimco (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations.

Taxation of Foreign Stockholders

The following is a summary of certain anticipated U.S. federal income and estate tax consequences of the ownership and disposition of Aimco stock applicable to Non-U.S. stockholders. A “Non-U.S. stockholder” is generally any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

Ordinary Dividends.  The portion of dividends received by Non-U.S. stockholders payable out of Aimco’s earnings and profits which are not attributable to capital gains of Aimco and which are not effectively connected with a U.S. trade or business of the Non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty and the Non-U.S. stockholder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of Aimco stock. In cases where the dividend income from a Non-U.S. stockholder’s investment in Aimco stock is, or is treated as, effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. stockholder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation.

Non-Dividend Distributions.  Unless Aimco stock constitutes a United States real property interest (a “USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions by Aimco which are not dividends out of the earnings and profits of Aimco will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits of Aimco. If Aimco stock constitutes a USRPI, distributions by Aimco in excess of the sum of its earnings and profits plus the stockholder’s basis in its Aimco stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of Aimco’s earnings and profits.

Capital Gain Dividends.  Under FIRPTA, a distribution made by Aimco to a Non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by Aimco directly or through pass-through subsidiaries (“USRPI Capital Gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Aimco will be required to withhold tax equal to 35% of the amount of the distribution to the extent such distribution constitutes USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. A distribution is not a USRPI Capital Gain if Aimco held the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. stockholder from a REIT that are attributable to dispositions by that REIT of assets other then USRPIs are generally not subject to U.S. income or withholding tax.

A capital gain dividend by Aimco that would otherwise have been treated as a USRPI Capital Gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary dividend from Aimco (see “— Taxation of Foreign Stockholders — Ordinary Dividends”), provided that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient Non-U.S. stockholder does not own more than 5% of that class of stock at any time during the one year period ending on the date on which the capital gain dividend is received.

Dispositions of Aimco Stock.  Unless Aimco stock constitutes a USRPI, a sale of Aimco stock by a Non-U.S. stockholder generally will not be subject to U.S. taxation. The stock will be treated as a USRPI if 50% or more of Aimco’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, Aimco stock nonetheless will not constitute a USRPI if Aimco is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. stockholders. Aimco believes that it is, and it expects to continue to be, a domestically controlled qualified investment entity. If Aimco is, and continues to be, a domestically controlled qualified investment entity, the sale of Aimco stock should not be subject to U.S. taxation. Because most classes of stock of Aimco are publicly traded, however, no assurance can be given that Aimco is or will continue to be a domestically controlled qualified investment entity.

Even if Aimco does not constitute a domestically controlled qualified investment entity, a Non-U.S. stockholder’s sale of stock nonetheless generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that:

•	the stock is of a class that is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which Aimco stock is listed), and

•	the selling Non-U.S. stockholder held 5% or less of such class of Aimco’s outstanding stock at all times during a specified testing period.

If gain on the sale of stock of Aimco were subject to taxation under FIRPTA, the Non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of Aimco stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a Non-U.S. stockholder in two cases. First, if the Non-U.S. stockholder’s investment in the Aimco stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. stockholder, the Non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain. Second, if the Non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax.  Aimco stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of death will be includible in the individual’s gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. Federal estate tax on the property includible in the estate for U.S. Federal estate tax purposes.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Aimco stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Aimco stock is not otherwise used in an unrelated trade or business, Aimco believes that distributions from Aimco and income from the sale of the Aimco stock should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of section 501(c) of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to characterize distributions from Aimco as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of Aimco’s stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Other Tax Consequences

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Under recently enacted legislation, for taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividend and other income, including capital gains from the sale or other disposition of Aimco common stock.

Recently enacted legislation will require, after December 31, 2012, withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, Aimco common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which Aimco common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, Aimco common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to Aimco that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which Aimco will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in Aimco common stock.

State, Local and Foreign Taxes

Aimco, Aimco OP, Aimco stockholders and OP Unitholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that Aimco OP owns properties located in a number of states and local jurisdictions, and OP Unitholders may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of Aimco, Aimco OP, Aimco stockholders and OP Unitholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local and foreign tax laws on an investment in Aimco.

FEES AND EXPENSES

The costs of planning and implementing the merger, including the preparation of this information statement/prospectus, will be borne by Aimco OP without regard to whether the merger is effectuated. Except as set forth in this information statement/prospectus, Aimco OP will not pay any fees or commissions to any broker, dealer or other person in connection with the merger. Fox has retained Eagle Rock Proxy Advisors, LLC, or the Information Agent, to act as the information agent in connection with the merger. The Information Agent may contact holders of Series A Units by mail, e-mail, telephone, telex, telegraph and in person and may request brokers, dealers and other nominee limited partners to forward materials relating to the merger to beneficial owners of the Series A Units. Aimco OP will pay the Information Agent reasonable and customary compensation for its services in connection with the merger, plus reimbursement for out-of-pocket expenses, and will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the U.S. federal securities laws. Aimco OP will also pay all costs and expenses of filing, printing and mailing the information statement/prospectus as well as any related legal fees and expenses.

Below is an itemized list of the estimated expenses incurred and to be incurred in connection with preparing and delivering this information statement/prospectus:

Information Agent Fees	$7,500
Printing Fees	221,500
Postage Fees	17,600
Tax and Accounting Fees	100,000
Appraisal Fees	27,900
Financial Advisor Fees	36,400
Legal Fees	200,000

Total	$610,900

LEGAL MATTERS

Certain tax matters will be passed upon for Aimco by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the Aimco Class A Common Stock issuable upon redemption of the OP Units will be passed upon by DLA Piper LLP (US). The validity of the OP Units offered by this information statement/prospectus will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements of Aimco for the year ended December 31, 2010 appearing in Aimco’s Current Report on Form 8-K, dated July 28, 2011 (including the schedule appearing therein), and the effectiveness of Aimco’s internal control over financial reporting appearing in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Aimco management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Aimco OP for the year ended December 31, 2010 appearing in Aimco OP’s Current Report on Form 8-K, dated July 28, 2011 (including the schedule appearing therein), and the effectiveness of Aimco OP’s internal control over financial reporting appearing in Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and included in Annex J and Annex H to this information statement/prospectus. Such consolidated financial statements and Aimco OP management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CPF XVII appearing in CPF XVII’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and included in Annex F of this information statement/prospectus. Such consolidated financial statements are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Information Incorporated by Reference

Aimco, Aimco OP and CPF XVII are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the SEC. You may read and copy any document so filed at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Aimco, Aimco OP and CPF XVII’s filings are also available to the public at the SEC’s web site at http://www.sec.gov.

The information that Aimco files with the SEC is incorporated by reference, which means that important information is being disclosed to you by referring you to those documents. The information incorporated by reference is considered to be part of this information statement/prospectus. The documents listed below are incorporated by reference along with all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the completion of the offering of the shares described in this prospectus.

•	Proxy Statement for the 2011 Annual Meeting of Stockholders of Aimco (filed March 14, 2011);

•	Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010 (filed February 25, 2011);

•	Aimco’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (filed April 29, 2011); and

•	Aimco’s Current Reports on Form 8-K, dated January 10, 2011 (filed January 11, 2011), April 14, 2011 (filed April 14, 2011), July 26, 2011 (filed July 27, 2011) and July 28, 2011 (filed July 28, 2011).

You may request a copy of these filings, at no cost, by writing or calling Aimco at the following address and telephone number:
ISTC Corporation
P.O. Box 2347
Greenville, South Carolina 29602
(864) 239-1029

You should rely only on the information included or incorporated by reference in this information statement/prospectus. No person is authorized to provide you with different information. You should not assume that the information in this information statement/prospectus is accurate as of any date other than the date on the front of the document.

Information Included in the Annexes to this Information Statement/Prospectus

Important information is also included in the Annexes attached hereto, including the following:

•	Annex A — Agreement and Plan of Merger;

•	Annex B — Appraisal Rights of Limited Partners;

•	Annex C — Opinion of Duff & Phelps, LLC;

•	Annex D — Officers and Directors;

•	Annex E — Summary of Appraisals Table;

•	Annex F — CPF XVII’s Annual Report on Form 10-K for the year ended December 31, 2010;

•	Annex G — CPF XVII’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	Annex H — Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2010 (excluding the report of the independent registered public accounting firm, the financial statements and the notes thereto);

•	Annex I — Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011; and

•	Annex J — Aimco OP’s Current Report on Form 8-K, filed with the SEC on July 28, 2011, which includes Aimco OP’s Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data from its Annual Report on Form 10-K for the year ended December 31, 2010, revised to reflect additional discontinued operations through March 31, 2011.

References to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 are included in CPF XVII’s Annual Report on Form 10-K for the year ended December 31, 2010, which is included as Annex F to this information statement/prospectus; and in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this information statement/prospectus. However, because the merger is a “going private” transaction, those safe-harbor provisions do not apply to any forward-looking statements CPF XVII or Aimco make in connection with the merger.

ANNEX A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 28, 2011, by and among CENTURY PROPERTIES FUND XVII, LP, a Delaware limited partnership (“CPF XVII”), AIMCO CPF XVII MERGER SUB LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO PROPERTIES, L.P., a Delaware limited partnership (“Aimco OP”).

WHEREAS, Fox Partners, the general partner of CPF XVII (“Fox”) and owner of the Series A general partner interest (the “Series A GP Interest”) and Series B general partner interest (the “Series B GP Interest”) of CPF XVII, has determined that the Merger (as defined below) of the Aimco Subsidiary with and into CPF XVII, with CPF XVII as the surviving entity, is advisable, fair to and in the best interests of CPF XVII and its partners; and

WHEREAS, Aimco OP, the sole member of the Aimco Subsidiary, has determined that the Merger of the Aimco Subsidiary with and into CPF XVII, with CPF XVII as the surviving entity, is advisable, fair to and in the best interests of the Aimco Subsidiary and its member; and

WHEREAS the Board of Directors of AIMCO-GP, Inc., the general partner of Aimco OP (“AIMCO-GP”), has determined that the Merger of the Aimco Subsidiary with and into CPF XVII, with CPF XVII as the surviving entity, is advisable, fair to and in the best interests of Aimco OP and its partners; and

WHEREAS, the parties desire to enter this Agreement to evidence the terms, provisions, representations, warranties, covenants and conditions upon which the Merger will be consummated.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, CPF XVII, the Aimco Subsidiary and Aimco OP hereby agree as follows:

Section 1.  The Merger.  Subject to the terms and conditions set forth herein, the Aimco Subsidiary shall be merged with and into CPF XVII (the “Merger”), and CPF XVII shall be the surviving entity of the Merger (the “Surviving Entity”). The Merger will have the effects specified in this Agreement, section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), and section 18-209 of the Delaware Limited Liability Company Act, as amended (the “DLLCA”).

Section 2.  General Partner.  Fox will be the sole general partner of the Surviving Entity.

Section 3.  Certificate.  As soon as practicable after the approval of this Agreement by a majority in interest of each class or series of limited partnership interests of CPF XVII, CPF XVII shall cause to be filed a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Office of the Secretary of State of the State of Delaware pursuant to section 17-211 of the DRULPA and section 18-209 of the DLLCA. The Merger shall become effective at such time as the Certificate of Merger has been accepted for record by the Secretary of State of the State of Delaware (the “Effective Time”).

Section 4.  Limited Partnership Agreement.  The agreement of limited partnership of CPF XVII as in effect immediately prior to the consummation of the Merger (the “Partnership Agreement”) shall be the agreement of limited partnership of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable law. The general partner and each limited partner of the Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, the Partnership Agreement, as a general partner or limited partner, as applicable.

Section 5.  Treatment of Interests in CPF XVII.

(a) Series A Units.

(i) In connection with the Merger and in accordance with the procedures set forth in Section 5(a)(iii) of this Agreement, each Series A unit of limited partnership interest of CPF XVII (each a “Series A Unit”) outstanding immediately prior to the Effective Time and held by limited partners of CPF XVII, except Series A Units held by limited partners who have perfected their appraisal rights pursuant to Exhibit A hereto, shall be converted into the right to receive, at the election of the limited partner, either (x) $311.18 in cash (the “Cash Consideration”) or (y) a number of partnership common units of Aimco OP calculated by dividing $311.18 by the average closing price of Apartment Investment and Management Company common stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the Effective Time (the “OP Unit Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

(ii) Notwithstanding Section 5(a)(i) of this Agreement, if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of Aimco OP in that state or other jurisdiction (or that the registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each Series A Unit.

(iii) Aimco OP shall prepare a form of election (the “Election Form”) describing the Merger and pursuant to which each limited partner of CPF XVII will have the right to elect to receive either the Cash Consideration or the OP Unit Consideration (subject to Section 5(a)(ii) of this Agreement). Aimco OP shall mail, or cause to be mailed, an Election Form to each limited partner, together with any other materials that Aimco OP determines to be necessary or prudent, no later than ten (10) days after the Effective Time. An election to receive the Cash Consideration or the OP Unit Consideration shall be effective only if a properly executed Election Form is received by Aimco OP or its designees prior to 5:00 p.m., New York time, on the day that is thirty (30) days after the mailing of such Election Form by Aimco OP. If a limited partner fails to return a duly completed Election Form within the time period specified in the Election Form, such holder shall be deemed to have elected to receive the Cash Consideration. In addition, each limited partner that resides in a state or other jurisdiction that Aimco OP determines would prohibit the issuance of partnership common units of Aimco OP (or in which registration or qualification would be prohibitively costly) will be deemed to have elected the Cash Consideration. CPF XVII, the Aimco Subsidiary and Aimco OP agree that limited partners shall have the right to revoke any election made in connection with the Merger at any time prior to the expiration of the time period stated in the Election Form. Aimco OP and Fox, by mutual agreement, shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the issuance and delivery of the Merger Consideration, as applicable.

(b) Series B Units.  Each Series B unit of limited partnership interest of CPF XVII outstanding immediately prior to the consummation of the Merger shall remain outstanding and unchanged, with all of the rights set forth in the Partnership Agreement.

(c) General Partner’s Interests.  Each Series A GP Interest and each Series B GP Interest of CPF XVII outstanding immediately prior to consummation of the Merger shall remain outstanding and unchanged, with all of the rights set forth in the Partnership Agreement.

Section 6.  Treatment of Interests in Aimco Subsidiary.  The entire membership interest in the Aimco Subsidiary immediately prior to the Effective Time shall be converted into all of the Series A Units of the Surviving Entity.

Section 7.  Appraisal Rights.  In connection with the Merger, the holders of Series A Units immediately prior to the Merger shall have the appraisal rights set forth in Exhibit A hereto.

Section 8.  Covenants.  Aimco OP agrees to pay for, or reimburse CPF XVII for, all expenses incurred by CPF XVII in connection with the Merger. Aimco OP agrees to pay cash or issue and deliver common units of Aimco OP to the former holders of Series A Units, in accordance with Section 5(a) of this Agreement.

Section 9.  Conditions to the Merger.

(a) The Merger shall not occur unless and until the Merger has been approved or consented to by a majority in interest of each class or series of limited partnership interests of CPF XVII.

(b) Notwithstanding any provisions of this Agreement to the contrary, none of the parties hereto shall be required to consummate the transactions contemplated hereby if any third-party consent, authorization or approval that any of the parties hereto deem necessary or desirable in connection with this Agreement, or the consummation of the transactions contemplated hereby, has not been obtained or received.

Section 10.  Tax Treatment.  The parties hereto intend and agree that, for Federal income tax purposes, (i) any payment of cash for Series A Units shall be treated as a sale of such Series A Units by such holder and a purchase of such Series A Units by Aimco OP for the cash so paid under the terms of this Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4), and (ii) each such holder of Series A Units who accepts cash explicitly agrees and consents to such treatment. Furthermore, the parties hereto intend and agree that, for Federal income tax purposes, (x) any exchange of Series A Units for partnership common units of Aimco OP under the terms of this Agreement shall be treated in accordance with Sections 721 and 731 of the Internal Revenue Code of 1986, as amended, and (y) each such holder of Series A Units who accepts partnership common units of Aimco OP explicitly agrees and consents to such treatment. Any cash and/or partnership common units of Aimco OP to which a holder of Series A Units is entitled pursuant to this Agreement shall be paid only after the receipt of a consent from such holder that, for Federal income tax purposes, the receipt of cash and/or partnership common units of Aimco OP shall be treated as described in this Section 10.

Section 11.  Further Assurances.  From time to time, as and when required by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of the Aimco Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by the Aimco Subsidiary all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Aimco Subsidiary, and otherwise to carry out the purposes of this Agreement, and the officers and directors of Fox are fully authorized in the name and on behalf of Aimco Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

Section 12.  Amendment.  Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the consummation of the Merger with respect to any of the terms contained herein.

Section 13.  Abandonment.  At any time prior to consummation of the Merger, this Agreement may be terminated and the Merger may be abandoned without liability to any party hereto by any of the Aimco Subsidiary, Aimco OP or CPF XVII, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding approval of this Agreement by any of the members of the Aimco Subsidiary, the partners of CPF XVII or the general partner of Aimco OP.

Section 14.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law provisions thereof.

Section 15.  No Third-Party Beneficiaries.  No provision of this Agreement is intended to confer upon any person, entity, or organization other than the parties hereto any rights or remedies hereunder, other than the appraisal rights given to holders of Series A Units pursuant to Section 7 of this Agreement.

IN WITNESS WHEREOF, CPF XVII, the Aimco Subsidiary and Aimco OP have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

CENTURY PROPERTIES FUND XVII, LP

By:	Fox Partner, Its General Partner

By:	Fox Capital Management Corporation, Its Managing General Partner

By:	/s/ Trent A. Johnson
Name:     Trent A. Johnson

Title:	Vice President and
Assistant General Counsel

AIMCO CPF XVII MERGER SUB LLC

By:	Aimco Properties, L.P., Its Sole Member

By:	AIMCO-GP, Inc., Its General Partner

By:	/s/ Trent A. Johnson
Name:     Trent A. Johnson

Title:	Vice President and
Assistant General Counsel

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc., Its General Partner

By:	/s/ Trent A. Johnson
Name:     Trent A. Johnson

Title:	Vice President and
Assistant General Counsel

EXHIBIT A

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of July 28, 2011 (the “Merger Agreement”), by and among Century Properties Fund XVII, LP, a Delaware limited partnership (“CPF XVII”), AIMCO CPF XVII Merger Sub LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”). In connection with the Merger, limited partners of CPF XVII shall have the following appraisal rights:

(a) Any limited partner who holds Series A Units on the effective date of the Merger who has not consented to the merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s Series A Units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), excluding the Procedures for Large, Complex Commercial Disputes, by a single arbitrator selected by Aimco OP from a panel of AAA arbitrators who are qualified to value investment interests in commercial real estate. Any action for judicial review or enforcement of the arbitration award shall be brought in a court of competent jurisdiction located in Denver, Colorado.

(b) Within 10 days after the effective date of the Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Merger, the effective date of the Merger and that appraisal rights are available for any or all Series A Units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Exhibit A. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their Series A Units pursuant to paragraph (a) hereof. Any limited partner who holds Series A Units on the effective date of the Merger and who has not consented to the Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her Series A Units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her Series A Units, and will be deemed to have elected the Cash Consideration.

(c) At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her Series A Units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to AIMCO Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349. At any time within 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of Series A Units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such Series A Units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d) Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitrator a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their Series A Units and with whom agreements as to the value of their Series A Units have not been reached with Aimco OP. The arbitrator shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses therein stated. The forms of the notices shall be approved by the arbitrator, and the costs of the preparation and mailing thereof shall be borne by Aimco OP.

(e) At the hearing on such demand, the arbitrator shall determine as to each of the Nonconsenting Limited Partners whether the Nonconsenting Limited Partner is entitled to appraisal rights hereunder.

(f) After determining the Nonconsenting Limited Partners entitled to an appraisal, the arbitrator shall appraise the Series A Units, determining their fair value, as of the date of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the arbitrator shall take into account all factors relevant to the issue of fair value of the Series A Units, using the legal standard of fair value that would apply if the Nonconsenting Limited Partner were a stockholder in a corporation entitled to appraisal rights as a result of a corporate merger under the corporation laws of the state of Delaware. Unless the arbitrator in his or her discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the arbitrator may, in his or her discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners’ entitlement to appraisal rights hereunder. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g) The arbitrator shall direct the payment of the fair value of the Series A Units (which will be paid only in cash), together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the Series A Units shall be treated as a sale of the Series A Units by the owner and a purchase of such Series A Units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4) and the release described in (i) hereof.

(h) The costs of the proceeding may be determined by the arbitrator and taxed upon the parties as the arbitrator deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the arbitrator may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i) Any Nonconsenting Limited Partner who has made a demand for appraisal of his or her Series A Units and who has not withdrawn the demand before the Election Deadline shall be deemed to have entered into a binding contract with Aimco OP to accept the fair value awarded by the arbitrator in exchange for his or her Series A Units, plus any interest as provided herein. The award of fair value, plus any interest, to the Nonconsenting Limited Partners shall be exclusive of and in lieu of any other right, claim or remedy under state or federal law that the Nonconsenting Limited Partner may have with respect to his or her Series A Units whether under the Merger Agreement or otherwise and whether against CPF XVII, Fox, Aimco-GP, Apartment Investment and Management Company, Aimco OP, or any other person or entity, and the Nonconsenting Limited Partner shall execute and deliver a release of all other such rights, claims and remedies in exchange for payment of the award.

(j) From and after the effective date of the Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote such Series A Units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to AIMCO Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. The appraisal proceeding may also be dismissed as to any Nonconsenting Limited Partner with the agreement or consent of Aimco OP upon such terms as the two parties may agree. Except as provided in the two foregoing sentences, no appraisal proceeding before the arbitrator shall be dismissed as to any Nonconsenting Limited Partner without the approval of the arbitrator, and such approval may be conditioned upon such terms as the arbitrator deems just.

ANNEX B

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of July 28, 2011 (the “Merger Agreement”), by and among Century Properties Fund XVII, LP, a Delaware limited partnership (“CPF XVII”), AIMCO CPF XVII Merger Sub LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”). In connection with the Merger, limited partners of CPF XVII shall have the following appraisal rights:

(a) Any limited partner who holds Series A Units on the effective date of the Merger who has not consented to the merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s Series A Units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), excluding the Procedures for Large, Complex Commercial Disputes, by a single arbitrator selected by Aimco OP from a panel of AAA arbitrators who are qualified to value investment interests in commercial real estate. Any action for judicial review or enforcement of the arbitration award shall be brought in a court of competent jurisdiction located in Denver, Colorado.

(b) Within 10 days after the effective date of the Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Merger, the effective date of the Merger and that appraisal rights are available for any or all Series A Units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Annex B. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their Series A Units pursuant to paragraph (a) hereof. Any limited partner who holds Series A Units on the effective date of the Merger and who has not consented to the Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her Series A Units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her Series A Units, and will be deemed to have elected the Cash Consideration.

(c) At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her Series A Units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to AIMCO Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349. At any time within 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of Series A Units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such Series A Units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d) Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitrator a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their Series A Units and with whom agreements as to the value of their Series A Units have not been reached with Aimco OP. The arbitrator shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses therein stated. The forms of the notices shall be approved by the arbitrator, and the costs of the preparation and mailing thereof shall be borne by Aimco OP.

(e) At the hearing on such demand, the arbitrator shall determine as to each of the Nonconsenting Limited Partners whether the Nonconsenting Limited Partner is entitled to appraisal rights hereunder.

B-1

(f) After determining the Nonconsenting Limited Partners entitled to an appraisal, the arbitrator shall appraise the Series A Units, determining their fair value, as of the date of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the arbitrator shall take into account all factors relevant to the issue of fair value of the Series A Units, using the legal standard of fair value that would apply if the Nonconsenting Limited Partner were a stockholder in a corporation entitled to appraisal rights as a result of a corporate merger under the corporation laws of the state of Delaware. Unless the arbitrator in his or her discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the arbitrator may, in his or her discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners’ entitlement to appraisal rights hereunder. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g) The arbitrator shall direct the payment of the fair value of the Series A Units (which will be paid only in cash), together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the Series A Units shall be treated as a sale of the Series A Units by the owner and a purchase of such Series A Units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4) and the release described in (i) hereof.

(h) The costs of the proceeding may be determined by the arbitrator and taxed upon the parties as the arbitrator deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the arbitrator may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i) Any Nonconsenting Limited Partner who has made a demand for appraisal of his or her Series A Units and who has not withdrawn the demand before the Election Deadline shall be deemed to have entered into a binding contract with Aimco OP to accept the fair value awarded by the arbitrator in exchange for his or her Series A Units, plus any interest as provided herein. The award of fair value, plus any interest, to the Nonconsenting Limited Partners shall be exclusive of and in lieu of any other right, claim or remedy under state or federal law that the Nonconsenting Limited Partner may have with respect to his or her Series A Units whether under the Merger Agreement or otherwise and whether against CPF XVII, Fox, Aimco-GP, Apartment Investment and Management Company, Aimco OP, or any other person or entity, and the Nonconsenting Limited Partner shall execute and deliver a release of all other such rights, claims and remedies in exchange for payment of the award.

(j) From and after the effective date of the Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote such Series A Units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to AIMCO Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. The appraisal proceeding may also be dismissed as to any Nonconsenting Limited Partner with the agreement or consent of Aimco OP upon such terms as the two parties may agree. Except as provided in the two foregoing sentences, no appraisal proceeding before the arbitrator shall be dismissed as to any Nonconsenting Limited Partner without the approval of the arbitrator, and such approval may be conditioned upon such terms as the arbitrator deems just.

B-2

ANNEX C

Confidential	July 28, 2011

Board of Directors
Aimco-GP, Inc.

Board of Directors
Apartment Investment and Management Company

Board of Directors
Fox Capital Management Corporation
as Managing General Partner of Fox Partners, the General Partner of Century
Properties Fund XVII, LP

c/o Aimco Properties, L.P.
4582 South Ulster Street Parkway, Suite 1100
Denver, CO 80237

Ladies and Gentlemen:

Aimco Properties, L.P. (“Aimco OP”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to Aimco-GP, Inc., the general partner (the “General Partner”) of Aimco OP (solely in its capacity as such), the board of directors of the General Partner (the “GP Board”), the board of directors of Apartment Investment and Management Company (“Aimco”), the parent of the General Partner, (the “Aimco Board”), and the board of directors of the managing general partner of the general partner of Century Properties Fund XVII, LP (the “Partnership” and the managing general partner of the general partner of the Partnership being referred to herein as the “LP GP” and the board of directors of the LP GP being referred to herein as the “LP GP Board”), to provide an opinion (this “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the limited partners of the Partnership not affiliated with Aimco OP (the “Unaffiliated Limited Partners”) of the consideration to be offered to them in the Proposed Transaction (defined below) (without giving effect to any impact of the Proposed Transaction on any particular Unaffiliated Limited Partner other than in its capacity as an Unaffiliated Limited Partner).

Description of the Proposed Transaction

The proposed transaction (the “Proposed Transaction”) generally involves a merger of a wholly owned subsidiary of Aimco OP into the Partnership in which each unit of limited partnership interest in the Partnership held by each Unaffiliated Limited Partner will be converted into the right to receive, at the election of such Unaffiliated Limited Partner, either (a) cash in the amount of $311.18 (the “Cash Consideration”) or (b) a number of partnership common units of Aimco OP (“OP Units”) equal to $311.18, divided by the average closing price of common stock of Aimco over the ten consecutive days ending on the second trading day immediately prior to the consummation of the merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly) (such cash and OP Units being the “Transaction Consideration”).

Duff & Phelps, LLC 311 South Wacker Drive Suite 4200 Chicago, IL 60606	T +1 312 697 4600 F +1 312 697 0112	www.duffandphelps.com

Aimco Properties, L.P.

July 28, 2011

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of this Opinion included, but were not limited to, the items summarized below:

1. Reviewed the following documents:

a. Reviewed the Partnership’s property level internal unaudited financial statements for the five months ended May 31, 2011 and the Partnership’s property level unaudited annual financial statements for each of the three fiscal years ended December 31, 2010;

b. Reviewed other internal documents relating to the history, current operations, and probable future outlook of the Partnership, including financial projections, provided to Duff & Phelps by management of Aimco OP; and

c. Reviewed documents related to the Proposed Transaction, including certain portions of a draft of the Information Statement/Prospectus relating to the Proposed Transaction and certain portions of the exhibits and annexes thereto (collectively, the “Prospectus”), and a draft of the Agreement and Plan of Merger relating to the Proposed Transaction (such draft, the “Agreement”), and certain other documents related to the Proposed Transaction.

2. Reviewed the following information and/or documents related to the real estate holdings of the Partnership:

a. Reviewed previously completed appraisal reports associated with the property or properties, as applicable, owned by the Partnership (such property or properties referred to herein as the “Properties”) prepared by Cogent Realty Advisors, LLC as of May 31, 2011 (the “Appraisal”) and provided to Duff & Phelps by management of Aimco OP;

b. Reviewed facts and circumstances related to each Property to understand factors relevant to the Appraisal;

c. Performed a site visit of the Properties; and

d. Reviewed market data for each of the subject markets and assessed current supply and demand trends.

3. Reviewed the following information and/or documents related to the Properties:

a. Reviewed operating statements and balance sheets for the twelve month periods ending December 31, 2008, 2009, and 2010;

b. Reviewed the year-to-date operating statement and balance sheet for the five month period ending May 31, 2011;

c. Reviewed budgeted financial statements for the twelve month period ending December 31, 2011;

d. Reviewed rent rolls prepared as of April 2011; and

e. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of Aimco OP.

4. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Aimco Properties, L.P.

July 28, 2011

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with your consent:

1. Relied upon, and did not independently verify, the accuracy, completeness, reliability and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources regarding or otherwise relating to the Properties, the Partnership, the Proposed Transaction and/or otherwise received by it in connection with this Opinion (collectively, the “Background Information”), including that Background Information obtained from management of Aimco OP, and does not make any representation and warranty with respect to or otherwise relating to such Background Information;

2. Relied upon the fact that Aimco OP, the General Partner, the GP Board, the Aimco Board, the Partnership, the LP GP and the LP GP Board have been advised by counsel as to all legal matters with respect to or otherwise relating to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3. Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

4. Assumed that the representations and warranties made in the Agreement are substantially accurate;

5. Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

6. Assumed that there has been no material change in the assets, financial condition, business, or prospects of any Property or the Partnership since the respective dates of the Appraisal, the most recent financial statements and the other information made available to Duff & Phelps;

7. Assumed that title to the Properties is good and marketable, that the Properties are free and clear of any material liens, with the exception of any liens related to mortgage debt as disclosed in the Prospectus, easements, encroachments or other encumbrances and that all improvements lie within property boundaries, except as disclosed in the Appraisal;

8. Assumed that all material licenses, certificates of occupancy, consents, and other legislative or administrative authority that are required or advisable to be obtained from any local, state, or national government or private entity or organization have been obtained and are current;

9. Assumed full compliance with all material federal, state and local zoning, use, occupancy, environmental, and similar laws and regulations, except as expressly disclosed in the Appraisal;

10. Assumed responsible ownership and competent property management of each of the Properties;

11. Assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures or otherwise with respect to any Property that could affect the value of such Property (“Unapparent Property Conditions”), except as expressly disclosed in the Appraisal;

12. Without limiting the generality of the foregoing, assumed that there are no potentially hazardous substances such as asbestos, urea-formaldehyde foam insulation, industrial wastes, etc. (“Hazardous Materials”) on, in or near any of the Properties that could affect the value of such Property, except as expressly disclosed in the Appraisal;

13. Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement without any amendments thereto or any waivers of any terms or conditions thereof;

Aimco Properties, L.P.

July 28, 2011

14. Assumed that all governmental, regulatory and other consents and approvals necessary or advisable for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Partnership or any Property; and

15. Assumed that for the purposes of its analysis, that all of the Unaffiliated Limited Partners elect to receive the Cash Consideration. Duff & Phelps is making no determination as to the fair value of, or fairness with respect to any OP Unit consideration.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Partnership’s solvency or conduct an independent appraisal or physical inspection of any specific liabilities (contingent or otherwise). Duff & Phelps did not evaluate the tax consequences the Proposed Transaction may have on any person, including any Unaffiliated Limited Partner, and did not take any such consequences into account in rendering this Opinion. Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Partnership, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, or (iii) advise Aimco OP or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the Partnership’s or Aimco OP’s equity (or anything else) after the announcement or the consummation of the Proposed Transaction. Without limiting the generality of the foregoing, Duff & Phelps is not expressing any opinion as to the liquidity of, rights and/or risks associated with owning, or any other feature or characteristic of, the OP Units. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Partnership’s or Aimco OP’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter (including with respect to title to or any encumbrances relating to any Property).

Duff & Phelps did not investigate any of the physical conditions of any Property and has not made, and assumes no responsibility to make, any representation, or render any opinion, as to the physical condition of any Property. No independent surveys of the Properties were conducted. Duff & Phelps did not arrange for any engineering studies that may be required to discover any Unapparent Property Condition. Duff & Phelps did not arrange for or conduct any soil analysis or geological studies or any investigation of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions or arrange for or conduct any other environmental analysis, including with respect to any Hazardous Materials, which may or may not be present on, in or near any of the Properties.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of Aimco OP’s and/or Aimco’s respective officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the Unaffiliated Limited Partners in the Proposed Transaction, or with respect to the fairness of any such compensation.

This Opinion is furnished solely for the use and benefit of each of the General Partner, the GP Board, the Aimco Board, and the LP GP Board in connection with and for purposes of its evaluation of the Proposed

Aimco Properties, L.P.

July 28, 2011

Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how any party should vote or act with respect to any matters relating to the Proposed Transaction or any related transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration paid is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and Aimco OP dated June 10, 2011 (the “Engagement Letter”). This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the General Partner, the GP Board, the Aimco Board, and the LP GP Board and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to Aimco OP that it is prepared to deliver its Opinion. Other than this engagement, which includes additional fairness opinions rendered in respect of similar transactions involving other affiliates of Aimco OP, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that, as of the date hereof, the consideration offered to the Unaffiliated Limited Partners in the Proposed Transaction is fair from a financial point of view to the Unaffiliated Limited Partners (without giving effect to any impact of the Proposed Transaction on any particular Unaffiliated Limited Partner other than in its capacity as an Unaffiliated Limited Partner).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

/s/  Duff & Phelps, LLC
Duff & Phelps, LLC

ANNEX D

OFFICERS AND DIRECTORS

CPF XVII, Aimco OP and the Aimco Subsidiary do not have directors, officers or significant employees of their own. The names and positions of the executive officers and directors of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC are set forth below. The business address of each executive officer and director is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America.

Name (Age)	Position

Terry Considine(63)	Chairman of the Board of Directors and Chief Executive Officer of Aimco; Director, Chief Executive Officer and President of AIMCO-GP and AIMCO/IPT.
John E. Bezzant(48)	Executive Vice President — Transactions of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC; Director of FCMC.
Lisa R. Cohn(42)	Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC.
Miles Cortez(67)	Executive Vice President and Chief Administrative Officer of Aimco, AIMCO-GP and AIMCO/IPT.
Ernest M. Freedman(40)	Executive Vice President and Chief Financial Officer of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC.
Keith M. Kimmel(45)	Executive Vice President — Property Operations of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC.
Daniel S. Matula(39)	Executive Vice President — Redevelopment and Construction Services of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC.
Steven D. Cordes(39)	Director and Senior Vice President of Aimco, AIMCO-GP, AIMCO/IPT, and FCMC; Senior Vice President of Fox Partners.
Patti K. Fielding(45)	Executive Vice President — Securities and Debt; Treasurer of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC.
Paul Beldin(37)	Senior Vice President and Chief Accounting Officer of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC.
Stephen B. Waters(49)	Senior Director of Partnership Accounting of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC.
James N. Bailey(64)	Director of Aimco
Richard S. Ellwood(79)	Director of Aimco
Thomas L. Keltner(64)	Director of Aimco
J. Landis Martin(65)	Director of Aimco
Robert A. Miller(65)	Director of Aimco
Kathleen M. Nelson(65)	Director of Aimco
Michael A. Stein(61)	Director of Aimco

Name	Biographical Summary of Current Directors and Officers

Terry Considine	Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of Aimco since July 1994, and has been a director, Chief Executive Officer and President of AIMCO-GP since July 1994 and of AIMCO/IPT since February 1999. Mr. Considine also serves on the board of directors of Intrepid Potash, Inc. a publicly held producer of potash, and, until its acquisition in early 2009, Mr. Considine served as Chairman of the Board and Chief Executive Officer of American Land Lease, Inc. Mr. Considine has over 40 years of experience in the real estate and other industries. Among other real estate ventures, in 1975, Mr. Considine founded and managed the predecessor companies that became Aimco at its initial public offering in 1994.
John E. Bezzant	Mr. Bezzant was appointed as a director of FCMC effective December 16, 2009. Mr. Bezzant currently serves as Executive Vice President — Transactions of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners, FCMC and Aimco. Mr. Bezzant joined Aimco as Senior Vice President — Development in June 2006. Prior to joining Aimco, Mr. Bezzant spent over 20 years with Prologis, Inc. and Catellus Development Corporation in a variety of executive positions, including those with responsibility for transactions, fund management, asset management, leasing and operations.
Lisa R. Cohn	Ms. Cohn was appointed Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC in December 2007. In addition to serving as general counsel, Ms. Cohn has responsibility for insurance and risk management, human resources, compliance and asset management. From January 2004 to December 2007, Ms. Cohn served as Senior Vice President and Assistant General Counsel. She joined Aimco in July 2002 as Vice President and Assistant General Counsel. Prior to joining the Company, Ms. Cohn was in private practice with the law firm of Hogan & Hartson LLP with a focus on public and private mergers and acquisitions, venture capital financing, securities and corporate governance.
Miles Cortez	Mr. Cortez was appointed Executive Vice President and Chief Administrative Officer of Aimco, AIMCO-GP and AIMCO/IPT in December 2007. He is responsible for administration, government relations, communications and special projects. Mr. Cortez joined Aimco in August 2001 as Executive Vice President, General Counsel and Secretary. Prior to joining the Company, Mr. Cortez was the senior partner of Cortez Macaulay Bernhardt & Schuetze LLC, a Denver, Colorado law firm, from December 1997 through September 2001. He served as president of the Colorado Bar Association from 1996 to 1997 and the Denver Bar Association from 1982 to 1983.
Ernest M. Freedman	Mr. Freedman was appointed Executive Vice President and Chief Financial Officer of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC in November 2009. Mr. Freedman joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and served as Senior Vice President of Finance from February 2009 to November 2009, responsible for financial planning, tax, accounting and related areas. From 2004 to 2007, Mr. Freedman served as Chief Financial Officer of HEI Hotels and Resorts. From 2000 to 2004, Mr. Freedman was at GE Real Estate in a number of capacities, including operations controller and finance manager for investments and acquisitions. From 1993 to 2000, Mr. Freedman was with Ernst & Young, LLP, including one year as a senior manager in the real estate practice. Mr. Freedman is a certified public accountant.

Name	Biographical Summary of Current Directors and Officers

Keith M. Kimmel	Mr. Kimmel was appointed Executive Vice President — Property Operations of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC in January 2011. From September 2008 to January 2011, Mr. Kimmel served as the Area Vice President of property operations for the western region. Prior to that, from March 2006 to September 2008, he served as the Regional Vice President of property operations for California. He joined Aimco in March of 2002 as a Regional Property Manager. Prior to joining Aimco, Mr. Kimmel was with Casden Properties from 1998 through 2002, and was responsible for the operation of the new construction and high-end product line. Mr. Kimmel began his career in the multifamily real estate business in 1992 as a leasing consultant and on-site manager.
Daniel S. Matula	Mr. Matula was appointed Executive Vice President — Redevelopment and Construction of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC in January 2011. He joined Aimco as Senior Vice President of Redevelopment in January 2006. Mr. Matula oversees redevelopment, construction services, capital management, energy, service and quality and procurement. Prior to joining Aimco, from 2005 to 2006, Mr. Matula served as Senior Vice President of Development for Triad Partners, a private medical office development company headquartered in Irvine, CA. From 2000 to 2005, Mr. Matula served as Senior Vice President of Construction Services for Catellus Development Corporation.
Steven D. Cordes	Mr. Cordes was appointed as a director of FCMC effective March 2, 2009. Mr. Cordes has been a Senior Vice President of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC since May 2007. Mr. Cordes was appointed Senior Vice President — Structured Equity in May 2007. Mr. Cordes joined Aimco in 2001 as a Vice President of Capital Markets with responsibility for Aimco’s joint ventures and equity capital markets activity. Prior to joining Aimco, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers. Effective March 2009, Mr. Cordes was appointed to serve as the equivalent of the chief executive officer of CPF XVII.
Patti K. Fielding	Ms. Fielding was appointed Executive Vice President — Securities and Debt of Fox Partners in February 2004 and of Aimco, AIMCO-GP and AIMCO/IPT in February 2003. Ms. Fielding was appointed Treasurer of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC in January 2005. Ms. Fielding is responsible for debt financing and the treasury department. From January 2000 to February 2003, Ms. Fielding served as Senior Vice President — Securities and Debt of Aimco. Ms. Fielding joined Aimco as a Vice President in February 1997.
Paul Beldin	Mr. Beldin joined Aimco in May 2008 and has served as Senior Vice President and Chief Accounting Officer of Aimco, AIMCO-GP, AIMCO/IPT, Fox Partners and FCMC since that time. Prior to joining Aimco, Mr. Beldin served as controller and then as chief financial officer of America First Apartment Investors, Inc., a publicly traded multifamily real estate investment trust, from May 2005 to September 2007 when the company was acquired by Sentinel Real Estate Corporation. Prior to joining America First Apartment Investors, Inc., Mr. Beldin was a senior manager at Deloitte and Touche LLP, where he was employed from August 1996 to May 2005, including two years as an audit manager in SEC services at Deloitte’s national office.

Name	Biographical Summary of Current Directors and Officers

Stephen B. Waters	Mr. Waters was appointed Senior Director of Partnership Accounting of Aimco, AIMCO-GP, AIMCO-IPT, Fox Partners and FCMC in June 2009. Mr. Waters has responsibility for partnership accounting with Aimco and serves as the principal financial officer of Fox Partners. Mr. Waters joined Aimco as a Director of Real Estate Accounting in September 1999 and was appointed Vice President of Aimco in April 2004. Prior to joining Aimco, Mr. Waters was a senior manager at Ernst & Young LLP.
James N. Bailey	Mr. Bailey was first elected as a director of Aimco in June 2000 and is currently Chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation and Human Resources Committees. Mr. Bailey co-founded Cambridge Associates, LLC, an investment consulting firm, in 1973 and currently serves as its Senior Managing Director and Treasurer. He is also a co-founder, director and treasurer of The Plymouth Rock Company, and a director of SRB Corporation, Inc. and Homeowners Direct Company, all three of which are insurance companies and insurance company affiliates. He also serves as an Overseer for the New England Aquarium, and is on its audit and investment committees. Mr. Bailey is a member of the Massachusetts Bar and the American Bar Associations. Mr. Bailey, a long-time entrepreneur, brings particular expertise to the board of directors of Aimco in the areas of investment and financial planning, capital markets, evaluation of institutional real estate markets and managers of all property types.
Richard S. Ellwood	Mr. Ellwood was first elected as a director of Aimco in July 1994. Mr. Ellwood is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Ellwood was the founder and President of R.S. Ellwood & Co., Incorporated, which he operated as a real estate investment banking firm through 2004. Prior to forming his firm, Mr. Ellwood had 31 years experience on Wall Street as an investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987; Managing Director at Warburg Paribas Becker from 1978 to 1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan & Co. from 1955 to 1968. Mr. Ellwood served as a director of Felcor Lodging Trust, Incorporated, a publicly held company, from 1994 to 2009. He is as a trustee of the Diocesan Investment Trust of the Episcopal Diocese of New Jersey and is chairman of the diocesan audit committee. As one of the first real estate investment bankers, Mr. Ellwood brings particular expertise in real estate finance through corporate securities in both public and private markets as well as in direct property financings through mortgage placements, limited partnerships and joint ventures.

Name	Biographical Summary of Current Directors and Officers

Thomas L. Keltner	Mr. Keltner was first elected as a director of Aimco in April 2007 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Keltner served as Executive Vice President and Chief Executive Officer — Americas and Global Brands for Hilton Hotels Corporation from March 2007 through March 2008, which concluded the transition period following Hilton’s acquisition by The Blackstone Group. Mr. Keltner joined Hilton Hotels Corporation in 1999 and served in various roles. Mr. Keltner has more than 20 years of experience in the areas of hotel development, acquisition, disposition, franchising and management. Prior to joining Hilton Hotels Corporation, from 1993 to 1999, Mr. Keltner served in several positions with Promus Hotel Corporation, including President, Brand Performance and Development. Before joining Promus Hotel Corporation, he served in various capacities with Holiday Inn Worldwide, Holiday Inns International and Holiday Inns, Inc. In addition, Mr. Keltner was President of Saudi Marriott Company, a division of Marriott Corporation, and was a management consultant with Cresap, McCormick and Paget, Inc. Mr. Keltner brings particular expertise to the board of directors of Aimco in the areas of property operations, marketing, branding, development and customer service.
J. Landis Martin	Mr. Martin was first elected as a director of Aimco in July 1994 and is currently Chairman of the Compensation and Human Resources Committee. Mr. Martin is also a member of the Audit and Nominating and Corporate Governance Committees and serves as the Lead Independent Director of Aimco’s board of directors. Mr. Martin is the Founder and Managing Director of Platte River Ventures LLC, a private equity firm. In November 2005, Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served since January 1994. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held manufacturer of titanium dioxide chemicals, from 1987 to 2003. Mr. Martin is also a director of Crown Castle International Corporation, a publicly held wireless communications company, Halliburton Company, a publicly held provider of products and services to the energy industry, and Intrepid Potash, Inc., a publicly held producer of potash. As a former chief executive of four NYSE-listed companies, Mr. Martin brings particular expertise to the board of directors of Aimco in the areas of operations, finance and governance.

Name	Biographical Summary of Current Directors and Officers

Robert A. Miller	Mr. Miller was first elected as a director of Aimco in April 2007 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Miller has served as the President of Marriott Leisure since 1997. Prior to joining Marriott Leisure, from 1984 to 1988, Mr. Miller served as Executive Vice President & General Manager of Marriott Vacation Club International and then as its President from 1988 to 1997. In 1984, Mr. Miller and a partner sold their company, American Resorts, Inc., to Marriott. Mr. Miller co-founded American Resorts, Inc. in 1978, and it was the first business model to encompass all aspects of timeshare resort development, sales, management and operations. Prior to founding American Resorts, Inc., from 1972 to 1978, Mr. Miller was Chief Financial Officer of Fleetwing Corporation, a regional retail and wholesale petroleum company. Prior to joining Fleetwing, Mr. Miller served for five years as a staff accountant for Arthur Young & Company. Mr. Miller is past Chairman and currently a director of the American Resort Development Association (“ARDA”) and currently serves as Chairman and director of the ARDA International Foundation. As a successful real estate entrepreneur, Mr. Miller brings particular expertise to the board of directors of Aimco in the areas of operations, management, marketing, sales, and development, as well as finance and accounting.
Kathleen M. Nelson	Ms. Nelson was first elected as a director of Aimco in April 2010 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Ms. Nelson has an extensive background in commercial real estate and financial services with over 40 years of experience including 36 years at TIAA-CREF. She held the position of Managing Director/Group Leader and Chief Administrative Officer for TIAA-CREF’s mortgage and real estate division. Ms. Nelson developed and staffed TIAA’s real estate research department. She retired from this position in December 2004 and founded and serves as president of KMN Associates LLC, a commercial real estate investment advisory and consulting firm. In 2009, Ms. Nelson co-founded and serves as Managing Principal of Bay Hollow Associates, LLC, a commercial real estate consulting firm, which provides counsel to institutional investors. Ms. Nelson served as the International Council of Shopping Centers’ chairman for the 2003-04 term and has been an ICSC Trustee since 1991. She also is the chairman of the ICSC Audit Committee and is a member of various other committees. Ms. Nelson serves on the Board of Directors of CBL & Associates Properties, Inc., which is a publicly held REIT that develops and manages retail shopping properties. She is a member of Castagna Realty Company Advisory Board and has served as an advisor to the Rand Institute Center for Terrorism Risk Management Policy and on the board of the Greater Jamaica Development Corporation. Ms. Nelson serves on the Advisory Board of the Beverly Willis Architectural Foundation and is a member of the Anglo American Real Property Institute. Ms. Nelson brings to the board of directors of Aimco particular expertise in the areas of real estate finance and investment.

Name	Biographical Summary of Current Directors and Officers

Michael A. Stein	Mr. Stein was first elected as a director of Aimco in October 2004 and is currently the Chairman of the Audit Committee. Mr. Stein is also a member of the Compensation and Human Resources and Nominating and Corporate Governance Committees. From January 2001 until its acquisition by Eli Lilly in January 2007, Mr. Stein served as Senior Vice President and Chief Financial Officer of ICOS Corporation, a biotechnology company based in Bothell, Washington. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc. From 1989 to September 1998, Mr. Stein served in various capacities with Marriott International, Inc., including Executive Vice President and Chief Financial Officer from 1993 to 1998. Mr. Stein serves on the Board of Directors of Nautilus, Inc., which is a publicly held fitness company, and the Board of Directors of Providence Health & Services, a not-for-profit health system operating hospitals and other health care facilities across Alaska, Washington, Montana, Oregon and California. As the former chief financial officer of two NYSE-listed companies and a former partner at Arthur Andersen, Mr. Stein brings particular expertise to the board of directors of Aimco in the areas of corporate and real estate finance, and accounting and auditing for large and complex business operations.

ANNEX E

SUMMARY OF APPRAISAL — TABLE

Peakview Place Apartments

	Appraised Value
Valuation Methodology	(as of May 31, 2011)	Material Assumptions

Income Capitalization Approach — Direct Capitalization Analysis	$28,000,000	• potential gross income from apartment unit rentals of $257,145 per month or $3,085,740 for the appraised year;
		• a 7.0% allowance attributable to loss to lease;
		• concession allowance of 1.0% of the gross rent potential;
		• a combined vacancy and collection loss factor of 4.0%;
		• estimated utility income of $162,800, or $550 per unit;
		• estimated other income of $192,400, or $650 per unit;
		• total estimated expenses of $1,250,640; and
		• capitalization rate of 6.50%.

Sales Comparison Approach	$27,500,000	• CRA examined and analyzed comparable sales of five properties in the influencing market.
		• The sales reflected unadjusted sales prices ranging from $60,505 to $114,583 per unit. After adjustment, the comparable sales illustrated a value range of $85,300 to $93,856 per unit.
		• CRA estimated a value of $93,000 per unit.
		• Applied to the Peakview Place Apartments’ 296 units, this resulted in CRA’s total value estimate for the Peakview Place Apartments of approximately $27,500,000.

Creekside Apartments

	Appraised Value
Valuation Methodology	(as of May 31, 2011)	Material Assumptions

Income Capitalization Approach — Direct Capitalization Analysis	$22,400,000	• potential gross income from apartment unit rentals of $239,976 per month or $2,879,712 for the appraised year;
		• a 12.0% allowance attributable to loss to lease;
		• concession allowance of 0.5% of the gross rent potential;
		• a combined vacancy and collection loss factor of 4.0%;
		• estimated utility income of $154,160, or $470 per unit;
		• estimated other income of $213,200, or $650 per unit;
		• total estimated expenses of $1,373,198; and
		• capitalization rate of 6.25%.

Sales Comparison Approach	$22,100,000	• CRA examined and analyzed comparable sales of five properties in the influencing market.
		• The sales reflected unadjusted sales prices ranging from $60,505 to $84,961 per unit. After adjustment, the comparable sales illustrated a value range of $62,036 to $72,217 per unit.
		• CRA estimated a value of $67,500 per unit.
		• Applied to the Creekside Apartments’ 328 units, this resulted in CRA’s total value estimate for the Creekside Apartments of approximately $22,100,000.

Village in the Woods Apartments

	Appraised Value
Valuation Methodology	(as of May 31, 2011)	Material Assumptions

Income Capitalization Approach — Direct Capitalization Analysis	$28,700,000	• potential gross income from apartment unit rentals of $353,700 per month or $4,244,400 for the appraised year;
		• no allowance attributable to loss to lease;
		• concession allowance of 2.0% of the gross rent potential;
		• a combined vacancy and collection loss factor of 7.0%;
		• estimated utility income of $246,450, or $465 per unit;
		• estimated other income of $291,500, or $550 per unit;
		• total estimated expenses of $2,319,726; and
		• capitalization rate of 7.25%.

Sales Comparison Approach	$26,500,000	• CRA examined and analyzed comparable sales of four properties in the influencing market.

• The sales reflected unadjusted sales prices ranging from $37,273 to $58,000 per unit. After adjustment, the comparable sales illustrated a value range of $42,228 to $55,332 per unit, with mean and median adjusted sale prices of $49,603 and $50,425 per unit, respectively.

		• CRA estimated a value of $50,000 per unit.
		• Applied to the Village in the Woods Apartments’ 530 units, this resulted in CRA’s total value estimate for the Village in the Woods Apartments of approximately $26,500,000.

ANNEX F

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 10-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2010
or
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period to

Commission file number 0-11137
CENTURY PROPERTIES FUND XVII, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2782037 (I.R.S. Employer Identification No.)

55 Beattie Place, PO Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)

Registrant’s telephone number, including area code (864) 239-1000

Securities registered pursuant to Section 12(b) of the Act:
None
Securities registered pursuant to Section 12(g) of the Act:

Units of Limited Partnership Interest
(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

State the aggregate market value of the voting and non-voting partnership interests held by non-affiliates computed by reference to the price at which the partnership interests were last sold, or the average bid and asked price of such partnership interests as of the last business day of the registrant’s most recently completed second fiscal quarter. No market exists for the limited partnership interests of the Registrant, and, therefore, no aggregate market value can be determined.

DOCUMENTS INCORPORATED BY REFERENCE
None

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Annual Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding the Partnership’s ability to maintain current or meet projected occupancy, rental rates and property operating results and the effect of redevelopments. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the Partnership’s control, including, without limitation: financing risks, including the availability and cost of financing and the risk that the Partnership’s cash flows from operations may be insufficient to meet required payments of principal and interest; natural disasters and severe weather such as hurricanes; national and local economic conditions, including the pace of job growth and the level of unemployment; energy costs; the terms of governmental regulations that affect the Partnership’s properties and interpretations of those regulations; the competitive environment in which the Partnership operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for residents in such markets; insurance risk, including the cost of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Partnership. Readers should carefully review the Partnership’s consolidated financial statements and the notes thereto, as well as the other documents the Partnership files from time to time with the Securities and Exchange Commission.

PART I

Item 1.	Business.

Century Properties Fund XVII, LP (the “Partnership” or the “Registrant”) was organized in November 1981 as a California limited partnership under the Uniform Limited Partnership Act of the California Corporations Code. Fox Partners (the “General Partner”), a California general partnership, is the general partner of the Partnership. The general partners of Fox Partners are Fox Capital Management Corporation (“FCMC” or the “Managing General Partner”), a California corporation, Fox Realty Investors (“FRI”), a California general partnership, and CPF XVII LLC, a California Limited Liability Company. NPI Equity Investments II Inc., a Florida Corporation (“NPI Equity”), is the general partner of FRI. FCMC and NPI Equity are affiliates of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust. The Partnership Agreement provides that the Partnership is to terminate on December 31, 2021, unless terminated prior to such date.

The principal business of the Partnership is and has been to operate, hold for investment, and ultimately sell income-producing multi-family residential properties. During 1982, the Partnership offered and sold, pursuant to a Registration Statement filed with the Securities and Exchange Commission, 75,000 units of limited partnership interest (“Units”) for an aggregate purchase price of $75,000,000. The net proceeds of this offering were used to acquire twelve existing apartment properties. Since its initial offering, the Partnership has not received, nor are limited partners required to make, additional capital contributions. The Partnership’s original property portfolio was geographically diversified with properties acquired in four states. Three apartment properties were sold in 1988. One apartment was acquired by the lender through a deed in-lieu of foreclosure in 1992. During 1993, two apartment properties were sold and one was acquired by the lender through foreclosure. During 2006, one apartment property was sold to a third party. The Partnership continues to own the remaining four properties (see “Item 2. Properties”).

The Partnership has no employees. The Managing General Partner is vested with full authority as to the general management and supervision of the business and affairs of the Partnership. The non-managing general partners and the Limited Partners have no right to participate in the management or conduct of such business and affairs. Property management services are provided at the Partnership’s properties by an affiliate of the Managing General Partner.

A further description of the Partnership’s business is included in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Form 10-K.

Item 2.	Properties.

The following table sets forth the Partnership’s investments in properties:

Date of
Property	Purchase	Type of Ownership	Use

Peakview Place Apartments Englewood, Colorado	09/82	Fee ownership subject to first and second mortgages (1)	Apartment 296 units
Creekside Apartments Denver, Colorado	10/82	Fee ownership subject to first mortgage(1)	Apartment 328 units
Hampden Heights Apartments Denver, Colorado	10/82	Fee ownership subject to first mortgage(1)	Apartment 376 units
The Village in the Woods Apartments Cypress, Texas	10/82	Fee ownership subject to first and second mortgages	Apartment 530 units

(1)	Property is owned by a limited partnership or limited liability corporation in which the Partnership holds a 100% interest.

Schedule of Properties

Set forth below for each of the Partnership’s properties is the gross carrying value, accumulated depreciation, depreciable life, method of depreciation and Federal tax basis.

	Gross
	Carrying	Accumulated	Depreciable	Method of	Federal
Property	Value	Depreciation	Life	Depreciation	Tax Basis
	(In thousands)				(In thousands)

Peakview Place Apartments	$23,007	$20,969	5-30 yrs	S/L	$1,439
Creekside Apartments	17,019	11,480	5-30 yrs	S/L	5,090
Hampden Heights Apartments	19,283	13,047	5-30 yrs	S/L	5,097
The Village in the Woods Apartments	25,543	18,535	5-30 yrs	S/L	6,939

	$84,852	$64,031			$18,565

See “Note A — Organization and Summary of Significant Accounting Policies” to the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” for a description of the Partnership’s capitalization and depreciation policies.

Schedule of Property Indebtedness

The following table sets forth certain information relating to the loans encumbering the Partnership’s properties.

	Principal				Principal
	Balance at				Balance
	December 31,	Interest	Period	Maturity	Due at
Property	2010	Rate(1)	Amortized	Date	Maturity(2)
	(In thousands)				(In thousands)

Peakview Place Apartments
1st mortgage	$9,457	7.99%	30 years	01/01/20	$8,121
2nd mortgage	3,109	5.93%	30 years	01/01/18	2,697
Creekside Apartments	14,157	5.82%	30 years	07/01/14	13,352
Hampden Heights Apartments	13,639	5.91%	30 years	07/01/14	12,873
The Village in the Woods Apartments
1st mortgage	10,897	8.56%	30 years	02/01/20	9,557
2nd mortgage	8,354	6.43%	30 years	02/01/20	6,996

	$59,613				$53,596

(1)	Fixed rate mortgages.

(2)	See “Note B — Mortgage Notes Payable” to the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” for information with respect to the Partnership’s ability to prepay these loans and other specific details about the loans.

Schedule of Rental Rates and Occupancy

Average annual rental rates and occupancy for 2010 and 2009 for each property are as follows:

	Average Annual
	Rental Rates		Average Annual
	(per unit)		Occupancy
Property	2010	2009	2010	2009

Peakview Place Apartments(1)	$8,955	$9,297	98%	95%
Creekside Apartments	7,222	7,387	97%	95%
Hampden Heights Apartments	6,727	6,891	97%	96%
The Village in the Woods Apartments	7,887	8,147	95%	94%

(1)	The Managing General Partner attributes the increase in occupancy at Peakview Place Apartments to competitive pricing efforts.

The real estate industry is highly competitive. All of the Partnership’s properties are subject to competition from other apartment complexes in the area. The Managing General Partner believes that all of the properties are adequately insured. The properties are apartment complexes which lease units for terms of one year or less. No tenant leases 10% or more of the available rental space. All of the properties are in good physical condition, subject to normal depreciation and deterioration as is typical for assets of this type and age.

Real Estate Taxes and Rates

Real estate taxes and rates in 2010 for each property were as follows:

	2010	2010
	Billing	Rate
	(In thousands)

Peakview Place Apartments	$167	9.36%
Creekside Apartments	107	6.66%
Hampden Heights Apartments	98	6.66%
The Village in the Woods Apartments	351	2.51%

Capital Improvements

Peakview Place Apartments

During the year ended December 31, 2010, the Partnership completed approximately $140,000 of capital improvements at Peakview Place Apartments, consisting primarily of water heaters and floor covering replacement. These improvements were funded from operating cash flow and advances from an affiliate of the Managing General Partner. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Creekside Apartments

During the year ended December 31, 2010, the Partnership completed approximately $561,000 of capital improvements at Creekside Apartments, consisting primarily of HVAC upgrades, structural improvements, walkway upgrades, exterior painting, sewer upgrades, exterior improvements, and floor covering replacement. These improvements were funded from operating cash flow and advances from an affiliate of the Managing General Partner. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Hampden Heights Apartments

During the year ended December 31, 2010, the Partnership completed approximately $1,037,000 of capital improvements at Hampden Heights Apartments, consisting primarily of HVAC upgrades, electrical upgrades, floor covering replacement and construction related to the casualty discussed in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These improvements were funded from operating cash flow, insurance proceeds and advances from an affiliate of the Managing General Partner. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2011. Such capital expenditures will depend on the physical condition of the property as well as insurance proceeds and anticipated cash flow generated by the property.

The Village in the Woods Apartments

During the year ended December 31, 2010, the Partnership completed approximately $377,000 of capital improvements at The Village in the Woods Apartments, consisting primarily of appliance and floor covering replacements and construction related to the casualty discussed in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These improvements were funded from operating cash flow, insurance proceeds and advances from an affiliate of the Managing General Partner. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Capital expenditures will be incurred only if cash is available from operations, Partnership reserves, insurance proceeds or advances from AIMCO Properties, L.P., although AIMCO Properties, L.P. is not obligated to provide such advances. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

Item 3.	Legal Proceedings.

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the Managing General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act

(“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter of 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts were dismissed. During the fourth quarter of 2008, the Partnership paid approximately $2,000 for settlement amounts for alleged unpaid overtime to employees who had worked at the Partnership’s investment properties. During January 2011, the parties reached an agreement to settle the remaining “on-call claims” and the plaintiffs’ attorneys’ fees. The Partnership will not be required to pay any additional settlement amounts; however, the Partnership will be required to pay approximately $17,000 for plaintiffs’ attorneys’ fees relating to the 2008 overtime settlement. These attorneys’ fees have been accrued as of December 31, 2010. These settlements resolve the case in its entirety.

PART II

Item 5.	Market for the Registrant’s Common Equity, Related Security Holder Matters and Issuer Purchases of Equity Securities.

The Partnership, a publicly held limited partnership, sold 75,000 units of limited partnership interest (the “Units”) aggregating $75,000,000 during its offering period. The Partnership currently has 75,000 Units outstanding and 2,335 Limited Partners of record. Affiliates of the Managing General Partner owned 52,866 Units or 70.49% at December 31, 2010. No public trading market has developed for the Units, and it is not anticipated that such a market will develop in the future.

The Partnership distributed the following amounts during the years ended December 31, 2010 and 2009 (in thousands, except per unit data):

	Year Ended	Per Limited	Year Ended	Per Limited
	December 31,	Partnership	December 31,	Partnership
	2010	Unit	2009	Unit

Refinance(1)	$—	$—	$625	$8.16

(1)	Proceeds from the June 2008 refinancing of the mortgages encumbering Creekside Apartments and Hampden Heights Apartments and the second mortgage obtained on The Village in the Woods Apartments in June 2008.

Future cash distributions will depend on the levels of net cash generated from operations, the timing of debt maturities, refinancings and/or property sales. The Partnership’s cash available for distribution is reviewed on a monthly basis. In light of the amounts accrued and payable to affiliates of the Managing General Partner at December 31, 2010, there can be no assurance that the Partnership will generate sufficient funds from operations, after capital improvement expenditures, to permit any distributions to its partners in 2011 or subsequent periods. See “Item 2. Properties — Capital Improvements” for information relating to anticipated capital expenditures at the properties.

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 52,866 Units in the Partnership representing 70.49% of the outstanding Units at December 31, 2010. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the General Partner. As a result of its ownership of 70.49% of the outstanding Units, AIMCO and its affiliates are in a position to influence all voting decisions with respect to the Partnership. However, DeForest Ventures I L.P., from whom AIMCO, through its merger with Insignia Financial Group, Inc., acquired 25,833.5 (approximately 34.45%) of its Units, had agreed for the benefit of third party unitholders, that it would vote such Units: (i) against any increase in compensation payable to the General Partner; and (ii) on all other matters submitted by it or its affiliates, in proportion to the votes cast by third party Unit holders. Except for the foregoing, no other limitations are imposed on AIMCO and its affiliates’ right to vote each Unit held. Although the General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner owes fiduciary duties to both the General Partner and AIMCO as the sole stockholder of the Managing General Partner.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This item should be read in conjunction with the consolidated financial statements and other items contained elsewhere in this report.

The Partnership’s financial results depend upon a number of factors including the ability to attract and maintain tenants at the investment properties, interest rates on mortgage loans, costs incurred to operate the investment properties, general economic conditions and weather. As part of the ongoing business plan of the Partnership, the Managing General Partner monitors the rental market environment of its investment properties to assess the feasibility of increasing rents, maintaining or increasing occupancy levels and protecting the Partnership from increases in expenses. As part of this plan, the Managing General Partner attempts to protect the Partnership from the burden of inflation-related increases in expenses by increasing rents and maintaining a high overall occupancy level. However, the Managing General Partner may use rental concessions and rental rate reductions to offset softening market conditions; accordingly, there is no guarantee that the Managing General Partner will be able to sustain such a plan. Further, a number of factors that are outside the control of the Partnership such as the local economic climate and weather can adversely or positively affect the Partnership’s financial results.

Results of Operations

The Partnership recognized net losses of approximately $2,135,000 and $2,355,000 for the years ended December 31, 2010 and 2009, respectively. The decrease in net loss is due to a decrease in total expenses, partially offset by a decrease in casualty gain.

Total expenses decreased primarily due to a decrease in depreciation expense, partially offset by increases in operating and interest expenses. General and administrative and property tax expenses remained relatively constant for the comparable periods. Depreciation expense decreased primarily due to property improvements and replacements placed into service in prior years at Peakview Place Apartments becoming fully depreciated during the fourth quarter of 2009, partially offset by property improvements and replacements placed into service primarily at Creekside Apartments and Hampden Heights Apartments during the past twelve months. Operating expense increased primarily due to increases in collection costs at all of the Partnership’s investment properties and insurance expense at Creekside Apartments and Hampden Heights Apartments as a result of increased hazard insurance premiums, partially offset by a decrease in salary and payroll related expenses at Peakview Place Apartments and Hampden Heights Apartments. Interest expense increased primarily due to an increase in interest on advances received from an affiliate of the Managing General Partner as a result of a higher average outstanding balance, partially offset by the payment of interest during 2009 in connection with the escheatment of unclaimed distributions and scheduled principal payments made on the mortgages encumbering the Partnership’s investment properties, which reduced the carrying balance of the loans.

Included in general and administrative expenses for the years ended December 31, 2010 and 2009 are reimbursements to the Managing General Partner as allowed under the Partnership Agreement, costs associated with the quarterly and annual communications with the investors and regulatory agencies and the annual audit required by the Partnership Agreement.

In September 2008, The Village in the Woods Apartments sustained damages from Hurricane Ike of approximately $264,000, including clean up costs of approximately $185,000, of which approximately $178,000 and $7,000 were included in operating expenses during the years ended December 31, 2008 and 2009, respectively. During the year ended December 31, 2008, the Partnership recorded a casualty loss of approximately $4,000 as a result of the write off of undepreciated damaged assets of approximately $4,000.

During the year ended December 31, 2009, the Partnership recorded an additional casualty loss of approximately $2,000, as a result of the write off of additional undepreciated damaged assets of approximately $2,000.

In April 2009, Creekside Apartments sustained water damages from a broken pipe to one of its apartment buildings of approximately $86,000, including clean up costs of approximately $49,000 which were included in operating expenses during the year ended December 31, 2009. During the year ended December 31, 2009, the Partnership received approximately $76,000 in insurance proceeds, of which approximately $39,000 was for clean up costs and is included as an offset to operating expenses for the year ended December 31, 2009. The Partnership recognized a casualty gain of approximately $35,000 as a result of the receipt of insurance proceeds of approximately $37,000, partially offset by the write off of undepreciated damaged assets of approximately $2,000 during the year ended December 31, 2009.

In April 2009, Creekside Apartments sustained water damages from leaking roofs to one of its apartment buildings of approximately $192,000, including clean up costs of approximately $163,000 which were included in operating expenses during the year ended December 31, 2009. During the year ended December 31, 2009, the Partnership received approximately $182,000 in insurance proceeds, of which approximately $153,000 was for clean up costs and is included as an offset to operating expenses and $2,000 was for lost rents and is included in rental income for the year ended December 31, 2009. The Partnership recognized a casualty gain of approximately $26,000 as a result of the receipt of insurance proceeds of approximately $27,000, partially offset by the write off of undepreciated damaged assets of approximately $1,000 during the year ended December 31, 2009.

In June 2009, Hampden Heights Apartments sustained damages from a hail storm to one of its apartment buildings of approximately $680,000. The Partnership recognized a casualty gain of approximately $294,000 as a result of the receipt of insurance proceeds of approximately $318,000, which were held by the mortgage lender at December 31, 2009 and released to the Partnership during the year ended December 31, 2010, offset by the write off of undepreciated damaged assets of approximately $24,000 during the year ended December 31, 2009. During the year ended December 31, 2010, the Partnership removed approximately $10,000 of undepreciated damaged assets and recorded a corresponding receivable for the estimated insurance proceeds. Subsequent to December 31, 2010, the Partnership received insurance proceeds of approximately $352,000 and the Partnership expects to record an additional gain of approximately $342,000 during the first quarter of 2011.

In May 2010, The Village in the Woods Apartments suffered fire damage of approximately $48,000 to one rental unit. During the year ended December 31, 2010, the Partnership recognized a casualty gain of approximately $36,000 as a result of the receipt of insurance proceeds of approximately $38,000, offset by the write off of undepreciated damaged assets of approximately $2,000.

Total revenues remained relatively constant as an increase in other income was substantially offset by a decrease in rental income. Other income increased primarily due to increases in resident utility reimbursements and cleaning and damage fees at Creekside Apartments, Hampden Heights Apartments and The Village in the Woods Apartments, administrative fees at Peakview Place Apartments and Hampden Heights Apartments and parking income at all of the investment properties, partially offset by a decrease in lease cancellation fees at Creekside Apartments and Hampden Heights Apartments. Rental income decreased due to a decrease in the average rental rate, partially offset by an increase in occupancy at all of the Partnership’s investment properties.

Liquidity and Capital Resources

At December 31, 2010, the Partnership had cash and cash equivalents of approximately $489,000, compared to approximately $269,000 at December 31, 2009. The increase in cash and cash equivalents of approximately $220,000 is due to approximately $1,894,000 and $40,000 of cash provided by operating and financing activities, respectively, partially offset by approximately $1,714,000 of cash used in investing activities. Cash provided by financing activities consisted of advances received from an affiliate of the Managing General Partner, partially offset by repayment of advances received from an affiliate of the Managing General Partner and principal payments made on the mortgages encumbering the Partnership’s investment properties. Cash used in investing activities consisted of property improvements and replacements, partially offset by insurance proceeds received.

AIMCO Properties, L.P., an affiliate of the Managing General Partner, has made available to the Partnership a credit line of up to $150,000 per property owned by the Partnership. During the years ended December 31, 2010 and 2009, AIMCO Properites, L.P. exceeded this credit limit and advanced the Partnership approximately $191,000 to fund real estate taxes at The Village in the Woods Apartments and approximately $1,076,000 to fund operating expenses and capital improvements at all of the Partnership’s investment properties and approximately $2,914,000 to fund capital improvements at Creekside Apartments and Hampden Heights Apartments and operating expenses at all of the Partnership’s investment properties, respectively. The advances bear interest at the prime rate plus 1% or 2% (4.25% or 5.25% at December 31, 2010). Interest expense for the years ended December 31, 2010 and 2009 was approximately $188,000 and $48,000, respectively. During the years ended December 31, 2010 and 2009, the Partnership made payments of approximately $560,000 and $73,000, respectively, on the advances and associated accrued interest from operating cash flow. At December 31, 2010 and 2009, the amount of outstanding advances and accrued interest due to AIMCO Properties, L.P. was approximately $3,784,000 and $2,889,000, respectively, and is included in due to affiliates on the consolidated balance sheets included in “Item 8. Financial Statements and Supplementary Data”. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission. Subsequent to December 31, 2010, AIMCO Properties, L.P. advanced the Partnership approximately $422,000 to fund real estate taxes at The Village in the Woods Apartments, a rate lock deposit at Creekside Apartments and capital improvements at two of the Partnership’s investment properties. In addition, subsequent to December 31, 2010, the Partnership made payments of approximately $265,000 on the advances and accrued interest.

The sufficiency of existing liquid assets to meet future liquidity and capital expenditure requirements is directly related to the level of capital expenditures required at the properties to adequately maintain the physical assets and other operating needs of the Partnership and to comply with Federal, state, and local legal and regulatory requirements. The Managing General Partner monitors developments in the area of legal and regulatory compliance. The Partnership regularly evaluates the capital improvement needs of the properties. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2011. Such capital expenditures will depend on the physical condition of the properties as well as insurance proceeds and anticipated cash flow generated by the properties.

Capital expenditures will be incurred only if cash is available from operations, Partnership reserves, insurance proceeds or advances from AIMCO Properties, L.P., although AIMCO Properties, L.P. is not obligated to provide such advances. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

The Partnership’s assets are thought to be generally sufficient for any near-term needs (exclusive of capital improvements and repayment of amounts owed to affiliates) of the Partnership. The mortgage indebtedness of approximately $59,613,000 is amortized over varying periods. The debt encumbering Creekside Apartments and Hampden Heights Apartments matures in 2014, at which time balloon payments totaling approximately $26,225,000 will be due. The debt encumbering Peakview Place Apartments matures in 2018 and 2020, at which time balloon payments of approximately $2,697,000 and $8,121,000, respectively, will be due. The debt encumbering The Village in the Woods Apartments matures in 2020, at which time balloon payments of approximately $16,553,000 will be due. The Managing General Partner will attempt to refinance the indebtedness encumbering the Partnership’s investment properties and/or sell the properties prior to their maturity dates. If the properties cannot be refinanced or sold for a sufficient amount, the Partnership will risk losing such properties through foreclosure.

The Partnership distributed the following amounts during the years ended December 31, 2010 and 2009 (in thousands, except per unit data):

	Year Ended	Per Limited	Year Ended	Per Limited
	December 31,	Partnership	December 31,	Partnership
	2010	Unit	2009	Unit

Refinance(1)	$—	$—	$625	$8.16

(1)	Proceeds from the June 2008 refinancing of the mortgages encumbering Creekside Apartments and Hampden Heights Apartments and the second mortgage obtained on The Village in the Woods Apartments in June 2008.

Future cash distributions will depend on the levels of net cash generated from operations, the timing of debt maturities, refinancings and/or property sales. The Partnership’s cash available for distribution is reviewed on a monthly basis. In light of the amounts accrued and payable to affiliates of the Managing General Partner at December 31, 2010, there can be no assurance that the Partnership will generate sufficient funds from operations, after capital improvement expenditures, to permit any distributions to its partners in 2011 or subsequent periods.

Critical Accounting Policies and Estimates

A summary of the Partnership’s significant accounting policies is included in “Note A — Organization and Summary of Significant Accounting Policies” which is included in the consolidated financial statements in “Item 8. Financial Statements and Supplementary Data”. The Managing General Partner believes that the consistent application of these policies enables the Partnership to provide readers of the consolidated financial statements with useful and reliable information about the Partnership’s operating results and financial condition. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires the Partnership to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Judgments and assessments of uncertainties are required in applying the Partnership’s accounting policies in many areas. The Partnership believes that of its significant accounting policies, the following may involve a higher degree of judgment and complexity.

Impairment of Long-Lived Assets

Investment properties are recorded at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

Real property investment is subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of the Partnership’s investment properties. These factors include, but are not limited to, general economic climate; competition from other apartment communities and other housing options; local conditions, such as loss of jobs or an increase in the supply of apartments that might adversely affect apartment occupancy or rental rates; changes in governmental regulations and the related cost of compliance; increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents; changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multi-family housing; and changes in interest rates and the availability of financing. Any adverse changes in these and other factors could cause an impairment of the Partnership’s assets.

Revenue Recognition

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Item 8.	Financial Statements and Supplementary Data.

CENTURY PROPERTIES FUND XVII, LP

LIST OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Partners
Century Properties Fund XVII, LP

We have audited the accompanying consolidated balance sheets of Century Properties Fund XVII, LP as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in partners’ deficit, and cash flows for each of the two years in the period ended December 31, 2010. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Century Properties Fund XVII, LP at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the two years in the periods ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/  ERNST & YOUNG LLP

Greenville, South Carolina
March 25, 2011

CENTURY PROPERTIES FUND XVII, LP

CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(In thousands, except unit data)

ASSETS
Cash and cash equivalents	$489	$269
Receivables and deposits	535	473
Restricted escrow (Note A)	—	318
Other assets	654	692
Investment properties (Notes B and E):
Land	5,763	5,763
Buildings and related personal property	79,089	77,089

	84,852	82,852
Less accumulated depreciation	(64,031)	(60,215)

	20,821	22,637

	$22,499	$24,389

LIABILITIES AND PARTNERS’ DEFICIT
Liabilities
Accounts payable	$507	$347
Tenant security deposit liabilities	411	375
Accrued property taxes	723	754
Other liabilities	743	734
Due to affiliates (Note D)	3,784	2,977
Mortgage notes payable (Note B)	59,613	60,349

	65,781	65,536

Partners’ Deficit
General partner	(9,322)	(9,070)
Limited partners	(33,960)	(32,077)

	(43,282)	(41,147)

	$22,499	$24,389

See Accompanying Notes to Consolidated Financial Statements

CENTURY PROPERTIES FUND XVII, LP

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2010	2009
	(In thousands, except per unit data)

Revenues:
Rental income	$11,223	$11,415
Other income	1,694	1,492

Total revenues	12,917	12,907

Expenses:
Operating	5,701	5,585
General and administrative	406	396
Depreciation	3,919	4,593
Interest	4,339	4,296
Property taxes	723	745

Total expenses	15,088	15,615

Casualty gain (Note F)	36	353

Net loss (Note C)	$(2,135)	$(2,355)

Net loss allocated to general partner (11.8)%	$(252)	$(278)
Net loss allocated to limited partners (88.2)%	(1,883)	(2,077)

	$(2,135)	$(2,355)

Net loss per limited partnership unit	$(25.11)	$(27.69)

Distribution per limited partnership unit	$—	$8.16

See Accompanying Notes to Consolidated Financial Statements

CENTURY PROPERTIES FUND XVII, LP

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

	Limited
	Partnership	General	Limited
	Units	Partner	Partners	Total
	(In thousands, except unit data)

Original capital contributions	75,000	$—	$75,000	$75,000

Partners’ deficit at December 31, 2008	75,000	$(8,779)	$(29,388)	$(38,167)
Distribution to partners	—	(13)	(612)	(625)
Net loss for the year ended December 31, 2009	—	(278)	(2,077)	(2,355)

Partners’ deficit at December 31, 2009	75,000	(9,070)	(32,077)	(41,147)
Net loss for the year ended December 31, 2010	—	(252)	(1,883)	(2,135)

Partners’ deficit at December 31, 2010	75,000	$(9,322)	$(33,960)	$(43,282)

See Accompanying Notes to Consolidated Financial Statements

CENTURY PROPERTIES FUND XVII, LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2010	2009
	(In thousands)

Cash flows from operating activities:
Net loss	$(2,135)	$(2,355)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,919	4,593
Amortization of loan costs	82	83
Casualty loss	—	2
Casualty gain	(36)	(355)
Change in accounts:
Receivables and deposits	(52)	36
Other assets	(44)	59
Accounts payable	115	35
Tenant security deposit liabilities	36	(42)
Accrued property taxes	(31)	44
Other liabilities	9	191
Due to affiliates	31	136

Net cash provided by operating activities	1,894	2,427

Cash flows from investing activities:
Property improvements and replacements	(2,070)	(4,711)
Insurance proceeds received	356	64

Net cash used in investing activities	(1,714)	(4,647)

Cash flows from financing activities:
Payments on mortgage notes payable	(736)	(657)
Distribution to partners	—	(625)
Repayment of advances from affiliate	(491)	(73)
Advances from affiliate	1,267	2,914

Net cash provided by financing activities	40	1,559

Net increase (decrease) in cash and cash equivalents	220	(661)
Cash and cash equivalents at beginning of year	269	930

Cash and cash equivalents at end of year	$489	$269

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,143	$3,973

Supplemental disclosure of non-cash activities:
Property improvements and replacements included in accounts payable	$241	$196

Insurance proceeds held by mortgage lender in restricted escrow account	$—	$318

At December 31, 2008, approximately $112,000 of property improvements and replacements were included in accounts payable and are included in property improvements and replacements for the year ended December 31, 2009.

See Accompanying Notes to Consolidated Financial Statements

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Note A —	Organization and Summary of Significant Accounting Policies

Organization:  Century Properties Fund XVII, LP (the “Partnership” or the “Registrant”) is a California limited partnership organized in November 1981 to acquire and operate residential apartment complexes. The Partnership currently owns four residential apartment complexes, three of which are located in Colorado and one of which is located in Texas. Fox Partners (the “General Partner”), a California general partnership, is the general partner of the Partnership. The general partners of Fox Partners are Fox Capital Management Corporation (“FCMC” or the “Managing General Partner”), Fox Realty Investors (“FRI”), and CPF XVII LLC, a California Limited Liability Company. NPI Equity Investments II, Inc., a Florida corporation (“NPI Equity”), is the general partner of FRI. FCMC and NPI Equity are affiliates of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust. The Partnership Agreement provides that the Partnership is to terminate on December 31, 2021 unless terminated prior to such date.

Principles of Consolidation:  The financial statements include all the accounts of the Partnership and Apartment CCG 17, L.P., which owns Peakview Place Apartments, Apartment Creek 17, LLC, which owns Creekside Apartments and Apartment Lodge 17, LLC, which owns Hampden Heights Apartments. The Partnership ultimately holds 100% interest in Apartment CCG 17, L.P., Apartment Creek 17, LLC, and Apartment Lodge 17, LLC. All intra-entity balances have been eliminated.

The consolidated financial statements include all of the accounts of the Partnership and its wholly owned partnerships.

Subsequent Events:  The Partnership’s management evaluated subsequent events through the time this Annual Report on Form 10-K was filed.

Allocation of Profits, Gains and Losses:  Profits, gains and losses of the Partnership are allocated between the General Partner and limited partners in accordance with the provisions of the Partnership Agreement.

The General Partner is entitled to receive, as a management incentive, an allocation of ten percent of the net income and net loss, taxable income and taxable loss, and cash available for distribution distributed to the partners.

After payment of the management incentive, net income and net loss, excluding income arising from the occurrence of sales or dispositions, of the Partnership and taxable income and loss are allocated 98% to the limited partners and 2% to the General Partner.

Net income arising from the occurrence of sales or dispositions are allocated first to the General Partner to the extent of distributions the General Partner is entitled to receive; next, 88% to the limited partners and 12% to the General Partner until the General Partner no longer has a deficit in its capital account; and any remainder is allocated to the limited partners.

Depreciation:  Depreciation is provided by the straight-line method over the estimated lives of the apartment properties and related personal property. For Federal income tax purposes, the modified accelerated cost recovery method is used for depreciation of (1) real property over 27 1/2 years and (2) personal property additions over 5 years.

Cash and Cash Equivalents:  Cash and cash equivalents include cash on hand and in banks. At certain times, the amount of cash deposited at a bank may exceed the limit on insured deposits. Cash balances include approximately $285,000 and $68,000 at December 31, 2010 and 2009, respectively, that are maintained by an affiliated management company on behalf of affiliated entities in cash concentration accounts.

Tenant Security Deposits:  The Partnership requires security deposits from lessees for the duration of the lease and such deposits are included in receivables and deposits. Deposits are refunded when the tenant vacates, provided the tenant has not damaged the space and is current on rental payments.

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Restricted Escrow:  In connection with the June 2009 casualty at Hampden Heights Apartments, approximately $318,000 of insurance proceeds was placed in a restricted escrow account held by the mortgage lender. These funds were released to the Partnership during the year ended December 31, 2010.

Leases:  The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Deferred Costs:  Loan costs of approximately $735,000 as of December 31, 2010 and 2009, less accumulated amortization of approximately $363,000 and $281,000, are included in other assets on the accompanying consolidated balance sheets at December 31, 2010 and 2009, respectively. The loan costs are amortized over the terms of the related loan agreements. Amortization of loan costs for the years ended December 31, 2010 and 2009 was approximately $82,000 and $83,000, respectively, and is included in interest expense. Amortization expense is expected to be approximately $81,000 for 2011, $80,000 for 2012, $79,000 for 2013, $50,000 for 2014 and $22,000 for 2015.

Leasing commissions and other direct costs incurred in connection with successful leasing efforts are deferred and amortized over the terms of the related leases. Amortization of these costs is included in operating expenses.

Investment Properties:  Investment properties consist of four apartment complexes and are stated at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. The Partnership capitalizes costs incurred in connection with capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level.

The Partnership capitalizes interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. The Partnership did not capitalize any costs related to interest, property taxes or insurance during the years ended December 31, 2010 and 2009. Capitalized costs are depreciated over the estimated useful life of the asset. The Partnership charges to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance and resident turnover costs.

If events or circumstances indicate that the carrying amount of a property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property. No adjustments for impairment of value were necessary for the years ending December 31, 2010 and 2009.

Fair Value of Financial Instruments:  Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value is defined as the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership believes that the carrying amount of its financial instruments (except for mortgage notes payable) approximates their fair value due to the short-term maturity of these instruments. The Partnership estimates the fair value of its mortgage notes payable by discounting future cash flows using a discount rate commensurate with that currently believed to be available to the Partnership for similar term, mortgage notes payable. At December 31, 2010, the fair value of the Partnership’s mortgage notes payable at the Partnership’s incremental borrowing rate was approximately $64,503,000.

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Segment Reporting:  ASC Topic 280-10, “Segment Reporting”, established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. ASC Topic 280-10 also established standards for related disclosures about products and services, geographic areas, and major customers. As defined in ASC Topic 280-10, the Partnership has only one reportable segment.

Advertising Costs:  Advertising costs of approximately $252,000 and $225,000 for the years ended December 31, 2010 and 2009, respectively, were charged to expense as incurred and are included in operating expenses.

Use of Estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Note B —	Mortgage Notes Payable

The terms of the mortgage notes payable are as follows:

	Principal		Monthly			Principal
	Balance at		Payment			Balance
	December 31,		Including	Interest	Maturity	Due at
Property	2010	2009	Interest	Rate(1)	Date	Maturity
	(In thousands)					(In thousands)

Peakview Place Apartments
1st mortgage	$9,457	$9,555	$71	7.99%	01/01/20	$8,121
2nd mortgage	3,109	3,156	19	5.93%	01/01/18	2,697
Creekside Apartments	14,157	14,359	86	5.82%	07/01/14	13,352
Hampden Heights Apartments	13,639	13,829	84	5.91%	07/01/14	12,873
The Village in the Woods Apartments
1st mortgage	10,897	10,990	86	8.56%	02/01/20	9,557
2nd mortgage	8,354	8,460	54	6.43%	02/01/20	6,996

	$59,613	$60,349	$400			$53,596

(1)	Fixed rate mortgages.

The mortgage notes payable are non-recourse and are secured by pledge of the respective apartment properties and by pledge of revenues from the respective apartment properties. The notes require prepayment penalties if repaid prior to maturity and prohibit resale of the properties subject to existing indebtedness.

Scheduled principal payments on the mortgage notes payable subsequent to December 31, 2010 are as follows (dollar amounts in thousands):

2011	$787
2012	840
2013	897
2014	26,932
2015	498
Thereafter	29,659

$59,613

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note C —	Income Taxes

Taxable income or loss of the Partnership is reported in the income tax returns of its partners. Accordingly, no provision for income taxes is made in the consolidated financial statements of the Partnership.

The following is a reconciliation of reported net loss and Federal taxable loss (in thousands, except per unit data):

	2010	2009

Net loss as reported	$(2,135)	$(2,355)
Add (deduct):
Depreciation differences	1,531	1,836
Other	(16)	(595)
Interest expense	(138)	(138)

Federal taxable loss	$(758)	$(1,252)

Federal taxable loss per limited partnership unit	$(8.92)	$(14.72)

The following is a reconciliation between the Partnership’s reported amounts and Federal tax basis of net liabilities (in thousands):

	2010	2009

Net liabilities as reported	$(43,282)	$(41,147)
Land and buildings	5,655	5,849
Accumulated depreciation	(7,911)	(9,339)
Syndication and distribution costs	2,644	2,644
Original issue discount	2,275	2,412
Deferred sales commission	6,675	6,675
Other	578	299

Net liabilities — Federal tax basis	$(33,366)	$(32,607)

Note D —	Transactions with Affiliated Parties

The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Managing General Partner receive 5% of gross receipts from all of the Partnership’s properties as compensation for providing property management services. The Partnership paid to such affiliates approximately $641,000 and $634,000 for the years ended December 31, 2010 and 2009, respectively, which are included in operating expenses.

An affiliate of the Managing General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $411,000 and $627,000 for the years ended December 31, 2010 and 2009, respectively, which is included in general and administrative expenses and investment properties. The portion of these reimbursements included in investment properties for the years ended December 31, 2010 and 2009 are construction management services provided by an affiliate of the Managing General Partner of approximately $239,000 and $465,000, respectively. At December 31, 2009, approximately $88,000 of these

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reimbursements are payable to affiliates of the Managing General Partner and are included in due to affiliates. There were no such reimbursements payable to affiliates of the Managing General Partner at December 31, 2010.

Pursuant to the Partnership Agreement, for managing the affairs of the Partnership, the Managing General Partner is entitled to receive a Partnership management fee equal to 10% of the Partnership’s adjusted cash from operations as distributed. There were no Partnership management fees paid during the years ended December 31, 2010 and 2009, as there were no distributions from operations.

AIMCO Properties, L.P., an affiliate of the Managing General Partner, has made available to the Partnership a credit line of up to $150,000 per property owned by the Partnership. During the years ended December 31, 2010 and 2009, AIMCO Properites, L.P. exceeded this credit limit and advanced the Partnership approximately $191,000 to fund real estate taxes at The Village in the Woods Apartments and approximately $1,076,000 to fund operating expenses and capital improvements at all of the Partnership’s investment properties and approximately $2,914,000 to fund capital improvements at Creekside Apartments and Hampden Heights Apartments and operating expenses at all of the Partnership’s investment properties, respectively. The advances bear interest at the prime rate plus 1% or 2% (4.25% or 5.25% at December 31, 2010). Interest expense for the years ended December 31, 2010 and 2009 was approximately $188,000 and $48,000, respectively. During the years ended December 31, 2010 and 2009, the Partnership made payments of approximately $560,000 and $73,000, respectively, on the advances and associated accrued interest from operating cash flow. At December 31, 2010 and 2009, the amount of outstanding advances and accrued interest due to AIMCO Properties, L.P. was approximately $3,784,000 and $2,889,000, respectively, and is included in due to affiliates. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission. Subsequent to December 31, 2010, AIMCO Properties, L.P. advanced the Partnership approximately $422,000 to fund real estate taxes at The Village in the Woods Apartments, a rate lock deposit at Creekside Apartments and capital improvements at two of the Partnership’s investment properties. In addition, subsequent to December 31, 2010, the Partnership made payments of approximately $265,000 on the advances and accrued interest.

The Partnership insures its properties up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the Managing General Partner. During the years ended December 31, 2010 and 2009, the Partnership was charged by AIMCO and its affiliates approximately $342,000 and $227,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 52,866 units of limited partnership interest (the “Units”) in the Partnership representing 70.49% of the outstanding Units at December 31, 2010. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the General Partner. As a result of its ownership of 70.49% of the outstanding Units, AIMCO and its affiliates are in a position to influence all voting decisions with respect to the Partnership. However, DeForest Ventures I L.P., from whom AIMCO, through its merger with Insignia Financial Group, Inc., acquired 25,833.5 (approximately 34.45%) of its Units, had agreed for the benefit of third party unitholders, that it would vote such Units: (i) against any increase in compensation payable to the General Partner; and (ii) on all other matters submitted by it or its affiliates, in proportion to the votes cast by third party Unit holders. Except for the foregoing, no other limitations are imposed on AIMCO and its affiliates’ right to vote each Unit held. Although the General Partner owes fiduciary duties to the limited partners of the

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Partnership, the Managing General Partner owes fiduciary duties to both the General Partner and AIMCO as the sole stockholder of the Managing General Partner.

Note E —	Investment Properties and Accumulated Depreciation

	Initial Cost to Partnership
			Buildings	Net Cost
			and Related	Capitalized
			Personal	Subsequent to
Description	Encumbrances	Land	Property	Acquisition
	(In thousands)			(In thousands)
		(In thousands)

Peakview Place Apartments	$12,566	$1,320	$11,879	$9,808
Creekside Apartments	14,157	1,366	7,307	8,346
Hampden Heights Apartments	13,639	1,575	8,580	9,128
The Village in the Woods Apartments	19,251	2,852	20,915	1,776

Total	$59,613	$7,113	$48,681	$29,058

Gross Amount At Which Carried
At December 31, 2010
(In thousands)

		Buildings
		And Related
		Personal		Accumulated	Year of	Date	Depreciable
Description	Land	Property	Total	Depreciation	Construction	Acquired	Life
				(In thousands)

Peakview Place Apartments	$1,320	$21,687	$23,007	$20,969	1979	9/82	5-30 yrs
Creekside Apartments	1,366	15,653	17,019	11,480	1974	10/82	5-30 yrs
Hampden Heights Apartments	1,577	17,706	19,283	13,047	1974	10/82	5-30 yrs
The Village in the Woods Apartments	1,500	24,043	25,543	18,535	1983	10/82	5-30 yrs

Total	$5,763	$79,089	$84,852	$64,031

Reconciliation of “Investment Properties and Accumulated Depreciation”:

	Years Ended December 31,
	2010	2009
	(In thousands)

Investment Properties
Balance at beginning of year	$82,852	$78,310
Property improvements	2,115	4,795
Disposal of property	(115)	(253)

Balance at end of year	$84,852	$82,852

Accumulated Depreciation
Balance at beginning of year	$60,215	$55,846
Additions charged to expense	3,919	4,593
Disposal of property	(103)	(224)

Balance at end of year	$64,031	$60,215

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The aggregate cost of the real estate for Federal income tax purposes at December 31, 2010 and 2009 is approximately $90,507,000 and $88,701,000, respectively. The accumulated depreciation taken for Federal income tax purposes at December 31, 2010 and 2009 is approximately $71,942,000 and $69,554,000, respectively.

Note F —	Casualty Events

In September 2008, The Village in the Woods Apartments sustained damages from Hurricane Ike of approximately $264,000, including clean up costs of approximately $185,000, of which approximately $178,000 and $7,000 were included in operating expenses during the years ended December 31, 2008 and 2009, respectively. During the year ended December 31, 2008, the Partnership recorded a casualty loss of approximately $4,000 as a result of the write off of undepreciated damaged assets of approximately $4,000. During the year ended December 31, 2009, the Partnership recorded an additional casualty loss of approximately $2,000, as a result of the write off of additional undepreciated damaged assets of approximately $2,000.

In April 2009, Creekside Apartments sustained water damages from a broken pipe to one of its apartment buildings of approximately $86,000, including clean up costs of approximately $49,000 which were included in operating expenses during the year ended December 31, 2009. During the year ended December 31, 2009, the Partnership received approximately $76,000 in insurance proceeds, of which approximately $39,000 was for clean up costs and is included as an offset to operating expenses for the year ended December 31, 2009. The Partnership recognized a casualty gain of approximately $35,000 as a result of the receipt of insurance proceeds of approximately $37,000, partially offset by the write off of undepreciated damaged assets of approximately $2,000 during the year ended December 31, 2009.

In April 2009, Creekside Apartments sustained water damages from leaking roofs to one of its apartment buildings of approximately $192,000, including clean up costs of approximately $163,000 which were included in operating expenses during the year ended December 31, 2009. During the year ended December 31, 2009, the Partnership received approximately $182,000 in insurance proceeds, of which approximately $153,000 was for clean up costs and is included as an offset to operating expenses and $2,000 was for lost rents and is included in rental income for the year ended December 31, 2009. The Partnership recognized a casualty gain of approximately $26,000 as a result of the receipt of insurance proceeds of approximately $27,000, partially offset by the write off of undepreciated damaged assets of approximately $1,000 during the year ended December 31, 2009.

In June 2009, Hampden Heights Apartments sustained damages from a hail storm to one of its apartment buildings of approximately $680,000. The Partnership recognized a casualty gain of approximately $294,000 as a result of the receipt of insurance proceeds of approximately $318,000, which were held by the mortgage lender at December 31, 2009 and released to the Partnership during the year ended December 31, 2010, offset by the write off of undepreciated damaged assets of approximately $24,000 during the year ended December 31, 2009. During the year ended December 31, 2010, the Partnership removed approximately $10,000 of undepreciated damaged assets and recorded a corresponding receivable for the estimated insurance proceeds. Subsequent to December 31, 2010, the Partnership received insurance proceeds of approximately $352,000 and the Partnership expects to record an additional gain of approximately $342,000 during the first quarter of 2011.

In May 2010, The Village in the Woods Apartments suffered fire damage of approximately $48,000 to one rental unit. During the year ended December 31, 2010, the Partnership recognized a casualty gain of approximately $36,000 as a result of the receipt of insurance proceeds of approximately $38,000, offset by the write off of undepreciated damaged assets of approximately $2,000.

Note G —	Contingencies

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the Managing General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter of 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts were dismissed. During the fourth quarter of 2008, the Partnership paid approximately $2,000 for settlement amounts for alleged unpaid overtime to employees who had worked at the Partnership’s investment properties. During January 2011, the parties reached an agreement to settle the remaining “on-call claims” and the plaintiffs’ attorneys’ fees. The Partnership will not be required to pay any additional settlement amounts; however, the Partnership will be required to pay approximately $17,000 for plaintiffs’ attorneys’ fees relating to the 2008 overtime settlement. These attorneys’ fees have been accrued as of December 31, 2010. These settlements resolve the case in its entirety.

The Partnership is unaware of any other pending or outstanding litigation matters involving it or its investment properties that are not of a routine nature arising in the ordinary course of business.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of its properties, the Partnership could potentially be responsible for environmental liabilities or costs associated with its properties.

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Item 9A.	Controls and Procedures.

(a)	Disclosure Controls and Procedures

The Partnership’s management, with the participation of the principal executive officer and principal financial officer of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Partnership’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the principal executive officer and principal financial officer of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, have concluded that, as of the end of such period, the Partnership’s disclosure controls and procedures are effective.

Management’s Report on Internal Control Over Financial Reporting

The Partnership’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, the principal executive and principal financial officers of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, and effected by the Partnership’s management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of the Partnership’s management; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

The Partnership’s management assessed the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2010. In making this assessment, the Partnership’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on their assessment, the Partnership’s management concluded that, as of December 31, 2010, the Partnership’s internal control over financial reporting is effective.

This annual report does not include an attestation report of the Partnership’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Partnership’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Partnership to provide only management’s report in this annual report.

(b)	Changes in Internal Control Over Financial Reporting.

There has been no change in the Partnership’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2010 that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

Item 9B.	Other Information.

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance.

Century Properties Fund XVII, LP (the “Partnership” or the “Registrant”) has no directors or officers. Fox Partners (the “General Partner”), a California general partnership, is the general partner of the Partnership. The general partners of Fox Partners are Fox Capital Management Corporation (“FCMC” or the “Managing General Partner”), Fox Realty Investors (“FRI”), and CPF XVII LLC. The names and ages of, as well as the positions and offices held by, the present directors and officers of the Managing General Partner are set forth below. There are no family relationships between or among any officers or directors.

Name	Age	Position

Steven D. Cordes	39	Director and Senior Vice President
John Bezzant	48	Director and Executive Vice President
Ernest M. Freedman	40	Executive Vice President and Chief Financial Officer
Lisa R. Cohn	42	Executive Vice President, General Counsel and Secretary
Paul Beldin	37	Senior Vice President and Chief Accounting Officer
Stephen B. Waters	49	Senior Director of Partnership Accounting

Steven D. Cordes was appointed as a Director of the Managing General Partner effective March 2, 2009. Mr. Cordes has been a Senior Vice President of the Managing General Partner and AIMCO since May 2007. Mr. Cordes joined AIMCO in 2001 as a Vice President of Capital Markets with responsibility for AIMCO’s joint ventures and equity capital markets activity. Prior to joining AIMCO, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers. Effective March 2009, Mr. Cordes was appointed to serve as the equivalent of the chief executive officer of the Partnership. Mr. Cordes brings particular expertise to the Board in the areas of asset management as well as finance and accounting.

John Bezzant was appointed as a Director of the Managing General Partner effective December 16, 2009. Mr. Bezzant was appointed Executive Vice President of the Managing General Partner and AIMCO in January 2011 and prior to that time was a Senior Vice President of the Managing General Partner and AIMCO since joining AIMCO in June 2006. Prior to joining AIMCO, Mr. Bezzant spent over 20 years with Prologis, Inc. and Catellus Development Corporation in a variety of executive positions, including those with responsibility for transactions, fund management, asset management, leasing and operations. Mr. Bezzant brings particular expertise to the Board in the areas of real estate finance, property operations, sales and development.

Ernest M. Freedman was appointed Executive Vice President and Chief Financial Officer of the Managing General Partner and AIMCO in November 2009. Mr. Freedman joined AIMCO in 2007 as Senior Vice President of Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas. Prior to joining AIMCO, from 2004 to 2007, Mr. Freedman served as chief financial officer of HEI Hotels and Resorts.

Lisa R. Cohn was appointed Executive Vice President, General Counsel and Secretary of the Managing General Partner and AIMCO in December 2007. From January 2004 to December 2007, Ms. Cohn served as Senior Vice President and Assistant General Counsel of AIMCO. Ms. Cohn joined AIMCO in July 2002 as Vice

President and Assistant General Counsel. Prior to joining AIMCO, Ms. Cohn was in private practice with the law firm of Hogan and Hartson LLP.

Paul Beldin joined AIMCO in May 2008 and has served as Senior Vice President and Chief Accounting Officer of AIMCO and the Managing General Partner since that time. Prior to joining AIMCO, Mr. Beldin served as controller and then as chief financial officer of America First Apartment Investors, Inc., a publicly traded multifamily real estate investment trust, from May 2005 to September 2007 when the company was acquired by Sentinel Real Estate Corporation. Prior to joining America First Apartment Investors, Inc., Mr. Beldin was a senior manager at Deloitte and Touche LLP, where he was employed from August 1996 to May 2005, including two years as an audit manager in SEC services at Deloitte’s national office.

Stephen B. Waters was appointed Senior Director of Partnership Accounting of AIMCO and the Managing General Partner in June 2009. Mr. Waters has responsibility for partnership accounting with AIMCO and serves as the principal financial officer of the Managing General Partner. Mr. Waters joined AIMCO as a Director of Real Estate Accounting in September 1999 and was appointed Vice President of the Managing General Partner and AIMCO in April 2004. Prior to joining AIMCO, Mr. Waters was a senior manager at Ernst & Young LLP.

The Partnership is not aware of the involvement in any legal proceedings with respect to the directors and executive officers listed in this Item 10.

One or more of the above persons are also directors and/or officers of a general partner (or general partner of a general partner) of limited partnerships which either have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, or are subject to the reporting requirements of Section 15(d) of such Act. Further, one or more of the above persons are also officers of Apartment Investment and Management Company and the general partner of AIMCO Properties, L.P., entities that have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, or are subject to the reporting requirements of Section 15(d) of such Act.

The board of directors of the Managing General Partner does not have a separate audit committee. As such, the board of directors of the Managing General Partner fulfills the functions of an audit committee. The board of directors has determined that Steven D. Cordes meets the requirement of an “audit committee financial expert”.

The directors and officers of the Managing General Partner with authority over the Partnership are all employees of subsidiaries of AIMCO. AIMCO has adopted a code of ethics that applies to such directors and officers that is posted on AIMCO’s website (www.AIMCO.com). AIMCO’s website is not incorporated by reference to this filing.

Item 11.	Executive Compensation.

Neither the directors nor the officers of the Managing General Partner received any remuneration from the Partnership during the year ended December 31, 2010.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information regarding units of limited partnership interest (the “Units”) of the Partnership owned by each person who is known by the Partnership to own beneficially or exercise voting or dispositive control over more than 5% of the Partnership’s Units, by each of the directors and by the directors and officers of the Managing General Partner as a group as of December 31, 2010.

	Amount and Nature of	%
Name of Beneficial Owner	Beneficial Owner	of Units

AIMCO IPLP, L.P. (an affiliate of AIMCO)	25,833.50	34.45%
Fox Capital Management Corporation. (an affiliate of AIMCO)	100.00	0.13%
IPLP Acquisition I LLC (an affiliate of AIMCO)	3,369.50	4.49%
AIMCO Properties, L.P. (an affiliate of AIMCO)	23,563.00	31.42%

AIMCO IPLP, L.P., Fox Capital Management Corporation and IPLP Acquisition I LLC are indirectly ultimately owned by AIMCO. Their business address is 55 Beattie Place, Greenville, South Carolina 29601.

AIMCO Properties, L.P. is indirectly ultimately controlled by AIMCO. Its business address is 4582 S. Ulster St. Parkway, Suite 100, Denver, Colorado 80237.

No director or officer of the Managing General Partner owns any Units. The General Partner owns 100 Units as required by the terms of the Partnership Agreement governing the Partnership.

Item 13.	Certain Relationships and Related Transactions, and Director Independence.

The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Managing General Partner receive 5% of gross receipts from all of the Partnership’s properties as compensation for providing property management services. The Partnership paid to such affiliates approximately $641,000 and $634,000 for the years ended December 31, 2010 and 2009, respectively, which are included in operating expenses on the consolidated statements of operations included in “Item 8. Financial Statements and Supplementary Data”.

An affiliate of the Managing General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $411,000 and $627,000 for the years ended December 31, 2010 and 2009, respectively, which is included in general and administrative expenses and investment properties on the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data”. The portion of these reimbursements included in investment properties for the years ended December 31, 2010 and 2009 are construction management services provided by an affiliate of the Managing General Partner of approximately $239,000 and $465,000, respectively. At December 31, 2009, approximately $88,000 of these reimbursements are payable to affiliates of the Managing General Partner and are included in due to affiliates on the consolidated balance sheets included in “Item 8. Financial Statements and Supplementary Data”. There were no such reimbursements payable to affiliates of the Managing General Partner at December 31, 2010.

Pursuant to the Partnership Agreement, for managing the affairs of the Partnership, the Managing General Partner is entitled to receive a Partnership management fee equal to 10% of the Partnership’s adjusted cash from operations as distributed. There were no Partnership management fees paid during the years ended December 31, 2010 and 2009, as there were no distributions from operations.

AIMCO Properties, L.P., an affiliate of the Managing General Partner, has made available to the Partnership a credit line of up to $150,000 per property owned by the Partnership. During the years ended December 31, 2010 and 2009, AIMCO Properites, L.P. exceeded this credit limit and advanced the Partnership approximately $191,000 to fund real estate taxes at The Village in the Woods Apartments and approximately $1,076,000 to fund operating expenses and capital improvements at all of the Partnership’s investment properties and approximately $2,914,000 to fund capital improvements at Creekside Apartments and Hampden Heights Apartments and operating expenses at all of the Partnership’s investment properties, respectively. The advances bear interest at the prime rate plus 1% or 2% (4.25% or 5.25% at December 31, 2010). Interest expense for the years ended December 31, 2010 and 2009 was approximately $188,000 and $48,000, respectively. During the years ended December 31, 2010 and 2009, the Partnership made payments of approximately $560,000 and $73,000, respectively, on the advances and associated accrued interest from operating cash flow. At December 31, 2010 and 2009, the amount of outstanding advances and accrued interest due to AIMCO Properties, L.P. was approximately $3,784,000 and $2,889,000, respectively, and is included in due to affiliates on the consolidated balance sheets included in “Item 8. Financial Statements and Supplementary Data”. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission. Subsequent to December 31, 2010, AIMCO Properties, L.P. advanced the Partnership approximately $422,000 to fund real estate taxes at The Village in the Woods Apartments, a rate lock deposit at Creekside Apartments and capital improvements at two of the Partnership’s investment properties. In addition, subsequent to December 31, 2010, the Partnership made payments of approximately $265,000 on the advances and accrued interest.

The Partnership insures its properties up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the Managing General Partner. During the years ended December 31, 2010 and 2009, the Partnership was charged by AIMCO and its affiliates approximately $342,000 and $227,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 52,866 Units in the Partnership representing 70.49% of the outstanding Units at December 31, 2010. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the General Partner. As a result of its ownership of 70.49% of the outstanding Units, AIMCO and its affiliates are in a position to influence all voting decisions with respect to the Partnership. However, DeForest Ventures I L.P., from whom AIMCO, through its merger with Insignia Financial Group, Inc., acquired 25,833.5 (approximately 34.45%) of its Units, had agreed for the benefit of third party unitholders, that it would vote such Units: (i) against any increase in compensation payable to the General Partner; and (ii) on all other matters submitted by it or its affiliates, in proportion to the votes cast by third party Unit holders. Except for the foregoing, no other limitations are imposed on AIMCO and its affiliates’ right to vote each Unit held. Although the General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner owes fiduciary duties to both the General Partner and AIMCO as the sole stockholder of the Managing General Partner.

Neither of the Managing General Partner’s directors are independent under the independence standards established for New York Stock Exchange listed companies as both directors are employed by the parent of the Managing General Partner.

Item 14.	Principal Accounting Fees and Services.

The Managing General Partner has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Partnership for 2011. The aggregate fees billed for services rendered by Ernst & Young LLP for 2010 and 2009 are described below.

Audit Fees.  Fees for audit services totaled approximately $61,000 and $59,000 for 2010 and 2009, respectively. Fees for audit services also include fees for the reviews of the Partnership’s Quarterly Reports on Form 10-Q.

Tax Fees.  Fees for tax services totaled approximately $11,000 and $12,000 for 2010 and 2009, respectively.

PART IV

Item 15.	Exhibits, Financial Statement Schedules.

(a) The following consolidated financial statements are included in Item 8:

Schedules are omitted for the reason that they are inapplicable or equivalent information has been included elsewhere herein.

(b) Exhibits:

See Exhibit index.

The agreements included as exhibits to this Form 10-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 10-K not misleading. Additional information about the Partnership may be found elsewhere in this Form 10-K and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTURY PROPERTIES FUND XVII, LP

By:	Fox Partners General Partner

By:	Fox Capital Management Corporation Managing General Partner

By:	/s/ Steven D. Cordes
Steven D. Cordes
Senior Vice President

By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

Date: March 25, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ John Bezzant John Bezzant	Director and Executive Vice President	Date: March 25, 2011

/s/ Steven D. Cordes Steven D. Cordes	Director and Senior Vice President	Date: March 25, 2011

/s/ Stephen B. Waters Stephen B. Waters	Senior Director of Partnership Accounting	Date: March 25, 2011

CENTURY PROPERTIES FUND XVII, LP

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.5	Master Indemnity Agreement incorporated by reference to Exhibit 2.5 to Current Report on Form 8-K filed by Insignia with the Securities and Exchange Commission on September 1, 1995.
3.4	Agreement of Limited Partnership incorporated by reference to Exhibit A to the Prospectus of the Registrant dated March 29, 1982 and as thereafter supplemented contained in the Registrant’s Registration Statement on Form S-11 (Reg. No. 2-75411).
3.5	Certificate of Merger of Century Properties Fund, XVII into Century Properties Fund XVII, LP, dated October 29, 2008, incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
3.6	Amendment to Amended and Restated Limited Partnership Agreement of Registrant, dated September 18, 2008, incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
10.2	Multifamily Note dated January 27, 2000, by and between Century Properties Fund XVII, a California limited partnership, and GMAC Commercial Mortgage Corporation, a California Corporation; incorporated by reference to the Partnership’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.
10.10	Multifamily Note dated August 31, 2007 between Apartment CCG 17, L.P., a California limited partnership, and Capmark Bank, a Utah industrial bank, and incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 31, 2007.
10.11	Amended and Restated Multifamily Note dated August 31, 2007 between Apartment CCG 17, L.P., a California limited partnership, and Federal Home Loan Mortgage Corporation, and incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 31, 2007.
10.12	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated June 25, 2008 between Capmark Bank and Century Properties Fund XVII, a California limited partnership, incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 25, 2008.
10.13	Multifamily Note dated June 25, 2008 between Capmark Bank and Century Properties XVII, a California limited partnership, incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 25, 2008.
10.14	Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated June 30, 2008 between Keycorp Real Estate Capital Markets, Inc. and Apartment Lodge 17A LLC, a Colorado limited liability company, incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 30, 2008.
10.15	Multifamily Note dated June 30, 2008 between Keycorp Real Estate Capital Markets, Inc. and Apartment Lodge 17A LLC, a Colorado limited liability company, incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 30, 2008.
10.16	Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated June 30, 2008 between PNC ARCS LLC and Apartment Creek 17A LLC, a Colorado limited liability company, incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 30, 2008.
10.17	Multifamily Note dated June 30, 2008 between PNC ARCS LLC and Apartment Creek 17A LLC, a Colorado limited liability company, incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 30, 2008.
10.18	Amended and Restated Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Recast Transaction) dated June 25, 2008 between Century Properties Fund XVII, a California limited partnership, and Federal Home Loan Mortgage Corporation, incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008.
10.19	Amended and Restated Multifamily Note (Recast Transaction) dated June 25, 2008 between Century Properties Fund XVII, a California limited partnership, and Federal Home Loan Mortgage Corporation, incorporated by reference to the Registrant’s Quarterly Report Form 10-Q for the quarterly period ended June 30, 2008.

Exhibit
Number	Description of Exhibit

31.1	Certification of equivalent of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of equivalent of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of the equivalent of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.1

CERTIFICATION

I, Steven D. Cordes, certify that:

1. I have reviewed this annual report on Form 10-K of Century Properties Fund XVII, LP;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Steve D. Cordes
Steven D. Cordes
Senior Vice President of Fox Capital Management Corporation, equivalent of the chief executive officer of the Partnership

Date: March 25, 2011

Exhibit 31.2

CERTIFICATION

I, Stephen B. Waters, certify that:

1. I have reviewed this annual report on Form 10-K of Century Properties Fund XVII, LP;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting of Fox Capital Management Corporation, equivalent of the chief financial officer of the Partnership

Date: March 25, 2011

Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Century Properties Fund XVII, LP (the “Partnership”), for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven D. Cordes, as the equivalent of the chief executive officer of the Partnership, and Stephen B. Waters, as the equivalent of the chief financial officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Steven D. Cordes
Name:     Steven D. Cordes

Date: March 25, 2011

/s/  Stephen B. Waters
Name:     Stephen B. Waters

Date: March 25, 2011

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ANNEX G

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2011
or
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 0-11137

CENTURY PROPERTIES FUND XVII, LP
(Exact name of registrant as specified in its charter)

Delaware	94-2782037
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Beattie Place, P.O. Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)

(864) 239-1000
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☑ Yes     ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  ☐ Yes     ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  ☐ Yes     ☑ No

PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements

CENTURY PROPERTIES FUND XVII, LP

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(Unaudited)	(Note)
	(In thousands)

ASSETS
Cash and cash equivalents	$320	$489
Receivables and deposits	778	535
Other assets	936	654
Investment properties:
Land	5,763	5,763
Buildings and related personal property	79,308	79,089

	85,071	84,852
Less accumulated depreciation	(64,919)	(64,031)

	20,152	20,821

	$22,186	$22,499

LIABILITIES AND PARTNERS’ DEFICIT
Liabilities
Accounts payable	$566	$507
Tenant security deposit liabilities	409	411
Accrued property taxes	395	723
Other liabilities	735	743
Due to affiliates (Note B)	3,993	3,784
Mortgage notes payable	59,421	59,613

	65,519	65,781

Partners’ Deficit
General partner	(9,328)	(9,322)
Limited partners	(34,005)	(33,960)

	(43,333)	(43,282)

	$22,186	$22,499

Note:	The consolidated balance sheet at December 31, 2010 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

See Accompanying Notes to Consolidated Financial Statements

CENTURY PROPERTIES FUND XVII, LP

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
	(In thousands, except
	per unit data)

Revenues:
Rental income	$2,857	$2,799
Other income	386	374

Total revenues	3,243	3,173

Expenses:
Operating	1,350	1,372
General and administrative	98	100
Depreciation	888	1,015
Interest	1,082	1,083
Property taxes	218	217

Total expenses	3,636	3,787

Casualty gain (Note C)	342	—

Net loss	$(51)	$(614)

Net loss allocated to general partner (11.8)%	$(6)	$(72)
Net loss allocated to limited partners (88.2)%	(45)	(542)

	$(51)	$(614)

Net loss per limited partnership unit	$(0.60)	$(7.23)

See Accompanying Notes to Consolidated Financial Statements

CENTURY PROPERTIES FUND XVII, LP

CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS’ DEFICIT

	Limited
	Partnership	General	Limited
	Units	Partner	Partners	Total
	(Unaudited)
	(In thousands, except unit data)

Original capital contributions	75,000	$—	$75,000	$75,000

Partners’ deficit at December 31, 2010	75,000	$(9,322)	$(33,960)	$(43,282)
Net loss for the three months ended March 31, 2011	—	(6)	(45)	(51)

Partners’ deficit at March 31, 2011	75,000	$(9,328)	$(34,005)	$(43,333)

See Accompanying Notes to Consolidated Financial Statements

CENTURY PROPERTIES FUND XVII, LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
	(In thousands)

Cash flows from operating activities:
Net loss	$(51)	$(614)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	888	1,015
Amortization of loan costs	20	21
Casualty gain	(342)	—
Change in accounts:
Receivables and deposits	22	23
Other assets	(302)	(283)
Accounts payable	263	480
Tenant security deposit liabilities	(2)	16
Accrued property taxes	(328)	(361)
Other liabilities	(8)	(100)
Due to affiliates	47	86

Net cash provided by operating activities	207	283

Cash flows from investing activities:
Property improvements and replacements	(423)	(475)
Insurance proceeds received	352	—

Net cash used in investing activities	(71)	(475)

Cash flows from financing activities:
Mortgage refinancing commitment fee	(275)	—
Payments on mortgage notes payable	(192)	(179)
Repayment of advances from affiliate	(261)	—
Advances from affiliate	423	353

Net cash (used in) provided by financing activities	(305)	174

Net decrease in cash and cash equivalents	(169)	(18)
Cash and cash equivalents at beginning of period	489	269

Cash and cash equivalents at end of period	$320	$251

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,013	$1,021

Supplemental disclosure of non-cash activity:
Property improvements and replacements included in accounts payable	$37	$69

At December 31, 2010 and 2009, approximately $241,000 and $196,000, respectively, of property improvements and replacements were included in accounts payable and are included in property improvements and replacements for the three months ended March 31, 2011 and 2010, respectively.

See Accompanying Notes to Consolidated Financial Statements

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note A —	Basis of Presentation

The accompanying unaudited consolidated financial statements of Century Properties Fund XVII, LP (the “Partnership” or the “Registrant”) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Fox Partners, a California general partnership, is the general partner of the Partnership (the “General Partner”). The general partners of Fox Partners are Fox Capital Management Corporation (“FCMC” or the “Managing General Partner”), Fox Realty Investors (“FRI”), and CPF XVII, LLC. In the opinion of the Managing General Partner, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2011 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2011. For further information, refer to the consolidated financial statements and footnotes thereto included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Managing General Partner and the general partner of FRI are affiliates of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust.

The Partnership’s management evaluated subsequent events through the time this Quarterly Report on Form 10-Q was filed.

Organization:  On May 9, 2011, the General Partner amended the Partnership’s certificate of limited partnership and the Partnership Agreement to establish and convert the Partnership’s existing partnership interests into two separate series of partnership interests that have separate rights with respect to specified Partnership property. Effective as of the close of business on May 9, 2011 (the “Establishment Date”), each then outstanding interest of the General Partner of the Partnership was converted into one Series A GP Interest and one Series B GP Interest and each then outstanding unit of limited partnership interest in the Partnership was converted into one Series A Unit and one Series B Unit. The Series A GP Interest and the Series A Units are collectively referred to as the “Series A Interests”, and the Series B GP Interest and the Series B Units are collectively referred to as the “Series B Interests”. Except as described below, the Series A Interests and the Series B Interests entitle the holders thereof to the same rights as the holders of partnership interests had prior to the Establishment Date.

From and after the Establishment Date, the Series A Interests will be entitled to all of the Partnership’s interests in any entity in which the Partnership owns an interest, other than the Series B Interests (as defined below), including, but not limited to, all profits, losses and distributions from such entities.

From and after the Establishment Date, the Series B Interests will be entitled to all of the Partnership’s interest in Hampden Heights Apartments (the “Series B Interests”), including, but not limited to, all profits, losses and distributions from Hampden Heights Apartments.

Note B —	Transactions with Affiliated Parties

The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Managing General Partner receive 5% of gross receipts from all of the Partnership’s properties as compensation for providing property management services. The Partnership paid to such affiliates approximately $162,000 and $159,000 for the three months ended March 31, 2011 and 2010, respectively, which are included in operating expenses.

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

An affiliate of the Managing General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $72,000 and $141,000 for the three months ended March 31, 2011 and 2010, respectively, which is included in general and administrative expenses and investment properties. The portion of these reimbursements included in investment properties for the three months ended March 31, 2011 and 2010 are construction management services provided by an affiliate of the Managing General Partner of approximately $33,000 and $96,000, respectively.

Pursuant to the Partnership Agreement, for managing the affairs of the Partnership, the Managing General Partner is entitled to receive a Partnership management fee equal to 10% of the Partnership’s adjusted cash from operations as distributed. There were no Partnership management fees earned or paid during the three months ended March 31, 2011 or 2010, as there were no distributions from operations.

AIMCO Properties, L.P., an affiliate of the Managing General Partner, has made available to the Partnership a credit line of up to $150,000 per property owned by the Partnership. Prior to 2010, AIMCO Properites, L.P. exceeded this credit limit. During the three months ended March 31, 2011, AIMCO Properties, L.P. advanced the Partnership approximately $115,000 to fund real estate taxes at The Village in the Woods Apartments, approximately $275,000 to fund a mortgage refinancing commitment fee related to Creekside Apartments and approximately $33,000 to fund capital improvements at Peakview Place Apartments and Creekside Apartments. During the three months ended March 31, 2010, AIMCO Properties, L.P. advanced the Partnership approximately $191,000 to fund real estate taxes at The Village in the Woods Apartments and approximately $162,000 to fund operating expenses and capital improvements at Creekside Apartments and The Village in the Woods Apartments. The advances bear interest at the prime rate plus 1% or 2% (4.25% or 5.25% at March 31, 2011). Interest expense for the three months ended March 31, 2011 and 2010 was approximately $51,000 and $40,000, respectively. During the three months ended March 31, 2011, the Partnership made payments of approximately $265,000 on the advances and associated accrued interest. No such payments were made during the three months ended March 31, 2010. At March 31, 2011 and December 31, 2010, the amount of outstanding advances and accrued interest due to AIMCO Properties, L.P. was approximately $3,993,000 and $3,784,000, respectively, and is included in due to affiliates. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission. Subsequent to March 31, 2011, AIMCO Properties, L.P. advanced the Partnership approximately $2,325,000 to facilitate the refinancing of the mortgage encumbering Creekside Apartments (see Note F).

The Partnership insures its properties up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the Managing General Partner. During the three months ended March 31, 2011, the Partnership was charged by AIMCO and its affiliates approximately $195,000 for hazard insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Partnership during 2011 as other insurance policies renew later in the year. The Partnership was charged by AIMCO and its affiliates approximately $342,000 for insurance coverage and fees associated with policy claims administration during the year ended December 31, 2010.

Note C —	Casualty Event

In June 2009, Hampden Heights Apartments sustained damages of approximately $680,000 from a hail storm to one of its apartment buildings. During 2009, the Partnership recognized a casualty gain of approximately $294,000 as a result of the receipt of insurance proceeds of approximately $318,000 which were held by the mortgage lender at December 31, 2009 and released to the Partnership during the fourth quarter of 2010, offset by the write off of undepreciated damaged assets of approximately $24,000. During the fourth quarter of 2010, the Partnership removed approximately $10,000 of undepreciated damaged assets and recorded a corresponding

CENTURY PROPERTIES FUND XVII, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

receivable for the estimated insurance proceeds. During the three months ended March 31, 2011, the Partnership recognized an additional casualty gain of approximately $342,000 as a result of the receipt of additional insurance proceeds of approximately $352,000, offset by the write off of undepreciated damaged assets.

Note D —	Fair Value of Financial Instruments

Financial Accounting Standards Board Accounting Standards Codification Topic 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value is defined as the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership believes that the carrying amount of its financial instruments (except for mortgage notes payable) approximates their fair value due to the short-term maturity of these instruments. The Partnership estimates the fair value of its mortgage notes payable by discounting future cash flows using a discount rate commensurate with that currently believed to be available to the Partnership for similar term, mortgage notes payable. At March 31, 2011, the fair value of the Partnership’s mortgage notes payable at the Partnership’s incremental borrowing rate was approximately $63,987,000.

Note E —	Contingencies

The Partnership is unaware of any pending or outstanding litigation matters involving it or its investment properties that are not of a routine nature arising in the ordinary course of business.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of its properties, the Partnership could potentially be responsible for environmental liabilities or costs associated with its properties.

Note F —	Subsequent Event

On May 2, 2011, the Partnership refinanced the mortgage encumbering Creekside Apartments. The refinancing resulted in the replacement of the existing mortgage loan, which at the time of refinancing had a principal balance of approximately $14,087,000, with a new mortgage loan in the principal amount of $12,869,000. The new loan bears interest at a rate of 5.59% per annum and requires monthly payments of principal and interest of approximately $74,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $10,673,000 due at maturity. The Partnership may prepay the mortgage at any time with 30 days written notice to the lender, subject to a prepayment penalty.

In connection with the refinancing, the Partnership received an advance of approximately $2,325,000 from AIMCO Properties, L.P. These loan proceeds were then used to pay in full the existing mortgage debt encumbering Creekside Apartments, including a prepayment penalty of approximately $874,000. This advance is unsecured and bears interest at a rate of prime plus 2.00%.

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Quarterly Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding the Partnership’s ability to maintain current or meet projected occupancy, rental rates and property operating results and the effect of redevelopments. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the Partnership’s control, including, without limitation: financing risks, including the availability and cost of financing and the risk that the Partnership’s cash flows from operations may be insufficient to meet required payments of principal and interest; natural disasters and severe weather such as hurricanes; national and local economic conditions, including the pace of job growth and the level of unemployment; energy costs; the terms of governmental regulations that affect the Partnership’s properties and interpretations of those regulations; the competitive environment in which the Partnership operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for residents in such markets; insurance risk, including the cost of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Partnership. Readers should carefully review the Partnership’s consolidated financial statements and the notes thereto, as well as the other documents the Partnership files from time to time with the Securities and Exchange Commission.

The Partnership’s investment properties consist of four apartment complexes. The following table sets forth the average occupancy of the properties for the three months ended March 31, 2011 and 2010:

	Average Occupancy
Property	2011	2010

Peakview Place Apartments	98%	97%
Englewood, Colorado
Creekside Apartments(1)	99%	96%
Denver, Colorado
Hampden Heights Apartments	98%	96%
Denver, Colorado
The Village in the Woods Apartments	95%	96%
Cypress, Texas

(1)	The Managing General Partner attributes the increase in occupancy at Creekside Apartments to improved economic conditions and increased resident retention efforts.

The Partnership’s financial results depend upon a number of factors including the ability to attract and maintain tenants at the investment properties, interest rates on mortgage loans, costs incurred to operate the investment properties, general economic conditions and weather. As part of the ongoing business plan of the Partnership, the Managing General Partner monitors the rental market environment of its investment properties to assess the feasibility of increasing rents, maintaining or increasing occupancy levels and protecting the Partnership from increases in expenses. As part of this plan, the Managing General Partner attempts to protect the Partnership from the burden of inflation-related increases in expenses by increasing rents and maintaining a high overall occupancy level. However, the Managing General Partner may use rental concessions and rental rate reductions to offset softening market conditions; accordingly, there is no guarantee that the Managing General Partner will be able to sustain such a plan. Further, a number of factors which are outside the control of the Partnership such as the local economic climate and weather can adversely or positively impact the Partnership’s financial results.

Results of Operations

The Partnership recognized net losses of approximately $51,000 and $614,000 for the three months ended March 31, 2011 and 2010, respectively. The decrease in net loss is due to the recognition of a casualty gain in 2011, an increase in total revenues and a decrease in total expenses.

In June 2009, Hampden Heights Apartments sustained damages of approximately $680,000 from a hail storm to one of its apartment buildings. During 2009, the Partnership recognized a casualty gain of approximately $294,000 as a result of the receipt of insurance proceeds of approximately $318,000 which were held by the mortgage lender at December 31, 2009 and released to the Partnership during the fourth quarter of 2010, offset by the write off of undepreciated damaged assets of approximately $24,000. During the fourth quarter of 2010, the Partnership removed approximately $10,000 of undepreciated damaged assets and recorded a corresponding receivable for the estimated insurance proceeds. During the three months ended March 31, 2011, the Partnership recognized an additional casualty gain of approximately $342,000 as a result of the receipt of additional insurance proceeds of approximately $352,000, offset by the write off of undepreciated damaged assets.

Total revenues increased due to increases in both rental and other income. Rental income increased due to increases in occupancy and the average rental rate at three of the Partnership’s investment properties, partially offset by decreases in occupancy and the average rental rate at The Village in the Woods Apartments. Other income increased primarily due to increases in parking income at all of the Partnership’s investment properties.

Total expenses decreased due to decreases in depreciation and operating expenses. General and administrative, interest and property tax expenses remained relatively constant for the comparable periods. Depreciation expense decreased primarily due to property improvements and replacements placed into service in prior years at Peakview Place Apartments and The Village in the Woods Apartments becoming fully depreciated during the first and fourth quarters of 2010, respectively. Operating expense decreased primarily due to decreases in payroll related expenses and utilities at Creekside Apartments.

Included in general and administrative expenses for the three months ended March 31, 2011 and 2010 are reimbursements to the Managing General Partner as allowed under the Partnership Agreement, costs associated with the quarterly and annual communications with the investors and regulatory agencies and the annual audit required by the Partnership Agreement.

Liquidity and Capital Resources

At March 31, 2011, the Partnership had cash and cash equivalents of approximately $320,000, compared to approximately $489,000 at December 31, 2010. The decrease in cash and cash equivalents of approximately $169,000 is due to approximately $305,000 and $71,000 of cash used in financing and investing activities, respectively, partially offset by approximately $207,000 of cash provided by operating activities. Cash used in financing activities consisted of payment of a mortgage refinancing commitment fee, repayment of advances received from an affiliate of the Managing General Partner and principal payments made on the mortgages encumbering the Partnership’s investment properties, partially offset by advances received from an affiliate of the Managing General Partner. Cash used in investing activities consisted of property improvements and replacements, partially offset by insurance proceeds received.

AIMCO Properties, L.P., an affiliate of the Managing General Partner, has made available to the Partnership a credit line of up to $150,000 per property owned by the Partnership. Prior to 2010, AIMCO Properites, L.P. exceeded this credit limit. During the three months ended March 31, 2011, AIMCO Properties, L.P. advanced the Partnership approximately $115,000 to fund real estate taxes at The Village in the Woods Apartments, approximately $275,000 to fund a mortgage refinancing commitment fee related to Creekside Apartments and approximately $33,000 to fund capital improvements at Peakview Place Apartments and Creekside Apartments. During the three months ended March 31, 2010, AIMCO Properties, L.P. advanced the Partnership approximately $191,000 to fund real estate taxes at The Village in the Woods Apartments and approximately $162,000 to fund operating expenses and capital improvements at Creekside Apartments and The Village in the Woods Apartments. The advances bear interest at the prime rate plus 1% or 2% (4.25% or 5.25% at March 31, 2011). Interest expense for the three months ended March 31, 2011 and 2010 was approximately $51,000 and $40,000, respectively. During the three months ended March 31, 2011, the Partnership made payments of approximately $265,000 on the advances and associated accrued interest. No such payments were made during the three months ended March 31, 2010. At March 31, 2011 and December 31, 2010, the amount of outstanding advances and accrued interest due to AIMCO Properties, L.P. was approximately $3,993,000 and $3,784,000, respectively, and is included in due to affiliates. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission. Subsequent to March 31, 2011, AIMCO Properties, L.P. advanced the Partnership approximately $2,325,000 to facilitate the refinancing of the mortgage encumbering Creekside Apartments, as discussed below.

The sufficiency of existing liquid assets to meet future liquidity and capital expenditure requirements is directly related to the level of capital expenditures required at the properties to adequately maintain the physical assets and other operating needs of the Partnership and to comply with Federal, state, and local legal and regulatory requirements. The Managing General Partner monitors developments in the area of legal and regulatory compliance. Capital improvements planned for each of the Partnership’s properties are detailed below.

Peakview Place Apartments

During the three months ended March 31, 2011, the Partnership completed approximately $29,000 of capital improvements at Peakview Place Apartments, consisting primarily of water heaters and floor covering replacement. These improvements were funded from operating cash flow and advances from an affiliate of the Managing General Partner. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during the remainder of 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Creekside Apartments

During the three months ended March 31, 2011, the Partnership completed approximately $78,000 of capital improvements at Creekside Apartments, consisting primarily of exterior improvements, HVAC upgrades and floor covering replacement. These improvements were funded from operating cash flow and advances from an affiliate of the Managing General Partner. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during the remainder of 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Hampden Heights Apartments

During the three months ended March 31, 2011, the Partnership completed approximately $41,000 of capital improvements at Hampden Heights Apartments, consisting primarily of appliance and floor covering replacements. These improvements were funded from operating cash flow and insurance proceeds. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during the remainder of 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

The Village in the Woods Apartments

During the three months ended March 31, 2011, the Partnership completed approximately $71,000 of capital improvements at The Village in the Woods Apartments consisting primarily of appliance and floor covering replacements. These improvements were funded from operating cash flow. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during the remainder of 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Capital expenditures will be incurred only if cash is available from operations, Partnership reserves or advances from AIMCO Properties, L.P., although AIMCO Properties, L.P. is not obligated to fund such advances. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

The Partnership’s assets are thought to be generally sufficient for any near-term needs (exclusive of capital improvements and repayment of amounts owed to affiliates) of the Partnership. The mortgage indebtedness of approximately $59,421,000 is amortized over varying periods. The debt encumbering Hampden Heights Apartments matures in 2014, at which time a balloon payment of approximately $12,873,000 will be due. The debt encumbering Peakview Place Apartments matures in 2018 and 2020, at which time balloon payments of approximately $2,697,000 and $8,121,000, respectively, will be due. The debt encumbering The Village in the Woods Apartments matures in 2020, at which time balloon payments of approximately $16,553,000 will be due.

On May 2, 2011, the Partnership refinanced the mortgage encumbering Creekside Apartments. The refinancing resulted in the replacement of the existing mortgage loan, which at the time of refinancing had a principal balance of approximately $14,087,000, with a new mortgage loan in the principal amount of $12,869,000. The new loan bears interest at a rate of 5.59% per annum and requires monthly payments of principal and interest of approximately $74,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $10,673,000 due at maturity. The Partnership may prepay the mortgage at any time with 30 days written notice to the lender, subject to a prepayment penalty.

In connection with the refinancing, the Partnership received an advance of approximately $2,325,000 from AIMCO Properties, L.P. These loan proceeds were then used to pay in full the existing mortgage debt encumbering Creekside Apartments, including a prepayment penalty of approximately $874,000. This advance is unsecured and bears interest at a rate of prime plus 2.00%.

The Managing General Partner will attempt to refinance the indebtedness encumbering the Partnership’s investment properties and/or sell the properties prior to such maturity dates. If the properties cannot be refinanced or sold for a sufficient amount, the Partnership will risk losing such properties through foreclosure.

There were no distributions made to the partners during the three months ended March 31, 2011 and 2010. Future cash distributions will depend on the levels of net cash generated from operations, the timing of debt maturities, refinancings and/or property sales. The Partnership’s cash available for distribution is reviewed on a monthly basis. In light of the amounts accrued and payable to affiliates of the Managing General Partner at March 31, 2011, there can be no assurance that the Partnership will generate sufficient funds from operations, after capital improvement expenditures, to permit any distributions to its partners during 2011 or subsequent periods.

Other

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 52,866 limited partnership units (the “Units”) in the Partnership representing 70.49% of the outstanding Units at March 31, 2011. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the General Partner. As a result of its ownership of 70.49% of the outstanding Units, AIMCO and its affiliates are in a position to influence all voting decisions with respect to the Partnership. However, DeForest Ventures I L.P., from whom AIMCO, through its merger with Insignia Financial Group, Inc., acquired 25,833.5 (approximately 34.45%) of its Units, had agreed for the benefit of third party unitholders, that it would vote such Units: (i) against any increase in compensation payable to the General Partner and (ii) on all other matters submitted by it or its affiliates, in proportion to the votes cast by third party Unit holders. Except for the foregoing, no other limitations are imposed on AIMCO and its affiliates right to vote each Unit held. Although the General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner owes fiduciary duties to both the General Partner and AIMCO as the sole stockholder of the Managing General Partner.

Critical Accounting Policies and Estimates

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States which require the Partnership to make estimates and assumptions. The Partnership believes that of its significant accounting policies, the following may involve a higher degree of judgment and complexity.

Impairment of Long-Lived Assets

Investment properties are recorded at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

Real property investment is subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of the Partnership’s investment properties. These factors include, but are not limited to, general economic climate; competition from other apartment communities and other housing options; local conditions, such as loss of jobs or an increase in the supply of apartments that might adversely affect apartment occupancy or rental rates; changes in governmental regulations and the related cost of compliance; increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents; changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multi-family housing; and changes in interest rates and the availability of financing. Any adverse changes in these and other factors could cause an impairment of the Partnership’s assets.

Revenue Recognition

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

ITEM 4.	Controls and Procedures.

(a)	Disclosure Controls and Procedures.

The Partnership’s management, with the participation of the principal executive officer and principal financial officer of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Partnership’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the principal executive officer and principal financial officer of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, have concluded that, as of the end of such period, the Partnership’s disclosure controls and procedures are effective.

(b)	Changes in Internal Control Over Financial Reporting.

There has been no change in the Partnership’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter to which this report relates that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

PART II — OTHER INFORMATION

ITEM 6.	Exhibits.

See Exhibit Index.

The agreements included as exhibits to this Form 10-Q contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 10-Q not misleading. Additional information about the Partnership may be found elsewhere in this Form 10-Q and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY PROPERTIES FUND XVII, LP

By:	Fox Partners General Partner

By:	Fox Capital Management Corporation
Managing General Partner

By:	/s/ Steven D. Cordes
Steven D. Cordes
Senior Vice President

Date: May 13, 2011

By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

Date: May 13, 2011

CENTURY PROPERTIES FUND XVII, LP

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.5	Master Indemnity Agreement incorporated by reference to Exhibit 2.5 to the Registrant’s Current Report on Form 8-K filed by Insignia with the Securities and Exchange Commission on September 1, 1995.
3.1	Amendment to Certificate of Limited Partnership of Registrant, dated May 9, 2011, incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 9, 2011.
3.4	Agreement of Limited Partnership incorporated by reference to Exhibit A to the Prospectus of the Registrant dated March 29, 1982 and as thereafter supplemented contained in the Registrant’s Registration Statement on Form S-11 (Reg. No. 2-75411).
3.5	Certificate of Merger of Century Properties Fund, XVII into Century Properties Fund XVII, LP, dated October 29, 2008, incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
3.6	Amendment to Amended and Restated Limited Partnership Agreement of Registrant, dated September 18, 2008, incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
3.7	Amendment to the Amended and Restated Limited Partnership Agreement of Registrant, dated May 9, 2011, incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 9, 2011.
10.2	Multifamily Note dated January 27, 2000, by and between Century Properties Fund XVII, a California limited partnership, and GMAC Commercial Mortgage Corporation, a California Corporation; incorporated by reference to the Partnership’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.
10.10	Multifamily Note dated August 31, 2007 between Apartment CCG 17, L.P., a California limited partnership, and Capmark Bank, a Utah industrial bank, and incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 31, 2007.
10.11	Amended and Restated Multifamily Note dated August 31, 2007 between Apartment CCG 17, L.P., a California limited partnership, and Federal Home Loan Mortgage Corporation, and incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 31, 2007.
10.12	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated June 25, 2008 between Capmark Bank and Century Properties Fund XVII, a California limited partnership, incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 25, 2008.
10.13	Multifamily Note dated June 25, 2008 between Capmark Bank and Century Properties XVII, a California limited partnership, incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 25, 2008.
10.14	Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated June 30, 2008 between Keycorp Real Estate Capital Markets, Inc. and Apartment Lodge 17A LLC, a Colorado limited liability company, incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 30, 2008.
10.15	Multifamily Note dated June 30, 2008 between Keycorp Real Estate Capital Markets, Inc. and Apartment Lodge 17A LLC, a Colorado limited liability company, incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 30, 2008.
10.18	Amended and Restated Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Recast Transaction) dated June 25, 2008 between Century Properties Fund XVII, a California limited partnership, and Federal Home Loan Mortgage Corporation, incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008.
10.19	Amended and Restated Multifamily Note (Recast Transaction) dated June 25, 2008 between Century Properties Fund XVII, a California limited partnership, and Federal Home Loan Mortgage Corporation, incorporated by reference to the Registrant’s Quarterly Report Form 10-Q for the quarterly period ended June 30, 2008.

Exhibit
Number	Description of Exhibit

10.21	Multifamily Note dated May 2, 2011 between Keycorp Real Estate Capital Markets, Inc., an Ohio corporation, and CPF Creekside, LLC, a Delaware limited liability company, incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 2, 2011.
31.1	Certification of equivalent of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of equivalent of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of the equivalent of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.1

CERTIFICATION

I, Steven D. Cordes, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Century Properties Fund XVII, LP;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Steven D. Cordes
Steven D. Cordes
Senior Vice President of Fox Capital
Management Corporation,
equivalent of the chief executive
officer of the Partnership

Date: May 13, 2011

Exhibit 31.2

CERTIFICATION

I, Stephen B. Waters, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Century Properties Fund XVII, LP;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting of
Fox Capital Management Corporation, equivalent of the
chief financial officer of the Partnership

Date: May 13, 2011

Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Century Properties Fund XVII, LP (the “Partnership”), for the quarterly period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven D. Cordes, as the equivalent of the chief executive officer of the Partnership, and Stephen B. Waters, as the equivalent of the chief financial officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Steven D. Cordes
Name:     Steven D. Cordes

Date: May 13, 2011

/s/  Stephen B. Waters
Name:     Stephen B. Waters

Date: May 13, 2011

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ANNEX H
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2010
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 0-24497
AIMCO Properties, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado (Address of principal executive offices)	84-1275621 (I.R.S. Employer Identification No.) 80237 (Zip Code)
Registrant’s telephone number, including area code:
(303) 757-8101
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Not applicable	Not applicable
Securities Registered Pursuant to Section 12(g) of the Act:
Partnership Common Units

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined by Rule 405 of the Securities Act.  Yes ☑     No ☐

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

As of February 22, 2011, there were 124,241,054 Partnership Common Units outstanding.

Documents Incorporated by Reference

Portions of Apartment Investment and Management Company’s definitive proxy statement to be issued in conjunction with Apartment Investment and Management Company’s annual meeting of stockholders to be held April 26, 2011, are incorporated by reference into Part III of this Annual Report.

AIMCO PROPERTIES, L.P.

ANNUAL REPORT ON FORM 10-K
For the Fiscal Year Ended December 31, 2010

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Annual Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding our ability to maintain current or meet projected occupancy, rental rates and property operating results and the effect of acquisitions and redevelopments. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation: financing risks, including the availability and cost of financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review our financial statements and the notes thereto, as well as the section entitled “Risk Factors” described in Item 1A of this Annual Report and the other documents we file from time to time with the Securities and Exchange Commission.

PART I

Item 1.	Business

The Partnership

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, and together with its consolidated subsidiaries, was formed on May 16, 1994, to engage in the acquisition, ownership, management and redevelopment of apartment properties. Our securities include Partnership Common Units, or common OP Units, Partnership Preferred Units, or preferred OP Units, and High Performance Partnership Units, or High Performance Units, which are collectively referred to as OP Units. Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, or the Partnership Agreement.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred stock issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us. Since Aimco’s initial public offering in July 1994, we have completed numerous transactions, including purchases of properties and interests in entities that own or manage properties, expanding our portfolio of owned or managed properties from 132 properties with 29,343 apartment units to a peak of over 2,100 properties with 379,000 apartment units. As of December 31, 2010, our portfolio of owned and/or managed properties consists of 768 properties with 122,694 apartment units.

At December 31, 2010, we had outstanding 123,772,935 common OP Units, 27,963,126 preferred OP Units and 2,339,950 High Performance Units (see Note 11 to the consolidated financial statements in Item 8). At December 31, 2010, Aimco owned 117,642,872 of the common OP Units and 24,900,114 of the preferred OP Units.

Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively. As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a limited partner in a limited partnership or a member in a limited liability company.

Business Overview

Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

Our business is organized around two core activities: Property Operations and Portfolio Management. We continue to simplify our business, including de-emphasizing transactional based activity fees and a corresponding reduction in personnel involved in those activities. Our core activities, along with our financial strategy, are described in more detail below.

Property Operations

Our owned real estate portfolio is comprised of two business components: conventional and affordable property operations, which also comprise our reportable segments. Our conventional property operations consist of market-rate apartments with rents paid by the resident and included 219 properties with 68,972 units as of December 31, 2010. Our affordable property operations consist of apartments with rents that are generally paid, in whole or part, by a government agency and consisted of 228 properties with 26,540 units as of December 31, 2010. Affordable properties tend to have relatively more stable rents and higher occupancy due to government rent payments and thus are much less affected by market fluctuations. Our conventional and affordable properties generated 87% and 13%, respectively, of our proportionate property net operating income (as defined in Item 7) during the year ended December 31, 2010. For the three months ended December 31, 2010, our conventional portfolio monthly rents averaged $1,052 and provided 62% operating margins. These average rents increased about 1% from average rents of $1,042 for the three months ended December 31, 2009.

Our property operations currently are organized into five geographic areas. To manage our nationwide portfolio more efficiently and to increase the benefits from our local management expertise, we have given direct responsibility for operations within each area to an area operations leader with regular senior management reviews. To enable the area operations leaders to focus on sales and service, as well as to improve financial control and budgeting, we have dedicated an area financial officer to support each area operations leader, and with the exception of routine maintenance, our specialized Construction Services group manages all on-site capital spending, thus reducing the need for the area operations leaders to spend time on oversight of construction projects.

We seek to improve our oversight of property operations by: upgrading systems; standardizing business processes, operational measurements and internal reporting; and enhancing financial controls over field operations. Our objectives are to focus on the areas discussed below:

•	Customer Service. Our operating culture is focused on our residents. Our goal is to provide our residents with consistent service in clean, safe and attractive communities. We evaluate our performance through a customer satisfaction tracking system. In addition, we emphasize the quality of our on-site employees through recruiting, training and retention programs, which we believe contributes to improved customer service and leads to increased occupancy rates and enhanced operational performance.

•	Resident Selection and Retention. In apartment properties, neighbors are a meaningful part of the product, together with the location of the property and the physical quality of the apartment units. Part of our property operations strategy is to focus on resident acquisition and retention — attracting and retaining credit-worthy residents who are good neighbors. We have structured goals and coaching for all of our sales personnel, a tracking system for inquiries and a standardized renewal communication program. We have standardized residential financial stability requirements and have policies and monitoring practices to maintain our resident quality.

•	Revenue Management. For our conventional properties, we have a centralized revenue management system that leverages people, processes and technology to work in partnership with our area operational management teams to develop rental rate pricing. We seek to increase revenue and net operating income by optimizing the balance between rental and occupancy rates, as well as taking into consideration the cost of preparing an apartment unit for a new tenant. We are also focused on careful measurements of on-site operations, as we believe that timely and accurate collection of property performance and resident profile data will enable us to maximize revenue through better property management and leasing decisions, as well as the automation of certain aspects of on-site operations, to enable our on-site employees to focus more of their time on customer service. We have standardized policies for new and renewal pricing with timely data and analyses by floor-plan, thereby enabling us to respond quickly to changing supply and demand for our product and maximize rental revenue.

•	Controlling Expenses. Cost controls are accomplished by local focus at the area level; taking advantage of economies of scale at the corporate level; and through electronic procurement.

•	Ancillary Services. We believe that our ownership and management of properties provide us with unique access to a customer base that allows us to provide additional services and thereby increase occupancy and rents, while also generating incremental revenue. We currently provide cable television, telephone services, appliance rental, and carport, garage and storage space rental at certain properties.

•	Maintaining and Improving Property Quality. We believe that the physical condition and amenities of our apartment properties are important factors in our ability to maintain and increase rental rates. In 2010, for properties included in continuing operations, we invested $74.7 million, or $848 per owned apartment unit, in Capital Replacements, which represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. Additionally, for properties included in continuing operations, we invested $45.4 million, or $515 per owned apartment unit, in Capital Improvements, which are non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.

Portfolio Management

Portfolio Management involves the ongoing allocation of investment capital to meet our geographic and product type goals. We target geographic balance in Aimco’s diversified portfolio in order to optimize risk-adjusted returns and to avoid the risk of undue concentration in any particular market. We also seek to balance the portfolio by product type, with both high quality properties in excellent locations and also high land value properties that support redevelopment activities.

Our geographic allocation strategy focuses on the 20 largest markets in the United States (as measured by total apartment value) to reduce volatility in and our dependence on particular areas of the country. We believe these markets are deep, relatively liquid and possess desirable long-term growth characteristics. They are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. We may also invest in other markets on an opportunistic basis. We expect that increased geographic focus will also add to our investment knowledge and increase operating efficiencies based on local economies of scale.

Our portfolio strategy also focuses on asset type and quality. Our target allocation of capital to conventional and affordable properties is 90% and 10%, respectively, of our Net Asset Value, which is the estimated fair value of our assets, net of liabilities and preferred equity. For conventional assets, we focus on the ownership of primarily B/B+ assets. We measure conventional property asset quality based on average rents compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average.

Portfolio management involves strategic portfolio and capital allocation decisions such as transactions to buy or sell properties, or modify our ownership interest in properties, including the use of partnerships and joint ventures, or to increase our investment in existing properties through redevelopment. We generally seek to sell assets with lower projected returns, which are often in markets less desirable than our target markets, and reinvest those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio. The purpose of these transactions is to adjust our investments to reflect decisions regarding target allocations to geographic markets and between conventional and affordable properties.

We believe redevelopment of certain properties in superior locations provides advantages over ground-up development, enabling us to generate rents comparable to new properties with lower financial risk, in less time and with reduced delays associated with governmental permits and authorizations. We believe redevelopment also provides superior risk adjusted returns with lower volatility compared to ground-up development. Redevelopment work may also include seeking entitlements from local governments, which enhance the value of our existing portfolio by increasing density, that is, the right to add residential units to a site. We have historically undertaken a range of redevelopment projects: from those in which a substantial number of all available units are vacated for significant renovations to the property, to those in which there is significant renovation, such as exteriors, common areas or unit improvements, typically done upon lease expirations without the need to vacate units on any wholesale or substantial basis. We have a specialized Redevelopment and Construction Services group to oversee these projects.

During 2010, we increased our allocation of capital to our target markets by disposing of 24 conventional properties located primarily outside of our target markets or in less desirable locations within our target markets and by investing $26.4 million in redevelopment of conventional properties included in continuing operations. As of December 31, 2010, our conventional portfolio included 219 properties with 68,972 units in 38 markets. As of December 31, 2010, conventional properties comprised 88% of our Net Asset Value and conventional properties in our target markets comprised 88% of the Net Asset Value attributable to our conventional properties. Our top five markets by net operating income contribution include the metropolitan areas of Washington, D.C.; Los Angeles, California; Chicago, Illinois; Boston, Massachusetts; and Philadelphia, Pennsylvania.

During 2010, we invested $3.1 million in redevelopment of affordable properties included in continuing operations, funded primarily by proceeds from the sale of tax credits to institutional partners. As with conventional properties, we also seek to dispose of affordable properties that are inconsistent with our long-term investment and operating strategies. During 2010, we sold 27 properties from our affordable portfolio. As of December 31, 2010, our affordable portfolio included 228 properties with 26,540 units and our affordable properties comprised 12% of our Net Asset Value.

Financial Strategy

Our leverage strategy seeks to balance increasing financial returns with the risks inherent with leverage. At December 31, 2010, approximately 86% of our leverage consisted of property-level, non-recourse, long-dated, fixed-rate, amortizing debt and 13% consisted of perpetual preferred equity, a combination which helps to limit our refunding and re-pricing risk. At December 31, 2010, we had no outstanding corporate level debt. Our leverage strategy limits refunding risk on our property-level debt. At December 31, 2010, the weighted average maturity of our property-level debt was 7.8 years, with 2% of our debt maturing in 2011, less than 9% maturing in 2012, and on average approximately 7% maturing in each of 2013, 2014 and 2015. Long duration, fixed-rate liabilities provide a hedge against increases in interest rates and inflation. Approximately 91% of our property-level debt is fixed-rate. Of the $104.9 million of property debt maturing during 2011, we completed the refinance of $79.4 million in February 2011, and we are focusing on refinancing our property debt maturing during 2012 through 2015 to extend maturities and lock in current low interest rates.

During 2010, we repaid the remaining $90.0 million on our term loan. We also expanded our credit facility from $180.0 million to $300.0 million, providing additional liquidity for short-term or unexpected cash requirements. As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions.

Competition

In attracting and retaining residents to occupy our properties we compete with numerous other housing alternatives. Our properties compete directly with other rental apartments as well as condominiums and single-family homes that are available for rent or purchase in the markets in which our properties are located. Principal factors of competition include rent or price charged, attractiveness of the location and property and quality and breadth of services. The number of competitive properties relative to demand in a particular area has a material effect on our ability to lease apartment units at our properties and on the rents we charge. In certain markets there exists an oversupply of single family homes and condominiums and a reduction of households, both of which affect the pricing and occupancy of our rental apartments.

We also compete with other real estate investors, including other apartment REITs, pension and investment funds, partnerships and investment companies in acquiring, redeveloping, managing, obtaining financing for and disposing of apartment properties. This competition affects our ability to: acquire properties we want to add to our portfolio and the price that we pay in such acquisitions; finance or refinance properties in our portfolio and the cost of such financing; and dispose of properties we no longer desire to retain in our portfolio and the timing and price for which we dispose of such properties.

Taxation

We are treated as a “pass-through” entity for United States Federal income tax purposes and are not subject to United States Federal income taxation. We are subject to tax in certain states. Each of our partners, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions and credits, or Partnership Tax Items, for each taxable year during which he is a partner, regardless of whether he receives any actual distributions of cash or other property from us during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined by us, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the Partnership Agreement. The General Partner is our “tax matters partner” for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of us with respect to tax matters.

Regulation

General

Apartment properties and their owners are subject to various laws, ordinances and regulations, including those related to real estate broker licensing and regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions, as well as changes in laws affecting development, construction and safety requirements, may result in significant unanticipated expenditures, which would adversely affect our net income and cash flows from operating activities. In addition, future enactment of rent control or rent stabilization laws, such as legislation that has been considered in New York, or other laws regulating multifamily housing may reduce rental revenue or increase operating costs in particular markets.

Dodd-Frank Wall Street Reform and Consumer Protection Act

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Act, was signed into federal law. The provisions of the Act include new regulations for over-the-counter derivatives and substantially increased regulation and risk of liability for credit rating agencies, all of which could increase our cost of capital. The Act also includes provisions concerning corporate governance and executive compensation which, among other things, require additional executive compensation disclosures and enhanced independence requirements for board compensation committees and related advisors, as well as provide explicit authority for the Securities and Exchange Commission to adopt proxy access, all of which could result in additional expenses in order to maintain compliance. The Act is wide-ranging, and the provisions are broad with significant discretion given to the many and varied agencies tasked with adopting and implementing the Act. The majority of the provisions of the Act do not go into effect immediately and may be adopted and implemented over many months or years. As such, we cannot predict the full impact of the Act on our financial condition or results of operations.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property. These materials may include lead-based paint, asbestos, polychlorinated biphenyls, and petroleum-based fuels, among other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. In connection with the ownership, operation and management of properties, we could potentially be liable for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future. These and other risks related to environmental matters are described in more detail in Item 1A, “Risk Factors.”

Insurance

Our primary lines of insurance coverage are property, general liability, and workers’ compensation. We believe that our insurance coverages adequately insure our properties against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, terrorism and other perils, and adequately insure us against other risk. Our coverage includes deductibles, retentions and limits that are customary in the industry. We have established loss prevention, loss mitigation, claims handling and litigation management procedures to manage our exposure.

Employees

At December 31, 2010, we had approximately 3,100 employees, of which approximately 2,400 were at the property level, performing various on-site functions, with the balance managing corporate and area operations, including investment and debt transactions, legal, financial reporting, accounting, information systems, human resources and other support functions. As of December 31, 2010, unions represented 103 of our employees. We have never experienced a work stoppage and believe we maintain satisfactory relations with our employees.

Available Information

We do not maintain a website; however, Aimco does, and it makes all of its filings with the Securities and Exchange Commission, or SEC, available free of charge as soon as reasonably practicable through its website at www.aimco.com. The information contained on Aimco’s website is not incorporated into this Annual Report. We will furnish copies of the Partnership’s filings free of charge upon written request to Aimco’s corporate secretary.

Any materials we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Item 1A.	Risk Factors

The risk factors noted in this section and other factors noted throughout this Annual Report, describe certain risks and uncertainties that could cause our actual results to differ materially from those contained in any forward-looking statement.

Our existing and future debt financing could render us unable to operate, result in foreclosure on our properties, prevent us from making distributions on our equity or otherwise adversely affect our liquidity.

We are subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on secured debt, our lenders could foreclose on the properties and other collateral securing such debt, which would result in loss of income and asset value to us. As of December 31, 2010, substantially all of the properties that we owned or controlled were encumbered by debt. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain Aimco’s qualification as a REIT.

Disruptions in the financial markets could affect our ability to obtain financing and the cost of available financing and could adversely affect our liquidity.

Our ability to obtain financing and the cost of such financing depends on the overall condition of the United States credit markets and, to an important extent, on the level of involvement of certain government sponsored entities, specifically, Federal Home Loan Mortgage Corporation, or Freddie Mac, and Federal National Mortgage Association, or Fannie Mae, in secondary credit markets. In recent years, the United States credit markets (outside of multi-family) experienced significant liquidity disruptions, which caused the spreads on debt financings to widen considerably and made obtaining financing, both non-recourse property debt and corporate borrowings, such as our term loan or revolving credit facility, more difficult.

During 2008, the Federal Housing Finance Agency, or FHFA, placed Freddie Mac and Fannie Mae into, and they currently remain under, conservatorship. In February 2011, the Obama Administration presented Congress with a set of proposals regarding the Federal government’s future role in the housing finance market, each of which included the winding down of Freddie Mac and Fannie Mae. Freddie Mac’s and Fannie Mae’s future relationship with the Federal government and their future role in the financial markets is uncertain. Any significant reduction in Freddie Mac’s or Fannie Mae’s level of involvement in the secondary credit markets may adversely affect our ability to obtain non-recourse property debt financing. Additionally, further or prolonged disruptions in the credit markets may also affect our ability to renew our credit facility with similar commitments or the cost of financing when it matures in May 2014 (inclusive of a one year extension option).

If our ability to obtain financing is adversely affected, we may be unable to satisfy scheduled maturities on existing financing through other sources of liquidity, which could result in lender foreclosure on the properties securing such debt and loss of income and asset value, each of which would adversely affect our liquidity.

Increases in interest rates would increase our interest expense and reduce our profitability.

As of December 31, 2010, on a consolidated basis, we had approximately $470.3 million of variable-rate indebtedness outstanding and $57.0 million of variable rate preferred OP Units outstanding. Of the total debt subject to variable interest rates, floating rate tax-exempt bond financing was approximately $374.4 million. Floating rate tax-exempt bond financing is benchmarked against the Securities Industry and Financial Markets Association

Municipal Swap Index, or SIFMA, rate, which since 1989 has averaged 75% of the 30-day LIBOR rate. If this historical relationship continues, we estimate that an increase in 30-day LIBOR of 100 basis points (75 basis points for tax-exempt interest rates) with constant credit risk spreads would result in net income and net income attributable to the Partnership’s common unitholders being reduced (or the amounts of net loss and net loss attributable to the Partnership’s common unitholders being increased) by $3.9 million and $4.2 million, respectively, on an annual basis.

At December 31, 2010, we had approximately $450.4 million in cash and cash equivalents, restricted cash and notes receivable, a portion of which bear interest at variable rates indexed to LIBOR-based rates, and which may mitigate the effect of an increase in variable rates on our variable-rate indebtedness and preferred stock discussed above.

Failure to generate sufficient net operating income may adversely affect our liquidity, limit our ability to fund necessary capital expenditures or adversely affect our ability to pay distributions.

Our ability to fund necessary capital expenditures on our properties depends on, among other things, our ability to generate net operating income in excess of required debt payments. If we are unable to fund capital expenditures on our properties, we may not be able to preserve the competitiveness of our properties, which could adversely affect our net operating income.

Our ability to make payments to our investors depends on our ability to generate net operating income in excess of required debt payments and capital expenditure requirements. Our net operating income and liquidity may be adversely affected by events or conditions beyond our control, including:

•	the general economic climate;

•	an inflationary environment in which the costs to operate and maintain our properties increase at a rate greater than our ability to increase rents which we can only do upon renewal of existing leases or at the inception of new leases;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs, unemployment rates or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Covenant restrictions may limit our ability to make payments to our investors.

Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. Our credit facility provides, among other things, that we may make distributions to our investors during any four consecutive fiscal quarters in an aggregate amount that does not exceed the greater of 95% of our Funds From Operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary to maintain Aimco’s REIT status. Our outstanding classes of preferred OP Units prohibit the payment of distributions on our common OP Units if we fail to pay the distributions to which the holders of the preferred OP Units are entitled.

Because real estate investments are relatively illiquid, we may not be able to sell properties when appropriate.

Real estate investments are relatively illiquid and cannot always be sold quickly. REIT tax rules applicable to Aimco also restrict our ability to sell properties. Thus, we may not be able to change our portfolio promptly in response to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions, including the cost and availability of financing. This could have a material adverse effect on our financial condition or results of operations.

Competition could limit our ability to lease apartments or increase or maintain rents.

Our apartment properties compete for residents with other housing alternatives, including other rental apartments, condominiums and single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartments and to increase or maintain rental rates. Recent challenges in the credit and housing markets have increased housing inventory that competes with our apartment properties.

Our subsidiaries may be prohibited from making distributions and other payments to us.

All of our properties are owned, and all of our operations are conducted, by our subsidiaries. As a result, we depend on distributions and other payments from these subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to make such distributions and other payments depends on their earnings and cash flows and may be subject to statutory or contractual limitations. As an equity investor in our subsidiaries, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries, our claims may still be subordinate to any security interest in or other lien on their assets and to any of their debt or other obligations that are senior to our claims.

Redevelopment and construction risks could affect our profitability.

We intend to continue to redevelop certain of our properties. These activities are subject to the following risks:

•	we may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities;

•	we may incur costs that exceed our original estimates due to increased material, labor or other costs, such as litigation;

•	we may be unable to complete construction and lease up of a property on schedule, resulting in increased construction and financing costs and a decrease in expected rental revenues;

•	occupancy rates and rents at a property may fail to meet our expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing communities;

•	we may be unable to obtain financing with favorable terms, or at all, for the proposed development of a property, which may cause us to delay or abandon an opportunity;

•	we may abandon opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

•	we may incur liabilities to third parties during the redevelopment process, for example, in connection with resident lease terminations, or managing existing improvements on the site prior to resident lease terminations; and

•	loss of a key member of a project team could adversely affect our ability to deliver redevelopment projects on time and within our budget.

We are insured for certain risks, and the cost of insurance, increased claims activity or losses resulting from casualty events may affect our operating results and financial condition.

We are insured for a portion of our consolidated properties’ exposure to casualty losses resulting from fire, earthquake, hurricane, tornado, flood and other perils, which insurance is subject to deductibles and self-insurance retention. We recognize casualty losses or gains based on the net book value of the affected property and the amount of any related insurance proceeds. In many instances, the actual cost to repair or replace the property may exceed its net book value and any insurance proceeds. We also insure certain unconsolidated properties for a portion of their exposure to such losses. With respect to our consolidated properties, we recognize the uninsured portion of losses as part of casualty losses in the periods in which they are incurred. In addition, we are self-insured for a portion of our exposure to third-party claims related to our employee health insurance plans, workers’ compensation coverage and general liability exposure. With respect to our insurance obligations to unconsolidated properties and our exposure to claims of third parties, we establish reserves at levels that reflect our known and estimated losses. The ultimate cost of losses and the impact of unforeseen events may vary materially from recorded reserves, and variances may adversely affect our operating results and financial condition. We purchase insurance to reduce our exposure to losses and limit our financial losses on large individual risks. The availability and cost of insurance are determined by market conditions outside our control. No assurance can be made that we will be able to obtain and maintain insurance at the same levels and on the same terms as we do today. If we are not able to obtain or maintain insurance in amounts we consider appropriate for our business, or if the cost of obtaining such insurance increases materially, we may have to retain a larger portion of the potential loss associated with our exposures to risks.

Natural disasters and severe weather may affect our operating results and financial condition.

Natural disasters and severe weather such as hurricanes may result in significant damage to our properties. The extent of our casualty losses and loss in operating income in connection with such events is a function of the severity of the event and the total amount of exposure in the affected area. When we have geographic concentration of exposures, a single catastrophe (such as an earthquake) or destructive weather event (such as a hurricane) affecting a region may have a significant negative effect on our financial condition and results of operations. We cannot accurately predict natural disasters or severe weather, or the number and type of such events that will affect us. As a result, our operating and financial results may vary significantly from one period to the next. Although we anticipate and plan for losses, there can be no assurance that our financial results will not be adversely affected by our exposure to losses arising from natural disasters or severe weather in the future that exceed our previous experience and assumptions.

We depend on our senior management.

Our success depends upon the retention of our senior management, including Terry Considine, Aimco’s chief executive officer. We have a succession planning and talent development process that is designed to identify potential replacements and develop our team members to provide depth in the organization and a bench of talent on which to draw. However, there are no assurances that we would be able to find qualified replacements for the individuals who make up our senior management if their services were no longer available. The loss of services of one or more members of our senior management team could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man life insurance for any of our employees.

If we are not successful in our acquisition of properties, our results of operations could be adversely affected.

The selective acquisition of properties is a component of our strategy. However, we may not be able to complete transactions successfully in the future. Although we seek to acquire properties when such acquisitions increase our property net operating income, Funds From Operations or Net Asset Value, such transactions may fail to perform in accordance with our expectations. In particular, following acquisition, the value and operational performance of a property may be diminished if obsolescence or neighborhood changes occur before we are able to redevelop or sell the property.

We may be subject to litigation associated with partnership transactions that could increase our expenses and prevent completion of beneficial transactions.

We have engaged in, and intend to continue to engage in, the selective acquisition of interests in partnerships controlled by us that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners’ interests in the partnership. In these transactions, we may be subject to litigation based on claims that we, as the general partner, have breached our fiduciary duty to our limited partners or that the transaction violates the relevant partnership agreement or state law. Although we intend to comply with our fiduciary obligations and the relevant partnership agreements, we may incur additional costs in connection with the defense or settlement of this type of litigation. In some cases, this type of litigation may adversely affect our desire to proceed with, or our ability to complete, a particular transaction. Any litigation of this type could also have a material adverse effect on our financial condition or results of operations.

Government housing regulations may limit the opportunities at some of our properties and failure to comply with resident qualification requirements may result in financial penalties and/or loss of benefits, such as rental revenues paid by government agencies. Additionally, the government may cease to operate government housing programs which would result in a loss of benefits.

We own consolidated and unconsolidated equity interests in certain properties and manage other properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development, or HUD, or state housing finance agencies, typically provide one or more of the following: mortgage insurance; favorable financing terms; tax-credit equity; or rental assistance payments to the property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and limit our choice of residents to those with incomes at or below certain levels. Failure to comply with these requirements may result in financial penalties or loss of benefits. We are usually required to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property. We may not always receive such approval.

Additionally, there is no guarantee that the government will continue to operate these programs. Any cessation of these government housing programs may result in our loss of the benefits we receive under these programs, including rental subsidies. During 2010, 2009 and 2008, for continuing operations, our rental revenues include $131.4 million, $126.9 million and $119.5 million, respectively, of subsidies from government agencies. Of the 2010 subsidy amounts, approximately 10.7% related to properties subject to housing assistance contracts that expire in 2011, which we anticipate renewing, and the remainder related to properties subject to housing assistance contracts that expire after 2011 and have a weighted average term of 10.8 years. Any loss of these benefits may adversely affect our liquidity and results of operations.

Laws benefiting disabled persons may result in our incurrence of unanticipated expenses.

Under the Americans with Disabilities Act of 1990, or ADA, all places intended to be used by the public are required to meet certain Federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1991, to comply with design and construction requirements for disabled access. For those projects receiving Federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. These and other Federal, state and local laws may require modifications to our properties, or affect renovations of the properties. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA, the FHAA and the Rehabilitation Act of 1973 in connection with the ongoing operation or redevelopment of our properties.

Potential liability or other expenditures associated with potential environmental contamination may be costly.

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be responsible for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

Moisture infiltration and resulting mold remediation may be costly.

Although we are proactively engaged in managing moisture intrusion and preventing the presence of mold at our properties, it is not unusual for mold to be present at some units within the portfolio. We have implemented policies, procedures, third-party audits and training, and include a detailed moisture intrusion and mold assessment during acquisition due diligence. We believe these measures will manage mold exposure at our properties and will minimize the effects that mold may have on our residents. To date, we have not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. We have only limited insurance coverage for property damage claims arising from the presence of mold and for personal injury claims related to mold exposure. Because the law regarding mold is unsettled and subject to change, we can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on our consolidated financial condition or results of operations.

Aimco’s failure to qualify as a REIT would place us in default under our primary credit facilities.

Aimco believes it operates, and has always operated, in a manner that enables it to meet the requirements for qualification as a REIT for Federal income tax purposes. However, Aimco’s current and continuing qualification as a REIT depends on its ability to meet the various requirements imposed by the Code, which are related to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. These requirements are complex and accordingly there can be no assurances that the Internal Revenue Service will not contend that Aimco has violated provisions of the Code and fails to qualify as a REIT. If Aimco fails to qualify as a REIT, we would then be in default under our primary credit facilities.

REIT distribution requirements limit our available cash.

As a REIT, Aimco is subject to annual distribution requirements. As Aimco’s operating partnership, we pay distributions intended to enable Aimco to satisfy these distribution requirements. This limits the amount of cash we have available for other business purposes, including amounts to fund our growth.

Aimco’s charter and Maryland law may limit the ability of a third party to acquire control of Aimco and, therefore, us.

A third party is not likely to make an offer to acquire us unless that third party is also acquiring control of Aimco. Aimco’s charter limits ownership of its Class A Common Stock by any single stockholder (applying certain “beneficial ownership” rules under the Federal securities laws) to 8.7% (or up to 9.8% upon a waiver from Aimco’s board of directors) of its outstanding shares of Class A Common Stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. Aimco’s charter also limits ownership of its Class A Common Stock and preferred stock by any single stockholder to 8.7% of the value of the outstanding Class A Common Stock and preferred stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. The ownership limit in Aimco’s charter may have the effect of delaying or precluding acquisition of control of Aimco by a third party without the consent of Aimco’s board of directors. Aimco’s charter authorizes its board of directors to issue up to 510,587,500 shares of capital stock. As of December 31, 2010, 422,157,736 shares were classified as Class A Common Stock, of which 117,642,872 were outstanding, and 88,429,764 shares were classified as preferred stock, of which 24,900,114 were outstanding. Under Aimco’s charter, its board of directors has the authority to classify and reclassify any of Aimco’s unissued shares of capital stock into shares of capital stock with such preferences, conversion or other rights, voting power restrictions, limitation as to dividends, qualifications or terms or conditions of redemptions as Aimco’s board of directors may determine. The authorization and issuance of a new class of capital stock could have the effect of delaying or preventing someone from taking control of Aimco, even if a change in control was in the best interests of Aimco’s stockholders or the Partnership’s Limited Partners.

The Maryland General Corporation Law may limit the ability of a third party to acquire control of Aimco and us.

As noted above, a third party is not likely to make an offer to acquire the Partnership unless that third party is also acquiring control of Aimco. As a Maryland corporation, Aimco is subject to various Maryland laws that may have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offers, even if an acquisition would be in the best interests of Aimco’s stockholders or the Partnership’s Limited Partners. The Maryland General Corporation Law, specifically the Maryland Business Combination Act, restricts mergers and other business combination transactions between Aimco and any person who acquires, directly or indirectly, beneficial ownership of shares of Aimco’s stock representing 10% or more of the voting power without prior approval of Aimco’s board of directors. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and generally only with the approval of stockholders representing 80% of all votes entitled to be cast and 66 2/3% of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. The Maryland General Corporation Law, specifically the Maryland Control Share Acquisition Act, provides generally that a person who acquires shares of Aimco’s capital stock representing 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote. Additionally, the Maryland General Corporation Law provides, among other things, that the board of directors has broad discretion in adopting stockholders’ rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. To date, Aimco has not adopted a shareholders’ rights plan. In addition, the Maryland General Corporation Law provides that corporations that:

•	have at least three directors who are not officers or employees of the entity or related to an acquiring person; and

•	has a class of equity securities registered under the Securities Exchange Act of 1934, as amended,

may elect in their charter or bylaws or by resolution of the board of directors to be subject to all or part of a special subtitle that provides that:

•	the corporation will have a staggered board of directors;

•	any director may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally, even if a lesser proportion is provided in the charter or bylaws;

•	the number of directors may only be set by the board of directors, even if the procedure is contrary to the charter or bylaws;

•	vacancies may only be filled by the remaining directors, even if the procedure is contrary to the charter or bylaws; and

•	the secretary of the corporation may call a special meeting of stockholders at the request of stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, even if the procedure is contrary to the charter or bylaws.

To date, Aimco has not made any of the elections described above.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

Our portfolio includes garden style, mid-rise and high-rise properties located in 43 states, the District of Columbia and Puerto Rico. Our geographic allocation strategy focuses on the 20 largest markets in the United States, which are grouped according to the five geographic areas into which our property operations team is organized. The following table sets forth information on all of our properties as of December 31, 2010:

	Number of	Number	Average
	Properties	of Units	Ownership

Conventional:
Chicago	15	4,633	94%
Houston	7	2,835	82%
Dallas — Fort Worth	2	569	100%

Central	24	8,037	90%
Manhattan	22	957	100%

New York City	22	957	100%
Washington — Northern Virginia — Maryland	17	8,015	88%
Boston	11	4,129	100%
Philadelphia	7	3,888	91%
Suburban New York — New Jersey	4	1,162	81%

Northeast	39	17,194	91%
Miami	5	2,471	95%
Palm Beach — Fort Lauderdale	4	1,265	93%
Orlando	9	2,836	92%
Tampa	6	1,755	92%
Jacksonville	4	1,643	85%
Atlanta	5	1,295	80%

South	33	11,265	91%
Los Angeles	14	4,645	86%
Orange County	4	1,213	94%
San Diego	6	2,143	97%
East Bay	2	413	85%
San Jose	1	224	100%
San Francisco	6	1,083	100%
Seattle	3	413	75%
Denver	9	2,553	78%
Phoenix	17	4,420	89%

West	62	17,107	88%

Total target markets	180	54,560	90%
Opportunistic and other markets	39	14,412	93%

Total conventional owned and managed	219	68,972	91%

Affordable owned and managed	228	26,540
Property management	20	2,373
Asset management	301	24,809

Total	768	122,694

At December 31, 2010, we owned an equity interest in and consolidated 399 properties containing 89,875 apartment units, which we refer to as “consolidated properties.” These consolidated properties contain, on average, 225 apartment units, with the largest property containing 2,113 apartment units. These properties offer residents a range of amenities, including swimming pools, clubhouses, spas, fitness centers, dog parks and open spaces. Many of the apartment units offer features such as vaulted ceilings, fireplaces, washer and dryer connections, cable television, balconies and patios. Additional information on our consolidated properties is contained in “Schedule III — Real Estate and Accumulated Depreciation” in this Annual Report on Form 10-K. At December 31, 2010, we held an equity interest in and did not consolidate 48 properties containing 5,637 apartment units, which we refer to as “unconsolidated properties.” In addition, we provided property management services for 20 properties containing 2,373 apartment units, and asset management services for 301 properties containing 24,809 apartment units. In certain cases, we may indirectly own generally less than one percent of the economic interest in such properties through a partnership syndication or other fund.

Substantially all of our consolidated properties are encumbered by property debt. At December 31, 2010, our consolidated properties were encumbered by aggregate property debt totaling $5,457.8 million having an aggregate weighted average interest rate of 5.52%. Such property debt was collateralized by 388 properties with a combined net book value of $6,444.4 million. Included in the 388 properties, we had a total of 16 property loans on 13 properties, with an aggregate principal balance outstanding of $294.8 million, that were each collateralized by property and cross-collateralized with certain (but not all) other property loans within this group of property loans (see Note 6 of the consolidated financial statements in Item 8 for additional information about our property debt).

Item 3.	Legal Proceedings

None.

Item 4.	(Removed and Reserved)

PART II

Item 5.	Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

There is no public market for our OP Units, and we do not intend to list our OP Units on any securities exchange. In addition, the Partnership Agreement restricts the transferability of OP Units. The following table sets forth the distributions declared per common OP Unit in each quarterly period during the two years ended December 31, 2010 and 2009:

Quarter Ended	2010	2009

December 31	$0.10	$0.20
September 30	0.10	0.10
June 30	0.10	0.10
March 31	0.00	0.00

Aimco’s board of directors determines and declares Aimco’s dividends. In making a dividend determination, Aimco’s board of directors considers a variety of factors, including: REIT distribution requirements; current market conditions; liquidity needs and other uses of cash, such as for deleveraging and accretive investment activities. In February 2011, Aimco’s board of directors declared a cash dividend of $0.12 per share on its Class A Common Stock for the quarter ended December 31, 2010. Aimco’s board of directors anticipates similar per share quarterly dividends for the remainder of 2011. However, Aimco’s board of directors may adjust the dividend amount or the frequency with which the dividend is paid based on then prevailing facts and circumstances. We intend for our distributions to be consistent with Aimco’s dividends.

On February 22, 2011, there were 124,241,054 common OP Units outstanding, held by 2,351 unitholders of record.

Our Partnership Agreement generally provides that after holding the common OP Units for one year, our Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to cause Aimco to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for shares of Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments).

No common OP Units or preferred OP Units were redeemed in exchange for shares of Aimco Class A Common Stock in 2010. The following table summarizes repurchases of our equity securities for the three months ended December 31, 2010:

			Total Number of	Maximum Number
			Units Purchased	of Units that
			as Part of	May Yet Be
	Total Number	Average	Publicly	Purchased Under
	of Units	Price Paid	Announced Plans	Plans or Programs
Fiscal Period	Purchased	per Unit	or Programs(1)	(2)

October 1 — October 31, 2010	65,329	$21.76	N/A	N/A
November 1 — November 30, 2010	2,844	23.38	N/A	N/A
December 1 — December 31, 2010	16,820	24.37	N/A	N/A

Total	84,993	$22.33

(1)	The terms of our Partnership Agreement do not provide for a maximum number of units that may be repurchased, and other than the express terms of our Partnership Agreement, we have no publicly announced plans or programs of repurchase. However, whenever Aimco repurchases its Class A Common Stock, it is expected that Aimco will fund the repurchase with a concurrent repurchase by us of common OP Units held by Aimco at a price per unit that is equal to the price per share paid for the Class A Common Stock.

(2)	Aimco’s board of directors has, from time to time, authorized Aimco to repurchase shares of its Class A Common Stock. There were no repurchases of Aimco’s equity securities during the year ended December 31, 2010. As of December 31, 2010, Aimco was authorized to repurchase approximately 19.3 million shares. This authorization has no expiration date. These repurchases may be made from time to time in the open market or in privately negotiated transactions.

Distribution Payments

Our Credit Agreement includes customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any four consecutive fiscal quarters in an aggregate amount of up to 95% of our Funds From Operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary for Aimco to maintain its REIT status.

Item 6.	Selected Financial Data

The following selected financial data is based on our audited historical financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein or in previous filings with the Securities and Exchange Commission.

	For the Years Ended December 31,
	2010	2009(1)	2008(1)	2007(1)	2006(1)
	(Dollar amounts in thousands, except per unit data)

OPERATING DATA:
Total revenues	$1,144,934	$1,131,103	$1,178,878	$1,111,656	$1,024,592
Total operating expenses(2)	(1,014,425)	(1,035,408)	(1,136,563)	(940,067)	(862,141)
Operating income(2)	130,509	95,695	42,315	171,589	162,451
Loss from continuing operations(2)	(165,030)	(200,821)	(117,140)	(46,454)	(40,040)
Income from discontinued operations, net(3)	76,265	156,841	744,928	172,709	330,021
Net (loss) income	(88,765)	(43,980)	627,788	126,255	289,982
Net loss (income) attributable to noncontrolling interests	13,301	(22,442)	(155,749)	(92,138)	(92,917)
Net income attributable to preferred unitholders	(58,554)	(56,854)	(61,354)	(73,144)	(90,527)
Net (loss) income attributable to the Partnership’s common unitholders	(134,018)	(123,276)	403,700	(43,508)	104,592
Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.48)	$(1.77)	$(1.94)	$(1.37)	$(1.46)
Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11	$(0.42)	$0.99
BALANCE SHEET INFORMATION:
Real estate, net of accumulated depreciation	$6,533,758	$6,711,832	$6,871,045	$6,639,160	$6,172,110
Total assets	7,395,096	7,922,139	9,456,721	10,631,746	10,305,903
Total indebtedness	5,504,801	5,479,476	5,853,544	5,464,521	4,784,107
Total partners’ capital	1,323,302	1,550,374	1,661,600	2,152,326	2,753,617
OTHER INFORMATION:
Distributions declared per common unit(4)	$0.30	$0.40	$7.48	$4.31	$2.40
Total consolidated properties (end of period)	399	426	514	657	703
Total consolidated apartment units (end of period)	89,875	95,202	117,719	153,758	162,432
Total unconsolidated properties (end of period)	48	77	85	94	102
Total unconsolidated apartment units (end of period)	5,637	8,478	9,613	10,878	11,791

(1)	Certain reclassifications have been made to conform to the current financial statement presentation, including retroactive adjustments to reflect additional properties sold during 2010 as discontinued operations (see Note 13 to the consolidated financial statements in Item 8).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(3)	Income from discontinued operations for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 includes $94.9 million, $221.8 million, $800.3 million, $116.1 million and $336.2 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2010, 2009 and 2008 is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(4)	As further discussed in Note 11 to the consolidated financial statements in Item 8, distributions declared per common unit during the years ended December 31, 2008 and 2007, included $5.08 and $1.91, respectively, of per unit distributions that were paid to Aimco through the issuance of common OP Units.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Executive Overview

We are the operating partnership for Aimco, which is a self-administered and self-managed real estate investment trust, or REIT. Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

Our owned real estate portfolio includes 219 conventional properties with 68,972 units and 228 affordable properties with 26,540 units. Our conventional and affordable properties comprise 88% and 12%, respectively, of our total property Net Asset Value. For the three months ended December 31, 2010, our conventional portfolio monthly rents averaged $1,052 and provided 62% operating margins. These average rents increased from $1,042 for the three months ended December 31, 2009. Notwithstanding the economic challenges of the last several years, our diversified portfolio of conventional and affordable properties generated improved property operating results from 2007 to 2010. From 2007 to 2010, the net operating income of our same store properties and total real estate operations increased by 1.2% and 5.8%, respectively.

We continue to work toward simplifying our business, including de-emphasizing transaction-based activity fees and, as a result, reducing the cost of personnel involved in those activities. Revenues from transactional activities decreased from $68.2 million during 2008 to $7.9 million during 2010, and during 2010 transactional activities generated approximately 3.0% of our Pro forma Funds From Operations (defined below). Additionally, we have reduced our offsite costs by $16.8 million. Our 2010, 2009 and 2008 results are discussed in the Results of Operations section below.

We upgrade the quality of our portfolio through the sale of assets with lower projected returns, which are often in markets less desirable than our target markets, and reinvest these proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, through increased ownership or redevelopment. We prefer the redevelopment of select properties in our existing portfolio to ground-up development, as we believe it provides superior risk adjusted returns with lower volatility.

Our leverage strategy focuses on increasing financial returns while minimizing risk. At December 31, 2010, approximately 86% of our leverage consisted of property-level, non-recourse, long-dated, fixed-rate, amortizing debt and 13% consisted of perpetual preferred equity, a combination which helps to limit our refunding and re-

pricing risk. At December 31, 2010, we had no outstanding corporate level debt. Our leverage strategy limits refunding risk on our property-level debt. At December 31, 2010, the weighted average maturity of our property-level debt was 7.8 years, with 2% of our debt maturing in 2011, less than 9% maturing in 2012, and on average approximately 7% maturing in each of 2013, 2014 and 2015. Long duration, fixed-rate liabilities provide a hedge against increases in interest rates and inflation. Approximately 91% of our property-level debt is fixed-rate. Of the $104.9 million of property debt maturing during 2011, we completed the refinance of $79.4 million in February 2011, and we are focusing on refinancing our property debt maturing during 2012 through 2015 to extend maturities and lock in current low interest rates.

During 2010, we repaid the remaining $90.0 million on our term loan. We also expanded our credit facility from $180.0 million to $300.0 million, providing additional liquidity for short-term or unexpected cash requirements. As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions.

The key financial indicators that we use in managing our business and in evaluating our financial condition and operating performance are: Net Asset Value; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred equity redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Funds From Operations represents net income or loss, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The key macro-economic factors and non-financial indicators that affect our financial condition and operating performance are: household formations; rates of job growth; single-family and multifamily housing starts; interest rates; and availability and cost of financing.

Because our operating results depend primarily on income from our properties, the supply and demand for apartments influences our operating results. Additionally, the level of expenses required to operate and maintain our properties and the pace and price at which we redevelop, acquire and dispose of our apartment properties affect our operating results. Our cost of capital is affected by the conditions in the capital and credit markets and the terms that we negotiate for our equity and debt financings.

Highlights of our results of operations for the year ended December 31, 2010, are summarized below:

•	Average daily occupancy for our Conventional Same Store properties increased 200 basis points, from 94.1% in 2009 to 96.1% in 2010.

•	Conventional Same Store revenues and expenses for 2010, decreased by 0.2% and 1.0%, respectively, as compared to 2009, resulting in a 0.2% increase in net operating income.

•	Total Same Store revenues and expenses for 2010 increased by 0.2% and decreased by 0.8%, respectively, as compared to 2009, resulting in a 0.8% increase in net operating income.

•	Net operating income for our real estate portfolio (continuing operations) increased 2.3% for the year ended December 31, 2010 as compared to 2009.

•	Property sales declined in 2010 as compared to 2009, as property sales completed through July 2010 allowed us to fully repay the remainder of our term debt.

The following discussion and analysis of the results of our operations and financial condition should be read in conjunction with the accompanying consolidated financial statements in Item 8.

Results of Operations

Overview

2010 compared to 2009

We reported net loss attributable to the Partnership of $75.5 million and net loss attributable to the Partnership’s common unitholders of $134.0 million for the year ended December 31, 2010, compared to net loss attributable to the Partnership of $66.4 million and net loss attributable to the Partnership’s common unitholders of $123.3 million for the year ended December 31, 2009, increases of $9.1 million and $10.7 million, respectively. These increases in net loss were principally due to the following items, all of which are discussed in further detail below:

•	a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to fewer property sales in 2010 as compared to 2009; and

•	a decrease in asset management and tax credit revenues, primarily due to decreased amortization of deferred tax credit income and a de-emphasis on transaction-based fees.

The effects of these items on our operating results were partially offset by:

•	an increase in net operating income of our properties included in continuing operations, reflecting improved operations;

•	a decrease in provisions for losses on notes receivable, primarily due to the impairment during 2009 of our interest in Casden Properties; and

•	a decrease in earnings allocated to noncontrolling interests in consolidated real estate partnerships, primarily due to their share of the decrease in gains on disposition of consolidated real estate properties as discussed above.

2009 compared to 2008

We reported net loss attributable to the Partnership of $66.4 million and net loss attributable to the Partnership’s common unitholders of $123.3 million for the year ended December 31, 2009, compared to net income attributable to the Partnership of $472.0 million and net income attributable to the Partnership’s common unitholders of $403.7 million for the year ended December 31, 2008, decreases of $538.4 million and $527.0 million, respectively. These decreases in net income were principally due to the following items, all of which are discussed in further detail below:

•	a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to fewer property sales in 2009 as compared to 2008;

•	a decrease in gain on dispositions of unconsolidated real estate and other, primarily due to a large gain on the sale of an interest in an unconsolidated real estate partnership in 2008;

•	an increase in depreciation and amortization expense, primarily related to completed redevelopments and capital additions placed in service for partial periods during 2008 or 2009; and

•	a decrease in asset management and tax credit revenues, primarily due to a reduction in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

The effects of these items on our operating results were partially offset by:

•	a decrease in general and administrative expenses, primarily related to reductions in personnel and related expenses from our organizational restructuring activities during 2008 and 2009;

•	impairment losses on real estate development assets in 2008, for which no similar impairments were recognized in 2009; and

•	a decrease in earnings allocable to noncontrolling interests, primarily due to a decrease in the noncontrolling interests’ share of the decrease in gains on sales discussed above.

The following paragraphs discuss these and other items affecting the results of our operations in more detail.

Real Estate Operations

Our real estate portfolio is comprised of two business components: conventional real estate operations and affordable real estate operations, which also represent our two reportable segments. Our conventional real estate portfolio consists of market-rate apartments with rents paid by the resident and includes 219 properties with 68,972 units. Our affordable real estate portfolio consists of 228 properties with 26,540 units, with rents that are generally paid, in whole or part, by a government agency. Our conventional and affordable properties contributed 87% and 13%, respectively, of proportionate property net operating income amounts during the year ended December 31, 2010.

In accordance with accounting principles generally accepted in the United States of America, or GAAP, we consolidate certain properties in which we hold an insignificant economic interest and in some cases we do not consolidate other properties in which we have a significant economic interest. Due to the diversity of our economic ownership interests in our properties, our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss. Accordingly, the results of operations of our conventional and affordable segments discussed below are presented on a proportionate basis.

We do not include property management revenues and expenses or casualty related amounts in our assessment of segment performance. Accordingly, these items are not allocated to our segment results discussed below. The effects of these items on our real estate operations results are discussed below on a consolidated basis, that is, before adjustments for noncontrolling interests or our interest in unconsolidated real estate partnerships.

The tables and discussions below reflect the proportionate results of our conventional and affordable segments and the consolidated results related to our real estate operations not allocated to segments for the years ended December 31, 2010, 2009 and 2008 (in thousands). The tables and discussions below exclude the results of operations for properties included in discontinued operations as of December 31, 2010. Refer to Note 17 in the consolidated financial statements in Item 8 for further discussion regarding our reporting segments, including a reconciliation of these proportionate amounts to consolidated rental and other property revenues and property operating expenses.

Conventional Real Estate Operations

Our conventional segment consists of conventional properties we classify as same store, redevelopment and other conventional properties. Same store properties are properties we manage and that have reached and maintained a stabilized level of occupancy during the current and prior year comparable period. Redevelopment properties are those in which a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or for which other significant non-unit renovations are underway or have been complete for less than one year. Other conventional properties may include conventional properties that have significant rent control restrictions, acquisition properties, university housing properties and properties that are not multifamily, such as commercial properties or fitness centers. Our definitions of same store and redevelopment properties may result in these populations differing for the purpose of comparing 2010 to 2009 results and 2009 to 2008 results.

	Year Ended December 31,
	2010	2009	$ Change	% Change

Rental and other property revenues:
Conventional same store	$641,282	$642,784	$(1,502)	(0.2)%
Conventional redevelopment	113,273	107,461	5,812	5.4%
Other Conventional	71,414	70,065	1,349	1.9%

Total	825,969	820,310	5,659	0.7%

Property operating expenses:
Conventional same store	247,658	250,062	(2,404)	(1.0)%
Conventional redevelopment	40,915	42,206	(1,291)	(3.1)%
Other Conventional	34,689	33,990	699	2.1%

Total	323,262	326,258	(2,996)	(0.9)%

Property net operating income:
Conventional same store	393,624	392,722	902	0.2%
Conventional redevelopment	72,358	65,255	7,103	10.9%
Other Conventional	36,725	36,075	650	1.8%

Total	$502,707	$494,052	$8,655	1.8%

For the year ended December 31, 2010, as compared to 2009, our conventional segment’s proportionate property net operating income increased $8.7 million, or 1.8%.

Conventional same store net operating income increased by $0.9 million. This increase was attributable to a $2.4 million decrease in expense primarily due to a reduction during 2010 of previously estimated real estate tax obligations resulting from successful appeals settled during the period, and decreases in marketing expenses and unit turn costs, partially offset by increases in contract services, insurance and administrative costs. This decrease in expense was partially offset by a $1.5 million decrease in revenue, primarily due to lower average rent (approximately $34 per unit). The decrease in average rent was partially offset by a 200 basis point increase in average physical occupancy and higher utility reimbursement and miscellaneous income. Rental rates on new leases transacted during the year ended December 31, 2010, were 2.3% lower than expiring lease rates and renewal rates were 1.5% higher than expiring lease rates.

The net operating income of our conventional redevelopment properties increased by $7.1 million, primarily due to a $5.8 million increase in revenue resulting from higher average physical occupancy and an increase in utility reimbursement and miscellaneous income, and a $1.3 million reduction in expense primarily related to marketing expenses, partially offset by higher insurance.

Our other conventional net operating income increased by $0.7 million, primarily due to increases in both revenue and expense of approximately 2.0%.

	Year Ended December 31,
	2009	2008	$ Change	% Change

Rental and other property revenues:
Conventional same store	$585,501	$600,907	$(15,406)	(2.6)%
Conventional redevelopment	165,480	153,983	11,497	7.5%
Other Conventional	69,329	68,126	1,203	1.8%

Total	820,310	823,016	(2,706)	(0.3)%

Property operating expenses:
Conventional same store	226,572	225,694	878	0.4%
Conventional redevelopment	65,996	65,111	885	1.4%
Other Conventional	33,690	31,527	2,163	6.9%

Total	326,258	322,332	3,926	1.2%

Property net operating income:
Conventional same store	358,929	375,213	(16,284)	(4.3)%
Conventional redevelopment	99,484	88,872	10,612	11.9%
Other Conventional	35,639	36,599	(960)	(2.6)%

Total	$494,052	$500,684	$(6,632)	(1.3)%

For the year ended December 31, 2009, as compared to 2008, our conventional segment’s proportionate property net operating income decreased $6.6 million, or 1.3%.

Our conventional same store net operating income decreased $16.3 million, or 4.3%. This decrease was primarily attributable to a $15.4 million decrease in revenue, primarily due to a 2.5% decline in rental rates and a 90 basis point decrease in occupancy, partially offset by an increase in utility reimbursements and miscellaneous income. The decrease was also attributable to a $0.9 million increase in expense, primarily due to higher insurance and personnel costs, partially offset by lower administrative costs.

Conventional redevelopment net operating income increased by $10.6 million, primarily due to an $11.5 million increase in revenue. Revenue increased due to more units in service at these properties during 2009 and an increase in utility reimbursements and miscellaneous income. This increase in revenue was partially offset by a $0.9 million increase in expense, primarily related to higher real estate taxes, partially offset by lower administrative costs.

Our other conventional net operating income decreased by $0.9 million, primarily due to a 6.9% increase in expenses partially offset by a 1.8% increase in revenues.

Affordable Real Estate Operations

Our affordable segment consists of properties we classify as same store or other (primarily redevelopment properties). Our criteria for classifying affordable properties as same store or redevelopment are consistent with those for our conventional properties described above. Our definitions of same store and redevelopment properties may result in these populations differing for the purpose of comparing 2010 to 2009 results and 2009 to 2008 results.

	Year Ended December 31,
	2010	2009	$ Change	% Change

Rental and other property revenues:
Affordable same store	$116,852	$113,853	$2,999	2.6%
Other Affordable	13,710	12,695	1,015	8.0%

Total	130,562	126,548	4,014	3.2%

Property operating expenses:
Affordable same store	53,121	53,057	64	0.1%
Other Affordable	5,519	5,998	(479)	(8.0)%

Total	58,640	59,055	(415)	(0.7)%

Property net operating income:
Affordable same store	63,731	60,796	2,935	4.8%
Other Affordable	8,191	6,697	1,494	22.3%

Total	$71,922	$67,493	$4,429	6.6%

The proportionate property net operating income of our affordable segment increased $4.4 million, or 6.6%, during the year ended December 31, 2010, as compared to 2009. Affordable same store net operating income increased by $2.9 million, primarily due to a $3.0 million increase in revenue due to higher average rent ($7 per unit) and higher average physical occupancy (18 basis points). The net operating income of our other affordable properties increased by $1.5 million, primarily due to an increase in revenue driven by higher average rent ($23 per unit) and higher average occupancy.

	Year Ended December 31,
	2009	2008	$ Change	% Change

Rental and other property revenues:
Affordable same store	$113,853	$109,483	$4,370	4.0%
Other Affordable	12,695	12,209	486	4.0%

Total	126,548	121,692	4,856	4.0%

Property operating expenses:
Affordable same store	53,057	52,975	82	0.2%
Other Affordable	5,998	6,048	(50)	(0.8)%

Total	59,055	59,023	32	0.1%

Property net operating income:
Affordable same store	60,796	56,508	4,288	7.6%
Other Affordable	6,697	6,161	536	8.7%

Total	$67,493	$62,669	$4,824	7.7%

Our affordable segment proportionate property net operating income increased $4.8 million, or 7.7%, during the year ended December 31, 2009, as compared to 2008. Affordable same store net operating income increased $4.3 million, primarily due to increased revenue. Affordable same store revenue increased by $4.4 million, primarily due to higher average rent ($29 per unit), partially offset by lower average physical occupancy (56 basis points). The net operating income of our other affordable properties increased by $0.5 million, primarily due to an increase in revenues due to higher average rent ($43 per unit), partially offset by lower average occupancy. The increase in revenues was partially offset by an increase in expenses.

Non-Segment Real Estate Operations

Real estate operations net operating income amounts not attributed to our conventional or affordable segments include property management revenues and expenses and casualty losses, reported in consolidated amounts, which we do not allocate to our conventional or affordable segments for purposes of evaluating segment performance (see Note 17 to the consolidated financial statements in Item 8).

For the year ended December 31, 2010, as compared to 2009, property management revenues decreased by $2.2 million, from $5.1 million to $2.9 million, primarily due to the elimination of revenues related to properties consolidated during 2010 in connection with our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our consolidated financial statements in Item 8). For the year ended December 31, 2010, as compared to 2009, expenses not allocated to our conventional or affordable segments, including property management expenses and casualty losses, decreased by $3.2 million. Property management expenses decreased by $3.0 million, from $51.2 million to $48.2 million, primarily due to reductions in personnel and related costs attributed to our restructuring activities and casualty losses decreased by $0.2 million, from $9.8 million to $9.6 million.

For the year ended December 31, 2009, as compared to 2008, property management revenues decreased by $1.3 million, from $6.4 million to $5.1 million, primarily due to a decrease in the number of managed properties due to asset sales. For the year ended December 31, 2009, as compared to 2008, expenses not allocated to our conventional or affordable segments decreased by $16.5 million. Property management expenses decreased by $16.6 million, from $67.8 million to $51.2 million, primarily due to reductions in personnel and related costs attributed to our restructuring activities, and casualty losses increased by $0.1 million.

Asset Management and Tax Credit Revenues

We perform activities and services for consolidated and unconsolidated real estate partnerships, including portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. These activities are conducted in part by our taxable subsidiaries, and the related net operating income may be subject to income taxes.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, asset management and tax credit revenues decreased $14.3 million. This decrease is attributable to an $8.7 million decrease in income related to our affordable housing tax credit syndication business. Approximately $3.8 million of this decrease is due to the delivery of historic credits during 2009 for which no comparable credits were delivered during 2010, and the remainder of the decrease is primarily due to a reduction in amortization of deferred tax credit income. Asset management and tax credit revenues also decreased due to a $2.0 million decrease in current asset management fees due to the elimination of fees on newly consolidated properties, for which the benefit of these fees is now included in noncontrolling interests in consolidated real estate partnerships, a $1.9 million decrease in disposition and other fees we earn in connection with transactional activities, and a $1.7 million decrease in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, asset management and tax credit revenues decreased $49.0 million. This decrease is primarily attributable to a $42.8 million decrease in promote income due to fewer sales of joint venture assets in 2009, a $7.6 million decrease in other general partner transactional fees, and a $2.2 million decrease in asset management fees, partially offset by a $3.6 million increase in revenues related to our affordable housing tax credit syndication business, including syndication fees and other revenue earned in connection with these arrangements.

Investment Management Expenses

Investment management expenses consist primarily of the costs of personnel that perform asset management and tax credit activities. For the year ended December 31, 2010, compared to the year ended December 31, 2009, investment management expenses decreased $1.3 million. This decrease is primarily due to a $4.3 million reduction in personnel and related costs from our organizational restructurings, partially offset by a $3.0 million net increase in expenses, primarily related to our write off of previously deferred costs related to tax credit projects we recently abandoned.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, investment management expenses decreased $9.0 million, primarily due to reductions in personnel and related costs from our organizational restructurings (see Note 4 to the consolidated financial statements in Item 8) and a reduction in transaction costs, which in 2008 include the retrospective application of SFAS 141(R).

Depreciation and Amortization

For the year ended December 31, 2010, compared to the year ended December 31, 2009, depreciation and amortization decreased $1.6 million, or 0.4%. This decrease was primarily due to depreciation adjustments recognized in 2009 to reduce the carrying amount of certain properties. This decrease was partially offset by an increase in depreciation primarily related to properties we consolidated during 2010 based on our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our consolidated financial statements in Item 8) and completed redevelopments and other capital projects recently placed in service.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, depreciation and amortization increased $51.2 million, or 13.6%. This increase primarily consists of depreciation related to properties acquired during the latter part of 2008, completed redevelopments and other capital projects placed in service in the latter part of 2009.

Provision for Impairment Losses on Real Estate Development Assets

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the decline in land values in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

The impairments discussed above totaled $91.1 million and are included in provisions for impairment losses on real estate development assets in our consolidated statement of operations for the year ended December 31, 2008 included in Item 8. We recognized no similar impairments on real estate development assets during the years ended December 31, 2010 or 2009.

General and Administrative Expenses

For the year ended December 31, 2010, compared to the year ended December 31, 2009, general and administrative expenses decreased $3.3 million, or 5.8%. This decrease is primarily attributable to net reductions in personnel and related expenses, partially offset by an increase in information technology outsourcing costs.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, general and administrative expenses decreased $23.7 million, or 29.5%. This decrease is primarily attributable to reductions in personnel and related expenses associated with our organizational restructurings (see Note 3 to the consolidated financial statements in Item 8), pursuant to which we eliminated approximately 400, or 36%, of our offsite positions between December 31, 2008 and December 31, 2009.

As a result of our restructuring activities, our general and administrative expense as a percentage of total revenues has decreased from 6.8% in 2008, to 5.0% in 2009 and 4.7% in 2010.

Other Expenses, Net

Other expenses, net includes franchise taxes, risk management activities, partnership administration expenses and certain non-recurring items.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, other expenses, net decreased by $5.0 million. During 2009, we settled certain litigation matters resulting in a net expense in our operations, and in 2010 we settled certain litigation matters that resulted in a net gain in our operations. The effect of the expense in 2009 and gain in 2010 resulted in a $14.8 million decrease in other expenses, net from 2009 to 2010. This decrease was partially offset by an increase in the cost of our insurance (net of a reduction in the number of properties insured from 2009 to 2010).

For the year ended December 31, 2009, compared to the year ended December 31, 2008, other expenses, net decreased by $6.8 million. The decrease is primarily attributable to a $5.4 million write-off during 2008 of certain communications hardware and capitalized costs in 2008, and a $5.3 million reduction in expenses of our self insurance activities, including a decrease in casualty losses on less than wholly owned properties from 2008 to 2009. These decreases are partially offset by an increase of $4.8 million in costs related to certain litigation matters.

Restructuring Costs

For the year ended December 31, 2009, we recognized restructuring costs of $11.2 million, as compared to $22.8 million in the year ended December 31, 2008, related to our organizational restructurings, which are further discussed in Note 3 to the consolidated financial statements in Item 8. For the year ended December 31, 2010, we recognized no similar restructuring costs.

Interest Income

Interest income consists primarily of interest on notes receivable from non-affiliates and unconsolidated real estate partnerships, interest on cash and restricted cash accounts, and accretion of discounts on certain notes receivable from unconsolidated real estate partnerships. Transactions that result in accretion may occur infrequently and thus accretion income may vary from period to period.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, interest income increased $2.1 million, or 21.0%. Interest income increased during 2010 primarily due to an increase of accretion income related to a change in timing and amount of collection for certain of our discounted notes, including several notes that were repaid in advance of their maturity dates.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, interest income decreased $10.4 million, or 51.2%. Interest income decreased by $8.8 million due to lower interest rates on notes receivable, cash and restricted cash balances and lower average balances and by $4.1 million due to a decrease in accretion income related to our note receivable from Casden Properties LLC for which we ceased accretion following impairment of the note in 2008. These decreases were partially offset by a $2.3 million increase in accretion income related to other notes during the year ended December 31, 2008, resulting from a change in the timing and amount of collection.

Provision for Losses on Notes Receivable

During the years ended December 31, 2010, 2009 and 2008, we recognized net provisions for losses on notes receivable of $0.9 million, $21.5 million and $17.6 million, respectively. The provisions for losses on notes receivable for the years ended December 31, 2009 and 2008, primarily consist of impairments related to our investment in Casden Properties LLC, which are discussed further below.

As further discussed in Note 5 to the consolidated financial statements in Item 8, we have an investment in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California.

Based upon the profit allocation agreement, we account for this investment as a note receivable. In connection with the preparation of our 2008 annual financial statements and as a result of a decline in land values in Southern California, we determined our recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008. In connection with the preparation of our 2009 annual financial statements and as a result of continued declines in land values in Southern California, we determined our then recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009.

In addition to the impairments related to Casden Properties LLC discussed above, we recognized provisions for losses on notes receivable totaling $0.9 million, $0.8 million and $1.3 million during the years ended December 31, 2010, 2009 and 2008, respectively.

Interest Expense

For the year ended December 31, 2010, compared to the year ended December 31, 2009, interest expense, which includes the amortization of deferred financing costs, increased by less than $0.1 million. Property related interest expense increased by $7.6 million, due to a $3.3 million increase related to properties newly consolidated in 2010 (see Note 2 to our consolidated financial statements in Item 8 for further discussion of our adoption of ASU 2009-17) and an increase related to properties refinanced with higher average outstanding balances, partially offset by lower average rates. The increase in property related interest expense was substantially offset by a $7.6 million decrease in corporate interest expense, primarily due to a decrease in the average outstanding balance on our term loan, which we repaid during July 2010.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, interest expense increased $1.1 million, or 0.3%. Property related interest expense increased by $20.5 million, primarily due to a $14.2 million decrease in capitalized interest due to a reduction in redevelopment during 2009, and an increase of $5.1 million related to properties refinanced with higher average rates, partially offset by lower average outstanding balances during 2009. The increase in property related interest expense was offset by a $19.4 million decrease in corporate interest expense, primarily due to lower average outstanding balances and lower average rates during 2009.

Equity in Losses of Unconsolidated Real Estate Partnerships

Equity in losses of unconsolidated real estate partnerships includes our share of net losses of our unconsolidated real estate partnerships, and may include impairment losses, gains or losses on the disposition of real estate assets or depreciation expense which generally exceeds the net operating income recognized by such unconsolidated partnerships.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, equity in losses of unconsolidated real estate partnerships increased $11.7 million. During the three months ended December 31, 2010, certain of our consolidated investment partnerships, including those we consolidated in 2010 in connection with our adoption of ASU 2009-17, reduced by $9.8 million their investment balances related to unconsolidated low income housing tax credit partnerships based on a reduction in the remaining tax credits to be delivered. This increase in equity in losses was in addition to an increase in equity in losses from real estate operations due to an increase in the number of unconsolidated partnerships, resulting from our consolidation during 2010 of additional investment partnerships that hold investments in unconsolidated real estate partnerships. These losses had an insignificant effect on net loss attributable to Aimco during 2010 as substantially all of the results of these consolidated investment partnerships are attributed to the noncontrolling interests in these entities.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, equity in losses of unconsolidated real estate partnerships increased $6.7 million. The increase in our equity in losses from 2008 to 2009 was primarily due to our sale in late 2008 of an interest in an unconsolidated real estate partnership that generated $3.0 million of equity in earnings during the year ended December 31, 2008, and our sale during 2009 of our interest in an unconsolidated group purchasing organization which resulted in a decrease of equity in earnings of approximately $1.2 million.

Gain on Dispositions of Unconsolidated Real Estate and Other

Gain on dispositions of unconsolidated real estate and other includes gains on disposition of interests in unconsolidated real estate partnerships, gains on dispositions of land and other non-depreciable assets and certain costs related to asset disposal activities. Changes in the level of gains recognized from period to period reflect the changing level of disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, gain on dispositions of unconsolidated real estate and other decreased $10.9 million. This decrease is primarily attributable to $8.6 million of additional proceeds received in 2009 related to our disposition during 2008 of an interest in an unconsolidated real estate partnership and a $4.0 million gain from the disposition of our interest in a group purchasing organization during 2009.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, gain on dispositions of unconsolidated real estate and other decreased $75.8 million. This decrease is primarily attributable to a net gain of $98.4 million on our disposition in 2008 of interests in two unconsolidated real estate partnerships. This decrease was partially offset by $18.7 million of gains on the disposition of interests in unconsolidated partnerships during 2009. Gains recognized in 2009 consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests discussed above (see Note 3 to the consolidated financials statements in Item 8), $4.0 million from the disposition of our interest in a group purchasing organization (see Note 3 to the consolidated financial statements in Item 8), and $6.1 million from our disposition in 2009 of interests in several unconsolidated real estate partnerships.

Income Tax Benefit

In conjunction with Aimco’s UPREIT structure, certain of our operations or a portion thereof, including property management, asset management and risk management are conducted through taxable subsidiaries. Income taxes related to the results of continuing operations of our taxable subsidiaries are included in income tax benefit in our consolidated statements of operations.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, income tax benefit increased by $0.9 million, from $17.5 million to $18.4 million. This increase in income tax benefit was primarily due to increased losses of our taxable subsidiaries, and was substantially offset by the $8.1 million tax benefit we recognized in 2009 related to the impairment of our investment in Casden Properties, LLC, for which no similar benefit was recognized in 2010.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, income tax benefit decreased by $39.1 million. This decrease was primarily attributed to $36.1 million of income tax benefit recognized in 2008 related to the impairments of our Lincoln Place property and our investment in Casden Properties LLC, both of which are owned through taxable subsidiaries, partially offset by $8.1 million of income tax benefit recognized in 2009 related to the impairment of our investment in Casden Properties LLC. The decrease in tax benefit from 2008 to 2009 related to these impairment losses was in addition to a decrease in tax benefit primarily due to larger losses by our taxable subsidiaries during 2008 as compared to 2009, including restructuring costs incurred in 2008 and a reduction in personnel and other costs in 2009 as a result of the organizational restructurings.

Income from Discontinued Operations, Net

The results of operations for properties sold during the period or designated as held for sale at the end of the period are generally required to be classified as discontinued operations for all periods presented. The components of net earnings that are classified as discontinued operations include all property-related revenues and operating expenses, depreciation expense recognized prior to the classification as held for sale, property-specific interest expense and debt extinguishment gains and losses to the extent there is secured debt on the property. In addition, any impairment losses on assets held for sale and the net gain or loss on the eventual disposal of properties held for sale are reported in discontinued operations.

For the years ended December 31, 2010 and 2009, income from discontinued operations totaled $76.3 million and $156.8 million, respectively. The $80.5 million decrease in income from discontinued operations was principally due to a $129.9 million decrease in gain on dispositions of real estate, net of income taxes, primarily attributable to fewer properties sold in 2010 as compared to 2009, partially offset by a $21.0 million decrease in operating loss (inclusive of a $41.9 million decrease in real estate impairment losses) and a $34.9 million decrease in interest expense.

For the years ended December 31, 2009 and 2008, income from discontinued operations totaled $156.8 million and $744.9 million, respectively. The $588.1 million decrease in income from discontinued operations was principally due to a $541.1 million decrease in gain on dispositions of real estate, net of income taxes, primarily attributable to fewer properties sold in 2009 as compared to 2008, and a $112.8 million decrease in operating income (inclusive of a $27.1 million increase in real estate impairment losses), partially offset by a $59.8 million decrease in interest expense and a $44.9 million increase in income tax benefit for 2009.

During the year ended December 31, 2010, we sold 51 consolidated properties for gross proceeds of $401.4 million and net proceeds of $118.4 million, resulting in a net gain on sale of approximately $86.1 million (which is net of $8.8 million of related income taxes). During the year ended December 31, 2009, we sold 89 consolidated properties for gross proceeds of $1.3 billion and net proceeds of $432.7 million, resulting in a net gain on sale of approximately $216.0 million (which is net of $5.8 million of related income taxes). During the year ended December 31, 2008, we sold 151 consolidated properties for gross proceeds of $2.4 billion and net proceeds of $1.1 billion, resulting in a net gain on sale of approximately $757.1 million (which is net of $43.1 million of related income taxes).

For the years ended December 31, 2010, 2009 and 2008, income from discontinued operations includes the operating results of the properties sold during the year ended December 31, 2010.

Changes in the level of gains recognized from period to period reflect the changing level of our disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period (see Note 13 of the consolidated financial statements in Item 8 for additional information on discontinued operations).

Noncontrolling Interests in Consolidated Real Estate Partnerships

Noncontrolling interests in consolidated real estate partnerships reflects the non-Aimco partners’, or noncontrolling partners’, share of operating results of consolidated real estate partnerships, as well as the noncontrolling partners’ share of property management fees, interest on notes and other amounts that we charge to such partnerships. As discussed in Note 2 to the consolidated financial statements in Item 8, we adopted the provisions of SFAS 160, which are now codified in the Financial Accounting Standards Board’s Accounting Standards Codification, or FASB ASC, Topic 810, effective January 1, 2009. Prior to our adoption of SFAS 160, we generally did not recognize a benefit for the noncontrolling interest partners’ share of partnership losses for partnerships that have deficit noncontrolling interest balances and we generally recognized a charge to our earnings for distributions paid to noncontrolling partners for partnerships that had deficit noncontrolling interest balances. Under the updated provisions of FASB ASC Topic 810, we are required to attribute losses to noncontrolling interests even if such attribution would result in a deficit noncontrolling interest balance and we are no longer required to recognize a charge to our earnings for distributions paid to noncontrolling partners for partnerships that have deficit noncontrolling interest balances.

For the year ended December 31, 2010, we allocated net losses of $13.3 million to noncontrolling interests in consolidated real estate partnerships as compared to net income of $22.5 million allocated to these noncontrolling interests during the year ended December 31, 2009, a variance of $35.8 million. This change was substantially attributed to a decrease in the noncontrolling interest partners’ share of income from discontinued operations, which decreased primarily due to a reduction in gains on the dispositions of real estate from 2009 to 2010.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, net earnings attributed to noncontrolling interests in consolidated real estate partnerships decreased by $133.3 million. This decrease is primarily attributable to a reduction of $108.7 million related to the noncontrolling interest partners’ share of gains on dispositions of real estate, due primarily to fewer sales in 2009 as compared to 2008, $5.5 million of losses allocated to noncontrolling interests in 2009 that we would not have allocated to the noncontrolling interest partners in 2008 because to do so would have resulted in deficits in their noncontrolling interest balances, and approximately $3.8 million related to deficit distribution charges recognized as a reduction to our earnings in 2008, for which we did not recognize similar charges in 2009 based on the change in accounting discussed above. These decreases are in addition to the noncontrolling interest partners’ share of increased losses of our consolidated real estate partnerships in 2009 as compared to 2008.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with GAAP, which requires us to make estimates and assumptions. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

From time to time, we have non-revenue producing properties that we hold for future redevelopment. We assess the recoverability of the carrying amount of these redevelopment properties by comparing our estimate of undiscounted future cash flows based on the expected service potential of the redevelopment property upon completion to the carrying amount. In certain instances, we use a probability-weighted approach to determine our estimate of undiscounted future cash flows when alternative courses of action are under consideration. As discussed in Provision for Impairment Losses on Real Estate Development Assets within the preceding discussion of our Results of Operations, during 2008 we recognized impairment losses on our Lincoln Place and Pacific Bay Vistas properties of $85.4 million ($55.6 million net of tax) and $5.7 million, respectively.

Real estate investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our real estate investments. These factors include:

•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Any adverse changes in these and other factors could cause an impairment of our long-lived assets, including real estate and investments in unconsolidated real estate partnerships. During 2011, we expect to market for sale certain real estate properties that are inconsistent with our long-term investment strategy. For any properties that are sold or meet the criteria to be classified as held for sale during 2011, the reduction in the estimated holding period for these assets may result in additional impairment losses.

In addition to the impairments of Lincoln Place and Pacific Bay Vistas discussed above, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2010 and 2009, we recorded impairment losses of $0.4 million and $2.3 million, respectively, related to properties classified as held for use, and during the year ended December 31, 2008, we recorded no additional impairments related to properties held for use. During the years ended December 31, 2010, 2009 and 2008, we recognized impairment losses of $12.7 million, $54.5 million and $27.4 million, respectively, for properties included in discontinued operations, primarily due to reductions in the estimated holding periods for assets sold during these periods.

Notes Receivable and Interest Income Recognition

Notes receivable from unconsolidated real estate partnerships and from non-affiliates represent our two portfolio segments, as defined in FASB Accounting Standards Update 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, that we use to evaluate for potential loan loss. Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from non-affiliates have stated maturity dates and may require current payments of principal and interest. Repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes;” and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

Provision for Losses on Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate.

During the years ended December 31, 2010, 2009 and 2008 we recorded net provisions for losses on notes receivable of $0.9 million, $21.5 million and $17.6 million, respectively. As discussed in Provision for Losses on Notes Receivable within the preceding discussion of our Results of Operations, provisions for losses on notes receivable in 2009 and 2008 include impairment losses of $20.7 million ($12.4 million net of tax) and $16.3 million ($10.0 million net of tax), respectively, on our investment in Casden Properties LLC, which we account for as a note receivable. We will continue to evaluate the collectibility of these notes, and we will adjust related allowances in the future due to changes in market conditions and other factors.

Capitalized Costs

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses (see Capital Additions and Related Depreciation in Note 2 to the consolidated financial statements in Item 8).

For the years ended December 31, 2010, 2009 and 2008, for continuing and discontinued operations, we capitalized $11.6 million, $9.8 million and $25.7 million of interest costs, respectively, and $25.3 million, $40.0 million and $78.1 million of site payroll and indirect costs, respectively. The reductions from 2008 to 2010 are primarily due to a reduced level of redevelopment activities.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations. Our primary source of liquidity is cash flow from our operations. Additional sources are proceeds from property sales, proceeds from refinancings of existing property loans, borrowings under new property loans and borrowings under our revolving credit facility.

Our principal uses for liquidity include normal operating activities, payments of principal and interest on outstanding property debt, capital expenditures, distributions paid to unitholders and distributions paid to noncontrolling interest partners and acquisitions of, and investments in, properties. We use our cash and cash equivalents and our cash provided by operating activities to meet short-term liquidity needs. In the event that our cash and cash equivalents and cash provided by operating activities are not sufficient to cover our short-term liquidity demands, we have additional means, such as short-term borrowing availability and proceeds from property sales and refinancings, to help us meet our short-term liquidity demands. We may use our revolving credit facility for general corporate purposes and to fund investments on an interim basis. We expect to meet our long-term liquidity requirements, such as debt maturities and property acquisitions, through long-term borrowings, primarily secured, the issuance of equity securities (including OP Units), the sale of properties and cash generated from operations.

The availability of credit and its related effect on the overall economy may affect our liquidity and future financing activities, both through changes in interest rates and access to financing. Currently, interest rates are low compared to historical levels, many lenders have reentered the market, and the CMBS market is showing signs of recovery. However, any adverse changes in the lending environment could negatively affect our liquidity. We believe we mitigate this exposure through our continued focus on reducing our short and intermediate term maturity risk, by refinancing such loans with long-dated, fixed-rate property loans. If property financing options become unavailable for our debt needs, we may consider alternative sources of liquidity, such as reductions in certain capital spending or proceeds from asset dispositions.

As further discussed in Item 7A, Quantitative and Qualitative Disclosures About Market Risk, we are subject to interest rate risk associated with certain variable rate liabilities and preferred OP Units. At December 31, 2010, we estimate that a 1.0% increase in 30-day LIBOR with constant credit risk spreads would reduce our net income

(or increase our net loss) attributable to the Partnership’s common unitholders by approximately $4.2 million on an annual basis. The effect of an increase in 30-day LIBOR may be mitigated by the effect of our variable rate assets.

As further discussed in Note 2 to our consolidated financial statements in Item 8, we use total rate of return swaps as a financing product to lower our cost of borrowing through conversion of fixed-rate debt to variable-rates. The cost of financing through these arrangements is generally lower than the fixed rate on the debt. As of December 31, 2010, we had total rate of return swap positions with two financial institutions with notional amounts totaling $277.3 million. Swaps with notional amounts of $248.1 million and $29.2 million had maturity dates in May 2012 and October 2012, respectively. During the year ended December 31, 2010, we received net cash receipts of $20.9 million under the total return swaps, which positively affected our liquidity. To the extent interest rates increase above the fixed rates on the underlying borrowings, our obligations under the total return swaps will negatively affect our liquidity.

During 2010, we refinanced certain of the underlying borrowings subject to total rate of return swaps with long-dated, fixed-rate property debt, and we expect to do the same with certain of the underlying borrowings in 2011. The average effective interest rate associated with our borrowings subject to the total rate of return swaps was 1.6% at December 31, 2010. To the extent we are successful in refinancing additional of the borrowings subject to the total rate of return swaps during 2011, we anticipate the interest cost associated with these borrowings will increase, which would negatively affect our liquidity.

We periodically evaluate counterparty credit risk associated with these arrangements. In the event a counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely affect our liquidity. However, at the current time, we have concluded we do not have material exposure.

The total rate of return swaps require specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline or if we sell properties in the collateral pool with low loan-to-value ratios, certain of our consolidated subsidiaries have an obligation to pay down the debt or provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows. The obligation to provide collateral is limited to these subsidiaries and is non-recourse to us. At December 31, 2010, these subsidiaries were not required to provide cash collateral based on the loan-to-value ratios of the real estate properties serving as collateral under these agreements.

See Derivative Financial Instruments in Note 2 to the consolidated financial statements in Item 8 for additional information regarding these arrangements, including the current swap maturity dates and disclosures regarding fair value measurements.

As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our $300.0 million revolving credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit).

At December 31, 2010, we had $111.3 million in cash and cash equivalents, an increase of $30.1 million from December 31, 2009. At December 31, 2010, we had $201.4 million of restricted cash, a decrease of $17.3 million from December 31, 2009. Restricted cash primarily consists of reserves and escrows held by lenders for bond sinking funds, capital additions, property taxes and insurance. In addition, cash, cash equivalents and restricted cash are held by partnerships that are not presented on a consolidated basis. The following discussion relates to changes in cash due to operating, investing and financing activities, which are presented in our consolidated statements of cash flows in Item 8.

Operating Activities

For the year ended December 31, 2010, our net cash provided by operating activities of $257.5 million was primarily related to operating income from our consolidated properties, which is affected primarily by rental rates, occupancy levels and operating expenses related to our portfolio of properties, in excess of payments of operating accounts payable and accrued liabilities, including amounts related to our organizational restructuring. Cash provided by operating activities increased $23.7 million compared with the year ended December 31, 2009, primarily due to decreases in interest paid and other working capital expenditures, including payments related to our restructuring accruals, in 2010 as compared to 2009, partially offset by a decrease in property net operating income, primarily due to property sales during 2009 and 2010.

Investing Activities

For the year ended December 31, 2010, our net cash provided by investing activities of $86.6 million consisted primarily of proceeds from disposition of real estate and partnership interests, partially offset by capital expenditures.

Although we hold all of our properties for investment, we sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment when compared to alternative uses for our capital. During the year ended December 31, 2010, we sold 51 consolidated properties. These properties were sold for an aggregate sales price of $402.5 million, generating proceeds totaling $387.9 million after the payment of transaction costs and debt prepayment penalties. The $387.9 million is inclusive of debt assumed by buyers. Net cash proceeds from property sales were used primarily to repay or pay down property debt and for other corporate purposes.

Capital expenditures totaled $178.9 million during the year ended December 31, 2010, and consisted primarily of Capital Improvements and Capital Replacements, and to a lesser extent included spending for redevelopment projects and casualties. In 2011, we expect to increase our redevelopment spending on conventional properties from approximately $30.0 million in 2010 to approximately $50.0 million to $75.0 million. We generally fund capital additions with cash provided by operating activities, working capital and property sales.

Financing Activities

For the year ended December 31, 2010, net cash used in financing activities of $314.0 million was primarily attributed to debt principal payments, distributions paid to common and preferred unitholders, distributions to noncontrolling interests and our redemption and repurchase of preferred OP Units. Proceeds from property loans and our issuance of preferred stock partially offset the cash outflows.

Property Debt

At December 31, 2010 and 2009, we had $5.5 billion and $5.6 billion, respectively, in consolidated property debt outstanding, which included $240.0 million at December 31, 2009, of property debt classified within liabilities related to assets held for sale. During the year ended December 31, 2010, we refinanced or closed property loans on 23 properties generating $449.4 million of proceeds from borrowings with a weighted average interest rate of 5.42%. Our share of the net proceeds after repayment of existing debt, payment of transaction costs and distributions to limited partners, was $138.9 million. We used these total net proceeds for capital expenditures and other corporate purposes. We intend to continue to refinance property debt primarily as a means of extending current and near term maturities and to finance certain capital projects.

Credit Facility

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement. During 2010, we amended the Credit Agreement to, among other things, increase the revolving commitments from $180.0 million to $300.0 million, extend the maturity from May 2012 to May 2014 (both inclusive of a one year extension option) and reduce the LIBOR floor on the facility’s base interest rate from 2.00% to 1.50%. During 2010, we also repaid in full the remaining $90.0 million term loan that was outstanding as of December 31, 2009.

As of December 31, 2010, the Credit Agreement consisted of $300.0 million of revolving loan commitments. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments.

At December 31, 2010, we had no outstanding borrowings under the revolving credit facility. The amount available under the revolving credit facility at December 31, 2010, was $260.3 million (after giving effect to $39.7 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally used to fund working capital and for other corporate purposes.

Our Credit Agreement requires us to satisfy covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges of 1.40:1 and 1.20:1, respectively. For the twelve months ended December 31, 2010, as calculated based on the provisions in our Credit Agreement, we had a ratio of earnings before interest, taxes and depreciation and amortization to debt service of 1.57:1 and a ratio of earnings to fixed charges of 1.33:1. We expect to remain in compliance with these covenants during 2011. In the first quarter of 2012, the covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges required by our Credit Agreement will increase to 1.50:1 and 1.30:1, respectively.

Partners’ Capital Transactions

During the year ended December 31, 2010, we paid cash distributions totaling $60.2 million and $50.3 million to preferred unitholders and common unitholders, respectively.

During the year ended December 31, 2010, Aimco sold 4,000,000 shares of its 7.75% Class U Cumulative Preferred Stock for net proceeds of $96.1 million (after deducting underwriting discounts and commissions and transaction expenses of $3.3 million), and Aimco sold 600,000 shares of its Class A Common Stock pursuant to an At-The-Market, or ATM, offering program Aimco initiated during 2010, generating $14.4 million of net proceeds. Aimco contributed the net proceeds from these offerings to us in exchange for 4,000,000 units of our 7.75% Class U Cumulative Preferred Units and 600,000 common OP Units. We used the proceeds from the common OP unit issuance primarily to fund the acquisition of noncontrolling limited partnership interests for certain consolidated real estate partnerships.

During the year ended December 31, 2010, Aimco repurchased 20 shares, or $10.0 million in liquidation preference, of its CRA Preferred Stock for $7.0 million, and primarily using the proceeds from its issuance of preferred stock discussed above, Aimco redeemed the 4,040,000 outstanding shares of its 9.375% Class G Cumulative Preferred Stock for $101.0 million plus accrued and unpaid dividends of $2.2 million. Concurrent with Aimco’s repurchase and redemption, we repurchased from Aimco an equivalent number of our CRA Preferred Units and redeemed from Aimco all of the outstanding Class G Cumulative Preferred Units.

Pursuant to the ATM offering program discussed above, Aimco may issue up to 6.4 million additional shares of its Class A Common Stock. Additionally, we and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

During the year ended December 31, 2010, we paid cash distributions of $44.5 million to noncontrolling interests in consolidated real estate partnerships, primarily related to property sales during 2010 and late 2009.

During the year ended December 31, 2010, we acquired the remaining noncontrolling limited partnership interests in two consolidated partnerships, in which our affiliates serve as general partner, for total consideration of $19.9 million. This consideration consisted of $12.5 million in cash, $6.9 million in common OP Units and $0.5 million of other consideration.

Contractual Obligations

This table summarizes information contained elsewhere in this Annual Report regarding payments due under contractual obligations and commitments as of December 31, 2010 (amounts in thousands):

		Less Than			More Than
	Total	One Year	1-3 Years	3-5 Years	5 Years

Long-term debt(1)	$5,504,801	$288,990	$986,396	$941,339	$3,288,076
Interest related to long-term debt(2)	2,223,580	308,220	550,958	447,195	917,207
Leases for space(3)	14,400	6,334	5,780	1,436	850
Other obligations(4)	3,750	3,750	—	—	—

Total	$7,746,531	$607,294	$1,543,134	$1,389,970	$4,206,133

(1)	Includes scheduled principal amortization and maturity payments related to our long-term debt.

(2)	Includes interest related to both fixed rate and variable rate debt. Interest related to variable rate debt is estimated based on the rate effective at December 31, 2010. Refer to Note 6 in the consolidated financial statements in Item 8 for a description of average interest rates associated with our debt.

(3)	Inclusive of leased space that has been abandoned as part of our organizational restructuring in 2008.

(4)	Represents a commitment to fund $3.8 million in second mortgage loans on certain properties in West Harlem, New York City.

In addition to the amounts presented in the table above, at December 31, 2010, we had $679.5 million (liquidation value) of perpetual preferred units held by Aimco outstanding with annual dividend yields ranging from 1.5% (variable) to 8.0%, and $82.6 million (liquidation value) of redeemable preferred units outstanding with annual distribution yields ranging from 1.8% to 8.8%, or equal to the dividends paid on common OP Units based on the conversion terms. As further discussed in Note 11 to the consolidated financial statements in Item 8, Aimco has a potential obligation to repurchase $20.0 million in liquidation preference its Series A Community Reinvestment Act Preferred Stock over the next two years for $14.0 million. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our Series A Community Reinvestment Act Preferred Units.

As discussed in Note 5 to the consolidated financial statements in Item 8, we have notes receivable collateralized by second mortgages on certain properties in West Harlem in New York City. In certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment of approximately $30.6 million and the assumption of approximately $118.6 million in property debt. The obligor’s right to exercise the put is dependent upon the achievement of specified operating performance thresholds.

Additionally, we may enter into commitments to purchase goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

Future Capital Needs

In addition to the items set forth in “Contractual Obligations” above, we expect to fund any future acquisitions, redevelopment projects, Capital Improvements and Capital Replacements principally with proceeds from property sales (including tax-free exchange proceeds), short-term borrowings, debt and equity financing (including tax credit equity) and operating cash flows.

Off-Balance Sheet Arrangements

We own general and limited partner interests in unconsolidated real estate partnerships, in which our total ownership interests typically range from less than 1% to 50% and in some instances may exceed 50%. There are no lines of credit, side agreements, or any other derivative financial instruments related to or between our unconsolidated real estate partnerships and us and no material exposure to financial guarantees. Accordingly, our maximum risk of loss related to these unconsolidated real estate partnerships is limited to the aggregate carrying amount of our investment in the unconsolidated real estate partnerships and any outstanding notes or accounts receivable as reported in our consolidated financial statements (see Note 4 of the consolidated financial statements in Item 8 for additional information about our investments in unconsolidated real estate partnerships).

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

Our primary market risk exposure relates to changes in base interest rates, credit risk spreads and availability of credit. We are not subject to any other material market rate or price risks. We use predominantly long-term, fixed-rate non-recourse property debt in order to avoid the refunding and repricing risks of short-term borrowings. We use short-term debt financing and working capital primarily to fund short-term uses and acquisitions and generally expect to refinance such borrowings with cash from operating activities, property sales proceeds, long-term debt or equity financings. We use total rate-of-return swaps to obtain the benefit of variable rates on certain of our fixed rate debt instruments. We make limited use of other derivative financial instruments and we do not use them for trading or other speculative purposes.

As of December 31, 2010, on a consolidated basis, we had approximately $470.3 million of variable-rate indebtedness outstanding and $57.0 million of variable rate preferred OP Units outstanding. Of the total debt subject to variable interest rates, floating rate tax-exempt bond financing was approximately $374.4 million. Floating rate tax-exempt bond financing is benchmarked against the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate, which since 1989 has averaged 75% of the 30-day LIBOR rate. If this historical relationship continues, we estimate that an increase in 30-day LIBOR of 100 basis points (75 basis points for tax-exempt interest rates) with constant credit risk spreads would result in net income and net income attributable to the Partnership’s common unitholders being reduced (or the amounts of net loss and net loss attributable to the Partnership’s common unitholders being increased) by $3.9 million and $4.2 million, respectively on an annual basis.

At December 31, 2010, we had approximately $450.4 million in cash and cash equivalents, restricted cash and notes receivable, a portion of which bear interest at variable rates indexed to LIBOR-based rates, and which may mitigate the effect of an increase in variable rates on our variable-rate indebtedness and preferred stock discussed above.

We estimate the fair value for our debt instruments using present value techniques that include income and market valuation approaches with market rates for debt with the same or similar terms. Present value calculations vary depending on the assumptions used, including the discount rate and estimates of future cash flows. In many cases, the fair value estimates may not be realizable in immediate settlement of the instruments. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.6 billion and $5.7 billion at December 31, 2010 and 2009, respectively. The combined carrying value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.5 billion and $5.7 billion at December 31, 2010 and 2009, respectively. See Note 6 and Note 7 to the consolidated financial statements in Item 8 for further details on our consolidated debt. Refer to Derivative Financial Instruments in Note 2 to the consolidated financial statements in Item 8 for further discussion regarding certain of our fixed rate debt that is subject to total rate of return swap instruments. If market rates for our fixed-rate debt were higher by 100 basis points with constant credit risk spreads, the estimated fair value of our debt discussed above would have decreased from $5.6 billion to $5.3 billion. If market rates for our debt discussed above were lower by 100 basis points with constant credit risk spreads, the estimated fair value of our fixed-rate debt would have increased from $5.6 billion to $6.0 billion.

Item 8.	Financial Statements and Supplementary Data

The independent registered public accounting firm’s report, consolidated financial statements and schedule listed in the accompanying index are filed as part of this report and incorporated herein by this reference. See “Index to Financial Statements” on page F-1 of this Annual Report.

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Disclosure Controls and Procedures

The Partnership’s management, with the participation of the chief executive officer and chief financial officer of the General Partner, who are the equivalent of the Partnership’s chief executive officer and chief financial officer, respectively, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the chief executive officer and chief financial officer of the General Partner have concluded that, as of the end of such period, our disclosure controls and procedures are effective.

Management’s Report on Internal Control Over Financial Reporting

Management of the Partnership is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, the General Partner’s principal executive and principal financial officers, or persons performing similar functions, and effected by the General Partner’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnership;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Partnership are being made only in accordance with authorizations of the General Partner’s management and directors of the Partnership; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Partnership’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2010. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on the assessment, management concluded that, as of December 31, 2010, the Partnership’s internal control over financial reporting is effective.

The Partnership’s independent registered public accounting firm has issued an attestation report on the Partnership’s internal control over financial reporting.

Changes in Internal Control over Financial Reporting

There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2010 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Report of Independent Registered Public Accounting Firm

The Partners
AIMCO Properties, L.P.

We have audited AIMCO Properties, L.P.’s (the “Partnership”) internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Partnership’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Partnership’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Partnership as of December 31, 2010 and 2009, and the related consolidated statements of operations, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2010, and our report dated February 24, 2011 expressed an unqualified opinion thereon.

/s/  ERNST & YOUNG LLP

Denver, Colorado
February 24, 2011

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

The board of directors of the General Partner consists of Terry Considine and Miles Cortez. The officers of Aimco are also the officers of the General Partner and hold the same titles. Additional information required by this item is presented under the captions “Board of Directors and Executive Officers” and “Corporate Governance Matters — Code of Ethics” in the proxy statement for Aimco’s 2011 annual meeting of stockholders and is incorporated herein by reference.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the General Partner’s executive officers and directors, and persons who own more than ten percent of a registered class of OP Units, to file reports (Forms 3, 4 and 5) of unit ownership and changes in unit ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and beneficial owners of more than ten percent of OP Units are required by SEC regulations to furnish us with copies of all such forms that they file. Based solely on our review of the copies of Forms 3, 4 and 5 and the amendments thereto received by us for the year ended December 31, 2010, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that during the period ended December 31, 2010, all filing requirements were complied with by the General Partner’s executive officers and directors and beneficial owners of more than ten percent of OP Units.

Audit Committee and Nominating and Corporate Governance Committee. The board of directors of the General Partner does not have a separate audit committee or nominating and corporate governance committee. Based on the structure of the Partnership and its relationship to Aimco, which has a separate audit committee and nominating and corporate governance committee, committees are not warranted for the Partnership. The audit committee of Aimco’s board of directors makes determinations concerning the engagement of the independent registered public accounting firm for Aimco and its subsidiaries, including the Partnership. In addition, the Aimco audit committee reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of internal control over financial reporting. The Aimco audit committee currently consists of James N. Bailey, Richard S. Ellwood, Thomas L. Keltner, J. Landis Martin, Robert A. Miller, Kathleen M. Nelson and Michael A. Stein. Aimco’s board of directors has determined that Michael A. Stein is an “audit committee financial expert.” Aimco’s board of directors has also determined that each member of the audit committee is independent, as that term is defined by Section 303A of the listing standards of the New York Stock Exchange relating to audit committees.

Item 11.	Executive Compensation

The information required by this item is presented under the captions “Compensation Discussion & Analysis,” “Compensation and Human Resources Committee Report to Stockholders,” “Summary Compensation Table,” “Grants of Plan-Based Awards in 2010,” “Outstanding Equity Awards at Fiscal Year End 2010,” “Option Exercises and Stock Vested in 2010,” and “Potential Payments Upon Termination or Change in Control” in the proxy statement for Aimco’s 2011 annual meeting of stockholders and is incorporated herein by reference. The directors of the General Partner do not receive additional compensation for serving as directors.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The board of directors of the General Partner consists of Messrs. Considine and Cortez. Additional information required by this item is presented under the captions “Security Ownership of Certain Beneficial Owners and Management” and “Securities Authorized for Issuance Under Equity Compensation Plans” in the proxy statement for Aimco’s 2011 annual meeting of stockholders and is incorporated herein by reference. As of February 22, 2011, AIMCO-LP Trust held approximately 93% of the common partnership units outstanding.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

Information required by this item is presented under the caption “Certain Relationships and Related Transactions” in the proxy statement for Aimco’s 2011 annual meeting of stockholders and is incorporated herein by reference. The directors of the General Partner are not independent.

Item 14.	Principal Accountant Fees and Services

The information required by this item is presented under the caption “Principal Accountant Fees and Services” in the proxy statement for Aimco’s 2011 annual meeting of stockholders and is incorporated herein by reference.

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a)(1)	The financial statements listed in the Index to Financial Statements on Page F-1 of this report are filed as part of this report and incorporated herein by reference.
(a)(2)	The financial statement schedule listed in the Index to Financial Statements on Page F-1 of this report is filed as part of this report and incorporated herein by reference.
(a)(3)	The Exhibit Index is incorporated herein by reference.

INDEX TO EXHIBITS(1)(2)

Exhibit
No.	Description

10.1	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)
10.2	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)
10.3	Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
10.4	Third Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 2, 2010 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 3, 2010, is incorporated herein by this reference)
10.5	Amended and Restated Secured Credit Agreement, dated as of November 2, 2004, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 4.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, is incorporated herein by this reference)
10.6	First Amendment to Amended and Restated Secured Credit Agreement, dated as of June 16, 2005, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated June 16, 2005, is incorporated herein by this reference)
10.7	Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 22, 2006, by and among Aimco, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated March 22, 2006, is incorporated herein by this reference)

Exhibit
No.	Description

10.8	Third Amendment to Senior Secured Credit Agreement, dated as of August 31, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 31, 2007, is incorporated herein by this reference)
10.9	Fourth Amendment to Senior Secured Credit Agreement, dated as of September 14, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 14, 2007, is incorporated herein by this reference)
10.10	Fifth Amendment to Senior Secured Credit Agreement, dated as of September 9, 2008, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 11, 2008, is incorporated herein by this reference)
10.11	Sixth Amendment to Senior Secured Credit Agreement, dated as of May 1, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, is incorporated herein by this reference)
10.12	Seventh Amendment to Senior Secured Credit Agreement, dated as of August 4, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 6, 2009, is incorporated herein by this reference)
10.13	Eighth Amendment to Senior Secured Credit Agreement, dated as of February 3, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated February 5, 2010, is incorporated herein by this reference)
10.14	Ninth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of May 14, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, the guarantors and the pledgors named therein and the lenders party thereto (exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, is incorporated herein by this reference)
10.15	Tenth Amendment to Senior Secured Credit Agreement, dated as of September 29, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 29, 2010, is incorporated herein by this reference)
10.16	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.17	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)

Exhibit
No.		Description

10.18		Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*
10.19		Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by this reference)*
10.20		Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*
10.21		Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*
10.22		2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
10.23		Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.24		Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.25		2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
21.1		List of Subsidiaries
23.1		Consent of Independent Registered Public Accounting Firm
31.1		Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2		Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1		Agreement re: disclosure of long-term debt instruments
101	.INS	XBRL Instance Document
101	.SCH	XBRL Taxonomy Extension Schema Document
101	.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101	.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101	.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101	.DEF	XBRL Taxonomy Extension Definition Linkbase Document

(1)	Schedule and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner

By:	/s/ TERRY CONSIDINE Terry Considine Chairman of the Board and Chief Executive Officer

Date: February 24, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TERRY CONSIDINE Terry Considine	Chairman of the Board and Chief Executive Officer of the registrant’s general partner (principal executive officer)	February 24, 2011

/s/ MILES CORTEZ Miles Cortez	Director, Executive Vice President and Chief Administrative Officer of the registrant’s general partner	February 24 2011

/s/ ERNEST M. FREEDMAN Ernest M. Freedman	Executive Vice President and Chief Financial Officer of the registrant’s general partner (principal financial officer)	February 24, 2011

/s/ PAUL BELDIN Paul Beldin	Senior Vice President and Chief Accounting Officer of the registrant’s general partner (principal accounting officer)	February 24, 2011

AIMCO PROPERTIES, L.P.

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
AIMCO Properties, L.P.

We have audited the accompanying consolidated balance sheets of AIMCO Properties, L.P. (the “Partnership”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, partners’ capital and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule listed in the accompanying Index to Financial Statements. These financial statements and schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with United States generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, during 2010 the Company adopted the provisions of Financial Accounting Standards Board, or FASB Accounting Standards Update 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, and during 2009 adopted FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (codified in FASB Accounting Standards Codification Topic 810).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnership’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 24, 2011 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Denver, Colorado
February 24, 2011

AIMCO PROPERTIES, L.P.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009

	2010	2009
	(In thousands)

ASSETS
Real estate:
Buildings and improvements	$7,328,734	$7,130,309
Land	2,139,431	2,121,044

Total real estate	9,468,165	9,251,353
Less accumulated depreciation	(2,934,407)	(2,539,521)

Net real estate ($867,053 and $850,398 related to VIEs)	6,533,758	6,711,832
Cash and cash equivalents ($34,808 and $23,366 related to VIEs)	111,325	81,260
Restricted cash ($55,186 and $56,179 related to VIEs)	201,406	218,660
Accounts receivable, net ($13,582 and $20,766 related to VIEs)	49,855	59,822
Accounts receivable from affiliates, net	8,392	23,744
Deferred financing costs, net	48,032	50,282
Notes receivable from unconsolidated real estate partnerships, net	10,896	14,295
Notes receivable from non-affiliates, net	126,726	125,269
Notes receivable from Aimco	17,230	16,371
Investment in unconsolidated real estate partnerships ($54,374 and $99,460 related to VIEs)	58,151	104,193
Other assets	170,589	185,816
Deferred income tax assets, net	58,736	42,015
Assets held for sale	—	288,580

Total assets	$7,395,096	$7,922,139

LIABILITIES AND PARTNERS’ CAPITAL
Non-recourse property tax-exempt bond financing ($212,245 and $211,691 related to VIEs)	$514,506	$574,926
Non-recourse property loans payable ($442,055 and $385,453 related to VIEs)	4,943,277	4,761,493
Term loan	—	90,000
Other borrowings ($15,486 and $15,665 related to VIEs)	47,018	53,057

Total indebtedness	5,504,801	5,479,476

Accounts payable	27,322	29,819
Accrued liabilities and other ($79,170 and $62,503 related to VIEs)	250,106	286,328
Deferred income	150,815	178,878
Security deposits	35,322	34,052
Liabilities related to assets held for sale	—	246,556

Total liabilities	5,968,366	6,255,109

Redeemable preferred units (Note 11)	103,428	116,656
Commitments and contingencies (Note 8)	—	—
Partners’ capital:
Preferred units	657,601	660,500
General Partner and Special Limited Partner	264,182	521,692
Limited Partners	158,401	95,990
High Performance Units	(44,892)	(40,313)
Investment in Aimco Class A Common Stock	(4,397)	(4,621)

Partners’ capital attributable to the Partnership	1,030,895	1,233,248

Noncontrolling interests in consolidated real estate partnerships	292,407	317,126

Total partners’ capital	1,323,302	1,550,374

Total liabilities and partners’ capital	$7,395,096	$7,922,139

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands, except per unit data)

REVENUES:
Rental and other property revenues	$1,109,381	$1,081,250	$1,080,048
Asset management and tax credit revenues	35,553	49,853	98,830

Total revenues	1,144,934	1,131,103	1,178,878

OPERATING EXPENSES:
Property operating expenses	510,179	506,803	519,241
Investment management expenses	14,487	15,779	24,784
Depreciation and amortization	426,060	427,666	376,473
Provision for operating real estate impairment losses	352	2,329	—
Provision for impairment losses on real estate development assets	—	—	91,138
General and administrative expenses	53,365	56,640	80,376
Other expenses, net	9,982	14,950	21,749
Restructuring costs	—	11,241	22,802

Total operating expenses	1,014,425	1,035,408	1,136,563

Operating income	130,509	95,695	42,315
Interest income	11,990	9,911	20,329
Provision for losses on notes receivable, net	(949)	(21,549)	(17,577)
Interest expense	(312,576)	(312,534)	(311,448)
Equity in losses of unconsolidated real estate partnerships	(23,112)	(11,401)	(4,736)
Gain on dispositions of unconsolidated real estate and other, net	10,675	21,570	97,403

Loss before income taxes and discontinued operations	(183,463)	(218,308)	(173,714)
Income tax benefit	18,433	17,487	56,574

Loss from continuing operations	(165,030)	(200,821)	(117,140)
Income from discontinued operations, net	76,265	156,841	744,928

Net (loss) income	(88,765)	(43,980)	627,788
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	13,301	(22,442)	(155,749)

Net (loss) income attributable to the Partnership	(75,464)	(66,422)	472,039
Net income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Net income attributable to participating securities	—	—	(6,985)

Net (loss) income attributable to the Partnership’s common unitholders	$(134,018)	$(123,276)	$403,700

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.48)	$(1.77)	$(1.94)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.41	0.77	6.05

Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11

Weighted average common units outstanding — basic and diluted	124,747	123,180	98,249

Distributions declared per common unit	$0.30	$0.40	$7.48

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF PARNERS’ CAPITAL
For the Years Ended December 31, 2010, 2009 and 2008

		General				Partners’
		Partner			Investment	Capital
		and Special		High	In Aimco	Attributable	Non-	Total
	Preferred	Limited	Limited	Performance	Common	to the	Controlling	Partners’
	Units	Partner	Partners	Units	Stock	Partnership	Interests	Capital
	(In thousands)

Balances at December 31, 2007	$815,053	664,283	253,652	(28,740)	(6,151)	1,698,097	454,229	2,152,326
Redemption of preferred units held by Aimco	(27,000)	2,160	—	—	—	(24,840)	—	(24,840)
Common units redeemed by Limited Partners to Special Limited Partner	—	4,182	(4,182)	—	—	—	—	—
Contribution from Aimco related to employee stock purchases, net	—	1,671	—	—	—	1,671	—	1,671
Contribution from Aimco related to stock option exercises	—	481	—	—	—	481	—	481
Amortization of Aimco stock-based compensation	—	17,573	—	—	—	17,573	—	17,573
Contributions from noncontrolling interests	—	—	—	—	—	—	6,854	6,854
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	14,969	14,969
Redemption of partnership units held by non-Aimco partners	(976)	—	(2,046)	(1,146)	—	(4,168)	—	(4,168)
Repurchase of common units related to Aimco common stock repurchases	—	(473,532)	—	—	—	(473,532)	—	(473,532)
Other, net	(1,083)	(488)	(8)	388	—	(1,191)	(572)	(1,763)
Net income	61,354	370,729	30,059	9,897	—	472,039	155,749	627,788
Common units issued to Aimco pursuant to Special Distributions	—	487,477	—	—	—	487,477	—	487,477
Distributions to noncontrolling interests	—	—	—	—	—	—	(249,456)	(249,456)
Distributions to common unitholders	—	(675,416)	(50,896)	(17,662)	1,042	(742,932)	—	(742,932)
Distributions to preferred unitholders	(62,700)	—	—	—	—	(62,700)		(62,700)
Reclassification of redeemable preferred units to temporary capital (Note 11)	(88,148)	—	—	—	—	(88,148)	—	(88,148)
Adjustment to reflect Limited Partners’ capital at redemption value	—	144,118	(144,118)	—	—	—	—	—

Balances at December 31, 2008	696,500	543,238	82,461	(37,263)	(5,109)	1,279,827	381,773	1,661,600
Redemption of preferred units held by Aimco	(6,000)	1,800	—	—	—	(4,200)	—	(4,200)
Common units redeemed by Limited Partners to Special Limited Partner	—	7,085	(7,085)	—	—	—	—	—
Amortization of Aimco stock-based compensation	—	8,007	—	—	—	8,007	—	8,007
Contributions from noncontrolling interests	—	—	—	—	—	—	5,535	5,535
Redemption of partnership units held by non-Aimco partners	—	—	(980)	—	—	(980)	—	(980)
Other, net	—	4,164	—	—	—	4,164	(720)	3,444
Net income (loss)	50,566	(114,390)	(6,539)	(2,347)	—	(72,710)	22,442	(50,268)
Common units issued to Aimco pursuant to Special Distributions	—	148,746	—	—	—	148,746	—	148,746
Distributions to noncontrolling interests	—	—	—	—	—	—	(91,904)	(91,904)
Distributions to common unitholders	—	(46,880)	(1,945)	(703)	488	(49,040)	—	(49,040)
Distributions to preferred unitholders	(50,566)	—	—	—	—	(50,566)	—	(50,566)
Reclassification of redeemable preferred units to temporary capital (Note 11)	(30,000)	—	—	—	—	(30,000)	—	(30,000)
Adjustment to reflect Limited Partners’ capital at redemption value	—	(30,078)	30,078	—	—	—	—	—

Balances at December 31, 2009	660,500	521,692	95,990	(40,313)	(4,621)	1,233,248	317,126	1,550,374
Issuance of preferred units to Aimco	98,101	(3,346)	—	—	—	94,755	—	94,755
Redemption of preferred units held by Aimco	(102,511)	4,511	—	—	—	(98,000)	—	(98,000)
Common units issued to Aimco	—	14,046	—	—	—	14,046	—	14,046
Common units issued in exchange for noncontrolling interests in consolidated real estate partnerships	—	—	6,854	—	—	6,854	—	6,854
Redemption of partnership units held by non-Aimco partners	—	—	(3,495)	(76)	—	(3,571)	—	(3,571)
Repayments on Aimco officer notes	—	577	—	—	—	577	—	577
Contribution from Aimco related to employee stock purchases, net	—	2,176	—	—	—	2,176	—	2,176
Amortization of Aimco stock-based compensation	—	8,182	—	—	—	8,182	—	8,182
Contributions from noncontrolling interests	—	—	—	—	—	—	7,422	7,422
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	6,324	6,324
Adjustment to noncontrolling interests related to revision of investment balances (Note 2)	—	—	—	—	—	—	(38,718)	(38,718)
Effect of changes in ownership for consolidated entities (Note 3)	—	(25,586)	(1,291)	(514)	—	(27,391)	5,533	(21,858)
Cumulative effect of a change in accounting principle (Note 2)	—	(25,759)	(1,340)	(521)	—	(27,620)	50,775	23,155
Change in accumulated other comprehensive loss	—	(875)	(45)	(18)	—	(938)	(167)	(1,105)
Other, net	—	(472)	—	—	—	(472)	1,876	1,404
Net income (loss)	53,590	(125,018)	(6,486)	(2,514)	—	(80,428)	(13,301)	(93,729)
Distributions to noncontrolling interests	—	—	—	—	—	—	(44,463)	(44,463)
Distributions to common unitholders	—	(35,304)	(2,428)	(936)	224	(38,444)	—	(38,444)
Distributions to preferred unitholders	(52,079)	—	—	—	—	(52,079)	—	(52,079)
Adjustment to reflect Limited Partners’ capital at redemption value	—	(70,642)	70,642	—	—	—	—	—

Balances at December 31, 2010	$657,601	$264,182	$158,401	$(44,892)	$(4,397)	$1,030,895	$292,407	$1,323,302

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(88,765)	$(43,980)	$627,788

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	426,060	427,666	376,473
Provision for impairment losses on real estate development assets	—	—	91,138
Provision for operating real estate impairment losses	352	2,329	—
Equity in losses of unconsolidated real estate partnerships	23,112	11,401	4,736
Gain on dispositions of unconsolidated real estate and other	(10,675)	(21,570)	(97,403)
Income tax benefit	(18,433)	(17,487)	(56,574)
Stock-based compensation expense	7,331	6,666	13,833
Amortization of deferred loan costs and other	9,742	10,399	9,432
Distributions of earnings from unconsolidated entities	1,231	4,893	14,619
Discontinued operations:
Depreciation and amortization	10,773	67,902	139,075
Gain on disposition of real estate	(94,901)	(221,770)	(800,270)
Other adjustments to income from discontinued operations	20,210	52,531	70,585
Changes in operating assets and operating liabilities:
Accounts receivable	25,561	27,067	4,848
Other assets	15,708	18,134	74,425
Accounts payable, accrued liabilities and other	(69,806)	(90,369)	(32,337)

Total adjustments	346,265	277,792	(187,420)

Net cash provided by operating activities	257,500	233,812	440,368

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	—	—	(112,655)
Capital expenditures	(178,929)	(300,344)	(665,233)
Proceeds from dispositions of real estate	218,571	875,931	2,060,344
Proceeds from sale of interests and distributions from real estate partnerships	19,707	25,067	94,277
Purchases of partnership interests and other assets	(9,399)	(6,842)	(28,121)
Originations of notes receivable	(1,190)	(5,778)	(6,911)
Proceeds from repayment of notes receivable	5,699	5,264	8,929
Net increase in cash from consolidation and deconsolidation of entities	13,128	98	241
Distributions received from Aimco	224	488	1,042
Other investing activities	18,788	36,858	(6,002)

Net cash provided by investing activities	86,599	630,742	1,345,911

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	449,384	772,443	949,549
Principal repayments on property loans	(426,662)	(1,076,318)	(1,291,543)
Proceeds from tax-exempt bond financing	—	15,727	50,100
Principal repayments on tax-exempt bond financing	(66,466)	(157,862)	(217,361)
Payments on term loans	(90,000)	(310,000)	(75,000)
(Payments on) proceeds from other borrowings	(13,469)	(40,085)	21,367
Proceeds from issuance of preferred units to Aimco	96,110	—	—
Proceeds from issuance of common units to Aimco	14,350	—	—
Repurchases and redemptions of preferred units from Aimco	(108,000)	(4,200)	(24,840)
Repurchase of common units from Aimco	—	—	(502,296)
Proceeds from Aimco Class A Common Stock option exercises	1,806	—	481
Payment of distributions to preferred units	(60,165)	(59,172)	(62,733)
Payment of distributions to General Partner and Special Limited Partner	(46,953)	(95,823)	(213,328)
Payment of distributions to Limited Partners	(2,428)	(15,403)	(55,770)
Payment of distributions to High Performance Units	(936)	(5,580)	(18,757)
Payment of distributions to noncontrolling interests	(44,463)	(92,421)	(248,537)
Other financing activities	(16,142)	(14,276)	(8,396)

Net cash used in financing activities	(314,034)	(1,082,970)	(1,697,064)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	30,065	(218,416)	89,215
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	81,260	299,676	210,461

CASH AND CASH EQUIVALENTS AT END OF YEAR	$111,325	$81,260	$299,676

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$311,432	$348,341	$434,645
Cash paid for income taxes	1,899	4,560	13,780
Non-cash transactions associated with the disposition of real estate:
Secured debt assumed in connection with the disposition of real estate	157,629	314,265	157,394
Issuance of notes receivable in connection with the disposition of real estate	4,544	3,605	10,372
Non-cash transactions associated with consolidation and deconsolidation of real estate partnerships:
Real estate, net	80,629	6,058	25,830
Investments in and notes receivable primarily from affiliated entities	41,903	4,326	4,497
Restricted cash and other assets	3,290	(1,682)	5,483
Non-recourse debt	61,211	2,031	22,036
Noncontrolling interests in consolidated real estate partnerships	57,099	2,225	11,896
Accounts payable, accrued and other liabilities	20,640	4,544	2,124
Other non-cash transactions:
Redemption of common OP Units for Aimco Class A Common Stock	—	7,085	4,182
Cancellation of notes receivable from officers of Aimco	(251)	(1,452)	(385)
Common OP Units issued to Aimco pursuant to special distributions (Note 11)	—	(148,746)	(487,477)
Issuance of common OP Units for acquisition of noncontrolling interests in consolidated real estate partnerships (Note 3)	6,854	—	—

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 —	Organization

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, and together with its consolidated subsidiaries was formed on May 16, 1994 to conduct the business of acquiring, redeveloping, leasing, and managing multifamily apartment properties. Our securities include Partnership Common Units, or common OP Units, Partnership Preferred Units, or preferred OP Units, and High Performance Partnership Units, or High Performance Units, which are collectively referred to as “OP Units.” Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, or the Partnership Agreement.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred securities issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us. Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership, and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively.

Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

As of December 31, 2010, we:

•	owned an equity interest in 219 conventional real estate properties with 68,972 units;

•	owned an equity interest in 228 affordable real estate properties with 26,540 units; and

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	provided services for or managed 27,182 units in 321 properties, primarily pursuant to long-term asset management agreements. In certain cases, we may indirectly own generally less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, we consolidated 217 conventional properties with 67,668 units and 182 affordable properties with 22,207 units. These conventional and affordable properties generated 87% and 13%, respectively, of our proportionate property net operating income (as defined in Note 17) during the year ended December 31, 2010. Any reference to the number of properties or units is unaudited.

At December 31, 2010, we had outstanding 123,772,935 common OP Units, 27,963,126 preferred OP Units and 2,339,950 High Performance Units. At December 31, 2010, Aimco owned 117,642,872 of the common OP Units and 24,900,114 of the preferred OP Units.

NOTE 2 —	Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Partnership and its consolidated entities. Pursuant to a Management and Contribution Agreement between the Partnership and Aimco, we have acquired, in exchange for interests in the Partnership, the economic benefits of subsidiaries of Aimco in which we do not have an interest, and Aimco has granted us a right of first refusal to acquire such subsidiaries’ assets for no additional consideration. Pursuant to the agreement, Aimco has also granted us certain rights with respect to assets of such subsidiaries.

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, we consolidate real estate partnerships and other entities that are not variable interest entities when we own, directly or indirectly, a majority voting interest in the entity or are otherwise able to control the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Interests held in consolidated real estate partnerships by limited partners other than us are reflected as noncontrolling interests in consolidated real estate partnerships. The assets of consolidated real estate partnerships owned or controlled by Aimco or us generally are not available to pay creditors of Aimco or the Partnership.

As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a partner in a limited partnership or a member in a limited liability company.

Variable Interest Entities

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, a variable interest entity, or VIE, is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Effective January 1, 2010, we adopted the provisions of FASB Accounting Standards Update 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, or ASU 2009-17, on a prospective basis. ASU 2009-17, which modified the guidance in FASB ASC Topic 810, introduced a more qualitative approach to evaluating VIEs for consolidation and requires a company to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the entity that has (a) the power to direct the activities of the VIE that most

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. In determining whether it has the power to direct the activities of the VIE that most significantly affect the VIE’s performance, ASU 2009-17 requires a company to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed, requires continuous reassessment of primary beneficiary status rather than periodic, event-driven assessments as previously required, and incorporates expanded disclosure requirements.

In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIEs economic performance and which party controls such activities; the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial support; and the similarity with and significance to the business activities of us and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions.

As a result of our adoption of ASU 2009-17, we concluded we are the primary beneficiary of, and therefore consolidated, 49 previously unconsolidated partnerships. Those partnerships own, or control other entities that own, 31 apartment properties. Our direct and indirect interests in the profits and losses of those partnerships range from less than 1% to 35%, and average approximately 7%. We applied the practicability exception for initial measurement of consolidated VIEs to partnerships that own 13 properties and accordingly recognized the consolidated assets, liabilities and noncontrolling interests at fair value effective January 1, 2010 (refer to the Fair Value Measurements section for further information regarding certain of the fair value amounts recognized upon consolidation). We deconsolidated partnerships that own ten apartment properties in which we hold an average interest of approximately 55%. The initial consolidation and deconsolidation of these partnerships resulted in increases (decreases), net of intercompany eliminations, in amounts included in our consolidated balance sheet as of January 1, 2010, as follows (in thousands):

	Consolidation	Deconsolidation

Real estate, net	$143,986	$(86,151)
Cash and cash equivalents and restricted cash	25,056	(7,425)
Accounts and notes receivable	(12,249)	6,002
Investment in unconsolidated real estate partnerships	31,579	11,302
Other assets	3,870	(1,084)

Total assets	$192,242	$(77,356)

Total indebtedness	$129,164	$(56,938)
Accrued and other liabilities	34,426	(14,921)

Total liabilities	163,590	(71,859)

Cumulative effect of a change in accounting principle:
Noncontrolling interests	59,276	(8,501)
The Partnership	(30,624)	3,004

Total partners’ capital	28,652	(5,497)

Total liabilities and partners’ capital	$192,242	$(77,356)

In periods prior to 2009, when consolidated real estate partnerships made cash distributions to partners in excess of the carrying amount of the noncontrolling interest, we generally recorded a charge to earnings equal to the amount of such excess distribution, even though there was no economic effect or cost. Also prior to 2009, we allocated the noncontrolling partners’ share of partnership losses to noncontrolling partners to the extent of the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

carrying amount of the noncontrolling interest. Consolidation of a partnership does not ordinarily result in a change to the net amount of partnership income or loss that is recognized using the equity method. However, prior to 2009, when a partnership had a deficit in equity, accounting principles generally accepted in the United States of America, or GAAP, may have required the controlling partner that consolidates the partnership to recognize any losses that would otherwise be allocated to noncontrolling partners, in addition to the controlling partner’s share of losses. Certain of the partnerships that we consolidated in accordance with ASU 2009-17 had deficits in equity that resulted from losses or deficit distributions during prior periods when we accounted for our investment using the equity method. We would have been required to recognize the noncontrolling partners’ share of those losses had we consolidated those partnerships in those periods prior to 2009. In accordance with our prospective transition method for the adoption of ASU 2009-17 related to our consolidation of previously unconsolidated partnerships, we recorded a $30.6 million charge to our partners’ capital, the majority of which was attributed to the cumulative amount of additional losses that we would have recognized had we applied ASU 2009-17 in periods prior to 2009. Substantially all of those losses were attributable to real estate depreciation expense.

Our consolidated statements of operations for the year ended December 31, 2010, include the following amounts for the entities and related real estate properties consolidated as of January 1, 2010, in accordance with ASU 2009-17 (in thousands):

2010

Rental and other property revenues	$32,216
Property operating expenses	(19,192)
Depreciation and amortization	(10,624)
Other expenses	(2,038)

Operating income	362
Interest income	33
Interest expense	(8,370)
Equity in losses of unconsolidated real estate partnerships	(17,895)
Gain on disposition of unconsolidated real estate and other	7,360

Net loss	(18,510)
Net loss attributable to noncontrolling interests in consolidated real estate partnerships	19,328

Net income attributable to the Partnership	$818

Our equity in the results of operations of the partnerships and related properties we deconsolidated in connection with our adoption of ASU 2009-17 is included in equity in earnings or losses of unconsolidated real estate partnerships in our consolidated statements of operations for the year ended December 31, 2010. The amounts related to these entities are not significant.

As of December 31, 2010, we were the primary beneficiary of, and therefore consolidated, approximately 137 VIEs, which owned 96 apartment properties with 14,054 units. Real estate with a carrying value of $867.1 million collateralized $654.3 million of debt of those VIEs. Any significant amounts of assets and liabilities related to our consolidated VIEs are identified parenthetically on our accompanying condensed consolidated balance sheets. The creditors of the consolidated VIEs do not have recourse to our general credit.

As of December 31, 2010, we also held variable interests in 276 VIEs for which we were not the primary beneficiary. Those VIEs consist primarily of partnerships that are engaged, directly or indirectly, in the ownership and management of 329 apartment properties with 20,570 units. We are involved with those VIEs as an equity holder, lender, management agent, or through other contractual relationships. The majority of our investments in unconsolidated VIEs, or approximately $48.9 million at December 31, 2010, are held through consolidated investment partnerships that are VIEs and in which we generally hold a 1% or less general partner or equivalent

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interest. Accordingly, substantially all of the investment balances related to these unconsolidated VIEs are attributed to the noncontrolling interests in the consolidated investment partnerships that hold the investments in these unconsolidated VIEs. Our maximum risk of loss related to our investment in these VIEs is generally limited to our equity interest in the consolidated investment partnerships, which is insignificant. The remainder of our investment in unconsolidated VIEs, or approximately $5.5 million at December 31, 2010, is held through consolidated investment partnerships that are VIEs and in which we hold substantially all of the economic interests. Our maximum risk of loss related to our investment in these VIEs is limited to our $5.5 million recorded investment in such entities.

In addition to our investments in unconsolidated VIEs discussed above, at December 31, 2010, we had in aggregate $101.7 million of receivables from unconsolidated VIEs and we had a contractual obligation to advance funds to certain unconsolidated VIEs totaling $3.8 million. Our maximum risk of loss associated with our lending and management activities related to these unconsolidated VIEs is limited to these amounts. We may be subject to additional losses to the extent of any receivables relating to future provision of services to these entities or financial support that we voluntarily provide.

Acquisition of Real Estate Assets and Related Depreciation and Amortization

We adopted the provisions of FASB Statement of Financial Accounting Standards No. 141(R), Business Combinations — a replacement of FASB Statement No. 141, or SFAS 141(R), which are codified in FASB ASC Topic 805, effective January 1, 2009. These provisions apply to all transactions or events in which an entity obtains control of one or more businesses, including those effected without the transfer of consideration, for example, by contract or through a lapse of minority veto rights. These provisions require the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establish the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and require expensing of most transaction and restructuring costs.

We believe most operating real estate assets meet SFAS 141(R)’s revised definition of a business. Accordingly, in connection with our 2009 adoption of SFAS 141(R), we retroactively adjusted our results of operations for the year ended December 31, 2008, to expense $3.5 million of transaction costs incurred prior to December 31, 2008. This retroactive adjustment is reflected in investment management expenses in our accompanying consolidated statements of operations and reduced basic and diluted earnings per unit amounts by $0.04 for the year ended December 31, 2008.

Effective January 1, 2009, we recognize at fair value the acquisition of properties or interests in partnerships that own properties if the transaction results in consolidation and we expense as incurred most related transaction costs. We allocate the cost of acquired properties to tangible assets and identified intangible assets based on their fair values. We determine the fair value of tangible assets, such as land, building, furniture, fixtures and equipment, generally using internal valuation techniques that consider comparable market transactions, discounted cash flow techniques, replacement costs and other available information. We determine the fair value of identified intangible assets (or liabilities), which typically relate to in-place leases, using internal valuation techniques that consider the terms of the in-place leases, current market data for comparable leases, and our experience in leasing similar properties. The intangible assets or liabilities related to in-place leases are comprised of:

1. The value of the above- and below-market leases in-place. An asset or liability is recognized based on the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) our estimate of fair market lease rates for the corresponding in-place leases, measured over the period, including estimated lease renewals for below-market leases, that the leases are expected to remain in effect.

2. The estimated unamortized portion of avoided leasing commissions and other costs that ordinarily would be incurred to acquire the in-place leases.

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3. The value associated with vacant units during the absorption period (estimates of lost rental revenue during the expected lease-up periods based on current market demand and stabilized occupancy levels).

The values of the above- and below-market leases are amortized to rental revenue over the expected remaining terms of the associated leases. Other intangible assets related to in-place leases are amortized to depreciation and amortization over the expected remaining terms of the associated leases. Amortization is adjusted, as necessary, to reflect any early lease terminations that were not anticipated in determining amortization periods.

Depreciation for all tangible real estate assets is calculated using the straight-line method over their estimated useful lives. Acquired buildings and improvements are depreciated over a composite life of 14 to 52 years, based on the age, condition and other physical characteristics of the property. As discussed under Impairment of Long Lived Assets below, we may adjust depreciation of properties that are expected to be disposed of or demolished prior to the end of their useful lives. Furniture, fixtures and equipment associated with acquired properties are depreciated over five years.

At December 31, 2010 and 2009, deferred income in our consolidated balance sheets includes below-market lease amounts totaling $27.9 million and $31.8 million, respectively, which are net of accumulated amortization of $24.9 million and $21.0 million, respectively. During the years ended December 31, 2010, 2009 and 2008, we included amortization of below-market leases of $3.9 million, $4.4 million and $4.4 million, respectively, in rental and other property revenues in our consolidated statements of operations. At December 31, 2010, our below-market leases had a weighted average amortization period of 7.0 years and estimated aggregate amortization for each of the five succeeding years as follows (in millions):

	2011	2012	2013	2014	2015

Estimated amortization	$3.6	$3.2	$2.8	$2.5	$2.3

Capital Additions and Related Depreciation

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements, and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital expenditure activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses.

We depreciate capitalized costs using the straight-line method over the estimated useful life of the related component or improvement, which is generally five, 15 or 30 years. All capitalized site payroll and indirect costs are allocated proportionately, based on direct costs, among capital projects and depreciated over the estimated useful lives of such projects.

Certain homogeneous items that are purchased in bulk on a recurring basis, such as carpeting and appliances, are depreciated using group methods that reflect the average estimated useful life of the items in each group. Except in the case of property casualties, where the net book value of lost property is written off in the determination of casualty gains or losses, we generally do not recognize any loss in connection with the replacement of an existing property component because normal replacements are considered in determining the estimated useful lives used in connection with our composite and group depreciation methods.

For the years ended December 31, 2010, 2009 and 2008, for continuing and discontinued operations, we capitalized $11.6 million, $9.8 million and $25.7 million of interest costs, respectively, and $25.3 million, $40.0 million and $78.1 million of site payroll and indirect costs, respectively.

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Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the declines in land values in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

In addition to the impairments of Lincoln Place and Pacific Bay Vistas, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2010 and 2009, we recorded real estate impairment losses of $0.4 million and $2.3 million, respectively, related to properties classified as held for use. For the year ended December 31, 2008, we recorded no similar impairment losses related to properties classified as held for use.

We report impairment losses or recoveries related to properties sold or classified as held for sale in discontinued operations.

Our tests of recoverability address real estate assets that do not currently meet all conditions to be classified as held for sale, but are expected to be disposed of prior to the end of their estimated useful lives. If an impairment loss is not required to be recorded, the recognition of depreciation is adjusted prospectively, as necessary, to reduce the carrying amount of the real estate to its estimated disposition value over the remaining period that the real estate is expected to be held and used. We also may adjust depreciation prospectively to reduce to zero the carrying amount of buildings that we plan to demolish in connection with a redevelopment project. These depreciation adjustments decreased net income available to the Partnership’s common unitholders by $0.2 million, $19.6 million and $11.8 million, and resulted in decreases in basic and diluted earnings per unit of less than $0.01, $0.16 and $0.12, for the years ended December 31, 2010, 2009 and 2008, respectively.

Cash Equivalents

We classify highly liquid investments with an original maturity of three months or less as cash equivalents.

Restricted Cash

Restricted cash includes capital replacement reserves, completion repair reserves, bond sinking fund amounts and tax and insurance escrow accounts held by lenders.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are generally comprised of amounts receivable from residents, amounts receivable from non-affiliated real estate partnerships for which we provide property management and other services and other miscellaneous receivables from non-affiliated entities. We evaluate collectibility of accounts receivable from residents and establish an allowance, after the application of security deposits and other anticipated recoveries, for accounts greater than 30 days past due for current residents and all receivables due from former residents. Accounts

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receivable from residents are stated net of allowances for doubtful accounts of approximately $2.1 million and $1.4 million as of December 31, 2010 and 2009, respectively.

We evaluate collectibility of accounts receivable from non-affiliated entities and establish an allowance for amounts that are considered to be uncollectible. Accounts receivable relating to non-affiliated entities are stated net of allowances for doubtful accounts of approximately $1.0 million and $0.3 million as of December 31, 2010 and 2009, respectively.

Accounts Receivable and Allowance for Doubtful Accounts from Affiliates

Accounts receivable from affiliates are generally comprised of receivables related to property management and other services provided to unconsolidated real estate partnerships in which we have an ownership interest. We evaluate collectibility of accounts receivable balances from affiliates on a periodic basis, and establish an allowance for the amounts deemed to be uncollectible. Accounts receivable from affiliates are stated net of allowances for doubtful accounts of approximately $1.5 million and $1.9 million as of December 31, 2010 and 2009, respectively.

Deferred Costs

We defer lender fees and other direct costs incurred in obtaining new financing and amortize the amounts over the terms of the related loan agreements. Amortization of these costs is included in interest expense.

We defer leasing commissions and other direct costs incurred in connection with successful leasing efforts and amortize the costs over the terms of the related leases. Amortization of these costs is included in depreciation and amortization.

Notes Receivable from Unconsolidated Real Estate Partnerships and Non-Affiliates and Related Interest Income and Provision for Losses

Notes receivable from unconsolidated real estate partnerships and from non-affiliates represent our two portfolio segments, as defined in FASB Accounting Standards Update 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, that we use to evaluate for potential loan loss. Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from non-affiliates have stated maturity dates and may require current payments of principal and interest. Repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes;” and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining

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term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate. See Note 5 for further discussion of our notes receivable.

Investments in Unconsolidated Real Estate Partnerships

We own general and limited partner interests in partnerships that either directly, or through interests in other real estate partnerships, own apartment properties. We generally account for investments in real estate partnerships that we do not consolidate under the equity method. Under the equity method, our share of the earnings or losses of the entity for the periods being presented is included in equity in earnings (losses) from unconsolidated real estate partnerships, inclusive of our share of impairments and property disposition gains recognized by and related to such entities. Certain investments in real estate partnerships that were acquired in business combinations were determined to have insignificant value at the acquisition date and are accounted for under the cost method. Any distributions received from such partnerships are recognized as income when received.

The excess of the cost of the acquired partnership interests over the historical carrying amount of partners’ equity or deficit is ascribed generally to the fair values of land and buildings owned by the partnerships. We amortize the excess cost related to the buildings over the estimated useful lives of the buildings. Such amortization is recorded as a component of equity in earnings (losses) of unconsolidated real estate partnerships. See Note 4 for further discussion of Investments in Unconsolidated Real Estate Partnerships.

Intangible Assets

At December 31, 2010 and 2009, other assets included goodwill associated with our reportable segments of $67.1 million and $71.8 million, respectively. We perform an annual impairment test of goodwill that compares the fair value of reporting units with their carrying amounts, including goodwill. We determined that our goodwill was not impaired in 2010, 2009 or 2008.

During the years ended December 31, 2010 and 2009, we allocated $4.7 million and $10.1 million, respectively, of goodwill related to our reportable segments (conventional and affordable real estate operations) to the carrying amounts of the properties sold or classified as held for sale. The amounts of goodwill allocated to these properties were based on the relative fair values of the properties sold or classified as held for sale and the retained portions of the reporting units to which the goodwill as allocated. During 2008, we did not allocate any goodwill to properties sold or classified as held for sale as real estate properties were not considered businesses under then applicable GAAP.

Other assets also includes intangible assets for purchased management contracts with finite lives that we amortize on a straight-line basis over terms ranging from five to 20 years and intangible assets for in-place leases as discussed under Acquisition of Real Estate Assets and Related Depreciation and Amortization.

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Capitalized Software Costs

Purchased software and other costs related to software developed for internal use are capitalized during the application development stage and are amortized using the straight-line method over the estimated useful life of the software, generally five years. We write-off the costs of software development projects when it is no longer probable that the software will be completed and placed in service. For the years ended December 31, 2010, 2009 and 2008, we capitalized software development costs totaling $8.7 million, $5.6 million and $20.9 million, respectively. At December 31, 2010 and 2009, other assets included $28.1 million and $29.7 million of net capitalized software, respectively. During the years ended December 31, 2010, 2009 and 2008, we recognized amortization of capitalized software of $10.2 million, $11.5 million and $10.0 million, respectively, which is included in depreciation and amortization in our consolidated statements of operations.

During the year ended December 31, 2008, we reassessed our approach to communication technology needs at our properties, which resulted in the discontinuation of an infrastructure project and a $5.4 million write-off of related hardware and capitalized internal and consulting costs included in other assets. The write-off, which is net of sales proceeds, is included in other expenses, net. During the year ended December 31, 2008, we additionally recorded a $1.6 million write-off of certain software and hardware assets that are no longer consistent with our information technology strategy. This write-off is included in depreciation and amortization. There were no similar write-offs during the years ended December 31, 2010 or 2009.

Noncontrolling Interests

Effective January 1, 2009, we adopted the provisions of FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, or SFAS 160, which are codified in FASB ASC Topic 810. These provisions clarified that a noncontrolling interest in a subsidiary is an ownership interest in a consolidated entity, which should be reported as equity in the parent’s consolidated financial statements. These provisions require disclosure, on the face of the consolidated statements of operations, of the amounts of consolidated net income (loss) and other comprehensive income (loss) attributable to controlling and noncontrolling interests, eliminating the past practice of reporting amounts of income attributable to noncontrolling interests as an adjustment in arriving at consolidated net income. These provisions also require us to attribute to noncontrolling interests their share of losses even if such attribution results in a deficit noncontrolling interest balance within our equity accounts, and in some instances, recognize a gain or loss in net income when a subsidiary is deconsolidated.

In connection with our retrospective application of these provisions, we reclassified into our consolidated equity accounts the historical balances related to noncontrolling interests in consolidated real estate partnerships. At December 31, 2008, the carrying amount of noncontrolling interests in consolidated real estate partnerships was $381.8 million.

Noncontrolling Interests in Consolidated Real Estate Partnerships

We report the unaffiliated partners’ interests in our consolidated real estate partnerships as noncontrolling interests in consolidated real estate partnerships. Noncontrolling interests in consolidated real estate partnerships represent the noncontrolling partners’ share of the underlying net assets of our consolidated real estate partnerships. Prior to 2009, when these consolidated real estate partnerships made cash distributions to partners in excess of the carrying amount of the noncontrolling interest, we generally recorded a charge equal to the amount of such excess distribution, even though there was no economic effect or cost. These charges are reported in the consolidated statements of operations for the year ended December 31, 2008, within noncontrolling interests in consolidated real estate partnerships. Also prior to 2009, we allocated the noncontrolling partners’ share of partnership losses to noncontrolling partners to the extent of the carrying amount of the noncontrolling interest. We generally recorded a charge when the noncontrolling partners’ share of partnership losses exceeds the carrying amount of the noncontrolling interest, even though there is no economic effect or cost. These charges are reported in the

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consolidated statements of operations within noncontrolling interests in consolidated real estate partnerships. We did not record charges for distributions or losses in certain limited instances where the noncontrolling partner had a legal obligation and financial capacity to contribute additional capital to the partnership. For the year ended December 31, 2008, we recorded charges for partnership losses resulting from depreciation of approximately $9.0 million that were not allocated to noncontrolling partners because the losses exceeded the carrying amount of the noncontrolling interest.

Noncontrolling interests in consolidated real estate partnerships consist primarily of equity interests held by limited partners in consolidated real estate partnerships that have finite lives. The terms of the related partnership agreements generally require the partnership to be liquidated following the sale of the partnership’s real estate. As the general partner in these partnerships, we ordinarily control the execution of real estate sales and other events that could lead to the liquidation, redemption or other settlement of noncontrolling interests. The aggregate carrying amount of noncontrolling interests in consolidated real estate partnerships is approximately $292.4 million at December 31, 2010. The aggregate fair value of these interests varies based on the fair value of the real estate owned by the partnerships. Based on the number of classes of finite-life noncontrolling interests, the number of properties in which there is direct or indirect noncontrolling ownership, complexities in determining the allocation of liquidation proceeds among partners and other factors, we believe it is impracticable to determine the total required payments to the noncontrolling interests in an assumed liquidation at December 31, 2010. As a result of real estate depreciation that is recognized in our financial statements and appreciation in the fair value of real estate that is not recognized in our financial statements, we believe that the aggregate fair value of our noncontrolling interests exceeds their aggregate carrying amount. As a result of our ability to control real estate sales and other events that require payment of noncontrolling interests and our expectation that proceeds from real estate sales will be sufficient to liquidate related noncontrolling interests, we anticipate that the eventual liquidation of these noncontrolling interests will not have an adverse impact on our financial condition.

Changes in our ownership interest in consolidated real estate partnerships generally consist of our purchase of an additional interest in or the sale of our entire interest in a consolidated real estate partnership. The effect on partners’ capital of our purchase of additional interests in consolidated real estate partnerships during the year ended December 31, 2010 is shown in the consolidated statement of partners’ capital and further discussed in Note 3. Our purchase of additional interests in consolidated real estate partnerships had no significant effect on our partners’ capital during the years ended December 31, 2009 and 2008. The effect on our partners’ capital of sales of our entire interest in consolidated real estate partnerships is reflected in our consolidated financial statements as sales of real estate and accordingly the effect on our partners’ capital is reflected as gains on disposition of real estate, less the amounts of such gains attributable to noncontrolling interests, within consolidated net (loss) income attributable to the Partnership’s common unitholders.

Revenue Recognition

Our properties have operating leases with apartment residents with terms averaging 12 months. We recognize rental revenue related to these leases, net of any concessions, on a straight-line basis over the term of the lease. We recognize revenues from property management, asset management, syndication and other services when the related fees are earned and are realized or realizable.

Advertising Costs

We generally expense all advertising costs as incurred to property operating expense. For the years ended December 31, 2010, 2009 and 2008, for both continuing and discontinued operations, total advertising expense was $14.2 million, $21.7 million and $31.8 million, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Insurance

We believe that our insurance coverages insure our properties adequately against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, and other perils. In addition, we have insurance coverage for substantial portions of our property, workers’ compensation, health, and general liability exposures. Losses are accrued based upon our estimates of the aggregate liability for uninsured losses incurred using certain actuarial assumptions followed in the insurance industry and based on our experience.

Stock-Based Compensation

We recognize all stock-based employee compensation, including grants of employee stock options, in the consolidated financial statements based on the grant date fair value and recognize compensation cost, which is net of estimates for expected forfeitures, ratably over the awards’ requisite service period. See Note 12 for further discussion of our stock-based compensation.

Tax Credit Arrangements

We sponsor certain partnerships that own and operate apartment properties that qualify for tax credits under Section 42 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and for the U.S. Department of Housing and Urban Development, or HUD, subsidized rents under HUD’s Section 8 program. These partnerships acquire, develop and operate qualifying affordable housing properties and are structured to provide for the pass-through of tax credits and deductions to their partners. The tax credits are generally realized ratably over the first ten years of the tax credit arrangement and are subject to the partnership’s compliance with applicable laws and regulations for a period of 15 years. Typically, we are the general partner with a legal ownership interest of one percent or less. We market limited partner interests of at least 99 percent to unaffiliated institutional investors (which we refer to as tax credit investors or investors) and receive a syndication fee from each investor upon such investor’s admission to the partnership. At inception, each investor agrees to fund capital contributions to the partnerships. We agree to perform various services for the partnerships in exchange for fees over the expected duration of the tax credit service period. The related partnership agreements generally require adjustment of each tax credit investor’s required capital contributions if actual tax benefits to such investor differ from projected amounts.

We have determined that the partnerships in these arrangements are variable interest entities and, where we are general partner, we are generally the primary beneficiary that is required to consolidate the partnerships. When the contractual arrangements obligate us to deliver tax benefits to the investors, and entitle us through fee arrangements to receive substantially all available cash flow from the partnerships, we account for these partnerships as wholly owned subsidiaries. Capital contributions received by the partnerships from tax credit investors represent, in substance, consideration that we receive in exchange for our obligation to deliver tax credits and other tax benefits to the investors, and the receipts are recognized as revenue in our consolidated financial statements when our obligation to the investors is relieved upon delivery of the expected tax benefits.

In summary, our accounting treatment recognizes the income or loss generated by the underlying real estate based on our economic interest in the partnerships. Proceeds received in exchange for the transfer of the tax credits are recognized as revenue proportionately as the tax benefits are delivered to the tax credit investors and our obligation is relieved. Syndication fees and related costs are recognized in income upon completion of the syndication effort. We recognize syndication fees in amounts determined based on a market rate analysis of fees for comparable services, which generally fell within a range of 10% to 15% of investor contributions during the periods presented. Other direct and incremental costs incurred in structuring these arrangements are deferred and amortized over the expected duration of the arrangement in proportion to the recognition of related income. Investor contributions in excess of recognized revenue are reported as deferred income in our consolidated balance sheets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the year ended December 31, 2010, we recognized a net $1.0 million reduction of syndication fees due to our determination that certain syndication fees receivable were uncollectible. We recognized no syndication fee income during the year ended December 31, 2009. During the year ended December 31, 2008, we recognized syndication fee income of $3.4 million. During the years ended December 31, 2010, 2009 and 2008 we recognized revenue associated with the delivery of tax benefits of $28.9 million, $36.6 million and $29.4 million, respectively. At December 31, 2010 and 2009, $114.7 million and $148.1 million, respectively, of investor contributions in excess of the recognized revenue were included in deferred income in our consolidated balance sheets.

Discontinued Operations

We classify certain properties and related assets and liabilities as held for sale when they meet certain criteria. The operating results of such properties as well as those properties sold during the periods presented are included in discontinued operations in both current periods and all comparable periods presented. Depreciation is not recorded on properties once they have been classified as held for sale; however, depreciation expense recorded prior to classification as held for sale is included in discontinued operations. The net gain on sale and any impairment losses are presented in discontinued operations when recognized. See Note 13 for additional information regarding discontinued operations.

Derivative Financial Instruments

We primarily use long-term, fixed-rate and self-amortizing non-recourse debt to avoid, among other things, risk related to fluctuating interest rates. For our variable rate debt, we are sometimes required by our lenders to limit our exposure to interest rate fluctuations by entering into interest rate swap or cap agreements. The interest rate swap agreements moderate our exposure to interest rate risk by effectively converting the interest on variable rate debt to a fixed rate. The interest rate cap agreements effectively limit our exposure to interest rate risk by providing a ceiling on the underlying variable interest rate. The fair values of the interest rate swaps are reflected as assets or liabilities in the balance sheet, and periodic changes in fair value are included in interest expense or equity, as appropriate. The interest rate caps are not material to our financial position or results of operations.

As of December 31, 2010 and 2009, we had interest rate swaps with aggregate notional amounts of $52.3 million, and recorded fair values of $2.7 million and $1.6 million, respectively, reflected in accrued liabilities and other in our consolidated balance sheets. At December 31, 2010, these interest rate swaps had a weighted average term of 10.1 years. We have designated these interest rate swaps as cash flow hedges and recognize any changes in their fair value as an adjustment of accumulated other comprehensive income (loss) within partners’ capital to the extent of their effectiveness. Changes in the fair value of these instruments and the related amounts of such changes that were reflected as an adjustment of accumulated other comprehensive loss within partners’ capital and as an adjustment of earnings (ineffectiveness) are discussed in the foregoing Fair Value Measurements section.

If the forward rates at December 31, 2010 remain constant, we estimate that during the next twelve months, we would reclassify into earnings approximately $1.6 million of the unrealized losses in accumulated other comprehensive loss. If market interest rates increase above the 3.43% weighted average fixed rate under these interest rate swaps we will benefit from net cash payments due to us from our counterparty to the interest rate swaps.

We have entered into total rate of return swaps on various fixed-rate secured tax-exempt bonds payable and fixed-rate notes payable to convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower our cost of borrowing. In exchange for our receipt of a fixed rate generally equal to the underlying borrowing’s interest rate, the total rate of return swaps require that we pay a variable rate, equivalent to the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate for tax-exempt bonds payable and the 30-day LIBOR rate for notes payable, plus a risk spread. These swaps generally have a second or third lien on the property collateralized by the related borrowings and the obligations under certain of these swaps are cross-collateralized with certain of the other swaps with a particular counterparty. The underlying

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borrowings are generally callable at our option, with no prepayment penalty, with 30 days advance notice, and the swaps generally have a term of less than five years. The total rate of return swaps have a contractually defined termination value generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings, which may require payment by us or to us for such difference. Accordingly, we believe fluctuations in the fair value of the borrowings from the inception of the hedging relationship generally will be offset by a corresponding fluctuation in the fair value of the total rate of return swaps.

We designate total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense. We evaluate the effectiveness of these fair value hedges at the end of each reporting period and recognize an adjustment of interest expense as a result of any ineffectiveness.

Borrowings payable subject to total rate of return swaps with aggregate outstanding principal balances of $276.9 million and $352.7 million at December 31, 2010 and 2009, respectively, are reflected as variable rate borrowings in Note 6. Due to changes in the estimated fair values of these debt instruments and the corresponding total rate of return swaps, we increased the carrying amount of property loans payable by $4.8 million and $5.2 million for the years ended December 31, 2010 and 2009, respectively, and reduced the carrying amount of property loans payable by $20.1 million for the year ended December 31, 2008, with offsetting adjustments to the swap values in accrued liabilities, resulting in no net effect on net income. Refer to the foregoing Fair Value Measurements section for further discussion of fair value measurements related to these arrangements. During 2010, 2009 and 2008, we determined these hedges were fully effective and accordingly we made no adjustments to interest expense for ineffectiveness.

At December 31, 2010, the weighted average fixed receive rate under the total return swaps was 6.8% and the weighted average variable pay rate was 1.6%, based on the applicable SIFMA and 30-day LIBOR rates effective as of that date. Further information related to our total return swaps as of December 31, 2010 is as follows (dollars in millions):

					Weighted Average
		Weighted		Year of	Swap Variable
	Year of Debt	Average Debt	Swap Notional	Swap	Pay Rate at
Debt Principal	Maturity	Interest Rate	Amount	Maturity	December 31, 2010

$29.2	2012	7.5%	$29.2	2012	1.6%
24.0	2015	6.9%	24.0	2012	1.1%
93.0	2031	7.4%	93.0	2012	1.1%
106.1	2036	6.2%	106.5	2012	2.2%
12.1	2038	5.5%	12.1	2012	1.0%
12.5	2048	6.5%	12.5	2012	1.0%

$276.9			$277.3

Fair Value Measurements

Beginning in 2008, we applied the FASB’s revised accounting provisions related to fair value measurements, which are codified in FASB ASC Topic 820. These revised provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity’s own data. We adopted the revised fair value measurement provisions that apply to recurring and nonrecurring fair value measurements of financial assets

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and liabilities effective January 1, 2008, and the provisions that apply to the remaining fair value measurements effective January 1, 2009, and at those times determined no transition adjustments were required.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and includes three levels defined as follows:

Level 1 — Unadjusted quoted prices for identical and unrestricted assets or liabilities in active markets

Level 2 — Quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument

Level 3 — Unobservable inputs that are significant to the fair value measurement

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Following are descriptions of the valuation methodologies used for our significant assets or liabilities measured at fair value on a recurring or nonrecurring basis. Although some of the valuation methodologies use observable market inputs in limited instances, the majority of inputs we use are unobservable and are therefore classified within Level 3 of the valuation hierarchy.

Real Estate

From time to time, we may be required to recognize an impairment loss to the extent the carrying amount of a property exceeds the estimated fair value, for properties classified as held for use, or the estimated fair value, less estimated selling costs, for properties classified as held for sale. Additionally, we are generally required to initially measure real estate recognized in connection with our consolidation of real estate partnerships at fair value.

We estimate the fair value of real estate using income and market valuation techniques using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations. For certain properties classified as held for sale, we may also recognize the impairment loss based on the contract sale price, which we believe is representative of fair value, less estimated selling costs.

Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. The amount of the impairment to be recognized generally is based on the fair value of the real estate, which represents the primary source of loan repayment. The fair value of real estate is estimated through income and market valuation approaches using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations.

Interest Rate Swaps

We recognized interest rate swaps at their estimated fair value. We estimate the fair value of interest rate swaps using an income approach with primarily observable inputs, including information regarding the hedged variable cash flows and forward yield curves relating to the variable interest rates on which the hedged cash flows are based.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Total Rate of Return Swaps

Our total rate of return swaps have contractually-defined termination values generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings. Upon termination, we are required to pay the counterparty the difference if the fair value is less than the purchased value, and the counterparty is required to pay us the difference if the fair value is greater than the purchased value. The underlying borrowings are generally callable, at our option, at face value prior to maturity and with no prepayment penalty. Due to our control of the call features in the underlying borrowings, we believe the inherent value of any differential between the fixed and variable cash payments due under the swaps would be significantly discounted by a market participant willing to purchase or assume any rights and obligations under these contracts.

The swaps are generally cross-collateralized with other swap contracts with the same counterparty and do not allow transfer or assignment, thus there is no alternate or secondary market for these instruments. Accordingly, our assumptions about the fair value that a willing market participant would assign in valuing these instruments are based on a hypothetical market in which the highest and best use of these contracts is in-use in combination with the related borrowings, similar to how we use the contracts. Based on these assumptions, we believe the termination value, or exit value, of the swaps approximates the fair value that would be assigned by a willing market participant. We calculate the termination value using a market approach by reference to estimates of the fair value of the underlying borrowings, which are discussed below, and an evaluation of potential changes in the credit quality of the counterparties to these arrangements. We compare our estimates of the fair value of the swaps and related borrowings to the valuations provided by the counterparties on a quarterly basis.

Non-recourse Property Debt

We recognize changes in the fair value of the non-recourse property debt subject to total rate of return swaps discussed above, which we have designated as fair value hedges. Additionally, we are generally required to initially measure non-recourse property debt recognized in connection with our consolidation of real estate partnerships at fair value.

We estimate the fair value of debt instruments using an income and market approach, including comparison of the contractual terms to observable and unobservable inputs such as market interest rate risk spreads, collateral quality and loan-to-value ratios on similarly encumbered assets within our portfolio. These borrowings are collateralized and non-recourse to us; therefore, we believe changes in our credit rating will not materially affect a market participant’s estimate of the borrowings’ fair value.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although we believe our valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different estimate of fair value at the reporting date.

The table below presents amounts at December 31, 2010, 2009 and 2008 (and the changes in fair value between such dates) for significant items measured in our consolidated balance sheets at fair value on a recurring basis (in thousands). Certain of these fair value measurements are based on significant unobservable inputs classified within Level 3 of the valuation hierarchy. When a determination is made to classify a fair value measurement within Level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. However, Level 3 fair value measurements typically include, in addition to the unobservable or Level 3 components, observable components that can be validated to observable external sources;

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accordingly, the changes in fair value in the table below are due in part to observable factors that are part of the valuation methodology.

	Level 2	Level 3
			Changes in Fair
			Value of Debt
	Interest Rate	Total Rate of	Subject to Total Rate
	Swaps	Return Swaps	of Return Swaps	Total

Fair value at December 31, 2008	$(2,557)	$(29,495)	$29,495	$(2,557)
Unrealized gains (losses) included in earnings(1)(2)	(447)	5,188	(5,188)	(447)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	1,408	—	—	1,408

Fair value at December 31, 2009	$(1,596)	$(24,307)	$24,307	$(1,596)
Unrealized gains (losses) included in earnings(1)(2)	(45)	4,765	(4,765)	(45)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	(1,105)	—	—	(1,105)

Fair value at December 31, 2010	$(2,746)	$(19,542)	$19,542	$(2,746)

(1)	Unrealized gains (losses) relate to periodic revaluations of fair value and have not resulted from the settlement of a swap position.

(2)	Included in interest expense in the accompanying consolidated statements of operations.

The table below presents information regarding significant amounts measured at fair value in our consolidated financial statements on a nonrecurring basis during the years ended December 31, 2010 and 2009, all of which were based, in part, on significant unobservable inputs classified within Level 3 of the valuation hierarchy (in thousands):

	2010		2009
	Fair Value		Fair Value
	Measurement	Gain (Loss)	Measurement	Gain (Loss)

Real estate (impairment losses)(1)	$62,111	$(12,043)	$425,345	$(48,542)
Real estate (newly consolidated)(2)	117,083	1,104	10,798	—
Property debt (newly consolidated)(2)	83,890	—	2,031	—
Investment in Casden Properties LLC (Note 5)	—	—	10,000	(20,740)

(1)	During the year ended December 31, 2010 and 2009, we reduced the aggregate carrying amounts of $74.2 million and $473.9 million, respectively, for real estate assets classified as held for sale to their estimated fair value, less estimated costs to sell. These impairment losses recognized generally resulted from a reduction in the estimated holding period for these assets. In periods prior to their classification as held for sale, we evaluated the recoverability of their carrying amounts based on an analysis of the undiscounted cash flows over the then anticipated holding period.

(2)	In connection with our adoption of ASU 2009-17 (see preceding discussion of Variable Interest Entities) and reconsideration events during the year ended December 31, 2010, we consolidated 17 partnerships at fair value. With the exception of such partnerships’ investments in real estate properties and related non-recourse property

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

debt obligations, we determined the carrying amounts of the related assets and liabilities approximated their fair values. The difference between our recorded investments in such partnerships and the fair value of the assets and liabilities recognized in consolidation, resulted in an adjustment of consolidated partners’ capital (allocated between the Partnership and noncontrolling interests) for those partnerships consolidated in connection with our adoption of ASU 2009-17. For the partnerships we consolidated at fair value due to reconsideration events during the year ended December 31, 2010, the difference between our recorded investments in such partnerships and the fair value of the assets, liabilities and noncontrolling interests recognized upon consolidation resulted in our recognition of a gain, which is included in gain on disposition of unconsolidated real estate and other in our consolidated statement of operations for the year ended December 31, 2010. We recognized no similar gain as a result of our consolidation of partnerships during the year ended December 31, 2009.

Disclosures Regarding Fair Value of Financial Instruments

We believe that the aggregate fair value of our cash and cash equivalents, receivables, payables and short-term secured debt approximates their aggregate carrying value at December 31, 2010, due to their relatively short-term nature and high probability of realization. We estimate fair value for our notes receivable and debt instruments as discussed in the preceding Fair Value Measurements section The estimated aggregate fair value of our notes receivable was approximately $126.0 million and $126.1 million at December 31, 2010 and 2009, respectively, as compared to carrying amounts of $137.6 million and $139.6 million, respectively. See Note 5 for further information on notes receivable. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.6 billion and $5.7 billion at December 31, 2010 and 2009, respectively, as compared to the carrying amounts of $5.5 billion and $5.7 billion, respectively. See Note 6 and Note 7 for further details on our consolidated debt. Refer to Derivative Financial Instruments for further discussion regarding certain of our fixed rate debt that is subject to total rate of return swap instruments.

Income Taxes

We are treated as a “pass-through” entity for United States Federal income tax purposes and are not subject to United States Federal income taxation. We are subject to tax in certain states. Each of our partners, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions and credits, or Partnership Tax Items, for each taxable year during which he is a partner, regardless of whether he receives any actual distributions of cash or other property from us during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined by us, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the Partnership Agreement. The General Partner is our “tax matters partner” for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of us with respect to tax matters.

Aimco has elected to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1994, and intends to continue to operate in such a manner. Aimco’s current and continuing qualification as a REIT depends on its ability to meet the various requirements imposed by the Code, which are related to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. If Aimco qualifies for taxation as a REIT, it will generally not be subject to United States Federal corporate income tax on our taxable income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation.

Even if Aimco qualifies as a REIT, it may be subject to United States Federal income and excise taxes in various situations, such as on our undistributed income. Aimco also will be required to pay a 100% tax on any net income on non-arms length transactions between it and a taxable subsidiary (described below) and on any net income from sales of property that was property held for sale to customers in the ordinary course. Aimco and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Aimco transacts business or Aimco’s stockholders reside. In addition, Aimco could also be subject to the alternative minimum tax, or AMT, on our items of tax preference. The state and local tax laws may not conform to the United States Federal income tax treatment. Any taxes imposed on Aimco reduce its and our operating cash flow and net income.

Certain of Aimco’s operations or a portion thereof, including property management, asset management and risk management, are conducted through taxable subsidiaries, which are subsidiaries of the Partnership. A taxable subsidiary is a C-corporation that has not elected REIT status and as such is subject to United States Federal corporate income tax. Aimco uses taxable subsidiaries to facilitate its ability to offer certain services and activities to its residents and investment partners that cannot be offered directly by a REIT. Aimco also uses taxable subsidiaries to hold investments in certain properties.

For Aimco’s taxable subsidiaries, deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for Federal income tax purposes, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences reverse. We reduce deferred tax assets by recording a valuation allowance when we determine based on available evidence that it is more likely than not that the assets will not be realized. We recognize the tax consequences associated with intercompany transfers between the REIT and taxable subsidiaries when the related assets are sold to third parties, impaired or otherwise disposed of for financial reporting purposes.

In March 2008, we were notified by the Internal Revenue Service that it intended to examine our 2006 Federal tax return. During June 2008, the IRS issued AIMCO-GP, Inc., our general and tax matters partner, a summary report including the IRS’s proposed adjustments to our 2006 Federal tax return. In addition, in May 2009, we were notified by the IRS that it intended to examine our 2007 Federal tax return. During November 2009, the IRS issued AIMCO-GP, Inc. a summary report including the IRS’s proposed adjustments to our 2007 Federal tax return. The matter is currently pending administratively before IRS Appeals and the IRS has made no determination. We do not expect the 2006 or 2007 proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of operations.

Concentration of Credit Risk

Financial instruments that potentially could subject us to significant concentrations of credit risk consist principally of notes receivable and total rate of return swaps. Approximately $89.3 million of our notes receivable, or 1.2% of the carrying amount of our total assets, at December 31, 2010, are collateralized by 84 buildings with 1,596 residential units in the West Harlem area of New York City. There are no other significant concentrations of credit risk with respect to our notes receivable due to the large number of partnerships that are borrowers under the notes and the geographic diversification of the properties that serve as the primary source of repayment of the notes.

At December 31, 2010, we had total rate of return swap positions with two financial institutions totaling $277.3 million. We periodically evaluate counterparty credit risk associated with these arrangements. At the current time, we have concluded we do not have material exposure. In the event either counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely impact our results of operations and operating cash flows.

Comprehensive Income or Loss

As discussed in the Derivative Financial Instruments section, we recognize changes in the fair value of our cash flow hedges as changes in accumulated other comprehensive loss within partners’ capital. For the years ended December 31, 2010 and 2009, before the effects of noncontrolling interests, our consolidated comprehensive loss totaled $89.9 million and $42.6 million, respectively, and for the year ended December 31, 2008, our consolidated comprehensive income totaled $625.6 million.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Earnings per Unit

We calculate earnings per unit based on the weighted average number of common OP Units, common OP Unit equivalents, participating securities and other potentially dilutive securities outstanding during the period (see Note 14).

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ from those estimates.

Reclassifications and Adjustments

Certain items included in the 2009 and 2008 financial statements have been reclassified to conform to the current presentation, including adjustments for discontinued operations.

During the three months ended March 31, 2010, we reduced the investment and noncontrolling interest balances for certain of our consolidated partnerships by $38.7 million related to excess amounts allocated to the investments upon our consolidation of such partnerships.

NOTE 3 —	Real Estate and Partnership Acquisitions and Other Significant Transactions

Real Estate Acquisitions

During the years ended December 31, 2010 and 2009, we did not acquire any significant real estate properties.

During the year ended December 31, 2008, we acquired three conventional properties with a total of 470 units, located in San Jose, California, Brighton, Massachusetts and Seattle, Washington. The aggregate purchase price of $111.5 million, excluding transaction costs, was funded using $39.0 million in proceeds from property loans, $41.9 million in tax-free exchange proceeds (provided by 2008 real estate dispositions) and the remainder in cash.

Acquisitions of Noncontrolling Partnership Interests

During the year ended December 31, 2010, we acquired the remaining noncontrolling limited partnership interests in two consolidated partnerships, in which our affiliates serve as general partner, for total consideration of $19.9 million. This consideration consisted of $12.5 million in cash, $6.9 million in common OP Units and $0.5 million of other consideration. We also acquired for $1.8 million additional noncontrolling interests in a consolidated partnership for $1.2 million in cash and other consideration. We recognized the $27.4 million excess of the consideration paid over the carrying amount of the noncontrolling interests acquired as an adjustment of partners’ capital. During the years ended December 31, 2009 and 2008, we did not acquire any significant noncontrolling limited partnership interests.

Disposition of Unconsolidated Real Estate and Other

During the year ended December 31, 2010, we recognized $10.7 million in net gains on disposition of unconsolidated real estate and other. These gains were primarily related to sales of investments held by partnerships we consolidated in accordance with our adoption of ASU 2009-17 (see Note 2) and in which we generally hold a nominal general partner interest. Accordingly, these gains were primarily attributed to the noncontrolling interests in these partnerships.

During the year ended December 31, 2009, we recognized $21.6 million in net gains on disposition of unconsolidated real estate and other. Gains recognized in 2009 primarily consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(discussed below), $4.0 million from the disposition of our interest in a group purchasing organization (discussed below), $5.5 million from our disposition of interests in unconsolidated real estate partnerships and $3.5 million of net gains related to various other transactions.

During the year ended December 31, 2008, we recognized $97.4 million in net gains on disposition of unconsolidated real estate and other, which primarily consisted of a $98.4 million gain recognized on the disposal of our interests in unconsolidated real estate partnerships that owned two properties with 671 units.

Sale of Interest in Group Purchasing Organization

During 2009, we sold our interest in an unconsolidated group purchasing organization to an unrelated entity for $5.9 million, resulting in the recognition of a gain on sale of $4.0 million, which is included in gain on disposition of unconsolidated real estate and other in our consolidated statement of operations for the year ended December 31, 2009. This gain was partially offset by a $1.0 million provision for income tax. We also had a note receivable from another principal in the group purchasing organization, which was collateralized by its equity interest in the entity. In connection with the sale of our interest, we reevaluated collectibility of the note receivable and reversed $1.4 million of previously recognized impairment losses, which is reflected in provision for losses on notes receivable, net in our consolidated statement of operations for the year ended December 31, 2009. During the year ended December 31, 2010, we received payment of the remaining outstanding $1.6 million balance on the note.

Casualty Loss Related to Tropical Storm Fay and Hurricane Ike

During 2008, Tropical Storm Fay and Hurricane Ike caused severe damage to certain of our properties located primarily in Florida and Texas, respectively. We incurred total losses of approximately $33.9 million, including property damage replacement costs and clean-up costs. After consideration of estimated third party insurance proceeds and the noncontrolling interest partners’ share of losses for consolidated real estate partnerships, the net effect of these casualties on net income available to the Partnership’s common unitholders was a loss of approximately $5.6 million.

Restructuring Costs

In connection with 2008 property sales and an expected reduction in redevelopment and transactional activities, during the three months ended December 31, 2008, we initiated an organizational restructuring program that included reductions in workforce and related costs, reductions in leased corporate facilities and abandonment of certain redevelopment projects and business pursuits. This restructuring effort resulted in a restructuring charge of $22.8 million, which consisted of: severance costs of $12.9 million; unrecoverable lease obligations of $6.4 million related to space that we will no longer use; and the write-off of deferred transaction costs totaling $3.5 million associated with certain acquisitions and redevelopment opportunities that we will no longer pursue. We completed the workforce reductions by March 31, 2009.

During 2009, in connection with continued repositioning of our portfolio, we completed additional organizational restructuring activities that included reductions in workforce and related costs and the abandonment of additional leased corporate facilities and redevelopment projects. Our 2009 restructuring activities resulted in a restructuring charge of $11.2 million, which consisted of severance costs and personnel related costs of $7.0 million; unrecoverable lease obligations of $2.6 million related to space that we will no longer use; the write-off of deferred costs totaling $0.9 million associated with certain redevelopment opportunities that we will no longer pursue; and $0.7 million in other costs.

As of December 31, 2010 and 2009, the remaining accruals associated with these restructuring activities were $4.7 million and $6.9 million, respectively, for estimated unrecoverable lease obligations, which will be paid over the remaining terms of the affected leases, and at December 31, 2009, we had $4.7 million accrued for severance and personnel related costs, which were paid during the first quarter of 2010.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 4 —	Investments in Unconsolidated Real Estate Partnerships

We owned general and limited partner interests in unconsolidated real estate partnerships owning approximately 173, 77 and 85 properties at December 31, 2010, 2009 and 2008, respectively. We acquired these interests through various transactions, including large portfolio acquisitions and offers to individual limited partners. Our total ownership interests in these unconsolidated real estate partnerships typically ranges from less than 1% to 50% and in some instances may exceed 50%.

The following table provides selected combined financial information for the unconsolidated real estate partnerships in which we had investments accounted for under the equity method as of and for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Real estate, net of accumulated depreciation	$624,913	$95,226	$122,788
Total assets	676,373	122,543	155,444
Secured and other notes payable	494,967	101,678	122,859
Total liabilities	726,480	145,637	175,681
Partners’ deficit	(50,107)	(23,094)	(20,237)
Rental and other property revenues	145,598	55,366	69,392
Property operating expenses	(93,521)	(34,497)	(42,863)
Depreciation expense	(36,650)	(10,302)	(12,640)
Interest expense	(40,433)	(11,103)	(17,182)
(Impairment losses)/Gain on sale, net	(29,316)	8,482	5,391
Net income (loss)	(58,274)	6,622	1,398

The increase in the number of partnerships we account for using the equity method and the related selected combined financial information for such partnerships is primarily attributed to our adoption of ASU 2009-17 (see Note 2), pursuant to which we consolidated 18 investment partnerships that hold investments in other unconsolidated real estate partnerships. Prior to our consolidation of these investment partnerships, we had no recognized basis in the investment partnerships’ investments in the unconsolidated real estate partnerships and accounted for our indirect interests in these partnerships using the cost method. We generally hold a nominal general partnership interest in these investment partnerships and substantially all of the assets and liabilities of these investment partnerships are attributed to the noncontrolling interests in such entities.

As a result of our acquisition of interests in unconsolidated real estate partnerships at a cost in excess of the historical carrying amount of the partnerships’ net assets and our consolidation of investment partnerships and their investments in unconsolidated real estate partnerships at fair values that may exceed the historical carrying amount of the unconsolidated partnerships’ net assets, our aggregate investment in unconsolidated partnerships at December 31, 2010 and 2009 of $58.2 million and $104.2 million, respectively, exceeds our share of the underlying historical partners’ deficit of the partnerships by approximately $61.8 million and $108.4 million, respectively.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 —	Notes Receivable

The following table summarizes our notes receivable at December 31, 2010 and 2009 (in thousands):

	2010			2009
	Unconsolidated			Unconsolidated
	Real Estate	Non-		Real Estate	Non-
	Partnerships	Affiliates	Total	Partnerships	Affiliates	Total

Par value notes	$10,821	$17,899	$28,720	$11,353	$20,862	$32,215
Discounted notes	980	145,888	146,868	5,095	141,468	146,563
Allowance for loan losses	(905)	(37,061)	(37,966)	(2,153)	(37,061)	(39,214)

Total notes receivable	$10,896	$126,726	$137,622	$14,295	$125,269	$139,564

Face value of discounted notes	$31,755	$158,621	$190,376	$37,709	$155,848	$193,557

Included in notes receivable from unconsolidated real estate partnerships at December 31, 2010 and 2009, are $2.3 million and $2.4 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships. We earn interest on these secured notes receivable at an annual interest rate of 12.0%.

Included in the notes receivable from non-affiliates at December 31, 2010 and 2009, are $103.9 million and $102.2 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships. We earn interest on these secured notes receivable at various annual interest rates ranging between 3.5% and 12.0% and averaging 4.1%.

Notes receivable from non-affiliates at December 31, 2010 and 2009, include notes receivable totaling $89.3 million and $87.4 million, respectively, from certain entities (the “borrowers”) that are wholly owned by a single individual. We originated these notes in November 2006 pursuant to a loan agreement that provides for total funding of approximately $110.0 million, including $16.4 million for property improvements and an interest reserve, of which $3.8 million had not been funded as of December 31, 2010. The notes mature in November 2016, bear interest at LIBOR plus 2.0%, are partially guaranteed by the owner of the borrowers, and are collateralized by second mortgages on 84 buildings containing 1,596 residential units and 43 commercial spaces in West Harlem, New York City. In conjunction with the loan agreement, we entered into a purchase option and put agreement with the borrowers under which we may purchase some or all of the buildings and, subject to achieving specified increases in rental income, the borrowers may require us to purchase the buildings (see Note 8). We determined that the stated interest rate on the notes on the date the loan was originated was a below-market interest rate and recorded a $19.4 million discount to reflect the estimated fair value of the notes based on an estimated market interest rate of LIBOR plus 4.0%. The discount was determined to be attributable to our real estate purchase option, which we recorded separately in other assets. Accretion of this discount, which is included in interest income in our consolidated statements of operations, totaled $0.9 million in 2010, $0.9 million in 2009 and $0.7 million in 2008. The value of the purchase option asset will be included in the cost of properties acquired pursuant to the option or otherwise be charged to expense. We determined that the borrowers are VIEs and, based on qualitative and quantitative analysis, determined that the individual who owns the borrowers and partially guarantees the notes is the primary beneficiary.

As part of the March 2002 acquisition of Casden Properties, Inc., we invested $50.0 million for a 20% passive interest in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California. Based upon the profit allocation agreement, we account for this investment as a note receivable from a non-affiliate and through 2008 were amortizing the discounted value of the investment to the $50.0 million previously estimated to be collectible, through the initial dissolution date of the entity. As a result of a declines in land values in Southern California, we determined our recorded investment amount was not fully recoverable, and accordingly recognized impairment losses of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009 and $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The activity in the allowance for loan losses related to our notes receivable from unconsolidated real estate partnerships and non-affiliates, in total for both par value notes and discounted notes, for the years ended December 31, 2010 and 2009, is as follows (in thousands):

	Unconsolidated
	Real Estate
	Partnerships	Non-Affiliates

Balance at December 31, 2008	$(4,863)	$(17,743)
Provisions for losses on notes receivable	(2,231)	—
Recoveries of losses on notes receivable	—	1,422
Provisions for impairment loss on investment in Casden Properties LLC	—	(20,740)
Write offs charged against allowance	4,367	—
Net reductions due to consolidation of real estate partnerships and property dispositions	574	—

Balance at December 31, 2009	$(2,153)	$(37,061)
Provisions for losses on notes receivable	(304)	(220)
Recoveries of losses on notes receivable	116	—
Write offs charged against allowance	639	220
Net reductions due to consolidation of real estate partnerships and property dispositions	797	—

Balance at December 31, 2010	$(905)	$(37,061)

In addition to the provisions shown above, during the year ended December 31, 2010, we wrote off $0.5 million of receivables that were not reserved through the allowance.

Additional information regarding our par value notes and discounted notes impaired during the years ended December 31, 2010 and 2009 is presented in the table below (in thousands):

	2010	2009

Par value notes:
Allowance for losses recognized	$(796)	$(1,158)
Carrying amounts of loans prior to impairments	1,115	3,819
Average recorded investment in impaired loans	1,255	7,589
Interest income recognized related to impaired loans	75	84
Discounted notes:
Allowance for losses recognized	$(110)	$(996)
Carrying amounts of loans prior to impairments	110	1,580
Average recorded investment in impaired loans	538	3,503
Interest income recognized related to impaired loans	—	—

The remaining $27.0 million of our par value notes receivable at December 31, 2010, is estimated to be collectible and, therefore, interest income on these par value notes is recognized as earned. Of our total par value notes outstanding at December 31, 2010, notes with balances of $17.5 million have stated maturity dates and the remainder have no stated maturity date and are governed by the terms of the partnership agreements pursuant to which the loans were extended. At December 31, 2010, none of the par value notes with stated maturity dates were past due. The information in the table above regarding our discounted notes excludes the impairment related to our

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

investment in Casden Properties LLC. No interest income has been recognized on our investment in Casden Properties LLC following the initial impairment recognized during 2008.

In addition to the interest income recognized on impaired loans shown above, we recognized interest income, including accretion, of $7.7 million, $5.8 million and $9.2 million for the years ended December 31, 2010, 2009 and 2008, respectively, related to our remaining notes receivable.

NOTE 6 —	Non-Recourse Property Tax-Exempt Bond Financings, Non-Recourse Property Loans Payable and Other Borrowings

We finance our properties primarily using long-dated, fixed-rate debt that is collateralized by the underlying real estate properties and is non-recourse to us. The following table summarizes our property tax-exempt bond financings related to properties classified as held for use at December 31, 2010 and 2009 (in thousands):

	Weighted Average	Principal
	Interest Rate	Outstanding
	2010	2010	2009

Fixed rate property tax-exempt bonds payable	5.72%	$140,111	$140,995
Variable rate property tax-exempt bonds payable	1.29%	374,395	433,931

Total		$514,506	$574,926

Fixed rate property tax-exempt bonds payable mature at various dates through January 2050. Variable rate property tax-exempt bonds payable mature at various dates through July 2033. Principal and interest on these bonds are generally payable in semi-annual installments with balloon payments due at maturity. Certain of our property tax-exempt bonds at December 31, 2010, are remarketed periodically by a remarketing agent to maintain a variable yield. If the remarketing agent is unable to remarket the bonds, then the remarketing agent can put the bonds to us. We believe that the likelihood of this occurring is remote. At December 31, 2010, our property tax-exempt bond financings related to properties classified as held for use were secured by 38 properties with a combined net book value of $722.0 million. At December 31, 2010, property tax-exempt bonds payable with a weighted average fixed rate of 6.7% have been converted to a weighted average variable rate of 1.6% using total rate of return swaps that mature during 2012. These property tax-exempt bonds payable are presented above as variable rate debt at their carrying amounts, or fair value, of $229.1 million. See Note 2 for further discussion of our total rate of return swap arrangements.

The following table summarizes our property loans payable related to properties classified as held for use at December 31, 2010 and 2009 (in thousands):

	Weighted Average	Principal
	Interest Rate	Outstanding
	2010	2010	2009

Fixed rate property notes payable	5.90%	$4,855,871	$4,672,254
Variable rate property notes payable	2.86%	73,852	75,685
Secured notes credit facility	1.04%	13,554	13,554

Total		$4,943,277	$4,761,493

Fixed rate property notes payable mature at various dates through December 2049. Variable rate property notes payable mature at various dates through November 2030. Principal and interest are generally payable monthly or in monthly interest-only payments with balloon payments due at maturity. At December 31, 2010, our property notes payable related to properties classified as held for use were secured by 350 properties with a combined net book value of $5,722.4 million. In connection with our 2010 adoption of ASU 2009-17(see Note 2), we consolidated and deconsolidated various partnerships, which resulted in a net increase in property loans payable of approximately

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$61.2 million as compared to 2009. The remainder of the increase in property loans payable during the year is primarily due to refinancing activities. At December 31, 2010, property loans payable with a weighted average fixed rate of 7.5% have been converted to a weighted average variable rate of 1.6% using total rate of return swaps that mature during 2012, which is the same year the notes payable mature. These property loans payable are presented above as variable rate debt at their carrying amounts, or fair value, of $28.7 million. See Note 2 for further discussion of our total rate of return swap arrangements.

At December 31, 2009, we had a secured revolving credit facility with a major life company that provided for borrowings of up to $200.0 million. During 2010, the credit facility was modified to reduce allowed borrowings to the then outstanding borrowings and to remove the option for new loans under the facility. During 2010, we also exercised an option to extend the maturity date to October 2011 for a nominal fee. At December 31, 2010, outstanding borrowings of $13.6 million related to properties classified as held for use are included in 2012 maturities below based on a remaining one-year extension option for nominal cost.

Our consolidated debt instruments generally contain covenants common to the type of facility or borrowing, including financial covenants establishing minimum debt service coverage ratios and maximum leverage ratios. At December 31, 2010, we were in compliance with all financial covenants pertaining to our consolidated debt instruments.

Other borrowings totaled $47.0 million and $53.1 million at December 31, 2010 and 2009, respectively. We classify within other borrowings notes payable that do not have a collateral interest in real estate properties but for which real estate serves as the primary source of repayment. These borrowings are generally non-recourse to us. At December 31, 2010, other borrowings includes $38.5 million in fixed rate obligations with interest rates ranging from 4.5% to 10.0% and $8.5 million in variable rate obligations bearing interest at the prime rate plus 1.75%. The maturity dates for other borrowings range from 2011 to 2014, although certain amounts are due upon occurrence of specified events, such as property sales.

As of December 31, 2010, the scheduled principal amortization and maturity payments for our property tax-exempt bonds, property notes payable and other borrowings related to properties in continuing operations are as follows (in thousands):

	Amortization	Maturities	Total

2011	$100,162	$188,828	$288,990
2012	101,864	454,229	556,093
2013	100,995	329,308	430,303
2014	87,292	375,505	462,797
2015	83,893	394,649	478,542
Thereafter			3,288,076

			$5,504,801

Amortization for 2011, 2012 and 2013 in the table above includes $6.5 million, $5.9 million and $9.6 million, respectively, and maturities for 2011, 2012 and thereafter includes $13.3 million, $11.1 million and $0.6 million, respectively, related to other borrowings at December 31, 2010.

NOTE 7 —	Credit Agreement and Term Loan

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement. In addition to us, Aimco and an Aimco subsidiary are also borrowers under the Credit Agreement.

As of December 31, 2010, the Credit Agreement consisted of $300.0 million of revolving loan commitments (an increase of $120.0 million from the revolving commitments at December 31, 2009). As of December 31, 2009,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Credit Agreement consisted of aggregate commitments of $270.0 million, consisting of the $90.0 million outstanding balance on our term loan and $180.0 million of revolving commitments. During 2010, we repaid in full the remaining balance on the term loan.

Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments. As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit).

The Credit Agreement includes customary financial covenants, including the maintenance of specified ratios with respect to total indebtedness to gross asset value, total secured indebtedness to gross asset value, aggregate recourse indebtedness to gross asset value, variable rate debt to total indebtedness, debt service coverage and fixed charge coverage; the maintenance of a minimum adjusted tangible net worth; and limitations regarding the amount of cross-collateralized debt. The Credit Agreement includes other customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any four consecutive fiscal quarters in an aggregate amount of up to 95% of our funds from operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary to maintain Aimco’s REIT status. We were in compliance with all such covenants as of December 31, 2010.

The lenders under the Credit Agreement may accelerate any outstanding loans if, among other things: we fail to make payments when due (subject to applicable grace periods); material defaults occur under other debt agreements; certain bankruptcy or insolvency events occur; material judgments are entered against us; we fail to comply with certain covenants, such as the requirement to deliver financial information or the requirement to provide notices regarding material events (subject to applicable grace periods in some cases); indebtedness is incurred in violation of the covenants; or prohibited liens arise.

NOTE 8 —	Commitments and Contingencies

Commitments

We did not have any significant commitments related to our redevelopment activities at December 31, 2010. We enter into certain commitments for future purchases of goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

As discussed in Note 5, we have committed to fund an additional $3.8 million in loans on certain properties in West Harlem in New York City. In certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment of approximately $30.6 million and the assumption of approximately $118.6 million in property debt. The ability to exercise the put is dependent upon the achievement of specified thresholds by the current owner of the properties.

As discussed in Note 11, we have a potential obligation to repurchase from Aimco $20.0 million in liquidation preference of our Series A Community Reinvestment Act Perpetual Partnership Preferred Units for $14.0 million.

Tax Credit Arrangements

We are required to manage certain consolidated real estate partnerships in compliance with various laws, regulations and contractual provisions that apply to our historic and low-income housing tax credit syndication arrangements. In some instances, noncompliance with applicable requirements could result in projected tax benefits not being realized and require a refund or reduction of investor capital contributions, which are reported as deferred income in our consolidated balance sheet, until such time as our obligation to deliver tax benefits is relieved. The

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

remaining compliance periods for our tax credit syndication arrangements range from less than one year to 15 years. We do not anticipate that any material refunds or reductions of investor capital contributions will be required in connection with these arrangements.

Legal Matters

In addition to the matters described below, we are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which are covered by our general liability insurance program, and none of which we expect to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Limited Partnerships

In connection with our acquisitions of interests in real estate partnerships and our role as general partner in certain real estate partnerships, we are sometimes subject to legal actions, including allegations that such activities may involve breaches of fiduciary duties to the partners of such real estate partnerships or violations of the relevant partnership agreements. We may incur costs in connection with the defense or settlement of such litigation. We believe that we comply with our fiduciary obligations and relevant partnership agreements. Although the outcome of any litigation is uncertain, we do not expect any such legal actions to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be responsible for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

We have determined that our legal obligations to remove or remediate certain potentially hazardous materials may be conditional asset retirement obligations, as defined in GAAP. Except in limited circumstances where the asset retirement activities are expected to be performed in connection with a planned construction project or property casualty, we believe that the fair value of our asset retirement obligations cannot be reasonably estimated due to significant uncertainties in the timing and manner of settlement of those obligations. Asset retirement obligations that are reasonably estimable as of December 31, 2010, are immaterial to our consolidated financial condition, results of operations and cash flows.

Operating Leases

We are obligated under non-cancelable operating leases for office space and equipment. In addition, we sublease certain of our office space to tenants under non-cancelable subleases. Approximate minimum annual

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

rentals under operating leases and approximate minimum payments to be received under annual subleases are as follows (in thousands):

	Operating
	Lease	Sublease
	Obligations	Receivables

2011	$6,334	$785
2012	4,399	658
2013	1,381	205
2014	925	—
2015	511	—
Thereafter	850	—

Total	$14,400	$1,648

Substantially all of the office space subject to the operating leases described above is for the use of our corporate offices and area operations. Rent expense recognized totaled $6.6 million, $7.7 million and $10.2 million for the years ended December 31, 2010, 2009 and 2008, respectively. Sublease receipts that offset rent expense totaled approximately $1.6 million, $0.7 million and $0.7 million for the years ended December 31, 2010, 2009 and 2008, respectively.

As discussed in Note 3, during the years ended December 31, 2009 and 2008, we commenced restructuring activities pursuant to which we vacated certain leased office space for which we remain obligated. In connection with the restructurings, we accrued amounts representing the estimated fair value of certain lease obligations related to space we are no longer using, reduced by estimated sublease amounts. At December 31, 2010, approximately $4.7 million related to the above operating lease obligations was included in accrued liabilities related to these estimates.

Additionally, during January 2011, we provided notice of our intent to terminate one of the leases included in the table above effective March 31, 2012, and we paid the required lease termination payment of approximately $1.3 million. Obligations shown in the table above reflect our revised obligations following the lease buyout.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 9 —	Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities of the taxable subsidiaries for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax liabilities and assets are as follows (in thousands):

	2010	2009

Deferred tax liabilities:
Partnership differences	$26,033	$32,565
Depreciation	1,212	2,474
Deferred revenue	11,975	14,862

Total deferred tax liabilities	$39,220	$49,901

Deferred tax assets:
Net operating, capital and other loss carryforwards	$41,511	$37,164
Provision for impairments on real estate assets	33,321	33,321
Receivables	8,752	3,094
Accrued liabilities	6,648	9,272
Accrued interest expense	2,220	—
Intangibles — management contracts	1,273	1,911
Tax credit carryforwards	7,181	6,949
Equity compensation	900	1,463
Other	159	929

Total deferred tax assets	101,965	94,103

Valuation allowance	(4,009)	(2,187)

Net deferred income tax assets	$58,736	$42,015

At December 31, 2010, we increased the valuation allowance for our deferred tax assets by $1.8 million for certain state net operating losses as well as certain low income housing credits based on a determination that it was more likely than not that such assets will not be realized prior to their expiration.

A reconciliation of the beginning and ending balance of our unrecognized tax benefits is presented below (in thousands):

	2010	2009	2008

Balance at January 1	$3,079	$3,080	$2,965
Additions based on tax positions related to prior years	992	—	115
Reductions based on tax positions related to prior years	—	(1)	—

Balance at December 31	$4,071	$3,079	$3,080

We do not anticipate any material changes in existing unrecognized tax benefits during the next 12 months. Because the statute of limitations has not yet elapsed, our Federal income tax returns for the year ended December 31, 2007, and subsequent years and certain of our State income tax returns for the year ended December 31, 2005, and subsequent years are currently subject to examination by the Internal Revenue Service or other tax authorities. Approximately $3.3 million of the unrecognized tax benefit, if recognized, would affect the effective tax rate. As discussed in Note 2, the IRS has issued us summary reports including its proposed adjustments to the Aimco Operating Partnership’s 2007 and 2006 Federal tax returns. We do not expect the proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operations. Our policy is to include interest and penalties related to income taxes in income taxes in our consolidated statements of operations.

In accordance with the accounting requirements for stock-based compensation, we may recognize tax benefits in connection with the exercise of stock options by employees of our taxable subsidiaries and the vesting of restricted stock awards. During the years ended December 31, 2010 and 2009, we had no excess tax benefits from employee stock option exercises and vested restricted stock awards.

Significant components of the provision (benefit) for income taxes are as follows and are classified within income tax benefit in continuing operations and income from discontinued operations, net in our statements of operations for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Current:
Federal	$—	$(1,910)	$8,678
State	1,395	3,992	2,415

Total current	1,395	2,082	11,093

Deferred:
Federal	(10,912)	(17,320)	(22,115)
State	(1,380)	(3,988)	(2,386)

Total deferred	(12,292)	(21,308)	(24,501)

Total benefit	$(10,897)	$(19,226)	$(13,408)

Classification:
Continuing operations	$(18,433)	$(17,487)	$(56,574)
Discontinued operations	$7,536	$(1,739)	$43,166

Consolidated losses subject to tax, consisting of pretax income or loss of our taxable subsidiaries and gains or losses on certain property sales that are subject to income tax under section 1374 of the Internal Revenue Code, for the years ended December 31, 2010, 2009 and 2008 totaled $50.3 million, $40.6 million and $81.8 million, respectively. The reconciliation of income tax attributable to continuing and discontinued operations computed at the U.S. statutory rate to income tax benefit is shown below (dollars in thousands):

	2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent

Tax at U.S. statutory rates on consolidated loss subject to tax	$(17,622)	35.0%	$(14,221)	35.0%	$(28,632)	35.0%
State income tax, net of Federal tax benefit	14	—	(2,183)	5.4%	29	—
Effect of permanent differences	(673)	1.3%	127	(0.3)%	215	(0.3)%
Tax effect of intercompany transfers of assets between the REIT and taxable subsidiaries(1)	5,694	(11.3)%	(4,759)	11.7%	15,059	(18.4)%
Write-off of excess tax basis	(132)	0.3%	(377)	0.9%	(79)	0.1%
Increase in valuation allowance	1,822	(3.6)%	2,187	(5.4)%	—	—

	$(10,897)	21.7%	$(19,226)	47.3%	$(13,408)	16.4%

(1)	Includes the effect of assets contributed by us to taxable subsidiaries, for which deferred tax expense or benefit was recognized upon the sale or impairment of the asset by the taxable subsidiary.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income taxes paid totaled approximately $1.9 million, $4.6 million and $13.8 million in the years ended December 31, 2010, 2009 and 2008, respectively.

At December 31, 2010, we had net operating loss carryforwards, or NOLs, of approximately $73.7 million for income tax purposes that expire in years 2027 to 2030. Subject to certain separate return limitations, we may use these NOLs to offset all or a portion of taxable income generated by our taxable subsidiaries. We generated approximately $9.8 million of NOLs during the year ended December 31, 2010, as a result of losses from our taxable subsidiaries. The deductibility of intercompany interest expense with our taxable subsidiaries is subject to certain intercompany limitations based upon taxable income as required under Section 163(j) of the Code. As of December 31, 2010, interest carryovers of approximately $23.7 million, limited by Section 163(j) of the Code, are available against U.S. Federal tax without expiration. The deferred tax asset related to these interest carryovers is approximately $9.2 million. Additionally, our low-income housing and rehabilitation tax credit carryforwards as of December 31, 2010, were approximately $7.7 million for income tax purposes that expire in years 2012 to 2029. The net deferred tax asset related to these credits is approximately $6.0 million.

NOTE 10 —	Notes Receivable from Aimco

In exchange for the sale of certain real estate assets to Aimco in December 2000, we received notes receivable, totaling $10.1 million. The notes bear interest at the rate of 5.7% per annum. Of the $10.1 million total, $7.6 million is due upon demand, and the remainder is due in scheduled semi-annual payments with all unpaid principal and interest due on December 31, 2010. As of the date of this filing, this note has not been repaid. At December 31, 2010 and 2009, the balance of the notes totaled $17.2 million and $16.4, respectively, which includes accrued and unpaid interest.

NOTE 11 —	Partners’ Capital and Redeemable Preferred Units

Preferred OP Units Owned by Aimco

At December 31, 2010 and 2009, we had the following classes of preferred OP Units owned by Aimco outstanding (stated at their redemption values, dollars in thousands):

		Annual
		Distribution
		Rate per Unit	Balance
	Redemption	(Paid	December 31,
Perpetual:	Date(1)	Quarterly)	2010	2009

Class G Partnership Preferred Units, $0.01 par value, 4,050,000 units authorized, zero and 4,050,000 units issued and outstanding, respectively(2)	07/15/2008	9.375%	$—	$101,000
Class T Partnership Preferred Units, $0.01 par value, 6,000,000 units authorized, 6,000,000 units issued and outstanding	07/31/2008	8.000%	150,000	150,000
Class U Partnership Preferred Units, $0.01 par value, 12,000,000 and 8,000,000 units authorized, 12,000,000 and 8,000,000 units issued and outstanding, respectively	03/24/2009	7.750%	298,101	200,000
Class V Partnership Preferred Units, $0.01 par value, 3,450,000 units authorized, 3,450,000 units issued and outstanding	09/29/2009	8.000%	86,250	86,250
Class Y Partnership Preferred Unit, $0.01 par value, 3,450,000 units authorized, 3,450,000 units issued and outstanding	12/21/2009	7.875%	86,250	86,250
Series A Community Reinvestment Act Perpetual Partnership Preferred Units, $0.01 par value per unit, 240 units authorized, 114 and 134 units issued and outstanding, respectively(3)	06/30/2011	(3)	57,000	67,000

Total			677,601	690,500
Less preferred units subject to repurchase agreement(4)			(20,000)	(30,000)

Total			$657,601	$660,500

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	All classes of preferred units are redeemable by the Partnership only in connection with a concurrent redemption by Aimco of the corresponding Aimco preferred stock held by unrelated parties. All classes of Aimco’s corresponding preferred stock are redeemable at Aimco’s option on and after the dates specified.

(2)	Outstanding units at December 31, 2009, included 10,000 units held by a consolidated subsidiary that were eliminated in consolidation.

(3)	The Series A Community Reinvestment Act Perpetual Partnership Preferred Units, or the CRA Preferred Units, have substantially the same terms as Aimco’s Series A Community Reinvestment Act Perpetual Preferred Stock, or the CRA Preferred Stock. Holders of the CRA Preferred Units are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from the date of original issuance through March 31, 2015, the distribution rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at December 31, 2010 and 2009 was 1.54%. Upon liquidation, holders of the CRA Preferred Units are entitled to a preference of $500,000 per unit, plus an amount equal to accumulated, accrued and unpaid distributions, whether or not earned or declared. The CRA Preferred Units rank prior to our common OP Units and on the same level as our other OP preferred Units, with respect to the payment of distributions and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Units are not redeemable prior to June 30, 2011, except in limited circumstances related to Aimco’s REIT qualification. On and after June 30, 2011, the CRA Preferred Units are redeemable for cash, in whole or from time to time in part, upon the redemption, at Aimco’s option, of its CRA Preferred Stock at a price per unit equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date.

(4)	In June 2009, Aimco entered into an agreement to repurchase $36.0 million in liquidation preference of its CRA Preferred Stock at a 30% discount to the liquidation preference. Pursuant to this agreement, in May 2010 and June 2009, Aimco repurchased 20 shares and 12 shares, or $10.0 million and $6.0 million in liquidation preference, respectively, of CRA Preferred Stock for $7.0 million and $4.2 million, respectively. Concurrent with Aimco’s repurchases, we repurchased from Aimco an equivalent number of our CRA Preferred Units. The holder of the CRA Preferred Stock may require Aimco to repurchase an additional 40 shares, or $20.0 million in liquidation preference, of CRA Preferred Stock over the next two years, for $14.0 million. If required, these additional repurchases will be for up to $10.0 million in liquidation preference in May 2011 and 2012. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our CRA Preferred Units. Based on the holder’s ability to require Aimco to repurchase shares of CRA Preferred Stock pursuant to this agreement and our obligation to purchase from Aimco a corresponding number of our CRA Preferred Units, $20.0 million and $30.0 million in liquidation preference of CRA Preferred Units, or the maximum redemption value of such preferred units, is classified as part of redeemable preferred units within temporary capital in our consolidation balance sheets at December 31, 2010 and 2009, respectively.

On September 7, 2010, Aimco issued 4,000,000 shares of its 7.75% Class U Cumulative Preferred Stock, par value $0.01 per share, or the Class U Preferred Stock, in an underwritten public offering for a price per share of $24.09 (reflecting a price to the public of $24.86 per share, less an underwriting discount and commissions of $0.77 per share). The offering generated net proceeds of $96.1 million (after deducting underwriting discounts and commissions and transaction expenses). Aimco contributed the net proceeds to us in exchange for 4,000,000 units of our 7.75% Class U Cumulative Preferred Units. We recorded issuance costs of $3.3 million, consisting primarily of underwriting commissions, as an adjustment of partners’ capital to the Partnership within our condensed consolidated balance sheet.

On October 7, 2010, using the net proceeds from the issuance of Class U Preferred Stock supplemented by corporate funds, Aimco redeemed all of the 4,050,000 outstanding shares of its 9.375% Class G Cumulative Preferred Stock, inclusive of 10,000 shares held by a consolidated subsidiary that are eliminated in consolidation.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

This redemption was for cash at a price equal to $25.00 per share, or $101.3 million in aggregate ($101.0 million net of eliminations), plus accumulated and unpaid dividends of $2.2 million. Concurrent with this redemption, we redeemed all of our outstanding Class G Partnership Preferred Units, 4,040,000 of which were held by Aimco and 10,000 of which were held by a consolidated subsidiary. In connection with the redemption, we reflected $4.3 million of issuance costs previously recorded as a reduction of partners’ capital attributable as an increase in net income attributable to preferred unitholders for purposes of calculating earnings per unit for the year ended December 31, 2010.

In connection with our May 2010 and June 2009 CRA Preferred Units repurchase discussed above, we reflected the $3.0 million and $1.8 million excess of the carrying value over the repurchase price, offset by $0.2 million of issuance costs previously recorded as a reduction of partners’ capital, as a reduction of net income attributable to preferred unitholders for the years ended December 31, 2010 and 2009, respectively.

During 2008, Aimco repurchased 54 shares, or $27.0 million in liquidation preference, of its CRA Preferred Stock for cash totaling $24.8 million. Concurrent with this redemption, we repurchased from Aimco an equivalent number of outstanding CRA Preferred Units. We reflected the $2.2 million excess of the carrying value over the repurchase price, offset by $0.7 million of issuance costs previously recorded as a reduction of partners’ capital, as a reduction of net income attributable to the Partnership’s preferred unitholders for the year ended December 31, 2008.

All classes of preferred OP Units are pari passu with each other and are senior to the common OP Units. None of the classes of preferred OP Units have any voting rights, except the right to approve certain changes to the Partnership Agreement that would adversely affect holders of such class of units. Distributions on all preferred OP Units are subject to being declared by the General Partner. All of the above outstanding classes of preferred units have a liquidation preference per unit of $25, with the exception of the CRA Preferred Units, which have a liquidation preference per unit of $500,000.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Redeemable Preferred OP Units

As of December 31, 2010 and 2009, the following classes of preferred OP Units (stated at their redemption values) owned by third parties were outstanding (in thousands, except unit data):

Redeemable Preferred OP Units:	2010	2009

Class One Partnership Preferred Units, 90,000 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 8.75% ($8.00 per annum per unit)	$8,229	$8,229
Class Two Partnership Preferred Units, 19,364 and 23,700 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 1.84% ($.46 per annum per unit)	484	593
Class Three Partnership Preferred Units, 1,366,771 and 1,371,451 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 7.88% ($1.97 per annum per unit)	34,169	34,286
Class Four Partnership Preferred Units, 755,999 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 8.0% ($2.00 per annum per unit)	18,900	18,900
Class Five Partnership Preferred Units, zero and 68,671 units issued and outstanding, redeemable for cash at any time at our option, holder to receive distributions equal to the per unit distribution on the common OP Units(1)(2)	—	2,747
Class Six Partnership Preferred Units, 796,668 and 802,453 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 8.5% ($2.125 per annum per unit)	19,917	20,061
Class Seven Partnership Preferred Units, 27,960 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 7.87% ($1.968 per annum per unit)	699	699
Class Eight Partnership Preferred Units, 6,250 units issued and outstanding, redeemable for cash at any time at our option, holder to receive distributions equal to the per unit distribution on the common OP Units(1)	156	156

Subtotal	$82,554	$85,671

(1)	Holders of the Class Five and Class Eight Partnership Preferred Units received the per unit special distributions discussed below in addition to the regular distributions received by common OP unitholders during 2010 and 2009.

(2)	Purchased from the holder in exchange for cash and other consideration during 2010.

The Class One, Class Two, Class Three, Class Four, Class Six and Class Seven preferred OP Units are redeemable, at the holders’ option. We, at our sole discretion, may settle such redemption requests in cash or cause Aimco to issue shares of its Class A Common Stock in a value equal to the redemption preference. In the event we require Aimco to issue shares to settle a redemption request, we would issue to Aimco a corresponding number of common OP Units. During 2008, we established a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions. Accordingly, these redeemable units are classified as redeemable preferred units within temporary capital in our consolidated balance sheets at December 31, 2010 and 2009, based on the expectation that we will cash settle these units.

Subject to certain conditions, the Class Four, Class Six and Class Eight Partnership Preferred Units are convertible into common OP Units.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the years ended December 31, 2010 and 2009, approximately 14,800 and 68,200 preferred OP Units, respectively, were tendered for redemption in exchange for cash. During the years ended December 31, 2010 and 2009, no preferred OP Units were tendered for redemption in exchange for shares of Aimco Class A Common Stock.

The following table presents a reconciliation of redeemable preferred units (including the CRA Preferred Units subject to a repurchase agreement discussed above) classified within temporary capital for the years ended December 31, 2010, 2009 and 2008:

	2010	2009	2008

Balance at January 1	$116,656	$88,148	$—
Net income attributable to redeemable preferred units	4,964	6,288	—
Distributions to preferred units	(6,730)	(6,806)	—
Purchases of preferred units	(11,462)	(1,725)	—
Reclassification of redeemable preferred units from partners’ capital	—	30,000	88,148
Other	—	751	—

Balance at December 31	$103,428	$116,656	$88,148

The distributions paid on each class of preferred OP Units classified as partners’ capital in the years ended December 31, 2010, 2009 and 2008, and, in the case of the redeemable preferred OP Units discussed above, classified in temporary capital as of December 31, 2010 and 2009, are as follows (in thousands, except per unit data):

	2010				2009			2008
	Amount		Total		Amount		Total	Amount		Total
	per		Amount		per		Amount	per		Amount
Class of Preferred OP Units	Unit(1)		Paid		Unit(1)		Paid	Unit(1)		Paid

Class G	$2.30		$9,334		$2.34		$9,492	$2.34		$9,492
Class T	2.00		12,000		2.00		12,000	2.00		12,000
Class U	1.94		17,438	(2)	1.94		15,500	1.94		15,500
Class V	2.00		6,900		2.00		6,900	2.00		6,900
Class Y	1.97		6,792		1.97		6,792	1.97		6,792
Series A CRA	8,169.00	(3)	971		10,841.00	(4)	1,531	24,381.00	(5)	4,531
Class One	8.00		720		8.00		720	8.00		720
Class Two	0.99		19		1.80		43	1.52		67
Class Three	1.97		2,693		1.99		2,733	2.01		2,856
Class Four	2.00		1,512		2.00		1,512	2.00		1,512
Class Five	0.30		21		2.38		163	7.91		543
Class Six	2.13		1,696		2.13		1,705	2.12		1,705
Class Seven	2.38		66		2.38		66	2.36		66
Class Eight	0.40		3		2.38		15	7.91		49

Total			$60,165				$59,172			$62,733

(1)	Amounts per unit are calculated based on the number of preferred units outstanding either at the end of each year or as of conversion or redemption date, as noted.

(2)	Amount paid includes $1.3 million related to the two months prior purchase of the 4,000,000 units sold in September 2010, which amount was prepaid by the purchaser in connection with the sale.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(3)	Amount per unit based on 114 units outstanding for the entire period. 20 units were repurchased in May 2010 and the holders of these units received $1,980 per unit in dividends through the date of purchase.

(4)	Amount per unit based on 134 units outstanding for the entire period. 12 units were repurchased in June 2009 and the holders of these units received $6,509 per unit in dividends through the date of purchase.

(5)	Amount per unit based on 146 units outstanding for the entire period. 54 units were repurchased in September 2008 and the holders of these units received $17,980 per unit in dividends through the date of purchase.

Common OP Units

Common OP Units are redeemable by common OP Unitholders (other than the General Partner and Special Limited Partner) at their option, subject to certain restrictions, on the basis of one common OP Unit for either one share of Aimco Class A Common Stock or cash equal to the fair value of a share of Aimco Class A Common Stock at the time of redemption. We have the option to require Aimco to deliver shares of Aimco Class A Common Stock in exchange for all or any portion of the cash requested. When a Limited Partner redeems a common OP Unit for Aimco Class A Common Stock, Limited Partners’ Capital is reduced and Special Limited Partners’ capital is increased. Common OP Units held by Aimco are not redeemable.

The holders of the common OP Units receive distributions, prorated from the date of issuance, in an amount equivalent to the dividends paid to holders of Aimco Class A Common Stock, and may redeem such units for cash or, at our option, shares of Aimco Class A Common Stock.

In December 2008, October 2008, July 2008, and December 2007, we declared special distributions payable on January 29, 2009, December 1, 2008, August 29, 2008 and January 30, 2008, respectively, to holders of record of common OP Units and High Performance Units on December 29, 2008, October 27, 2008, July 28, 2008 and December 31, 2007, respectively. The special distributions were paid on common OP Units and High Performance Units in the amounts listed below. We distributed to Aimco common OP Units equal to the number of shares we issued pursuant to Aimco’s corresponding special dividends in addition to approximately $0.60 per unit in cash. Holders of common OP Units other than Aimco and holders of High Performance Units received the distribution entirely in cash.

	January 2009	December 2008	August 2008	January 2008
Aimco Operating Partnership Special	Special	Special	Special	Special
Distributions	Distribution	Distribution	Distribution	Distribution

Distribution per unit	$2.08	$1.80	$3.00	$2.51
Total distribution	$230.1 million	$176.6 million	$285.5 million	$257.2 million
Common OP Units and High Performance Units outstanding on record date	110,654,142	98,136,520	95,151,333	102,478,510
Common OP Units held by Aimco	101,169,951	88,650,980	85,619,144	92,795,891
Total distribution on Aimco common OP Units	$210.4 million	$159.6 million	$256.9 million	$232.9 million
Cash distribution to Aimco	$60.6 million	$53.2 million	$51.4 million	$55.0 million
Portion of distribution paid to Aimco through issuance of common OP Units	$149.8 million	$106.4 million	$205.5 million	$177.9 million
Common OP Units issued to Aimco pursuant to distributions	15,627,330	12,572,267	5,731,310	4,594,074
Cash distributed to common OP Unit and High Performance Unit holders other than Aimco	$19.7 million	$17.0 million	$28.6 million	$24.3 million

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Also in December 2008, October 2008, July 2008 and December 2007, Aimco’s board of directors declared corresponding special dividends payable on January 29, 2009, December 1, 2008, August 29, 2008 and January 30, 2008, respectively, to holders of record of its Common Stock on December 29, 2008, October 27, 2008, July 28, 2008 and December 31, 2007, respectively. A portion of the special dividends in the amounts of $0.60 per share represents payment of the regular dividend for the quarters ended December 31, 2008, September 30, 2008, June 30, 2008 and December 31, 2007, respectively, and the remaining amount per share represents an additional dividend associated with taxable gains from property dispositions. Portions of the special dividends were paid through the issuance of shares of Aimco Class A Common Stock. The table below summarizes information regarding these special dividends.

	January 2009	December 2008	August 2008	January 2008
	Special	Special	Special	Special
Aimco Special Dividends	Dividend	Dividend	Dividend	Dividend

Dividend per share	$2.08	$1.80	$3.00	$2.51
Outstanding shares of Common Stock on the record date	101,169,951	88,650,980	85,619,144	92,795,891
Total dividend	$210.4 million	$159.6 million	$256.9 million	$232.9 million
Portion of dividend paid in cash	$60.6 million	$53.2 million	$51.4 million	$55.0 million
Portion of dividend paid through issuance of shares	$149.8 million	$106.4 million	$205.5 million	$177.9 million
Shares issued pursuant to dividend	15,627,330	12,572,267	5,731,310	4,594,074
Average share price on determination date	$9.58	$8.46	$35.84	$38.71
Amounts after elimination of the effects of shares of Common Stock held by consolidated subsidiaries:
Outstanding shares of Common Stock on the record date	100,642,817	88,186,456	85,182,665	92,379,751
Total dividend	$209.3 million	$158.7 million	$255.5 million	$231.9 million
Portion of dividend paid in cash	$60.3 million	$52.9 million	$51.1 million	$54.8 million
Portion of dividend paid through issuance of shares	$149.0 million	$105.8 million	$204.4 million	$177.1 million
Shares issued pursuant to dividend	15,548,996	12,509,657	5,703,265	4,573,735

During the year ended December 31, 2010, Aimco sold 600,000 shares of Class A Common Stock pursuant to an At-The-Market, or ATM, offering program Aimco initiated during 2010, generating $14.4 million of net proceeds. Aimco contributed the net proceeds to us in exchange for an equivalent number of common OP Units.

During the year ended December 31, 2010, we acquired the noncontrolling limited partnership interests in certain of our consolidated real estate partnerships in exchange for cash and the issuance of approximately 276,000 common OP Units. We completed no similar acquisitions of noncontrolling interests during 2009 or 2008.

During the years ended December 31, 2010 and 2009, approximately 168,300 and 64,000 common OP Units, respectively, were redeemed in exchange for cash, and approximately 519,000 common OP Units were redeemed in exchange for shares of Aimco Class A Common Stock in 2009. No common OP Units were redeemed in exchange for shares of Aimco Class A Common Stock in 2010.

During 2008 and prior years, from time to time, Aimco issued shares of Class A Common Stock to certain non-executive officers who purchased the shares at market prices. In exchange for the shares purchased, the officers executed notes payable. These notes, which are 25% recourse to the borrowers, have a 10-year maturity and bear interest either at a fixed rate of 6% annually or a floating rate based on the 30-day LIBOR plus 3.85%, which is

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

subject to an annual interest rate cap of typically 7.25%. The notes were contributed by Aimco to us in exchange for an equivalent number of common OP Units. Total payments in 2010 and 2009 on all notes from officers were $0.6 million and $0.8 million, respectively. In 2010 and 2009, Aimco reacquired approximately 9,000 and 94,000 shares of Class A Common Stock from officers in exchange for the cancellation of related notes totaling $0.3 million and $1.5 million, respectively. Concurrently, we reacquired from Aimco an equal number of common OP Units.

As further discussed in Note 12, during 2010, 2009 and 2008, Aimco issued shares of restricted Class A Common Stock to certain officers, employees and independent directors, and we concurrently issued a corresponding number of common OP Units to Aimco.

High Performance Units

At December 31, 2010 and 2009, we had outstanding 2,339,950 and 2,344,719, respectively, of High Performance Units. The holders of High Performance Units are generally restricted from transferring these units except upon a change of control in the Partnership. The holders of High Performance Units receive the same amount of distributions that are paid to holders of an equivalent number of our outstanding common OP Units.

Investment in Aimco

From 1998 through 2001, we completed various transactions with Aimco that resulted in our investment in 384,740 shares of Aimco Class A Common Stock. In connection with Aimco’s special dividends discussed above, Aimco paid a portion of these dividends to us through the issuance of 175,141 shares of Aimco Class A Common Stock, bringing our total investment in Aimco to 559,881 shares. Our investment in Aimco Class A Common Stock is presented in the accompanying financial statements as a reduction to partners’ capital.

Registration Statements

Pursuant to Aimco’s ATM offering program discussed above, Aimco may issue up to 6.4 million additional shares of its Class A Common Stock. Additionally, we and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

NOTE 12 —	Share-Based Compensation and Employee Benefit Plans

Stock Award and Incentive Plan

Aimco has a stock award and incentive plan to attract and retain officers, key employees and independent directors. The plan reserves for issuance a maximum of 4.1 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under the plan. Pursuant to the anti-dilution provisions of the plan, the number of shares reserved for issuance has been adjusted to reflect Aimco’s special dividends discussed in Note 11. At December 31, 2010 there were approximately 1.3 million shares available to be granted under the plan. The plan is administered by the Compensation and Human Resources Committee of Aimco’s board of directors. In the case of stock options, the exercise price of the options granted may not be less than the fair market value of Aimco Class A Common Stock at the date of grant. The term of the options is generally ten years from the date of grant. The options typically vest over a period of one to four or five years from the date of grant. Aimco generally issues new shares upon exercise of options. Restricted stock awards typically vest over a period of three to five years.

When Aimco issues restricted stock and stock options to its employees, we are required to issue common OP Units to Aimco for the same number of shares of Aimco Class A Common Stock that are issued to employees under these arrangements. Upon exercise of the stock options, Aimco must contribute to us the proceeds received in connection with the exercised options. Therefore, the following disclosures pertain to Aimco’s stock options. Our

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

obligations to issue common OP Units under Aimco’s share based compensation plans results in reciprocal accounting treatment in our financial statements.

Refer to Note 2 for discussion of our accounting policy related to stock-based compensation.

We estimated the fair value of our options using a Black-Scholes closed-form valuation model using the assumptions set forth in the table below. The expected term of the options was based on historical option exercises and post-vesting terminations. Expected volatility reflects the historical volatility of Aimco Class A Common Stock during the historical period commensurate with the expected term of the options that ended on the date of grant. The expected dividend yield reflects expectations regarding cash dividend amounts per share paid on Aimco Class A Common Stock during the expected term of the option and the risk-free interest rate reflects the annualized yield of a zero coupon U.S. Treasury security with a term equal to the expected term of the option. The weighted average fair value of options and our valuation assumptions for the years ended December 31, 2010, 2009 and 2008 were as follows:

	2010	2009	2008

Weighted average grant-date fair value	$9.27	$2.47	$4.34
Assumptions:
Risk-free interest rate	3.14%	2.26%	3.12%
Expected dividend yield	2.90%	8.00%	6.02%
Expected volatility	52.16%	45.64%	24.02%
Weighted average expected life of options	7.8 years	6.9 years	6.5 years

The following table summarizes activity for Aimco’s outstanding stock options for the years ended December 31, 2010, 2009 and 2008 (numbers of options in thousands):

	2010		2009(1)		2008(1)
		Weighted		Weighted		Weighted
	Number	Average	Number	Average	Number	Average
	of	Exercise	of	Exercise	of	Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of year	8,873	$28.22	10,344	$31.01	8,555	$39.57
Granted	3	21.67	965	8.92	980	39.77
Exercised	(202)	8.92	—	—	(14)	37.45
Forfeited	(1,514)	28.73	(2,436)	32.03	(1,423)	38.75
Adjustment to outstanding options pursuant to special dividends	—	n/a	—	n/a	2,246	n/a

Outstanding at end of year	7,160	$28.65	8,873	$28.22	10,344	$31.01
Exercisable at end of year	5,869	$30.18	6,840	$29.65	7,221	$29.51

(1)	In connection with Aimco’s special dividends discussed in Note 11, effective on the record date of each dividend, the number of options and exercise prices of all outstanding awards were adjusted pursuant to the anti-dilution provisions of the applicable plans based on the market price of Aimco’s stock on the ex-dividend dates of the related special dividends. The adjustment to the number of outstanding options is reflected in the table separate from the other activity during the periods at the weighted average exercise price for those outstanding options. The exercise prices for options granted, exercised and forfeited in the table above reflect the actual exercise prices at the time of the related activity. The number and weighted average exercise price for options outstanding and exercisable at the end of year reflect the adjustments for the applicable special dividends. The adjustment of the awards pursuant to Aimco’s special dividends is considered a modification of the awards, but did not result in a change in the fair value of any awards and therefore did not result in a change in total compensation to be recognized over the remaining term of the awards.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The intrinsic value of a stock option represents the amount by which the current price of the underlying stock exceeds the exercise price of the option. Options outstanding at December 31, 2010, had an aggregate intrinsic value of $12.8 million and a weighted average remaining contractual term of 3.8 years. Options exercisable at December 31, 2010, had an aggregate intrinsic value of $2.4 million and a weighted average remaining contractual term of 3.1 years. The intrinsic value of stock options exercised during the years ended December 31, 2010 and 2008, was $2.9 million and less than $0.1 million, respectively. We may realize tax benefits in connection with the exercise of options by employees of Aimco’s taxable subsidiaries. During the year ended December 31, 2010, we did not recognize any significant tax benefits related to options exercised during the year, and during the year ended December 31, 2009, as no stock options were exercised we realized no related tax benefits.

The following table summarizes activity for Aimco’s restricted stock awards for the years ended December 31, 2010, 2009 and 2008 (numbers of shares in thousands):

	2010		2009		2008
		Weighted		Weighted		Weighted
	Number	Average	Number	Average	Number	Average
	of	Grant-Date	of	Grant-Date	of	Grant-Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Unvested at beginning of year	458	$26.73	893	$40.33	960	$46.08
Granted	381	16.72	378	8.92	248	39.85
Vested	(261)	27.56	(418)	32.83	(377)	43.45
Forfeited	(34)	26.11	(533)	27.66	(128)	46.85
Issued pursuant to special dividends(1)	—	—	138	9.58	190	22.51

Unvested at end of year	544	$19.36	458	$26.73	893	$40.33

(1)	This represents shares of restricted stock issued to holders of restricted stock pursuant to Aimco’s special dividends discussed in Note 11. The weighted average grant-date fair value for these shares represents the price of Aimco’s Class A Common Stock on the determination date for each dividend. The issuance of the additional shares of restricted stock resulted in no incremental compensation expense.

The aggregate fair value of shares that vested during the years ended December 31, 2010, 2009 and 2008 was $4.4 million, $3.1 million and $16.5 million, respectively.

Total compensation cost recognized for restricted stock and stock option awards was $8.1 million, $8.0 million and $17.6 million for the years ended December 31, 2010, 2009 and 2008, respectively. Of these amounts, $0.8 million, $1.3 million and $3.8 million, respectively, were capitalized. At December 31, 2010, total unvested compensation cost not yet recognized was $7.8 million. We expect to recognize this compensation over a weighted average period of approximately 1.7 years.

Employee Stock Purchase Plan

Under the terms of Aimco’s employee stock purchase plan, eligible employees may authorize payroll deductions up to 15% of their base compensation to purchase shares of Common Stock at a five percent discount from its fair value on the last day of the calendar quarter during which payroll deductions are made. In 2010, 2009 and 2008, 5,662, 20,076 and 8,926 shares were purchased under this plan at an average price of $20.92, $8.82 and $23.86, respectively. No compensation cost is recognized in connection with this plan. Common OP Units we issue to Aimco in connection with shares of Aimco’s Class A Common Stock purchased under Aimco’s employee stock purchase plan are treated as issued and outstanding on the date of purchase and distributions paid on such units are recognized as a reduction of partners’ capital when such distributions are declared.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

401(k) Plan

We provide a 401(k) defined-contribution employee savings plan. Employees who have completed 30 days of service and are age 18 or older are eligible to participate. For the period from January 1, 2009 through January 29, 2009, and during the year ended December 31, 2008, our matching contributions were made in the following manner: (1) a 100% match on the first 3% of the participant’s compensation; and (2) a 50% match on the next 2% of the participant’s compensation. On December 31, 2008, we suspended employer matching contributions effective January 29, 2009. We may reinstate employer matching contributions at any time. We incurred costs in connection with this plan of less than $0.1 million in 2010, $0.6 million in 2009 and $5.2 million in 2008.

NOTE 13 —	Discontinued Operations and Assets Held for Sale

We report as discontinued operations real estate assets that meet the definition of a component of an entity and have been sold or meet the criteria to be classified as held for sale. We include all results of these discontinued operations, less applicable income taxes, in a separate component of income on the consolidated statements of operations under the heading “income from discontinued operations, net.” This treatment resulted in the retrospective adjustment of the 2009 and 2008 statements of operations and the 2009 balance sheet.

We are currently marketing for sale certain real estate properties that are inconsistent with our long-term investment strategy. At the end of each reporting period, we evaluate whether such properties meet the criteria to be classified as held for sale, including whether such properties are expected to be sold within 12 months. Additionally, certain properties that do not meet all of the criteria to be classified as held for sale at the balance sheet date may nevertheless be sold and included in discontinued operations in the subsequent 12 months; thus the number of properties that may be sold during the subsequent 12 months could exceed the number classified as held for sale. At December 31, 2010, we had no properties classified as held for sale and at December 31, 2009, after adjustments to classify as held for sale properties that were sold during 2010, we had 51 properties with an aggregate of 8,189 units classified as held for sale. Amounts classified as held for sale in the accompanying consolidated balance sheets as of December 31, 2009 are as follows (in thousands):

December 31,
2009

Real estate, net	$283,806
Other assets	4,774

Assets held for sale	$288,580

Property debt	$240,011
Other liabilities	6,545

Liabilities related to assets held for sale	$246,556

During the years ended December 31, 2010, 2009 and 2008, we sold 51, 89 and 151 consolidated properties with an aggregate 8,189, 22,503 and 37,202 units, respectively. For the years ended December 31, 2010, 2009 and 2008, discontinued operations includes the results of operations for the periods prior to the date of sale for all properties sold or classified as held for sale as of December 31, 2010.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of the components of income from discontinued operations for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Rental and other property revenues	$42,394	$217,472	$527,524
Property operating and other expenses	(22,988)	(120,109)	(273,298)
Depreciation and amortization	(10,773)	(67,902)	(139,075)
Provision for operating real estate impairment losses	(12,674)	(54,530)	(27,420)

Operating (loss) income	(4,041)	(25,069)	87,731
Interest income	271	362	2,118
Interest expense	(7,330)	(42,220)	(102,026)
Gain on extinguishment of debt	—	259	—

Loss before gain on dispositions of real estate and income taxes	(11,100)	(66,668)	(12,177)
Gain on dispositions of real estate	94,901	221,770	800,270
Income tax (expense) benefit	(7,536)	1,739	(43,165)

Income from discontinued operations, net	$76,265	$156,841	$744,928

Income from discontinued operation attributable to:
Noncontrolling interests in consolidated real estate partnerships	(25,843)	(61,650)	(150,366)

The Partnership	$50,422	$95,191	$594,562

Gain on dispositions of real estate is reported net of incremental direct costs incurred in connection with the transactions, including any prepayment penalties incurred upon repayment of property loans collateralized by the properties being sold. Such prepayment penalties totaled $4.5 million, $29.0 million and $64.9 million for the years ended December 31, 2010, 2009 and 2008, respectively. We classify interest expense related to property debt within discontinued operations when the related real estate asset is sold or classified as held for sale. As discussed in Note 2, during the years ended December 31, 2010 and 2009, we allocated $4.7 million and $10.1 million, respectively, of goodwill related to our real estate segment to the carrying amounts of the properties sold or classified as held for sale during the applicable periods. Of these amounts, $4.1 million and $8.7 million, respectively, were reflected as a reduction of gain on dispositions of real estate and $0.6 million and $1.4 million, respectively, were reflected as an adjustment of impairment losses.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 14 —	Earnings per Unit

We calculate earnings per unit based on the weighted average number of common OP Units, participating securities, common OP Unit equivalents and dilutive convertible securities outstanding during the period. We consider both common OP Units and High Performance Units, which have identical rights to distributions and undistributed earnings, to be common units for purposes of the earnings per unit data presented below. The following table illustrates the calculation of basic and diluted earnings per unit for the years ended December 31, 2010, 2009 and 2008 (in thousands, except per unit data):

	2010	2009	2008

Numerator:
Loss from continuing operations	$(165,030)	$(200,821)	$(117,140)
Loss (income) from continuing operations attributable to noncontrolling interests	39,144	39,208	(5,383)
Income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Income attributable to participating securities	—	—	(6,985)

Loss from continuing operations attributable to the Partnership’s common unitholders	$(184,440)	$(218,467)	$(190,862)

Income from discontinued operations	$76,265	$156,841	$744,928
Income from discontinued operations attributable to noncontrolling interests	(25,843)	(61,650)	(150,366)

Income from discontinued operations attributable to the Partnership’s common unitholders	$50,422	$95,191	$594,562

Net (loss) income	$(88,765)	$(43,980)	$627,788
Net loss (income) attributable to noncontrolling interests	13,301	(22,442)	(155,749)
Income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Income attributable to participating securities	—	—	(6,985)

Net (loss) income attributable to the Partnership’s common unitholders	$(134,018)	$(123,276)	$403,700

Denominator:
Denominator for basic earnings per unit — weighted average number of common units outstanding
Common OP Units	122,407	120,836	95,881
High Performance Units	2,340	2,344	2,368

Total common units	124,747	123,180	98,249
Effect of dilutive securities:
Dilutive potential common units	—	—	—

Denominator for diluted earnings per unit	124,747	123,180	98,249

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.48)	$(1.77)	$(1.94)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.41	0.77	6.05

Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11

As of December 31, 2010, 2009 and 2008, the common unit equivalents that could potentially dilute basic earnings per unit in future periods totaled 7.2 million, 8.9 million and 9.2 million, respectively. These securities,

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

representing stock options to purchase shares of Aimco Class A Common Stock, have been excluded from the earnings per unit computations for the years ended December 31, 2010, 2009 and 2008, because their effect would have been anti-dilutive.

Participating securities, consisting of unvested restricted shares of Aimco stock and shares of Aimco stock purchased pursuant to officer loans, receive dividends similar to shares of Aimco Class A Common Stock and common OP Units totaled 0.6 million, 0.5 million and 1.0 million at December 31, 2010, 2009 and 2008, respectively. The effect of participating securities is reflected in basic and diluted earnings per unit computations for the periods presented above using the two-class method of allocating distributed and undistributed earnings. During the years ended December 31, 2010 and 2009, the adjustment to compensation expense recognized related to cumulative dividends on forfeited shares of restricted stock exceeded the amount of dividends declared related to participating securities. Accordingly, distributed earnings attributed to participating securities during 2010 and 2009 were reduced to zero for purposes of calculating earnings per unit using the two-class method.

As discussed in Note 11, we have various classes of preferred OP Units, which may be redeemed at the holders’ option. We may redeem these units for cash or at our option, shares of Aimco Class A Common Stock. During the periods presented, no common unit equivalents related to these preferred OP Units have been included in earnings per unit computations because their effect was antidilutive.

NOTE 15 —	Unaudited Summarized Consolidated Quarterly Information

Summarized unaudited consolidated quarterly information for 2010 and 2009 is provided below (in thousands, except per unit amounts).

	Quarter(1)
2010	First	Second	Third	Fourth

Total revenues	$279,872	$285,161	$286,433	$293,468
Total operating expenses	(255,739)	(249,690)	(249,464)	(259,532)
Operating income	24,133	35,471	36,969	33,936
Loss from continuing operations	(36,632)	(38,909)	(47,760)	(41,729)
Income from discontinued operations, net	20,084	28,953	19,494	7,734
Net loss	(16,548)	(9,956)	(28,266)	(33,995)
Loss attributable to the Partnership’s common unitholders	(43,297)	(19,093)	(30,547)	(41,125)
Loss per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.43)	$(0.33)	$(0.36)	$(0.36)
Net loss attributable to the Partnership’s common unitholders	$(0.35)	$(0.15)	$(0.25)	$(0.32)
Weighted average common units outstanding — basic and diluted	124,400	124,663	124,739	125,183

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Quarter(1)
2009	First	Second	Third	Fourth

Total revenues	$281,173	$282,974	$280,210	$286,746
Total operating expenses	(253,240)	(254,471)	(262,992)	(264,705)
Operating income	27,933	28,503	17,218	22,041
Loss from continuing operations	(35,084)	(47,214)	(55,254)	(63,269)
Income from discontinued operations, net	2,716	39,791	45,904	68,430
Net (loss) income	(32,368)	(7,423)	(9,351)	5,162
Loss attributable to the Partnership’s common unitholders	(40,320)	(32,336)	(43,510)	(7,110)
Loss per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.32)	$(0.41)	$(0.46)	$(0.58)
Net loss attributable to the Partnership’s common unitholders	$(0.34)	$(0.26)	$(0.35)	$(0.05)
Weighted average common units outstanding — basic and diluted	119,661	124,333	124,376	124,351

(1)	Certain reclassifications have been made to 2010 and 2009 quarterly amounts to conform to the full year 2010 presentation, primarily related to treatment of discontinued operations.

NOTE 16 —	Transactions with Affiliates

We earn revenue from affiliated real estate partnerships. These revenues include fees for property management services, partnership and asset management services, risk management services and transactional services such as refinancing, construction supervisory and disposition (including promote income, which is income earned in connection with the disposition of properties owned by certain of our consolidated joint ventures). In addition, we are reimbursed for our costs in connection with the management of the unconsolidated real estate partnerships. These fees and reimbursements for the years ended December 31, 2010, 2009 and 2008 totaled $10.6 million, $18.5 million and $72.5 million, respectively. The total accounts receivable due from affiliates was $8.4 million, net of allowance for doubtful accounts of $1.5 million, at December 31, 2010, and $23.7 million, net of allowance for doubtful accounts of $1.9 million, at December 31, 2009.

Additionally, we earn interest income on notes from real estate partnerships in which we are the general partner and hold either par value or discounted notes. During the years ended December 31, 2010, 2009 and 2008, we did not recognize a significant amount of interest income on par value notes from unconsolidated real estate partnerships. Accretion income recognized on discounted notes from affiliated real estate partnerships totaled $0.8 million, $0.1 million and $1.4 million for the years ended December 31, 2010, 2009 and 2008, respectively. See Note 5 for additional information on notes receivable from unconsolidated real estate partnerships.

NOTE 17 —	Business Segments

We have two reportable segments: conventional real estate operations and affordable real estate operations. Our conventional real estate operations consist of market-rate apartments with rents paid by the resident and included 219 properties with 68,972 units as of December 31, 2010. Our affordable real estate operations consisted of 228 properties with 26,540 units as of December 31, 2010, with rents that are generally paid, in whole or part, by a government agency.

Our chief operating decision maker uses various generally accepted industry financial measures to assess the performance and financial condition of the business, including: Net Asset Value, which is the estimated fair value of

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

our assets, net of liabilities and preferred equity; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred equity redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss.

During the three months ended December 31, 2010, we revised certain of the reports our chief operating decision maker uses to assess the performance of our business to include additional information about proportionate operating results of our segments. Based on the change in our measure of segment performance, we have recast the presentation of our segment results for the years ended December 31, 2009 and 2008, to be consistent with the current presentation.

The following tables present the revenues, expenses, net operating income (loss) and income (loss) from continuing operations of our conventional and affordable real estate operations segments on a proportionate basis for the years ended December 31, 2010, 2009 and 2008 (in thousands):

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Year Ended December 31, 2010:
Rental and other property revenues(2)	$825,969	$130,562	$149,991	$2,859	$1,109,381
Asset management and tax credit revenues	—	—	—	35,553	35,553

Total revenues	825,969	130,562	149,991	38,412	1,144,934

Property operating expenses(2)	323,262	58,640	70,397	57,880	510,179
Asset management and tax credit expenses	—	—	—	14,487	14,487
Depreciation and amortization(2)	—	—	—	426,060	426,060
Provision for operating real estate impairment losses(2)	—	—	—	352	352
General and administrative expenses	—	—	—	53,365	53,365
Other expenses, net	—	—	—	9,982	9,982

Total operating expenses	323,262	58,640	70,397	562,126	1,014,425

Net operating income (loss)	502,707	71,922	79,594	(523,714)	130,509
Other items included in continuing operations	—	—	—	(295,539)	(295,539)

Income (loss) from continuing operations	$502,707	$71,922	$79,594	$(819,253)	$(165,030)

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Year Ended December 31, 2009:
Rental and other property revenues(2)	$820,310	$126,548	$129,310	$5,082	$1,081,250
Asset management and tax credit revenues	—	—	—	49,853	49,853

Total revenues	820,310	126,548	129,310	54,935	1,131,103

Property operating expenses(2)	326,258	59,055	60,439	61,051	506,803
Asset management and tax credit expenses	—	—	—	15,779	15,779
Depreciation and amortization(2)	—	—	—	427,666	427,666
Provision for operating real estate impairment losses(2)	—	—	—	2,329	2,329
General and administrative expenses	—	—	—	56,640	56,640
Other expenses, net	—	—	—	14,950	14,950
Restructuring costs	—	—	—	11,241	11,241

Total operating expenses	326,258	59,055	60,439	589,656	1,035,408

Net operating income (loss)	494,052	67,493	68,871	(534,721)	95,695
Other items included in continuing operations	—	—	—	(296,516)	(296,516)

Income (loss) from continuing operations	$494,052	$67,493	$68,871	$(831,237)	$(200,821)

Year Ended December 31, 2008:
Rental and other property revenues(2)	$823,016	$121,692	$128,995	$6,345	$1,080,048
Asset management and tax credit revenues	—	—	—	98,830	98,830

Total revenues	823,016	121,692	128,995	105,175	1,178,878

Property operating expenses(2)	322,332	59,023	60,299	77,587	519,241
Asset management and tax credit expenses	—	—	—	24,784	24,784
Depreciation and amortization(2)	—	—	—	376,473	376,473
Provision for impairment losses on real estate development assets	—	—	—	91,138	91,138
General and administrative expenses	—	—	—	80,376	80,376
Other expenses, net	—	—	—	21,749	21,749
Restructuring costs	—	—	—	22,802	22,802

Total operating expenses	322,332	59,023	60,299	694,909	1,136,563

Net operating income (loss)	500,684	62,669	68,696	(589,734)	42,315
Other items included in continuing operations	—	—	—	(159,455)	(159,455)

Income (loss) from continuing operations	$500,684	$62,669	$68,696	$(749,189)	$(117,140)

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Represents adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the results of our consolidated properties, which are excluded from our measurement of segment performance but included in the related consolidated amounts, and our share of the results of operations of our unconsolidated real estate partnerships, which are included in our measurement of segment performance but excluded from the related consolidated amounts.

(2)	Our chief operating decision maker assesses the performance of our conventional and affordable real estate operations using, among other measures, proportionate property net operating income, which excludes depreciation and amortization, provision for operating real estate impairment losses, property management revenues (which are included in rental and other property revenues) and property management expenses and casualty gains and losses (which are included in property operating expenses). Accordingly, we do not allocate these amounts to our segments.

During the years ended December 31, 2010, 2009 and 2008, for continuing operations, our rental revenues include $131.4 million, $126.9 million and $119.5 million, respectively, of subsidies from government agencies, which exceeded 10% of the combined revenues of our conventional and affordable segments for each of the years presented.

The assets of our reportable segments on a proportionate basis, together with the proportionate adjustments to reconcile these amounts to the consolidated assets of our segments, and the consolidated assets not allocated to our segments are as follows (in thousands):

	2010	2009

Conventional	$5,492,942	$5,647,697
Affordable	886,874	966,703
Proportionate adjustments(1)	555,079	463,767
Corporate and other assets	460,201	843,972

Total consolidated assets	$7,395,096	$7,922,139

(1)	Proportionate adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the assets of our consolidated properties, which are excluded from our measurement of segment financial condition, and our share of the assets of our unconsolidated real estate partnerships, which are included in our measure of segment financial condition.

For the years ended December 31, 2010, 2009 and 2008, capital additions related to our conventional segment totaled $140.1 million, $208.0 million and $516.6 million, respectively, and capital additions related to our affordable segment totaled $35.2 million, $67.4 million and $148.6 million, respectively.

AIMCO PROPERTIES, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2010
(In Thousands Except Unit Data)

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Conventional Properties:
100 Forest Place	High Rise	Dec-97	Oak Park, IL	1987	234	$2,664	$18,815	$5,790	$2,664	$24,605	$27,269	$(9,484)	$17,785	$27,347
1582 First Avenue	High Rise	Mar-05	New York, NY	1900	17	4,250	752	256	4,281	977	5,258	(308)	4,950	2,639
173 E. 90th Street	High Rise	May-04	New York, NY	1910	72	11,773	4,535	2,369	12,067	6,610	18,677	(1,598)	17,079	8,481
182-188 Columbus Avenue	Mid Rise	Feb-07	New York, NY	1910	32	17,187	3,300	4,066	19,123	5,430	24,553	(1,266)	23,287	13,471
204-206 West 133rd Street	Mid Rise	Jun-07	New York, NY	1910	44	3,291	1,450	2,023	4,352	2,412	6,764	(441)	6,323	3,132
2232-2240 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	24	2,863	3,785	1,530	3,366	4,812	8,178	(743)	7,435	2,973
2247-2253 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	6,787	3,335	1,775	7,356	4,541	11,897	(848)	11,049	5,483
2252-2258 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	3,623	4,504	1,914	4,318	5,723	10,041	(1,027)	9,014	5,125
2300-2310 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	63	8,623	6,964	5,618	10,417	10,788	21,205	(2,073)	19,132	9,896
236 — 238 East 88th Street	High Rise	Jan-04	New York, NY	1900	43	8,751	2,914	1,353	8,820	4,198	13,018	(1,360)	11,658	6,736
237-239 Ninth Avenue	High Rise	Mar-05	New York, NY	1900	36	8,430	1,866	775	8,494	2,577	11,071	(775)	10,296	5,165
240 West 73rd Street, LLC	High Rise	Sep-04	New York, NY	1900	200	68,006	12,140	4,131	68,109	16,168	84,277	(3,626)	80,651	29,668
2484 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1921	23	2,384	1,726	497	2,601	2,006	4,607	(340)	4,267	2,472
2900 on First Apartments	Mid Rise	Oct-08	Seattle, WA	1989	135	19,015	17,518	613	19,071	18,075	37,146	(1,546)	35,600	20,400
306 East 89th Street	High Rise	Jul-04	New York, NY	1930	20	2,659	1,006	168	2,681	1,152	3,833	(405)	3,428	1,885
311 & 313 East 73rd Street	Mid Rise	Mar-03	New York, NY	1904	34	5,635	1,609	552	5,678	2,118	7,796	(1,088)	6,708	2,703
322-324 East 61st Street	High Rise	Mar-05	New York, NY	1900	40	6,319	2,224	729	6,372	2,900	9,272	(881)	8,391	3,627
3400 Avenue of the Arts	Mid Rise	Mar-02	Costa Mesa, CA	1987	770	55,223	65,506	73,569	57,240	137,058	194,298	(43,291)	151,007	118,280
452 East 78th Street	High Rise	Jan-04	New York, NY	1900	12	1,966	608	285	1,982	877	2,859	(289)	2,570	1,567
464-466 Amsterdam & 200-210 W. 83rd Street	Mid Rise	Feb-07	New York, NY	1910	72	23,677	7,101	4,367	25,552	9,593	35,145	(1,755)	33,390	19,679
510 East 88th Street	High Rise	Jan-04	New York, NY	1900	20	3,137	1,002	287	3,163	1,263	4,426	(359)	4,067	2,579
514-516 East 88th Street	High Rise	Mar-05	New York, NY	1900	36	6,230	2,168	569	6,282	2,685	8,967	(765)	8,202	4,553
656 St. Nicholas Avenue	Mid Rise	Jun-07	New York, NY	1920	31	2,731	1,636	2,823	3,576	3,614	7,190	(739)	6,451	2,375
707 Leahy	Garden	Apr-07	Redwood City, CA	1973	111	15,352	7,909	4,407	15,444	12,224	27,668	(2,269)	25,399	14,983
759 St. Nicholas Avenue	Mid Rise	Oct-07	New York, NY	1920	9	682	535	683	1,013	887	1,900	(138)	1,762	545
865 Bellevue	Garden	Jul-00	Nashville, TN	1972	326	3,558	12,037	27,236	3,558	39,273	42,831	(15,414)	27,417	18,951
Arbors, The	Garden	Oct-97	Tempe, AZ	1967	200	1,092	6,208	3,378	1,092	9,586	10,678	(4,505)	6,173	6,655
Arbours Of Hermitage, The	Garden	Jul-00	Hermitage, TN	1972	350	3,217	12,023	7,326	3,217	19,349	22,566	(8,540)	14,026	10,059
Auburn Glen	Garden	Dec-06	Jacksonville, FL	1974	251	7,483	8,191	3,441	7,670	11,445	19,115	(2,767)	16,348	9,765
BaLaye	Garden	Apr-06	Tampa, FL	2002	324	10,329	28,800	1,261	10,608	29,782	40,390	(5,202)	35,188	22,658
Bank Lofts	High Rise	Apr-01	Denver, CO	1920	117	3,525	9,045	1,786	3,525	10,831	14,356	(5,080)	9,276	7,138
Bay Parc Plaza	High Rise	Sep-04	Miami, FL	2000	471	22,680	41,847	4,346	22,680	46,193	68,873	(8,063)	60,810	45,835
Bay Ridge at Nashua	Garden	Jan-03	Nashua, NH	1984	412	3,352	40,713	7,031	3,262	47,834	51,096	(12,617)	38,479	40,337
Bayberry Hill Estates	Garden	Aug-02	Framingham, MA	1971	424	18,915	35,945	11,382	18,916	47,326	66,242	(16,011)	50,231	34,820
Boston Lofts	High Rise	Apr-01	Denver, CO	1890	158	3,447	20,589	3,304	3,447	23,893	27,340	(10,686)	16,654	14,582
Boulder Creek	Garden	Jul-94	Boulder, CO	1973	221	755	7,730	17,237	755	24,967	25,722	(12,807)	12,915	11,311
Brandywine	Garden	Jul-94	St. Petersburg, FL	1972	477	1,437	12,725	9,193	1,437	21,918	23,355	(14,848)	8,507	20,838
Breakers, The	Garden	Oct-98	Daytona Beach, FL	1985	208	1,008	5,507	3,349	1,008	8,856	9,864	(4,261)	5,603	6,207
Broadcast Center	Garden	Mar-02	Los Angeles, CA	1990	279	27,603	41,244	29,464	29,407	68,904	98,311	(20,934)	77,377	55,875
Buena Vista	Mid Rise	Jan-06	Pasadena, CA	1973	92	9,693	6,818	1,178	9,693	7,996	17,689	(1,207)	16,482	10,476

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Burke Shire Commons	Garden	Mar-01	Burke, VA	1986	360	4,867	23,617	4,216	4,867	27,833	32,700	(11,376)	21,324	31,607
Calhoun Beach Club	High Rise	Dec-98	Minneapolis, MN	1928	332	11,708	73,334	47,028	11,708	120,362	132,070	(45,129)	86,941	48,548
Canterbury Green	Garden	Dec-99	Fort Wayne, IN	1970	1,988	13,659	73,115	27,161	13,659	100,276	113,935	(50,369)	63,566	52,666
Canyon Terrace	Garden	Mar-02	Saugus, CA	1984	130	7,300	6,602	6,192	7,508	12,586	20,094	(4,449)	15,645	10,598
Casa del Mar at Baymeadows	Garden	Oct-06	Jacksonville, FL	1984	144	4,902	10,562	1,570	5,039	11,995	17,034	(2,302)	14,732	9,294
Cedar Rim	Garden	Apr-00	Newcastle, WA	1980	104	761	5,218	17,275	761	22,493	23,254	(12,073)	11,181	7,772
Center Square	High Rise	Oct-99	Doylestown, PA	1975	350	582	4,190	3,648	582	7,838	8,420	(3,479)	4,941	14,644
Charleston Landing	Garden	Sep-00	Brandon, FL	1985	300	7,488	8,656	7,971	7,488	16,627	24,115	(7,051)	17,064	13,057
Chesapeake Landing I	Garden	Sep-00	Aurora, IL	1986	416	15,800	16,875	5,621	15,800	22,496	38,296	(8,693)	29,603	24,331
Chesapeake Landing II	Garden	Mar-01	Aurora, IL	1987	184	1,969	7,980	3,745	1,969	11,725	13,694	(5,276)	8,418	10,099
Chestnut Hall	High Rise	Oct-06	Philadelphia, PA	1923	315	12,047	14,299	5,256	12,338	19,264	31,602	(5,490)	26,112	18,356
Chestnut Hill	Garden	Apr-00	Philadelphia, PA	1963	821	6,463	49,315	49,521	6,463	98,836	105,299	(43,941)	61,358	58,962
Chimneys of Cradle Rock	Garden	Jun-04	Columbia, MD	1979	198	2,234	8,107	911	2,040	9,212	11,252	(2,702)	8,550	16,494
Colonnade Gardens	Garden	Oct-97	Phoenix, AZ	1973	196	766	4,346	3,011	766	7,357	8,123	(4,004)	4,119	1,464
Colony at Kenilworth	Garden	Oct-99	Towson, MD	1966	383	2,403	18,798	14,392	2,403	33,190	35,593	(16,540)	19,053	24,128
Columbus Avenue	Mid Rise	Sep-03	New York, NY	1880	59	35,472	9,450	3,763	35,527	13,158	48,685	(5,818)	42,867	25,324
Country Lakes I	Garden	Apr-01	Naperville, IL	1982	240	8,512	10,832	3,422	8,512	14,254	22,766	(5,882)	16,884	14,367
Country Lakes II	Garden	May-97	Naperville, IL	1986	400	5,165	29,430	6,072	5,165	35,502	40,667	(15,568)	25,099	24,539
Creekside	Garden	Jan-00	Denver, CO	1974	328	2,953	12,697	5,668	3,189	18,129	21,318	(8,709)	12,609	14,157
Creekside	Garden	Mar-02	Simi Valley, CA	1985	397	24,595	18,818	7,149	25,245	25,317	50,562	(9,342)	41,220	40,670
Crescent at West Hollywood, The	Mid Rise	Mar-02	West Hollywood, CA	1985	130	15,382	10,215	15,245	15,765	25,077	40,842	(11,723)	29,119	24,195
Douglaston Villas			Altamonte Springs,
and Townhomes	Garden	Aug-99	FL	1979	234	1,666	9,353	7,941	1,666	17,294	18,960	(7,378)	11,582	10,384
Elm Creek	Mid Rise	Dec-97	Elmhurst, IL	1987	372	5,534	30,830	17,543	5,635	48,272	53,907	(21,197)	32,710	34,695
Evanston Place	High Rise	Dec-97	Evanston, IL	1990	189	3,232	25,546	4,453	3,232	29,999	33,231	(11,529)	21,702	21,417
Farmingdale	Mid Rise	Oct-00	Darien, IL	1975	240	11,763	15,174	9,317	11,763	24,491	36,254	(11,145)	25,109	17,349
Ferntree	Garden	Mar-01	Phoenix, AZ	1968	219	2,078	13,752	3,462	2,079	17,213	19,292	(7,186)	12,106	6,977
Fisherman’s Village	Garden	Jan-06	Indianapolis, IN	1982	328	2,156	9,936	3,023	2,156	12,959	15,115	(7,618)	7,497	6,350
Fishermans Wharf	Garden	Nov-96	Clute, TX	1981	360	1,257	7,584	5,757	1,257	13,341	14,598	(6,252)	8,346	6,852
Flamingo Towers	High Rise	Sep-97	Miami Beach, FL	1960	1,127	32,191	38,399	220,608	32,239	258,959	291,198	(105,723)	185,475	117,541
Forestlake Apartments	Garden	Mar-07	Daytona Beach, FL	1982	120	3,691	4,320	610	3,860	4,761	8,621	(838)	7,783	4,658
Four Quarters Habitat	Garden	Jan-06	Miami, FL	1976	336	2,383	17,199	16,848	2,379	34,051	36,430	(13,301)	23,129	10,974
Foxchase	Garden	Dec-97	Alexandria, VA	1940	2,113	15,419	96,062	34,962	15,496	130,947	146,443	(61,112)	85,331	218,590
Georgetown	Garden	Aug-02	Framingham, MA	1964	207	12,351	13,168	2,216	12,351	15,384	27,735	(5,123)	22,612	12,070
Glen at Forestlake, The	Garden	Mar-07	Daytona Beach, FL	1982	26	897	862	209	933	1,035	1,968	(174)	1,794	1,022
Granada	Mid Rise	Aug-02	Framingham, MA	1958	72	4,577	4,058	881	4,577	4,939	9,516	(2,292)	7,224	4,040
Grand Pointe	Garden	Dec-99	Columbia, MD	1972	325	2,715	16,771	5,613	2,715	22,384	25,099	(9,121)	15,978	16,690
Greens	Garden	Jul-94	Chandler, AZ	2000	324	2,303	713	27,389	2,303	28,102	30,405	(14,494)	15,911	12,087
Greenspoint at Paradise Valley	Garden	Jan-00	Phoenix, AZ	1985	336	3,042	13,223	12,552	3,042	25,775	28,817	(13,733)	15,084	15,884
Hampden Heights	Garden	Jan-00	Denver, CO	1973	376	3,224	12,905	6,885	3,453	19,561	23,014	(9,518)	13,496	13,639
Harbour, The	Garden	Mar-01	Melbourne, FL	1987	162	4,108	3,563	6,360	4,108	9,923	14,031	(3,661)	10,370	—
Heritage Park at
Alta Loma	Garden	Jan-01	Alta Loma, CA	1986	232	1,200	6,428	3,621	1,200	10,049	11,249	(4,108)	7,141	7,264
Heritage Park Escondido	Garden	Oct-00	Escondido, CA	1986	196	1,055	7,565	1,454	1,055	9,019	10,074	(4,474)	5,600	7,299
Heritage Park Livermore	Garden	Oct-00	Livermore, CA	1988	167	1,039	9,170	1,434	1,039	10,604	11,643	(5,029)	6,614	7,532

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Heritage Park Montclair	Garden	Mar-01	Montclair, CA	1985	144	690	4,149	1,279	690	5,428	6,118	(2,149)	3,969	4,620
Heritage Village Anaheim	Garden	Oct-00	Anaheim, CA	1986	196	1,832	8,541	1,821	1,832	10,362	12,194	(5,210)	6,984	8,858
Hidden Cove	Garden	Jul-98	Escondido, CA	1983	334	3,043	17,615	7,524	3,043	25,139	28,182	(11,328)	16,854	30,561
Hidden Cove II	Garden	Jul-07	Escondido, CA	1986	117	12,730	6,530	5,614	12,849	12,025	24,874	(2,919)	21,955	11,420
Hidden Harbour	Garden	Oct-02	Melbourne, FL	1985	216	1,444	7,590	5,500	1,444	13,090	14,534	(4,211)	10,323	—
Highcrest Townhomes	Town Home	Jan-03	Woodridge, IL	1968	176	3,045	13,452	1,727	3,045	15,179	18,224	(6,713)	11,511	10,724
Hillcreste	Garden	Mar-02	Century City, CA	1989	315	33,755	47,216	26,126	35,862	71,235	107,097	(25,749)	81,348	56,594
Hillmeade	Garden	Nov-94	Nashville, TN	1986	288	2,872	16,069	14,093	2,872	30,162	33,034	(18,098)	14,936	18,076
Horizons West Apartments	Mid Rise	Dec-06	Pacifica, CA	1970	78	8,763	6,376	1,634	8,887	7,886	16,773	(1,548)	15,225	5,250
Hunt Club	Garden	Mar-01	Austin, TX	1987	384	10,342	11,920	8,707	10,342	20,627	30,969	(11,288)	19,681	17,143
Hunt Club	Garden	Sep-00	Gaithersburg, MD	1986	336	17,859	13,149	4,272	17,859	17,421	35,280	(7,126)	28,154	31,787
Hunter’s Chase	Garden	Jan-01	Midlothian, VA	1985	320	7,935	7,915	3,534	7,935	11,449	19,384	(4,080)	15,304	16,169
Hunter’s Crossing	Garden	Apr-01	Leesburg, VA	1967	164	2,244	7,763	4,360	2,244	12,123	14,367	(7,363)	7,004	6,845
Hunters Glen IV	Garden	Oct-99	Plainsboro, NJ	1976	264	2,709	14,420	5,028	2,709	19,448	22,157	(10,380)	11,777	19,864
Hunters Glen V	Garden	Oct-99	Plainsboro, NJ	1976	304	3,283	17,337	5,410	3,283	22,747	26,030	(12,046)	13,984	23,864
Hunters Glen VI	Garden	Oct-99	Plainsboro, NJ	1976	328	2,787	15,501	6,279	2,787	21,780	24,567	(12,372)	12,195	24,838
Hyde Park Tower	High Rise	Oct-04	Chicago, IL	1990	155	4,683	14,928	2,901	4,731	17,781	22,512	(3,462)	19,050	13,842
Independence Green	Garden	Jan-06	Farmington Hills, MI	1960	981	10,293	24,586	21,221	10,156	45,944	56,100	(15,476)	40,624	27,372
Indian Oaks	Garden	Mar-02	Simi Valley, CA	1986	254	23,927	15,801	4,086	24,523	19,291	43,814	(6,778)	37,036	32,716
Island Club	Garden	Oct-00	Daytona Beach, FL	1986	204	6,086	8,571	2,330	6,087	10,900	16,987	(4,927)	12,060	8,440
Island Club	Garden	Oct-00	Oceanside, CA	1986	592	18,027	28,654	12,050	18,027	40,704	58,731	(18,241)	40,490	64,102
Key Towers	High Rise	Apr-01	Alexandria, VA	1964	140	1,526	7,050	5,031	1,526	12,081	13,607	(5,674)	7,933	10,736
Lakeside	Garden	Oct-99	Lisle, IL	1972	568	5,840	27,937	28,990	5,840	56,927	62,767	(26,920)	35,847	29,050
Lakeside at Vinings Mountain	Garden	Jan-00	Atlanta, GA	1983	220	2,109	11,863	15,288	2,109	27,151	29,260	(13,281)	15,979	9,297
Lakeside Place	Garden	Oct-99	Houston, TX	1976	734	6,160	34,151	15,829	6,160	49,980	56,140	(21,691)	34,449	26,670
Lamplighter Park	Garden	Apr-00	Bellevue, WA	1967	174	2,225	9,272	4,513	2,225	13,785	16,010	(7,046)	8,964	10,444
Latrobe	High Rise	Jan-03	Washington, DC	1980	175	3,459	9,103	15,756	3,459	24,859	28,318	(12,479)	15,839	21,960
Lazy Hollow	Garden	Apr-05	Columbia, MD	1979	178	2,424	12,181	1,075	2,424	13,256	15,680	(5,985)	9,695	13,896
Lewis Park	Garden	Jan-06	Carbondale, IL	1972	269	1,407	12,193	3,403	1,404	15,599	17,003	(9,351)	7,652	3,739
Lincoln Place Garden	Garden	Oct-04	Venice, CA	1951	696	43,979	10,439	99,532	42,894	111,056	153,950	(1,943)	152,007	63,000
Lodge at Chattahoochee, The	Garden	Oct-99	Sandy Springs, GA	1970	312	2,320	16,370	22,232	2,320	38,602	40,922	(18,613)	22,309	10,974
Los Arboles	Garden	Sep-97	Chandler, AZ	1986	232	1,662	9,504	3,522	1,662	13,026	14,688	(6,226)	8,462	7,996
Malibu Canyon	Garden	Mar-02	Calabasas, CA	1986	698	66,257	53,438	35,821	69,834	85,682	155,516	(35,048)	120,468	96,233
Maple Bay	Garden	Dec-99	Virginia Beach, VA	1971	414	2,598	16,141	30,168	2,598	46,309	48,907	(20,430)	28,477	32,994
Mariners Cove	Garden	Mar-02	San Diego, CA	1984	500	—	66,861	7,555	—	74,416	74,416	(21,635)	52,781	4,915
Meadow Creek	Garden	Jul-94	Boulder, CO	1968	332	1,435	24,532	6,526	1,435	31,058	32,493	(14,418)	18,075	23,746
Merrill House	High Rise	Jan-00	Falls Church, VA	1964	159	1,836	10,831	6,423	1,836	17,254	19,090	(5,336)	13,754	15,600
Mesa Royale	Garden	Jul-94	Mesa, AZ	1985	153	832	4,569	9,675	832	14,244	15,076	(6,590)	8,486	5,093
Monterey Grove	Garden	Jun-08	San Jose, CA	1999	224	34,175	21,939	2,424	34,325	24,213	58,538	(2,999)	55,539	34,826
Oak Park Village	Garden	Oct-00	Lansing, MI	1973	618	10,048	16,771	8,035	10,048	24,806	34,854	(14,010)	20,844	23,487
Ocean Oaks	Garden	May-98	Port Orange, FL	1987	296	2,132	12,855	3,424	2,132	16,279	18,411	(7,139)	11,272	10,295
One Lytle Place	High Rise	Jan-00	Cincinnati, OH	1980	231	2,662	21,800	12,916	2,662	34,716	37,378	(14,193)	23,185	15,450
Pacific Bay Vistas	Garden	Mar-01	San Bruno, CA	1987	308	3,703	62,460	25,945	22,994	69,114	92,108	(55,442)	36,666	—
Pacifica Park	Garden	Jul-06	Pacifica, CA	1977	104	12,770	6,579	3,234	12,970	9,613	22,583	(2,801)	19,782	11,049
Palazzo at Park La Brea, The	Mid Rise	Feb-04	Los Angeles, CA	2002	521	47,822	125,464	11,001	48,362	135,925	184,287	(35,703)	148,584	123,809

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Palazzo East at Park La Brea, The	Mid Rise	Mar-05	Los Angeles, CA	2005	611	61,004	136,503	22,826	72,578	147,755	220,333	(33,073)	187,260	150,000
Paradise Palms	Garden	Jul-94	Phoenix, AZ	1985	130	647	3,515	7,074	647	10,589	11,236	(6,439)	4,797	6,315
Park Towne Place	High Rise	Apr-00	Philadelphia, PA	1959	959	10,451	47,301	55,507	10,451	102,808	113,259	(29,724)	83,535	85,165
Parktown Townhouses	Garden	Oct-99	Deer Park, TX	1968	309	2,570	12,052	10,497	2,570	22,549	25,119	(8,886)	16,233	10,554
Parkway	Garden	Mar-00	Willamsburg, VA	1971	148	386	2,834	3,326	386	6,160	6,546	(3,583)	2,963	9,128
Pathfinder Village	Garden	Jan-06	Fremont, CA	1973	246	19,595	14,838	8,400	19,595	23,238	42,833	(4,555)	38,278	19,121
Peachtree Park	Garden	Jan-96	Atlanta, GA	1969	303	4,683	11,713	11,744	4,683	23,457	28,140	(10,572)	17,568	9,231
Peak at Vinings Mountain, The	Garden	Jan-00	Atlanta, GA	1980	280	2,651	13,660	17,806	2,651	31,466	34,117	(15,234)	18,883	10,002
Peakview Place	Garden	Jan-00	Englewood, CO	1975	296	3,440	18,734	4,695	3,440	23,429	26,869	(16,129)	10,740	12,567
Peppertree	Garden	Mar-02	Cypress, CA	1971	136	7,835	5,224	2,868	8,030	7,897	15,927	(3,151)	12,776	15,617
Pine Lake Terrace	Garden	Mar-02	Garden Grove, CA	1971	111	3,975	6,035	2,209	4,125	8,094	12,219	(2,929)	9,290	11,898
Pine Shadows	Garden	May-98	Tempe, AZ	1983	272	2,095	11,899	3,888	2,095	15,787	17,882	(8,163)	9,719	7,500
Pines, The	Garden	Oct-98	Palm Bay, FL	1984	216	603	3,318	2,830	603	6,148	6,751	(2,701)	4,050	1,896
Plantation Gardens	Garden	Oct-99	Plantation, FL	1971	372	3,773	19,443	9,324	3,773	28,767	32,540	(12,033)	20,507	23,798
Post Ridge	Garden	Jul-00	Nashville, TN	1972	150	1,883	6,712	4,321	1,883	11,033	12,916	(5,084)	7,832	5,961
Ramblewood	Garden	Dec-99	Wyoming, MI	1973	1,704	8,607	61,082	3,863	8,661	64,891	73,552	(15,065)	58,487	34,388
Ravensworth Towers	High Rise	Jun-04	Annandale, VA	1974	219	3,455	17,157	3,018	3,455	20,175	23,630	(10,249)	13,381	20,172
Reflections	Garden	Oct-02	Casselberry, FL	1984	336	3,906	10,491	4,538	3,906	15,029	18,935	(5,493)	13,442	10,700
Reflections	Garden	Sep-00	Virginia Beach, VA	1987	480	15,988	13,684	5,591	15,988	19,275	35,263	(8,531)	26,732	39,832
Reflections	Garden	Oct-00	West Palm Beach, FL	1986	300	5,504	9,984	4,677	5,504	14,661	20,165	(5,777)	14,388	9,101
Regency Oaks	Garden	Oct-99	Fern Park, FL	1961	343	1,832	9,905	10,415	1,832	20,320	22,152	(11,054)	11,098	10,978
Remington at Ponte			Ponte Vedra Beach,
Vedra Lakes	Garden	Dec-06	FL	1986	344	18,576	18,650	2,468	18,795	20,899	39,694	(4,581)	35,113	24,345
River Club	Garden	Apr-05	Edgewater, NJ	1998	266	30,578	30,638	2,155	30,579	32,792	63,371	(7,544)	55,827	37,920
River Reach	Garden	Sep-00	Naples, FL	1986	556	17,728	18,337	7,378	17,728	25,715	43,443	(11,353)	32,090	23,354
Riverbend Village	Garden	Jul-01	Arlington, TX	1983	201	893	4,128	5,054	893	9,182	10,075	(4,704)	5,371	—
Riverloft	High Rise	Oct-99	Philadelphia, PA	1910	184	2,120	11,287	31,208	2,120	42,495	44,615	(16,738)	27,877	18,881
Riverside	High Rise	Apr-00	Alexandria, VA	1973	1,222	10,433	65,474	80,363	10,409	145,861	156,270	(72,434)	83,836	105,508
Rosewood	Garden	Mar-02	Camarillo, CA	1976	152	12,128	8,060	2,532	12,430	10,290	22,720	(3,749)	18,971	17,900
Royal Crest Estates	Garden	Aug-02	Fall River, MA	1974	216	5,832	12,044	2,082	5,832	14,126	19,958	(6,329)	13,629	11,686
Royal Crest Estates	Garden	Aug-02	Marlborough, MA	1970	473	25,178	28,786	4,117	25,178	32,903	58,081	(15,197)	42,884	34,969
Royal Crest Estates	Garden	Aug-02	Nashua, NH	1970	902	68,231	45,562	11,730	68,231	57,292	125,523	(28,323)	97,200	48,117
Royal Crest Estates	Garden	Aug-02	North Andover, MA	1970	588	51,292	36,808	10,653	51,292	47,461	98,753	(21,029)	77,724	59,507
Royal Crest Estates	Garden	Aug-02	Warwick, RI	1972	492	22,433	24,095	5,605	22,433	29,700	52,133	(13,883)	38,250	37,433
Runaway Bay	Garden	Oct-00	Lantana, FL	1987	404	5,934	16,052	8,111	5,934	24,163	30,097	(9,195)	20,902	21,521
Runaway Bay	Garden	Jul-02	Pinellas Park, FL	1986	192	1,884	7,045	3,843	1,884	10,888	12,772	(2,988)	9,784	8,848
Savannah Trace	Garden	Mar-01	Shaumburg, IL	1986	368	13,960	20,731	4,369	13,960	25,100	39,060	(9,545)	29,515	22,015
Scotchollow	Garden	Jan-06	San Mateo, CA	1971	418	49,474	17,756	8,864	49,474	26,620	76,094	(5,014)	71,080	48,982
Scottsdale Gateway I	Garden	Oct-97	Tempe, AZ	1965	124	591	3,359	8,042	591	11,401	11,992	(5,172)	6,820	5,800
Scottsdale Gateway II	Garden	Oct-97	Tempe, AZ	1972	487	2,458	13,927	23,595	2,458	37,522	39,980	(18,369)	21,611	16,699
Shadow Creek	Garden	May-98	Mesa, AZ	1984	266	2,016	11,886	4,017	2,016	15,903	17,919	(8,416)	9,503	—
Shenandoah Crossing	Garden	Sep-00	Fairfax, VA	1984	640	18,492	57,197	8,058	18,492	65,255	83,747	(30,696)	53,051	68,604
Signal Pointe	Garden	Oct-99	Winter Park, FL	1969	368	2,382	11,359	22,094	2,382	33,453	35,835	(13,652)	22,183	18,596
Signature Point	Garden	Nov-96	League City, TX	1994	304	2,810	17,579	2,983	2,810	20,562	23,372	(7,452)	15,920	10,269
Springwoods at Lake Ridge	Garden	Jul-02	Woodbridge, VA	1984	180	5,587	7,284	1,450	5,587	8,734	14,321	(2,349)	11,972	14,250
Spyglass at Cedar Cove	Garden	Sep-00	Lexington Park, MD	1985	152	3,241	5,094	2,735	3,241	7,829	11,070	(3,595)	7,475	10,300

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Stafford	High Rise	Oct-02	Baltimore, MD	1889	96	706	4,032	3,454	562	7,630	8,192	(4,261)	3,931	4,255
Steeplechase	Garden	Sep-00	Largo, MD	1986	240	3,675	16,111	3,755	3,675	19,866	23,541	(8,054)	15,487	23,326
Steeplechase	Garden	Jul-02	Plano, TX	1985	368	7,056	10,510	7,183	7,056	17,693	24,749	(6,390)	18,359	16,575
Sterling Apartment Homes, The	Garden	Oct-99	Philadelphia, PA	1961	537	8,871	55,364	21,600	8,871	76,964	85,835	(34,388)	51,447	76,778
Stone Creek Club	Garden	Sep-00	Germantown, MD	1984	240	13,593	9,347	3,381	13,593	12,728	26,321	(7,386)	18,935	24,611
Sun Lake	Garden	May-98	Lake Mary, FL	1986	600	4,551	25,543	32,151	4,551	57,694	62,245	(24,911)	37,334	35,128
Sun River Village	Garden	Oct-99	Tempe, AZ	1981	334	2,367	13,303	4,157	2,367	17,460	19,827	(9,273)	10,554	10,467
Tamarac Village	Garden	Apr-00	Denver, CO	1979	564	3,928	23,491	8,715	4,223	31,911	36,134	(17,565)	18,569	18,212
Tamarind Bay	Garden	Jan-00	St. Petersburg, FL	1980	200	1,091	6,310	5,193	1,091	11,503	12,594	(6,110)	6,484	6,838
Tatum Gardens	Garden	May-98	Phoenix, AZ	1985	128	1,323	7,155	2,035	1,323	9,190	10,513	(5,152)	5,361	7,334
Bluffs at Pacifica, The	Garden	Oct-06	Pacifica, CA	1963	64	7,975	4,131	10,549	8,108	14,547	22,655	(2,601)	20,054	6,323
Timbertree	Garden	Oct-97	Phoenix, AZ	1979	387	2,292	13,000	6,728	2,292	19,728	22,020	(10,752)	11,268	4,062
Towers Of Westchester Park, The	High Rise	Jan-06	College Park, MD	1972	303	15,198	22,029	4,763	15,198	26,792	41,990	(5,219)	36,771	27,272
Township At Highlands	Town Home	Nov-96	Centennial, CO	1985	161	1,615	9,773	6,227	1,536	16,079	17,615	(7,771)	9,844	16,365
Twin Lake Towers	High Rise	Oct-99	Westmont, IL	1969	399	3,268	18,763	23,912	3,268	42,675	45,943	(19,292)	26,651	26,759
Twin Lakes	Garden	Apr-00	Palm Harbor, FL	1986	262	2,062	12,850	4,809	2,062	17,659	19,721	(8,622)	11,099	10,471
Vantage Pointe	Mid Rise	Aug-02	Swampscott, MA	1987	96	4,749	10,089	1,432	4,749	11,521	16,270	(3,847)	12,423	6,978
Verandahs at Hunt Club	Garden	Jul-02	Apopka, FL	1985	210	2,271	7,724	3,346	2,271	11,070	13,341	(3,268)	10,073	10,891
Views at Vinings Mountain, The	Garden	Jan-06	Atlanta, GA	1983	180	610	5,026	12,158	610	17,184	17,794	(9,692)	8,102	13,577
Villa Del Sol	Garden	Mar-02	Norwalk, CA	1972	120	7,294	4,861	2,666	7,476	7,345	14,821	(3,122)	11,699	13,386
Village Crossing	Garden	May-98	West Palm Beach, FL	1985	189	1,618	8,188	3,040	1,618	11,228	12,846	(5,947)	6,899	7,000
Village in the Woods	Garden	Jan-00	Cypress, TX	1983	530	3,457	15,787	10,605	3,457	26,392	29,849	(14,251)	15,598	19,250
Village of Pennbrook	Garden	Oct-98	Levittown, PA	1969	722	10,229	38,222	14,189	10,229	52,411	62,640	(24,021)	38,619	47,804
Villages of Baymeadows	Garden	Oct-99	Jacksonville, FL	1972	904	4,859	33,957	55,352	4,859	89,309	94,168	(47,875)	46,293	37,113
Villas at Park La Brea, The	Garden	Mar-02	Los Angeles, CA	2002	250	8,621	48,871	3,886	8,630	52,748	61,378	(14,930)	46,448	28,949
Vista Del Lagos	Garden	Dec-97	Chandler, AZ	1986	200	804	4,952	3,646	804	8,598	9,402	(3,740)	5,662	11,618
Waterford Village	Garden	Aug-02	Bridgewater, MA	1971	588	28,585	28,102	5,896	29,110	33,473	62,583	(17,747)	44,836	40,130
Waterways Village	Garden	Jun-97	Aventura, FL	1994	180	4,504	11,064	4,062	4,504	15,126	19,630	(7,089)	12,541	6,443
Waverly Apartments	Garden	Aug-08	Brighton, MA	1970	103	7,696	11,347	1,275	7,920	12,398	20,318	(1,302)	19,016	12,000
West Winds	Garden	Oct-02	Orlando, FL	1985	272	2,324	11,481	3,319	2,324	14,800	17,124	(5,545)	11,579	12,570
Westway Village	Garden	May-98	Houston, TX	1977	326	2,921	11,384	3,503	2,921	14,887	17,808	(7,395)	10,413	7,677
Wexford Village	Garden	Aug-02	Worcester, MA	1974	264	6,339	17,939	2,203	6,339	20,142	26,481	(8,167)	18,314	13,269
Willow Bend	Garden	May-98	Rolling Meadows, IL	1969	328	2,717	15,437	26,536	2,717	41,973	44,690	(18,148)	26,542	19,595
Willow Park on Lake			Altamonte Springs,
Adelaide	Garden	Oct-99	FL	1972	185	1,225	7,357	3,519	1,224	10,877	12,101	(6,063)	6,038	6,716
Windrift	Garden	Mar-01	Oceanside, CA	1987	404	24,960	17,590	19,325	24,960	36,915	61,875	(18,841)	43,034	44,601
Windrift	Garden	Oct-00	Orlando, FL	1987	288	3,696	10,029	5,834	3,696	15,863	19,559	(6,451)	13,108	16,841
Windsor Crossing	Garden	Mar-00	Newport News, VA	1978	156	307	2,110	2,528	131	4,814	4,945	(2,358)	2,587	1,885
Windsor Park	Garden	Mar-01	Woodbridge, VA	1987	220	4,279	15,970	2,329	4,279	18,299	22,578	(7,179)	15,399	19,325
Woodcreek	Garden	Oct-02	Mesa, AZ	1985	432	2,426	15,886	4,767	2,426	20,653	23,079	(11,433)	11,646	19,165
Woods of Burnsville	Garden	Nov-04	Burnsville, MN	1984	400	3,954	18,125	2,890	3,954	21,015	24,969	(8,248)	16,721	16,580
Woods of Inverness	Garden	Oct-99	Houston, TX	1983	272	2,146	10,978	4,115	2,146	15,093	17,239	(7,424)	9,815	5,878
Woods Of Williamsburg	Garden	Jan-06	Williamsburg, VA	1976	125	798	3,657	1,102	798	4,759	5,557	(3,546)	2,011	1,090
Yacht Club at Brickell	High Rise	Dec-03	Miami, FL	1998	357	31,363	32,214	5,418	31,363	37,632	68,995	(7,188)	61,807	37,289
Yorktown Apartments	High Rise	Dec-99	Lombard, IL	1971	364	2,971	18,163	17,222	3,055	35,301	38,356	(13,149)	25,207	25,469

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Total Conventional Properties					67,668	1,946,419	3,767,197	2,245,548	2,002,838	5,956,326	7,959,164	(2,388,140)	5,571,024	4,695,494

Affordable Properties:
All Hallows	Garden	Jan-06	San Francisco, CA	1976	157	1,348	29,770	20,594	1,338	50,374	51,712	(18,274)	33,438	21,207
Alliance Towers	High Rise	Mar-02	Alliance, OH	1979	101	530	1,934	773	530	2,707	3,237	(838)	2,399	2,219
Antioch Towers	High Rise	Jan-10	Cleveland, OH	1976	171	720	8,802	88	720	8,890	9,610	(2,359)	7,251	5,717
Anton Square	Garden	Jan-10	Whistler, AL	1984	48	152	1,846	53	152	1,899	2,051	(393)	1,658	1,499
Arvada House	High Rise	Nov-04	Arvada, CO	1977	88	641	3,314	1,800	405	5,350	5,755	(1,520)	4,235	4,118
Bayview	Garden	Jun-05	San Francisco, CA	1976	146	1,023	15,265	16,581	582	32,287	32,869	(12,021)	20,848	10,934
Beacon Hill	High Rise	Mar-02	Hillsdale, MI	1980	198	1,380	7,044	6,650	1,093	13,981	15,074	(4,080)	10,994	4,338
Bedford House	Mid Rise	Mar-02	Falmouth, KY	1979	48	230	919	335	230	1,254	1,484	(494)	990	1,079
Benjamin Banneker Plaza	Mid Rise	Jan-06	Chester, PA	1976	70	79	3,862	810	79	4,672	4,751	(3,118)	1,633	1,497
Berger Apartments	Mid Rise	Mar-02	New Haven, CT	1981	144	1,152	4,657	2,609	1,152	7,266	8,418	(2,332)	6,086	595
Biltmore Towers	High Rise	Mar-02	Dayton, OH	1980	230	1,813	6,411	13,229	1,813	19,640	21,453	(10,325)	11,128	10,591
Birchwood	Garden	Jan-10	Dallas, TX	1963	276	975	5,525	—	975	5,525	6,500	(380)	6,120	4,240
Blakewood	Garden	Oct-05	Statesboro, GA	1973	42	316	882	402	316	1,284	1,600	(1,167)	433	676
Bolton North	High Rise	Jan-06	Baltimore, MD	1977	209	1,450	6,569	806	1,429	7,396	8,825	(2,579)	6,246	2,223
Bridge Street	Garden	Jan-10	East Stroudsburg, PA	1999	52	398	2,255	47	398	2,302	2,700	(169)	2,531	2,016
Brittany Apartments	Garden	Jan-10	Raytown, MO	1971	144	465	2,635	—	465	2,635	3,100	(194)	2,906	2,138
Burchwood	Garden	Oct-07	Berea, KY	1999	24	147	247	494	147	741	888	(274)	614	949
Butternut Creek	Mid Rise	Jan-06	Charlotte, MI	1980	100	505	3,617	3,785	505	7,402	7,907	(3,124)	4,783	—
California Square I	High Rise	Jan-06	Louisville, KY	1982	101	154	5,704	560	154	6,264	6,418	(3,813)	2,605	3,465
Calvert City	Garden	Jan-10	Calvert City, KY	1980	60	128	694	11	128	705	833	(663)	170	711
Canterbury Towers	High Rise	Jan-06	Worcester, MA	1976	156	567	4,557	1,012	567	5,569	6,136	(3,984)	2,152	3,005
Canyon Shadows	Garden	Jan-10	Riverside, CA	1971	120	488	2,763	—	488	2,763	3,251	(205)	3,046	2,547
Carriage House	Mid Rise	Dec-06	Petersburg, VA	1885	118	847	2,886	3,454	716	6,471	7,187	(1,951)	5,236	2,041
Castlewood	Garden	Mar-02	Davenport, IA	1980	96	585	2,351	1,544	585	3,895	4,480	(1,753)	2,727	3,486
City Line	Garden	Mar-02	Newport News, VA	1976	200	500	2,014	7,329	500	9,343	9,843	(1,598)	8,245	4,786
Clisby Towers	Mid Rise	Jan-06	Macon, GA	1980	52	524	1,970	272	524	2,242	2,766	(1,736)	1,030	881
Club, The	Garden	Jan-06	Lexington, NC	1972	87	498	2,128	688	498	2,816	3,314	(2,142)	1,172	235
Cold Spring Homes	Garden	Oct-07	Cold Springs, KY	2000	30	118	(433)	1,129	118	696	814	(383)	431	719
Community Circle II	Garden	Jan-06	Cleveland, OH	1975	129	263	4,699	962	263	5,661	5,924	(3,517)	2,407	3,275
Copperwood I Apartments	Garden	Apr-06	The Woodlands, TX	1980	150	390	8,373	4,879	363	13,279	13,642	(9,980)	3,662	5,529
Copperwood II Apartments	Garden	Oct-05	The Woodlands, TX	1981	150	452	5,552	3,442	459	8,987	9,446	(3,917)	5,529	5,704
Country Club Heights	Garden	Mar-04	Quincy, IL	1976	200	676	5,715	4,872	675	10,588	11,263	(4,294)	6,969	7,027
Country Commons	Garden	Jan-06	Bensalem, PA	1972	352	1,853	17,657	4,493	1,853	22,150	24,003	(11,635)	12,368	12,633
Courtyard	Mid Rise	Jan-06	Cincinnati, OH	1980	137	1,362	4,876	548	1,362	5,424	6,786	(3,324)	3,462	3,787
Courtyards at Kirnwood	Garden	Jan-10	DeSoto, TX	1997	198	861	4,881	—	861	4,881	5,742	(516)	5,226	4,397
Courtyards of Arlington	Garden	Jan-10	Arlington, TX	1996	140	758	4,293	—	758	4,293	5,051	(286)	4,765	2,943
Crevenna Oaks	Town Home	Jan-06	Burke, VA	1979	50	355	4,849	247	355	5,096	5,451	(1,436)	4,015	3,197
Crockett Manor	Garden	Mar-04	Trenton, TN	1982	38	42	1,395	73	130	1,380	1,510	(115)	1,395	978
Cumberland Court	Garden	Jan-06	Harrisburg, PA	1975	108	379	4,040	863	379	4,903	5,282	(3,490)	1,792	1,228
Darby Townhouses	Town Home	Jan-10	Sharon Hill, PA	1970	172	1,298	11,115	218	1,298	11,333	12,631	(4,241)	8,390	5,504
Daugette Tower	High Rise	Mar-02	Gadsden, AL	1979	100	540	2,178	1,841	540	4,019	4,559	(1,462)	3,097	—
Day Meadows	Garden	Jan-10	Mountain Home, ID	1978	44	270	1,530	11	270	1,541	1,811	(81)	1,730	956
Delhaven Manor	Mid Rise	Mar-02	Jackson, MS	1983	104	575	2,304	2,046	575	4,350	4,925	(1,923)	3,002	3,625
Denny Place	Garden	Mar-02	North Hollywood, CA	1984	17	394	1,579	146	394	1,725	2,119	(542)	1,577	1,111
Douglas Landing	Garden	Oct-07	Austin, TX	1999	96	750	4,250	95	750	4,345	5,095	(502)	4,593	3,902
Elmwood	Garden	Jan-06	Athens, AL	1981	80	346	2,643	426	346	3,069	3,415	(1,793)	1,622	1,860

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Fairburn and Gordon I	Garden	Jan-10	Atlanta, GA	1969	102	143	1,941	292	143	2,233	2,376	(1,509)	867	—
Fairburn and Gordon II	Garden	Jan-06	Atlanta, GA	1969	58	439	1,360	484	439	1,844	2,283	(1,568)	715	—
Fairwood	Garden	Jan-06	Carmichael, CA	1979	86	176	5,264	460	176	5,724	5,900	(3,729)	2,171	2,364
Fountain Place	Mid Rise	Jan-06	Connersville, IN	1980	102	440	2,091	2,914	378	5,067	5,445	(751)	4,694	1,121
Fox Run	Garden	Mar-02	Orange, TX	1983	70	420	1,992	1,050	420	3,042	3,462	(1,166)	2,296	2,549
Foxfire	Garden	Jan-06	Jackson, MI	1975	160	856	6,853	2,505	856	9,358	10,214	(5,660)	4,554	1,611
Franklin Square School Apts	Mid Rise	Jan-06	Baltimore, MD	1888	65	566	3,581	259	566	3,840	4,406	(2,271)	2,135	3,898
Friendset Apartments	High Rise	Jan-06	Brooklyn, NY	1979	259	550	16,825	1,873	550	18,698	19,248	(11,001)	8,247	14,095
Frio	Garden	Jan-06	Pearsall, TX	1980	63	327	2,207	419	327	2,626	2,953	(1,855)	1,098	1,109
Gates Manor	Garden	Mar-04	Clinton, TN	1981	80	266	2,225	927	264	3,154	3,418	(1,355)	2,063	2,381
Georgetown Woods	Garden	Jan-10	Indianapolis, IN	1993	90	375	2,125	—	375	2,125	2,500	(175)	2,325	2,118
Glens, The	Garden	Jan-06	Rock Hill, SC	1982	88	839	4,135	1,187	839	5,322	6,161	(3,939)	2,222	3,723
Gotham Apts	Garden	Jan-10	Kansas City, MO	1930	105	471	5,419	79	471	5,498	5,969	(3,334)	2,635	3,408
Greenbriar	Garden	Jan-06	Indianapolis, IN	1980	121	812	3,272	396	812	3,668	4,480	(2,583)	1,897	3,266
Hamlin Estates	Garden	Mar-02	North Hollywood, CA	1983	30	1,010	1,691	262	1,010	1,953	2,963	(754)	2,209	1,349
Hanover Square	High Rise	Jan-06	Baltimore, MD	1980	199	1,656	9,575	510	1,656	10,085	11,741	(6,567)	5,174	10,500
Harris Park Apartments	Garden	Dec-97	Rochester, NY	1968	114	475	2,786	1,321	475	4,107	4,582	(1,959)	2,623	42
Hatillo Housing	Mid Rise	Jan-06	Hatillo, PR	1982	64	202	2,875	515	202	3,390	3,592	(1,939)	1,653	1,358
Henna Townhomes	Garden	Oct-07	Round Rock, TX	1999	160	1,716	9,197	270	1,736	9,447	11,183	(1,132)	10,051	5,874
Hopkins Village	Mid Rise	Sep-03	Baltimore, MD	1979	165	438	5,973	3,593	549	9,455	10,004	(1,808)	8,196	9,100
Hudson Gardens	Garden	Mar-02	Pasadena, CA	1983	41	914	1,548	607	914	2,155	3,069	(732)	2,337	408
Ingram Square	Garden	Jan-06	San Antonio, TX	1980	120	630	3,137	5,863	630	9,000	9,630	(2,228)	7,402	3,825
James Court	Garden	Jan-10	Meridian, ID	1978	50	345	1,955	9	345	1,964	2,309	(101)	2,208	1,925
JFK Towers	Mid Rise	Jan-06	Durham, NC	1983	177	750	7,970	872	750	8,842	9,592	(5,001)	4,591	5,736
Kephart Plaza	High Rise	Jan-06	Lock Haven, PA	1978	101	609	3,796	569	609	4,365	4,974	(3,131)	1,843	1,650
King Bell Apartments	Garden	Jan-06	Milwaukie, OR	1982	62	204	2,497	205	204	2,702	2,906	(1,535)	1,371	1,599
Kirkwood House	High Rise	Sep-04	Baltimore, MD	1979	261	1,281	9,358	8,143	1,338	17,444	18,782	(3,162)	15,620	16,000
Kubasek Trinity Manor	High Rise	Jan-06	Yonkers, NY	1981	130	54	8,308	1,864	54	10,172	10,226	(5,341)	4,885	4,671
La Salle	Garden	Oct-00	San Francisco, CA	1976	145	1,841	19,568	17,382	1,866	36,925	38,791	(15,711)	23,080	16,093
La Vista	Garden	Jan-06	Concord, CA	1981	75	565	4,448	4,230	581	8,662	9,243	(1,438)	7,805	5,418
Lafayette Square	Garden	Jan-06	Camden, SC	1978	72	142	1,875	98	142	1,973	2,115	(1,664)	451	236
Lake Avenue Commons	Garden	Jan-10	Cleveland, OH	1982	79	488	2,763	—	488	2,763	3,251	(158)	3,093	3,070
Landau	Garden	Oct-05	Clinton, SC	1970	80	1,293	1,429	320	1,293	1,749	3,042	(1,770)	1,272	228
Laurelwood	Garden	Jan-06	Morristown, TN	1981	65	75	1,870	224	75	2,094	2,169	(1,350)	819	1,320
Lock Haven Gardens	Garden	Jan-06	Lock Haven, PA	1979	150	1,163	6,045	666	1,163	6,711	7,874	(4,894)	2,980	2,359
Locust House	High Rise	Mar-02	Westminster, MD	1979	99	650	2,604	851	650	3,455	4,105	(1,228)	2,877	2,084
Long Meadow	Garden	Jan-06	Cheraw, SC	1973	56	158	1,342	214	158	1,556	1,714	(1,232)	482	165
Loring Towers	High Rise	Oct-02	Minneapolis, MN	1975	230	1,297	7,445	7,643	886	15,499	16,385	(4,787)	11,598	10,501
Loring Towers Apartments	High Rise	Sep-03	Salem, MA	1973	250	129	14,050	6,599	187	20,591	20,778	(4,763)	16,015	15,786
Madisonville	Garden	Jan-10	Madisonville, KY	1981	60	73	367	86	73	453	526	(498)	28	589
Maunakea Tower	High Rise	Jan-10	Honolulu, HI	1976	380	7,995	45,305	3,702	7,995	49,007	57,002	(2,074)	54,928	34,957
Michigan Beach	Garden	Oct-07	Chicago, IL	1958	239	2,225	10,797	978	2,225	11,775	14,000	(4,011)	9,989	5,576
Mill Pond	Mid Rise	Jan-06	Taunton, MA	1982	49	80	2,704	319	80	3,023	3,103	(1,768)	1,335	983
Mill Run	Garden	Jan-10	Mobile, AL	1983	50	293	2,569	42	293	2,611	2,904	(818)	2,086	1,466
Miramar Housing	High Rise	Jan-06	Ponce, PR	1983	96	367	5,085	425	367	5,510	5,877	(3,099)	2,778	2,769
Montblanc Gardens	Town Home	Dec-03	Yauco, PR	1982	128	391	3,859	1,010	391	4,869	5,260	(2,645)	2,615	3,252
Monticello Manor	Garden	Jan-10	San Antonio, TX	1998	154	647	3,665	—	647	3,665	4,312	(250)	4,062	3,935

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Moss Gardens	Mid Rise	Jan-06	Lafayette, LA	1980	114	524	3,818	824	524	4,642	5,166	(3,174)	1,992	1,946
New Baltimore	Mid Rise	Mar-02	New Baltimore, MI	1980	101	888	2,360	5,157	896	7,509	8,405	(1,905)	6,500	2,179
Newberry Park	Garden	Dec-97	Chicago, IL	1995	84	1,380	7,632	486	1,380	8,118	9,498	(2,972)	6,526	7,299
Nintey Five Vine Street	Garden	Jan-10	Hartford, CT	1800	31	188	1,062	626	188	1,688	1,876	(104)	1,772	1,055
Northlake Village	Garden	Oct-00	Lima, OH	1971	150	487	1,317	1,886	487	3,203	3,690	(1,987)	1,703	—
Northpoint	Garden	Jan-00	Chicago, IL	1921	305	2,280	14,334	16,706	2,510	30,810	33,320	(16,997)	16,323	19,101
Northwinds, The	Garden	Mar-02	Wytheville, VA	1978	144	500	2,012	575	500	2,587	3,087	(1,466)	1,621	1,466
Oakbrook	Garden	Jan-08	Topeka, KS	1979	170	550	2,915	885	550	3,800	4,350	(773)	3,577	2,636
Oakwood Manor	Garden	Mar-04	Milan, TN	1984	34	95	498	18	103	508	611	(140)	471	316
O’Neil	High Rise	Jan-06	Troy, NY	1978	115	88	4,067	864	88	4,931	5,019	(3,452)	1,567	2,595
Oswego Village	Garden	Jan-10	Columbia, PA	1979	68	392	2,221	—	392	2,221	2,613	(140)	2,473	1,395
Overbrook Park	Garden	Jan-06	Chillicothe, OH	1981	50	136	2,282	311	136	2,593	2,729	(1,458)	1,271	1,432
Oxford House	Mid Rise	Mar-02	Deactur, IL	1979	156	993	4,164	928	993	5,092	6,085	(2,109)	3,976	2,627
Panorama Park	Garden	Mar-02	Bakersfield, CA	1982	66	621	5,520	884	619	6,406	7,025	(1,687)	5,338	2,255
Parc Chateau I	Garden	Jan-06	Lithonia, GA	1973	86	592	1,442	521	592	1,963	2,555	(1,861)	694	359
Parc Chateau II	Garden	Jan-06	Lithonia, GA	1974	88	596	2,965	497	596	3,462	4,058	(2,626)	1,432	361
Park — Joplin Apartments	Garden	Oct-07	Joplin, MO	1974	192	1,154	5,539	402	1,154	5,941	7,095	(924)	6,171	3,165
Park Place	Mid Rise	Jun-05	St Louis, MO	1977	242	742	6,327	9,798	705	16,162	16,867	(10,003)	6,864	9,423
Park Vista	Garden	Oct-05	Anaheim, CA	1958	392	6,155	25,929	4,822	6,155	30,751	36,906	(7,763)	29,143	37,656
Parkways, The	Garden	Jun-04	Chicago, IL	1925	446	3,684	23,257	18,115	3,427	41,629	45,056	(14,959)	30,097	21,209
Patman Switch	Garden	Jan-06	Hughes Springs, TX	1978	82	727	1,382	616	727	1,998	2,725	(1,589)	1,136	1,229
Pavilion	High Rise	Mar-04	Philadelphia, PA	1976	296	—	15,416	1,471	—	16,887	16,887	(4,984)	11,903	8,680
Peachwood Place	Garden	Oct-07	Waycross, GA	1999	72	390	748	82	390	830	1,220	(159)	1,061	737
Pinebluff Village	Mid Rise	Jan-06	Salisbury, MD	1980	151	1,112	7,177	758	1,112	7,935	9,047	(5,801)	3,246	1,893
Pinewood Place	Garden	Mar-02	Toledo, OH	1979	99	420	1,698	1,276	420	2,974	3,394	(1,408)	1,986	1,992
Pleasant Hills	Garden	Apr-05	Austin, TX	1982	100	1,188	2,631	3,529	1,229	6,119	7,348	(2,237)	5,111	3,171
Plummer Village	Mid Rise	Mar-02	North Hills, CA	1983	75	624	2,647	1,637	667	4,241	4,908	(1,968)	2,940	2,560
Portner Place	Town Home	Jan-06	Washington, DC	1980	48	697	3,753	142	697	3,895	4,592	(431)	4,161	6,348
Post Street Apartments	High Rise	Jan-06	Yonkers, NY	1930	56	148	3,315	461	148	3,776	3,924	(2,407)	1,517	1,518
Pride Gardens	Garden	Dec-97	Flora, MS	1975	76	102	1,071	1,753	102	2,824	2,926	(1,586)	1,340	1,062
Rancho California	Garden	Jan-06	Temecula, CA	1984	55	488	5,462	307	488	5,769	6,257	(3,035)	3,222	4,480
Ridgewood Towers	High Rise	Mar-02	East Moline, IL	1977	140	698	2,803	818	698	3,621	4,319	(1,418)	2,901	1,418
River Village	High Rise	Jan-06	Flint, MI	1980	340	1,756	13,877	3,599	1,756	17,476	19,232	(11,075)	8,157	6,929
River’s Edge	Town Home	Jan-06	Greenville, MI	1983	49	311	2,097	391	311	2,488	2,799	(1,731)	1,068	521
Riverwoods	High Rise	Jan-06	Kankakee, IL	1983	125	590	4,932	3,475	598	8,399	8,997	(1,678)	7,319	4,702
Rosedale Court Apartments	Garden	Mar-04	Dawson Springs, KY	1981	40	194	1,177	222	194	1,399	1,593	(612)	981	858
Round Barn	Garden	Mar-02	Champaign, IL	1979	156	947	5,134	5,764	810	11,035	11,845	(2,565)	9,280	5,078
San Jose Apartments	Garden	Sep-05	San Antonio, TX	1970	220	404	5,770	11,459	234	17,399	17,633	(4,471)	13,162	5,069
San Juan Del Centro	Mid Rise	Sep-05	Boulder, CO	1971	150	243	7,110	12,574	438	19,489	19,927	(5,060)	14,867	11,259
Sandy Hill Terrace	High Rise	Mar-02	Norristown, PA	1980	175	1,650	6,599	2,874	1,650	9,473	11,123	(3,341)	7,782	3,351
Sandy Springs	Garden	Mar-05	Macon, GA	1979	74	366	1,522	1,451	366	2,973	3,339	(1,876)	1,463	1,894
Santa Maria	Garden	Jan-10	San German, PR	1983	86	368	2,087	—	368	2,087	2,455	(390)	2,065	2,343
School Street	Mid Rise	Jan-06	Taunton, MA	1920	75	219	4,335	670	219	5,005	5,224	(2,890)	2,334	2,116
Sherman Hills	High Rise	Jan-06	Wilkes-Barre, PA	1976	344	2,039	15,549	1,560	2,037	17,111	19,148	(13,907)	5,241	2,686
Shoreview	Garden	Oct-99	San Francisco, CA	1976	156	1,498	19,071	18,772	1,476	37,865	39,341	(16,745)	22,596	17,391
South Bay Villa	Garden	Mar-02	Los Angeles, CA	1981	80	663	2,770	4,383	1,352	6,464	7,816	(4,055)	3,761	3,018
Springfield Villas	Garden	Oct-07	Lockhart, TX	1999	32	—	1,153	86	—	1,239	1,239	(44)	1,195	828
St. George Villas	Garden	Jan-06	St. George, SC	1984	40	86	1,025	147	86	1,172	1,258	(822)	436	483

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Stonegate Apts	Mid Rise	Jul-09	Indianapolis, IN	1920	52	255	3,610	353	255	3,963	4,218	(920)	3,298	1,931
Sumler Terrace	Garden	Jan-06	Norfolk, VA	1976	126	215	4,400	671	215	5,071	5,286	(3,836)	1,450	1,191
Summit Oaks	Town Home	Jan-06	Burke, VA	1980	50	382	4,930	311	382	5,241	5,623	(1,513)	4,110	3,189
Suntree	Garden	Jan-06	St. Johns, MI	1980	121	403	6,488	2,012	403	8,500	8,903	(4,744)	4,159	530
Tabor Towers	Mid Rise	Jan-06	Lewisburg, WV	1979	84	163	3,360	384	163	3,744	3,907	(2,263)	1,644	1,906
Tamarac Apartments I	Garden	Nov-04	Woodlands, TX	1980	144	140	2,775	3,650	363	6,202	6,565	(2,451)	4,114	4,117
Tamarac Apartments II	Garden	Nov-04	Woodlands, TX	1980	156	142	3,195	4,064	266	7,135	7,401	(2,786)	4,615	4,460
Terraces	Mid Rise	Jan-06	Kettering, OH	1979	102	1,561	2,815	1,126	1,561	3,941	5,502	(2,652)	2,850	2,472
Terry Manor	Mid Rise	Oct-05	Los Angeles, CA	1977	170	1,775	5,848	6,674	1,997	12,300	14,297	(5,810)	8,487	6,859
Tompkins Terrace	Garden	Oct-02	Beacon, NY	1974	193	872	6,827	13,333	872	20,160	21,032	(4,632)	16,400	8,211
Trestletree Village	Garden	Mar-02	Atlanta, GA	1981	188	1,150	4,655	1,838	1,150	6,493	7,643	(2,355)	5,288	2,793
Underwood Elderly	High Rise	Jan-10	Hartford, CT	1982	136	2,274	7,238	580	2,274	7,818	10,092	(3,380)	6,712	6,203
Underwood Family	Town Home	Jan-10	Hartford, CT	1982	25	830	1,505	44	830	1,549	2,379	(729)	1,650	1,582
University Square	High Rise	Mar-05	Philadelphia, PA	1978	442	702	12,201	12,809	702	25,010	25,712	(9,800)	15,912	18,405
Van Nuys Apartments	High Rise	Mar-02	Los Angeles, CA	1981	299	4,253	21,226	20,286	3,575	42,190	45,765	(7,748)	38,017	22,224
Verdes Del Oriente	Garden	Jan-10	San Pedro, CA	1976	113	1,100	7,044	105	1,100	7,149	8,249	(2,841)	5,408	5,471
Vicente Geigel Polanco	Garden	Jan-10	Isabela, PR	1983	80	361	2,044	—	361	2,044	2,405	(203)	2,202	2,277
Victory Square	Garden	Mar-02	Canton, OH	1975	81	215	889	719	215	1,608	1,823	(728)	1,095	833
Villa de Guadalupe	Garden	Jan-10	San Jose, CA	1982	101	1,770	8,456	31	1,770	8,487	10,257	(3,517)	6,740	6,980
Village Oaks	Mid Rise	Jan-06	Catonsville, MD	1980	181	2,127	5,188	1,895	2,127	7,083	9,210	(4,997)	4,213	4,252
Village of Kaufman	Garden	Mar-05	Kaufman, TX	1981	68	370	1,606	689	370	2,295	2,665	(846)	1,819	1,843
Villas of Mount Dora	Garden	Jan-10	Mt. Dora, FL	1979	70	323	1,828	—	323	1,828	2,151	(156)	1,995	1,704
Vintage Crossing	Town Home	Mar-04	Cuthbert, GA	1985	50	188	1,058	571	188	1,629	1,817	(1,051)	766	1,614
Vista Park Chino	Garden	Mar-02	Chino, CA	1983	40	380	1,521	440	380	1,961	2,341	(776)	1,565	3,120
Wah Luck House	High Rise	Jan-06	Washington, DC	1982	153	—	8,690	553	—	9,243	9,243	(2,723)	6,520	8,613
Walnut Hills	High Rise	Jan-06	Cincinnati, OH	1983	198	888	5,608	5,176	826	10,846	11,672	(2,599)	9,073	5,600
Wasco Arms	Garden	Mar-02	Wasco, CA	1982	78	625	2,519	1,050	625	3,569	4,194	(1,564)	2,630	3,103
Washington Square West	Mid Rise	Sep-04	Philadelphia, PA	1982	132	555	11,169	6,078	582	17,220	17,802	(9,279)	8,523	3,824
Westwood Terrace	Mid Rise	Mar-02	Moline, IL	1976	97	720	3,242	664	720	3,906	4,626	(1,356)	3,270	1,488
White Cliff	Garden	Mar-02	Lincoln Heights, OH	1977	72	215	938	446	215	1,384	1,599	(639)	960	996
Whitefield Place	Garden	Apr-05	San Antonio, TX	1980	80	223	3,151	2,570	219	5,725	5,944	(2,387)	3,557	2,226
Wickford	Garden	Mar-04	Henderson, NC	1983	44	247	946	198	247	1,144	1,391	(493)	898	1,441
Wilderness Trail	High Rise	Mar-02	Pineville, KY	1983	124	1,010	4,048	739	1,010	4,787	5,797	(1,391)	4,406	4,379
Wilkes Towers	High Rise	Mar-02	North Wilkesboro, NC	1981	72	410	1,680	514	410	2,194	2,604	(845)	1,759	1,870
Willow Wood	Garden	Mar-02	North Hollywood, CA	1984	19	1,051	840	208	1,051	1,048	2,099	(350)	1,749	1,057
Winnsboro Arms	Garden	Jan-06	Winnsboro, SC	1978	60	272	1,697	298	272	1,995	2,267	(1,572)	695	112
Winter Gardens	High Rise	Mar-04	St Louis, MO	1920	112	300	3,072	4,489	300	7,561	7,861	(1,531)	6,330	3,732
Woodcrest	Garden	Dec-97	Odessa, TX	1972	80	41	229	718	41	947	988	(788)	200	430
Woodland	Garden	Jan-06	Spartanburg, SC	1972	100	182	663	1,438	182	2,101	2,283	(590)	1,693	—
Woodland Hills	Garden	Oct-05	Jackson, MI	1980	125	541	3,875	4,275	321	8,370	8,691	(3,584)	5,107	3,589
Woodlands	Garden	Jan-10	Whistler, AL	1983	50	213	2,277	29	213	2,306	2,519	(765)	1,754	1,538

Total Affordable Properties					22,207	135,550	927,186	439,064	134,530	1,367,270	1,501,800	(543,342)	958,458	762,289

Other(5)					—	1,038	2,470	3,693	2,063	5,138	7,201	(2,925)	4,276	—

Total					89,875	$2,083,007	$4,696,853	$2,688,305	$2,139,431	$7,328,734	$9,468,165	$(2,934,407)	$6,533,758	$5,457,783

(1)	Date we acquired the property or first consolidated the partnership which owns the property.

(2)	For 2008 and prior periods, costs to acquire the noncontrolling interest’s share of our consolidated real estate partnerships were capitalized as part of the initial cost.

(3)	Costs capitalized subsequent to consolidation includes costs capitalized since acquisition or first consolidation of the partnership/property.

(4)	The aggregate cost of land and depreciable property for federal income tax purposes was approximately $3.8 billion at December 31, 2010.

(5)	Other includes land parcels, commercial properties and other related costs. We exclude such properties from our residential unit counts.

AIMCO PROPERTIES, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands)

Real Estate
Balance at beginning of year	$9,718,978	$11,000,496	$12,420,200
Additions during the year:
Newly consolidated assets and acquisition of limited partnership interests(1)	69,410	19,683	31,447
Acquisitions	—	—	107,445
Capital additions	175,329	275,444	665,233
Deductions during the year:
Casualty and other write-offs(2)	(15,865)	(43,134)	(130,595)
Sales	(479,687)	(1,533,511)	(2,093,234)

Balance at end of year	$9,468,165	$9,718,978	$11,000,496

Accumulated Depreciation
Balance at beginning of year	$2,723,339	$2,814,992	$3,047,211
Additions during the year:
Depreciation	422,099	478,550	497,395
Newly consolidated assets and acquisition of limited partnership interests(1)	(12,348)	(2,763)	(22,256)
Deductions during the year:
Casualty and other write-offs	(4,831)	(5,200)	(1,838)
Sales	(193,852)	(562,240)	(705,520)

Balance at end of year	$2,934,407	$2,723,339	$2,814,992

(1)	Includes the effect of newly consolidated assets, acquisition of limited partnership interests and related activity.

(2)	Casualty and other write-offs in 2008 include impairments totaling $91.1 million related to our Lincoln Place and Pacific Bay Vistas properties.

ITEM 15.	Exhibits

INDEX TO EXHIBITS(1)(2)

Exhibit
No.	Description

10.1	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)
10.2	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)
10.3	Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
10.4	Third Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 2, 2010 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 3, 2010, is incorporated herein by this reference)
10.5	Amended and Restated Secured Credit Agreement, dated as of November 2, 2004, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 4.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, is incorporated herein by this reference)
10.6	First Amendment to Amended and Restated Secured Credit Agreement, dated as of June 16, 2005, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated June 16, 2005, is incorporated herein by this reference)
10.7	Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 22, 2006, by and among Aimco, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated March 22, 2006, is incorporated herein by this reference)
10.8	Third Amendment to Senior Secured Credit Agreement, dated as of August 31, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 31, 2007, is incorporated herein by this reference)
10.9	Fourth Amendment to Senior Secured Credit Agreement, dated as of September 14, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 14, 2007, is incorporated herein by this reference)
10.10	Fifth Amendment to Senior Secured Credit Agreement, dated as of September 9, 2008, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 11, 2008, is incorporated herein by this reference)
10.11	Sixth Amendment to Senior Secured Credit Agreement, dated as of May 1, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, is incorporated herein by this reference)

Exhibit
No.	Description

10.12	Seventh Amendment to Senior Secured Credit Agreement, dated as of August 4, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 6, 2009, is incorporated herein by this reference)
10.13	Eighth Amendment to Senior Secured Credit Agreement, dated as of February 3, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated February 5, 2010, is incorporated herein by this reference)
10.14	Ninth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of May 14, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, the guarantors and the pledgors named therein and the lenders party thereto (exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, is incorporated herein by this reference)
10.15	Tenth Amendment to Senior Secured Credit Agreement, dated as of September 29, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 29, 2010, is incorporated herein by this reference)
10.16	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.17	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.18	Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*
10.19	Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31,
1999, is incorporated herein by this reference)*
10.20	Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*
10.21	Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*
10.22	2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
10.23	Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.24	Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.25	2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
21.1	List of Subsidiaries
23.1	Consent of Independent Registered Public Accounting Firm

Exhibit
No.		Description

31.1		Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2		Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1		Agreement re: disclosure of long-term debt instruments
101	.INS	XBRL Instance Document
101	.SCH	XBRL Taxonomy Extension Schema Document
101	.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101	.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101	.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101	.DEF	XBRL Taxonomy Extension Definition Linkbase Document

(1)	Schedule and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.

*	Management contract or compensatory plan or arrangement

Exhibit 21.1

Entity Name	State Code

AIMCO PROPERTIES, L.P.	DE
107-145 WEST 135TH STREET ASSOCIATES LIMITED PARTNERSHIP	NY
1133 FIFTEENTH STREET ASSOCIATES	DC
ABBOTT ASSOCIATES LIMITED PARTNERSHIP	NY
ACQUISITION LIMITED PARTNERSHIP	MD
ACTC VI MANAGER, LLC	DE
AHP ACQUISITION COMPANY, LLC	ME
AIC REIT PROPERTIES LLC	DE
AIMCO 1582 FIRST AVENUE, LLC	DE
AIMCO 173 EAST 90TH STREET, LLC	DE
AIMCO 182-188 COLUMBUS AVENUE, LLC	DE
AIMCO 204-206 WEST 133, LLC	DE
AIMCO 2232-2240 ACP, LLC	DE
AIMCO 2247-2253 ACP, LLC	DE
AIMCO 2252-2258 ACP, LLC	DE
AIMCO 2300-2310 ACP, LLC	DE
AIMCO 237 NINTH AVENUE, LLC	DE
AIMCO 240 WEST 73RD STREET CO-OWNER, LLC	DE
AIMCO 240 WEST 73RD STREET, LLC	DE
AIMCO 2484 ACP, LLC	DE
AIMCO 306 EAST 89TH STREET, LLC	DE
AIMCO 311/313 EAST 73RD STREET, LLC	DE
AIMCO 322 EAST 61ST STREET, LLC	DE
AIMCO 452 EAST 78TH STREET PROPERTY, LLC	DE
AIMCO 464-466 AMSTERDAM 200-210 WEST 83RD STREET, LLC	DE
AIMCO 510 EAST 88TH STREET PROPERTY, LLC	DE
AIMCO 514 EAST 88TH STREET, LLC	DE
AIMCO 656 ST. NICHOLAS, LLC	DE
AIMCO 759 ST. NICHOLAS, LLC	DE
AIMCO 88TH STREET/SECOND AVENUE PROPERTIES, LLC	DE
AIMCO ALL HALLOWS, LLC	DE
AIMCO ANGELES GP, LLC	DE
AIMCO ANTIOCH, L.L.C.	DE
AIMCO ARBORS-GROVETREE, LLC	DE
AIMCO ARVADA HOUSE, LLC	DE
AIMCO ASSOCIATED PROPERTIES, LP	DE
AIMCO ASSURANCE LTD.	BD
AIMCO AUBURN GLEN APARTMENTS, LLC	DE
AIMCO BALAYE APARTMENTS I, LLC	DE
AIMCO BALAYE APARTMENTS II, LLC	DE
AIMCO BARCELONA, LLC	DE
AIMCO BAYVIEW, LLC	DE
AIMCO BEACON HILL PRESERVATION GP, LLC	DE

Entity Name	State Code

AIMCO BILTMORE, LLC	DE
AIMCO BOLTON NORTH, L.L.C.	DE
AIMCO BOSTON LOFTS, L.P.	DE
AIMCO BREAKERS, L.P.	DE
AIMCO BRIARWOOD, LLC	DE
AIMCO BUENA VISTA APARTMENTS GP, LLC	DE
AIMCO BUENA VISTA APARTMENTS, L.P.	DE
AIMCO BUTTERNUT CREEK PRESERVATION GP, LLC	DE
AIMCO CALHOUN CLUB, L.L.C.	DE
AIMCO CALHOUN, L.L.C.	DE
AIMCO CAMERON VILLAS, L.L.C.	DE
AIMCO CANYON TERRACE GP, LLC	DE
AIMCO CANYON TERRACE, L.P.	DE
AIMCO CAPITAL HOLDINGS FUND VI, LLC	DE
AIMCO CAPITAL HOLDINGS FUND VII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND I, LIMITED PARTNERSHIP	CA
AIMCO CAPITAL TAX CREDIT FUND II, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND III, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND IV, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND IX, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND V, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND VI, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND VII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND VIII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND X, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND XI, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND XII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND XIII, LLC	DE
AIMCO CAPITAL TAX CREDIT I, INC.	CA
AIMCO CAPITAL TAX CREDIT MANAGEMENT II, LLC	DE
AIMCO CAPITAL TAX CREDIT MANAGEMENT III, LLC	DE
AIMCO CAPITAL, INC.	DE
AIMCO CARRIAGE HOUSE GP, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO CASA DE LAS HERMANITAS DEVCO, LLC	DE
AIMCO CHELSEA LAND, L.L.C.	DE
AIMCO CHESTNUT HALL GP, LLC	DE
AIMCO CHESTNUT HALL LIMITED PARTNERSHIP	DE
AIMCO CHESTNUT HILL GP, LLC	DE
AIMCO CK PROPERTIES, LLC	DE
AIMCO CLEARING ACCOUNT, LLC	DE
AIMCO COLUMBUS AVE., LLC	DE
AIMCO COMMUNITY CIRCLE II, LLC	DE
AIMCO CONSTRUCTION SERVICES, LLC	DE
AIMCO COPPERWOOD, LLC	DE
AIMCO COUNTRY CLUB HEIGHTS, LLC	DE
AIMCO COUNTRY LAKES, L.L.C.	DE
AIMCO CREVENNA OAKS GP, LLC	DE
AIMCO CROSSWOOD PARK APARTMENTS GP, LLC	DE
AIMCO CROSSWOOD PARK APARTMENTS, L.P.	DE
AIMCO DEERBROOK, LLC	DE
AIMCO ELM CREEK, L.P.	DE
AIMCO ELM CREEK, LLC	DE
AIMCO EQUITY SERVICES, INC.	VA
AIMCO ESPLANADE AVENUE APARTMENTS, LLC	DE
AIMCO FALL RIVER II, L.L.C.	DE
AIMCO FALL RIVER, L.L.C.	DE
AIMCO FISHERMAN’S WHARF, LLC	DE
AIMCO FLAMINGO HEALTH CLUB, LLC	DE
AIMCO FORESTLAKE APARTMENTS, LLC	DE
AIMCO FOUNTAIN PLACE PRESERVATION GP, LLC	DE
AIMCO FOX VALLEY-OXFORD, LLC	DE
AIMCO FOXCHASE GP, LLC	DE
AIMCO FOXCHASE, L.P.	DE
AIMCO FRAMINGHAM, LLC	DE
AIMCO GARDENS GP LLC	DE
AIMCO GLENS APARTMENTS, LLC	DE
AIMCO GP LA, L.P.	DE
AIMCO GRANADA, L.L.C.	DE
AIMCO GREENBRIAR PRESERVATION GP, LLC	DE
AIMCO GREENS OF NAPERVILLE, L.L.C.	DE
AIMCO GREENS, L.L.C.	DE
AIMCO GROUP, L.P.	DE
AIMCO GS SWAP, LLC	DE
AIMCO HANOVER SQUARE/DIP, L.L.C.	DE
AIMCO HARLEM FUNDING, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO HEMET DEVCO, LLC	DE
AIMCO HERITAGE PARK, L.P.	DE
AIMCO HILLMEADE, LLC	DE
AIMCO HOLDINGS, L.P.	DE
AIMCO HOPKINS VILLAGE PRESERVATION GP, LLC	DE
AIMCO HORIZONS WEST APARTMENTS, LLC	DE
AIMCO HP/SWAP, LLC	DE
AIMCO HUNTER’S CROSSING, L.P.	DE
AIMCO HYDE PARK TOWER, L.L.C.	DE
AIMCO INDEPENDENCE GREEN, L.L.C.	DE
AIMCO INDIO DEVCO, LLC	DE
AIMCO INGRAM SQUARE PRESERVATION GP, LLC	DE
AIMCO IPLP, L.P.	DE
AIMCO JACQUES-MILLER, L.P.	DE
AIMCO KEY TOWERS, L.P.	DE
AIMCO KIRKWOOD HOUSE PRESERVATION SLP, LLC	DE
AIMCO LA SALLE, LLC	DE
AIMCO LA VISTA, LLC	DE
AIMCO LEAHY SQUARE APARTMENTS, LLC	DE
AIMCO LOFTS HOLDINGS, L.P.	DE
AIMCO LORING TOWERS, LLC	DE
AIMCO LOS ARBOLES, L.P.	DE
AIMCO LP LA, LP	DE
AIMCO LT, L.P.	DE
AIMCO MALIBU CANYON, LLC	DE
AIMCO MAPLE BAY, L.L.C.	DE
AIMCO MERRILL HOUSE, L.L.C.	DE
AIMCO MICHIGAN MEADOWS HOLDINGS, L.L.C.	DE
AIMCO MONTEREY GROVE APARTMENTS TIC 2, LLC	DE
AIMCO MONTEREY GROVE APARTMENTS, LLC	DE
AIMCO N.P. LOFTS, L.P.	DE
AIMCO NAPLES, LLC	DE
AIMCO NET LESSEE (BAYBERRY HILL), LLC	DE
AIMCO NET LESSEE (GEORGETOWN), LLC	DE
AIMCO NET LESSEE (MARLBORO), LLC	DE
AIMCO NET LESSEE (WATERFORD VILLAGE), LLC	DE
AIMCO NEW BALTIMORE, LLC	DE
AIMCO NEWBERRY PARK PRESERVATION GP, LLC	DE
AIMCO NON-ECONOMIC MEMBER, LLC	DE
AIMCO NORTH ANDOVER, L.L.C.	DE
AIMCO NORTHPOINT, L.L.C.	DE
AIMCO OAK FOREST I, L.L.C.	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO OAK FOREST II, L.L.C.	DE
AIMCO OCEAN OAKS, L.L.C.	DE
AIMCO OXFORD HOUSE PRESERVATION GP, LLC	DE
AIMCO PACIFICA PARK APARTMENTS, LLC	DE
AIMCO PALM SPRINGS DEVCO, LLC	DE
AIMCO PANORAMA PARK PRESERVATION GP, LLC	DE
AIMCO PARADISE PALMS, LLC	DE
AIMCO PARK LA BREA HOLDINGS, LLC	DE
AIMCO PARK LA BREA SERVICES, LLC	DE
AIMCO PARK PLACE, LLC	DE
AIMCO PARKVIEW DEVCO, LLC	DE
AIMCO PARKWAYS GP, LLC	DE
AIMCO PATHFINDER VILLAGE APARTMENTS GP, LLC	DE
AIMCO PATHFINDER VILLAGE APARTMENTS, L.P.	DE
AIMCO PAVILION PRESERVATION GP, L.L.C.	DE
AIMCO PEPPERTREE, L.P.	DE
AIMCO PINE BLUFF VILLAGE PRESERVATION GP, LLC	DE
AIMCO PINE LAKE, L.P.	DE
AIMCO PINE SHADOWS, L.L.C.	DE
AIMCO PINES, L.P.	DE
AIMCO PLEASANT HILL, LLC	DE
AIMCO PLUMMER VILLAGE, LLC	DE
AIMCO PROPERTIES FINANCE PARTNERSHIP, L.P.	DE
AIMCO PROPERTIES, LLC	DE
AIMCO QRS GP, LLC	DE
AIMCO RAMBLEWOOD, L.L.C.	DE
AIMCO RAVENSWORTH GP, LLC	DE
AIMCO RAVENSWORTH, L.P.	DE
AIMCO REFLECTIONS, LLC	DE
AIMCO REMINGTON, LLC	DE
AIMCO RIDGEWOOD LA LOMA DEVCO, LLC	DE
AIMCO RIDGEWOOD TOWERS PRESERVATION GP, LLC	DE
AIMCO RIVER CLUB, LLC	DE
AIMCO RIVER VILLAGE PRESERVATION GP, LLC	DE
AIMCO RIVERSIDE PARK, L.L.C.	DE
AIMCO RIVERWOODS GP, LLC	DE
AIMCO ROSE GARDENS, LLC	DE
AIMCO ROUND BARN MANOR GP, LLC	DE
AIMCO ROYAL CREST — NASHUA, L.L.C.	DE
AIMCO ROYAL PALMS, LLC	DE
AIMCO RUSCOMBE GARDENS SLP, LLC	DE
AIMCO SALEM PRESERVATION GP, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO SAN BRUNO APARTMENT PARTNERS, L.P.	DE
AIMCO SAN JOSE, LLC	DE
AIMCO SAN JUAN DEL CENTRO GP, LLC	DE
AIMCO SCHAUMBURG-OXFORD, LLC	DE
AIMCO SCOTCHOLLOW APARTMENTS GP, LLC	DE
AIMCO SCOTCHOLLOW APARTMENTS, L.P.	DE
AIMCO SELECT PROPERTIES, L.P.	DE
AIMCO SHOREVIEW, LLC	DE
AIMCO SIGNATURE POINT, L.P.	DE
AIMCO SOMERSET LAKES, L.L.C.	DE
AIMCO SOUTH BAY VILLA, LLC	DE
AIMCO STAFFORD STUDENT APARTMENTS GP, LLC	DE
AIMCO STERLING VILLAGE DEVCO, LLC	DE
AIMCO SUMMIT OAKS GP, LLC	DE
AIMCO SUNSET ESCONDIDO, L.L.C.	DE
AIMCO TAMARAC PINES, LLC	DE
AIMCO TERRY MANOR, LLC	DE
AIMCO TOMPKINS TERRACE GP, LLC	DE
AIMCO TOR, L.L.C.	DE
AIMCO TOWNSHIP AT HIGHLANDS APARTMENTS, LLC	DE
AIMCO TREE CARE DIVISION, LLC	DE
AIMCO VAN NUYS PRESERVATION, LLC	DE
AIMCO VANTAGE POINTE, L.L.C.	DE
AIMCO VENEZIA, LLC	DE
AIMCO VERDES DEL ORIENTE, L.L.C.	DE
AIMCO VILLA DE GUADALUPE, L.L.C.	DE
AIMCO VILLA DEL SOL, L.P.	DE
AIMCO VILLAGE CROSSING, L.L.C.	DE
AIMCO WALNUT HILLS PRESERVATION GP, LLC	DE
AIMCO WARWICK, L.L.C.	DE
AIMCO WASHINGTON SQUARE WEST GP, LLC	DE
AIMCO WAVERLY APARTMENTS, LLC	DE
AIMCO WAVERLY, LLC	DE
AIMCO WESTCHESTER PARK, LLC	DE
AIMCO WESTMINSTER OAKS GP, LLC	DE
AIMCO WESTWAY VILLAGE, LLC	DE
AIMCO WESTWOOD PRESERVATION GP, LLC	DE
AIMCO WESTWOOD TERRACE GP, LLC	DE
AIMCO WEXFORD VILLAGE II, L.L.C.	DE
AIMCO WEXFORD VILLAGE, L.L.C.	DE
AIMCO WHITEFIELD PLACE, LLC	DE
AIMCO WINTER GARDEN, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO WOODLAND HILLS, LLC	DE
AIMCO WOODS OF BURNSVILLE, L.L.C.	DE
AIMCO YACHT CLUB AT BRICKELL, LLC	DE
AIMCO YORKTOWN, L.P.	DE
AIMCO/APOLLO, L.L.C.	DE
AIMCO/BETHESDA EMPLOYEE, L.L.C.	DE
AIMCO/BETHESDA GP, L.L.C.	DE
AIMCO/BETHESDA HOLDINGS ACQUISITIONS, INC.	DE
AIMCO/BETHESDA HOLDINGS, INC.	DE
AIMCO/BETHESDA II, L.L.C.	DE
AIMCO/BLUFFS, L.L.C.	DE
AIMCO/BRANDERMILL, L.L.C.	DE
AIMCO/BRANDON, L.L.C.	DE
AIMCO/BRANDYWINE, L.P.	DE
AIMCO/CASSELBERRY, L.L.C.	DE
AIMCO/CHICKASAW, L.L.C.	DE
AIMCO/CHIMNEYTOP, L.L.C.	DE
AIMCO/COLONNADE, L.L.C.	DE
AIMCO/COLONNADE, L.P.	DE
AIMCO/DFW RESIDENTIAL INVESTORS GP, LLC	DE
AIMCO/FARMINGDALE, L.L.C.	DE
AIMCO/FOX VALLEY, L.L.C.	DE
AIMCO/FOXTREE, L.L.C.	DE
AIMCO/FOXTREE, L.P.	DE
AIMCO/HIL, L.L.C.	DE
AIMCO/HOLLIDAY ASSOCIATES GP, LLC	DE
AIMCO/KIRKMAN, L.L.C.	DE
AIMCO/LAKE RIDGE, L.L.C.	DE
AIMCO/LANTANA, L.L.C.	DE
AIMCO/LEXINGTON MERGER SUB, L.P.	DE
AIMCO/LEXINGTON, L.L.C.	DE
AIMCO/MINNEAPOLIS ASSOCIATES GP, LLC	DE
AIMCO/NASHUA, L.L.C.	DE
AIMCO/NHP PARTNERS, L.P.	DE
AIMCO/NHP PROPERTIES, INC.	DE
AIMCO/NORTH WOODS, L.L.C.	DE
AIMCO/ONE LINWOOD ASSOCIATES GP, LLC	DE
AIMCO/PALM BEACH, L.L.C.	DE
AIMCO/PARK TOWNE PLACE ASSOCIATES GP, LLC	DE
AIMCO/PINELLAS, L.L.C.	DE
AIMCO/RAVENSWORTH ASSOCIATES GP, LLC	DE
AIMCO/RIVERSIDE PARK ASSOCIATES GP, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO/RIVERSIDE PARK MERGER SUB, L.P.	DE
AIMCO/SCHAUMBURG, L.L.C.	DE
AIMCO/SHADETREE, L.L.C.	DE
AIMCO/SHADETREE, L.P.	DE
AIMCO/SOUTHRIDGE, L.L.C.	DE
AIMCO/STANDPOINT VISTA GP, LLC	DE
AIMCO/STONEGATE, L.P.	DE
AIMCO/SWAP, L.L.C.	DE
AIMCO/TIDEWATER, L.L.C.	DE
AIMCO/TIMBERTREE, L.L.C.	DE
AIMCO/TIMBERTREE, L.P.	DE
AIMCO/TRAVIS ONE, L.P.	DE
AIMCO/WAI ASSOCIATES GP, LLC	DE
AIMCO/WAI ASSOCIATES LP, LLC	DE
AIMCO/WESTRIDGE, L.L.C.	DE
AIMCO/WINROCK-HOUSTON GP, LLC	DE
AJ ONE LIMITED PARTNERSHIP	DE
AJ TWO LIMITED PARTNERSHIP	DE
ALL HALLOWS ASSOCIATES, L.P.	CA
ALL HALLOWS PRESERVATION, L.P.	CA
ALLIANCE TOWERS LIMITED PARTNERSHIP	OH
AMBASSADOR APARTMENTS, L.P.	DE
AMBASSADOR CRM FLORIDA PARTNERS LIMITED PARTNERSHIP	DE
AMBASSADOR FLORIDA PARTNERS LIMITED PARTNERSHIP	DE
AMBASSADOR I, L. P.	IL
AMBASSADOR III, L.P.	DE
AMBASSADOR IX, L.P.	DE
AMBASSADOR TEXAS PARTNERS, L.P.	DE
AMBASSADOR VII, L.P.	DE
AMBASSADOR VIII, L.P.	DE
AMBASSADOR X, L.P.	DE
ANGELES INCOME PROPERTIES, LTD. 6	CA
ANGELES INVESTMENT PROPERTIES, INC.	CA
ANGELES PARTNERS XII	CA
ANGELES PROPERTIES, INC.	CA
ANGELES REALTY CORPORATION	CA
ANGELES REALTY CORPORATION II	CA
ANTIOCH PRESERVATION, L.P.	DE
ANTON SQUARE, LTD.	AL
AP XII ASSOCIATES GP, L.L.C.	SC
AP XII TWIN LAKE TOWERS, L.P.	DE
AP XII TWIN LAKE TOWERS, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

APARTMENT CCG 17, L.L.C.	SC
APARTMENT CCG 17, L.P.	CA
APARTMENT CREEK 17A LLC	CO
APARTMENT LODGE 17A LLC	CO
APOLLO-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
ARLINGTON SENIOR HOUSING, L.P.	TX
ARVADA HOUSE PRESERVATION LIMITED PARTNERSHIP	CO
ATLANTA ASSOCIATES LIMITED PARTNERSHIP	MA
ATLANTIC IX, L.L.C.	MI
BANGOR HOUSE PROPRIETARY LIMITED PARTNERSHIP	ME
BAY PARC PLAZA APARTMENTS, L.P.	DE
BAYBERRY HILL, L.L.C.	DE
BAYVIEW HUNTERS POINT APARTMENTS, L.P.	CA
BAYVIEW PRESERVATION, L.P.	CA
BEACON HILL PRESERVATION LIMITED DIVIDEND HOUSING ASSOCIATION LIMITED PARTNERSHIP	MI
BEDFORD HOUSE, LTD.	OH
BENJAMIN BANNEKER PLAZA ASSOCIATES	PA
BENT TREE II-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IN
BENT TREE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IN
BEREA SINGLE FAMILY HOMES, LTD.	KY
BERKLEY LIMITED PARTNERSHIP	VA
BETHEL COLUMBUS CORPORATION	MD
BETHEL COLUMBUS-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
BETTER HOUSING ASSOCIATES, LIMITED PARTNERSHIP	CT
BEVILLE-ISLAND CLUB APARTMENTS PARTNERS, L.P.	DE
BILTMORE APARTMENTS, LTD.	OH
BLAKEWOOD PROPERTIES ASSOCIATES	GA
BLANCHARD APARTMENTS ASSOCIATES LIMITED PARTNERSHIP	WA
BOLTON NORTH PRESERVATION LIMITED PARTNERSHIP	DE
BRANDERMILL-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
BRANDON-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
BRIARCLIFFE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MI
BRIGHTON MEADOWS ASSOCIATES, AN INDIANA LIMITED PARTNERSHIP	IN
BRIGHTWOOD MANOR ASSOCIATES	PA
BRINTON MANOR NO. 1 ASSOCIATES	PA
BRINTON TOWERS ASSOCIATES	PA
BRISTOL PARTNERS, L.P.	MO
BROAD RIVER PROPERTIES, L.L.C.	DE
BROADMOOR APARTMENTS ASSOCIATES LTD. PARTNERSHIP	SC
BROOK RUN ASSOCIATES, L.P.	IL
BROOKSIDE APARTMENTS ASSOCIATES	PA

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

BROOKWOOD LIMITED PARTNERSHIP	IL
BUFFALO VILLAGE ASSOCIATES LIMITED PARTNERSHIP	NY
BURKSHIRE COMMONS APARTMENTS PARTNERS, L.P.	DE
BURNSVILLE APARTMENTS LIMITED PARTNERSHIP	MN
BUTTERNUT CREEK PRESERVATION LIMITED DIVIDEND HOUSING ASSOCIATION LIMITED PARTNERSHIP	MI
BW OPERATING COMPANY, L.L.C.	MA
CALHOUN BUILDERS, INC. D/B/A PATMAN SWITCH ASSOCIATES, A LOUISIANA PARTNERSHIP IN COMMENDAM	LA
CALIFORNIA SQUARE LIMITED PARTNERSHIP	KY
CALMARK HERITAGE PARK II LIMITED PARTNERSHIP	CA
CALMARK INVESTORS, LTD., A CALIFORNIA LIMITED PARTNERSHIP	CA
CALVERT CITY, LTD.	OH
CAMARILLO-ROSEWOOD ASSOCIATES LIMITED PARTNERSHIP	CA
CAMBRIDGE HEIGHTS APARTMENTS LIMITED PARTNERSHIP	MS
CANTERBURY GARDENS ASSOCIATES LIMITED PARTNERSHIP	MI
CANTERBURY LIMITED PARTNERSHIP	IN
CANTERBURY SERVICES LLC	DE
CANYON SHADOWS, L.P.	CA
CARPENTER-OXFORD ASSOCIATES II LIMITED PARTNERSHIP	MD
CARPENTER-OXFORD, L.L.C.	MD
CARRIAGE APX, A MICHIGAN LIMITED PARTNERSHIP	MI
CARRIAGE APX, INC.	MI
CARRIAGE HOUSE PRESERVATION, L.P.	DE
CASSELBERRY INVESTORS, L.L.C.	MD
CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
CASTLEWOOD ASSOCIATES, L.P.	IA
CCIP PLANTATION GARDENS, L.L.C.	DE
CCIP REGENCY OAKS, L.L.C.	DE
CCIP STERLING, L.L.C.	DE
CCIP STERLING, L.P.	PA
CCIP/2 HIGHCREST, L.L.C.	DE
CCIP/2 VILLAGE BROOKE, L.L.C.	DE
CCP IV ARBOURS OF HERMITAGE, LLC	DE
CCP IV ASSOCIATES, LTD.	TX
CCP IV KNOLLWOOD, LLC	DE
CCP/IV RESIDENTIAL GP, L.L.C.	SC
CDLH AFFORDABLE, L.P.	CA
CEDAR RIM APARTMENTS, LLC	DE
CENTER CITY ASSOCIATES	PA
CENTER SQUARE ASSOCIATES	PA
CENTRAL STROUD, LIMITED PARTNERSHIP	FL

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

CENTRAL WOODLAWN LIMITED PARTNERSHIP	IL
CENTRAL WOODLAWN REHABILITATION JOINT VENTURE	IL
CENTURY LAKESIDE PLACE, L.P.	TX
CENTURY PROPERTIES FUND XIV L.P.	CA
CENTURY PROPERTIES FUND XIX, LP	DE
CENTURY PROPERTIES FUND XV	CA
CENTURY PROPERTIES FUND XVI	CA
CENTURY PROPERTIES FUND XVII, LP	DE
CENTURY PROPERTIES GROWTH FUND XXII, LP	DE
CENTURY SUN RIVER, LIMITED PARTNERSHIP	AZ
CHANTILLY PARTNERS LIMITED PARTNERSHIP	VA
CHAPEL HOUSING LIMITED PARTNERSHIP	MD
CHATEAU FOGHORN LIMITED PARTNERSHIP	MD
CHESTNUT HILL ASSOCIATES LIMITED PARTNERSHIP	DE
CHESWICK-OXFORD ASSOCIATES, L.P.	IN
CHICKASAW-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
CHIMNEYTOP-OXFORD ASSOCIATES L.P.	IN
CHURCH STREET ASSOCIATES LIMITED PARTNERSHIP	IL
CHURCHVIEW GARDENS LIMITED PARTNERSHIP	PA
CITY HEIGHTS DEVELOPMENT COMPANY	PA
CITY LINE ASSOCIATES LIMITED PARTNERSHIP	VA
CK ACQUISITIONS, L.P.	DE
CK SERVICES, INC.	DE
CK-GP II, INC.	DE
CK-LP II, INC.	DE
CLEAR LAKE LAND PARTNERS, LTD.	TX
CLOVERLANE III CORPORATION	MD
CLOVERLANE III-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
CLUB APARTMENT ASSOCIATES LIMITED PARTNERSHIP	NC
COLD SPRING SINGLE FAMILY HOMES, LTD.	KY
COLLEGE PARK APARTMENTS, A LIMITED PARTNERSHIP	PA
COMMUNITY CIRCLE II, LTD.	OH
COMMUNITY DEVELOPERS OF PRINCEVILLE LIMITED PARTNERSHIP	NC
CONCAP EQUITIES, INC.	DE
CONGRESS REALTY COMPANIES LIMITED PARTNERSHIP	MA
CONGRESS REALTY CORP.	MA
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP	DE
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP	DE
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP	DE
CONSOLIDATED CAPITAL PROPERTIES IV, LP	DE
CONTINENTAL PLAZA ASSOCIATES	IL
COOPER RIVER PROPERTIES, L.L.C.	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

COPPERFIELD APARTMENTS JV, L.P.	TX
COPPERWOOD PRESERVATION, LP	TX
COUCH-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
COUCH-OXFORD, L.L.C.	MD
COURTYARD-OXFORD ASSOCIATES L.P.	IN
CPF 16 WOODS OF INVERNESS GP, L.L.C.	SC
CPF CREEKSIDE, LLC	DE
CPF XIV/SUN RIVER, INC.	AZ
CPF XV/LAKESIDE PLACE, INC.	TX
CPGF 22 WOOD CREEK GP, L.L.C.	SC
CRC CONGRESS REALTY CORP.	MA
CREEKVIEW ASSOCIATES	PA
CREVENNA OAKS PRESERVATION, L.P.	DE
CROCKETT MANOR APARTMENTS, A LIMITED PARTNERSHIP	TN
CUMBERLAND COURT ASSOCIATES	PA
DANBURY PARK MANAGEMENT CORP.	CA
DARBY TOWNHOUSES ASSOCIATES	PA
DARBY TOWNHOUSES LIMITED PARTNERSHIP	PA
DARBY TOWNHOUSES PRESERVATION GENERAL PARTNER, L.L.C.	DE
DARBY TOWNHOUSES PRESERVATION, LP	PA
DAVIDSON DIVERSIFIED PROPERTIES, INC.	TN
DAVIDSON PROPERTIES, INC.	TN
DAWSON SPRINGS, LTD.	OH
DBL PROPERTIES CORPORATION	NY
DELHAVEN MANOR, LTD.	MS
DELTA SQUARE-OXFORD LIMITED PARTNERSHIP	MD
DELTA SQUARE-OXFORD, L.L.C.	MD
DENNY PLACE LIMITED PARTNERSHIP	CA
DFW RESIDENTIAL INVESTORS LIMITED PARTNERSHIP	DE
DIVERSIFIED EQUITIES, LIMITED	TN
DORAL LIMITED PARTNERSHIP	PA
DOUGLAS STREET LANDINGS, LTD.	TX
DOYLE ASSOCIATES LIMITED DIVIDEND HOUSING ASSOCIATION	MI
DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II LIMITED PARTNERSHIP	NY
DUQUESNE ASSOCIATES NO. 1	PA
EAST HAVEN REAL ESTATE ASSOCIATES LIMITED PARTNERSHIP	MA
EASTRIDGE APARTMENTS A LIMITED PARTNERSHIP	PA
EASTRIDGE ASSOCIATES	PA
ELDERLY DEVELOPMENT WESTMINSTER, A CALIFORNIA LIMITED PARTNERSHIP	CA
ELKHART TOWN AND COUNTRY LIMITED PARTNERSHIP	IN
EUSTIS APARTMENTS, LTD.	FL
EVERGREEN CLUB LIMITED PARTNERSHIP	MA

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

FAIRBURN AND GORDON ASSOCIATES II LIMITED PARTNERSHIP	GA
FAIRBURN AND GORDON ASSOCIATES LIMITED PARTNERSHIP	GA
FAIRWOOD ASSOCIATES	CA
FARMINGDALE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IL
FINLAY INTERESTS 2, LTD.	FL
FINLAY INTERESTS MT 2, LTD.	FL
FIRST ALEXANDRIA ASSOCIATES LIMITED PARTNERSHIP	VA
FIRST WINTHROP CORPORATION	DE
FISHERMAN’S VILLAGE-OXFORD ASSOCIATES, L.P.	IN
FISHERMAN’S WHARF PARTNERS, A TEXAS LIMITED PARTNERSHIP	TX
FISHWIND CORPORATION	MD
FMI LIMITED PARTNERSHIP	PA
FOOTHILL CHIMNEY ASSOCIATES LIMITED PARTNERSHIP	GA
FOUNTAIN PLACE PRESERVATION, L.P.	DE
FOUR QUARTERS HABITAT APARTMENTS ASSOCIATES, LTD.	FL
FOX ASSOCIATES ‘84	CA
FOX CAPITAL MANAGEMENT CORPORATION	CA
FOX PARTNERS	CA
FOX PARTNERS II	CA
FOX PARTNERS III	CA
FOX PARTNERS IV	CA
FOX PARTNERS VIII	CA
FOX REALTY INVESTORS	CA
FOX RUN APARTMENTS, LTD.	TX
FOX STRATEGIC HOUSING INCOME PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP	CA
FOX VALLEY TWO-OXFORD LIMITED PARTNERSHIP	MD
FOX VALLEY-OXFORD LIMITED PARTNERSHIP	MD
FOXFIRE LIMITED DIVIDEND HOUSING ASSOCIATION	MI
FRANKLIN CHANDLER ASSOCIATES	PA
FRANKLIN EAGLE ROCK ASSOCIATES	PA
FRANKLIN NEW YORK AVENUE ASSOCIATES	PA
FRANKLIN PARK LIMITED PARTNERSHIP	PA
FRANKLIN PHEASANT RIDGE ASSOCIATES	PA
FRANKLIN SQUARE SCHOOL ASSOCIATES LIMITED PARTNERSHIP	MD
FRANKLIN WOODS ASSOCIATES	PA
FRIENDSET HOUSING COMPANY LIMITED PARTNERSHIP	NY
FRIO HOUSING, LTD.	TX
FRP LIMITED PARTNERSHIP	PA
GADSDEN TOWERS, LTD.	AL
GATE MANOR APARTMENTS, LTD., A TENNESSEE LIMITED PARTNERSHIP	TN
GC SOUTHEAST PARTNERS, L.P.	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

GEORGETOWN 20Y APARTMENTS, L.L.C.	DE
GEORGETOWN MANAGEMENT, INC.	CA
GEORGETOWN WOODS LAND DEVELOPMENT, LP	IN
GEORGETOWN WOODS SENIOR APARTMENTS, L.P.	IN
GLENBROOK LIMITED PARTNERSHIP	MA
GOTHAM APARTMENTS, LIMITED PARTNERSHIP	MO
GP REAL ESTATE SERVICES II INC.	DE
GP SERVICES II, INC.	SC
GP-OP PROPERTY MANAGEMENT, LLC	DE
GRAND PLAZA PRESERVATION GP, LLC	DE
GRAND PLAZA PRESERVATION, L.P.	CA
GRANDVIEW MANAGEMENT, INC.	CA
GREENBRIAR PRESERVATION, L.P.	DE
GREENBRIAR-OXFORD ASSOCIATES L.P.	IN
GREENTREE ASSOCIATES	IL
GROVE PARK VILLAS, LTD.	FL
GSSW-REO DALLAS, L.P.	TX
GSSW-REO PEBBLE CREEK, L.P.	TX
GSSW-REO TIMBERLINE LIMITED PARTNERSHIP	TX
GULF COAST HOLDINGS, LTD.	AL
GULF COAST PARTNERS, LTD.	CA
GWYNED PARTNERS LIMITED PARTNERSHIP	PA
HALLS MILL, LTD.	AL
HAMLIN ESTATES LIMITED PARTNERSHIP	CA
HARRIS PARK LIMITED PARTNERSHIP	NY
HATILLO HOUSING ASSOCIATES	MA
HC/OAC, L.L.C.	MD
HCW GENERAL PARTNER, LIMITED PARTNERSHIP	TX
HCW PENSION REAL ESTATE FUND LIMITED PARTNERSHIP	MA
HENNA GP LLC	DE
HENNA TOWNHOMES, LTD.	TX
HENRIETTA-OXFORD ASSOCIATES LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP	MD
HERITAGE PARK II INC.	DE
HERITAGE PARK INVESTORS, INC.	CA
HHP L.P.	DE
HIGHLANDS VILLAGE II, LTD.	FL
HISTORIC PROPERTIES INC.	DE
HMI PROPERTY MANAGEMENT (ARIZONA), INC.	AZ
HOLLIDAYSBURG LIMITED PARTNERSHIP	PA
HOLLOWS ASSOCIATES LIMITED PARTNERSHIP	NY
HOMECORP INVESTMENTS, LTD.	AL

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

HOPKINS VILLAGE PRESERVATION LIMITED PARTNERSHIP	DE
HOUSING ASSISTANCE OF MT. DORA, LTD.	FL
HOUSING ASSISTANCE OF ORANGE CITY, LTD.	FL
HOUSING ASSISTANCE OF SEBRING, LTD.	FL
HOUSING ASSISTANCE OF VERO BEACH, LTD.	FL
HOUSING ASSOCIATES LIMITED	CA
HOUSING PROGRAMS CORPORATION II	DE
HOUSING PROGRAMS LIMITED, A CALIFORNIA LIMITED PARTNERSHIP	CA
HUDSON STREET APARTMENTS LIMITED PARTNERSHIP	CA
HUNT CLUB PARTNERS, L.L.C.	MD
HUNTER’S GLEN AP XII GP, LLC	DE
HUNTERS GLEN AP XII LIMITED PARTNERSHIP	SC
HUNTERS GLEN PHASE V GP, L.L.C.	SC
HURBELL IV LTD.	AL
IDA TOWER	PA
IH, INC.	DE
INGRAM SQUARE PRESERVATION, L.P.	TX
INTOWN WEST ASSOCIATES LIMITED PARTNERSHIP	CT
IPLP ACQUISITION I LLC	DE
IPT I LLC	DE
ISTC CORPORATION	DE
JACARANDA-OXFORD LIMITED PARTNERSHIP	MD
JACARANDA-OXFORD, L.L.C.	MD
JACQUES-MILLER ASSOCIATES	TN
JAMES COURT ASSOCIATES	ID
JAMES-OXFORD LIMITED PARTNERSHIP	MD
JAMESTOWN VILLAGE ASSOCIATES	PA
JFK ASSOCIATES LIMITED PARTNERSHIP	NC
JUPITER-I, L.P.	DE
JUPITER-II, L.P.	DE
KENDALL TOWNHOME INVESTORS, LTD.	FL
KING-BELL ASSOCIATES LIMITED PARTNERSHIP	OR
KINSEY-OXFORD ASSOCIATES, L.P.	OH
KIRKMAN-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
KIRKWOOD HOUSE PRESERVATION LIMITED PARTNERSHIP	DE
LA BROADCAST CENTER GP LLC	DE
LA CREEKSIDE GP LLC	DE
LA CREEKSIDE LP	DE
LA CRESCENT GARDENS GP LLC	DE
LA CRESCENT GARDENS LP	DE
LA HILLCRESTE APARTMENTS LLC	DE
LA HILLCRESTE GP LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

LA HILLCRESTE LP	DE
LA HILLCRESTE MEZZANINE MEMBER LLC	DE
LA INDIAN OAKS GP LLC	DE
LA INDIAN OAKS LP	DE
LA LAKES GP LLC	DE
LA LAKES LP	DE
LA MALIBU CANYON GP LLC	DE
LA MALIBU CANYON LP	DE
LA MORADA ASSOCIATES LIMITED PARTNERSHIP	DC
LA PARK LA BREA A LLC	DE
LA PARK LA BREA B LLC	DE
LA PARK LA BREA C LLC	DE
LA PARK LA BREA LLC	DE
LA SALLE PRESERVATION, L.P.	CA
LA VISTA PRESERVATION, L.P.	CA
LAC PROPERTIES GP I LIMITED PARTNERSHIP	DE
LAC PROPERTIES GP I LLC	DE
LAC PROPERTIES GP II LIMITED PARTNERSHIP	DE
LAC PROPERTIES GP III LIMITED PARTNERSHIP	DE
LAC PROPERTIES OPERATING PARTNERSHIP, L.P.	DE
LAC PROPERTIES SUB LLC	DE
LAFAYETTE MANOR ASSOCIATES LIMITED PARTNERSHIP	VA
LAFAYETTE SQUARE ASSOCIATES	TN
LAKE AVENUE ASSOCIATES L.P.	OH
LAKE FOREST APARTMENTS	PA
LAKE RIDGE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
LAKE WALES VILLAS, LTD.	FL
LAKERIDGE-ISLAND CLUB APARTMENTS PARTNERS, L.P.	DE
LAKESIDE AT VININGS, LLC	DE
LAKESIDE NORTH, L.L.C.	MD
LAKEVIEW VILLAS, LTD.	FL
LAKEWOOD AOPL, A TEXAS LIMITED PARTNERSHIP	TX
LANCASTER HEIGHTS MANAGEMENT CORP.	CA
LANDAU APARTMENTS LIMITED PARTNERSHIP	SC
LANTANA-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
LARGO PARTNERS, L.L.C.	MD
LARGO/OAC, L.L.C.	MD
LASALLE APARTMENTS, L.P.	CA
LAZY HOLLOW PARTNERS	CA
LEE-HY MANOR ASSOCIATES LIMITED PARTNERSHIP	VA
LEWISBURG ASSOCIATES LIMITED PARTNERSHIP	WV
LEXINGTON-OXFORD ASSOCIATES L.P.	IN

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

LEYDEN LIMITED PARTNERSHIP	MA
LIMA-OXFORD ASSOCIATES, L.P.	IN
LINCOLN MARINERS ASSOCIATES LIMITED	CA
LINCOLN PROPERTY COMPANY NO. 409, LTD.	CA
LOCK HAVEN ELDERLY ASSOCIATES	PA
LOCK HAVEN GARDENS ASSOCIATES	PA
LOCUST HOUSE ASSOCIATES LIMITED PARTNERSHIP	MD
LONG MEADOW LIMITED PARTNERSHIP	SC
LORELEI ASSOCIATES LIMITED PARTNERSHIP	DC
LORING TOWERS PRESERVATION LIMITED PARTNERSHIP	DE
LORING TOWERS SALEM PRESERVATION LIMITED PARTNERSHIP	MA
M & P DEVELOPMENT COMPANY	PA
MADISON RIVER PROPERTIES, L.L.C.	DE
MADISONVILLE, LTD.	OH
MAE — SPI, L.P.	DE
MAE DELTA, INC.	DE
MAE INVESTMENTS, INC.	DE
MAE JMA, INC.	DE
MAERIL, INC.	DE
MAPLE HILL ASSOCIATES	PA
MARINA DEL REY LIMITED DIVIDEND PARTNERSHIP ASSOCIATES	MA
MARKET VENTURES, L.L.C.	DE
MASHPEE UNITED CHURCH VILLAGE PARTNERSHIP	MA
MAUNAKEA PALMS LIMITED PARTNERSHIP	HI
MAUNAKEA PALMS, INC.	HI
MAYER BEVERLY PARK LIMITED PARTNERSHIP	CA
MB APARTMENTS LIMITED PARTNERSHIP	IL
MCZ/CENTRUM FLAMINGO II, L.L.C.	DE
MCZ/CENTRUM FLAMINGO III, L.L.C.	DE
MELBOURNE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
MELBOURNE-OXFORD CORPORATION	MD
METROPOLITAN PLAZA LP, LLC	DE
MIAMI ELDERLY ASSOCIATES LIMITED PARTNERSHIP	OH
MICHIGAN BEACH LIMITED PARTNERSHIP	IL
MINNEAPOLIS ASSOCIATES II LIMITED PARTNERSHIP	MA
MINNEAPOLIS ASSOCIATES LIMITED PARTNERSHIP	MD
MIRAMAR HOUSING ASSOCIATES LIMITED PARTNERSHIP	DC
MONROE CORPORATION	MD
MONROE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
MONTBLANC GARDEN APARTMENTS ASSOCIATES	MA
MONTICELLO MANAGEMENT I, L.L.C.	DE
MONTICELLO MANOR, LTD.	TX

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

MORTON TOWERS APARTMENTS, L.P.	DE
MORTON TOWERS HEALTH CLUB, LLC	DE
MOSS GARDENS LTD., A PARTNERSHIP IN COMMENDAM	LA
MRR LIMITED PARTNERSHIP	IL
MULBERRY ASSOCIATES	PA
NAPICO HOUSING CREDIT COMPANY-XI.A, LLC	DE
NAPICO HOUSING CREDIT COMPANY-XI.B, LLC	DE
NAPICO HOUSING CREDIT COMPANY-XI.C, LLC	DE
NAPICO HOUSING CREDIT COMPANY-XI.D, LLC	DE
NAPLES-OXFORD LIMITED PARTNERSHIP	MD
NAPLES-OXFORD, L.L.C.	MD
NASHUA-OXFORD-BAY ASSOCIATES LIMITED PARTNERSHIP	MD
NATIONAL BOSTON LOFTS ASSOCIATES, LLLP	CO
NATIONAL CORPORATE TAX CREDIT FUND II, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND III, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND IV, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND IX, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND V, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND VI, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND VII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND VIII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND X, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND XI, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND XII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND XIII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT, INC.	CA
NATIONAL CORPORATE TAX CREDIT, INC. II	CA
NATIONAL CORPORATE TAX CREDIT, INC. III	CA
NATIONAL CORPORATE TAX CREDIT, INC. IV	CA
NATIONAL CORPORATE TAX CREDIT, INC. IX	CA
NATIONAL CORPORATE TAX CREDIT, INC. OF PENNSYLVANIA	PA

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

NATIONAL CORPORATE TAX CREDIT, INC. VI	CA
NATIONAL CORPORATE TAX CREDIT, INC. VII	CA
NATIONAL CORPORATE TAX CREDIT, INC. VIII	CA
NATIONAL CORPORATE TAX CREDIT, INC. X	CA
NATIONAL CORPORATE TAX CREDIT, INC. XI	CA
NATIONAL CORPORATE TAX CREDIT, INC. XII	CA
NATIONAL CORPORATE TAX CREDIT, INC. XIII	CA
NATIONAL CORPORATE TAX CREDIT, INC. XIV	CA
NATIONAL HOUSING PARTNERSHIP REALTY FUND I, A MARYLAND LIMITED PARTNERSHIP	MD
NATIONAL HOUSING PARTNERSHIP RESI ASSOCIATES I LIMITED PARTNERSHIP	DC
NATIONAL PARTNERSHIP CREDIT FACILITY CORP.	CA
NATIONAL PARTNERSHIP INVESTMENTS ASSOCIATES II	CA
NATIONAL PARTNERSHIP INVESTMENTS CORP.	CA
NATIONAL PARTNERSHIP MANAGEMENT CORP.	CA
NATIONAL PROPERTY INVESTORS 4	CA
NATIONAL PROPERTY INVESTORS 5	CA
NATIONAL PROPERTY INVESTORS 6	CA
NATIONAL PROPERTY INVESTORS III	CA
NATIONAL TAX CREDIT INVESTORS II, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL TAX CREDIT MANAGEMENT CORP. I	CA
NATIONAL TAX CREDIT PARTNERS, L.P.	CA
NATIONAL TAX CREDIT, INC.	CA
NATIONAL TAX CREDIT, INC. II	CA
NCHP DEVELOPMENT CORP.	DC
NEW BALTIMORE SENIOR PRESERVATION LIMITED PARTNERSHIP	MI
NEW HAVEN ASSOCIATES LIMITED PARTNERSHIP	MA
NEWBERRY PARK PRESERVATION, L.P.	DE
NHP A&R SERVICES, INC.	VA
NHP ACQUISITION CORPORATION	DE
NHP AFFORDABLE HOUSING PARTNERS, L.P.	PA
NHP COUNTRY GARDENS LIMITED PARTNERSHIP	VA
NHP COUNTRY GARDENS, INC.	VA
NHP MID-ATLANTIC PARTNERS ONE L.P.	DE
NHP MID-ATLANTIC PARTNERS TWO L.P.	DE
NHP MULTI-FAMILY CAPITAL CORPORATION	DC
NHP PARKWAY ASSOCIATES L.P.	DE
NHP PARKWAY L.P.	DE
NHP PARTNERS TWO LIMITED PARTNERSHIP	DE
NHP PUERTO RICO MANAGEMENT COMPANY	DE
NHP WINDSOR CROSSING ASSOCIATES L.P.	DE
NHP WINDSOR CROSSING L.P.	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

NHP-HDV FOURTEEN, INC.	DE
NHP-HDV SEVENTEEN, INC.	DE
NHP-HDV TEN, INC.	DE
NHP-HDV TWELVE, INC.	DE
NHPMN MANAGEMENT, L.P.	DE
NHPMN MANAGEMENT, LLC	DE
NHPMN STATE MANAGEMENT, INC.	DE
NHPMN-GP, INC.	DE
NORTH GATE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IN
NORTH WOODS-OXFORD ASSOCIATES, L.P.	IN
NORTHPOINT PRESERVATION LIMITED PARTNERSHIP	DE
NORTHWINDS APARTMENTS, L.P.	VA
NP BANK LOFTS ASSOCIATES, L.P.	CO
NPI EQUITY INVESTMENTS II, INC.	FL
NPI EQUITY INVESTMENTS, INC.	FL
NPIA III, A CALIFORNIA LIMITED PARTNERSHIP	CA
OAC L.L.C.	MD
OAC LIMITED PARTNERSHIP	MD
OAK FOREST ASSOCIATES LIMITED PARTNERSHIP	OH
OAK FOREST II ASSOCIATES LIMITED PARTNERSHIP	OH
OAK FOREST III ASSOCIATES	OH
OAK HOLLOW SOUTH ASSOCIATES	PA
OAK PARK-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MI
OAKBROOK ACQUISITION, L.P.	MO
OAKWOOD MANOR ASSOCIATES, LTD.	TN
OAMCO I, L.L.C.	DE
OAMCO II, L.L.C.	DE
OAMCO IV, L.L.C.	DE
OAMCO VII, L.L.C.	DE
OAMCO X, L.L.C.	DE
OAMCO XI, L.L.C.	DE
OAMCO XII, L.L.C.	DE
OAMCO XIX, L.L.C.	DE
OAMCO XIX, L.P.	DE
OAMCO XV, L.L.C.	DE
OAMCO XVI, L.L.C.	DE
OAMCO XX, L.L.C.	DE
OAMCO XX, L.P.	DE
OAMCO XXII, L.L.C.	DE
OAMCO XXIII, L.L.C.	DE
OHA ASSOCIATES	IL
ONE LINWOOD ASSOCIATES, LTD.	DC

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

ONE LYTLE PLACE APARTMENTS PARTNERS, L.P.	DE
ONE WEST CONWAY ASSOCIATES LIMITED PARTNERSHIP	MD
OP PROPERTY MANAGEMENT, L.P.	DE
OP PROPERTY MANAGEMENT, LLC	DE
OPPORTUNITY ASSOCIATES 1994, L.P.	IN
ORANGE CITY VILLAS II, LTD.	FL
ORLEANS GARDENS, A LIMITED PARTNERSHIP	SC
ORP ACQUISITION PARTNERS LIMITED PARTNERSHIP	MD
ORP ACQUISITION, INC.	MD
ORP CORPORATION I	MD
ORP I ASSIGNOR CORPORATION	MD
OVERBROOK PARK, LTD.	OH
OXFORD ASSOCIATES ‘76 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘77 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘78 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘79 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘80 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘81 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘82 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘83 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘84 LIMITED PARTNERSHIP	MD
OXFORD ASSOCIATES ‘85 LIMITED PARTNERSHIP	MD
OXFORD BETHESDA I LIMITED PARTNERSHIP	MD
OXFORD CORPORATION	IN
OXFORD DEVELOPMENT CORPORATION	IN
OXFORD EQUITIES CORPORATION	IN
OXFORD EQUITIES CORPORATION II	DE
OXFORD FUND I LIMITED PARTNERSHIP	MD
OXFORD HOLDING CORPORATION	MD
OXFORD HOUSE PRESERVATION, L.P.	DE
OXFORD INVESTMENT CORPORATION	MD
OXFORD INVESTMENT II CORPORATION	MD
OXFORD MANAGERS I LIMITED PARTNERSHIP	MD
OXFORD NATIONAL PROPERTIES CORPORATION	MD
OXFORD PARTNERS I LIMITED PARTNERSHIP	IN
OXFORD PARTNERS V LIMITED PARTNERSHIP	MD
OXFORD PARTNERS X, L.L.C.	MD
OXFORD REALTY FINANCIAL GROUP, INC.	MD
OXFORD-COLUMBIA ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
OXPARC 1994, L.L.C.	MD
OXPARC 1995, L.L.C.	MD
OXPARC 1996, L.L.C.	MD

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

OXPARC 1997, L.L.C.	MD
OXPARC 1998, L.L.C.	MD
OXPARC 1999, L.L.C.	MD
OXPARC 2000, L.L.C.	MD
PALM AIRE-ISLAND CLUB APARTMENTS PARTNERS, L.P.	DE
PALM BEACH-OXFORD LIMITED PARTNERSHIP	MD
PALM SPRINGS SENIOR AFFORDABLE, L.P.	CA
PALMETTO APARTMENTS, A LIMITED PARTNERSHIP	SC
PANORAMA PARK APARTMENTS LIMITED PARTNERSHIP	CA
PANORAMA PARK PRESERVATION, L.P.	CA
PARC CHATEAU SECTION I ASSOCIATES L.P.	GA
PARC CHATEAU SECTION II ASSOCIATES (L.P.)	GA
PARK ASSOCIATES, L.P.	MO
PARK LA BREA ACQUISITION, LLC	DE
PARK NORTH-OXFORD ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
PARK PLACE PRESERVATION, L.P.	MO
PARK TOWNE PLACE ASSOCIATES LIMITED PARTNERSHIP	DE
PARK VISTA MANAGEMENT, INC.	CA
PARK VISTA, LTD., A CALIFORNIA LIMITED PARTNERSHIP	CA
PARKVIEW AFFORDABLE, L.P.	CA
PARKVIEW APARTMENTS, A LIMITED PARTNERSHIP	SC
PARKVIEW ASSOCIATES LIMITED PARTNERSHIP	CA
PARKWAYS PRESERVATION, L.P.	DE
PARTNERSHIP FOR HOUSING LIMITED	CA
PAVILION ASSOCIATES	PA
PAVILION PRESERVATION, L.P.	DE
PEAK AT VININGS, LLC	DE
PEBBLESHIRE MANAGEMENT CORP.	CA
PENNSYLVANIA ASSOCIATES LIMITED PARTNERSHIP	MA
PEPPERMILL PLACE APARTMENTS JV, L.P.	TX
PEPPERTREE ASSOCIATES	CA
PEPPERTREE VILLAGE OF AVON PARK, LIMITED	FL
PINE BLUFF ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
PINE BLUFF VILLAGE PRESERVATION LIMITED PARTNERSHIP	DE
PINE LAKE TERRACE ASSOCIATES L.P.	CA
PINELLAS-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
PINERIDGE ASSOCIATES, L.P.	MO
PINERIDGE MANAGEMENT, INC.	CA
PINEWOOD PARK APARTMENTS, A LIMITED PARTNERSHIP	SC
PINEWOOD PLACE APARTMENTS ASSOCIATES LIMITED PARTNERSHIP	OH
PLEASANT HILL PRESERVATION, LP	TX
PLUMMER VILLAGE PRESERVATION, L.P.	CA

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

PORTFOLIO PROPERTIES EIGHT ASSOCIATES LIMITED PARTNERSHIP	DC
PORTFOLIO PROPERTIES SEVEN ASSOCIATES LIMITED PARTNERSHIP	DC
PORTNER PLACE ASSOCIATES LIMITED PARTNERSHIP	DC
POST RIDGE ASSOCIATES, LTD., LIMITED PARTNERSHIP	TN
POST STREET ASSOCIATES LIMITED PARTNERSHIP	NY
PRIDE GARDENS LIMITED PARTNERSHIP	MS
PUERTO RICO MANAGEMENT, INC.	CA
QUEENSTOWN APARTMENTS LIMITED PARTNERSHIP	MD
QUINCY AFFORDABLE HOUSING L.P.	IL
RAMBLEWOOD LIMITED PARTNERSHIP	MI
RAMBLEWOOD RESIDENTIAL JV GP, LLC	DE
RAMBLEWOOD RESIDENTIAL JV, LLC	DE
RAMBLEWOOD SERVICES LLC	DE
RANCHO TOWNHOUSES ASSOCIATES	CA
RAVENSWORTH ASSOCIATES LIMITED PARTNERSHIP	MA
RAVENSWORTH ASSOCIATES LIMITED PARTNERSHIP	DE
RAVENSWORTH ASSOCIATES, LLC	DE
REAL ESTATE ASSOCIATES III	CA
REAL ESTATE ASSOCIATES IV	CA
REAL ESTATE ASSOCIATES LIMITED	CA
REAL ESTATE ASSOCIATES LIMITED II	CA
REAL ESTATE ASSOCIATES LIMITED III	CA
REAL ESTATE ASSOCIATES LIMITED IV	CA
REAL ESTATE ASSOCIATES LIMITED V	CA
REAL ESTATE ASSOCIATES LIMITED VI	CA
REAL ESTATE ASSOCIATES LIMITED VII	CA
REAL ESTATE EQUITY PARTNERS INC.	DE
REAL ESTATE EQUITY PARTNERS, L.P.	DE
REAL ESTATE PARTNERS LIMITED	CA
REEDY RIVER PROPERTIES, L.L.C.	DE
REGENCY PARTNERS LIMITED PARTNERSHIP	OH
REGENCY-NATIONAL CORPORATE TAX CREDIT, INC. II	OH
RI-15 GP, LLC	DE
RI-15 LIMITED PARTNERSHIP	DC
RICHLIEU ASSOCIATES	PA
RIDGEWOOD TOWERS ASSOCIATES	IL
RIDGEWOOD TOWERS PRESERVATION, L.P.	DE
RIVER LOFT APARTMENTS LIMITED PARTNERSHIP	PA
RIVER LOFT ASSOCIATES LIMITED PARTNERSHIP	MA
RIVER REACH COMMUNITY SERVICES ASSOCIATION, INC.	FL
RIVER VILLAGE PRESERVATION LIMITED PARTNERSHIP	DE
RIVERCREST APARTMENTS, L.P.	SC

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

RIVER’S EDGE ASSOCIATES LIMITED DIVIDEND HOUSING ASSOCIATION LIMITED PARTNERSHIP	MI
RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP	DE
RIVERWOODS PRESERVATION, L.P.	DE
RL AFFORDABLE, L.P.	CA
ROOSEVELT GARDENS APARTMENTS II LIMITED PARTNERSHIP	SC
ROOSEVELT GARDENS LIMITED PARTNERSHIP	SC
ROSEWOOD APARTMENTS CORPORATION	CA
ROUND BARN MANOR PRESERVATION, L.P.	DE
ROYAL CREST ESTATES (MARLBORO), L.L.C.	DE
SAN JOSE PRESERVATION, L.P.	TX
SANDY SPRINGS ASSOCIATES, LIMITED	GA
SANTA MARIA LIMITED DIVIDEND PARTNERSHIP ASSOCIATES	MA
SCHAUMBURG-OXFORD LIMITED PARTNERSHIP	MD
SEASIDE POINT PARTNERS, LTD., A TEXAS LIMITED PARTNERSHIP	TX
SEAVIEW TOWERS ASSOCIATES	NY
SECURED INCOME L.P.	DE
SECURITY MANAGEMENT INC.	WA
SEMINOLE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
SEMINOLE-OXFORD CORPORATION	MD
SENCIT F/G METROPOLITAN ASSOCIATES	NJ
SENCIT-LEBANON COMPANY	PA
SENCIT-SELINSGROVE ASSOCIATES	PA
SHARP-LEADENHALL ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
SHELTER IV GP LIMITED PARTNERSHIP	SC
SHELTER PROPERTIES II LIMITED PARTNERSHIP	SC
SHELTER PROPERTIES IV LIMITED PARTNERSHIP	SC
SHELTER REALTY II CORPORATION	SC
SHELTER REALTY IV CORPORATION	SC
SHELTER REALTY V CORPORATION	SC
SHERMAN TERRACE ASSOCIATES	PA
SHOREVIEW APARTMENTS, L.P.	CA
SHOREVIEW PRESERVATION, L.P.	CA
SIGNATURE POINT JOINT VENTURE	TX
SIGNATURE POINT PARTNERS, LTD.	TX
SNI DEVELOPMENT COMPANY LIMITED PARTNERSHIP	NY
SOL 413 LIMITED DIVIDEND PARTNERSHIP	MA
SOUTH BAY VILLA PRESERVATION, L.P.	CA
SOUTH HIAWASSEE VILLAGE, LTD.	FL
SOUTH MILL ASSOCIATES	PA
SOUTH PARK APARTMENTS	OH
SOUTH PARK APARTMENTS LIMITED PARTNERSHIP	OH

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

SOUTHRIDGE-OXFORD LIMITED PARTNERSHIP	MD
SPRINGFIELD FACILITIES, LLC	MD
SPRINGFIELD VILLAS, LTD.	TX
ST. GEORGE VILLAS LIMITED PARTNERSHIP	SC
ST. MARY’S-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
STAFFORD STUDENT APARTMENTS, L.P.	DE
STANDPOINT VISTA ASSOCIATES	SC
STANDPOINT VISTA LIMITED PARTNERSHIP	MD
STERLING VILLAGE AFFORDABLE, L.P.	CA
STRATFORD VILLAGE REALTY TRUST	MA
STRAWBRIDGE SQUARE ASSOCIATES LIMITED PARTNERSHIP	VA
SUBSIDIZED HOUSING PARTNERS	CA
SUGARBERRY APARTMENTS CORPORATION	CA
SUMMIT OAKS PRESERVATION, L.P.	DE
SUNBURY DOWNS APARTMENTS JV, L.P.	TX
SUNTREE-OXFORD ASSOCIATES LIMITED DIVIDEND HOUSING ASSOCIATION	MI
TAMARAC PINES PRESERVATION, LP	TX
TAMARAC VILLAGE, LLC	DE
TAUNTON GREEN ASSOCIATES LIMITED PARTNERSHIP	MA
TAUNTON II ASSOCIATES	MA
TERRY MANOR PRESERVATION, L.P.	CA
TEXAS BIRCHWOOD APARTMENTS, L.P.	TX
TEXAS KIRNWOOD APARTMENTS, L.P.	TX
THE GLENS, A LIMITED PARTNERSHIP	SC
THE NATIONAL HOUSING PARTNERSHIP	DC
THE NATIONAL HOUSING PARTNERSHIP II TRUST	NY
THE NATIONAL HOUSING PARTNERSHIP-II LIMITED PARTNERSHIP	DC
THE OAK PARK PARTNERSHIP LIMITED PARTNERSHIP	IL
THE TERRACES ASSOCIATES L.P.	IN
THE VILLAGE OF KAUFMAN, LTD.	TX
THE WOODLANDS LIMITED	MI
TIDEWATER-OXFORD LIMITED PARTNERSHIP	MD
TOMPKINS TERRACE ASSOCIATES LIMITED PARTNERSHIP	NY
TOMPKINS TERRACE PRESERVATION, L.P.	DE
TOMPKINS TERRACE, INC.	NY
TOWN VIEW TOWERS I LIMITED PARTNERSHIP	TN
TOWNSHIP AT HIGHLANDS LLC	DE
TRAVIS ONE-OXFORD LIMITED PARTNERSHIP	MD
TUJUNGA GARDENS LIMITED PARTNERSHIP	CA
U. S. REALTY I CORPORATION	SC
U. S. REALTY PARTNERS LIMITED PARTNERSHIP	DE
U.S. SHELTER LIMITED PARTNERSHIP	SC

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

UNDERWOOD ASSOCIATES LIMITED PARTNERSHIP	CT
UNDERWOOD-OXFORD ASSOCIATES LIMITED PARTNERSHIP ONE	CT
UNITED FRONT HOMES LIMITED PARTNERSHIP	MA
UNITED HOUSING PARTNERS — ELMWOOD, LTD.	AL
UNITED HOUSING PARTNERS CUTHBERT LIMITED PARTNERSHIP	GA
UNITED HOUSING PARTNERS MORRISTOWN LIMITED PARTNERSHIP	TN
UNITED INVESTORS REAL ESTATE, INC.	DE
UNIVERSITY PLAZA ASSOCIATES	PA
URBANIZACION MARIA LOPEZ HOUSING COMPANY LIMITED PARTNERSHIP	NY
UTOPIA ACQUISITION, L.P.	MO
VAN NUYS ASSOCIATES LIMITED PARTNERSHIP	MA
VAN NUYS PRESERVATION MT, L.P.	CA
VAN NUYS PRESERVATION, L.P.	CA
VERDES DEL ORIENTE PRESERVATION, L.P.	CA
VICTORY SQUARE APARTMENTS LIMITED PARTNERSHIP	OH
VILLA DE GUADALUPE PRESERVATION, L.P.	CA
VILLA DEL SOL ASSOCIATES LIMITED PARTNERSHIP	CA
VILLA NOVA, LIMITED PARTNERSHIP	TN
VILLAGE OAKS-OXFORD ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
VINEVILLE TOWERS ASSOCIATES LIMITED PARTNERSHIP	GA
VISTA DEL LAGOS JOINT VENTURE	AZ
VISTA PARK CHINO LIMITED PARTNERSHIP	CA
VISTULA HERITAGE VILLAGE LIMITED PARTNERSHIP	OH
WAI ASSOCIATES LIMITED PARTNERSHIP	TX
WALNUT HILLS PRESERVATION, L.P.	DE
WASCO ARMS	CA
WASHINGTON CHINATOWN ASSOCIATES LIMITED PARTNERSHIP	DC
WASHINGTON SQUARE WEST PRESERVATION, L.P.	DE
WASH-WEST PROPERTIES	PA
WATERFORD VILLAGE, L.L.C.	DE
WATERS LANDING PARTNERS, L.L.C.	MD
WAYCROSS, L.P.	GA
WEST LAKE ARMS LIMITED PARTNERSHIP	DE
WESTMINSTER OAKS PRESERVATION, L.P.	DE
WESTRIDGE-OXFORD LIMITED PARTNERSHIP	MD
WESTWOOD PRESERVATION, L.P.	DE
WESTWOOD TERRACE PRESERVATION, L.P.	DE
WESTWOOD TERRACE SECOND LIMITED PARTNERSHIP	IL
WF-AC TAX CREDIT FUND I, L.P.	DE
WF-AC TAX CREDIT FUND I, LLC	DE
WF-AC TAX CREDIT FUND II, L.P.	DE
WF-AC TAX CREDIT FUND III, L.P.	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

WHITE CLIFF APARTMENTS LIMITED PARTNERSHIP	OH
WHITEFIELD PLACE PRESERVATION, LP	TX
WICKFORD ASSOCIATES LIMITED PARTNERSHIP	NC
WILDERNESS TRAIL, LTD.	OH
WILKES TOWERS LIMITED PARTNERSHIP	NC
WILLIAMSBURG LIMITED PARTNERSHIP	IL
WILLOW WOOD LIMITED PARTNERSHIP	CA
WINNSBORO ARMS LIMITED PARTNERSHIP	SC
WINROCK-HOUSTON ASSOCIATES LIMITED PARTNERSHIP	DE
WINROCK-HOUSTON LIMITED PARTNERSHIP	DE
WINTER GARDEN PRESERVATION, L.P.	MO
WINTHROP TEXAS INVESTORS LIMITED PARTNERSHIP	MD
WL/OAC, L.L.C.	MD
WMOP PARTNERS, L.P.	DE
WOLF RIDGE, LTD.	AL
WOOD CREEK CPGF 22, L.P.	DE
WOODCREST APARTMENTS, LTD.	TX
WOODLAND APARTMENTS, A LIMITED PARTNERSHIP	SC
WOODLAND HILLS PRESERVATION LIMITED PARTNERSHIP	MI
WOODS OF INVERNESS CPF 16, L.P.	DE
WOODSIDE VILLAS OF ARCADIA, LTD.	FL
WORCESTER EPISCOPAL HOUSING COMPANY LIMITED PARTNERSHIP	MA
WRC-87A CORPORATION	DE
ZICKLER ASSOCIATES LIMITED PARTNERSHIP	IN
ZIMCO CORPORATION IV	MD
ZIMCO I LIMITED PARTNERSHIP	MD
ZIMCO II L.L.C.	MD
ZIMCO II LIMITED PARTNERSHIP	MD
ZIMCO IV LIMITED PARTNERSHIP	MD
ZIMCO IX L.L.C.	MD
ZIMCO V L.L.C.	MD
ZIMCO VIII L.L.C.	MD
ZIMCO XI L.L.C.	MD
ZIMCO XIII L.L.C.	MD
ZIMCO XIV L.L.C.	MD
ZIMCO XVI L.L.C.	MD
ZIMCO XVII L.L.C.	MD
ZIMCO XVIII L.L.C.	MD
ZIMCO XX L.L.C.	MD
ZIMCO XXVII L.L.C.	MD
ZIMCO XXXII LIMITED PARTNERSHIP	MD

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the amended Registration Statements (Forms S-3ASR No. 333-150341-01 and Forms S-4 No. 333-60355-01,333-136801-01, 333-169873-01, 333-169872-01, 333-169871-01, 333-169870-01, 333-169869-01 and 333-169353-01) of AIMCO Properties, L.P. and in the related Prospectuses of our reports dated February 24, 2011 with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P., and the effectiveness of internal control over financial reporting of AIMCO Properties, L.P., both included in this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/  ERNST & YOUNG LLP

Denver, Colorado
February 24, 2011

Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Terry Considine, certify that:

1. I have reviewed this annual report on Form 10-K of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of
AIMCO Properties, L.P.)

Date: February 24, 2011

Exhibit 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Ernest M. Freedman, certify that:

1. I have reviewed this annual report on Form 10-K of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and
Chief Financial Officer
(equivalent of the chief financial officer of
AIMCO Properties, L.P.)

Date: February 24, 2011

Exhibit 32.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Terry Considine, as Chief Executive Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of
AIMCO Properties, L.P.)

February 24, 2011

Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ernest M. Freedman, as Chief Financial Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer (equivalent of the chief financial officer of
AIMCO Properties, L.P.)

February 24, 2011

Exhibit 99.1

Agreement Regarding Disclosure of Long-Term Debt Instruments

In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), has not filed as an exhibit to its Annual Report on Form 10-K for the period ended December 31, 2010, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed ten percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

AIMCO Properties, L.P.

By: AIMCO-GP, Inc., its general partner

By:	/s/ Ernest M. Freedman Ernest M. Freedman
Executive Vice President and Chief Financial Officer

February 24, 2011

ANNEX I

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2011
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 0-24497

AIMCO Properties, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1275621 (I.R.S. Employer Identification No.)

4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

(303) 757-8101
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

The number of Partnership Common Units outstanding as of April 27, 2011: 125,604,754

AIMCO PROPERTIES, L.P.

FORM 10-Q

PART I. FINANCIAL INFORMATION

ITEM 1.	Financial Statements

AIMCO PROPERTIES, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(In thousands)
	(Unaudited)

ASSETS
Buildings and improvements	$7,278,391	$7,254,069
Land	2,128,831	2,128,734

Total real estate	9,407,222	9,382,803
Less accumulated depreciation	(2,989,520)	(2,892,551)

Net real estate ($839,673 and $854,811 related to VIEs)	6,417,702	6,490,252
Cash and cash equivalents ($37,294 and $34,808 related to VIEs)	81,360	111,325
Restricted cash ($50,834 and $55,125 related to VIEs)	199,241	201,058
Accounts receivable, net ($20,493 and $13,582 related to VIEs)	59,349	49,855
Accounts receivable from affiliates, net	8,049	8,392
Deferred financing costs, net	48,171	47,779
Notes receivable from unconsolidated real estate partnerships, net	10,744	10,896
Notes receivable from non-affiliates, net	121,651	116,726
Notes receivable from Aimco	17,443	17,230
Investment in unconsolidated real estate partnerships ($52,585 and $54,374 related to VIEs)	56,473	58,151
Other assets	188,454	180,522
Deferred income tax assets, net	59,435	58,736
Assets held for sale	10,502	44,174

Total assets	$7,278,574	$7,395,096

LIABILITIES AND PARTNERS’ CAPITAL
Non-recourse property tax-exempt bond financing ($222,894 and $212,245 related to VIEs)	$431,452	$514,506
Non-recourse property loans payable ($426,580 and $432,918 related to VIEs)	4,963,846	4,916,022
Other borrowings ($13,749 and $15,486 related to VIEs)	45,281	47,018

Total indebtedness	5,440,579	5,477,546

Accounts payable	21,818	27,322
Accrued liabilities and other ($73,701 and $79,170 related to VIEs)	226,298	250,106
Deferred income	153,345	150,735
Security deposits	35,323	34,935
Liabilities related to assets held for sale	4,066	27,722

Total liabilities	5,881,429	5,968,366

Redeemable preferred units	103,404	103,428
Commitments and contingencies (Note 5)	—	—
Partners’ capital:
Preferred units	657,601	657,601
General Partner and Special Limited Partner	229,760	264,182
Limited Partners	155,336	158,401
High Performance Units	(46,182)	(44,892)
Investment in Aimco Class A Common Stock	(4,330)	(4,397)

Partners’ capital attributable to the Partnership	992,185	1,030,895

Noncontrolling interests in consolidated real estate partnerships	301,556	292,407

Total partners’ capital	1,293,741	1,323,302

Total liabilities and partners’ capital	$7,278,574	$7,395,096

See notes to condensed consolidated financial statements.

AIMCO PROPERTIES, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2011	2010
	(In thousands, except
	per unit data)
	(Unaudited)

REVENUES:
Rental and other property revenues	$277,317	$272,124
Asset management and tax credit revenues	9,236	4,701

Total revenues	286,553	276,825

OPERATING EXPENSES:
Property operating expenses	126,084	130,799
Investment management expenses	3,031	3,229
Depreciation and amortization	100,911	105,035
General and administrative expenses	11,125	11,736
Other expenses, net	3,928	2,273

Total operating expenses	245,079	253,072

Operating income	41,474	23,753
Interest income	2,460	3,412
Provision for losses on notes receivable, net	(17)	(426)
Interest expense	(76,381)	(77,677)
Equity in (losses) income of unconsolidated real estate partnerships	(1,648)	9,149
Gain on dispositions of unconsolidated real estate and other, net	1,212	1,444

Loss before income taxes and discontinued operations	(32,900)	(40,345)
Income tax benefit	2,528	3,624

Loss from continuing operations	(30,372)	(36,721)
Income from discontinued operations, net	3,307	20,173

Net loss	(27,065)	(16,548)
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	7,305	(12,134)

Net loss attributable to the Partnership	(19,760)	(28,682)
Net income attributable to the Partnership’s preferred unitholders	(14,127)	(14,615)
Net income attributable to participating securities	(57)	—

Net loss attributable to the Partnership’s common unitholders	$(33,944)	$(43,297)

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.30)	$(0.43)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.03	0.08

Net loss attributable to the Partnership’s common unitholders	$(0.27)	$(0.35)

Weighted average common units outstanding — basic and diluted	125,773	124,400

Distributions declared per common unit	$0.12	$0.00

See notes to condensed consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2011	2010
	(In thousands)
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,065)	$(16,548)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	100,911	105,035
Equity in losses (income) of unconsolidated real estate partnerships	1,648	(9,149)
Gain on dispositions of unconsolidated real estate and other	(1,212)	(1,444)
Discontinued operations	(3,134)	(15,547)
Other adjustments	4,782	1,189
Net changes in operating assets and operating liabilities	(48,250)	(36,758)

Net cash provided by operating activities	27,680	26,778

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(30,236)	(39,057)
Proceeds from dispositions of real estate	22,014	27,682
Purchases of corporate assets	(3,641)	(1,148)
Originations of notes receivable from unconsolidated real estate partnerships	(361)	(220)
Proceeds from repayment of notes receivable	441	117
Proceeds from sale of interests in and distributions from real estate partnerships	1,329	2,065
Net increase in cash from consolidation and deconsolidation of entities	—	13,118
Distributions received from Aimco	67	56
Other investing activities	9,434	6,269

Net cash (used in) provided by investing activities	(953)	8,882

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	321,184	49,854
Principal repayments on property loans	(271,495)	(35,369)
Principal repayments on tax-exempt bond financing	(97,466)	(886)
Payments on term loans	—	(45,000)
Net borrowings on revolving credit facility	—	14,800
Proceeds from issuance of common OP Units to Aimco	27,174	—
Proceeds from Aimco Class A Common Stock option exercises	1,806	—
Payment of distributions to preferred units	(14,127)	(14,614)
Payment of distributions to General Partner and Special Limited Partner	(14,306)	(11,705)
Payment of distributions to Limited Partners	(734)	(595)
Payment of distributions to High Performance Units	(281)	(234)
Payment of distributions to noncontrolling interests	(8,856)	(9,517)
Other financing activities	409	14,221

Net cash used in financing activities	(56,692)	(39,045)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(29,965)	(3,385)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	111,325	81,260

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$81,360	$77,875

See notes to condensed consolidated financial statements.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011
(Unaudited)

NOTE 1 —	Organization

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, and together with its consolidated subsidiaries was formed on May 16, 1994 to conduct the business of acquiring, redeveloping, leasing, and managing multifamily apartment properties. Our securities include Partnership common units, or common OP Units, Partnership preferred units, or preferred OP Units, and high performance Partnership units, or High Performance Units, which are collectively referred to as “OP Units.” Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, or the Partnership Agreement.

At March 31, 2011, we had outstanding 125,234,221 common OP Units, 27,962,301 preferred OP Units and 2,339,950 High Performance Units. At March 31, 2011, Aimco owned 119,135,455 of the common OP Units and 24,900,114 of the preferred OP Units.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred securities issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us. Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership, and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively.

Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets (defined below) with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred units.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of March 31, 2011, we:

•	owned an equity interest in 218 conventional real estate properties with 68,645 units;

•	owned an equity interest in 217 affordable real estate properties with 25,246 units; and

•	provided services for, or managed, 15,460 units in 213 properties, primarily pursuant to long-term asset management agreements. In certain cases, we may indirectly own generally less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, we consolidated 216 conventional properties with 67,341 units and 171 affordable properties with 20,913 units. These conventional and affordable properties generated 87% and 13%, respectively, of our proportionate property net operating income (as defined in Note 7) during the three months ended March 31, 2011. During the three months ended March 31, 2011, as part of our ongoing effort to simplify our business, we resigned from our role providing asset or property management services for approximately 100 properties with approximately 11,400 units.

For conventional assets, we focus on the ownership of primarily B/B+ assets. We measure conventional property asset quality based on average rents of our units compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. We classify as B/B+ those assets earning rents ranging from 100% to 125% of local market average. Although some companies and analysts within the multifamily real estate industry use asset class ratings of A, B and C, some of which are tied to local market rent averages, the metrics used to classify asset quality as well as the timing for which local markets rents are calculated may vary from company to company. Accordingly, our rating system for measuring asset quality is neither broadly nor consistently used in the multifamily real estate industry.

NOTE 2 —	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, have been condensed or omitted in accordance with such rules and regulations, although management believes the disclosures are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2011, are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

The balance sheet at December 31, 2010, has been derived from the audited financial statements at that date, but does not include all of the information and disclosures required by GAAP for complete financial statements. For further information, refer to the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2010. Certain 2010 financial statement amounts have been reclassified to conform to the 2011 presentation, including adjustments for discontinued operations.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Partnership and its consolidated entities. Pursuant to a Management and Contribution Agreement between the Partnership and Aimco, we have acquired, in exchange for interests in the Partnership, the economic benefits of subsidiaries of Aimco in which we do not have an interest, and Aimco has granted us a right of first refusal to acquire such subsidiaries’ assets for no additional consideration. Pursuant to the agreement, Aimco has also granted us certain rights with respect to

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assets of such subsidiaries. We consolidate all variable interest entities for which we are the primary beneficiary. Generally, we consolidate real estate partnerships and other entities that are not variable interest entities when we own, directly or indirectly, a majority voting interest in the entity or are otherwise able to control the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Interests in consolidated real estate partnerships held by limited partners other than us are reflected as noncontrolling interests in consolidated real estate partnerships. The assets of consolidated real estate partnerships owned or controlled by Aimco or us generally are not available to pay creditors of Aimco or the Partnership.

As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a partner in a limited partnership or a member in a limited liability company.

Variable Interest Entities

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, a variable interest entity, or VIE, is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial support; and the similarity with and significance to the business activities of us and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions.

As of March 31, 2011, we were the primary beneficiary of, and therefore consolidated, approximately 130 VIEs, which owned 89 apartment properties with 13,426 units. Real estate with a carrying value of $839.7 million collateralized $649.5 million of debt of those VIEs. Any significant amounts of assets and liabilities related to our consolidated VIEs are identified parenthetically on our accompanying condensed consolidated balance sheets. The creditors of the consolidated VIEs do not have recourse to our general credit.

As of March 31, 2011, we also held variable interests in 270 VIEs for which we were not the primary beneficiary. Those VIEs consist primarily of partnerships that are engaged, directly or indirectly, in the ownership and management of 323 apartment properties with 19,887 units. We are involved with those VIEs as an equity holder, lender, management agent, or through other contractual relationships. The majority of our investments in unconsolidated VIEs, or approximately $46.3 million at March 31, 2011, are held through consolidated investment partnerships that are VIEs and in which we generally hold a 1% or less general partner or equivalent interest. Accordingly, substantially all of the investment balances related to these unconsolidated VIEs are attributed to the noncontrolling interests in the consolidated investment partnerships that hold the investments in these unconsolidated VIEs. Our maximum risk of loss related to our investment in these VIEs is generally limited to our equity interest in the consolidated investment partnerships, which is insignificant. The remainder of our investment in unconsolidated VIEs, or approximately $6.3 million at March 31, 2011, is held through consolidated tax credit funds that are VIEs and in which we hold substantially all of the economic interests. Our maximum risk of loss related to our investment in these VIEs is limited to our $6.3 million recorded investment in such entities.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition to our investments in unconsolidated VIEs discussed above, at March 31, 2011, we had in aggregate $102.3 million of receivables from these unconsolidated VIEs and we had a contractual obligation to advance funds to certain unconsolidated VIEs totaling $3.4 million. Our maximum risk of loss associated with our lending and management activities related to these unconsolidated VIEs is limited to these amounts. We may be subject to additional losses to the extent of any receivables relating to future provision of services to these entities or financial support that we voluntarily provide.

As discussed in Note 5, noncompliance with applicable requirements related to our consolidated and unconsolidated tax credit partnerships, substantially all of which are VIEs, could result in projected tax credits not being realized and require a refund of investor contributions already received or a reduction of future investor contributions. We have not historically had, nor do we anticipate, any material refunds or reductions of investor capital contributions in connection with these arrangements.

Notes Receivable

In connection with the preparation of our 2010 annual financial statements, we adopted revised accounting guidance codified in FASB ASC Topic 310 that requires quarterly disclosures regarding our notes receivable, including the credit quality of and the allowance for credit losses related to our notes receivable. Notes receivable from unconsolidated real estate partnerships and from non-affiliates represent our two portfolio segments (as defined in FASB ASC Topic 310) that we use to evaluate for potential loan loss. Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from non-affiliates have stated maturity dates and may require current payments of principal and interest. Repayment of our notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes”; and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the notes, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize provisions for losses on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the provision to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

certain instances where other sources of cash flow are available to repay the loan, the provision is measured by discounting the estimated cash flows at the loan’s original effective interest rate.

The following table summarizes our notes receivable as of March 31, 2011 and December 31, 2010 (in thousands):

	March 31, 2011			December 31, 2010
	Unconsolidated			Unconsolidated
	Real Estate	Non-		Real Estate	Non-
	Partnerships	Affiliates	Total	Partnerships	Affiliates	Total

Par value notes	$10,660	$22,090	$32,750	$10,821	$17,899	$28,720
Discounted notes	995	99,561	100,556	980	98,827	99,807
Allowance for loan losses	(911)	—	(911)	(905)	—	(905)

Total notes receivable	$10,744	$121,651	$132,395	$10,896	$116,726	$127,622

Face value of discounted notes	$31,094	$108,966	$140,060	$31,755	$108,621	$140,376

Notes receivable from unconsolidated real estate partnerships are generally unsecured and have various annual interest rates ranging between 4.2% and 12.0% and averaging 9.5%. Notes receivable from non-affiliates have various annual interest rates ranging between 2.0% and 8.8% and averaging 4.0%. Included in the notes receivable from non-affiliates at March 31, 2011 and December 31, 2010 are $104.7 million and $103.9 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships.

Allowance for Loan Losses

The activity in the allowance for loan losses related to our notes receivable from unconsolidated real estate partnerships and non-affiliates, in total for both par value notes and discounted notes, for the three months ended March 31, 2011 is as follows (in thousands):

	Unconsolidated
	Real Estate
	Partnerships	Non-Affiliates

Balance at December 31, 2010	$(905)	$—
Provisions for losses on notes receivable	(42)	—
Recoveries of losses on notes receivable	25	—
Write offs charged against allowance	11	—

Balance at March 31, 2011	$(911)	$—

Information Regarding Impaired Loans

Information regarding impaired par value notes and discounted notes as of and for the periods ended March 31, 2011 and December 31, 2010, is presented in the table below (in thousands):

	2011	2010

Par value notes:
Allowance for losses recognized at period end	$(801)	$(795)
Carrying amounts of loans prior to impairments	1,134	1,115
Unpaid principal balance of impaired loans	964	952
Discounted notes:
Allowance for losses recognized at period end	$(110)	$(110)
Carrying amounts of loans prior to impairments	110	110
Unpaid principal balance of impaired loans	480	480

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the three months ended March 31, 2011 and 2010, our average recorded investment in impaired par value notes was $1.1 million and $1.3 million, respectively, and our average recorded investment in impaired discounted notes was $0.1 million and $0.1 million, respectively.

During the three months ended March 31, 2011 and 2010, we recognized less than $0.1 million of interest income related to impaired par value notes. During the three months ended March 31, 2011 and 2010, we recognized no interest income related to impaired discounted notes. In addition to the interest income recognized on impaired loans, during the three months ended March 31, 2011 and 2010, we recognized interest income, including accretion, of $1.4 million and $1.7 million, respectively, related to our non-impaired notes receivable.

We recognize interest income as earned on the $31.6 million of our par value notes receivable at March 31, 2011 that are estimated to be collectible and have not been impaired. Of our total par value notes outstanding at March 31, 2011, notes with balances of $21.7 million have stated maturity dates and the remainder have no stated maturity date and are governed by the terms of the partnership agreements pursuant to which the loans were extended. At March 31, 2011, none of the par value notes with stated maturity dates were past due.

Notes Receivable from Aimco

In addition to the notes receivable discussed above, we had notes receivable that we received in exchange for the sale of certain real estate assets to Aimco in December 2000. The notes bear interest at 5.7% per annum and had original principal amounts of $10.1 million. Unpaid principal and interest on the $7.6 million note is due upon demand on the $2.5 million note was due on December 31, 2010, and as of the date of this filing, has not been repaid. At March 31, 2011 and December 31, 2010, the balance of the notes totaled $17.4 million and $17.2 million, respectively, which includes accrued and unpaid interest. In assessing collectibility of these notes, we consider Aimco’s financial position and potential sources of repayment, including future distributions we may pay on the common partnership units owned by Aimco.

Partners’ Capital (including Noncontrolling Interests)

The following table presents a reconciliation of our consolidated temporary capital account from December 31, 2010 to March 31, 2011(in thousands):

Redeemable
Preferred Units

Balance, December 31, 2010	$103,428
Preferred distributions	(1,671)
Redemption of preferred units	(24)
Net income	1,671

Balance, March 31, 2011	$103,404

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents a reconciliation of our consolidated permanent capital accounts from December 31, 2010 to March 31, 2011(in thousands):

		Noncontrolling
	Partners’ Capital	Interests in
	Attributable to	Consolidated Real	Total Partners’
	the Partnership	Estate Partnerships	Capital

Balance, December 31, 2010	$1,030,895	$292,407	$1,323,302
Contributions	—	11,121	11,121
Issuance of common OP Units to Aimco	27,174	—	27,174
Preferred unit distributions	(12,456)	—	(12,456)
Common distributions	(15,254)	(8,856)	(24,110)
Repurchases of common units	(759)	—	(759)
Amortization of stock based compensation cost	2,372	—	2,372
Stock option exercises	1,806	—	1,806
Effect of changes in ownership for consolidated subsidiaries (Note 4)	(20,397)	14,227	(6,170)
Change in accumulated other comprehensive loss	34	23	57
Other	201	(61)	140
Net loss	(21,431)	(7,305)	(28,736)

Balance, March 31, 2011	$992,185	$301,556	$1,293,741

Derivative Financial Instruments

We primarily use long-term, fixed-rate and self-amortizing non-recourse debt to avoid, among other things, risk related to fluctuating interest rates. For our variable rate debt, we are sometimes required by our lenders to limit our exposure to interest rate fluctuations by entering into interest rate swap or cap agreements. The interest rate swap agreements moderate our exposure to interest rate risk by effectively converting the interest on variable rate debt to a fixed rate. The interest rate cap agreements effectively limit our exposure to interest rate risk by providing a ceiling on the underlying variable interest rate. The fair values of the interest rate swaps are reflected as assets or liabilities in the balance sheet, and periodic changes in fair value are included in interest expense or partners’ capital, as appropriate. The interest rate caps are not material to our financial position or results of operations.

At March 31, 2011 and December 31, 2010, we had interest rate swaps with aggregate notional amounts of $52.3 million, and recorded fair values of $2.7 million, reflected in accrued liabilities and other in our condensed consolidated balance sheets. At March 31, 2011, these interest rate swaps had a weighted average term of 9.9 years. We have designated these interest rate swaps as cash flow hedges and recognize any changes in their fair value as an adjustment of accumulated other comprehensive loss within partners’ capital to the extent of their effectiveness. Changes in the fair value of these instruments and the related amounts of such changes that were reflected as an adjustment of accumulated other comprehensive loss within partners’ capital and as an adjustment of earnings (ineffectiveness) are discussed in the Fair Value Measurements section below.

If the forward rates at March 31, 2011 remain constant, we estimate that during the next twelve months, we would reclassify into earnings approximately $1.6 million of the unrealized losses in accumulated other comprehensive loss. If market interest rates increase above the 3.43% weighted average fixed rate under these interest rate swaps we will benefit from a lower effective rate than the underlying variable rates on this debt.

We have entered into total rate of return swaps on various fixed-rate secured tax-exempt bonds payable and fixed-rate notes payable to convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower our cost of borrowing. In exchange for our receipt of a fixed rate generally equal to the

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

underlying borrowing’s interest rate, the total rate of return swaps require that we pay a variable rate, equivalent to the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate for tax-exempt bonds payable and the 30-day LIBOR rate for notes payable, plus a risk spread. These swaps generally have a second or third lien on the property collateralized by the related borrowings and the obligations under certain of these swaps are cross-collateralized with certain of the other swaps with a particular counterparty. The underlying borrowings are generally callable at our option, with no prepayment penalty, with 30 days advance notice, and the swaps generally have a term of less than five years. The total rate of return swaps have a contractually defined termination value generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings, which may require payment by us or to us for such difference. Accordingly, we believe fluctuations in the fair value of the borrowings from the inception of the hedging relationship generally will be offset by a corresponding fluctuation in the fair value of the total rate of return swaps.

We designate total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense.

As of March 31, 2011 and December 31, 2010, we had borrowings payable subject to total rate of return swaps with aggregate outstanding principal balances of $164.9 million and $276.9 million, respectively. We reduced by $112.0 million the amount of debt subject to total rate of return swaps and terminated the associated swaps during the three months ended March 31, 2011, in connection with our refinancing of the underlying debt. We repaid the debt subject to the swaps at par and, accordingly, no payments were required upon termination of the swaps. At March 31, 2011, the weighted average fixed receive rate under the total return swaps was 6.4% and the weighted average variable pay rate was 1.8%, based on the applicable SIFMA and LIBOR rates effective as of that date. Information related to the fair value of these instruments at March 31, 2011 and December 31, 2010, is discussed in the Fair Value Measurements section below.

Fair Value Measurements

We measure certain assets and liabilities in our consolidated financial statements at fair value, both on a recurring and nonrecurring basis. Certain of these fair value measurements are based on significant unobservable inputs classified within Level 3 of the valuation hierarchy defined in FASB ASC Topic 820. When a determination is made to classify a fair value measurement within Level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. However, Level 3 fair value measurements typically also include observable components that can be validated to observable external sources; accordingly, the changes in fair value in the table below are due in part to observable factors that are part of the valuation methodology.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The table below presents information regarding significant items measured in our condensed consolidated financial statements at fair value on a recurring basis (in thousands):

	Level 2	Level 3
	Interest Rate	Total Rate of	Changes in Fair
	Swaps(1)	Return Swaps(2)	Value of Debt(3)	Total

Fair value at December 31, 2009	$(1,596)	$(24,307)	$24,307	$(1,596)
Unrealized gains (losses) included in earnings(4)	(13)	290	(290)	(13)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	(156)	—	—	(156)

Fair value at March 31, 2010	$(1,765)	$(24,017)	$24,017	$(1,765)

Fair value at December 31, 2010	$(2,746)	$(19,542)	$19,542	$(2,746)
Unrealized gains (losses) included in earnings(4)	(12)	3,478	(3,478)	(12)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	57	—	—	57

Fair value at March 31, 2011	$(2,701)	$(16,064)	$16,064	$(2,701)

(1)	The fair value of interest rate swaps is estimated using an income approach with primarily observable inputs including information regarding the hedged variable cash flows and forward yield curves relating to the variable interest rates on which the hedged cash flows are based.

(2)	Total rate of return swaps have contractually-defined termination values generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings. We calculate the termination value, which we believe is representative of the fair value, of total rate of return swaps using a market approach by reference to estimates of the fair value of the underlying borrowings, which are discussed below, and an evaluation of potential changes in the credit quality of the counterparties to these arrangements.

(3)	This represents changes in fair value of debt subject to our total rate of return swaps. We estimate the fair value of debt instruments using an income and market approach, including comparison of the contractual terms to observable and unobservable inputs such as market interest rate risk spreads, collateral quality and loan-to-value ratios on similarly encumbered assets within our portfolio. These borrowings are collateralized and non-recourse to us; therefore, we believe changes in our credit rating will not materially affect a market participant’s estimate of the borrowings’ fair value.

(4)	Unrealized gains (losses) relate to periodic revaluations of fair value, including revaluations resulting from repayment of the debt at par, and have not resulted from the settlement of a swap position as we have not historically incurred any termination payments upon settlement. These unrealized gains (losses) are included in interest expense in the accompanying condensed consolidated statements of operations.

The table below presents information regarding amounts measured at fair value in our condensed consolidated financial statements on a nonrecurring basis during the three months ended March 31, 2011 and 2010, all of which

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

were based, in part, on significant unobservable inputs classified within Level 3 of the valuation hierarchy (in thousands):

	Three Months Ended		Three Months Ended
	March 31, 2011		March 31, 2010
	Fair Value	Total	Fair Value	Total
	Measurement	Gain (Loss)	Measurement	Gain (Loss)

Real estate (impairments losses)(1)(3)	$7,639	$(3,014)	$29,335	$(7,225)
Real estate (newly consolidated)(2)(3)	—	—	117,083	236
Property debt (newly consolidated)(2)(4)	—	—	83,890	—

(1)	During the three months ended March 31, 2011 and 2010, we reduced the aggregate carrying amounts of $10.7 million and $36.0 million, respectively, for real estate assets classified as held for sale to their estimated fair value, less estimated costs to sell. These impairment losses recognized generally resulted from a reduction in the estimated holding period for these assets. In periods prior to their classification as held for sale, we evaluated the recoverability of their carrying amounts based on an analysis of the undiscounted cash flows over the anticipated expected holding period.

(2)	In connection with our adoption of revised accounting guidance regarding consolidation of VIEs and reconsideration events during the three months ended March 31, 2010, we consolidated 17 partnerships at fair value. With the exception of such partnerships’ investments in real estate properties and related non-recourse property debt obligations, we determined the carrying amounts of the related assets and liabilities approximated their fair values. The difference between our recorded investments in such partnerships and the fair value of the assets and liabilities recognized in consolidation resulted in an adjustment of consolidated partners’ capital (allocated between the Partnership and noncontrolling interests) for those partnerships consolidated in connection with our adoption of the revised accounting guidance for VIEs. For the partnerships we consolidated at fair value due to reconsideration events during the three months ended March 31, 2010, the difference between our recorded investments in such partnerships and the fair value of the assets, liabilities and noncontrolling interests recognized upon consolidation resulted in our recognition of a gain, which is included in gain on disposition of unconsolidated real estate and other in our condensed consolidated statement of operations for the three months ended March 31, 2010.

(3)	We estimate the fair value of real estate using income and market valuation techniques using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations.

(4)	Refer to the recurring fair value measurements table for an explanation of the valuation techniques we use to estimate the fair value of debt.

We believe that the aggregate fair value of our cash and cash equivalents, receivables, payables and short-term secured debt approximates their aggregate carrying amounts at March 31, 2011 and December 31, 2010, due to their relatively short-term nature and high probability of realization. We estimate fair value for our notes receivable and debt instruments using present value techniques that include income and market valuation approaches using observable inputs such as market rates for debt with the same or similar terms and unobservable inputs such as collateral quality and loan-to-value ratios on similarly encumbered assets. Because of the significance of unobservable inputs to these fair value measurements, we classify them within Level 3 of the fair value hierarchy. Present value calculations vary depending on the assumptions used, including the discount rate and estimates of future cash flows. In many cases, the fair value estimates may not be realizable in immediate settlement of the instruments. The estimated aggregate fair value of our notes receivable was approximately $118.7 million and $116.0 million at March 31, 2011 and December 31, 2010, respectively, as compared to their carrying amounts of $132.4 million and $127.6 million. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.6 billion at March 31, 2011 and December 31, 2010,

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

as compared to aggregate carrying amounts of $5.4 billion and $5.5 billion, respectively. The fair values of our derivative instruments at March 31, 2011 and December 31, 2010, are included in the table presented above.

Comprehensive Income or Loss

As discussed in the Derivative Financial Instruments section, we recognize changes in the fair value of our cash flow hedges as changes in accumulated other comprehensive loss within partners’ capital. Our consolidated comprehensive loss for the three months ended March 31, 2011 and 2010 totaled $27.0 million and $16.7 million, respectively, before the effects of noncontrolling interests.

Concentration of Credit Risk

Financial instruments that potentially could subject us to significant concentrations of credit risk consist principally of notes receivable and total rate of return swaps. Approximately $89.9 million of our notes receivable, or 1.2% of the carrying amount of our total assets, at March 31, 2011, are collateralized by 84 buildings with 1,596 residential units in the West Harlem area of New York City. There are no other significant concentrations of credit risk with respect to our notes receivable due to the large number of partnerships that are borrowers under the notes and the geographic diversification of the properties that serve as the primary source of repayment of the notes.

At March 31, 2011, we had total rate of return swap positions with two financial institutions totaling $165.3 million. We periodically evaluate counterparty credit risk associated with these arrangements. In the event either counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely impact our results of operations and operating cash flows. However, at the current time, we have concluded we do not have material exposure.

Income Taxes

In March 2008, we were notified by the Internal Revenue Service, or the IRS, that it intended to examine our 2006 Federal tax return. During June 2008, the IRS issued AIMCO-GP, Inc., our general and tax matters partner, a summary report including the IRS’s proposed adjustments to our 2006 Federal tax return. In addition, in May 2009, we were notified by the IRS that it intended to examine our 2007 Federal tax return. During November 2009, the IRS issued AIMCO-GP, Inc. a summary report including the IRS’s proposed adjustments to our 2007 Federal tax return. The matter is currently pending administratively before IRS Appeals and the IRS has made no determination.

We do not expect the 2006 or 2007 proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of operations.

Use of Estimates

The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ from those estimates.

NOTE 3 —	Real Estate Dispositions

Real Estate Dispositions (Discontinued Operations)

We are currently marketing for sale certain real estate properties that are inconsistent with our long-term investment strategy. At the end of each reporting period, we evaluate whether such properties meet the criteria to be classified as held for sale, including whether such properties are expected to be sold within 12 months. Additionally, certain properties that do not meet all of the criteria to be classified as held for sale at the balance sheet date may nevertheless be sold and included in discontinued operations in the subsequent 12 months; thus, the number of

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

properties that may be sold during the subsequent 12 months could exceed the number classified as held for sale. At March 31, 2011 and December 31, 2010, we had one and 13 properties, with an aggregate of 387 and 2,008 units, respectively, classified as held for sale. Amounts classified as held for sale in the accompanying condensed consolidated balance sheets are as follows (in thousands):

	March 31,	December 31,
	2011	2010

Real estate, net	$10,330	$43,485
Other assets	172	689

Assets held for sale	$10,502	$44,174

Property debt	$3,945	$27,255
Other liabilities	121	467

Liabilities related to assets held for sale	$4,066	$27,722

During the three months ended March 31, 2011 and 2010, we disposed of 12 properties with an aggregate of 1,621 units and 1,623 units, respectively. During the year ended December 31, 2010, we disposed of 51 consolidated properties with an aggregate of 8,189 units. For the three months ended March 31, 2011 and 2010, discontinued operations includes the results of operations for the periods prior to the date of disposition for all properties disposed of and for properties classified as held for sale as of March 31, 2011.

The following is a summary of the components of income from discontinued operations and the related amounts of income from discontinued operations attributable to the Partnership and to noncontrolling interests for the three months ended March 31, 2011 and 2010 (in thousands):

	Three Months Ended
	March 31,
	2011	2010

Rental and other property revenues	$1,983	$20,417
Property operating expenses	(1,560)	(12,714)
Depreciation and amortization	(539)	(4,776)
Provision for operating real estate impairment losses	(3,855)	(7,225)

Operating loss	(3,971)	(4,298)
Interest income	51	49
Interest expense	(301)	(3,126)

Loss before gain on dispositions of real estate and income tax	(4,221)	(7,375)
Gain on dispositions of real estate	7,718	26,339
Income tax (expense) benefit	(190)	1,209

Income from discontinued operations, net	$3,307	$20,173

Loss (income) from discontinued operations attributable to noncontrolling interests in consolidated real estate partnerships	$907	$(10,098)

Income from discontinued operations attributable to the Partnership	$4,214	$10,075

Gain on dispositions of real estate is reported net of incremental direct costs incurred in connection with the transactions, including any prepayment penalties incurred upon repayment of property loans collateralized by the properties being sold. Such prepayment penalties totaled $0.3 million and $0.6 million for the three months ended March 31, 2011 and 2010, respectively. We classify interest expense related to property debt within discontinued operations when the related real estate asset is sold or classified as held for sale.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In connection with properties sold or classified as held for sale during the three months ended March 31, 2011, we allocated $0.8 million of goodwill related to our conventional and affordable segments to the carrying amounts of the properties sold or classified as held for sale. Of these amounts, $0.6 million was recognized as a reduction of gain on dispositions of real estate and $0.2 million was recognized as an adjustment of impairment losses during the three months ended March 31, 2011. In connection with properties sold or classified as held for sale during the three months ended March 31, 2010, we allocated $1.3 million of goodwill related to our conventional and affordable segments to the carrying amounts of the properties sold or classified as held for sale. Of these amounts, $1.2 million was recognized as a reduction of gain on dispositions of real estate and $0.1 million was recognized as an adjustment of impairment losses during the three months ended March 31, 2010. The amounts of goodwill allocated to these properties were based on the relative fair values of the properties sold or classified as held for sale and the retained portions of the reporting units to which the goodwill was allocated.

NOTE 4 —	Other Significant Transactions

Issuance of Common OP Units to Aimco

During the three months ended March 31, 2011, Aimco sold 1.5 million shares of Class A Common Stock under its “at the market,” or ATM, offering program, generating $37.0 million of gross proceeds, or $36.3 million net of commissions. Aimco contributed the proceeds to us in exchange for an equivalent number of common OP Units. Sales of 375,000 of Aimco’s shares were initiated during the three months ended March 31, 2011, but settled during April. Similarly, our issuance to Aimco of an equivalent number of common OP Units occurred in April. Accordingly, for accounting purposes these common OP Units issued to Aimco were not reflected as issued and outstanding during the three months ended March 31, 2011, and the net proceeds of $9.1 million will be recognized in the subsequent period. We used the net proceeds primarily for corporate purposes.

Acquisitions of Noncontrolling Partnership Interests

During the three months ended March 31, 2011, we acquired the remaining noncontrolling limited partnership interests in six consolidated real estate partnerships that own nine properties and in which our affiliates serve as general partner, for a total cost of $6.1 million. We recognized the excess of the cost over the carrying amount of the noncontrolling interests acquired as an adjustment of partners’ capital. During the three months ended March 31, 2010, there were no comparable acquisitions of noncontrolling limited partnership interests.

NOTE 5 — Commitments and Contingencies

Commitments

We did not have any significant commitments related to our redevelopment activities at March 31, 2011. Additionally, we enter into certain commitments for future purchases of goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

We have committed to fund an additional $3.4 million in loans on certain unconsolidated properties in West Harlem in New York City. Additionally, in certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment of approximately $30.7 million and the assumption of $118.5 million in property debt. The obligor’s right to exercise the put depends upon the achievement of specified operating performance thresholds.

Aimco has an agreement that allows the holder of some of its Series A Community Reinvestment Act Preferred Stock, or the CRA Preferred Stock, to require Aimco to repurchase up to $20.0 million in liquidation preference of the CRA Preferred Stock at a 30% discount. If required, these additional repurchases will be for up to $10.0 million in liquidation preference in May 2011 and 2012. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our CRA Preferred Units held by Aimco. Based on the

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

holder’s ability to require Aimco to repurchase these amounts and our obligation to purchase from Aimco a corresponding number of CRA Preferred Units, the $20.0 million in liquidation preference of CRA Preferred Units, or the maximum redemption value of such preferred units, is classified within temporary capital in our condensed consolidated balance sheets at March 31, 2011 and December 31, 2010.

Tax Credit Arrangements

We are required to manage certain consolidated real estate partnerships in compliance with various laws, regulations and contractual provisions that apply to our historic and low-income housing tax credit syndication arrangements. In some instances, noncompliance with applicable requirements could result in projected tax benefits not being realized and require a refund or reduction of investor capital contributions, which are reported as deferred income in our consolidated balance sheet, until such time as our obligation to deliver tax benefits is relieved. The remaining compliance periods for our tax credit syndication arrangements range from less than one year to 15 years. We do not anticipate that any material refunds or reductions of investor capital contributions will be required in connection with these arrangements.

Legal Matters

In addition to the matters described below, we are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which are covered by our general liability insurance program, and none of which we expect to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Limited Partnerships

In connection with our acquisitions of interests in real estate partnerships, we are sometimes subject to legal actions, including allegations that such activities may involve breaches of fiduciary duties to the partners of such real estate partnerships or violations of the relevant partnership agreements. We may incur costs in connection with the defense or settlement of such litigation. We believe that we comply with our fiduciary obligations and relevant partnership agreements. During the three months ended March 31, 2011, we were contacted by attorneys who indicated that they intended to file a class action lawsuit against us alleging breach of fiduciary duty and other claims with respect to mergers completed earlier in 2011 in which we acquired the remaining noncontrolling interests in six consolidated real estate partnerships. Although the outcome of any litigation is uncertain, we do not expect any such legal actions to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership,

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operation and management of properties, we could potentially be responsible for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

We have determined that our legal obligations to remove or remediate certain potentially hazardous materials may be conditional asset retirement obligations, as defined in GAAP. Except in limited circumstances where the asset retirement activities are expected to be performed in connection with a planned construction project or property casualty, we believe that the fair value of our asset retirement obligations cannot be reasonably estimated due to significant uncertainties in the timing and manner of settlement of those obligations. Asset retirement obligations that are reasonably estimable as of March 31, 2011, are immaterial to our consolidated financial condition, results of operations and cash flows.

NOTE 6 —	Earnings (Loss) per Unit

We calculate earnings (loss) per unit based on the weighted average number of common OP Units, participating securities, common OP Unit equivalents and dilutive convertible securities outstanding during the period. We consider both common OP Units and High Performance Units, which have identical rights to distributions and undistributed earnings, to be common units for purposes of the earnings per unit data presented below. The following table illustrates the calculation of basic and diluted earnings (loss) per unit for the three months ended March 31, 2011 and 2010 (in thousands, except per unit data):

	Three Months Ended
	March 31,
	2011	2010

Numerator:
Loss from continuing operations	$(30,372)	$(36,721)
Loss (income) from continuing operations attributable to noncontrolling interests	6,398	(2,036)
Income attributable to the Partnership’s preferred unitholders	(14,127)	(14,615)
Income attributable to participating securities	(57)	—

Loss from continuing operations attributable to the Partnership’s common unitholders	$(38,158)	$(53,372)

Income from discontinued operations	$3,307	$20,173
Loss (income) from discontinued operations attributable to noncontrolling interests	907	(10,098)

Income from discontinued operations attributable to the Partnership’s common unitholders	$4,214	$10,075

Net loss	$(27,065)	$(16,548)
Net loss (income) attributable to noncontrolling interests	7,305	(12,134)
Income attributable to the Partnership’s preferred unitholders	(14,127)	(14,615)
Income attributable to participating securities	(57)	—

Net loss attributable to the Partnership’s common unitholders	$(33,944)	$(43,297)

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Three Months Ended
	March 31,
	2011	2010

Denominator:
Denominator for basic earnings per unit — weighted average number of common units outstanding
Common OP Units	123,433	122,060
High Performance Units	2,340	2,340

Total common units	125,773	124,400
Effect of dilutive securities:
Dilutive potential common units	—	—

Denominator for diluted earnings per unit	125,773	124,400

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.30)	$(0.43)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.03	0.08

Net loss attributable to the Partnership’s common unitholders	$(0.27)	$(0.35)

As of March 31, 2011 and 2010, the common unit equivalents that could potentially dilute basic earnings per unit in future periods totaled 6.9 million and 7.4 million, respectively. These securities represent options to purchase shares of Aimco Class A Common Stock, which, if exercised, would result in our issuance to Aimco of common OP Units corresponding to the number of shares purchased under the options. They have been excluded from the earnings (loss) per unit computations for the three months ended March 31, 2011 and 2010, because their effect would have been anti-dilutive. Participating securities, consisting of unvested restricted shares of Aimco Class A Common Stock and shares of Aimco Class A Common Stock purchased pursuant to officer loans, receive dividends similar to shares of Aimco Class A Common Stock and common OP Units and totaled 0.5 million and 0.6 million at March 31, 2011 and 2010, respectively. The effect of participating securities is included in basic and diluted earnings (loss) per unit computations for the periods presented above using the two-class method of allocating distributed and undistributed earnings.

Various classes of redeemable preferred OP Units are outstanding. Depending on the terms of each class, these preferred OP Units are convertible into common OP Units or redeemable for cash or, at our option, shares of Aimco Class A Common Stock, and are paid distributions varying from 1.8% to 8.8% per annum per unit, or equal to the dividends paid on Aimco Class A Common Stock based on the conversion terms. As of March 31, 2011, a total of 3.1 million preferred OP Units were outstanding with redemption values of $82.5 million and were potentially redeemable for approximately 3.2 million shares of Aimco Class A Common Stock (based on the period end market price), or cash at our option. We have a redemption policy that requires cash settlement of redemption requests for the preferred OP Units, subject to limited exceptions. The potential dilutive effect of these securities would have been antidilutive in the periods presented. Additionally, based on our cash redemption policy, they may also be excluded from future earnings (loss) per unit computations in periods during which their effect is dilutive.

NOTE 7 —	Business Segments

We have two reportable segments: conventional real estate operations and affordable real estate operations. Our conventional real estate operations consist of market-rate apartments with rents paid by the resident and included 218 properties with 68,645 units at March 31, 2011. Our affordable real estate operations consisted of 217

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

properties with 25,246 units at March 31, 2011, with rents that are generally paid, in whole or part, by a government agency.

Our chief executive officer, who is our chief operating decision maker, uses various generally accepted industry financial measures to assess the performance and financial condition of the business, including: Net Asset Value, which is the estimated fair value of our assets, net of liabilities and preferred units; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred unit redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss.

The following tables present the revenues, net operating income (loss) and income (loss) from continuing operations of our conventional and affordable real estate operations segments on a proportionate basis for the three months ended March 31, 2011 and 2010 (in thousands):

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Three Months Ended March 31, 2011:
Rental and other property revenues(2)	$210,458	$33,143	$33,137	$579	$277,317
Asset management and tax credit revenues	—	—	—	9,236	9,236

Total revenues	210,458	33,143	33,137	9,815	286,553

Property operating expenses(2)	81,408	13,989	15,253	15,434	126,084
Investment management expenses	—	—	—	3,031	3,031
Depreciation and amortization(2)	—	—	—	100,911	100,911
General and administrative expenses	—	—	—	11,125	11,125
Other expenses, net	—	—	—	3,928	3,928

Total operating expenses	81,408	13,989	15,253	134,429	245,079

Net operating income (loss)	129,050	19,154	17,884	(124,614)	41,474
Other items included in continuing operations	—	—	—	(71,846)	(71,846)

Income (loss) from continuing operations	$129,050	$19,154	$17,884	$(196,460)	$(30,372)

Three Months Ended March 31, 2010:
Rental and other property revenues(2)	$207,704	$31,317	$32,366	$737	$272,124
Asset management and tax credit revenues	—	—	—	4,701	4,701

Total revenues	207,704	31,317	32,366	5,438	276,825

Property operating expenses(2)	86,195	15,046	15,915	13,643	130,799
Investment management expenses	—	—	—	3,229	3,229

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Depreciation and amortization(2)	—	—	—	105,035	105,035
General and administrative expenses	—	—	—	11,736	11,736
Other expenses, net	—	—	—	2,273	2,273

Total operating expenses	86,195	15,046	15,915	135,916	253,072

Net operating income (loss)	121,509	16,271	16,451	(130,478)	23,753
Other items included in continuing operations	—	—	—	(60,474)	(60,474)

Income (loss) from continuing operations	$121,509	$16,271	$16,451	$(190,952)	$(36,721)

(1)	Represents adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the results of our consolidated properties, which are excluded from our measurement of segment performance but included in the related consolidated amounts, and our share of the results of operations of our unconsolidated real estate partnerships, which are included in our measurement of segment performance but excluded from the related consolidated amounts.

(2)	Proportionate property net operating income, our key measurement of segment profit or loss, excludes provision for operating real estate impairment losses, property management revenues (which are included in rental and other property revenues), property management expenses and casualty gains and losses (which are included in property operating expenses) and depreciation and amortization. Accordingly, we do not allocate these amounts to our segments.

For the three months ended March 31, 2011 and 2010, capital additions related to our conventional segment totaled $22.9 million and $26.1 million, respectively, and capital additions related to our affordable segment totaled $4.3 million and $9.5 million, respectively.

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Report contains or may contain information that is forward-looking, within the meaning of the federal securities laws, including, without limitation, statements regarding our ability to maintain current or meet projected occupancy, rental rates and property operating results and the effect of acquisitions and redevelopments. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation: financing risks, including the availability and cost of financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on its ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review our financial statements and the notes thereto, as well as the section entitled “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, and the other documents we file from time to time with the Securities and Exchange Commission. As used herein and except as the context otherwise requires, “we,” “our,” “us” and the “Company” refer to AIMCO Properties, L.P. (which we refer to as the Partnership) and the Partnership’s consolidated corporate subsidiaries and consolidated real estate partnerships, collectively.

Executive Overview

We are the operating partnership for Aimco, which is a self-administered and self-managed real estate investment trust, or REIT. Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets (as defined in Note 1 to the condensed consolidated financial statements in Item 1) with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred units.

Our owned real estate portfolio includes 218 conventional properties with 68,645 units and 217 affordable properties with 25,246 units. These conventional and affordable properties generated 87% and 13%, respectively, of our proportionate property net operating income (as defined below) during the three months ended March 31, 2011. For the three months ended March 31, 2011, our conventional portfolio monthly rents averaged $1,060 and provided 61% operating margins. These average rents increased from $1,052 for the three months ended December 31, 2010. During the three months ended March 31, 2011, on average, conventional new lease rates were 1.9% higher than expiring lease rates, compared to rates 0.9% higher than expiring lease rates in the three months ended December 31,

2010. During the three months ended March 31, 2011, conventional renewal rates were 3.0% higher than expiring lease rates, compared to rates that were 1.6% higher than expiring lease rates in the three months ended December 31, 2010.

Our geographic allocation strategy focuses on the 20 largest markets in the United States to reduce volatility in and our dependence on particular areas of the country. We believe these markets are deep, relatively liquid and possess desirable long-term growth characteristics. They are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. We may also invest in other markets on an opportunistic basis.

Our portfolio strategy also focuses on asset type and quality. Our target allocation of capital to conventional and affordable properties is 90% and 10%, respectively, of our total property Net Asset Value, which is the estimated fair value of our assets, net of liabilities and preferred units. Our conventional and affordable properties comprised approximately 89% and 11%, respectively, of our total property Net Asset Value, at March 31, 2011.

For conventional assets, we focus on the ownership of primarily B/B+ assets. Refer to Note 1 to the condensed consolidated financial statements in Item 1 for an explanation of our rating system for measuring asset quality. We upgrade the quality of our portfolio through the sale of assets with lower projected returns, which are often in markets less desirable than our target markets, and reinvest these proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, through increased ownership or redevelopment. We prefer the redevelopment of select properties in our existing portfolio to ground-up development, as we believe it provides superior risk adjusted returns with lower volatility. During the three months ended March 31, 2011, we increased our allocation of capital to our target markets by disposing of two conventional properties located outside of our target markets, by investing $3.8 million to increase our ownership in nine conventional properties owned through consolidated real estate partnerships, and by investing $4.9 million in redevelopment of conventional properties included in continuing operations. During the three months ended March 31, 2011, we also disposed of ten affordable properties.

Our leverage strategy focuses on increasing financial returns while minimizing risk. At March 31, 2011, approximately 86% of our leverage consisted of property-level, non-recourse, long-dated, fixed-rate, amortizing debt and 13% consisted of perpetual preferred units, a combination which helps to limit our refunding and re-pricing risk. At March 31, 2011, we had no outstanding corporate level debt. Our leverage strategy limits refunding risk on our property-level debt. At March 31, 2011, the weighted average maturity of our property-level debt was 8.0 years, with 0.3% of our debt maturing during the remainder of 2011 and on average approximately 6.7% maturing in each of 2012, 2013, 2014 and 2015. Long duration, fixed-rate liabilities provide a hedge against increases in interest rates and inflation. Approximately 93% of our property-level debt is fixed-rate. We continue to focus on refinancing our property debt maturing during the period from 2012 through 2015, to extend maturities and lock in current low interest rates.

As of March 31, 2011, we had the capacity to borrow $263.4 million pursuant to our $300.0 million credit facility (after giving effect to $36.6 million outstanding for undrawn letters of credit). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions.

The key financial indicators that we use in managing our business and in evaluating our financial condition and operating performance are: Net Asset Value; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred unit redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Funds From Operations represents net income or loss, computed in accordance with accounting principles generally accepted in the United States of America, or GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The key macro-economic factors and non-financial indicators that affect our financial condition and operating performance are: household formations; rates of job growth; single-family and multifamily housing starts; interest rates; and availability and cost of financing.

Because our operating results depend primarily on income from our properties, the supply and demand for apartments influences our operating results. Additionally, the level of expenses required to operate and maintain our properties and the pace and price at which we redevelop, acquire and dispose of our apartment properties affect our operating results. Our cost of capital is affected by the conditions in the capital and credit markets and the terms that we negotiate for our equity and debt financings.

Highlights of our results of operations for the three months ended March 31, 2011, are summarized below:

•	Total Same Store revenues and expenses for the three months ended March 31, 2011, increased by 2.1% and decreased by 6.8%, respectively, as compared to the three months ended March 31, 2010, resulting in an 8.5% increase in net operating income.

•	Average daily occupancy for our Conventional Same Store properties remained high at 96.4% for the three months ended March 31, 2011.

•	Conventional Same Store revenues and expenses for the three months ended March 31, 2011, increased by 1.6% and decreased by 6.6%, respectively, as compared to the three months ended March 31, 2010, resulting in a 7.2% increase in net operating income.

•	As part of our leverage strategy we continued to focus on the refinancing of near term property debt maturities. We refinanced $287.9 million of property debt scheduled to mature during 2011 through 2015 with new property debt totaling $263.3 million and with terms ranging from seven to ten years, resulting in net repayments of $26.7 million (of which our share was $16.5 million).

•	General and administrative expenses decreased by 5% during the three months ended March 31, 2011, as compared to the three months ended March 31, 2010.

•	As part of our effort to simplify our business, we resigned from our role as asset manager and property manager for approximately 100 properties with approximately 11,400 units.

The following discussion and analysis of the results of our operations and financial condition should be read in conjunction with the accompanying condensed consolidated financial statements in Item 1.

Results of Operations

Overview

Three months ended March 31, 2011 compared to March 31, 2010

We reported net loss attributable to the Partnership of $19.8 million and net loss attributable to the Partnership’s common unitholders of $33.9 million for the three months ended March 31, 2011, compared to net loss attributable to the Partnership of $28.7 million and net loss attributable to the Partnership’s common unitholders of $43.3 million for the three months ended March 31, 2010, decreases in losses of $8.9 million and $9.4 million, respectively.

These decreases in net loss were principally due to the following items, all of which are discussed in further detail below:

•	an increase in net operating income of our properties included in continuing operations, reflecting improved operations;

•	an increase in asset management and tax credit revenues, primarily due to reductions of revenue recognized during 2010 (explained further below); and

•	a decrease in income from discontinued operations allocated to noncontrolling interests in consolidated real estate partnerships, primarily due to their share of the decrease in gains on disposition of consolidated real estate properties discussed below.

The effects of these items on our operating results were partially offset by a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to fewer property sales in 2011 as compared to 2010.

The following paragraphs discuss these and other items affecting the results of our operations in more detail.

Real Estate Operations

Our real estate portfolio is comprised of two business components: conventional real estate operations and affordable real estate operations, which also represent our two reportable segments. Our conventional real estate portfolio consists primarily of market-rate apartments with rents paid by the resident and includes 218 properties with 68,645 units. Our affordable real estate portfolio consists of 217 properties with 25,246 units, with rents that are generally paid, in whole or part, by a government agency. Our conventional and affordable properties contributed 87% and 13%, respectively, of proportionate property net operating income during the three months ended March 31, 2011.

In accordance with GAAP, we consolidate certain properties in which we hold an insignificant economic interest and in some cases we do not consolidate other properties in which we have a significant economic interest. Due to the diversity of our economic ownership interests in our properties, our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss. Accordingly, the results of operations of our conventional and affordable segments discussed below are presented on a proportionate basis.

We exclude property management revenues and expenses and casualty related amounts from our definition of proportionate property operating income and therefore from our assessment of segment performance. Accordingly, these items are not included in the following discussion of our segment results. The effects of these items on our real estate operations results are discussed below on a consolidated basis, that is, before adjustments for noncontrolling interests or our interests in unconsolidated real estate partnerships.

The tables and discussions below reflect the proportionate results of our conventional and affordable segments and the consolidated results related to our real estate operations not allocated to segments for the three months ended March 31, 2011 and 2010 (in thousands). The tables and discussions below exclude the results of operations for properties included in discontinued operations as of March 31, 2011. Refer to Note 7 in the condensed consolidated financial statements in Item 1 for further discussion regarding our reportable segments, including a reconciliation of these proportionate amounts to consolidated rental and other property revenues and property operating expenses.

Conventional Real Estate Operations

Our conventional segment consists of conventional properties we classify as same store, redevelopment and other conventional properties. Same store properties are properties we manage and that have reached and maintained a stabilized level of occupancy (greater than 90%) during the current and prior year comparable period. Redevelopment properties are those in which a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or for which other significant non-unit renovations are underway or have been complete for less than one year. Other conventional properties may include conventional properties that have significant rent control restrictions, acquisition properties, university housing properties and properties that are not multifamily, such as commercial properties or fitness centers.

During the three months ended March 31, 2011, in addition to properties reclassified into discontinued operations, two properties with 551 units that were previously classified as redevelopment properties met the requirements to be moved into same store and two properties with 1,061 units experienced significant casualty losses and were moved from same store into the other conventional classification.

	Three Months Ended March 31,
	2011	2010	$ Change	% Change

Rental and other property revenues:
Conventional same store	$189,257	$186,259	$2,998	1.6%
Other Conventional	21,201	21,445	(244)	(1.1)%

Total	210,458	207,704	2,754	1.3%

Property operating expenses:
Conventional same store	70,810	75,803	(4,993)	(6.6)%
Other Conventional	10,598	10,392	206	2.0%

Total	81,408	86,195	(4,787)	(5.6)%

Property net operating income:
Conventional same store	118,447	110,456	7,991	7.2%
Other Conventional	10,603	11,053	(450)	(4.1)%

Total	$129,050	$121,509	$7,541	6.2%

For the three months ended March 31, 2011, as compared to 2010, our conventional segment’s proportionate property net operating income increased $7.5 million, or 6.2%.

Conventional same store net operating income increased by $8.0 million. This increase was partially attributable to a $3.0 million increase in revenue, primarily due to a 40 basis point increase in average physical occupancy and higher average rent (approximately $6 per unit), in addition to an increase in miscellaneous income. Rental rates on new leases transacted during the three months ended March 31, 2011, were 1.9% higher than expiring lease rates and renewal rates were 3.0% higher than expiring lease rates. The increase in same store net operating income was also attributable to a $5.0 million decrease in expense primarily due to reductions in personnel and related costs and marketing expenses and a reduction in real estate tax expense resulting from lower assessed values. Our other conventional net operating income (which includes conventional redevelopment properties) decreased by $0.5 million, due to a decrease in revenue of approximately $0.2 million and an increase in expense of $0.2 million.

Affordable Real Estate Operations

Our affordable segment consists of properties we classify as same store or other (primarily redevelopment properties). Our criteria for classifying affordable properties as same store or redevelopment are consistent with those for our conventional properties described above. During the three months ended March 31, 2011, the only population changes related to our affordable same store portfolio related to properties sold or classified as held for sale and the results of their operations for the periods presented are included in discontinued operations.

	Three Months Ended March 31,
	2011	2010	$ Change	% Change

Rental and other property revenues:
Affordable same store	$29,540	$28,006	$1,534	5.5%
Other Affordable	3,603	3,311	292	8.8%

Total	33,143	31,317	1,826	5.8%

Property operating expenses:
Affordable same store	12,486	13,533	(1,047)	(7.7)%
Other Affordable	1,503	1,513	(10)	(0.7)%

Total	13,989	15,046	(1,057)	(7.0)%

Property net operating income:
Affordable same store	17,054	14,473	2,581	17.8%
Other Affordable	2,100	1,798	302	16.8%

Total	$19,154	$16,271	$2,883	17.7%

The proportionate property net operating income of our affordable segment increased $2.9 million, or 17.7%, during the three months ended March 31, 2011, as compared to 2010. Affordable same store net operating income increased by $2.6 million, consisting of a $1.5 million increase in revenue and a $1.1 million decrease in expense. Affordable same store revenue increased partially due to retroactive rent increases awarded in 2011 under government subsidy programs at certain of our affordable properties, $0.2 million of which relates to previous years, and due to higher average rent ($29 per unit) and higher average physical occupancy (39 basis points) at our affordable same store properties. Affordable same store expenses decreased primarily due to a reduction in real estate tax expense resulting from lower assessed values. Approximately $0.7 million of this reduction in real estate tax expense relates to property revaluations associated with 2010 and prior tax years. The increase in affordable proportionate property net operating income was also due to higher net operating income of our other affordable properties of $0.3 million.

Non-Segment Real Estate Operations

Real estate operations net operating income amounts not attributed to our conventional or affordable segments include property management revenues and expenses and casualty losses, reported in consolidated amounts, which we do not allocate to our conventional or affordable segments for purposes of evaluating segment performance (see Note 7 to the condensed consolidated financial statements in Item 1).

For the three months ended March 31, 2011, as compared to 2010, property management revenues decreased by $0.2 million, from $0.8 million to $0.6 million, primarily due to a reduction in the number of properties managed for third parties. For the three months ended March 31, 2011, as compared to 2010, property operating expenses not allocated to our conventional or affordable segments, including property management expenses and casualty losses, increased by $1.8 million. Casualty losses increased by $3.1 million, from $1.8 million to $4.9 million, primarily due to a $3.5 million loss incurred during 2011 from severe snow storms in the Northeast which damaged several properties. This increase in losses was partially offset by a $1.3 million decrease in property management expenses, from $11.9 million to $10.6 million, primarily due a reduction in personnel and related expenses.

Asset Management and Tax Credit Revenues

We perform activities and services for consolidated and unconsolidated real estate partnerships, including portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions and dispositions. These activities are conducted in part by our taxable subsidiaries, and the related net operating income may be subject to income taxes.

For the three months ended March 31, 2011, compared to the three months ended March 31, 2010, asset management and tax credit revenues increased $4.5 million. This increase is partially attributable to reductions of asset management and tax credit revenues recognized during 2010 for which no corresponding reductions were recognized in 2011, including a $2.4 million write off of syndication fees receivable we determined were uncollectible and a $0.9 million reversal of promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures, in connection with our sale of a property from a consolidated joint venture that reduced the cumulative promote income earned.

Asset management and tax credit revenues also increased during the three months ended March 31, 2011, as compared to the three months ended March 31, 2010, primarily due to our recognition of $1.3 million of asset management fees in connection with a transaction with the principals of a portfolio of properties for which we provided asset management and other services. As part of our ongoing effort to simplify our business, we resigned from our role providing asset or property management services for approximately 100 properties and we agreed to receive a reduced payment on asset management and other fees owed to us, a portion of which was not previously recognized based on concerns regarding collectibility. We received cash and notes receivable that are guaranteed by a principal in the portfolio and that have a security interest in distributable proceeds from the sale of certain properties in the portfolio.

Investment Management Expenses

Investment management expenses consist primarily of the costs of personnel who perform asset management and tax credit activities. For the three months ended March 31, 2011, compared to the three months ended March 31, 2010, investment management expenses decreased $0.2 million. This decrease is primarily due to a reduction in personnel and related costs.

Depreciation and Amortization

For the three months ended March 31, 2011, compared to the three months ended March 31, 2010, depreciation and amortization decreased $4.1 million, or 3.9%. This decrease was primarily due to non-real estate assets that became fully depreciated in 2010.

General and Administrative Expenses

For the three months ended March 31, 2011, compared to the three months ended March 31, 2010, general and administrative expenses decreased $0.6 million, or 5.2%. This decrease is primarily attributable to net reductions in personnel and related expenses.

Other Expenses, Net

Other expenses, net includes franchise taxes, risk management activities, partnership administration expenses and certain non-recurring items.

For the three months ended March 31, 2011, compared to the three months ended March 31, 2010, other expenses, net increased by $1.7 million, primarily due to a $2.0 million reimbursement during 2010 of costs associated with certain litigation matters for which there was no comparable activity in 2011.

Interest Income

Interest income consists primarily of interest on notes receivable from non-affiliates and unconsolidated real estate partnerships, interest on cash and restricted cash accounts, and accretion of discounts on certain notes receivable from unconsolidated real estate partnerships. Transactions that result in accretion may occur infrequently and thus accretion income may vary from period to period.

For the three months ended March 31, 2011, compared to the three months ended March 31, 2010, interest income decreased by $1.0 million, or 27.9%. This decrease is primarily due to accretion income recognized in 2010 with no similar accretion recognized in 2011.

Interest Expense

For the three months ended March 31, 2011, compared to the three months ended March 31, 2010, interest expense, which includes the amortization of deferred financing costs, decreased by $1.3 million, or 1.7%. This decrease was primarily attributable to a reduction in prepayment penalties due to fewer properties refinanced in 2011 as compared to 2010, and a decrease in corporate interest expense due to the repayment of our term loan in July 2010.

Equity in (Losses) Earnings of Unconsolidated Real Estate Partnerships

Equity in (losses) earnings of unconsolidated real estate partnerships includes our share of net earnings or losses of our unconsolidated real estate partnerships, and may include impairment losses, gains or losses on the disposition of real estate assets or depreciation expense, which generally exceeds the net operating income recognized by such unconsolidated partnerships.

For the three months ended March 31, 2011, we recognized equity in losses of unconsolidated real estate partnerships of $1.6 million as compared to equity in earnings of unconsolidated real estate partnerships of $9.2 million for the three months ended March 31, 2010. The increase in losses related primarily to our reversal during 2010 of approximately $11.2 million of excess equity in losses recognized by certain of our consolidated partnerships in prior years. These losses were attributed to the noncontrolling interests in the consolidated partnerships that hold such investments and accordingly the losses and related reversal had no significant effect on net loss attributable to Aimco during these periods.

Income Tax Benefit

In conjunction with Aimco’s UPREIT structure, certain of our operations or a portion thereof, including property management, asset management and risk management are conducted through taxable subsidiaries. Income taxes related to the results of continuing operations of our taxable subsidiaries are included in income tax benefit in our consolidated statements of operations.

For the three months ended March 31, 2011, compared to the three months ended March 31, 2010, income tax benefit decreased by $1.1 million, primarily due to decreases in losses of our taxable subsidiaries.

Income from Discontinued Operations, Net

The results of operations for properties sold during the period or designated as held for sale at the end of the period are generally required to be classified as discontinued operations for all periods presented. The components of net earnings that are classified as discontinued operations include all property-related revenues and operating expenses, depreciation expense recognized prior to the classification as held for sale, property-specific interest expense and debt extinguishment gains and losses to the extent there is secured debt on the property. In addition, any impairment losses on assets held for sale and the net gain or loss on the eventual disposal of properties held for sale are reported in discontinued operations.

For the three months ended March 31, 2011 and 2010, income from discontinued operations totaled $3.3 million and $20.2 million, respectively. The $16.9 million decrease in income from discontinued operations was principally due to a $19.9 million decrease in gain on dispositions of real estate, net of income taxes, partially offset by a $2.8 million decrease in interest expense and a $0.3 million decrease in operating loss (inclusive of a $3.4 million decrease in real estate impairment losses).

During the three months ended March 31, 2011, we disposed of 12 consolidated properties for gross proceeds of $28.9 million and net proceeds of $11.3 million, resulting in a net gain of approximately $7.5 million (which is net of $0.2 million of related income taxes). During the three months ended March 31, 2010, we sold 12 consolidated properties for gross proceeds of $82.6 million and net proceeds of $21.1 million, resulting in a net gain of approximately $27.4 million (which includes $1.1 million of related income taxes). The weighted average net operating income capitalization rates for our conventional and affordable property sales, which are calculated using the trailing twelve month net operating income prior to sale, less a 3.5% management fee, divided by gross proceeds, were 9.7% and 10.3%, respectively, for 2011 sales, and 8.3% and 10.5%, respectively, for 2010 sales.

For the three months ended March 31, 2011 and 2010, income from discontinued operations includes the operating results of the properties sold or classified as held for sale as of March 31, 2011.

Changes in the level of gains recognized from period to period reflect the changing level of our disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period (see Note 3 to the condensed consolidated financial statements in Item 1 for additional information on discontinued operations).

Noncontrolling Interests in Consolidated Real Estate Partnerships

Noncontrolling interests in consolidated real estate partnerships reflects the non-Aimco partners’, or noncontrolling partners’, share of operating results of consolidated real estate partnerships, as well as the noncontrolling partners’ share of property management fees, interest on notes and other amounts that we charge to such partnerships.

For the three months ended March 31, 2011, we allocated net losses of $7.3 million to noncontrolling interests in consolidated real estate partnerships, as compared to $12.1 million of net income allocated to these noncontrolling interests during the three months ended March 31, 2010, or a variance of $19.4 million. This change was primarily due to an $11.0 million decrease in the noncontrolling interest partners’ share of income from discontinued operations, which decreased primarily due to a reduction in gains on the dispositions of real estate in 2011 as compared to 2010, and the noncontrolling interests’ share of a reversal during 2010 of approximately $11.2 million of excess equity in losses recognized in prior years, for which there was no comparable activity in 2011.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with GAAP, which requires us to make estimates and assumptions. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

From time to time, we have non-revenue producing properties that we hold for future redevelopment. We assess the recoverability of the carrying amount of these redevelopment properties by comparing our estimate of undiscounted future cash flows based on the expected service potential of the redevelopment property upon completion to the carrying amount. In certain instances, we use a probability-weighted approach to determine our estimate of undiscounted future cash flows when alternative courses of action are under consideration.

Real estate investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our real estate investments. These factors include:

•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Any adverse changes in these and other factors could cause an impairment of our long-lived assets, including real estate and investments in unconsolidated real estate partnerships. During the next twelve months, we expect to market for sale certain real estate properties that are inconsistent with our long-term investment strategy. For any properties that are sold or meet the criteria to be classified as held for sale during the next twelve months, the reduction in the estimated holding period for these assets or the requirement to reduce the carrying amounts of properties that become held for sale by the estimated costs to sell the assets may result in additional impairment losses.

Based on periodic tests of recoverability of long-lived assets, for the three months ended March 31, 2011 and 2010, we recorded no impairment losses related to properties to be held and used. During the three months ended March 31, 2011 and 2010, we recognized impairment losses of $3.9 million and $7.2 million, respectively, for properties included in discontinued operations, primarily due to reductions in the estimated holding periods for assets sold during these periods or our reduction of the carrying amounts of assets that were classified as held for sale by the estimated costs to sell the assets.

Other assets in our condensed consolidated balance sheet in Item 1 include $66.2 million of goodwill related to our conventional and affordable reportable segments as of March 31, 2011. We annually evaluate impairment of intangible assets using an impairment test that compares the fair value of the reporting units with the carrying amounts, including goodwill. We performed our last annual impairment analysis in 2010 and concluded no impairment was necessary. We will perform our next impairment analysis during the three months ending September 30, 2011 and do not anticipate recognizing an impairment of goodwill in connection with this analysis. As further discussed in Note 3 to the condensed consolidated financial statements in Item 1, we allocate goodwill to real estate properties when they are sold or classified as held for sale, based on the relative fair values of these properties and the retained properties in each reportable segment.

Notes Receivable and Interest Income Recognition

Notes receivable from unconsolidated real estate partnerships and from non-affiliates represent our two portfolio segments (as defined in FASB ASC Topic 310) that we use to evaluate for potential loan loss. Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from non-affiliates have stated maturity dates and may require current payments of principal and interest. Repayment of our notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes”; and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the notes, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

Provision for Losses on Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize provisions for losses on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the provision to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the provision is measured by discounting the estimated cash flows at the loan’s original effective interest rate.

During the three months ended March 31, 2011 and 2010, we recognized net provisions for losses on notes receivable of less than $0.1 million and $0.4 million, respectively. We will continue to evaluate the collectibility of these notes, and we will adjust related allowances in the future due to changes in market conditions and other factors.

Capitalized Costs

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses. For the three months ended March 31, 2011 and 2010, for continuing and discontinued operations, we capitalized $3.1 million and $2.9 million of interest costs, respectively, and $6.5 million and $6.7 million of site payroll and indirect costs, respectively.

For the three months ended March 31, 2011 and 2010, for continuing and discontinued operations, we capitalized $3.1 million and $2.9 million of interest costs, respectively, and $6.5 million and $6.7 million of site payroll and indirect costs, respectively.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations. Our primary source of liquidity is cash flow from our operations. Additional sources are proceeds from property sales, proceeds from refinancings of existing property loans, borrowings under new property loans and borrowings under our revolving credit facility.

Our principal uses for liquidity include normal operating activities, payments of principal and interest on outstanding property debt, capital expenditures, distributions paid to unitholders and distributions paid to noncontrolling interest partners and acquisitions of, and investments in, properties. We use our cash and cash equivalents and our cash provided by operating activities to meet short-term liquidity needs. In the event that our cash and cash equivalents and cash provided by operating activities are not sufficient to cover our short-term liquidity needs, we have additional means, such as short-term borrowing availability and proceeds from property sales and refinancings, to help us meet our short-term liquidity needs. We may use our revolving credit facility for general corporate purposes and to fund investments on an interim basis. We expect to meet our long-term liquidity requirements, such as debt maturities and property acquisitions, through long-term borrowings, primarily secured, the issuance of equity securities (including OP Units), the sale of properties and cash generated from operations.

The availability of credit and its related effect on the overall economy may affect our liquidity and future financing activities, both through changes in interest rates and access to financing. Currently, interest rates are low compared to historical levels, many lenders have reentered the market, and the CMBS market is showing signs of recovery. However, any adverse changes in the lending environment could negatively affect our liquidity. We believe we mitigate this exposure through our continued focus on reducing our short and intermediate term maturity risk, by refinancing such loans with long-dated, fixed-rate property loans. If property financing options become unavailable for our debt needs, we may consider alternative sources of liquidity, such as reductions in certain capital spending or proceeds from asset dispositions.

As further discussed in Item 3, Quantitative and Qualitative Disclosures About Market Risk, we are subject to interest rate risk associated with certain variable rate liabilities and preferred units. At March 31, 2011, we estimate that a 1.0% increase in 30-day LIBOR with constant credit risk spreads would reduce our net income (or increase our net loss) attributable to the Partnership’s common unitholders by approximately $3.4 million, or $0.03 per common unit, on an annual basis. The effect of an increase in 30-day LIBOR may be mitigated by the effect of our variable rate assets.

As further discussed in Note 2 to our condensed consolidated financial statements in Item 1, we use total rate of return swaps as a financing product to lower our cost of borrowing through conversion of fixed-rate debt to variable-rates. The cost of financing through these arrangements is generally lower than the fixed rate on the debt. As of March 31, 2011, we had total rate of return swap positions with two financial institutions with notional amounts totaling $165.3 million. Swaps with notional amounts of $151.1 million and $14.2 million have maturity dates in May 2012 and October 2012, respectively. During the three months ended March 31, 2011, we received net cash receipts of $4.5 million under the total return swaps, which positively affected our liquidity. To the extent interest rates increase above the fixed rates on the underlying borrowings, our obligations under the total return swaps will negatively affect our liquidity.

During 2011 and 2010, we refinanced certain of the underlying borrowings subject to total rate of return swaps with long-dated, fixed-rate property debt, and we expect to do the same with certain of the underlying borrowings in the remainder of 2011. The average effective interest rate associated with our borrowings subject to the total rate of return swaps was 1.8% at March 31, 2011. To the extent we are successful in refinancing additional of the borrowings subject to the total rate of return swaps during the remainder of 2011, we anticipate the interest cost associated with these borrowings will increase, which would negatively affect our liquidity.

We periodically evaluate counterparty credit risk associated with these arrangements. In the event a counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely affect our liquidity. However, at the current time, we have concluded we do not have material exposure.

The total rate of return swaps require specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline or if we sell properties in the collateral pool with low loan-to-value ratios, certain of our consolidated subsidiaries have an obligation to pay down the debt or provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows. The obligation to provide collateral is limited to these subsidiaries and is non-recourse to us. At March 31, 2011, these subsidiaries had provided $6.2 million of cash collateral pursuant to the swap agreements to satisfy the loan-to-value requirements.

As of March 31, 2011, the amount available under our revolving credit facility was $263.4 million (after giving effect to $36.6 million outstanding for undrawn letters of credit issued under the revolving credit facility).

At March 31, 2011, we had $81.4 million in cash and cash equivalents, a decrease of $30.0 million from December 31, 2010. At March 31, 2011, we had $199.2 million of restricted cash, a decrease of $1.8 million from December 31, 2010. Restricted cash primarily consists of reserves and escrows held by lenders for bond sinking funds, capital additions, property taxes and insurance. In addition, cash, cash equivalents and restricted cash are held by partnerships that are not presented on a consolidated basis. The following discussion relates to changes in cash due to operating, investing and financing activities, which are presented in our condensed consolidated statements of cash flows in Item 1.

Operating Activities

For the three months ended March 31, 2011, our net cash provided by operating activities of $27.7 million was primarily related to operating income from our consolidated properties, which is affected primarily by rental rates, occupancy levels and operating expenses related to our portfolio of properties, in excess of payments of operating accounts payable and accrued liabilities. Cash provided by operating activities for the three months ended March 31, 2011 increased by $0.9 million as compared to the three months ended March 31, 2010, primarily due to an increase in net operating income of our properties.

Investing Activities

For the three months ended March 31, 2011, our net cash used in investing activities of $1.0 million consisted primarily of capital expenditures, substantially offset by proceeds from disposition of real estate and capital improvement escrows released in connection with refinancing of the related property debt.

Although we hold all of our properties for investment, we sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment when compared to alternative uses for our capital. During the three months ended March 31, 2011, we disposed of 12 consolidated properties for an aggregate sales price of $28.9 million, generating proceeds totaling $26.2 million, after the payment of transaction costs and debt prepayment penalties. The $26.2 million is inclusive of debt assumed by buyers. Net cash proceeds from property sales were used primarily to repay property debt and for other corporate purposes.

Capital expenditures totaled $30.2 million during the three months ended March 31, 2011, and consisted primarily of Capital Replacements and Capital Improvements, and, to a lesser extent, spending for redevelopment projects and casualties. Capital Replacements represent the share of capital additions that are deemed to replace the consumed portion of acquired capital assets and Capital Improvements represent non-redevelopment capital additions that are made to enhance the value of capital assets.

Financing Activities

For the three months ended March 31, 2011, net cash used in financing activities of $56.7 million was primarily attributed to debt principal payments, distributions paid to common and preferred unitholders and distributions to noncontrolling interests. Proceeds from property loans and our issuance of common OP Units to Aimco partially offset the cash outflows.

Property Debt

At March 31, 2011 and December 31, 2010, we had $5.4 billion and $5.5 billion, respectively, in consolidated property debt outstanding, which included $3.9 million and $27.3 million, respectively, of property debt classified within liabilities related to assets held for sale. During the three months ended March 31, 2011, we refinanced $337.9 million of property loans on nine properties and closed a new loan on one property, generating $321.2 million of proceeds from borrowings with a weighted average interest rate of 4.44%. After payment of transaction costs and distributions to limited partners, these refinancing resulted in a $10.4 million net use of cash, which we funded using proceeds from property sales and available cash. We intend to continue to refinance property debt primarily as a means of extending current and near term maturities and to finance certain capital projects.

Credit Facility

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement. The Credit Agreement consists of $300.0 million of revolving loan commitments. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for one year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments.

The amount available under the revolving credit facility at March 31, 2011, was $263.4 million (after giving effect to $36.6 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally used to fund working capital and for other corporate purposes.

Our Credit Agreement requires us to satisfy covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges of 1.40:1 and 1.20:1, respectively. For the twelve months ended March 31, 2011, as calculated based on the provisions in our Credit Agreement, we had a ratio of earnings before interest, taxes and depreciation and amortization to debt service of 1.58:1 and a ratio of earnings to fixed charges of 1.34:1. We expect to remain in compliance with these covenants during the next twelve months. In the first quarter 2012, the covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges required by our Credit Agreement will increase to 1.50:1 and 1.30:1, respectively.

Partners’ Capital Transactions

During the three months ended March 31, 2011, we paid cash distributions totaling $14.1 million and $15.3 million to preferred unitholders and common unitholders, respectively. During the three months ended March 31, 2011, we paid cash distributions of $8.9 million to noncontrolling interests in consolidated real estate partnerships, primarily related to property sales during 2011 and late 2010.

During the three months ended March 31, 2011, Aimco sold 1.5 million shares of Class A Common Stock under its “at the market,” or ATM, offering program, generating $37.0 million of gross proceeds, or $36.3 million net of commissions. Aimco contributed the proceeds to us in exchange for an equivalent number of common OP Units. Sales of 375,000 of Aimco’s shares were initiated during the three months ended March 31, 2011, but settled during April. Similarly, our issuance to Aimco of an equivalent number of common OP Units occured in April. Accordingly, for accounting purposes these common OP Units issued to Aimco were not reflected as issued and outstanding during the three months ended March 31, 2011, and the net proceeds of $9.1 million will be recognized in the subsequent period. We used the net proceeds primarily for corporate purposes.

Pursuant to Aimco’s ATM offering program, Aimco may issue up to 4.9 million additional shares of its Class A Common Stock. Additionally, we and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

Future Capital Needs

We expect to fund any future acquisitions, redevelopment projects, Capital Improvements and Capital Replacements principally with proceeds from property sales (including tax-free exchange proceeds), short-term borrowings, debt and equity financing (including tax credit equity) and operating cash flows.

ITEM 3.	Quantitative and Qualitative Disclosures About Market Risk

Our primary market risk exposure relates to changes in base interest rates, credit risk spreads and availability of credit. We are not subject to any other material market rate or price risks. We use predominantly long-term, fixed-rate non-recourse property debt in order to avoid the refunding and repricing risks of short-term borrowings. We use short-term debt financing and working capital primarily to fund short-term uses and acquisitions and generally expect to refinance such borrowings with cash from operating activities, property sales proceeds, long-term debt or equity financings. We use total rate-of-return swaps to obtain the benefit of variable rates on certain of our fixed-rate debt instruments. We make limited use of other derivative financial instruments and we do not use them for trading or other speculative purposes.

We had $361.5 million of floating rate debt and $57.0 million of floating rate preferred OP Units outstanding at March 31, 2011. Of the total floating rate debt, the major components were floating rate tax-exempt bond financing ($280.5 million) and floating rate secured notes ($72.5 million). Floating rate tax-exempt bond financing is benchmarked against the SIFMA rate, which since 1991 has averaged 76% of the 30-day LIBOR rate. If this historical relationship continues, we estimate that an increase in 30-day LIBOR of 100 basis points (76 basis points for tax-exempt interest rates) with constant credit risk spreads would result in net income and net income attributable to the Partnership’s common unitholders being reduced (or the amounts of net loss and net loss attributable to the Partnership’s common unitholders being increased) by $3.0 million and $3.4 million, respectively, on an annual basis.

At March 31, 2011, we had approximately $413.0 million in cash and cash equivalents, restricted cash and notes receivable, a portion of which bear interest at variable rates, and which may mitigate the effect of an increase in variable rates on our variable-rate indebtedness and preferred units discussed above.

The estimated aggregate fair value and carrying amount of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.6 billion and $5.4 billion, respectively at March 31, 2011. If market rates for our fixed-rate debt were higher by 1.0% with constant credit risk spreads, the estimated fair value of our debt discussed above would decrease from $5.6 billion to $5.3 billion. If market rates for our debt discussed above were lower by 1.0% with constant credit risk spreads, the estimated fair value of our fixed-rate debt would increase from $5.6 billion to $5.9 billion.

ITEM 4.	Controls and Procedures

Disclosure Controls and Procedures

The Partnership’s management, with the participation of the chief executive officer and chief financial officer of the General Partner, who are the equivalent of the Partnership’s chief executive officer and chief financial officer, respectively, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the chief executive officer and chief financial officer of the General Partner have concluded that, as of the end of such period, our disclosure controls and procedures are effective.

Changes in Internal Control Over Financial Reporting

There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the first quarter of 2011 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1A.	Risk Factors

As of the date of this report, there have been no material changes from the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

ITEM 2.	Unregistered Sales of Equity Securities and Use of Proceeds

(a) Unregistered Sales of Equity Securities.  During the three months ended March 31, 2011, we issued to Aimco 1.125 million common OP Units in exchange for net proceeds of $27.2 million in connection with Aimco’s sale of a corresponding number of registered shares of its Class A Common Stock under its ATM offering program. The issuance of the common OP Units was exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

(c) Repurchases of Equity Securities.  Our Partnership Agreement generally provides that after holding the common OP Units for one year, our Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to cause Aimco to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). During the three months ended March 31, 2011, no common OP Units were redeemed in exchange for shares of Aimco Class A Common Stock. The following table summarizes repurchases of our equity securities for the three months ended March 31, 2011.

				Maximum
				Number
			Total Number of	of Units that
			Units Purchased	May Yet Be
	Total	Average	as Part of	Purchased
	Number	Price	Publicly	Under the
	of Units	Paid	Announced Plans	Plans or
Period	Purchased	per Unit	or Programs(1)	Programs(2)

January 1 — January 31, 2011	15,983	$25.50	N/A	N/A
February 1 — February 28, 2011	5,258	25.10	N/A	N/A
March 1 — March 31, 2011	10,056	24.52	N/A	N/A

Total	31,297	$25.12

(1)	The terms of our Partnership Agreement do not provide for a maximum number of units that may be repurchased, and other than the express terms of our Partnership Agreement, we have no publicly announced plans or programs of repurchase. However, whenever Aimco repurchases shares of its Class A Common Stock, it is expected that Aimco will fund the repurchase with proceeds from a concurrent repurchase by us of common OP Units held by Aimco at a price per unit that is equal to the price per share paid for its Class A Common Stock.

(2)	Aimco’s board of directors has, from time to time, authorized Aimco to repurchase shares of its Class A Common Stock. As of March 31, 2011, Aimco was authorized to repurchase approximately 19.3 million additional shares. This authorization has no expiration date. These repurchases may be made from time to time in the open market or in privately negotiated transactions.

Distribution Payments.  Our Credit Agreement includes customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any 12-month period in an aggregate amount of up to 95% of our Funds From Operations, subject to certain non-cash adjustments, for such period or such amount as may be necessary for Aimco to maintain its REIT status.

ITEM 6.	Exhibits

The following exhibits are filed with this report:

Exhibit
No.(1)

31.1		Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2		Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1		Agreement Regarding Disclosure of Long-Term Debt Instruments
101	.INS	XBRL Instance Document
101	.SCH	XBRL Taxonomy Extension Schema Document
101	.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101	.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101	.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101	.DEF	XBRL Taxonomy Extension Definition Linkbase Document

(1)	Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its general partner

By:	/s/ ERNEST M. FREEDMAN
Ernest M. Freedman
Executive Vice President and Chief Financial Officer
(duly authorized officer and principal financial officer)

By: /s/ PAUL BELDIN
Paul Beldin
Senior Vice President and Chief Accounting Officer

Date: April 29, 2011

Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Terry Considine, certify that:

1. I have reviewed this quarterly report on Form 10-Q of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of AIMCO Properties, L.P.)

Date: April 29, 2011

Exhibit 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Ernest M. Freedman, certify that:

1. I have reviewed this quarterly report on Form 10-Q of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer
(equivalent of the chief financial officer of AIMCO Properties, L.P.)

Date: April 29, 2011

Exhibit 32.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-Q for the quarterly period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Terry Considine, as Chief Executive Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of AIMCO Properties, L.P.)

April 29, 2011

Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-Q for the quarterly period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ernest M. Freedman, as Chief Financial Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer
(equivalent of the chief financial officer of AIMCO Properties, L.P.)

April 29, 2011

Exhibit 99.1

Agreement Regarding Disclosure of Long-Term Debt Instruments

In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed ten percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

AIMCO Properties, L.P.

By:	AIMCO-GP, Inc., its general partner

By:	/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer

April 29, 2011

ANNEX J

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 28, 2011

AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code:	(303) 757-8101

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

AIMCO Properties, L.P. (“the Partnership”) is re-issuing the historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010, to reflect additional properties sold or classified as held for sale during the three months ended March 31, 2011 as discontinued operations in accordance with the requirements of FASB Accounting Standards Codification 205-20, Discontinued Operations. These reclassifications have no effect on the Partnership’s reported net income or loss attributable to common unitholders.

As a result of the changes discussed above, the Partnership is updating “Item 6 — Selected Financial Data,” “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8 — Financial Statements and Supplementary Data.” All other information contained in the Annual Report on Form 10-K for the year ended December 31, 2010 has not been updated or modified. For more recent information regarding the Partnership, please see the Partnership’s Quarterly Report on Form 10-Q, Current Reports on Form 8-K and other reports and information filed with or furnished to the Securities and Exchange Commission since February 25, 2011.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit
Number	Description

23.1	Consent of Independent Registered Public Accounting Firm
99.1	Form 10-K, Item 6. Selected Financial Data
Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Form 10-K, Item 8. Financial Statements and Supplementary Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 28, 2011

AIMCO PROPERTIES, L.P.

By: AIMCO-GP, Inc., its General Partner

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer

/s/  Paul Beldin
Paul Beldin
Senior Vice President and Chief Accounting Officer

Exhibit 99.1

Item 6.	Selected Financial Data

The following selected financial data is based on our audited historical financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein or in previous filings with the Securities and Exchange Commission.

	For the Years Ended December 31,
	2010(1)	2009(1)	2008(1)	2007(1)	2006(1)
	(Dollar amounts in thousands, except per unit data)

OPERATING DATA:
Total revenues	$1,132,478	$1,120,818	$1,168,253	$1,101,950	$1,015,335
Total operating expenses(2)	(1,002,939)	(1,025,934)	(1,127,318)	(931,172)	(853,802)
Operating income(2)	129,539	94,884	40,935	170,778	161,533
Loss from continuing operations(2)	(164,589)	(200,660)	(117,481)	(46,375)	(39,907)
Income from discontinued operations, net(3)	75,824	156,680	745,269	172,630	329,888
Net (loss) income	(88,765)	(43,980)	627,788	126,255	289,982
Net loss (income) attributable to noncontrolling interests	13,301	(22,442)	(155,749)	(92,138)	(92,917)
Net income attributable to preferred unitholders	(58,554)	(56,854)	(61,354)	(73,144)	(90,527)
Net (loss) income attributable to the Partnership’s common unitholders	(134,018)	(123,276)	403,700	(43,508)	104,592
Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.46)	$(1.77)	$(1.95)	$(1.38)	$(1.45)
Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11	$(0.42)	$0.99
BALANCE SHEET INFORMATION:
Real estate, net of accumulated depreciation	$6,490,252	$6,671,619	$6,829,989	$6,598,753	$6,139,098
Total assets	7,395,096	7,922,139	9,456,721	10,631,746	10,305,903
Total indebtedness	5,477,546	5,455,225	5,829,016	5,439,058	4,761,198
Total partners’ capital	1,323,302	1,550,374	1,661,600	2,152,326	2,753,617
OTHER INFORMATION:
Distributions declared per common unit(4)	$0.30	$0.40	$7.48	$4.31	$2.40
Total consolidated properties (end of period)	399	426	514	657	703
Total consolidated apartment units (end of period)	89,875	95,202	117,719	153,758	162,432
Total unconsolidated properties (end of period)	48	77	85	94	102
Total unconsolidated apartment units (end of period)	5,637	8,478	9,613	10,878	11,791

(1)	Certain reclassifications have been made to conform to the March 31, 2011 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of March 31, 2011, as discontinued operations (see Note 13 to the consolidated financial statements in Item 8).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(3)	Income from discontinued operations for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 includes $94.9 million, $221.8 million, $800.3 million, $116.1 million and $336.2 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2010, 2009 and 2008 is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(4)	As further discussed in Note 11 to the consolidated financial statements in Item 8, distributions declared per common unit during the years ended December 31, 2008 and 2007, included $5.08 and $1.91, respectively, of per unit distributions that were paid to Aimco through the issuance of common OP Units.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Executive Overview

We are the operating partnership for Aimco, which is a self-administered and self-managed real estate investment trust, or REIT. Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets (as defined in Note 1 to the consolidated financial statements in Item 8) with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

Our owned real estate portfolio includes 219 conventional properties with 68,972 units and 228 affordable properties with 26,540 units. Our conventional and affordable properties comprise 88% and 12%, respectively, of our total property Net Asset Value. For the three months ended December 31, 2010, our conventional portfolio monthly rents averaged $1,052 and provided 62% operating margins. These average rents increased from $1,042 for the three months ended December 31, 2009. For the year ended December 31, 2010, on average, conventional new lease rates were 2.3% lower than expiring lease rates, and conventional renewal rates were 1.5% higher than expiring lease rates. Notwithstanding the economic challenges of the last several years, our diversified portfolio of conventional and affordable properties generated improved property operating results from 2007 to 2010. From 2007 to 2010, the net operating income of our same store properties and total real estate operations increased by 1.2% and 5.8%, respectively.

We continue to work toward simplifying our business, including de-emphasizing transaction-based activity fees and, as a result, reducing the cost of personnel involved in those activities. Revenues from transactional activities decreased from $68.2 million during 2008 to $7.9 million during 2010, and during 2010 transactional activities generated approximately 3.0% of our Pro forma Funds From Operations (defined below). Additionally, we have reduced our offsite costs by $16.8 million. Our 2010, 2009 and 2008 results are discussed in the Results of Operations section below.

We upgrade the quality of our portfolio through the sale of assets with lower projected returns, which are often in markets less desirable than our target markets, and reinvest these proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, through increased ownership or redevelopment. We prefer the redevelopment of select properties in our existing portfolio to ground-up development, as we believe it provides superior risk adjusted returns with lower volatility.

Our leverage strategy focuses on increasing financial returns while minimizing risk. At December 31, 2010, approximately 86% of our leverage consisted of property-level, non-recourse, long-dated, fixed-rate, amortizing debt and 13% consisted of perpetual preferred equity, a combination which helps to limit our refunding and re-pricing risk. At December 31, 2010, we had no outstanding corporate level debt. Our leverage strategy limits refunding risk on our property-level debt. At December 31, 2010, the weighted average maturity of our property-level debt was 7.8 years, with 2% of our debt maturing in 2011, less than 9% maturing in 2012, and on average approximately 7% maturing in each of 2013, 2014 and 2015. Long duration, fixed-rate liabilities provide a hedge against increases in interest rates and inflation. Approximately 91% of our property-level debt is fixed-rate. Of the $104.9 million of property debt maturing during 2011, we completed the refinance of $79.4 million in February 2011, and we are focusing on refinancing our property debt maturing during 2012 through 2015 to extend maturities and lock in current low interest rates.

During 2010, we repaid the remaining $90.0 million on our term loan. We also expanded our credit facility from $180.0 million to $300.0 million, providing additional liquidity for short-term or unexpected cash requirements. As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions.

The key financial indicators that we use in managing our business and in evaluating our financial condition and operating performance are: Net Asset Value; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred equity redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Funds From Operations represents net income or loss, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The key macro-economic factors and non-financial indicators that affect our financial condition and operating performance are: household formations; rates of job growth; single-family and multifamily housing starts; interest rates; and availability and cost of financing.

Because our operating results depend primarily on income from our properties, the supply and demand for apartments influences our operating results. Additionally, the level of expenses required to operate and maintain our properties and the pace and price at which we redevelop, acquire and dispose of our apartment properties affect our operating results. Our cost of capital is affected by the conditions in the capital and credit markets and the terms that we negotiate for our equity and debt financings.

Highlights of our results of operations for the year ended December 31, 2010, are summarized below:

•	Average daily occupancy for our Conventional Same Store properties increased 200 basis points, from 94.1% in 2009 to 96.1% in 2010.

•	Conventional Same Store revenues and expenses for 2010, decreased by 0.2% and 1.0%, respectively, as compared to 2009, resulting in a 0.3% increase in net operating income.

•	Total Same Store revenues and expenses for 2010 increased by 0.2% and decreased by 0.8%, respectively, as compared to 2009, resulting in a 0.8% increase in net operating income.

•	Net operating income for our real estate portfolio (continuing operations) increased 2.3% for the year ended December 31, 2010 as compared to 2009.

•	Property sales declined in 2010 as compared to 2009, as property sales completed through July 2010 allowed us to fully repay the remainder of our term debt.

The following discussion and analysis of the results of our operations and financial condition should be read in conjunction with the accompanying consolidated financial statements in Item 8.

Results of Operations

Overview

2010 compared to 2009

We reported net loss attributable to the Partnership of $75.5 million and net loss attributable to the Partnership’s common unitholders of $134.0 million for the year ended December 31, 2010, compared to net loss attributable to the Partnership of $66.4 million and net loss attributable to the Partnership’s common unitholders of $123.3 million for the year ended December 31, 2009, increases of $9.1 million and $10.7 million, respectively. These increases in net loss were principally due to the following items, all of which are discussed in further detail below:

•	a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to fewer property sales in 2010 as compared to 2009; and

•	a decrease in asset management and tax credit revenues, primarily due to decreased amortization of deferred tax credit income and a de-emphasis on transaction-based fees.

The effects of these items on our operating results were partially offset by:

•	an increase in net operating income of our properties included in continuing operations, reflecting improved operations;

•	a decrease in provisions for losses on notes receivable, primarily due to the impairment during 2009 of our interest in Casden Properties; and

•	a decrease in earnings allocated to noncontrolling interests in consolidated real estate partnerships, primarily due to their share of the decrease in gains on disposition of consolidated real estate properties as discussed above.

2009 compared to 2008

We reported net loss attributable to the Partnership of $66.4 million and net loss attributable to the Partnership’s common unitholders of $123.3 million for the year ended December 31, 2009, compared to net income attributable to the Partnership of $472.0 million and net income attributable to the Partnership’s common unitholders of $403.7 million for the year ended December 31, 2008, decreases of $538.4 million and $527.0 million, respectively. These decreases in net income were principally due to the following items, all of which are discussed in further detail below:

•	a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to fewer property sales in 2009 as compared to 2008;

•	a decrease in gain on dispositions of unconsolidated real estate and other, primarily due to a large gain on the sale of an interest in an unconsolidated real estate partnership in 2008;

•	an increase in depreciation and amortization expense, primarily related to completed redevelopments and capital additions placed in service for partial periods during 2008 or 2009; and

•	a decrease in asset management and tax credit revenues, primarily due to a reduction in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

The effects of these items on our operating results were partially offset by:

•	a decrease in general and administrative expenses, primarily related to reductions in personnel and related expenses from our organizational restructuring activities during 2008 and 2009;

•	impairment losses on real estate development assets in 2008, for which no similar impairments were recognized in 2009; and

•	a decrease in earnings allocable to noncontrolling interests, primarily due to a decrease in the noncontrolling interests’ share of the decrease in gains on sales discussed above.

The following paragraphs discuss these and other items affecting the results of our operations in more detail.

Real Estate Operations

Our real estate portfolio is comprised of two business components: conventional real estate operations and affordable real estate operations, which also represent our two reportable segments. Our conventional real estate portfolio consists of market-rate apartments with rents paid by the resident and includes 219 properties with 68,972 units. Our affordable real estate portfolio consists of 228 properties with 26,540 units, with rents that are generally paid, in whole or part, by a government agency. Our conventional and affordable properties contributed 88% and 12%, respectively, of proportionate property net operating income amounts during the year ended December 31, 2010.

In accordance with accounting principles generally accepted in the United States of America, or GAAP, we consolidate certain properties in which we hold an insignificant economic interest and in some cases we do not consolidate other properties in which we have a significant economic interest. Due to the diversity of our economic ownership interests in our properties, our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss. Accordingly, the results of operations of our conventional and affordable segments discussed below are presented on a proportionate basis.

We do not include property management revenues and expenses or casualty related amounts in our assessment of segment performance. Accordingly, these items are not allocated to our segment results discussed below. The effects of these items on our real estate operations results are discussed below on a consolidated basis, that is, before adjustments for noncontrolling interests or our interest in unconsolidated real estate partnerships.

The tables and discussions below reflect the proportionate results of our conventional and affordable segments and the consolidated results related to our real estate operations not allocated to segments for the years ended December 31, 2010, 2009 and 2008 (in thousands). The tables and discussions below exclude the results of operations for properties sold or classified as held for sale through March 31, 2011. Refer to Note 17 in the consolidated financial statements in Item 8 for further discussion regarding our reporting segments, including a reconciliation of these proportionate amounts to consolidated rental and other property revenues and property operating expenses.

Conventional Real Estate Operations

Our conventional segment consists of conventional properties we classify as same store, redevelopment and other conventional properties. Same store properties are properties we manage and that have reached and maintained a stabilized level of occupancy (greater than 90%) during the current and prior year comparable period. Redevelopment properties are those in which a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or for which other significant non-unit renovations are underway or have been complete for less than one year. Other conventional properties may include conventional properties that have significant rent control restrictions, acquisition properties, university housing properties and properties that are not multifamily, such as commercial properties or fitness centers. Our definitions of same store and redevelopment properties may result in these populations differing for the purpose of comparing 2010 to 2009 results and 2009 to 2008 results.

During the year ended December 31, 2010, our same store portfolio decreased on a net basis by 4 properties with a corresponding net increase of 526 units. These changes consisted of:

•	the removal of 15 properties, with 3,166 units that were sold or classified as held for sale through March 31, 2011 and therefore have been reclassified into discontinued operations;

•	the inclusion of eight acquisition properties with 1,168 units that were reclassified from the other conventional classification upon meeting the requirements to be classified as same store;

•	the inclusion of six properties with 3,778 units that were previously classified as redevelopment properties; and

•	the removal of three properties with 1,254 units that experienced significant casualty losses and were moved from same store into the other conventional classification.

After these adjustments, during the years ended December 31, 2010 and 2009, our conventional same store portfolio consisted of 156 properties with 53,551 units.

	Year Ended December 31,
	2010	2009	$ Change	% Change

Rental and other property revenues:
Conventional same store	$637,909	$639,210	$(1,301)	(0.2)%
Conventional redevelopment	113,273	107,461	5,812	5.4%
Other Conventional	71,414	70,065	1,349	1.9%

Total	822,596	816,736	5,860	0.7%

Property operating expenses:
Conventional same store	245,632	248,038	(2,406)	(1.0)%
Conventional redevelopment	40,915	42,206	(1,291)	(3.1)%
Other Conventional	34,689	33,990	699	2.1%

Total	321,236	324,234	(2,998)	(0.9)%

Property net operating income:
Conventional same store	392,277	391,172	1,105	0.3%
Conventional redevelopment	72,358	65,255	7,103	10.9%
Other Conventional	36,725	36,075	650	1.8%

Total	$501,360	$492,502	$8,858	1.8%

For the year ended December 31, 2010, as compared to 2009, our conventional segment’s proportionate property net operating income increased $8.9 million, or 1.8%.

Conventional same store net operating income increased by $1.1 million. This increase was attributable to a $2.4 million decrease in expense primarily due to a reduction during 2010 of previously estimated real estate tax obligations resulting from successful appeals settled during the period, and decreases in marketing expenses and unit turn costs, partially offset by increases in contract services, insurance and administrative costs. This decrease in expense was partially offset by a $1.3 million decrease in revenue, primarily due to lower average rent (approximately $33 per unit). The decrease in average rent was partially offset by a 200 basis point increase in average physical occupancy and higher utility reimbursement and miscellaneous income. Rental rates on new leases transacted during the year ended December 31, 2010, were 2.3% lower than expiring lease rates and renewal rates were 1.5% higher than expiring lease rates.

The net operating income of our conventional redevelopment properties increased by $7.1 million, primarily due to a $5.8 million increase in revenue resulting from higher average physical occupancy and an increase in utility reimbursement and miscellaneous income, and a $1.3 million reduction in expense primarily related to marketing expenses, partially offset by higher insurance.

Our other conventional net operating income increased by $0.7 million, primarily due to increases in both revenue and expense of approximately 2.0%.

	Year Ended December 31,
	2009	2008	$ Change	% Change

Rental and other property revenues:
Conventional same store	$581,927	$596,950	$(15,023)	(2.5)%
Conventional redevelopment	165,480	153,983	11,497	7.5%
Other Conventional	69,329	68,126	1,203	1.8%

Total	816,736	819,059	(2,323)	(0.3)%

Property operating expenses:
Conventional same store	224,548	223,579	969	0.4%
Conventional redevelopment	65,996	65,111	885	1.4%
Other Conventional	33,690	31,527	2,163	6.9%

Total	324,234	320,217	4,017	1.3%

Property net operating income:
Conventional same store	357,379	373,371	(15,992)	(4.3)%
Conventional redevelopment	99,484	88,872	10,612	11.9%
Other Conventional	35,639	36,599	(960)	(2.6)%

Total	$492,502	$498,842	$(6,340)	(1.3)%

For the year ended December 31, 2009, as compared to 2008, our conventional segment’s proportionate property net operating income decreased $6.3 million, or 1.3%.

Our conventional same store net operating income decreased $16.0 million, or 4.3%. This decrease was primarily attributable to a $15.0 million decrease in revenue, primarily due to a 1.0% decline in rental rates and a 90 basis point decrease in occupancy, partially offset by an increase in utility reimbursements and miscellaneous income. The decrease was also attributable to a $1.0 million increase in expense, primarily due to higher insurance and personnel costs, partially offset by lower administrative costs.

Conventional redevelopment net operating income increased by $10.6 million, primarily due to an $11.5 million increase in revenue. Revenue increased due to more units in service at these properties during 2009 and an increase in utility reimbursements and miscellaneous income. This increase in revenue was partially offset by a $0.9 million increase in expense, primarily related to higher real estate taxes, partially offset by lower administrative costs.

Our other conventional net operating income decreased by $0.9 million, primarily due to a 6.9% increase in expenses partially offset by a 1.8% increase in revenues.

Affordable Real Estate Operations

Our affordable segment consists of properties we classify as same store or other (primarily redevelopment properties). Our criteria for classifying affordable properties as same store or redevelopment are consistent with those for our conventional properties described above. Our definitions of same store and redevelopment properties may result in these populations differing for the purpose of comparing 2010 to 2009 results and 2009 to 2008 results.

During the year ended December 31, 2010, 13 redevelopment properties with 1,579 units met the requirements to be classified as same store. This reclassification is in addition to properties that were sold or classified as held for sale and therefore reclassified into discontinued operations.

	Year Ended December 31,
	2010	2009	$ Change	% Change

Rental and other property revenues:
Affordable same store	$114,199	$111,455	$2,744	2.5%
Other Affordable	13,710	12,695	1,015	8.0%

Total	127,909	124,150	3,759	3.0%

Property operating expenses:
Affordable same store	51,729	51,593	136	0.3%
Other Affordable	5,519	5,998	(479)	(8.0)%

Total	57,248	57,591	(343)	(0.6)%

Property net operating income:
Affordable same store	62,470	59,862	2,608	4.4%
Other Affordable	8,191	6,697	1,494	22.3%

Total	$70,661	$66,559	$4,102	6.2%

The proportionate property net operating income of our affordable segment increased $4.1 million, or 6.2%, during the year ended December 31, 2010, as compared to 2009. Affordable same store net operating income increased by $2.6 million, primarily due to a $2.7 million increase in revenue due to higher average rent ($22 per unit) and higher average physical occupancy (12 basis points). The net operating income of our other affordable properties increased by $1.5 million, primarily due to an increase in revenue driven by higher average rent ($23 per unit) and higher average occupancy.

	Year Ended December 31,
	2009	2008	$ Change	% Change

Rental and other property revenues:
Affordable same store	$111,455	$107,064	$4,391	4.1%
Other Affordable	12,695	12,209	486	4.0%

Total	124,150	119,273	4,877	4.1%

Property operating expenses:
Affordable same store	51,593	51,467	126	0.2%
Other Affordable	5,998	6,048	(50)	(0.8)%

Total	57,591	57,515	76	0.1%

Property net operating income:
Affordable same store	59,862	55,597	4,265	7.7%
Other Affordable	6,697	6,161	536	8.7%

Total	$66,559	$61,758	$4,801	7.8%

Our affordable segment proportionate property net operating income increased $4.8 million, or 7.8%, during the year ended December 31, 2009, as compared to 2008. Affordable same store net operating income increased $4.3 million, primarily due to increased revenue. Affordable same store revenue increased by $4.4 million, primarily due to higher average rent ($36 per unit), partially offset by lower average physical occupancy (39 basis points). The net operating income of our other affordable properties increased by $0.5 million, primarily due to an increase in revenues due to higher average rent ($43 per unit), partially offset by lower average occupancy. The increase in revenues was partially offset by an increase in expenses.

Non-Segment Real Estate Operations

Real estate operations net operating income amounts not attributed to our conventional or affordable segments include property management revenues and expenses and casualty losses, reported in consolidated amounts, which we do not allocate to our conventional or affordable segments for purposes of evaluating segment performance (see Note 17 to the consolidated financial statements in Item 8).

For the year ended December 31, 2010, as compared to 2009, property management revenues decreased by $2.2 million, from $5.1 million to $2.9 million, primarily due to the elimination of revenues related to properties consolidated during 2010 in connection with our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our consolidated financial statements in Item 8). For the year ended December 31, 2010, as compared to 2009, expenses not allocated to our conventional or affordable segments, including property management expenses and casualty losses, decreased by $3.1 million. Property management expenses decreased by $3.0 million, from $51.2 million to $48.2 million, primarily due to reductions in personnel and related costs attributed to our restructuring activities and casualty losses decreased by $0.1 million, from $9.7 million to $9.6 million.

For the year ended December 31, 2009, as compared to 2008, property management revenues decreased by $1.3 million, from $6.4 million to $5.1 million, primarily due to a decrease in the number of managed properties due to asset sales. For the year ended December 31, 2009, as compared to 2008, expenses not allocated to our conventional or affordable segments decreased by $16.8 million. Property management expenses decreased by $16.6 million, from $67.8 million to $51.2 million, primarily due to reductions in personnel and related costs attributed to our restructuring activities, and casualty losses decreased by $0.2 million, from $9.9 million to $9.7 million.

Asset Management and Tax Credit Revenues

We perform activities and services for consolidated and unconsolidated real estate partnerships, including portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. These activities are conducted in part by our taxable subsidiaries, and the related net operating income may be subject to income taxes.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, asset management and tax credit revenues decreased $14.3 million. This decrease is attributable to an $8.7 million decrease in income related to our affordable housing tax credit syndication business. Approximately $3.8 million of this decrease is due to the delivery of historic credits during 2009 for which no comparable credits were delivered during 2010, and the remainder of the decrease is primarily due to a reduction in amortization of deferred tax credit income. Asset management and tax credit revenues also decreased due to a $2.0 million decrease in current asset management fees due to the elimination of fees on newly consolidated properties, for which the benefit of these fees is now included in noncontrolling interests in consolidated real estate partnerships, a $1.9 million decrease in disposition and other fees we earn in connection with transactional activities, and a $1.7 million decrease in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, asset management and tax credit revenues decreased $49.0 million. This decrease is primarily attributable to a $42.8 million decrease in promote income due to fewer sales of joint venture assets in 2009, a $7.6 million decrease in other general partner transactional fees, and a $2.2 million decrease in asset management fees, partially offset by a $3.6 million increase in revenues related to our affordable housing tax credit syndication business, including syndication fees and other revenue earned in connection with these arrangements.

Investment Management Expenses

Investment management expenses consist primarily of the costs of personnel that perform asset management and tax credit activities. For the year ended December 31, 2010, compared to the year ended December 31, 2009, investment management expenses decreased $1.3 million. This decrease is primarily due to a $4.3 million reduction in personnel and related costs from our organizational restructurings, partially offset by a $3.0 million net increase in expenses, primarily related to our write off of previously deferred costs related to tax credit projects we recently abandoned.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, investment management expenses decreased $9.0 million, primarily due to reductions in personnel and related costs from our organizational restructurings (see Note 4 to the consolidated financial statements in Item 8) and a reduction in transaction costs, which in 2008 include the retrospective application of SFAS 141 (R).

Depreciation and Amortization

For the year ended December 31, 2010, compared to the year ended December 31, 2009, depreciation and amortization decreased $3.1 million, or 0.7%. This decrease was primarily due to depreciation adjustments recognized in 2009 to reduce the carrying amount of certain properties. This decrease was partially offset by an increase in depreciation primarily related to properties we consolidated during 2010 based on our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our consolidated financial statements in Item 8) and completed redevelopments and other capital projects recently placed in service.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, depreciation and amortization increased $51.1 million, or 13.7%. This increase primarily consists of depreciation related to properties acquired during the latter part of 2008, completed redevelopments and other capital projects placed in service in the latter part of 2009.

Provision for Impairment Losses on Real Estate Development Assets

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the decline in land values in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

The impairments discussed above totaled $91.1 million and are included in provisions for impairment losses on real estate development assets in our consolidated statement of operations for the year ended December 31, 2008 included in Item 8. We recognized no similar impairments on real estate development assets during the years ended December 31, 2010 or 2009.

General and Administrative Expenses

For the year ended December 31, 2010, compared to the year ended December 31, 2009, general and administrative expenses decreased $3.3 million, or 5.8%. This decrease is primarily attributable to net reductions in personnel and related expenses, partially offset by an increase in information technology outsourcing costs.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, general and administrative expenses decreased $23.7 million, or 29.5%. This decrease is primarily attributable to reductions in personnel and related expenses associated with our organizational restructurings (see Note 3 to the consolidated financial statements in Item 8), pursuant to which we eliminated approximately 400, or 36%, of our offsite positions between December 31, 2008 and December 31, 2009.

As a result of our restructuring activities, our general and administrative expense as a percentage of total revenues has decreased from 6.9% in 2008, to 5.1% in 2009 and 4.7% in 2010.

Other Expenses, Net

Other expenses, net includes franchise taxes, risk management activities, partnership administration expenses and certain non-recurring items.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, other expenses, net decreased by $4.3 million. During 2009, we settled certain litigation matters resulting in a net expense in our operations, and in 2010 we settled certain litigation matters that resulted in a net gain in our operations. The effect of the expense in 2009 and gain in 2010 resulted in a $14.8 million decrease in other expenses, net from 2009 to 2010. This decrease was partially offset by an increase in the cost of our insurance (net of a reduction in the number of properties insured from 2009 to 2010).

For the year ended December 31, 2009, compared to the year ended December 31, 2008, other expenses, net decreased by $6.8 million. The decrease is primarily attributable to a $5.4 million write-off during 2008 of certain communications hardware and capitalized costs in 2008, and a $5.3 million reduction in expenses of our self insurance activities, including a decrease in casualty losses on less than wholly owned properties from 2008 to 2009. These decreases are partially offset by an increase of $4.8 million in costs related to certain litigation matters.

Restructuring Costs

For the year ended December 31, 2009, we recognized restructuring costs of $11.2 million, as compared to $22.8 million in the year ended December 31, 2008, related to our organizational restructurings, which are further discussed in Note 3 to the consolidated financial statements in Item 8. For the year ended December 31, 2010, we recognized no similar restructuring costs.

Interest Income

Interest income consists primarily of interest on notes receivable from non-affiliates and unconsolidated real estate partnerships, interest on cash and restricted cash accounts, and accretion of discounts on certain notes receivable from unconsolidated real estate partnerships. Transactions that result in accretion may occur infrequently and thus accretion income may vary from period to period.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, interest income increased $2.1 million, or 21.0%. Interest income increased during 2010 primarily due to an increase of accretion income related to a change in timing and amount of collection for certain of our discounted notes, including several notes that were repaid in advance of their maturity dates.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, interest income decreased $10.4 million, or 51.1%. Interest income decreased by $8.6 million due to lower interest rates on notes receivable, cash and restricted cash balances and lower average balances and by $4.1 million due to a decrease in accretion income related to our note receivable from Casden Properties LLC for which we ceased accretion following impairment of the note in 2008. These decreases were partially offset by a $2.3 million increase in accretion income related to other notes during the year ended December 31, 2008, resulting from a change in the timing and amount of collection.

Provision for Losses on Notes Receivable

During the years ended December 31, 2010, 2009 and 2008, we recognized net provisions for losses on notes receivable of $0.9 million, $21.5 million and $17.6 million, respectively. The provisions for losses on notes receivable for the years ended December 31, 2009 and 2008, primarily consist of impairments related to our investment in Casden Properties LLC, which are discussed further below.

As further discussed in Note 5 to the consolidated financial statements in Item 8, we have an investment in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California. Based upon the profit allocation agreement, we account for this investment as a note receivable. In connection with the preparation of our 2008 annual financial statements and as a result of a decline in land values in Southern California, we determined our recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008. In connection with the preparation of our 2009 annual financial statements and as a result of continued declines in land values in Southern California, we determined our then recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009.

In addition to the impairments related to Casden Properties LLC discussed above, we recognized provisions for losses on notes receivable totaling $0.9 million, $0.8 million and $1.3 million during the years ended December 31, 2010, 2009 and 2008, respectively.

Interest Expense

For the year ended December 31, 2010, compared to the year ended December 31, 2009, interest expense, which includes the amortization of deferred financing costs, decreased by $0.5 million. Corporate interest expense decreased $7.6 million, primarily due to a decrease in the average outstanding balance on our term loan, which we repaid during July 2010. This decrease in corporate interest expense was partially offset by a $7.1 million increase in property related interest expense, due to a $2.9 million net increase related to properties newly consolidated and deconsolidated in 2010 (see Note 2 to our consolidated financial statements in Item 8 for further discussion of our adoption of ASU 2009-17) and an increase related to properties refinanced with higher average outstanding balances, partially offset by lower average rates.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, interest expense increased $1.2 million, or 0.4%. Property related interest expense increased by $20.6 million, primarily due to a $14.2 million decrease in capitalized interest due to a reduction in redevelopment during 2009, and an increase of $5.2 million related to properties refinanced with higher average rates, partially offset by lower average outstanding balances during 2009. The increase in property related interest expense was offset by a $19.4 million decrease in corporate interest expense, primarily due to lower average outstanding balances and lower average rates during 2009.

Equity in Losses of Unconsolidated Real Estate Partnerships

Equity in losses of unconsolidated real estate partnerships includes our share of net losses of our unconsolidated real estate partnerships, and may include impairment losses, gains or losses on the disposition of real estate assets or depreciation expense which generally exceeds the net operating income recognized by such unconsolidated partnerships.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, equity in losses of unconsolidated real estate partnerships increased $11.7 million. During the three months ended December 31, 2010, certain of our consolidated investment partnerships, including those we consolidated in 2010 in connection with our adoption of ASU 2009-17, reduced by $9.8 million their investment balances related to unconsolidated low income housing tax credit partnerships based on a reduction in the remaining tax credits to be delivered. This increase in equity in losses was in addition to an increase in equity in losses from real estate operations due to an increase in the number of unconsolidated partnerships, resulting from our consolidation during 2010 of additional investment partnerships that hold investments in unconsolidated real estate partnerships. These losses had an insignificant effect on net loss attributable to Aimco during 2010 as substantially all of the results of these consolidated investment partnerships are attributed to the noncontrolling interests in these entities.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, equity in losses of unconsolidated real estate partnerships increased $6.7 million. The increase in our equity in losses from 2008 to 2009 was primarily due to our sale in late 2008 of an interest in an unconsolidated real estate partnership that generated $3.0 million of equity in earnings during the year ended December 31, 2008, and our sale during 2009 of our interest in an unconsolidated group purchasing organization which resulted in a decrease of equity in earnings of approximately $1.2 million.

Gain on Dispositions of Unconsolidated Real Estate and Other

Gain on dispositions of unconsolidated real estate and other includes gains on disposition of interests in unconsolidated real estate partnerships, gains on dispositions of land and other non-depreciable assets and certain costs related to asset disposal activities. Changes in the level of gains recognized from period to period reflect the changing level of disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, gain on dispositions of unconsolidated real estate and other decreased $10.9 million. This decrease is primarily attributable to $8.6 million of additional proceeds received in 2009 related to our disposition during 2008 of an interest in an unconsolidated real estate partnership and a $4.0 million gain from the disposition of our interest in a group purchasing organization during 2009.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, gain on dispositions of unconsolidated real estate and other decreased $75.8 million. This decrease is primarily attributable to a net gain of $98.4 million on our disposition in 2008 of interests in two unconsolidated real estate partnerships. This decrease was partially offset by $18.7 million of gains on the disposition of interests in unconsolidated partnerships during 2009. Gains recognized in 2009 consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests discussed above (see Note 3 to the consolidated financials statements in Item 8), $4.0 million from the disposition of our interest in a group purchasing organization (see Note 3 to the consolidated financial statements in Item 8), and $6.1 million from our disposition in 2009 of interests in several unconsolidated real estate partnerships.

Income Tax Benefit

In conjunction with Aimco’s UPREIT structure, certain of our operations or a portion thereof, including property management, asset management and risk management are conducted through taxable subsidiaries. Income taxes related to the results of continuing operations of our taxable subsidiaries are included in income tax benefit in our consolidated statements of operations.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, income tax benefit increased by $0.8 million, from $17.5 million to $18.3 million. This increase in income tax benefit was primarily due to increased losses of our taxable subsidiaries, and was substantially offset by the $8.1 million tax benefit we recognized in 2009 related to the impairment of our investment in Casden Properties, LLC, for which no similar benefit was recognized in 2010.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, income tax benefit decreased by $39.1 million. This decrease was primarily attributed to $36.1 million of income tax benefit recognized in 2008 related to the impairments of our Lincoln Place property and our investment in Casden Properties LLC, both of which are owned through taxable subsidiaries, partially offset by $8.1 million of income tax benefit recognized in 2009 related to the impairment of our investment in Casden Properties LLC. The decrease in tax benefit from 2008 to 2009 related to these impairment losses was in addition to a decrease in tax benefit primarily due to larger losses by our taxable subsidiaries during 2008 as compared to 2009, including restructuring costs incurred in 2008 and a reduction in personnel and other costs in 2009 as a result of the organizational restructurings.

Income from Discontinued Operations, Net

The results of operations for properties sold during the period or designated as held for sale at the end of the period are generally required to be classified as discontinued operations for all periods presented. The components of net earnings that are classified as discontinued operations include all property-related revenues and operating expenses, depreciation expense recognized prior to the classification as held for sale, property-specific interest expense and debt extinguishment gains and losses to the extent there is secured debt on the property. In addition, any impairment losses on assets held for sale and the net gain or loss on the eventual disposal of properties held for sale are reported in discontinued operations.

For the years ended December 31, 2010 and 2009, income from discontinued operations totaled $75.8 million and $156.7 million, respectively. The $80.9 million decrease in income from discontinued operations was principally due to a $129.9 million decrease in gain on dispositions of real estate, net of income taxes, primarily attributable to fewer properties sold in 2010 as compared to 2009, partially offset by a $21.2 million decrease in operating loss (inclusive of a $41.9 million decrease in real estate impairment losses) and a $34.3 million decrease in interest expense.

For the years ended December 31, 2009 and 2008, income from discontinued operations totaled $156.7 million and $745.3 million, respectively. The $588.6 million decrease in income from discontinued operations was principally due to a $541.1 million decrease in gain on dispositions of real estate, net of income taxes, primarily attributable to fewer properties sold in 2009 as compared to 2008, and a $113.4 million decrease in operating income (inclusive of a $27.1 million increase in real estate impairment losses), partially offset by a $59.9 million decrease in interest expense and a $44.9 million increase in income tax benefit for 2009.

During the year ended December 31, 2010, we sold 51 consolidated properties for gross proceeds of $401.4 million and net proceeds of $118.4 million, resulting in a net gain on sale of approximately $86.1 million (which is net of $8.8 million of related income taxes). During the year ended December 31, 2009, we sold 89 consolidated properties for gross proceeds of $1.3 billion and net proceeds of $432.7 million, resulting in a net gain on sale of approximately $216.0 million (which is net of $5.8 million of related income taxes). During the year ended December 31, 2008, we sold 151 consolidated properties for gross proceeds of $2.4 billion and net proceeds of $1.1 billion, resulting in a net gain on sale of approximately $757.1 million (which is net of $43.1 million of related income taxes).

For the years ended December 31, 2010, 2009 and 2008, income from discontinued operations includes the operating results of the properties sold during the year ended December 31, 2010.

Changes in the level of gains recognized from period to period reflect the changing level of our disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period (see Note 13 of the consolidated financial statements in Item 8 for additional information on discontinued operations).

Noncontrolling Interests in Consolidated Real Estate Partnerships

Noncontrolling interests in consolidated real estate partnerships reflects the non-Aimco partners’, or noncontrolling partners’, share of operating results of consolidated real estate partnerships, as well as the noncontrolling partners’ share of property management fees, interest on notes and other amounts that we charge to such partnerships. As discussed in Note 2 to the consolidated financial statements in Item 8, we adopted the provisions of SFAS 160, which are now codified in the Financial Accounting Standards Board’s Accounting Standards Codification, or FASB ASC, Topic 810, effective January 1, 2009. Prior to our adoption of SFAS 160, we generally did not recognize a benefit for the noncontrolling interest partners’ share of partnership losses for partnerships that have deficit noncontrolling interest balances and we generally recognized a charge to our earnings for distributions paid to noncontrolling partners for partnerships that had deficit noncontrolling interest balances. Under the updated provisions of FASB ASC Topic 810, we are required to attribute losses to noncontrolling interests even if such attribution would result in a deficit noncontrolling interest balance and we are no longer required to recognize a charge to our earnings for distributions paid to noncontrolling partners for partnerships that have deficit noncontrolling interest balances.

For the year ended December 31, 2010, we allocated net losses of $13.3 million to noncontrolling interests in consolidated real estate partnerships as compared to net income of $22.5 million allocated to these noncontrolling interests during the year ended December 31, 2009, a variance of $35.8 million. This change was substantially attributed to a decrease in the noncontrolling interest partners’ share of income from discontinued operations, which decreased primarily due to a reduction in gains on the dispositions of real estate from 2009 to 2010.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, net earnings attributed to noncontrolling interests in consolidated real estate partnerships decreased by $133.3 million. This decrease is primarily attributable to a reduction of $108.7 million related to the noncontrolling interest partners’ share of gains on dispositions of real estate, due primarily to fewer sales in 2009 as compared to 2008, $5.5 million of losses allocated to noncontrolling interests in 2009 that we would not have allocated to the noncontrolling interest partners in 2008 because to do so would have resulted in deficits in their noncontrolling interest balances, and approximately $3.8 million related to deficit distribution charges recognized as a reduction to our earnings in 2008, for which we did not recognize similar charges in 2009 based on the change in accounting discussed above. These decreases are in addition to the noncontrolling interest partners’ share of increased losses of our consolidated real estate partnerships in 2009 as compared to 2008.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with GAAP, which requires us to make estimates and assumptions. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

From time to time, we have non-revenue producing properties that we hold for future redevelopment. We assess the recoverability of the carrying amount of these redevelopment properties by comparing our estimate of undiscounted future cash flows based on the expected service potential of the redevelopment property upon completion to the carrying amount. In certain instances, we use a probability-weighted approach to determine our estimate of undiscounted future cash flows when alternative courses of action are under consideration. As discussed in Provision for Impairment Losses on Real Estate Development Assets within the preceding discussion of our Results of Operations, during 2008 we recognized impairment losses on our Lincoln Place and Pacific Bay Vistas properties of $85.4 million ($55.6 million net of tax) and $5.7 million, respectively.

Real estate investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our real estate investments. These factors include:

•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Any adverse changes in these and other factors could cause an impairment of our long-lived assets, including real estate and investments in unconsolidated real estate partnerships. During 2011, we expect to market for sale certain real estate properties that are inconsistent with our long-term investment strategy. For any properties that are sold or meet the criteria to be classified as held for sale during 2011, the reduction in the estimated holding period for these assets may result in additional impairment losses.

In addition to the impairments of Lincoln Place and Pacific Bay Vistas discussed above, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2010 and 2009, we recorded impairment losses of $0.4 million and $2.3 million, respectively, related to properties classified as held for use, and during the year ended December 31, 2008, we recorded no additional impairments related to properties held for use. During the years ended December 31, 2010, 2009 and 2008, we recognized impairment losses of $12.7 million, $54.5 million and $27.4 million, respectively, for properties included in discontinued operations, primarily due to reductions in the estimated holding periods for assets sold during these periods.

Notes Receivable and Interest Income Recognition

Notes receivable from unconsolidated real estate partnerships and from non-affiliates represent our two portfolio segments, as defined in FASB Accounting Standards Update 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, that we use to evaluate for potential loan loss. Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from non-affiliates have stated maturity dates and may require current payments of principal and interest. Repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes;” and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

Provision for Losses on Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate.

During the years ended December 31, 2010, 2009 and 2008 we recorded net provisions for losses on notes receivable of $0.9 million, $21.5 million and $17.6 million, respectively. As discussed in Provision for Losses on Notes Receivable within the preceding discussion of our Results of Operations, provisions for losses on notes receivable in 2009 and 2008 include impairment losses of $20.7 million ($12.4 million net of tax) and $16.3 million ($10.0 million net of tax), respectively, on our investment in Casden Properties LLC, which we account for as a note receivable. We will continue to evaluate the collectibility of these notes, and we will adjust related allowances in the future due to changes in market conditions and other factors.

Capitalized Costs

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses (see Capital Additions and Related Depreciation in Note 2 to the consolidated financial statements in Item 8).

For the years ended December 31, 2010, 2009 and 2008, for continuing and discontinued operations, we capitalized $11.6 million, $9.8 million and $25.7 million of interest costs, respectively, and $25.3 million, $40.0 million and $78.1 million of site payroll and indirect costs, respectively. The reductions from 2008 to 2010 are primarily due to a reduced level of redevelopment activities.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations. Our primary source of liquidity is cash flow from our operations. Additional sources are proceeds from property sales, proceeds from refinancings of existing property loans, borrowings under new property loans and borrowings under our revolving credit facility.

Our principal uses for liquidity include normal operating activities, payments of principal and interest on outstanding property debt, capital expenditures, distributions paid to unitholders and distributions paid to noncontrolling interest partners and acquisitions of, and investments in, properties. We use our cash and cash equivalents and our cash provided by operating activities to meet short-term liquidity needs. In the event that our cash and cash equivalents and cash provided by operating activities are not sufficient to cover our short-term liquidity demands, we have additional means, such as short-term borrowing availability and proceeds from property sales and refinancings, to help us meet our short-term liquidity demands. We may use our revolving credit facility for general corporate purposes and to fund investments on an interim basis. We expect to meet our long-term liquidity requirements, such as debt maturities and property acquisitions, through long-term borrowings, primarily secured, the issuance of equity securities (including OP Units), the sale of properties and cash generated from operations.

The availability of credit and its related effect on the overall economy may affect our liquidity and future financing activities, both through changes in interest rates and access to financing. Currently, interest rates are low compared to historical levels, many lenders have reentered the market, and the CMBS market is showing signs of recovery. However, any adverse changes in the lending environment could negatively affect our liquidity. We believe we mitigate this exposure through our continued focus on reducing our short and intermediate term maturity risk, by refinancing such loans with long-dated, fixed-rate property loans. If property financing options become unavailable for our debt needs, we may consider alternative sources of liquidity, such as reductions in certain capital spending or proceeds from asset dispositions.

As further discussed in Item 7A, Quantitative and Qualitative Disclosures About Market Risk, we are subject to interest rate risk associated with certain variable rate liabilities and preferred OP Units. At December 31, 2010, we estimate that a 1.0% increase in 30-day LIBOR with constant credit risk spreads would reduce our net income

(or increase our net loss) attributable to the Partnership’s common unitholders by approximately $4.2 million on an annual basis. The effect of an increase in 30-day LIBOR may be mitigated by the effect of our variable rate assets.

As further discussed in Note 2 to our consolidated financial statements in Item 8, we use total rate of return swaps as a financing product to lower our cost of borrowing through conversion of fixed-rate debt to variable-rates. The cost of financing through these arrangements is generally lower than the fixed rate on the debt. As of December 31, 2010, we had total rate of return swap positions with two financial institutions with notional amounts totaling $277.3 million. Swaps with notional amounts of $248.1 million and $29.2 million had maturity dates in May 2012 and October 2012, respectively. During the year ended December 31, 2010, we received net cash receipts of $20.9 million under the total return swaps, which positively affected our liquidity. To the extent interest rates increase above the fixed rates on the underlying borrowings, our obligations under the total return swaps will negatively affect our liquidity.

During 2010, we refinanced certain of the underlying borrowings subject to total rate of return swaps with long-dated, fixed-rate property debt, and we expect to do the same with certain of the underlying borrowings in 2011. The average effective interest rate associated with our borrowings subject to the total rate of return swaps was 1.6% at December 31, 2010. To the extent we are successful in refinancing additional of the borrowings subject to the total rate of return swaps during 2011, we anticipate the interest cost associated with these borrowings will increase, which would negatively affect our liquidity.

We periodically evaluate counterparty credit risk associated with these arrangements. In the event a counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely affect our liquidity. However, at the current time, we have concluded we do not have material exposure.

The total rate of return swaps require specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline or if we sell properties in the collateral pool with low loan-to-value ratios, certain of our consolidated subsidiaries have an obligation to pay down the debt or provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows. The obligation to provide collateral is limited to these subsidiaries and is non-recourse to us. At December 31, 2010, these subsidiaries were not required to provide cash collateral based on the loan-to-value ratios of the real estate properties serving as collateral under these agreements.

See Derivative Financial Instruments in Note 2 to the consolidated financial statements in Item 8 for additional information regarding these arrangements, including the current swap maturity dates and disclosures regarding fair value measurements.

As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our $300.0 million revolving credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit).

At December 31, 2010, we had $111.3 million in cash and cash equivalents, an increase of $30.1 million from December 31, 2009. At December 31, 2010, we had $201.1 million of restricted cash, a decrease of $17.3 million from December 31, 2009. Restricted cash primarily consists of reserves and escrows held by lenders for bond sinking funds, capital additions, property taxes and insurance. In addition, cash, cash equivalents and restricted cash are held by partnerships that are not presented on a consolidated basis. The following discussion relates to changes in cash due to operating, investing and financing activities, which are presented in our consolidated statements of cash flows in Item 8.

Operating Activities

For the year ended December 31, 2010, our net cash provided by operating activities of $257.5 million was primarily related to operating income from our consolidated properties, which is affected primarily by rental rates, occupancy levels and operating expenses related to our portfolio of properties, in excess of payments of operating accounts payable and accrued liabilities, including amounts related to our organizational restructuring. Cash provided by operating activities increased $23.7 million compared with the year ended December 31, 2009, primarily due to decreases in interest paid and other working capital expenditures, including payments related to our restructuring accruals, in 2010 as compared to 2009, partially offset by a decrease in property net operating income, primarily due to property sales during 2009 and 2010.

Investing Activities

For the year ended December 31, 2010, our net cash provided by investing activities of $86.6 million consisted primarily of proceeds from disposition of real estate and partnership interests, partially offset by capital expenditures.

Although we hold all of our properties for investment, we sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment when compared to alternative uses for our capital. During the year ended December 31, 2010, we sold 51 consolidated properties. These properties were sold for an aggregate sales price of $402.5 million, generating proceeds totaling $387.9 million after the payment of transaction costs and debt prepayment penalties. The $387.9 million is inclusive of debt assumed by buyers. Net cash proceeds from property sales were used primarily to repay or pay down property debt and for other corporate purposes.

Capital expenditures totaled $178.9 million during the year ended December 31, 2010, and consisted primarily of Capital Improvements and Capital Replacements, and to a lesser extent included spending for redevelopment projects and casualties. In 2011, we expect to increase our redevelopment spending on conventional properties from approximately $30.0 million in 2010 to approximately $50.0 million to $75.0 million. We generally fund capital additions with cash provided by operating activities, working capital and property sales.

Financing Activities

For the year ended December 31, 2010, net cash used in financing activities of $314.0 million was primarily attributed to debt principal payments, distributions paid to common and preferred unitholders, distributions to noncontrolling interests and our redemption and repurchase of preferred OP Units. Proceeds from property loans and our issuance of preferred stock partially offset the cash outflows.

Property Debt

At December 31, 2010 and 2009, we had $5.5 billion and $5.6 billion, respectively, in consolidated property debt outstanding, which included $27.3 million and $264.3 million at December 31, 2010 and 2009, respectively, of property debt classified within liabilities related to assets held for sale. During the year ended December 31, 2010, we refinanced or closed property loans on 23 properties generating $449.4 million of proceeds from borrowings with a weighted average interest rate of 5.42%. Our share of the net proceeds after repayment of existing debt, payment of transaction costs and distributions to limited partners, was $138.9 million. We used these total net proceeds for capital expenditures and other corporate purposes. We intend to continue to refinance property debt primarily as a means of extending current and near term maturities and to finance certain capital projects.

Credit Facility

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement. During 2010, we amended the Credit Agreement to, among other things, increase the revolving commitments from $180.0 million to $300.0 million, extend the maturity from May 2012 to May 2014 (both inclusive of a one year extension option) and reduce the LIBOR floor on the facility’s base interest rate from 2.00% to 1.50%. During 2010, we also repaid in full the remaining $90.0 million term loan that was outstanding as of December 31, 2009.

As of December 31, 2010, the Credit Agreement consisted of $300.0 million of revolving loan commitments. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments.

At December 31, 2010, we had no outstanding borrowings under the revolving credit facility. The amount available under the revolving credit facility at December 31, 2010, was $260.3 million (after giving effect to $39.7 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally used to fund working capital and for other corporate purposes.

Our Credit Agreement requires us to satisfy covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges of 1.40:1 and 1.20:1, respectively. For the twelve months ended December 31, 2010, as calculated based on the provisions in our Credit Agreement, we had a ratio of earnings before interest, taxes and depreciation and amortization to debt service of 1.57:1 and a ratio of earnings to fixed charges of 1.33:1. We expect to remain in compliance with these covenants during 2011. In the first quarter of 2012, the covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges required by our Credit Agreement will increase to 1.50:1 and 1.30:1, respectively.

Partners’ Capital Transactions

During the year ended December 31, 2010, we paid cash distributions totaling $60.2 million and $50.3 million to preferred unitholders and common unitholders, respectively.

During the year ended December 31, 2010, Aimco sold 4,000,000 shares of its 7.75% Class U Cumulative Preferred Stock for net proceeds of $96.1 million (after deducting underwriting discounts and commissions and transaction expenses of $3.3 million), and Aimco sold 600,000 shares of its Class A Common Stock pursuant to an At-The-Market, or ATM, offering program Aimco initiated during 2010, generating $14.4 million of net proceeds. Aimco contributed the net proceeds from these offerings to us in exchange for 4,000,000 units of our 7.75% Class U Cumulative Preferred Units and 600,000 common OP Units. We used the proceeds from the common OP Unit issuance primarily to fund the acquisition of noncontrolling limited partnership interests for certain consolidated real estate partnerships.

During the year ended December 31, 2010, Aimco repurchased 20 shares, or $10.0 million in liquidation preference, of its CRA Preferred Stock for $7.0 million, and primarily using the proceeds from its issuance of preferred stock discussed above, Aimco redeemed the 4,040,000 outstanding shares of its 9.375% Class G Cumulative Preferred Stock for $101.0 million plus accrued and unpaid dividends of $2.2 million. Concurrent with Aimco’s repurchase and redemption, we repurchased from Aimco an equivalent number of our CRA Preferred Units and redeemed from Aimco all of the outstanding Class G Cumulative Preferred Units.

Pursuant to the ATM offering program discussed above, Aimco may issue up to 6.4 million additional shares of its Class A Common Stock. Additionally, we and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

During the year ended December 31, 2010, we paid cash distributions of $44.5 million to noncontrolling interests in consolidated real estate partnerships, primarily related to property sales during 2010 and late 2009.

During the year ended December 31, 2010, we acquired the remaining noncontrolling limited partnership interests in two consolidated partnerships, in which our affiliates serve as general partner, for total consideration of $19.9 million. This consideration consisted of $12.5 million in cash, $6.9 million in common OP Units and $0.5 million of other consideration.

Contractual Obligations

This table summarizes information contained elsewhere in this Annual Report regarding payments due under contractual obligations and commitments as of December 31, 2010 (amounts in thousands):

		Less than			More than
	Total	One Year	1-3 Years	3-5 Years	5 Years

Long-term debt(1)	$5,477,546	$288,092	$978,059	$939,253	$3,272,142
Interest related to long-term debt(2)	2,216,083	306,824	549,151	445,808	914,300
Long-term debt on assets held for sale(1)	27,255	898	8,337	2,086	15,934
Interest related to long-term debt on assets held for sale(2)	7,497	1,396	1,807	1,387	2,907
Leases for space(3)	14,400	6,334	5,780	1,436	850
Other obligations(4)	3,750	3,750	—	—	—

Total	$7,746,531	$607,294	$1,543,134	$1,389,970	$4,206,133

(1)	Includes scheduled principal amortization and maturity payments related to our long-term debt.

(2)	Includes interest related to both fixed rate and variable rate debt. Interest related to variable rate debt is estimated based on the rate effective at December 31, 2010. Refer to Note 6 in the consolidated financial statements in Item 8 for a description of average interest rates associated with our debt.

(3)	Inclusive of leased space that has been abandoned as part of our organizational restructuring in 2008.

(4)	Represents a commitment to fund $3.8 million in second mortgage loans on certain properties in West Harlem, New York City.

In addition to the amounts presented in the table above, at December 31, 2010, we had $679.5 million (liquidation value) of perpetual preferred units held by Aimco outstanding with annual dividend yields ranging from 1.5% (variable) to 8.0%, and $82.6 million (liquidation value) of redeemable preferred units outstanding with annual distribution yields ranging from 1.8% to 8.8%, or equal to the dividends paid on common OP Units based on the conversion terms. As further discussed in Note 11 to the consolidated financial statements in Item 8, Aimco has a potential obligation to repurchase $20.0 million in liquidation preference its Series A Community Reinvestment Act Preferred Stock over the next two years for $14.0 million. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our Series A Community Reinvestment Act Preferred Units.

As discussed in Note 5 to the consolidated financial statements in Item 8, we have notes receivable collateralized by second mortgages on certain properties in West Harlem in New York City. In certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment of approximately $30.6 million and the assumption of approximately $118.6 million in property debt. The obligor’s right to exercise the put is dependent upon the achievement of specified operating performance thresholds.

Additionally, we may enter into commitments to purchase goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

Future Capital Needs

In addition to the items set forth in “Contractual Obligations” above, we expect to fund any future acquisitions, redevelopment projects, Capital Improvements and Capital Replacements principally with proceeds from property sales (including tax-free exchange proceeds), short-term borrowings, debt and equity financing (including tax credit equity) and operating cash flows.

Off-Balance Sheet Arrangements

We own general and limited partner interests in unconsolidated real estate partnerships, in which our total ownership interests typically range from less than 1% to 50% and in some instances may exceed 50%. There are no lines of credit, side agreements, or any other derivative financial instruments related to or between our unconsolidated real estate partnerships and us and no material exposure to financial guarantees. Accordingly, our maximum risk of loss related to these unconsolidated real estate partnerships is limited to the aggregate carrying amount of our investment in the unconsolidated real estate partnerships and any outstanding notes or accounts receivable as reported in our consolidated financial statements (see Note 4 of the consolidated financial statements in Item 8 for additional information about our investments in unconsolidated real estate partnerships).

Item 8.	Financial Statements and Supplementary Data

AIMCO PROPERTIES, L.P.

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
AIMCO Properties, L.P.

We have audited the accompanying consolidated balance sheets of AIMCO Properties, L.P. (the “Partnership”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, partners’ capital and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule listed in the accompanying Index to Financial Statements. These financial statements and schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with United States generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, during 2010 the Partnership adopted the provisions of Financial Accounting Standards Board, or FASB Accounting Standards Update 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, and during 2009 adopted FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (codified in FASB Accounting Standards Codification Topic 810). Further, as discussed in Note 13, the company retrospectively adjusted the consolidated financial statements to reflect real estate assets that meet the definition of a component and have been sold or meet the criteria to be classified as held for sale at December 31, 2010, pursuant to FASB Accounting Standards Codification Topic 360, through March 31, 2011.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnership’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 24, 2011 expressed an unqualified opinion thereon.

/s/  ERNST & YOUNG LLP

Denver, Colorado
February 24, 2011, except for Note 13, as to which the date is July 28, 2011

AIMCO PROPERTIES, L.P.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009

	2010	2009
	(In thousands)

ASSETS
Real estate:
Buildings and improvements	$7,254,069	$7,060,131
Land	2,128,734	2,111,561

Total real estate	9,382,803	9,171,692
Less accumulated depreciation	(2,892,551)	(2,500,073)

Net real estate ($854,811 and $841,486 related to VIEs)	6,490,252	6,671,619
Cash and cash equivalents ($34,808 and $23,366 related to VIEs)	111,325	81,260
Restricted cash ($55,125 and $56,144 related to VIEs)	201,058	218,344
Accounts receivable, net ($13,582 and $20,766 related to VIEs)	49,855	59,822
Accounts receivable from affiliates, net	8,392	23,744
Deferred financing costs, net	47,779	50,103
Notes receivable from unconsolidated real estate partnerships, net	10,896	14,295
Notes receivable from non-affiliates, net	126,726	125,269
Notes receivable from Aimco	17,230	16,371
Investment in unconsolidated real estate partnerships ($54,374 and $99,460 related to VIEs)	58,151	104,193
Other assets	170,524	185,816
Deferred income tax assets, net	58,736	42,015
Assets held for sale	44,172	329,288

Total assets	$7,395,096	$7,922,139

LIABILITIES AND PARTNERS’ CAPITAL
Non-recourse property tax-exempt bond financing ($212,245 and $211,691 related to VIEs)	$514,506	574,926
Non-recourse property loans payable ($432,918 and $379,759 related to VIEs)	4,916,022	$4,737,242
Term loan	—	90,000
Other borrowings ($15,486 and $15,665 related to VIEs)	47,018	53,057

Total indebtedness	5,477,546	5,455,225

Accounts payable	27,322	29,819
Accrued liabilities and other ($79,170 and $62,503 related to VIEs)	250,106	286,328
Deferred income	150,732	178,772
Security deposits	34,939	33,736
Liabilities related to assets held for sale	27,721	271,229

Total liabilities	5,968,366	6,255,109

Redeemable preferred units (Note 11)	103,428	116,656
Commitments and contingencies (Note 8)	—	—
Partners’ capital:
Preferred units	657,601	660,500
General Partner and Special Limited Partner	264,182	521,692
Limited Partners	158,401	95,990
High Performance Units	(44,892)	(40,313)
Investment in Aimco Class A Common Stock	(4,397)	(4,621)

Partners’ capital attributable to the Partnership	1,030,895	1,233,248

Noncontrolling interests in consolidated real estate partnerships	292,407	317,126

Total partners’ capital	1,323,302	1,550,374

Total liabilities and partners’ capital	$7,395,096	$7,922,139

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands, except per unit data)

REVENUES:
Rental and other property revenues	$1,096,925	$1,070,965	$1,069,423
Asset management and tax credit revenues	35,553	49,853	98,830

Total revenues	1,132,478	1,120,818	1,168,253

OPERATING EXPENSES:
Property operating expenses	502,780	500,559	513,097
Investment management expenses	14,487	15,779	24,784
Depreciation and amortization	421,825	424,913	373,862
Provision for operating real estate impairment losses	352	2,329	—
Provision for impairment losses on real estate development assets	—	—	91,138
General and administrative expenses	53,365	56,640	80,376
Other expenses, net	10,130	14,473	21,259
Restructuring costs	—	11,241	22,802

Total operating expenses	1,002,939	1,025,934	1,127,318

Operating income	129,539	94,884	40,935
Interest income	11,978	9,899	20,261
Provision for losses on notes receivable, net	(949)	(21,549)	(17,577)
Interest expense	(311,048)	(311,550)	(310,341)
Equity in losses of unconsolidated real estate partnerships	(23,112)	(11,401)	(4,736)
Gain on dispositions of unconsolidated real estate and other, net	10,675	21,570	97,403

Loss before income taxes and discontinued operations	(182,917)	(218,147)	(174,055)
Income tax benefit	18,328	17,487	56,574

Loss from continuing operations	(164,589)	(200,660)	(117,481)
Income from discontinued operations, net	75,824	156,680	745,269

Net (loss) income	(88,765)	(43,980)	627,788
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	13,301	(22,442)	(155,749)

Net (loss) income attributable to the Partnership	(75,464)	(66,422)	472,039
Net income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Net income attributable to participating securities	—	—	(6,985)

Net (loss) income attributable to the Partnership’s common unitholders	$(134,018)	$(123,276)	$403,700

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.46)	$(1.77)	$(1.95)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.39	0.77	6.06

Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11

Weighted average common units outstanding — basic and diluted	124,747	123,180	98,249

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF PARNERS’ CAPITAL
For the Years Ended December 31, 2010, 2009 and 2008

		General				Partners’
		Partner			Investment	Capital
		and Special		High	In Aimco	Attributable	Non-	Total
	Preferred	Limited	Limited	Performance	Common	to the	controlling	Partners’
	Units	Partner	Partners	Units	Stock	Partnership	Interests	Capital
	(In thousands)

Balances at December 31, 2007	$815,053	664,283	253,652	(28,740)	(6,151)	1,698,097	454,229	2,152,326
Redemption of preferred units held by Aimco	(27,000)	2,160	—	—	—	(24,840)	—	(24,840)
Common units redeemed by Limited Partners to Special Limited Partner	—	4,182	(4,182)	—	—	—	—	—
Contribution from Aimco related to employee stock purchases, net	—	1,671	—	—	—	1,671	—	1,671
Contribution from Aimco related to stock option exercises	—	481	—	—	—	481	—	481
Amortization of Aimco stock-based compensation	—	17,573	—	—	—	17,573	—	17,573
Contributions from noncontrolling interests	—	—	—	—	—	—	6,854	6,854
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	14,969	14,969
Redemption of partnership units held by non-Aimco partners	(976)	—	(2,046)	(1,146)	—	(4,168)	—	(4,168)
Repurchase of common units related to Aimco common stock repurchases	—	(473,532)	—	—	—	(473,532)	—	(473,532)
Other, net	(1,083)	(488)	(8)	388	—	(1,191)	(572)	(1,763)
Net income	61,354	370,729	30,059	9,897	—	472,039	155,749	627,788
Common units issued to Aimco pursuant to Special Distributions	—	487,477	—	—	—	487,477	—	487,477
Distributions to noncontrolling interests	—	—	—	—	—	—	(249,456)	(249,456)
Distributions to common unitholders	—	(675,416)	(50,896)	(17,662)	1,042	(742,932)	—	(742,932)
Distributions to preferred unitholders	(62,700)	—	—	—	—	(62,700)		(62,700)
Reclassification of redeemable preferred units to temporary capital (Note 11)	(88,148)	—	—	—	—	(88,148)	—	(88,148)
Adjustment to reflect Limited Partners’ capital at redemption value	—	144,118	(144,118)	—	—	—	—	—

Balances at December 31, 2008	696,500	543,238	82,461	(37,263)	(5,109)	1,279,827	381,773	1,661,600
Redemption of preferred units held by Aimco	(6,000)	1,800	—	—	—	(4,200)	—	(4,200)
Common units redeemed by Limited Partners to Special Limited Partner	—	7,085	(7,085)	—	—	—	—	—
Amortization of Aimco stock-based compensation	—	8,007	—	—	—	8,007	—	8,007
Contributions from noncontrolling interests	—	—	—	—	—	—	5,535	5,535
Redemption of partnership units held by non-Aimco partners	—	—	(980)	—	—	(980)	—	(980)
Other, net	—	4,164	—	—	—	4,164	(720)	3,444
Net income (loss)	50,566	(114,390)	(6,539)	(2,347)	—	(72,710)	22,442	(50,268)
Common units issued to Aimco pursuant to Special Distributions	—	148,746	—	—	—	148,746	—	148,746
Distributions to noncontrolling interests	—	—	—	—	—	—	(91,904)	(91,904)
Distributions to common unitholders	—	(46,880)	(1,945)	(703)	488	(49,040)	—	(49,040)
Distributions to preferred unitholders	(50,566)	—	—	—	—	(50,566)	—	(50,566)
Reclassification of redeemable preferred units to temporary capital (Note 11)	(30,000)	—	—	—	—	(30,000)	—	(30,000)
Adjustment to reflect Limited Partners’ capital at redemption value	—	(30,078)	30,078	—	—	—	—	—

Balances at December 31, 2009	660,500	521,692	95,990	(40,313)	(4,621)	1,233,248	317,126	1,550,374

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF PARNERS’ CAPITAL — (Continued)
For the Years Ended December 31, 2010, 2009 and 2008

		General				Partners’
		Partner			Investment	Capital
		and Special		High	In Aimco	Attributable	Non-	Total
	Preferred	Limited	Limited	Performance	Common	to the	controlling	Partners’
	Units	Partner	Partners	Units	Stock	Partnership	Interests	Capital
	(In thousands)

Issuance of preferred units to Aimco	98,101	(3,346)	—	—	—	94,755	—	94,755
Redemption of preferred units held by Aimco	(102,511)	4,511	—	—	—	(98,000)	—	(98,000)
Common units issued to Aimco	—	14,046	—	—	—	14,046	—	14,046
Common units issued in exchange for noncontrolling interests in consolidated real estate partnerships	—	—	6,854	—	—	6,854	—	6,854
Redemption of partnership units held by non-Aimco partners	—	—	(3,495)	(76)	—	(3,571)	—	(3,571)
Repayments on Aimco officer notes	—	577	—	—	—	577	—	577
Contribution from Aimco related to employee stock purchases, net	—	2,176	—	—	—	2,176	—	2,176
Amortization of Aimco stock-based compensation	—	8,182	—	—	—	8,182	—	8,182
Contributions from noncontrolling interests	—	—	—	—	—	—	7,422	7,422
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	6,324	6,324
Adjustment to noncontrolling interests related to revision of investment balances (Note 2)	—	—	—	—	—	—	(38,718)	(38,718)
Effect of changes in ownership for consolidated entities (Note 3)	—	(25,586)	(1,291)	(514)	—	(27,391)	5,533	(21,858)
Cumulative effect of a change in accounting principle (Note 2)	—	(25,759)	(1,340)	(521)	—	(27,620)	50,775	23,155
Change in accumulated other comprehensive loss	—	(875)	(45)	(18)	—	(938)	(167)	(1,105)
Other, net	—	(472)	—	—	—	(472)	1,876	1,404
Net income (loss)	53,590	(125,018)	(6,486)	(2,514)	—	(80,428)	(13,301)	(93,729)
Distributions to noncontrolling interests	—	—	—	—	—	—	(44,463)	(44,463)
Common distributions	—	(35,304)	(2,428)	(936)	224	(38,444)	—	(38,444)
Distributions to preferred unitholders	(52,079)	—	—	—	—	(52,079)	—	(52,079)
Adjustment to reflect Limited Partners’ capital at redemption value	—	(70,642)	70,642	—	—	—	—	—

Balances at December 31, 2010	$657,601	$264,182	$158,401	$(44,892)	$(4,397)	$1,030,895	$292,407	$1,323,302

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(88,765)	$(43,980)	$627,788

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	421,825	424,913	373,862
Provision for impairment losses on real estate development assets	—	—	91,138
Provision for operating real estate impairment losses	352	2,329	—
Equity in losses of unconsolidated real estate partnerships	23,112	11,401	4,736
Gain on dispositions of unconsolidated real estate and other	(10,675)	(21,570)	(97,403)
Income tax benefit	(18,328)	(17,487)	(56,574)
Stock-based compensation expense	7,331	6,666	13,833
Amortization of deferred loan costs and other	9,742	10,399	9,432
Distributions of earnings from unconsolidated entities	1,231	4,893	14,619
Discontinued operations:
Depreciation and amortization	15,008	70,655	141,686
Gain on disposition of real estate	(94,901)	(221,770)	(800,270)
Other adjustments to income from discontinued operations	20,105	52,531	70,585
Changes in operating assets and operating liabilities:
Accounts receivable	25,561	27,067	4,848
Other assets	15,708	18,134	74,425
Accounts payable, accrued liabilities and other	(69,806)	(90,369)	(32,337)

Total adjustments	346,265	277,792	(187,420)

Net cash provided by operating activities	257,500	233,812	440,368

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	—	—	(112,655)
Capital expenditures	(178,929)	(300,344)	(665,233)
Proceeds from dispositions of real estate	218,571	875,931	2,060,344
Proceeds from sale of interests and distributions from real estate partnerships	19,707	25,067	94,277
Purchases of partnership interests and other assets	(9,399)	(6,842)	(28,121)
Originations of notes receivable	(1,190)	(5,778)	(6,911)
Proceeds from repayment of notes receivable	5,699	5,264	8,929
Net increase in cash from consolidation and deconsolidation of entities	13,128	98	241
Distributions received from Aimco	224	488	1,042
Other investing activities	18,788	36,858	(6,002)

Net cash provided by investing activities	86,599	630,742	1,345,911

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	449,384	772,443	949,549
Principal repayments on property loans	(426,662)	(1,076,318)	(1,291,543)
Proceeds from tax-exempt bond financing	—	15,727	50,100
Principal repayments on tax-exempt bond financing	(66,466)	(157,862)	(217,361)
Payments on term loans	(90,000)	(310,000)	(75,000)
(Payments on) proceeds from other borrowings	(13,469)	(40,085)	21,367
Proceeds from issuance of preferred units to Aimco	96,110	—	—
Proceeds from issuance of common units to Aimco	14,350	—	—
Repurchases and redemptions of preferred units from Aimco	(108,000)	(4,200)	(24,840)
Repurchase of common units from Aimco	—	—	(502,296)
Proceeds from Aimco Class A Common Stock option exercises	1,806	—	481
Payment of distributions to preferred units	(60,165)	(59,172)	(62,733)
Payment of distributions to General Partner and Special Limited Partner	(46,953)	(95,823)	(213,328)
Payment of distributions to Limited Partners	(2,428)	(15,403)	(55,770)
Payment of distributions to High Performance Units	(936)	(5,580)	(18,757)
Payment of distributions to noncontrolling interests	(44,463)	(92,421)	(248,537)
Other financing activities	(16,142)	(14,276)	(8,396)

Net cash used in financing activities	(314,034)	(1,082,970)	(1,697,064)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	30,065	(218,416)	89,215
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	81,260	299,676	210,461

CASH AND CASH EQUIVALENTS AT END OF YEAR	$111,325	$81,260	$299,676

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$311,432	$348,341	$434,645
Cash paid for income taxes	1,899	4,560	13,780
Non-cash transactions associated with the disposition of real estate:
Secured debt assumed in connection with the disposition of real estate	157,629	314,265	157,394
Issuance of notes receivable in connection with the disposition of real estate	4,544	3,605	10,372
Non-cash transactions associated with consolidation and deconsolidation of real estate partnerships:
Real estate, net	80,629	6,058	25,830
Investments in and notes receivable primarily from affiliated entities	41,903	4,326	4,497
Restricted cash and other assets	3,290	(1,682)	5,483
Non-recourse debt	61,211	2,031	22,036
Noncontrolling interests in consolidated real estate partnerships	57,099	2,225	11,896
Accounts payable, accrued and other liabilities	20,640	4,544	2,124
Other non-cash transactions:
Redemption of common OP Units for Aimco Class A Common Stock	—	7,085	4,182
Cancellation of notes receivable from officers of Aimco	(251)	(1,452)	(385)
Common OP Units issued to Aimco pursuant to special distributions (Note 11)	—	(148,746)	(487,477)
Issuance of common OP Units for acquisition of noncontrolling interests in consolidated real estate partnerships (Note 3)	6,854	—	—

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 —	Organization

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, and together with its consolidated subsidiaries was formed on May 16, 1994 to conduct the business of acquiring, redeveloping, leasing, and managing multifamily apartment properties. Our securities include Partnership Common Units, or common OP Units, Partnership Preferred Units, or preferred OP Units, and High Performance Partnership Units, or High Performance Units, which are collectively referred to as “OP Units.” Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, or the Partnership Agreement.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred securities issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us. Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership, and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively.

Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets (defined below) with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

As of December 31, 2010, we:

•	owned an equity interest in 219 conventional real estate properties with 68,972 units;

•	owned an equity interest in 228 affordable real estate properties with 26,540 units; and

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	provided services for or managed 27,182 units in 321 properties, primarily pursuant to long-term asset management agreements. In certain cases, we may indirectly own generally less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, we consolidated 217 conventional properties with 67,668 units and 182 affordable properties with 22,207 units. These conventional and affordable properties generated 88% and 12%, respectively, of our proportionate property net operating income (as defined in Note 17) during the year ended December 31, 2010. Any reference to the number of properties or units is unaudited.

For conventional assets, we focus on the ownership of primarily B/B+ assets. We measure conventional property asset quality based on average rents of our units compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. We classify as B/B+ those assets earning rents ranging from 100% to 125% of local market average. Although some companies and analysts within the multifamily real estate industry use asset class ratings of A, B and C, some of which are tied to local market rent averages, the metrics used to classify asset quality as well as the timing for which local markets rents are calculated may vary from company to company. Accordingly, our rating system for measuring asset quality is neither broadly nor consistently used in the multifamily real estate industry.

At December 31, 2010, we had outstanding 123,772,935 common OP Units, 27,963,126 preferred OP Units and 2,339,950 High Performance Units. At December 31, 2010, Aimco owned 117,642,872 of the common OP Units and 24,900,114 of the preferred OP Units.

NOTE 2 —	Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Partnership and its consolidated entities. Pursuant to a Management and Contribution Agreement between the Partnership and Aimco, we have acquired, in exchange for interests in the Partnership, the economic benefits of subsidiaries of Aimco in which we do not have an interest, and Aimco has granted us a right of first refusal to acquire such subsidiaries’ assets for no additional consideration. Pursuant to the agreement, Aimco has also granted us certain rights with respect to assets of such subsidiaries.

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, we consolidate real estate partnerships and other entities that are not variable interest entities when we own, directly or indirectly, a majority voting interest in the entity or are otherwise able to control the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Interests held in consolidated real estate partnerships by limited partners other than us are reflected as noncontrolling interests in consolidated real estate partnerships. The assets of consolidated real estate partnerships owned or controlled by Aimco or us generally are not available to pay creditors of Aimco or the Partnership.

As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a partner in a limited partnership or a member in a limited liability company.

Variable Interest Entities

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, a variable interest entity, or VIE, is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Effective January 1, 2010, we adopted the provisions of FASB Accounting Standards Update 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, or ASU 2009-17, on a prospective basis. ASU 2009-17, which modified the guidance in FASB ASC Topic 810, introduced a more qualitative approach to evaluating VIEs for consolidation and requires a company to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the entity that has (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. In determining whether it has the power to direct the activities of the VIE that most significantly affect the VIE’s performance, ASU 2009-17 requires a company to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed, requires continuous reassessment of primary beneficiary status rather than periodic, event-driven assessments as previously required, and incorporates expanded disclosure requirements.

In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIEs economic performance and which party controls such activities; the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial support; and the similarity with and significance to the business activities of us and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions.

As a result of our adoption of ASU 2009-17, we concluded we are the primary beneficiary of, and therefore consolidated, 49 previously unconsolidated partnerships. Those partnerships own, or control other entities that own, 31 apartment properties. Our direct and indirect interests in the profits and losses of those partnerships range from less than 1% to 35%, and average approximately 7%. We applied the practicability exception for initial measurement of consolidated VIEs to partnerships that own 13 properties and accordingly recognized the consolidated assets, liabilities and noncontrolling interests at fair value effective January 1, 2010 (refer to the Fair Value Measurements section for further information regarding certain of the fair value amounts recognized upon consolidation). We deconsolidated partnerships that own ten apartment properties in which we hold an average interest of approximately 55%. The initial consolidation and deconsolidation of these partnerships resulted

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in increases (decreases), net of intercompany eliminations, in amounts included in our consolidated balance sheet as of January 1, 2010, as follows (in thousands):

	Consolidation	Deconsolidation

Real estate, net	$143,986	$(86,151)
Cash and cash equivalents and restricted cash	25,056	(7,425)
Accounts and notes receivable	(12,249)	6,002
Investment in unconsolidated real estate partnerships	31,579	11,302
Other assets	3,870	(1,084)

Total assets	$192,242	$(77,356)

Total indebtedness	$129,164	$(56,938)
Accrued and other liabilities	34,426	(14,921)

Total liabilities	163,590	(71,859)

Cumulative effect of a change in accounting principle:
Noncontrolling interests	59,276	(8,501)
The Partnership	(30,624)	3,004

Total partners’ capital	28,652	(5,497)

Total liabilities and partners’ capital	$192,242	$(77,356)

In periods prior to 2009, when consolidated real estate partnerships made cash distributions to partners in excess of the carrying amount of the noncontrolling interest, we generally recorded a charge to earnings equal to the amount of such excess distribution, even though there was no economic effect or cost. Also prior to 2009, we allocated the noncontrolling partners’ share of partnership losses to noncontrolling partners to the extent of the carrying amount of the noncontrolling interest. Consolidation of a partnership does not ordinarily result in a change to the net amount of partnership income or loss that is recognized using the equity method. However, prior to 2009, when a partnership had a deficit in equity, accounting principles generally accepted in the United States of America, or GAAP, may have required the controlling partner that consolidates the partnership to recognize any losses that would otherwise be allocated to noncontrolling partners, in addition to the controlling partner’s share of losses. Certain of the partnerships that we consolidated in accordance with ASU 2009-17 had deficits in equity that resulted from losses or deficit distributions during prior periods when we accounted for our investment using the equity method. We would have been required to recognize the noncontrolling partners’ share of those losses had we consolidated those partnerships in those periods prior to 2009. In accordance with our prospective transition method for the adoption of ASU 2009-17 related to our consolidation of previously unconsolidated partnerships, we recorded a $30.6 million charge to our partners’ capital, the majority of which was attributed to the cumulative amount of additional losses that we would have recognized had we applied ASU 2009-17 in periods prior to 2009. Substantially all of those losses were attributable to real estate depreciation expense.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Our consolidated statements of operations for the year ended December 31, 2010, include the following amounts for the entities and related real estate properties consolidated as of January 1, 2010 (for both continuing and discontinued operations), in accordance with ASU 2009-17 (in thousands):

2010

Rental and other property revenues	$32,216
Property operating expenses	(19,192)
Depreciation and amortization	(10,624)
Other expenses	(2,038)

Operating income	362
Interest income	33
Interest expense	(8,370)
Equity in losses of unconsolidated real estate partnerships	(17,895)
Gain on disposition of unconsolidated real estate and other	7,360

Net loss	(18,510)
Net loss attributable to noncontrolling interests in consolidated real estate partnerships	19,328

Net income attributable to the Partnership	$818

Our equity in the results of operations of the partnerships and related properties we deconsolidated in connection with our adoption of ASU 2009-17 is included in equity in earnings or losses of unconsolidated real estate partnerships in our consolidated statements of operations for the year ended December 31, 2010. The amounts related to these entities are not significant.

As of December 31, 2010, we were the primary beneficiary of, and therefore consolidated, approximately 137 VIEs, which owned 96 apartment properties with 14,054 units (inclusive of properties sold or classified as held for sale through March 31, 2011). Real estate with a carrying value of $867.1 million collateralized $654.3 million of debt of those VIEs. Any significant amounts of assets and liabilities related to our consolidated VIEs are identified parenthetically on our accompanying condensed consolidated balance sheets. The creditors of the consolidated VIEs do not have recourse to our general credit.

As of December 31, 2010, we also held variable interests in 276 VIEs for which we were not the primary beneficiary. Those VIEs consist primarily of partnerships that are engaged, directly or indirectly, in the ownership and management of 329 apartment properties with 20,570 units. We are involved with those VIEs as an equity holder, lender, management agent, or through other contractual relationships. The majority of our investments in unconsolidated VIEs, or approximately $48.9 million at December 31, 2010, are held through consolidated investment partnerships that are VIEs and in which we generally hold a 1% or less general partner or equivalent interest. Accordingly, substantially all of the investment balances related to these unconsolidated VIEs are attributed to the noncontrolling interests in the consolidated investment partnerships that hold the investments in these unconsolidated VIEs. Our maximum risk of loss related to our investment in these VIEs is generally limited to our equity interest in the consolidated investment partnerships, which is insignificant. The remainder of our investment in unconsolidated VIEs, or approximately $5.5 million at December 31, 2010, is held through consolidated investment partnerships that are VIEs and in which we hold substantially all of the economic interests. Our maximum risk of loss related to our investment in these VIEs is limited to our $5.5 million recorded investment in such entities.

In addition to our investments in unconsolidated VIEs discussed above, at December 31, 2010, we had in aggregate $101.7 million of receivables from unconsolidated VIEs and we had a contractual obligation to advance funds to certain unconsolidated VIEs totaling $3.8 million. Our maximum risk of loss associated with our lending and management activities related to these unconsolidated VIEs is limited to these amounts. We may be subject to

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

additional losses to the extent of any receivables relating to future provision of services to these entities or financial support that we voluntarily provide.

Acquisition of Real Estate Assets and Related Depreciation and Amortization

We adopted the provisions of FASB Statement of Financial Accounting Standards No. 141(R), Business Combinations — a replacement of FASB Statement No. 141, or SFAS 141(R), which are codified in FASB ASC Topic 805, effective January 1, 2009. These provisions apply to all transactions or events in which an entity obtains control of one or more businesses, including those effected without the transfer of consideration, for example, by contract or through a lapse of minority veto rights. These provisions require the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establish the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and require expensing of most transaction and restructuring costs.

We believe most operating real estate assets meet SFAS 141(R)’s revised definition of a business. Accordingly, in connection with our 2009 adoption of SFAS 141(R), we retroactively adjusted our results of operations for the year ended December 31, 2008, to expense $3.5 million of transaction costs incurred prior to December 31, 2008. This retroactive adjustment is reflected in investment management expenses in our accompanying consolidated statements of operations and reduced basic and diluted earnings per unit amounts by $0.04 for the year ended December 31, 2008.

Effective January 1, 2009, we recognize at fair value the acquisition of properties or interests in partnerships that own properties if the transaction results in consolidation and we expense as incurred most related transaction costs. We allocate the cost of acquired properties to tangible assets and identified intangible assets based on their fair values. We determine the fair value of tangible assets, such as land, building, furniture, fixtures and equipment, generally using internal valuation techniques that consider comparable market transactions, discounted cash flow techniques, replacement costs and other available information. We determine the fair value of identified intangible assets (or liabilities), which typically relate to in-place leases, using internal valuation techniques that consider the terms of the in-place leases, current market data for comparable leases, and our experience in leasing similar properties. The intangible assets or liabilities related to in-place leases are comprised of:

1. The value of the above- and below-market leases in-place. An asset or liability is recognized based on the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) our estimate of fair market lease rates for the corresponding in-place leases, measured over the period, including estimated lease renewals for below-market leases, that the leases are expected to remain in effect.

2. The estimated unamortized portion of avoided leasing commissions and other costs that ordinarily would be incurred to acquire the in-place leases.

3. The value associated with vacant units during the absorption period (estimates of lost rental revenue during the expected lease-up periods based on current market demand and stabilized occupancy levels).

The values of the above- and below-market leases are amortized to rental revenue over the expected remaining terms of the associated leases which include reasonably assured renewal periods. Other intangible assets related to in-place leases are amortized to depreciation and amortization over the expected remaining terms of the associated leases. Amortization is adjusted, as necessary, to reflect any early lease terminations that were not anticipated in determining amortization periods.

Depreciation for all tangible real estate assets is calculated using the straight-line method over their estimated useful lives. Acquired buildings and improvements are depreciated over a composite life of 14 to 52 years, based on the age, condition and other physical characteristics of the property. As discussed under Impairment of Long Lived Assets below, we may adjust depreciation of properties that are expected to be disposed of or demolished prior to the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

end of their useful lives. Furniture, fixtures and equipment associated with acquired properties are depreciated over five years.

At December 31, 2010 and 2009, deferred income in our consolidated balance sheets includes below-market lease amounts totaling $27.9 million and $31.8 million, respectively, which are net of accumulated amortization of $24.9 million and $21.0 million, respectively. During the years ended December 31, 2010, 2009 and 2008, we included amortization of below-market leases of $3.9 million, $4.4 million and $4.4 million, respectively, in rental and other property revenues in our consolidated statements of operations. At December 31, 2010, our below-market leases had a weighted average amortization period of 7.0 years and estimated aggregate amortization for each of the five succeeding years as follows (in millions):

	2011	2012	2013	2014	2015

Estimated amortization	$3.6	$3.2	$2.8	$2.5	$2.3

Capital Additions and Related Depreciation

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements, and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital expenditure activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses.

We depreciate capitalized costs using the straight-line method over the estimated useful life of the related component or improvement, which is generally five, 15 or 30 years. All capitalized site payroll and indirect costs are allocated proportionately, based on direct costs, among capital projects and depreciated over the estimated useful lives of such projects.

Certain homogeneous items that are purchased in bulk on a recurring basis, such as carpeting and appliances, are depreciated using group methods that reflect the average estimated useful life of the items in each group. Except in the case of property casualties, where the net book value of lost property is written off in the determination of casualty gains or losses, we generally do not recognize any loss in connection with the replacement of an existing property component because normal replacements are considered in determining the estimated useful lives used in connection with our composite and group depreciation methods.

For the years ended December 31, 2010, 2009 and 2008, for continuing and discontinued operations, we capitalized $11.6 million, $9.8 million and $25.7 million of interest costs, respectively, and $25.3 million, $40.0 million and $78.1 million of site payroll and indirect costs, respectively.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the declines in land values

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

In addition to the impairments of Lincoln Place and Pacific Bay Vistas, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2010 and 2009, we recorded real estate impairment losses of $0.4 million and $2.3 million, respectively, related to properties classified as held for use. For the year ended December 31, 2008, we recorded no similar impairment losses related to properties classified as held for use.

We report impairment losses or recoveries related to properties sold or classified as held for sale in discontinued operations.

Our tests of recoverability address real estate assets that do not currently meet all conditions to be classified as held for sale, but are expected to be disposed of prior to the end of their estimated useful lives. If an impairment loss is not required to be recorded, the recognition of depreciation is adjusted prospectively, as necessary, to reduce the carrying amount of the real estate to its estimated disposition value over the remaining period that the real estate is expected to be held and used. We also may adjust depreciation prospectively to reduce to zero the carrying amount of buildings that we plan to demolish in connection with a redevelopment project. These depreciation adjustments decreased net income available to the Partnership’s common unitholders by $0.2 million, $19.6 million and $11.8 million, and resulted in decreases in basic and diluted earnings per unit of less than $0.01, $0.16 and $0.12, for the years ended December 31, 2010, 2009 and 2008, respectively.

Cash Equivalents

We classify highly liquid investments with an original maturity of three months or less as cash equivalents.

Restricted Cash

Restricted cash includes capital replacement reserves, completion repair reserves, bond sinking fund amounts and tax and insurance escrow accounts held by lenders.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are generally comprised of amounts receivable from residents, amounts receivable from non-affiliated real estate partnerships for which we provide property management and other services and other miscellaneous receivables from non-affiliated entities. We evaluate collectibility of accounts receivable from residents and establish an allowance, after the application of security deposits and other anticipated recoveries, for accounts greater than 30 days past due for current residents and all receivables due from former residents. Accounts receivable from residents are stated net of allowances for doubtful accounts of approximately $2.1 million and $1.4 million as of December 31, 2010 and 2009, respectively.

We evaluate collectibility of accounts receivable from non-affiliated entities and establish an allowance for amounts that are considered to be uncollectible. Accounts receivable relating to non-affiliated entities are stated net of allowances for doubtful accounts of approximately $1.0 million and $0.3 million as of December 31, 2010 and 2009, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounts Receivable and Allowance for Doubtful Accounts from Affiliates

Accounts receivable from affiliates are generally comprised of receivables related to property management and other services provided to unconsolidated real estate partnerships in which we have an ownership interest. We evaluate collectibility of accounts receivable balances from affiliates on a periodic basis, and establish an allowance for the amounts deemed to be uncollectible. Accounts receivable from affiliates are stated net of allowances for doubtful accounts of approximately $1.5 million and $1.9 million as of December 31, 2010 and 2009, respectively.

Deferred Costs

We defer lender fees and other direct costs incurred in obtaining new financing and amortize the amounts over the terms of the related loan agreements. Amortization of these costs is included in interest expense.

We defer leasing commissions and other direct costs incurred in connection with successful leasing efforts and amortize the costs over the terms of the related leases. Amortization of these costs is included in depreciation and amortization.

Notes Receivable from Unconsolidated Real Estate Partnerships and Non-Affiliates and Related Interest Income and Provision for Losses

Notes receivable from unconsolidated real estate partnerships and from non-affiliates represent our two portfolio segments, as defined in FASB Accounting Standards Update 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, that we use to evaluate for potential loan loss. Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from non-affiliates have stated maturity dates and may require current payments of principal and interest. Repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes;” and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the

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partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate. See Note 5 for further discussion of our notes receivable.

Investments in Unconsolidated Real Estate Partnerships

We own general and limited partner interests in partnerships that either directly, or through interests in other real estate partnerships, own apartment properties. We generally account for investments in real estate partnerships that we do not consolidate under the equity method. Under the equity method, our share of the earnings or losses of the entity for the periods being presented is included in equity in earnings (losses) from unconsolidated real estate partnerships, inclusive of our share of impairments and property disposition gains recognized by and related to such entities. Certain investments in real estate partnerships that were acquired in business combinations were determined to have insignificant value at the acquisition date and are accounted for under the cost method. Any distributions received from such partnerships are recognized as income when received.

The excess of the cost of the acquired partnership interests over the historical carrying amount of partners’ equity or deficit is ascribed generally to the fair values of land and buildings owned by the partnerships. We amortize the excess cost related to the buildings over the estimated useful lives of the buildings. Such amortization is recorded as a component of equity in earnings (losses) of unconsolidated real estate partnerships. See Note 4 for further discussion of Investments in Unconsolidated Real Estate Partnerships.

Intangible Assets

At December 31, 2010 and 2009, other assets included goodwill associated with our reportable segments of $67.1 million and $71.8 million, respectively. We perform an annual impairment test of goodwill that compares the fair value of reporting units with their carrying amounts, including goodwill. We determined that our goodwill was not impaired in 2010, 2009 or 2008.

During the years ended December 31, 2010 and 2009, we allocated $4.7 million and $10.1 million, respectively, of goodwill related to our reportable segments (conventional and affordable real estate operations) to the carrying amounts of the properties sold or classified as held for sale during those periods. The amounts of goodwill allocated to these properties were based on the relative fair values of the properties sold or classified as held for sale and the retained portions of the reporting units to which the goodwill as allocated. During 2008, we did not allocate any goodwill to properties sold or classified as held for sale as real estate properties were not considered businesses under then applicable GAAP.

Other assets also includes intangible assets for purchased management contracts with finite lives that we amortize on a straight-line basis over terms ranging from five to 20 years and intangible assets for in-place leases as discussed under Acquisition of Real Estate Assets and Related Depreciation and Amortization.

Capitalized Software Costs

Purchased software and other costs related to software developed for internal use are capitalized during the application development stage and are amortized using the straight-line method over the estimated useful life of the software, generally five years. We write-off the costs of software development projects when it is no longer probable that the software will be completed and placed in service. For the years ended December 31, 2010, 2009 and 2008, we capitalized software development costs totaling $8.7 million, $5.6 million and $20.9 million, respectively. At December 31, 2010 and 2009, other assets included $28.1 million and $29.7 million of net capitalized software, respectively. During the years ended December 31, 2010, 2009 and 2008, we recognized amortization of capitalized

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

software of $10.2 million, $11.5 million and $10.0 million, respectively, which is included in depreciation and amortization in our consolidated statements of operations.

During the year ended December 31, 2008, we reassessed our approach to communication technology needs at our properties, which resulted in the discontinuation of an infrastructure project and a $5.4 million write-off of related hardware and capitalized internal and consulting costs included in other assets. The write-off, which is net of sales proceeds, is included in other expenses, net. During the year ended December 31, 2008, we additionally recorded a $1.6 million write-off of certain software and hardware assets that are no longer consistent with our information technology strategy. This write-off is included in depreciation and amortization. There were no similar write-offs during the years ended December 31, 2010 or 2009.

Noncontrolling Interests

Effective January 1, 2009, we adopted the provisions of FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, or SFAS 160, which are codified in FASB ASC Topic 810. These provisions clarified that a noncontrolling interest in a subsidiary is an ownership interest in a consolidated entity, which should be reported as equity in the parent’s consolidated financial statements. These provisions require disclosure, on the face of the consolidated statements of operations, of the amounts of consolidated net income (loss) and other comprehensive income (loss) attributable to controlling and noncontrolling interests, eliminating the past practice of reporting amounts of income attributable to noncontrolling interests as an adjustment in arriving at consolidated net income. These provisions also require us to attribute to noncontrolling interests their share of losses even if such attribution results in a deficit noncontrolling interest balance within our equity accounts, and in some instances, recognize a gain or loss in net income when a subsidiary is deconsolidated.

In connection with our retrospective application of these provisions, we reclassified into our consolidated equity accounts the historical balances related to noncontrolling interests in consolidated real estate partnerships. At December 31, 2008, the carrying amount of noncontrolling interests in consolidated real estate partnerships was $381.8 million.

Noncontrolling Interests in Consolidated Real Estate Partnerships

We report the unaffiliated partners’ interests in our consolidated real estate partnerships as noncontrolling interests in consolidated real estate partnerships. Noncontrolling interests in consolidated real estate partnerships represent the noncontrolling partners’ share of the underlying net assets of our consolidated real estate partnerships. Prior to 2009, when these consolidated real estate partnerships made cash distributions to partners in excess of the carrying amount of the noncontrolling interest, we generally recorded a charge equal to the amount of such excess distribution, even though there was no economic effect or cost. These charges are reported in the consolidated statements of operations for the year ended December 31, 2008, within noncontrolling interests in consolidated real estate partnerships. Also prior to 2009, we allocated the noncontrolling partners’ share of partnership losses to noncontrolling partners to the extent of the carrying amount of the noncontrolling interest. We generally recorded a charge when the noncontrolling partners’ share of partnership losses exceeds the carrying amount of the noncontrolling interest, even though there is no economic effect or cost. These charges are reported in the consolidated statements of operations within noncontrolling interests in consolidated real estate partnerships. We did not record charges for distributions or losses in certain limited instances where the noncontrolling partner had a legal obligation and financial capacity to contribute additional capital to the partnership. For the year ended December 31, 2008, we recorded charges for partnership losses resulting from depreciation of approximately $9.0 million that were not allocated to noncontrolling partners because the losses exceeded the carrying amount of the noncontrolling interest.

Noncontrolling interests in consolidated real estate partnerships consist primarily of equity interests held by limited partners in consolidated real estate partnerships that have finite lives. The terms of the related partnership

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agreements generally require the partnership to be liquidated following the sale of the partnership’s real estate. As the general partner in these partnerships, we ordinarily control the execution of real estate sales and other events that could lead to the liquidation, redemption or other settlement of noncontrolling interests. The aggregate carrying amount of noncontrolling interests in consolidated real estate partnerships is approximately $292.4 million at December 31, 2010. The aggregate fair value of these interests varies based on the fair value of the real estate owned by the partnerships. Based on the number of classes of finite-life noncontrolling interests, the number of properties in which there is direct or indirect noncontrolling ownership, complexities in determining the allocation of liquidation proceeds among partners and other factors, we believe it is impracticable to determine the total required payments to the noncontrolling interests in an assumed liquidation at December 31, 2010. As a result of real estate depreciation that is recognized in our financial statements and appreciation in the fair value of real estate that is not recognized in our financial statements, we believe that the aggregate fair value of our noncontrolling interests exceeds their aggregate carrying amount. As a result of our ability to control real estate sales and other events that require payment of noncontrolling interests and our expectation that proceeds from real estate sales will be sufficient to liquidate related noncontrolling interests, we anticipate that the eventual liquidation of these noncontrolling interests will not have an adverse impact on our financial condition.

Changes in our ownership interest in consolidated real estate partnerships generally consist of our purchase of an additional interest in or the sale of our entire interest in a consolidated real estate partnership. The effect on partners’ capital of our purchase of additional interests in consolidated real estate partnerships during the year ended December 31, 2010 is shown in the consolidated statement of partners’ capital and further discussed in Note 3. Our purchase of additional interests in consolidated real estate partnerships had no significant effect on our partners’ capital during the years ended December 31, 2009 and 2008. The effect on our partners’ capital of sales of our entire interest in consolidated real estate partnerships is reflected in our consolidated financial statements as sales of real estate and accordingly the effect on our partners’ capital is reflected as gains on disposition of real estate, less the amounts of such gains attributable to noncontrolling interests, within consolidated net (loss) income attributable to the Partnership’s common unitholders.

Revenue Recognition

Our properties have operating leases with apartment residents with terms averaging 12 months. We recognize rental revenue related to these leases, net of any concessions, on a straight-line basis over the term of the lease. We recognize revenues from property management, asset management, syndication and other services when the related fees are earned and are realized or realizable.

Advertising Costs

We generally expense all advertising costs as incurred to property operating expense. For the years ended December 31, 2010, 2009 and 2008, for both continuing and discontinued operations, total advertising expense was $14.2 million, $21.7 million and $31.8 million, respectively.

Insurance

We believe that our insurance coverages insure our properties adequately against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, and other perils. In addition, we have insurance coverage for substantial portions of our property, workers’ compensation, health, and general liability exposures. Losses are accrued based upon our estimates of the aggregate liability for uninsured losses incurred using certain actuarial assumptions followed in the insurance industry and based on our experience.

Stock-Based Compensation

We recognize all stock-based employee compensation, including grants of employee stock options, in the consolidated financial statements based on the grant date fair value and recognize compensation cost, which is net

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of estimates for expected forfeitures, ratably over the awards’ requisite service period. See Note 12 for further discussion of our stock-based compensation.

Tax Credit Arrangements

We sponsor certain partnerships that own and operate apartment properties that qualify for tax credits under Section 42 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and for the U.S. Department of Housing and Urban Development, or HUD, subsidized rents under HUD’s Section 8 program. These partnerships acquire, develop and operate qualifying affordable housing properties and are structured to provide for the pass-through of tax credits and deductions to their partners. The tax credits are generally realized ratably over the first ten years of the tax credit arrangement and are subject to the partnership’s compliance with applicable laws and regulations for a period of 15 years. Typically, we are the general partner with a legal ownership interest of one percent or less. We market limited partner interests of at least 99 percent to unaffiliated institutional investors (which we refer to as tax credit investors or investors) and receive a syndication fee from each investor upon such investor’s admission to the partnership. At inception, each investor agrees to fund capital contributions to the partnerships. We agree to perform various services for the partnerships in exchange for fees over the expected duration of the tax credit service period. The related partnership agreements generally require adjustment of each tax credit investor’s required capital contributions if actual tax benefits to such investor differ from projected amounts.

We have determined that the partnerships in these arrangements are variable interest entities and, where we are general partner, we are generally the primary beneficiary that is required to consolidate the partnerships. When the contractual arrangements obligate us to deliver tax benefits to the investors, and entitle us through fee arrangements to receive substantially all available cash flow from the partnerships, we account for these partnerships as wholly owned subsidiaries. Capital contributions received by the partnerships from tax credit investors represent, in substance, consideration that we receive in exchange for our obligation to deliver tax credits and other tax benefits to the investors, and the receipts are recognized as revenue in our consolidated financial statements when our obligation to the investors is relieved upon delivery of the expected tax benefits.

In summary, our accounting treatment recognizes the income or loss generated by the underlying real estate based on our economic interest in the partnerships. Proceeds received in exchange for the transfer of the tax credits are recognized as revenue proportionately as the tax benefits are delivered to the tax credit investors and our obligation is relieved. Syndication fees and related costs are recognized in income upon completion of the syndication effort. We recognize syndication fees in amounts determined based on a market rate analysis of fees for comparable services, which generally fell within a range of 10% to 15% of investor contributions during the periods presented. Other direct and incremental costs incurred in structuring these arrangements are deferred and amortized over the expected duration of the arrangement in proportion to the recognition of related income. Investor contributions in excess of recognized revenue are reported as deferred income in our consolidated balance sheets.

During the year ended December 31, 2010, we recognized a net $1.0 million reduction of syndication fees due to our determination that certain syndication fees receivable were uncollectible. We recognized no syndication fee income during the year ended December 31, 2009. During the year ended December 31, 2008, we recognized syndication fee income of $3.4 million. During the years ended December 31, 2010, 2009 and 2008 we recognized revenue associated with the delivery of tax benefits of $28.9 million, $36.6 million and $29.4 million, respectively. At December 31, 2010 and 2009, $114.7 million and $148.1 million, respectively, of investor contributions in excess of the recognized revenue were included in deferred income in our consolidated balance sheets.

Discontinued Operations

We classify certain properties and related assets and liabilities as held for sale when they meet certain criteria. The operating results of such properties as well as those properties sold during the periods presented are included in discontinued operations in both current periods and all comparable periods presented. Depreciation is not recorded

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

on properties once they have been classified as held for sale; however, depreciation expense recorded prior to classification as held for sale is included in discontinued operations. The net gain on sale and any impairment losses are presented in discontinued operations when recognized. See Note 13 for additional information regarding discontinued operations.

Derivative Financial Instruments

We primarily use long-term, fixed-rate and self-amortizing non-recourse debt to avoid, among other things, risk related to fluctuating interest rates. For our variable rate debt, we are sometimes required by our lenders to limit our exposure to interest rate fluctuations by entering into interest rate swap or cap agreements. The interest rate swap agreements moderate our exposure to interest rate risk by effectively converting the interest on variable rate debt to a fixed rate. The interest rate cap agreements effectively limit our exposure to interest rate risk by providing a ceiling on the underlying variable interest rate. The fair values of the interest rate swaps are reflected as assets or liabilities in the balance sheet, and periodic changes in fair value are included in interest expense or equity, as appropriate. The interest rate caps are not material to our financial position or results of operations.

As of December 31, 2010 and 2009, we had interest rate swaps with aggregate notional amounts of $52.3 million, and recorded fair values of $2.7 million and $1.6 million, respectively, reflected in accrued liabilities and other in our consolidated balance sheets. At December 31, 2010, these interest rate swaps had a weighted average term of 10.1 years. We have designated these interest rate swaps as cash flow hedges and recognize any changes in their fair value as an adjustment of accumulated other comprehensive income (loss) within partners’ capital to the extent of their effectiveness. Changes in the fair value of these instruments and the related amounts of such changes that were reflected as an adjustment of accumulated other comprehensive loss within partners’ capital and as an adjustment of earnings (ineffectiveness) are discussed in the foregoing Fair Value Measurements section.

If the forward rates at December 31, 2010 remain constant, we estimate that during the next twelve months, we would reclassify into earnings approximately $1.6 million of the unrealized losses in accumulated other comprehensive loss. If market interest rates increase above the 3.43% weighted average fixed rate under these interest rate swaps we will benefit from net cash payments due to us from our counterparty to the interest rate swaps.

We have entered into total rate of return swaps on various fixed-rate secured tax-exempt bonds payable and fixed-rate notes payable to convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower our cost of borrowing. In exchange for our receipt of a fixed rate generally equal to the underlying borrowing’s interest rate, the total rate of return swaps require that we pay a variable rate, equivalent to the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate for tax-exempt bonds payable and the 30-day LIBOR rate for notes payable, plus a risk spread. These swaps generally have a second or third lien on the property collateralized by the related borrowings and the obligations under certain of these swaps are cross-collateralized with certain of the other swaps with a particular counterparty. The underlying borrowings are generally callable at our option, with no prepayment penalty, with 30 days advance notice, and the swaps generally have a term of less than five years. The total rate of return swaps have a contractually defined termination value generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings, which may require payment by us or to us for such difference. Accordingly, we believe fluctuations in the fair value of the borrowings from the inception of the hedging relationship generally will be offset by a corresponding fluctuation in the fair value of the total rate of return swaps.

We designate total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense. We evaluate the effectiveness of these fair value hedges at the end of each reporting period and recognize an adjustment of interest expense as a result of any ineffectiveness.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Borrowings payable subject to total rate of return swaps with aggregate outstanding principal balances of $276.9 million and $352.7 million at December 31, 2010 and 2009, respectively, are reflected as variable rate borrowings in Note 6. Due to changes in the estimated fair values of these debt instruments and the corresponding total rate of return swaps, we increased the carrying amount of property loans payable by $4.8 million and $5.2 million for the years ended December 31, 2010 and 2009, respectively, and reduced the carrying amount of property loans payable by $20.1 million for the year ended December 31, 2008, with offsetting adjustments to the swap values in accrued liabilities, resulting in no net effect on net income. Refer to the foregoing Fair Value Measurements section for further discussion of fair value measurements related to these arrangements. During 2010, 2009 and 2008, we determined these hedges were fully effective and accordingly we made no adjustments to interest expense for ineffectiveness.

At December 31, 2010, the weighted average fixed receive rate under the total return swaps was 6.8% and the weighted average variable pay rate was 1.6%, based on the applicable SIFMA and 30-day LIBOR rates effective as of that date. Further information related to our total return swaps as of December 31, 2010 is as follows (dollars in millions):

		Weighted		Year of	Weighted Average Swap
	Year of Debt	Average Debt	Swap Notional	Swap	Variable Pay Rate at
Debt Principal	Maturity	Interest Rate	Amount	Maturity	December 31, 2010

$29.2	2012	7.5%	$29.2	2012	1.6%
24.0	2015	6.9%	24.0	2012	1.1%
93.0	2031	7.4%	93.0	2012	1.1%
106.1	2036	6.2%	106.5	2012	2.2%
12.1	2038	5.5%	12.1	2012	1.0%
12.5	2048	6.5%	12.5	2012	1.0%

$276.9			$277.3

Fair Value Measurements

Beginning in 2008, we applied the FASB’s revised accounting provisions related to fair value measurements, which are codified in FASB ASC Topic 820. These revised provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity’s own data. We adopted the revised fair value measurement provisions that apply to recurring and nonrecurring fair value measurements of financial assets and liabilities effective January 1, 2008, and the provisions that apply to the remaining fair value measurements effective January 1, 2009, and at those times determined no transition adjustments were required.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and includes three levels defined as follows:

Level 1 — Unadjusted quoted prices for identical and unrestricted assets or liabilities in active markets

Level 2 — Quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument

Level 3 — Unobservable inputs that are significant to the fair value measurement

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Following are descriptions of the valuation methodologies used for our significant assets or liabilities measured at fair value on a recurring or nonrecurring basis. Although some of the valuation methodologies use observable market inputs in limited instances, the majority of inputs we use are unobservable and are therefore classified within Level 3 of the valuation hierarchy.

Real Estate

From time to time, we may be required to recognize an impairment loss to the extent the carrying amount of a property exceeds the estimated fair value, for properties classified as held for use, or the estimated fair value, less estimated selling costs, for properties classified as held for sale. Additionally, we are generally required to initially measure real estate recognized in connection with our consolidation of real estate partnerships at fair value.

We estimate the fair value of real estate using income and market valuation techniques using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations. For certain properties classified as held for sale, we may also recognize the impairment loss based on the contract sale price, which we believe is representative of fair value, less estimated selling costs.

Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. The amount of the impairment to be recognized generally is based on the fair value of the real estate, which represents the primary source of loan repayment. The fair value of real estate is estimated through income and market valuation approaches using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations.

Interest Rate Swaps

We recognized interest rate swaps at their estimated fair value. We estimate the fair value of interest rate swaps using an income approach with primarily observable inputs, including information regarding the hedged variable cash flows and forward yield curves relating to the variable interest rates on which the hedged cash flows are based.

Total Rate of Return Swaps

Our total rate of return swaps have contractually-defined termination values generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings. Upon termination, we are required to pay the counterparty the difference if the fair value is less than the purchased value, and the counterparty is required to pay us the difference if the fair value is greater than the purchased value. The underlying borrowings are generally callable, at our option, at face value prior to maturity and with no prepayment penalty. Due to our control of the call features in the underlying borrowings, we believe the inherent value of any differential between the fixed and variable cash payments due under the swaps would be significantly discounted by a market participant willing to purchase or assume any rights and obligations under these contracts.

The swaps are generally cross-collateralized with other swap contracts with the same counterparty and do not allow transfer or assignment, thus there is no alternate or secondary market for these instruments. Accordingly, our assumptions about the fair value that a willing market participant would assign in valuing these instruments are

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based on a hypothetical market in which the highest and best use of these contracts is in-use in combination with the related borrowings, similar to how we use the contracts. Based on these assumptions, we believe the termination value, or exit value, of the swaps approximates the fair value that would be assigned by a willing market participant. We calculate the termination value using a market approach by reference to estimates of the fair value of the underlying borrowings, which are discussed below, and an evaluation of potential changes in the credit quality of the counterparties to these arrangements. We compare our estimates of the fair value of the swaps and related borrowings to the valuations provided by the counterparties on a quarterly basis.

Non-recourse Property Debt

We recognize changes in the fair value of the non-recourse property debt subject to total rate of return swaps discussed above, which we have designated as fair value hedges. Additionally, we are generally required to initially measure non-recourse property debt recognized in connection with our consolidation of real estate partnerships at fair value.

We estimate the fair value of debt instruments using an income and market approach, including comparison of the contractual terms to observable and unobservable inputs such as market interest rate risk spreads, collateral quality and loan-to-value ratios on similarly encumbered assets within our portfolio. These borrowings are collateralized and non-recourse to us; therefore, we believe changes in our credit rating will not materially affect a market participant’s estimate of the borrowings’ fair value.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although we believe our valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different estimate of fair value at the reporting date.

The table below presents amounts at December 31, 2010, 2009 and 2008 (and the changes in fair value between such dates) for significant items measured in our consolidated balance sheets at fair value on a recurring basis (in thousands). Certain of these fair value measurements are based on significant unobservable inputs classified within Level 3 of the valuation hierarchy. When a determination is made to classify a fair value measurement within Level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. However, Level 3 fair value measurements typically include, in addition to the unobservable or Level 3 components, observable components that can be validated to observable external sources;

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accordingly, the changes in fair value in the table below are due in part to observable factors that are part of the valuation methodology.

	Level 2	Level 3
			Changes in Fair
			Value of Debt
			Subject to Total
	Interest Rate	Total Rate of	Rate of Return
	Swaps	Return Swaps	Swaps	Total

Fair value at December 31, 2008	$(2,557)	$(29,495)	$29,495	$(2,557)
Unrealized gains (losses) included in earnings(1)(2)	(447)	5,188	(5,188)	(447)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	1,408	—	—	1,408

Fair value at December 31, 2009	$(1,596)	$(24,307)	$24,307	$(1,596)
Unrealized gains (losses) included in earnings(1)(2)	(45)	4,765	(4,765)	(45)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	(1,105)	—	—	(1,105)

Fair value at December 31, 2010	$(2,746)	$(19,542)	$19,542	$(2,746)

(1)	Unrealized gains (losses) relate to periodic revaluations of fair value and have not resulted from the settlement of a swap position.

(2)	Included in interest expense in the accompanying consolidated statements of operations.

The table below presents information regarding significant amounts measured at fair value in our consolidated financial statements on a nonrecurring basis during the years ended December 31, 2010 and 2009, all of which were based, in part, on significant unobservable inputs classified within Level 3 of the valuation hierarchy (in thousands):

	2010		2009
	Fair Value		Fair Value
	Measurement	Gain (loss)	Measurement	Gain (loss)

Real estate (impairment losses)(1)	$62,111	$(12,043)	$425,345	$(48,542)
Real estate (newly consolidated)(2)	117,083	1,104	10,798	—
Property debt (newly consolidated)(2)	83,890	—	2,031	—
Investment in Casden Properties LLC (Note 5)	—	—	10,000	(20,740)

(1)	During the year ended December 31, 2010 and 2009, we reduced the aggregate carrying amounts of $74.2 million and $473.9 million, respectively, for real estate assets classified as held for sale to their estimated fair value, less estimated costs to sell. These impairment losses recognized generally resulted from a reduction in the estimated holding period for these assets. In periods prior to their classification as held for sale, we evaluated the recoverability of their carrying amounts based on an analysis of the undiscounted cash flows over the then anticipated holding period.

(2)	In connection with our adoption of ASU 2009-17 (see preceding discussion of Variable Interest Entities) and reconsideration events during the year ended December 31, 2010, we consolidated 17 partnerships at fair value. With the exception of such partnerships’ investments in real estate properties and related non-recourse property debt obligations, we determined the carrying amounts of the related assets and liabilities approximated their fair

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

values. The difference between our recorded investments in such partnerships and the fair value of the assets and liabilities recognized in consolidation, resulted in an adjustment of consolidated partners’ capital (allocated between the Partnership and noncontrolling interests) for those partnerships consolidated in connection with our adoption of ASU 2009-17. For the partnerships we consolidated at fair value due to reconsideration events during the year ended December 31, 2010, the difference between our recorded investments in such partnerships and the fair value of the assets, liabilities and noncontrolling interests recognized upon consolidation resulted in our recognition of a gain, which is included in gain on disposition of unconsolidated real estate and other in our consolidated statement of operations for the year ended December 31, 2010. We recognized no similar gain as a result of our consolidation of partnerships during the year ended December 31, 2009.

Disclosures Regarding Fair Value of Financial Instruments

We believe that the aggregate fair value of our cash and cash equivalents, receivables, payables and short-term secured debt approximates their aggregate carrying value at December 31, 2010, due to their relatively short-term nature and high probability of realization. We estimate fair value for our notes receivable and debt instruments as discussed in the preceding Fair Value Measurements section The estimated aggregate fair value of our notes receivable was approximately $126.0 million and $126.1 million at December 31, 2010 and 2009, respectively, as compared to carrying amounts of $137.6 million and $139.6 million, respectively. See Note 5 for further information on notes receivable. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.6 billion and $5.7 billion at December 31, 2010 and 2009, respectively, as compared to the carrying amounts of $5.5 billion and $5.7 billion, respectively. See Note 6 and Note 7 for further details on our consolidated debt. Refer to Derivative Financial Instruments for further discussion regarding certain of our fixed rate debt that is subject to total rate of return swap instruments.

Income Taxes

We are treated as a “pass-through” entity for United States Federal income tax purposes and are not subject to United States Federal income taxation. We are subject to tax in certain states. Each of our partners, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions and credits, or Partnership Tax Items, for each taxable year during which he is a partner, regardless of whether he receives any actual distributions of cash or other property from us during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined by us, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the Partnership Agreement. The General Partner is our “tax matters partner” for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of us with respect to tax matters.

Aimco has elected to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1994, and intends to continue to operate in such a manner. Aimco’s current and continuing qualification as a REIT depends on its ability to meet the various requirements imposed by the Code, which are related to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. If Aimco qualifies for taxation as a REIT, it will generally not be subject to United States Federal corporate income tax on our taxable income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation.

Even if Aimco qualifies as a REIT, it may be subject to United States Federal income and excise taxes in various situations, such as on our undistributed income. Aimco also will be required to pay a 100% tax on any net income on non-arms length transactions between it and a taxable subsidiary (described below) and on any net income from sales of property that was property held for sale to customers in the ordinary course. Aimco and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which Aimco transacts business or Aimco’s stockholders reside. In addition, Aimco could also be subject to the alternative

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

minimum tax, or AMT, on our items of tax preference. The state and local tax laws may not conform to the United States Federal income tax treatment. Any taxes imposed on Aimco reduce its and our operating cash flow and net income.

Certain of Aimco’s operations or a portion thereof, including property management, asset management and risk management, are conducted through taxable subsidiaries, which are subsidiaries of the Partnership. A taxable subsidiary is a C-corporation that has not elected REIT status and as such is subject to United States Federal corporate income tax. Aimco uses taxable subsidiaries to facilitate its ability to offer certain services and activities to its residents and investment partners that cannot be offered directly by a REIT. Aimco also uses taxable subsidiaries to hold investments in certain properties.

For Aimco’s taxable subsidiaries, deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for Federal income tax purposes, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences reverse. We reduce deferred tax assets by recording a valuation allowance when we determine based on available evidence that it is more likely than not that the assets will not be realized. We recognize the tax consequences associated with intercompany transfers between the REIT and taxable subsidiaries when the related assets are sold to third parties, impaired or otherwise disposed of for financial reporting purposes.

In March 2008, we were notified by the Internal Revenue Service that it intended to examine our 2006 Federal tax return. During June 2008, the IRS issued AIMCO-GP, Inc., our general and tax matters partner, a summary report including the IRS’s proposed adjustments to our 2006 Federal tax return. In addition, in May 2009, we were notified by the IRS that it intended to examine our 2007 Federal tax return. During November 2009, the IRS issued AIMCO-GP, Inc. a summary report including the IRS’s proposed adjustments to our 2007 Federal tax return. The matter is currently pending administratively before IRS Appeals and the IRS has made no determination. We do not expect the 2006 or 2007 proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of operations.

Concentration of Credit Risk

Financial instruments that potentially could subject us to significant concentrations of credit risk consist principally of notes receivable and total rate of return swaps. Approximately $89.3 million of our notes receivable, or 1.2% of the carrying amount of our total assets, at December 31, 2010, are collateralized by 84 buildings with 1,596 residential units in the West Harlem area of New York City. There are no other significant concentrations of credit risk with respect to our notes receivable due to the large number of partnerships that are borrowers under the notes and the geographic diversification of the properties that serve as the primary source of repayment of the notes.

At December 31, 2010, we had total rate of return swap positions with two financial institutions totaling $277.3 million. We periodically evaluate counterparty credit risk associated with these arrangements. At the current time, we have concluded we do not have material exposure. In the event either counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely impact our results of operations and operating cash flows.

Comprehensive Income or Loss

As discussed in the Derivative Financial Instruments section, we recognize changes in the fair value of our cash flow hedges as changes in accumulated other comprehensive loss within partners’ capital. For the years ended December 31, 2010 and 2009, before the effects of noncontrolling interests, our consolidated comprehensive loss totaled $89.9 million and $42.6 million, respectively, and for the year ended December 31, 2008, our consolidated comprehensive income totaled $625.6 million.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Earnings per Unit

We calculate earnings per unit based on the weighted average number of common OP Units, common OP Unit equivalents, participating securities and other potentially dilutive securities outstanding during the period (see Note 14).

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ from those estimates.

Reclassifications and Adjustments

Certain items included in the 2009 and 2008 financial statements have been reclassified to conform to the current presentation, including adjustments for discontinued operations.

During the three months ended March 31, 2010, we reduced the investment and noncontrolling interest balances for certain of our consolidated partnerships by $38.7 million related to excess amounts allocated to the investments upon our consolidation of such partnerships.

NOTE 3 —	Real Estate and Partnership Acquisitions and Other Significant Transactions

Real Estate Acquisitions

During the years ended December 31, 2010 and 2009, we did not acquire any significant real estate properties.

During the year ended December 31, 2008, we acquired three conventional properties with a total of 470 units, located in San Jose, California, Brighton, Massachusetts and Seattle, Washington. The aggregate purchase price of $111.5 million, excluding transaction costs, was funded using $39.0 million in proceeds from property loans, $41.9 million in tax-free exchange proceeds (provided by 2008 real estate dispositions) and the remainder in cash.

Acquisitions of Noncontrolling Partnership Interests

During the year ended December 31, 2010, we acquired the remaining noncontrolling limited partnership interests in two consolidated partnerships, in which our affiliates serve as general partner, for total consideration of $19.9 million. This consideration consisted of $12.5 million in cash, $6.9 million in common OP Units and $0.5 million of other consideration. We also acquired for $1.8 million additional noncontrolling interests in a consolidated partnership for $1.2 million in cash and other consideration. We recognized the $27.4 million excess of the consideration paid over the carrying amount of the noncontrolling interests acquired as an adjustment of partners’ capital. During the years ended December 31, 2009 and 2008, we did not acquire any significant noncontrolling limited partnership interests.

Disposition of Unconsolidated Real Estate and Other

During the year ended December 31, 2010, we recognized $10.7 million in net gains on disposition of unconsolidated real estate and other. These gains were primarily related to sales of investments held by partnerships we consolidated in accordance with our adoption of ASU 2009-17 (see Note 2) and in which we generally hold a nominal general partner interest. Accordingly, these gains were primarily attributed to the noncontrolling interests in these partnerships.

During the year ended December 31, 2009, we recognized $21.6 million in net gains on disposition of unconsolidated real estate and other. Gains recognized in 2009 primarily consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(discussed below), $4.0 million from the disposition of our interest in a group purchasing organization (discussed below), $5.5 million from our disposition of interests in unconsolidated real estate partnerships and $3.5 million of net gains related to various other transactions.

During the year ended December 31, 2008, we recognized $97.4 million in net gains on disposition of unconsolidated real estate and other, which primarily consisted of a $98.4 million gain recognized on the disposal of our interests in unconsolidated real estate partnerships that owned two properties with 671 units.

Sale of Interest in Group Purchasing Organization

During 2009, we sold our interest in an unconsolidated group purchasing organization to an unrelated entity for $5.9 million, resulting in the recognition of a gain on sale of $4.0 million, which is included in gain on disposition of unconsolidated real estate and other in our consolidated statement of operations for the year ended December 31, 2009. This gain was partially offset by a $1.0 million provision for income tax. We also had a note receivable from another principal in the group purchasing organization, which was collateralized by its equity interest in the entity. In connection with the sale of our interest, we reevaluated collectibility of the note receivable and reversed $1.4 million of previously recognized impairment losses, which is reflected in provision for losses on notes receivable, net in our consolidated statement of operations for the year ended December 31, 2009. During the year ended December 31, 2010, we received payment of the remaining outstanding $1.6 million balance on the note.

Casualty Loss Related to Tropical Storm Fay and Hurricane Ike

During 2008, Tropical Storm Fay and Hurricane Ike caused severe damage to certain of our properties located primarily in Florida and Texas, respectively. We incurred total losses of approximately $33.9 million, including property damage replacement costs and clean-up costs. After consideration of estimated third party insurance proceeds and the noncontrolling interest partners’ share of losses for consolidated real estate partnerships, the net effect of these casualties on net income available to the Partnership’s common unitholders was a loss of approximately $5.6 million.

Restructuring Costs

In connection with 2008 property sales and an expected reduction in redevelopment and transactional activities, during the three months ended December 31, 2008, we initiated an organizational restructuring program that included reductions in workforce and related costs, reductions in leased corporate facilities and abandonment of certain redevelopment projects and business pursuits. This restructuring effort resulted in a restructuring charge of $22.8 million, which consisted of: severance costs of $12.9 million; unrecoverable lease obligations of $6.4 million related to space that we will no longer use; and the write-off of deferred transaction costs totaling $3.5 million associated with certain acquisitions and redevelopment opportunities that we will no longer pursue. We completed the workforce reductions by March 31, 2009.

During 2009, in connection with continued repositioning of our portfolio, we completed additional organizational restructuring activities that included reductions in workforce and related costs and the abandonment of additional leased corporate facilities and redevelopment projects. Our 2009 restructuring activities resulted in a restructuring charge of $11.2 million, which consisted of severance costs and personnel related costs of $7.0 million; unrecoverable lease obligations of $2.6 million related to space that we will no longer use; the write-off of deferred costs totaling $0.9 million associated with certain redevelopment opportunities that we will no longer pursue; and $0.7 million in other costs.

As of December 31, 2010 and 2009, the remaining accruals associated with these restructuring activities were $4.7 million and $6.9 million, respectively, for estimated unrecoverable lease obligations, which will be paid over the remaining terms of the affected leases, and at December 31, 2009, we had $4.7 million accrued for severance and personnel related costs, which were paid during the first quarter of 2010.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 4 —	Investments in Unconsolidated Real Estate Partnerships

We owned general and limited partner interests in unconsolidated real estate partnerships owning approximately 173, 77 and 85 properties at December 31, 2010, 2009 and 2008, respectively. We acquired these interests through various transactions, including large portfolio acquisitions and offers to individual limited partners. Our total ownership interests in these unconsolidated real estate partnerships typically ranges from less than 1% to 50% and in some instances may exceed 50%.

The following table provides selected combined financial information for the unconsolidated real estate partnerships in which we had investments accounted for under the equity method as of and for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Real estate, net of accumulated depreciation	$624,913	$95,226	$122,788
Total assets	676,373	122,543	155,444
Secured and other notes payable	494,967	101,678	122,859
Total liabilities	726,480	145,637	175,681
Partners’ deficit	(50,107)	(23,094)	(20,237)
Rental and other property revenues	145,598	55,366	69,392
Property operating expenses	(93,521)	(34,497)	(42,863)
Depreciation expense	(36,650)	(10,302)	(12,640)
Interest expense	(40,433)	(11,103)	(17,182)
(Impairment losses)/Gain on sale, net	(29,316)	8,482	5,391
Net income (loss)	(58,274)	6,622	1,398

The increase in the number of partnerships we account for using the equity method and the related selected combined financial information for such partnerships is primarily attributed to our adoption of ASU 2009-17 (see Note 2), pursuant to which we consolidated 18 investment partnerships that hold investments in other unconsolidated real estate partnerships. Prior to our consolidation of these investment partnerships, we had no recognized basis in the investment partnerships’ investments in the unconsolidated real estate partnerships and accounted for our indirect interests in these partnerships using the cost method. We generally hold a nominal general partnership interest in these investment partnerships and substantially all of the assets and liabilities of these investment partnerships are attributed to the noncontrolling interests in such entities.

As a result of our acquisition of interests in unconsolidated real estate partnerships at a cost in excess of the historical carrying amount of the partnerships’ net assets and our consolidation of investment partnerships and their investments in unconsolidated real estate partnerships at fair values that may exceed the historical carrying amount of the unconsolidated partnerships’ net assets, our aggregate investment in unconsolidated partnerships at December 31, 2010 and 2009 of $58.2 million and $104.2 million, respectively, exceeds our share of the underlying historical partners’ deficit of the partnerships by approximately $61.8 million and $108.4 million, respectively.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 —	Notes Receivable

The following table summarizes our notes receivable at December 31, 2010 and 2009 (in thousands):

	2010			2009
	Unconsolidated			Unconsolidated
	Real Estate	Non-		Real Estate	Non-
	Partnerships	Affiliates	Total	Partnerships	Affiliates	Total

Par value notes	$10,821	$17,899	$28,720	$11,353	$20,862	$32,215
Discounted notes	980	145,888	146,868	5,095	141,468	146,563
Allowance for loan losses	(905)	(37,061)	(37,966)	(2,153)	(37,061)	(39,214)

Total notes receivable	$10,896	$126,726	$137,622	$14,295	$125,269	$139,564

Face value of discounted notes	$31,755	$158,621	$190,376	$37,709	$155,848	$193,557

Included in notes receivable from unconsolidated real estate partnerships at December 31, 2010 and 2009, are $2.3 million and $2.4 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships. We earn interest on these secured notes receivable at an annual interest rate of 12.0%.

Included in the notes receivable from non-affiliates at December 31, 2010 and 2009, are $103.9 million and $102.2 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships. We earn interest on these secured notes receivable at various annual interest rates ranging between 3.5% and 12.0% and averaging 4.1%.

Notes receivable from non-affiliates at December 31, 2010 and 2009, include notes receivable totaling $89.3 million and $87.4 million, respectively, from certain entities (the “borrowers”) that are wholly owned by a single individual. We originated these notes in November 2006 pursuant to a loan agreement that provides for total funding of approximately $110.0 million, including $16.4 million for property improvements and an interest reserve, of which $3.8 million had not been funded as of December 31, 2010. The notes mature in November 2016, bear interest at LIBOR plus 2.0%, are partially guaranteed by the owner of the borrowers, and are collateralized by second mortgages on 84 buildings containing 1,596 residential units and 43 commercial spaces in West Harlem, New York City. In conjunction with the loan agreement, we entered into a purchase option and put agreement with the borrowers under which we may purchase some or all of the buildings and, subject to achieving specified increases in rental income, the borrowers may require us to purchase the buildings (see Note 8). We determined that the stated interest rate on the notes on the date the loan was originated was a below-market interest rate and recorded a $19.4 million discount to reflect the estimated fair value of the notes based on an estimated market interest rate of LIBOR plus 4.0%. The discount was determined to be attributable to our real estate purchase option, which we recorded separately in other assets. Accretion of this discount, which is included in interest income in our consolidated statements of operations, totaled $0.9 million in 2010, $0.9 million in 2009 and $0.7 million in 2008. The value of the purchase option asset will be included in the cost of properties acquired pursuant to the option or otherwise be charged to expense. We determined that the borrowers are VIEs and, based on qualitative and quantitative analysis, determined that the individual who owns the borrowers and partially guarantees the notes is the primary beneficiary.

As part of the March 2002 acquisition of Casden Properties, Inc., we invested $50.0 million for a 20% passive interest in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California. Based upon the profit allocation agreement, we account for this investment as a note receivable from a non-affiliate and through 2008 were amortizing the discounted value of the investment to the $50.0 million previously estimated to be collectible, through the initial dissolution date of the entity. As a result of a declines in land values in Southern California, we determined our recorded investment amount was not fully recoverable, and accordingly recognized impairment losses of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009 and $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The activity in the allowance for loan losses related to our notes receivable from unconsolidated real estate partnerships and non-affiliates, in total for both par value notes and discounted notes, for the years ended December 31, 2010 and 2009, is as follows (in thousands):

	Unconsolidated
	Real Estate
	Partnerships	Non-Affiliates

Balance at December 31, 2008	$(4,863)	$(17,743)
Provisions for losses on notes receivable	(2,231)	—
Recoveries of losses on notes receivable	—	1,422
Provisions for impairment loss on investment in Casden Properties LLC	—	(20,740)
Write offs charged against allowance	4,367	—
Net reductions due to consolidation of real estate partnerships and property dispositions	574	—

Balance at December 31, 2009	$(2,153)	$(37,061)
Provisions for losses on notes receivable	(304)	(220)
Recoveries of losses on notes receivable	116	—
Write offs charged against allowance	639	220
Net reductions due to consolidation of real estate partnerships and property dispositions	797	—

Balance at December 31, 2010	$(905)	$(37,061)

In addition to the provisions shown above, during the year ended December 31, 2010, we wrote off $0.5 million of receivables that were not reserved through the allowance.

Additional information regarding our par value notes and discounted notes impaired during the years ended December 31, 2010 and 2009 is presented in the table below (in thousands):

	2010	2009

Par value notes:
Allowance for losses recognized	$(796)	$(1,158)
Carrying amounts of loans prior to impairments	1,115	3,819
Average recorded investment in impaired loans	1,255	7,589
Interest income recognized related to impaired loans	75	84
Discounted notes:
Allowance for losses recognized	$(110)	$(996)
Carrying amounts of loans prior to impairments	110	1,580
Average recorded investment in impaired loans	538	3,503
Interest income recognized related to impaired loans	—	—

The remaining $27.0 million of our par value notes receivable at December 31, 2010, is estimated to be collectible and, therefore, interest income on these par value notes is recognized as earned. Of our total par value notes outstanding at December 31, 2010, notes with balances of $17.5 million have stated maturity dates and the remainder have no stated maturity date and are governed by the terms of the partnership agreements pursuant to which the loans were extended. At December 31, 2010, none of the par value notes with stated maturity dates were past due. The information in the table above regarding our discounted notes excludes the impairment related to our

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

investment in Casden Properties LLC. No interest income has been recognized on our investment in Casden Properties LLC following the initial impairment recognized during 2008.

In addition to the interest income recognized on impaired loans shown above, we recognized interest income, including accretion, of $7.7 million, $5.8 million and $9.2 million for the years ended December 31, 2010, 2009 and 2008, respectively, related to our remaining notes receivable.

NOTE 6 —	Non-Recourse Property Tax-Exempt Bond Financings, Non-Recourse Property Loans Payable and Other Borrowings

We finance our properties primarily using long-dated, fixed-rate debt that is collateralized by the underlying real estate properties and is non-recourse to us. The following table summarizes our property tax-exempt bond financings related to properties classified as held for use at December 31, 2010 and 2009 (in thousands):

	Weighted Average	Principal
	Interest Rate	Outstanding
	2010	2010	2009

Fixed rate property tax-exempt bonds payable	5.72%	$140,111	$140,995
Variable rate property tax-exempt bonds payable	1.29%	374,395	433,931

Total		$514,506	$574,926

Fixed rate property tax-exempt bonds payable mature at various dates through January 2050. Variable rate property tax-exempt bonds payable mature at various dates through July 2033. Principal and interest on these bonds are generally payable in semi-annual installments with balloon payments due at maturity. Certain of our property tax-exempt bonds at December 31, 2010, are remarketed periodically by a remarketing agent to maintain a variable yield. If the remarketing agent is unable to remarket the bonds, then the remarketing agent can put the bonds to us. We believe that the likelihood of this occurring is remote. At December 31, 2010, our property tax-exempt bond financings related to properties classified as held for use were secured by 38 properties with a combined net book value of $722.0 million. At December 31, 2010, property tax-exempt bonds payable with a weighted average fixed rate of 6.7% have been converted to a weighted average variable rate of 1.6% using total rate of return swaps that mature during 2012. These property tax-exempt bonds payable are presented above as variable rate debt at their carrying amounts, or fair value, of $229.1 million. See Note 2 for further discussion of our total rate of return swap arrangements.

The following table summarizes our property loans payable related to properties classified as held for use at December 31, 2010 and 2009 (in thousands):

	Weighted Average	Principal
	Interest Rate	Outstanding
	2010	2010	2009

Fixed rate property notes payable	5.90%	$4,828,616	$4,648,003
Variable rate property notes payable	2.86%	73,852	75,685
Secured notes credit facility	1.04%	13,554	13,554

Total		$4,916,022	$4,737,242

Fixed rate property notes payable mature at various dates through December 2049. Variable rate property notes payable mature at various dates through November 2030. Principal and interest are generally payable monthly or in monthly interest-only payments with balloon payments due at maturity. At December 31, 2010, our property notes payable related to properties classified as held for use were secured by 338 properties with a combined net book value of $5,680.6 million. In connection with our 2010 adoption of ASU 2009-17(see Note 2), we consolidated and deconsolidated various partnerships, which resulted in a net increase in property loans payable of approximately

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$61.2 million as compared to 2009. The remainder of the increase in property loans payable during the year is primarily due to refinancing activities. At December 31, 2010, property loans payable with a weighted average fixed rate of 7.5% have been converted to a weighted average variable rate of 1.6% using total rate of return swaps that mature during 2012, which is the same year the notes payable mature. These property loans payable are presented above as variable rate debt at their carrying amounts, or fair value, of $28.7 million. See Note 2 for further discussion of our total rate of return swap arrangements.

At December 31, 2009, we had a secured revolving credit facility with a major life company that provided for borrowings of up to $200.0 million. During 2010, the credit facility was modified to reduce allowed borrowings to the then outstanding borrowings and to remove the option for new loans under the facility. During 2010, we also exercised an option to extend the maturity date to October 2011 for a nominal fee. At December 31, 2010, outstanding borrowings of $13.6 million related to properties classified as held for use are included in 2012 maturities below based on a remaining one-year extension option for nominal cost.

Our consolidated debt instruments generally contain covenants common to the type of facility or borrowing, including financial covenants establishing minimum debt service coverage ratios and maximum leverage ratios. At December 31, 2010, we were in compliance with all financial covenants pertaining to our consolidated debt instruments.

Other borrowings totaled $47.0 million and $53.1 million at December 31, 2010 and 2009, respectively. We classify within other borrowings notes payable that do not have a collateral interest in real estate properties but for which real estate serves as the primary source of repayment. These borrowings are generally non-recourse to us. At December 31, 2010, other borrowings includes $38.5 million in fixed rate obligations with interest rates ranging from 4.5% to 10.0% and $8.5 million in variable rate obligations bearing interest at the prime rate plus 1.75%. The maturity dates for other borrowings range from 2011 to 2014, although certain amounts are due upon occurrence of specified events, such as property sales.

As of December 31, 2010, the scheduled principal amortization and maturity payments for our property tax-exempt bonds, property notes payable and other borrowings related to properties in continuing operations are as follows (in thousands):

	Amortization	Maturities	Total

2011	$99,263	$188,829	$288,092
2012	100,903	447,878	548,781
2013	99,968	329,310	429,278
2014	86,284	375,505	461,789
2015	82,815	394,649	477,464
Thereafter			3,272,142

			$5,477,546

Amortization for 2011, 2012 and 2013 in the table above includes $6.5 million, $5.9 million and $9.6 million, respectively, and maturities for 2011, 2012 and thereafter includes $13.3 million, $11.1 million and $0.6 million, respectively, related to other borrowings at December 31, 2010.

NOTE 7 —	Credit Agreement and Term Loan

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement. In addition to us, Aimco and an Aimco subsidiary are also borrowers under the Credit Agreement.

As of December 31, 2010, the Credit Agreement consisted of $300.0 million of revolving loan commitments (an increase of $120.0 million from the revolving commitments at December 31, 2009). As of December 31, 2009,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Credit Agreement consisted of aggregate commitments of $270.0 million, consisting of the $90.0 million outstanding balance on our term loan and $180.0 million of revolving commitments. During 2010, we repaid in full the remaining balance on the term loan.

Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments. As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit).

The Credit Agreement includes customary financial covenants, including the maintenance of specified ratios with respect to total indebtedness to gross asset value, total secured indebtedness to gross asset value, aggregate recourse indebtedness to gross asset value, variable rate debt to total indebtedness, debt service coverage and fixed charge coverage; the maintenance of a minimum adjusted tangible net worth; and limitations regarding the amount of cross-collateralized debt. The Credit Agreement includes other customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any four consecutive fiscal quarters in an aggregate amount of up to 95% of our funds from operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary to maintain Aimco’s REIT status. We were in compliance with all such covenants as of December 31, 2010.

The lenders under the Credit Agreement may accelerate any outstanding loans if, among other things: we fail to make payments when due (subject to applicable grace periods); material defaults occur under other debt agreements; certain bankruptcy or insolvency events occur; material judgments are entered against us; we fail to comply with certain covenants, such as the requirement to deliver financial information or the requirement to provide notices regarding material events (subject to applicable grace periods in some cases); indebtedness is incurred in violation of the covenants; or prohibited liens arise.

NOTE 8 —	Commitments and Contingencies

Commitments

We did not have any significant commitments related to our redevelopment activities at December 31, 2010. We enter into certain commitments for future purchases of goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

As discussed in Note 5, we have committed to fund an additional $3.8 million in loans on certain properties in West Harlem in New York City. In certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment of approximately $30.6 million and the assumption of approximately $118.6 million in property debt. The ability to exercise the put is dependent upon the achievement of specified thresholds by the current owner of the properties.

As discussed in Note 11, we have a potential obligation to repurchase from Aimco $20.0 million in liquidation preference of our Series A Community Reinvestment Act Perpetual Partnership Preferred Units for $14.0 million.

Tax Credit Arrangements

We are required to manage certain consolidated real estate partnerships in compliance with various laws, regulations and contractual provisions that apply to our historic and low-income housing tax credit syndication arrangements. In some instances, noncompliance with applicable requirements could result in projected tax benefits not being realized and require a refund or reduction of investor capital contributions, which are reported as deferred income in our consolidated balance sheet, until such time as our obligation to deliver tax benefits is relieved. The

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

remaining compliance periods for our tax credit syndication arrangements range from less than one year to 15 years. We do not anticipate that any material refunds or reductions of investor capital contributions will be required in connection with these arrangements.

Legal Matters

In addition to the matters described below, we are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which are covered by our general liability insurance program, and none of which we expect to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Limited Partnerships

In connection with our acquisitions of interests in real estate partnerships and our role as general partner in certain real estate partnerships, we are sometimes subject to legal actions, including allegations that such activities may involve breaches of fiduciary duties to the partners of such real estate partnerships or violations of the relevant partnership agreements. We may incur costs in connection with the defense or settlement of such litigation. We believe that we comply with our fiduciary obligations and relevant partnership agreements. Although the outcome of any litigation is uncertain, we do not expect any such legal actions to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be responsible for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

We have determined that our legal obligations to remove or remediate certain potentially hazardous materials may be conditional asset retirement obligations, as defined in GAAP. Except in limited circumstances where the asset retirement activities are expected to be performed in connection with a planned construction project or property casualty, we believe that the fair value of our asset retirement obligations cannot be reasonably estimated due to significant uncertainties in the timing and manner of settlement of those obligations. Asset retirement obligations that are reasonably estimable as of December 31, 2010, are immaterial to our consolidated financial condition, results of operations and cash flows.

Operating Leases

We are obligated under non-cancelable operating leases for office space and equipment. In addition, we sublease certain of our office space to tenants under non-cancelable subleases. Approximate minimum annual

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

rentals under operating leases and approximate minimum payments to be received under annual subleases are as follows (in thousands):

	Operating
	Lease	Sublease
	Obligations	Receivables

2011	$6,334	$785
2012	4,399	658
2013	1,381	205
2014	925	—
2015	511	—
Thereafter	850	—

Total	$14,400	$1,648

Substantially all of the office space subject to the operating leases described above is for the use of our corporate offices and area operations. Rent expense recognized totaled $6.6 million, $7.7 million and $10.2 million for the years ended December 31, 2010, 2009 and 2008, respectively. Sublease receipts that offset rent expense totaled approximately $1.6 million, $0.7 million and $0.7 million for the years ended December 31, 2010, 2009 and 2008, respectively.

As discussed in Note 3, during the years ended December 31, 2009 and 2008, we commenced restructuring activities pursuant to which we vacated certain leased office space for which we remain obligated. In connection with the restructurings, we accrued amounts representing the estimated fair value of certain lease obligations related to space we are no longer using, reduced by estimated sublease amounts. At December 31, 2010, approximately $4.7 million related to the above operating lease obligations was included in accrued liabilities related to these estimates.

Additionally, during January 2011, we provided notice of our intent to terminate one of the leases included in the table above effective March 31, 2012, and we paid the required lease termination payment of approximately $1.3 million. Obligations shown in the table above reflect our revised obligations following the lease buyout.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 9 —	Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities of the taxable subsidiaries for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax liabilities and assets are as follows (in thousands):

	2010	2009

Deferred tax liabilities:
Partnership differences	$26,033	$32,565
Depreciation	1,212	2,474
Deferred revenue	11,975	14,862

Total deferred tax liabilities	$39,220	$49,901

Deferred tax assets:
Net operating, capital and other loss carryforwards	$41,511	$37,164
Provision for impairments on real estate assets	33,321	33,321
Receivables	8,752	3,094
Accrued liabilities	6,648	9,272
Accrued interest expense	2,220	—
Intangibles — management contracts	1,273	1,911
Tax credit carryforwards	7,181	6,949
Equity compensation	900	1,463
Other	159	929

Total deferred tax assets	101,965	94,103

Valuation allowance	(4,009)	(2,187)

Net deferred income tax assets	$58,736	$42,015

At December 31, 2010, we increased the valuation allowance for our deferred tax assets by $1.8 million for certain state net operating losses as well as certain low income housing credits based on a determination that it was more likely than not that such assets will not be realized prior to their expiration.

A reconciliation of the beginning and ending balance of our unrecognized tax benefits is presented below (in thousands):

	2010	2009	2008

Balance at January 1	$3,079	$3,080	$2,965
Additions based on tax positions related to prior years	992	—	115
Reductions based on tax positions related to prior years	—	(1)	—

Balance at December 31	$4,071	$3,079	$3,080

We do not anticipate any material changes in existing unrecognized tax benefits during the next 12 months. Because the statute of limitations has not yet elapsed, our Federal income tax returns for the year ended December 31, 2007, and subsequent years and certain of our State income tax returns for the year ended December 31, 2005, and subsequent years are currently subject to examination by the Internal Revenue Service or other tax authorities. Approximately $3.3 million of the unrecognized tax benefit, if recognized, would affect the effective tax rate. As discussed in Note 2, the IRS has issued us summary reports including its proposed adjustments to the Aimco Operating Partnership’s 2007 and 2006 Federal tax returns. We do not expect the proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operations. Our policy is to include interest and penalties related to income taxes in income taxes in our consolidated statements of operations.

In accordance with the accounting requirements for stock-based compensation, we may recognize tax benefits in connection with the exercise of stock options by employees of our taxable subsidiaries and the vesting of restricted stock awards. During the years ended December 31, 2010 and 2009, we had no excess tax benefits from employee stock option exercises and vested restricted stock awards.

Significant components of the provision (benefit) for income taxes are as follows and are classified within income tax benefit in continuing operations and income from discontinued operations, net in our statements of operations for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Current:
Federal	$—	$(1,910)	$8,678
State	1,395	3,992	2,415

Total current	1,395	2,082	11,093

Deferred:
Federal	(10,912)	(17,320)	(22,115)
State	(1,380)	(3,988)	(2,386)

Total deferred	(12,292)	(21,308)	(24,501)

Total benefit	$(10,897)	$(19,226)	$(13,408)

Classification:
Continuing operations	$(18,328)	$(17,487)	$(56,574)
Discontinued operations	$7,431	$(1,739)	$43,166

Consolidated losses subject to tax, consisting of pretax income or loss of our taxable subsidiaries and gains or losses on certain property sales that are subject to income tax under section 1374 of the Internal Revenue Code, for the years ended December 31, 2010, 2009 and 2008 totaled $50.3 million, $40.6 million and $81.8 million, respectively. The reconciliation of income tax attributable to continuing and discontinued operations computed at the U.S. statutory rate to income tax benefit is shown below (dollars in thousands):

	2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent

Tax at U.S. statutory rates on consolidated loss subject to tax	$(17,622)	35.0%	$(14,221)	35.0%	$(28,632)	35.0%
State income tax, net of Federal tax benefit	14	—	(2,183)	5.4%	29	—
Effect of permanent differences	(673)	1.3%	127	(0.3)%	215	(0.3)%
Tax effect of intercompany transfers of assets between the REIT and taxable subsidiaries(1)	5,694	(11.3)%	(4,759)	11.7%	15,059	(18.4)%
Write-off of excess tax basis	(132)	0.3%	(377)	0.9%	(79)	0.1%
Increase in valuation allowance	1,822	(3.6)%	2,187	(5.4)%	—	—

	$(10,897)	21.7%	$(19,226)	47.3%	$(13,408)	16.4%

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Includes the effect of assets contributed by us to taxable subsidiaries, for which deferred tax expense or benefit was recognized upon the sale or impairment of the asset by the taxable subsidiary.

Income taxes paid totaled approximately $1.9 million, $4.6 million and $13.8 million in the years ended December 31, 2010, 2009 and 2008, respectively.

At December 31, 2010, we had net operating loss carryforwards, or NOLs, of approximately $73.7 million for income tax purposes that expire in years 2027 to 2030. Subject to certain separate return limitations, we may use these NOLs to offset all or a portion of taxable income generated by our taxable subsidiaries. We generated approximately $9.8 million of NOLs during the year ended December 31, 2010, as a result of losses from our taxable subsidiaries. The deductibility of intercompany interest expense with our taxable subsidiaries is subject to certain intercompany limitations based upon taxable income as required under Section 163(j) of the Code. As of December 31, 2010, interest carryovers of approximately $23.7 million, limited by Section 163(j) of the Code, are available against U.S. Federal tax without expiration. The deferred tax asset related to these interest carryovers is approximately $9.2 million. Additionally, our low-income housing and rehabilitation tax credit carryforwards as of December 31, 2010, were approximately $7.7 million for income tax purposes that expire in years 2012 to 2029. The net deferred tax asset related to these credits is approximately $6.0 million.

NOTE 10 —	Notes Receivable from Aimco

In exchange for the sale of certain real estate assets to Aimco in December 2000, we received notes receivable, totaling $10.1 million. The notes bear interest at the rate of 5.7% per annum. Of the $10.1 million total, $7.6 million is due upon demand, and the remainder is due in scheduled semi-annual payments with all unpaid principal and interest due on December 31, 2010. As of the date of this filing, the note has not been repaid. At December 31, 2010 and 2009, the balance of the notes totaled $17.2 million and $16.4, respectively, which includes accrued and unpaid interest.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11 —	Partners’ Capital and Redeemable Preferred Units

Preferred OP Units Owned by Aimco

At December 31, 2010 and 2009, we had the following classes of preferred OP Units owned by Aimco outstanding (stated at their redemption values, dollars in thousands):

		Annual
		Distribution
		Rate per Unit	Balance
	Redemption	(Paid	December 31,
Perpetual:	Date(1)	Quarterly)	2010	2009

Class G Partnership Preferred Units, $0.01 par value, 4,050,000 units authorized, zero and 4,050,000 units issued and outstanding, respectively(2)	07/15/2008	9.375%	$—	$101,000
Class T Partnership Preferred Units, $0.01 par value, 6,000,000 units authorized, 6,000,000 units issued and outstanding	07/31/2008	8.000%	150,000	150,000
Class U Partnership Preferred Units, $0.01 par value, 12,000,000 and 8,000,000 units authorized, 12,000,000 and 8,000,000 units issued and outstanding, respectively	03/24/2009	7.750%	298,101	200,000
Class V Partnership Preferred Units, $0.01 par value, 3,450,000 units authorized, 3,450,000 units issued and outstanding	09/29/2009	8.000%	86,250	86,250
Class Y Partnership Preferred Unit, $0.01 par value, 3,450,000 units authorized, 3,450,000 units issued and outstanding	12/21/2009	7.875%	86,250	86,250
Series A Community Reinvestment Act Perpetual Partnership Preferred Units, $0.01 par value per unit, 240 units authorized, 114 and 134 units issued and outstanding, respectively(3)	06/30/2011	(3)	57,000	67,000

Total			677,601	690,500
Less preferred units subject to repurchase agreement(4)			(20,000)	(30,000)

Total			$657,601	$660,500

(1)	All classes of preferred units are redeemable by the Partnership only in connection with a concurrent redemption by Aimco of the corresponding Aimco preferred stock held by unrelated parties. All classes of Aimco’s corresponding preferred stock are redeemable at Aimco’s option on and after the dates specified.

(2)	Outstanding units at December 31, 2009, included 10,000 units held by a consolidated subsidiary that were eliminated in consolidation.

(3)	The Series A Community Reinvestment Act Perpetual Partnership Preferred Units, or the CRA Preferred Units, have substantially the same terms as Aimco’s Series A Community Reinvestment Act Perpetual Preferred Stock, or the CRA Preferred Stock. Holders of the CRA Preferred Units are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from the date of original issuance through March 31, 2015, the distribution rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at December 31, 2010 and 2009 was 1.54%. Upon liquidation, holders of the CRA Preferred Units are entitled to a preference of $500,000 per unit, plus an amount

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

equal to accumulated, accrued and unpaid distributions, whether or not earned or declared. The CRA Preferred Units rank prior to our common OP Units and on the same level as our other OP preferred Units, with respect to the payment of distributions and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Units are not redeemable prior to June 30, 2011, except in limited circumstances related to Aimco’s REIT qualification. On and after June 30, 2011, the CRA Preferred Units are redeemable for cash, in whole or from time to time in part, upon the redemption, at Aimco’s option, of its CRA Preferred Stock at a price per unit equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date.

(4)	In June 2009, Aimco entered into an agreement to repurchase $36.0 million in liquidation preference of its CRA Preferred Stock at a 30% discount to the liquidation preference. Pursuant to this agreement, in May 2010 and June 2009, Aimco repurchased 20 shares and 12 shares, or $10.0 million and $6.0 million in liquidation preference, respectively, of CRA Preferred Stock for $7.0 million and $4.2 million, respectively. Concurrent with Aimco’s repurchases, we repurchased from Aimco an equivalent number of our CRA Preferred Units. The holder of the CRA Preferred Stock may require Aimco to repurchase an additional 40 shares, or $20.0 million in liquidation preference, of CRA Preferred Stock over the next two years, for $14.0 million. If required, these additional repurchases will be for up to $10.0 million in liquidation preference in May 2011 and 2012. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our CRA Preferred Units. Based on the holder’s ability to require Aimco to repurchase shares of CRA Preferred Stock pursuant to this agreement and our obligation to purchase from Aimco a corresponding number of our CRA Preferred Units, $20.0 million and $30.0 million in liquidation preference of CRA Preferred Units, or the maximum redemption value of such preferred units, is classified as part of redeemable preferred units within temporary capital in our consolidation balance sheets at December 31, 2010 and 2009, respectively.

On September 7, 2010, Aimco issued 4,000,000 shares of its 7.75% Class U Cumulative Preferred Stock, par value $0.01 per share, or the Class U Preferred Stock, in an underwritten public offering for a price per share of $24.09 (reflecting a price to the public of $24.86 per share, less an underwriting discount and commissions of $0.77 per share). The offering generated net proceeds of $96.1 million (after deducting underwriting discounts and commissions and transaction expenses). Aimco contributed the net proceeds to us in exchange for 4,000,000 units of our 7.75% Class U Cumulative Preferred Units. We recorded issuance costs of $3.3 million, consisting primarily of underwriting commissions, as an adjustment of partners’ capital to the Partnership within our condensed consolidated balance sheet.

On October 7, 2010, using the net proceeds from the issuance of Class U Preferred Stock supplemented by corporate funds, Aimco redeemed all of the 4,050,000 outstanding shares of its 9.375% Class G Cumulative Preferred Stock, inclusive of 10,000 shares held by a consolidated subsidiary that are eliminated in consolidation. This redemption was for cash at a price equal to $25.00 per share, or $101.3 million in aggregate ($101.0 million net of eliminations), plus accumulated and unpaid dividends of $2.2 million. Concurrent with this redemption, we redeemed all of our outstanding Class G Partnership Preferred Units, 4,040,000 of which were held by Aimco and 10,000 of which were held by a consolidated subsidiary. In connection with the redemption, we reflected $4.3 million of issuance costs previously recorded as a reduction of partners’ capital attributable as an increase in net income attributable to preferred unitholders for purposes of calculating earnings per unit for the year ended December 31, 2010.

In connection with our May 2010 and June 2009 CRA Preferred Units repurchase discussed above, we reflected the $3.0 million and $1.8 million excess of the carrying value over the repurchase price, offset by $0.2 million of issuance costs previously recorded as a reduction of partners’ capital, as a reduction of net income attributable to preferred unitholders for the years ended December 31, 2010 and 2009, respectively.

During 2008, Aimco repurchased 54 shares, or $27.0 million in liquidation preference, of its CRA Preferred Stock for cash totaling $24.8 million. Concurrent with this redemption, we repurchased from Aimco an equivalent number of outstanding CRA Preferred Units. We reflected the $2.2 million excess of the carrying value over the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

repurchase price, offset by $0.7 million of issuance costs previously recorded as a reduction of partners’ capital, as a reduction of net income attributable to the Partnership’s preferred unitholders for the year ended December 31, 2008.

All classes of preferred OP Units are pari passu with each other and are senior to the common OP Units. None of the classes of preferred OP Units have any voting rights, except the right to approve certain changes to the Partnership Agreement that would adversely affect holders of such class of units. Distributions on all preferred OP Units are subject to being declared by the General Partner. All of the above outstanding classes of preferred units have a liquidation preference per unit of $25, with the exception of the CRA Preferred Units, which have a liquidation preference per unit of $500,000.

Redeemable Preferred OP Units

As of December 31, 2010 and 2009, the following classes of preferred OP Units (stated at their redemption values) owned by third parties were outstanding (in thousands, except unit data):

Redeemable Preferred OP Units:	2010	2009

Class One Partnership Preferred Units, 90,000 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 8.75% ($8.00 per annum per unit)	$8,229	$8,229
Class Two Partnership Preferred Units, 19,364 and 23,700 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 1.84% ($.46 per annum per unit)	484	593
Class Three Partnership Preferred Units, 1,366,771 and 1,371,451 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 7.88% ($1.97 per annum per unit)	34,169	34,286
Class Four Partnership Preferred Units, 755,999 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 8.0% ($2.00 per annum per unit)	18,900	18,900
Class Five Partnership Preferred Units, zero and 68,671 units issued and outstanding, redeemable for cash at any time at our option, holder to receive distributions equal to the per unit distribution on the common OP Units(1)(2)	—	2,747
Class Six Partnership Preferred Units, 796,668 and 802,453 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 8.5% ($2.125 per annum per unit)	19,917	20,061
Class Seven Partnership Preferred Units, 27,960 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 7.87% ($1.968 per annum per unit)	699	699
Class Eight Partnership Preferred Units, 6,250 units issued and outstanding, redeemable for cash at any time at our option, holder to receive distributions equal to the per unit distribution on the common OP Units(1)	156	156

Subtotal	$82,554	$85,671

(1)	Holders of the Class Five and Class Eight Partnership Preferred Units received the per unit special distributions discussed below in addition to the regular distributions received by common OP unitholders during 2010 and 2009.

(2)	Purchased from the holder in exchange for cash and other consideration during 2010.

The Class One, Class Two, Class Three, Class Four, Class Six and Class Seven preferred OP Units are redeemable, at the holders’ option. We, at our sole discretion, may settle such redemption requests in cash or cause

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Aimco to issue shares of its Class A Common Stock in a value equal to the redemption preference. In the event we require Aimco to issue shares to settle a redemption request, we would issue to Aimco a corresponding number of common OP Units. During 2008, we established a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions. Accordingly, these redeemable units are classified as redeemable preferred units within temporary capital in our consolidated balance sheets at December 31, 2010 and 2009, based on the expectation that we will cash settle these units.

Subject to certain conditions, the Class Four, Class Six and Class Eight Partnership Preferred Units are convertible into common OP Units.

During the years ended December 31, 2010 and 2009, approximately 14,800 and 68,200 preferred OP Units, respectively, were tendered for redemption in exchange for cash. During the years ended December 31, 2010 and 2009, no preferred OP Units were tendered for redemption in exchange for shares of Aimco Class A Common Stock.

The following table presents a reconciliation of redeemable preferred units (including the CRA Preferred Units subject to a repurchase agreement discussed above) classified within temporary capital for the years ended December 31, 2010, 2009 and 2008:

	2010	2009	2008

Balance at January 1	$116,656	$88,148	$—
Net income attributable to redeemable preferred units	4,964	6,288	—
Distributions to preferred units	(6,730)	(6,806)	—
Purchases of preferred units	(11,462)	(1,725)	—
Reclassification of redeemable preferred units from partners’ capital	—	30,000	88,148
Other	—	751	—

Balance at December 31	$103,428	$116,656	$88,148

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The distributions paid on each class of preferred OP Units classified as partners’ capital in the years ended December 31, 2010, 2009 and 2008, and, in the case of the redeemable preferred OP Units discussed above, classified in temporary capital as of December 31, 2010 and 2009, are as follows (in thousands, except per unit data):

	2010				2009			2008
	Amount		Total		Amount		Total	Amount		Total
Class of Preferred	per		Amount		per		Amount	per		Amount
OP Units	Unit(1)		Paid		Unit(1)		Paid	Unit(1)		Paid

Class G	$2.30		$9,334		$2.34		$9,492	$2.34		$9,492
Class T	2.00		12,000		2.00		12,000	2.00		12,000
Class U	1.94		17,438	(2)	1.94		15,500	1.94		15,500
Class V	2.00		6,900		2.00		6,900	2.00		6,900
Class Y	1.97		6,792		1.97		6,792	1.97		6,792
Series A CRA	8,169.00	(3)	971		10,841.00	(4)	1,531	24,381.00	(5)	4,531
Class One	8.00		720		8.00		720	8.00		720
Class Two	0.99		19		1.80		43	1.52		67
Class Three	1.97		2,693		1.99		2,733	2.01		2,856
Class Four	2.00		1,512		2.00		1,512	2.00		1,512
Class Five	0.30		21		2.38		163	7.91		543
Class Six	2.13		1,696		2.13		1,705	2.12		1,705
Class Seven	2.38		66		2.38		66	2.36		66
Class Eight	0.40		3		2.38		15	7.91		49

Total			$60,165				$59,172			$62,733

(1)	Amounts per unit are calculated based on the number of preferred units outstanding either at the end of each year or as of conversion or redemption date, as noted.

(2)	Amount paid includes $1.3 million related to the two months prior purchase of the 4,000,000 units sold in September 2010, which amount was prepaid by the purchaser in connection with the sale.

(3)	Amount per unit based on 114 units outstanding for the entire period. 20 units were repurchased in May 2010 and the holders of these units received $1,980 per unit in dividends through the date of purchase.

(4)	Amount per unit based on 134 units outstanding for the entire period. 12 units were repurchased in June 2009 and the holders of these units received $6,509 per unit in dividends through the date of purchase.

(5)	Amount per unit based on 146 units outstanding for the entire period. 54 units were repurchased in September 2008 and the holders of these units received $17,980 per unit in dividends through the date of purchase.

Common OP Units

Common OP Units are redeemable by common OP Unitholders (other than the General Partner and Special Limited Partner) at their option, subject to certain restrictions, on the basis of one common OP Unit for either one share of Aimco Class A Common Stock or cash equal to the fair value of a share of Aimco Class A Common Stock at the time of redemption. We have the option to require Aimco to deliver shares of Aimco Class A Common Stock in exchange for all or any portion of the cash requested. When a Limited Partner redeems a common OP Unit for Aimco Class A Common Stock, Limited Partners’ Capital is reduced and Special Limited Partners’ capital is increased. Common OP Units held by Aimco are not redeemable.

The holders of the common OP Units receive distributions, prorated from the date of issuance, in an amount equivalent to the dividends paid to holders of Aimco Class A Common Stock, and may redeem such units for cash or, at our option, shares of Aimco Class A Common Stock.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In December 2008, October 2008, July 2008, and December 2007, we declared special distributions payable on January 29, 2009, December 1, 2008, August 29, 2008 and January 30, 2008, respectively, to holders of record of common OP Units and High Performance Units on December 29, 2008, October 27, 2008, July 28, 2008 and December 31, 2007, respectively. The special distributions were paid on common OP Units and High Performance Units in the amounts listed below. We distributed to Aimco common OP Units equal to the number of shares we issued pursuant to Aimco’s corresponding special dividends in addition to approximately $0.60 per unit in cash. Holders of common OP Units other than Aimco and holders of High Performance Units received the distribution entirely in cash.

	January 2009	December 2008	August 2008	January 2008
	Special	Special	Special	Special
Aimco Operating Partnership Special Distributions	Distribution	Distribution	Distribution	Distribution

Distribution per unit	$2.08	$1.80	$3.00	$2.51
Total distribution	$230.1 million	$176.6 million	$285.5 million	$257.2 million
Common OP Units and High Performance Units outstanding on record date	110,654,142	98,136,520	95,151,333	102,478,510
Common OP Units held by Aimco	101,169,951	88,650,980	85,619,144	92,795,891
Total distribution on Aimco common OP Units	$210.4 million	$159.6 million	$256.9 million	$232.9 million
Cash distribution to Aimco	$60.6 million	$53.2 million	$51.4 million	$55.0 million
Portion of distribution paid to Aimco through issuance of common OP Units	$149.8 million	$106.4 million	$205.5 million	$177.9 million
Common OP Units issued to Aimco pursuant to distributions	15,627,330	12,572,267	5,731,310	4,594,074
Cash distributed to common OP Unit and High Performance Unit holders other than Aimco	$19.7 million	$17.0 million	$28.6 million	$24.3 million

Also in December 2008, October 2008, July 2008 and December 2007, Aimco’s board of directors declared corresponding special dividends payable on January 29, 2009, December 1, 2008, August 29, 2008 and January 30, 2008, respectively, to holders of record of its Common Stock on December 29, 2008, October 27, 2008, July 28, 2008 and December 31, 2007, respectively. A portion of the special dividends in the amounts of $0.60 per share represents payment of the regular dividend for the quarters ended December 31, 2008, September 30, 2008, June 30, 2008 and December 31, 2007, respectively, and the remaining amount per share represents an additional dividend associated with taxable gains from property dispositions. Portions of the special dividends were paid through the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

issuance of shares of Aimco Class A Common Stock. The table below summarizes information regarding these special dividends.

	January 2009	December 2008	August 2008	January 2008
	Special	Special	Special	Special
Aimco Special Dividends	Dividend	Dividend	Dividend	Dividend

Dividend per share	$2.08	$1.80	$3.00	$2.51
Outstanding shares of Common Stock on the record date	101,169,951	88,650,980	85,619,144	92,795,891
Total dividend	$210.4 million	$159.6 million	$256.9 million	$232.9 million
Portion of dividend paid in cash	$60.6 million	$53.2 million	$51.4 million	$55.0 million
Portion of dividend paid through issuance of shares	$149.8 million	$106.4 million	$205.5 million	$177.9 million
Shares issued pursuant to dividend	15,627,330	12,572,267	5,731,310	4,594,074
Average share price on determination date	$9.58	$8.46	$35.84	$38.71
Amounts after elimination of the effects of shares of Common Stock held by consolidated subsidiaries:
Outstanding shares of Common Stock on the record date	100,642,817	88,186,456	85,182,665	92,379,751
Total dividend	$209.3 million	$158.7 million	$255.5 million	$231.9 million
Portion of dividend paid in cash	$60.3 million	$52.9 million	$51.1 million	$54.8 million
Portion of dividend paid through issuance of shares	$149.0 million	$105.8 million	$204.4 million	$177.1 million
Shares issued pursuant to dividend	15,548,996	12,509,657	5,703,265	4,573,735

During the year ended December 31, 2010, Aimco sold 600,000 shares of Class A Common Stock pursuant to an At-The-Market, or ATM, offering program Aimco initiated during 2010, generating $14.4 million of net proceeds. Aimco contributed the net proceeds to us in exchange for an equivalent number of common OP Units.

During the year ended December 31, 2010, we acquired the noncontrolling limited partnership interests in certain of our consolidated real estate partnerships in exchange for cash and the issuance of approximately 276,000 common OP Units. We completed no similar acquisitions of noncontrolling interests during 2009 or 2008.

During the years ended December 31, 2010 and 2009, approximately 168,300 and 64,000 common OP Units, respectively, were redeemed in exchange for cash, and approximately 519,000 common OP Units were redeemed in exchange for shares of Aimco Class A Common Stock in 2009. No common OP Units were redeemed in exchange for shares of Aimco Class A Common Stock in 2010.

During 2008 and prior years, from time to time, Aimco issued shares of Class A Common Stock to certain non-executive officers who purchased the shares at market prices. In exchange for the shares purchased, the officers executed notes payable. These notes, which are 25% recourse to the borrowers, have a 10-year maturity and bear interest either at a fixed rate of 6% annually or a floating rate based on the 30-day LIBOR plus 3.85%, which is subject to an annual interest rate cap of typically 7.25%. The notes were contributed by Aimco to us in exchange for an equivalent number of common OP Units. Total payments in 2010 and 2009 on all notes from officers were $0.6 million and $0.8 million, respectively. In 2010 and 2009, Aimco reacquired approximately 9,000 and 94,000 shares of Class A Common Stock from officers in exchange for the cancellation of related notes totaling $0.3 million and $1.5 million, respectively. Concurrently, we reacquired from Aimco an equal number of common OP Units.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As further discussed in Note 12, during 2010, 2009 and 2008, Aimco issued shares of restricted Class A Common Stock to certain officers, employees and independent directors, and we concurrently issued a corresponding number of common OP Units to Aimco.

High Performance Units

At December 31, 2010 and 2009, we had outstanding 2,339,950 and 2,344,719, respectively, of High Performance Units. The holders of High Performance Units are generally restricted from transferring these units except upon a change of control in the Partnership. The holders of High Performance Units receive the same amount of distributions that are paid to holders of an equivalent number of our outstanding common OP Units.

Investment in Aimco

From 1998 through 2001, we completed various transactions with Aimco that resulted in our investment in 384,740 shares of Aimco Class A Common Stock. In connection with Aimco’s special dividends discussed above, Aimco paid a portion of these dividends to us through the issuance of 175,141 shares of Aimco Class A Common Stock, bringing our total investment in Aimco to 559,881 shares. Our investment in Aimco Class A Common Stock is presented in the accompanying financial statements as a reduction to partners’ capital.

Registration Statements

Pursuant to Aimco’s ATM offering program discussed above, Aimco may issue up to 6.4 million additional shares of its Class A Common Stock. Additionally, we and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

NOTE 12 —	Share-Based Compensation and Employee Benefit Plans

Stock Award and Incentive Plan

Aimco has a stock award and incentive plan to attract and retain officers, key employees and independent directors. The plan reserves for issuance a maximum of 4.1 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under the plan. Pursuant to the anti-dilution provisions of the plan, the number of shares reserved for issuance has been adjusted to reflect Aimco’s special dividends discussed in Note 11. At December 31, 2010 there were approximately 1.3 million shares available to be granted under the plan. The plan is administered by the Compensation and Human Resources Committee of Aimco’s board of directors. In the case of stock options, the exercise price of the options granted may not be less than the fair market value of Aimco Class A Common Stock at the date of grant. The term of the options is generally ten years from the date of grant. The options typically vest over a period of one to four or five years from the date of grant. Aimco generally issues new shares upon exercise of options. Restricted stock awards typically vest over a period of three to five years.

When Aimco issues restricted stock and stock options to its employees, we are required to issue common OP Units to Aimco for the same number of shares of Aimco Class A Common Stock that are issued to employees under these arrangements. Upon exercise of the stock options, Aimco must contribute to us the proceeds received in connection with the exercised options. Therefore, the following disclosures pertain to Aimco’s stock options. Our obligations to issue common OP Units under Aimco’s share based compensation plans results in reciprocal accounting treatment in our financial statements.

Refer to Note 2 for discussion of our accounting policy related to stock-based compensation.

We estimated the fair value of our options using a Black-Scholes closed-form valuation model using the assumptions set forth in the table below. The expected term of the options was based on historical option exercises and post-vesting terminations. Expected volatility reflects the historical volatility of Aimco Class A Common Stock

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

during the historical period commensurate with the expected term of the options that ended on the date of grant. The expected dividend yield reflects expectations regarding cash dividend amounts per share paid on Aimco Class A Common Stock during the expected term of the option and the risk-free interest rate reflects the annualized yield of a zero coupon U.S. Treasury security with a term equal to the expected term of the option. The weighted average fair value of options and our valuation assumptions for the years ended December 31, 2010, 2009 and 2008 were as follows:

	2010	2009	2008

Weighted average grant-date fair value	$9.27	$2.47	$4.34
Assumptions:
Risk-free interest rate	3.14%	2.26%	3.12%
Expected dividend yield	2.90%	8.00%	6.02%
Expected volatility	52.16%	45.64%	24.02%
Weighted average expected life of options	7.8 years	6.9 years	6.5 years

The following table summarizes activity for Aimco’s outstanding stock options for the years ended December 31, 2010, 2009 and 2008 (numbers of options in thousands):

	2010		2009(1)		2008(1)
		Weighted		Weighted		Weighted
	Number	Average	Number	Average	Number	Average
	of	Exercise	of	Exercise	of	Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of year	8,873	$28.22	10,344	$31.01	8,555	$39.57
Granted	3	21.67	965	8.92	980	39.77
Exercised	(202)	8.92	—	—	(14)	37.45
Forfeited	(1,514)	28.73	(2,436)	32.03	(1,423)	38.75
Adjustment to outstanding options pursuant to special dividends	—	n/a	—	n/a	2,246	n/a

Outstanding at end of year	7,160	$28.65	8,873	$28.22	10,344	$31.01
Exercisable at end of year	5,869	$30.18	6,840	$29.65	7,221	$29.51

(1)	In connection with Aimco’s special dividends discussed in Note 11, effective on the record date of each dividend, the number of options and exercise prices of all outstanding awards were adjusted pursuant to the anti-dilution provisions of the applicable plans based on the market price of Aimco’s stock on the ex-dividend dates of the related special dividends. The adjustment to the number of outstanding options is reflected in the table separate from the other activity during the periods at the weighted average exercise price for those outstanding options. The exercise prices for options granted, exercised and forfeited in the table above reflect the actual exercise prices at the time of the related activity. The number and weighted average exercise price for options outstanding and exercisable at the end of year reflect the adjustments for the applicable special dividends. The adjustment of the awards pursuant to Aimco’s special dividends is considered a modification of the awards, but did not result in a change in the fair value of any awards and therefore did not result in a change in total compensation to be recognized over the remaining term of the awards.

The intrinsic value of a stock option represents the amount by which the current price of the underlying stock exceeds the exercise price of the option. Options outstanding at December 31, 2010, had an aggregate intrinsic value of $12.8 million and a weighted average remaining contractual term of 3.8 years. Options exercisable at December 31, 2010, had an aggregate intrinsic value of $2.4 million and a weighted average remaining contractual term of 3.1 years. The intrinsic value of stock options exercised during the years ended December 31, 2010 and 2008, was $2.9 million and less than $0.1 million, respectively. We may realize tax benefits in connection with the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

exercise of options by employees of Aimco’s taxable subsidiaries. During the year ended December 31, 2010, we did not recognize any significant tax benefits related to options exercised during the year, and during the year ended December 31, 2009, as no stock options were exercised we realized no related tax benefits.

The following table summarizes activity for Aimco’s restricted stock awards for the years ended December 31, 2010, 2009 and 2008 (numbers of shares in thousands):

	2010		2009		2008
		Weighted		Weighted		Weighted
	Number	Average	Number	Average	Number	Average
	of	Grant-Date	of	Grant-Date	of	Grant-Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Unvested at beginning of year	458	$26.73	893	$40.33	960	$46.08
Granted	381	16.72	378	8.92	248	39.85
Vested	(261)	27.56	(418)	32.83	(377)	43.45
Forfeited	(34)	26.11	(533)	27.66	(128)	46.85
Issued pursuant to special dividends(1)	—	—	138	9.58	190	22.51

Unvested at end of year	544	$19.36	458	$26.73	893	$40.33

(1)	This represents shares of restricted stock issued to holders of restricted stock pursuant to Aimco’s special dividends discussed in Note 11. The weighted average grant-date fair value for these shares represents the price of Aimco’s Class A Common Stock on the determination date for each dividend. The issuance of the additional shares of restricted stock resulted in no incremental compensation expense.

The aggregate fair value of shares that vested during the years ended December 31, 2010, 2009 and 2008 was $4.4 million, $3.1 million and $16.5 million, respectively.

Total compensation cost recognized for restricted stock and stock option awards was $8.1 million, $8.0 million and $17.6 million for the years ended December 31, 2010, 2009 and 2008, respectively. Of these amounts, $0.8 million, $1.3 million and $3.8 million, respectively, were capitalized. At December 31, 2010, total unvested compensation cost not yet recognized was $7.8 million. We expect to recognize this compensation over a weighted average period of approximately 1.7 years.

Employee Stock Purchase Plan

Under the terms of Aimco’s employee stock purchase plan, eligible employees may authorize payroll deductions up to 15% of their base compensation to purchase shares of Common Stock at a five percent discount from its fair value on the last day of the calendar quarter during which payroll deductions are made. In 2010, 2009 and 2008, 5,662, 20,076 and 8,926 shares were purchased under this plan at an average price of $20.92, $8.82 and $23.86, respectively. No compensation cost is recognized in connection with this plan. Common OP Units we issue to Aimco in connection with shares of Aimco’s Class A Common Stock purchased under Aimco’s employee stock purchase plan are treated as issued and outstanding on the date of purchase and distributions paid on such units are recognized as a reduction of partners’ capital when such distributions are declared.

401(k) Plan

We provide a 401(k) defined-contribution employee savings plan. Employees who have completed 30 days of service and are age 18 or older are eligible to participate. For the period from January 1, 2009 through January 29, 2009, and during the year ended December 31, 2008, our matching contributions were made in the following manner: (1) a 100% match on the first 3% of the participant’s compensation; and (2) a 50% match on the next 2% of the participant’s compensation. On December 31, 2008, we suspended employer matching contributions effective

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

January 29, 2009. We may reinstate employer matching contributions at any time. We incurred costs in connection with this plan of less than $0.1 million in 2010, $0.6 million in 2009 and $5.2 million in 2008.

NOTE 13 —	Discontinued Operations and Assets Held for Sale

We report as discontinued operations real estate assets that meet the definition of a component of an entity and have been sold or meet the criteria to be classified as held for sale. We include all results of these discontinued operations, less applicable income taxes, in a separate component of income on the consolidated statements of operations under the heading “income from discontinued operations, net.” This treatment resulted in the retrospective adjustment of the 2010, 2009 and 2008 statements of operations and the 2010 and 2009 balance sheets to reflect as discontinued operations all properties sold or classified as held for sale as of March 31, 2011.

We are currently marketing for sale certain real estate properties that are inconsistent with our long-term investment strategy. At the end of each reporting period, we evaluate whether such properties meet the criteria to be classified as held for sale, including whether such properties are expected to be sold within 12 months. Additionally, certain properties that do not meet all of the criteria to be classified as held for sale at the balance sheet date may nevertheless be sold and included in discontinued operations in the subsequent 12 months; thus the number of properties that may be sold during the subsequent 12 months could exceed the number classified as held for sale. At December 31, 2010 and 2009, after adjustments for properties that were sold or classified as held for sale as of March 31, 2011, we had 13 and 64 properties with an aggregate of 2,008 and 10,197 units, respectively, classified as held for sale. Amounts classified as held for sale in the accompanying consolidated balance sheets as of December 31, 2010 and 2009 are as follows (in thousands):

	December 31,	December 31,
	2010	2009

Real estate, net	$43,506	$324,020
Other assets	666	5,268

Assets held for sale	$44,172	$329,288

Property debt	$27,255	$264,262
Other liabilities	466	6,967

Liabilities related to assets held for sale	$27,721	$271,229

During the years ended December 31, 2010, 2009 and 2008, we sold 51, 89 and 151 consolidated properties with an aggregate 8,189, 22,503 and 37,202 units, respectively. For the years ended December 31, 2010, 2009 and 2008, discontinued operations includes the results of operations for the periods prior to the date of sale for all properties sold or classified as held for sale as of March 31, 2011.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of the components of income from discontinued operations for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Rental and other property revenues	$54,851	$227,757	$538,149
Property operating and other expenses	(30,241)	(126,829)	(279,931)
Depreciation and amortization	(15,008)	(70,655)	(141,686)
Provision for operating real estate impairment losses	(12,674)	(54,530)	(27,420)

Operating (loss) income	(3,072)	(24,257)	89,112
Interest income	283	373	2,186
Interest expense	(8,857)	(43,204)	(103,133)
Gain on extinguishment of debt	—	259	—

Loss before gain on dispositions of real estate and income taxes	(11,646)	(66,829)	(11,835)
Gain on dispositions of real estate	94,901	221,770	800,270
Income tax (expense) benefit	(7,431)	1,739	(43,166)

Income from discontinued operations, net	$75,824	$156,680	$745,269

Income from discontinued operation attributable to:
Noncontrolling interests in consolidated real estate partnerships	(26,969)	$(61,374)	$(150,086)

The Partnership	$48,855	$95,306	$595,183

Gain on dispositions of real estate is reported net of incremental direct costs incurred in connection with the transactions, including any prepayment penalties incurred upon repayment of property loans collateralized by the properties being sold. Such prepayment penalties totaled $4.5 million, $29.0 million and $64.9 million for the years ended December 31, 2010, 2009 and 2008, respectively. We classify interest expense related to property debt within discontinued operations when the related real estate asset is sold or classified as held for sale. As discussed in Note 2, during the years ended December 31, 2010 and 2009, we allocated $4.7 million and $10.1 million, respectively, of goodwill related to our real estate segment to the carrying amounts of the properties sold or classified as held for sale during the applicable periods. Of these amounts, $4.1 million and $8.7 million, respectively, were reflected as a reduction of gain on dispositions of real estate and $0.6 million and $1.4 million, respectively, were reflected as an adjustment of impairment losses.

NOTE 14 —	Earnings per Unit

We calculate earnings per unit based on the weighted average number of common OP Units, participating securities, common OP Unit equivalents and dilutive convertible securities outstanding during the period. We consider both common OP Units and High Performance Units, which have identical rights to distributions and undistributed earnings, to be common units for purposes of the earnings per unit data presented below. The

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

following table illustrates the calculation of basic and diluted earnings per unit for the years ended December 31, 2010, 2009 and 2008 (in thousands, except per unit data):

	2010	2009	2008

Numerator:
Loss from continuing operations	$(164,589)	$(200,660)	$(117,481)
Loss (income) from continuing operations attributable to noncontrolling interests	40,270	38,932	(5,663)
Income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Income attributable to participating securities	—	—	(6,985)

Loss from continuing operations attributable to the Partnership’s common unitholders	$(182,873)	$(218,582)	$(191,483)

Income from discontinued operations	$75,824	$156,680	$745,269
Income from discontinued operations attributable to noncontrolling interests	(26,969)	(61,374)	(150,086)

Income from discontinued operations attributable to the Partnership’s common unitholders	$48,855	$95,306	$595,183

Net (loss) income	$(88,765)	$(43,980)	$627,788
Net loss (income) attributable to noncontrolling interests	13,301	(22,442)	(155,749)
Income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Income attributable to participating securities	—	—	(6,985)

Net (loss) income attributable to the Partnership’s common unitholders	$(134,018)	$(123,276)	$403,700

Denominator:
Denominator for basic earnings per unit — weighted average number of common units outstanding Common OP Units	122,407	120,836	95,881
High Performance Units	2,340	2,344	2,368

Total common units	124,747	123,180	98,249
Effect of dilutive securities:
Dilutive potential common units	—	—	—

Denominator for diluted earnings per unit	124,747	123,180	98,249

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.46)	$(1.77)	$(1.95)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.39	0.77	6.06

Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11

Distributions declared per common unit	$0.30	$0.40	$7.48

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2010, 2009 and 2008, the common unit equivalents that could potentially dilute basic earnings per unit in future periods totaled 7.2 million, 8.9 million and 9.2 million, respectively. These securities, representing stock options to purchase shares of Aimco Class A Common Stock, have been excluded from the earnings per unit computations for the years ended December 31, 2010, 2009 and 2008, because their effect would have been anti-dilutive.

Participating securities, consisting of unvested restricted shares of Aimco stock and shares of Aimco stock purchased pursuant to officer loans, receive dividends similar to shares of Aimco Class A Common Stock and common OP Units totaled 0.6 million, 0.5 million and 1.0 million at December 31, 2010, 2009 and 2008, respectively. The effect of participating securities is reflected in basic and diluted earnings per unit computations for the periods presented above using the two-class method of allocating distributed and undistributed earnings. During the years ended December 31, 2010 and 2009, the adjustment to compensation expense recognized related to cumulative dividends on forfeited shares of restricted stock exceeded the amount of dividends declared related to participating securities. Accordingly, distributed earnings attributed to participating securities during 2010 and 2009 were reduced to zero for purposes of calculating earnings per unit using the two-class method.

As discussed in Note 11, we have various classes of preferred OP Units, which may be redeemed at the holders’ option. We may redeem these units for cash or at our option, shares of Aimco Class A Common Stock. During the periods presented, no common unit equivalents related to these preferred OP Units have been included in earnings per unit computations because their effect was antidilutive.

NOTE 15 —	Unaudited Summarized Consolidated Quarterly Information

Summarized unaudited consolidated quarterly information for 2010 and 2009 is provided below (in thousands, except per unit amounts).

	Quarter(1)
2010	First	Second	Third	Fourth

Total revenues	$276,825	$282,068	$283,268	$290,317
Total operating expenses	(253,071)	(246,726)	(246,657)	(256,485)
Operating income	23,754	35,342	36,611	33,832
Loss from continuing operations	(36,720)	(38,648)	(47,812)	(41,409)
Income from discontinued operations, net	20,172	28,692	19,546	7,414
Net loss	(16,548)	(9,956)	(28,266)	(33,995)
Loss attributable to the Partnership’s common unitholders	(43,297)	(19,093)	(30,547)	(41,125)
Loss per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.43)	$(0.33)	$(0.36)	$(0.34)
Net loss attributable to the Partnership’s common unitholders	$(0.35)	$(0.15)	$(0.25)	$(0.32)
Weighted average common units outstanding — basic and diluted	124,400	124,663	124,739	125,183

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Quarter(1)
2009	First	Second	Third	Fourth

Total revenues	$278,613	$280,378	$277,658	$284,169
Total operating expenses	(250,445)	(252,285)	(260,825)	(262,379)
Operating income	28,168	28,093	16,833	21,790
Loss from continuing operations	(34,606)	(47,380)	(55,395)	(63,279)
Income from discontinued operations, net	2,238	39,957	46,044	68,441
Net (loss) income	(32,368)	(7,423)	(9,351)	5,162
Loss attributable to the Partnership’s common unitholders	(40,320)	(32,336)	(43,510)	(7,110)
Loss per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.32)	$(0.41)	$(0.47)	$(0.57)
Net loss attributable to the Partnership’s common unitholders	$(0.34)	$(0.26)	$(0.35)	$(0.05)
Weighted average common units outstanding — basic and diluted	119,661	124,333	124,376	124,351

(1)	Certain reclassifications have been made to 2010 and 2009 quarterly amounts related to treatment of discontinued operations for properties sold or classified as held for sale through March 31, 2011.

NOTE 16 —	Transactions with Affiliates

We earn revenue from affiliated real estate partnerships. These revenues include fees for property management services, partnership and asset management services, risk management services and transactional services such as refinancing, construction supervisory and disposition (including promote income, which is income earned in connection with the disposition of properties owned by certain of our consolidated joint ventures). In addition, we are reimbursed for our costs in connection with the management of the unconsolidated real estate partnerships. These fees and reimbursements for the years ended December 31, 2010, 2009 and 2008 totaled $10.6 million, $18.5 million and $72.5 million, respectively. The total accounts receivable due from affiliates was $8.4 million, net of allowance for doubtful accounts of $1.5 million, at December 31, 2010, and $23.7 million, net of allowance for doubtful accounts of $1.9 million, at December 31, 2009.

Additionally, we earn interest income on notes from real estate partnerships in which we are the general partner and hold either par value or discounted notes. During the years ended December 31, 2010, 2009 and 2008, we did not recognize a significant amount of interest income on par value notes from unconsolidated real estate partnerships. Accretion income recognized on discounted notes from affiliated real estate partnerships totaled $0.8 million, $0.1 million and $1.4 million for the years ended December 31, 2010, 2009 and 2008, respectively. See Note 5 for additional information on notes receivable from unconsolidated real estate partnerships.

NOTE 17 —	Business Segments

We have two reportable segments: conventional real estate operations and affordable real estate operations. Our conventional real estate operations consist of market-rate apartments with rents paid by the resident and included 219 properties with 68,972 units as of December 31, 2010. Our affordable real estate operations consisted of 228 properties with 26,540 units as of December 31, 2010, with rents that are generally paid, in whole or part, by a government agency.

Our chief operating decision maker uses various generally accepted industry financial measures to assess the performance and financial condition of the business, including: Net Asset Value, which is the estimated fair value of

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

our assets, net of liabilities and preferred equity; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred equity redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss.

During the three months ended December 31, 2010, we revised certain of the reports our chief operating decision maker uses to assess the performance of our business to include additional information about proportionate operating results of our segments. Based on the change in our measure of segment performance, we have recast the presentation of our segment results for the years ended December 31, 2009 and 2008, to be consistent with the current presentation.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables present the revenues, expenses, net operating income (loss) and income (loss) from continuing operations of our conventional and affordable real estate operations segments on a proportionate basis for the years ended December 31, 2010, 2009 and 2008 (in thousands):

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Year Ended December 31, 2010:
Rental and other property revenues(2)	$822,596	$127,909	$143,561	$2,859	$1,096,925
Asset management and tax credit revenues	—	—	—	35,553	35,553

Total revenues	822,596	127,909	143,561	38,412	1,132,478

Property operating expenses(2)	321,236	57,248	66,450	57,846	502,780
Asset management and tax credit expenses	—	—	—	14,487	14,487
Depreciation and amortization(2)	—	—	—	421,825	421,825
Provision for operating real estate impairment losses(2)	—	—	—	352	352
General and administrative expenses	—	—	—	53,365	53,365
Other expenses, net	—	—	—	10,130	10,130

Total operating expenses	321,236	57,248	66,450	558,005	1,002,939

Net operating income (loss)	501,360	70,661	77,111	(519,593)	129,539
Other items included in continuing operations	—	—	—	(294,128)	(294,128)

Income (loss) from continuing operations	$501,360	$70,661	$77,111	$(813,721)	$(164,589)

Year Ended December 31, 2009:
Rental and other property revenues(2)	$816,736	$124,150	$124,997	$5,082	$1,070,965
Asset management and tax credit revenues	—	—	—	49,853	49,853

Total revenues	816,736	124,150	124,997	54,935	1,120,818

Property operating expenses(2)	324,234	57,591	57,828	60,906	500,559
Asset management and tax credit expenses	—	—	—	15,779	15,779
Depreciation and amortization(2)	—	—	—	424,913	424,913
Provision for operating real estate impairment losses(2)	—	—	—	2,329	2,329
General and administrative expenses	—	—	—	56,640	56,640
Other expenses, net	—	—	—	14,473	14,473
Restructuring costs	—	—	—	11,241	11,241

Total operating expenses	324,234	57,591	57,828	586,281	1,025,934

Net operating income (loss)	492,502	66,559	67,169	(531,346)	94,884
Other items included in continuing operations	—	—	—	(295,544)	(295,544)

Income (loss) from continuing operations	$492,502	$66,559	$67,169	$(826,890)	$(200,660)

Year Ended December 31, 2008:
Rental and other property revenues(2)	$819,059	$119,273	$124,746	$6,345	$1,069,423
Asset management and tax credit revenues	—	—	—	98,830	98,830

Total revenues	819,059	119,273	124,746	105,175	1,168,253

Property operating expenses(2)	320,217	57,515	57,625	77,740	513,097
Asset management and tax credit expenses	—	—	—	24,784	24,784
Depreciation and amortization(2)	—	—	—	373,862	373,862
Provision for impairment losses on real estate development assets	—	—	—	91,138	91,138
General and administrative expenses	—	—	—	80,376	80,376
Other expenses, net	—	—	—	21,259	21,259
Restructuring costs	—	—	—	22,802	22,802

Total operating expenses	320,217	57,515	57,625	691,961	1,127,318

Net operating income (loss)	498,842	61,758	67,121	(586,786)	40,935
Other items included in continuing operations	—	—	—	(158,416)	(158,416)

Income (loss) from continuing operations	$498,842	$61,758	$67,121	$(745,202)	$(117,481)

(1)	Represents adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the results of our consolidated properties, which are excluded from our measurement of segment performance but

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

included in the related consolidated amounts, and our share of the results of operations of our unconsolidated real estate partnerships, which are included in our measurement of segment performance but excluded from the related consolidated amounts.

(2)	Our chief operating decision maker assesses the performance of our conventional and affordable real estate operations using, among other measures, proportionate property net operating income, which excludes depreciation and amortization, provision for operating real estate impairment losses, property management revenues (which are included in rental and other property revenues) and property management expenses and casualty gains and losses (which are included in property operating expenses). Accordingly, we do not allocate these amounts to our segments.

During the years ended December 31, 2010, 2009 and 2008, for continuing operations, our rental revenues include $128.4 million, $124.2 million and $116.8 million, respectively, of subsidies from government agencies, which exceeded 10% of the combined revenues of our conventional and affordable segments for each of the years presented.

The assets of our reportable segments on a proportionate basis, together with the proportionate adjustments to reconcile these amounts to the consolidated assets of our segments, and the consolidated assets not allocated to our segments are as follows (in thousands):

	2010	2009

Conventional	$5,492,942	$5,647,697
Affordable	886,874	966,703
Proportionate adjustments(1)	555,079	463,767
Corporate and other assets	460,201	843,972

Total consolidated assets	$7,395,096	$7,922,139

(1)	Proportionate adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the assets of our consolidated properties, which are excluded from our measurement of segment financial condition, and our share of the assets of our unconsolidated real estate partnerships, which are included in our measure of segment financial condition.

For the years ended December 31, 2010, 2009 and 2008, capital additions related to our conventional segment totaled $140.1 million, $208.0 million and $516.6 million, respectively, and capital additions related to our affordable segment totaled $35.2 million, $67.4 million and $148.6 million, respectively.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2010
(In Thousands Except Unit Data)

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Conventional Properties:
100 Forest Place	High Rise	Dec-97	Oak Park, IL	1987	234	$2,664	$18,815	$5,790	$2,664	$24,605	$27,269	$(9,484)	$17,785	$27,347
1582 First Avenue	High Rise	Mar-05	New York, NY	1900	17	4,250	752	256	4,281	977	5,258	(308)	4,950	2,639
173 E. 90th Street	High Rise	May-04	New York, NY	1910	72	11,773	4,535	2,369	12,067	6,610	18,677	(1,598)	17,079	8,481
182-188 Columbus Avenue	Mid Rise	Feb-07	New York, NY	1910	32	17,187	3,300	4,066	19,123	5,430	24,553	(1,266)	23,287	13,471
204-206 West 133rd Street	Mid Rise	Jun-07	New York, NY	1910	44	3,291	1,450	2,023	4,352	2,412	6,764	(441)	6,323	3,132
2232-2240 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	24	2,863	3,785	1,530	3,366	4,812	8,178	(743)	7,435	2,973
2247-2253 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	6,787	3,335	1,775	7,356	4,541	11,897	(848)	11,049	5,483
2252-2258 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	3,623	4,504	1,914	4,318	5,723	10,041	(1,027)	9,014	5,125
2300-2310 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	63	8,623	6,964	5,618	10,417	10,788	21,205	(2,073)	19,132	9,896
236-238 East 88th Street	High Rise	Jan-04	New York, NY	1900	43	8,751	2,914	1,353	8,820	4,198	13,018	(1,360)	11,658	6,736
237-239 Ninth Avenue	High Rise	Mar-05	New York, NY	1900	36	8,430	1,866	775	8,494	2,577	11,071	(775)	10,296	5,165
240 West 73rd Street, LLC	High Rise	Sep-04	New York, NY	1900	200	68,006	12,140	4,131	68,109	16,168	84,277	(3,626)	80,651	29,668
2484 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1921	23	2,384	1,726	497	2,601	2,006	4,607	(340)	4,267	2,472
2900 on First Apartments	Mid Rise	Oct-08	Seattle, WA	1989	135	19,015	17,518	613	19,071	18,075	37,146	(1,546)	35,600	20,400
306 East 89th Street	High Rise	Jul-04	New York, NY	1930	20	2,659	1,006	168	2,681	1,152	3,833	(405)	3,428	1,885
311 & 313 East 73rd Street	Mid Rise	Mar-03	New York, NY	1904	34	5,635	1,609	552	5,678	2,118	7,796	(1,088)	6,708	2,703
322-324 East 61st Street	High Rise	Mar-05	New York, NY	1900	40	6,319	2,224	729	6,372	2,900	9,272	(881)	8,391	3,627
3400 Avenue of the Arts	Mid Rise	Mar-02	Costa Mesa, CA	1987	770	55,223	65,506	73,569	57,240	137,058	194,298	(43,291)	151,007	118,280
452 East 78th Street	High Rise	Jan-04	New York, NY	1900	12	1,966	608	285	1,982	877	2,859	(289)	2,570	1,567
464-466 Amsterdam & 200-210 W. 83rd Street	Mid Rise	Feb-07	New York, NY	1910	72	23,677	7,101	4,367	25,552	9,593	35,145	(1,755)	33,390	19,679
510 East 88th Street	High Rise	Jan-04	New York, NY	1900	20	3,137	1,002	287	3,163	1,263	4,426	(359)	4,067	2,579
514-516 East 88th Street	High Rise	Mar-05	New York, NY	1900	36	6,230	2,168	569	6,282	2,685	8,967	(765)	8,202	4,553
656 St. Nicholas Avenue	Mid Rise	Jun-07	New York, NY	1920	31	2,731	1,636	2,823	3,576	3,614	7,190	(739)	6,451	2,375
707 Leahy	Garden	Apr-07	Redwood City, CA	1973	111	15,352	7,909	4,407	15,444	12,224	27,668	(2,269)	25,399	14,983
759 St. Nicholas Avenue	Mid Rise	Oct-07	New York, NY	1920	9	682	535	683	1,013	887	1,900	(138)	1,762	545
865 Bellevue	Garden	Jul-00	Nashville, TN	1972	326	3,558	12,037	27,236	3,558	39,273	42,831	(15,414)	27,417	18,951
Arbors, The	Garden	Oct-97	Tempe, AZ	1967	200	1,092	6,208	3,378	1,092	9,586	10,678	(4,505)	6,173	6,655
Arbours Of Hermitage, The	Garden	Jul-00	Hermitage, TN	1972	350	3,217	12,023	7,326	3,217	19,349	22,566	(8,540)	14,026	10,059
Auburn Glen	Garden	Dec-06	Jacksonville, FL	1974	251	7,483	8,191	3,441	7,670	11,445	19,115	(2,767)	16,348	9,765
BaLaye	Garden	Apr-06	Tampa, FL	2002	324	10,329	28,800	1,261	10,608	29,782	40,390	(5,202)	35,188	22,658
Bank Lofts	High Rise	Apr-01	Denver, CO	1920	117	3,525	9,045	1,786	3,525	10,831	14,356	(5,080)	9,276	7,138
Bay Parc Plaza	High Rise	Sep-04	Miami, FL	2000	471	22,680	41,847	4,346	22,680	46,193	68,873	(8,063)	60,810	45,835
Bay Ridge at Nashua	Garden	Jan-03	Nashua, NH	1984	412	3,352	40,713	7,031	3,262	47,834	51,096	(12,617)	38,479	40,337
Bayberry Hill Estates	Garden	Aug-02	Framingham, MA	1971	424	18,915	35,945	11,382	18,916	47,326	66,242	(16,011)	50,231	34,820
Boston Lofts	High Rise	Apr-01	Denver, CO	1890	158	3,447	20,589	3,304	3,447	23,893	27,340	(10,686)	16,654	14,582
Boulder Creek	Garden	Jul-94	Boulder, CO	1973	221	755	7,730	17,237	755	24,967	25,722	(12,807)	12,915	11,311
Brandywine	Garden	Jul-94	St. Petersburg, FL	1972	477	1,437	12,725	9,193	1,437	21,918	23,355	(14,848)	8,507	20,838
Breakers, The	Garden	Oct-98	Daytona Beach, FL	1985	208	1,008	5,507	3,349	1,008	8,856	9,864	(4,261)	5,603	6,207
Broadcast Center	Garden	Mar-02	Los Angeles, CA	1990	279	27,603	41,244	29,464	29,407	68,904	98,311	(20,934)	77,377	55,875
Buena Vista	Mid Rise	Jan-06	Pasadena, CA	1973	92	9,693	6,818	1,178	9,693	7,996	17,689	(1,207)	16,482	10,476
Burke Shire Commons	Garden	Mar-01	Burke, VA	1986	360	4,867	23,617	4,216	4,867	27,833	32,700	(11,376)	21,324	31,607
Calhoun Beach Club	High Rise	Dec-98	Minneapolis, MN	1928	332	11,708	73,334	47,028	11,708	120,362	132,070	(45,129)	86,941	48,548

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Canterbury Green	Garden	Dec-99	Fort Wayne, IN	1970	1,988	13,659	73,115	27,161	13,659	100,276	113,935	(50,369)	63,566	52,666
Canyon Terrace	Garden	Mar-02	Saugus, CA	1984	130	7,300	6,602	6,192	7,508	12,586	20,094	(4,449)	15,645	10,598
Casa del Mar at Baymeadows	Garden	Oct-06	Jacksonville, FL	1984	144	4,902	10,562	1,570	5,039	11,995	17,034	(2,302)	14,732	9,294
Cedar Rim	Garden	Apr-00	Newcastle, WA	1980	104	761	5,218	17,275	761	22,493	23,254	(12,073)	11,181	7,772
Center Square	High Rise	Oct-99	Doylestown, PA	1975	350	582	4,190	3,648	582	7,838	8,420	(3,479)	4,941	14,644
Charleston Landing	Garden	Sep-00	Brandon, FL	1985	300	7,488	8,656	7,971	7,488	16,627	24,115	(7,051)	17,064	13,057
Chesapeake Landing I	Garden	Sep-00	Aurora, IL	1986	416	15,800	16,875	5,621	15,800	22,496	38,296	(8,693)	29,603	24,331
Chesapeake Landing II	Garden	Mar-01	Aurora, IL	1987	184	1,969	7,980	3,745	1,969	11,725	13,694	(5,276)	8,418	10,099
Chestnut Hall	High Rise	Oct-06	Philadelphia, PA	1923	315	12,047	14,299	5,256	12,338	19,264	31,602	(5,490)	26,112	18,356
Chestnut Hill	Garden	Apr-00	Philadelphia, PA	1963	821	6,463	49,315	49,521	6,463	98,836	105,299	(43,941)	61,358	58,962
Chimneys of Cradle Rock	Garden	Jun-04	Columbia, MD	1979	198	2,234	8,107	911	2,040	9,212	11,252	(2,702)	8,550	16,494
Colonnade Gardens	Garden	Oct-97	Phoenix, AZ	1973	196	766	4,346	3,011	766	7,357	8,123	(4,004)	4,119	1,464
Colony at Kenilworth	Garden	Oct-99	Towson, MD	1966	383	2,403	18,798	14,392	2,403	33,190	35,593	(16,540)	19,053	24,128
Columbus Avenue	Mid Rise	Sep-03	New York, NY	1880	59	35,472	9,450	3,763	35,527	13,158	48,685	(5,818)	42,867	25,324
Country Lakes I	Garden	Apr-01	Naperville, IL	1982	240	8,512	10,832	3,422	8,512	14,254	22,766	(5,882)	16,884	14,367
Country Lakes II	Garden	May-97	Naperville, IL	1986	400	5,165	29,430	6,072	5,165	35,502	40,667	(15,568)	25,099	24,539
Creekside	Garden	Jan-00	Denver, CO	1974	328	2,953	12,697	5,668	3,189	18,129	21,318	(8,709)	12,609	14,157
Creekside	Garden	Mar-02	Simi Valley, CA	1985	397	24,595	18,818	7,149	25,245	25,317	50,562	(9,342)	41,220	40,670
Crescent at West Hollywood, The	Mid Rise	Mar-02	West Hollywood, CA	1985	130	15,382	10,215	15,245	15,765	25,077	40,842	(11,723)	29,119	24,195
Douglaston Villas and Townhomes	Garden	Aug-99	Altamonte Springs, FL	1979	234	1,666	9,353	7,941	1,666	17,294	18,960	(7,378)	11,582	10,384
Elm Creek	Mid Rise	Dec-97	Elmhurst, IL	1987	372	5,534	30,830	17,543	5,635	48,272	53,907	(21,197)	32,710	34,695
Evanston Place	High Rise	Dec-97	Evanston, IL	1990	189	3,232	25,546	4,453	3,232	29,999	33,231	(11,529)	21,702	21,417
Farmingdale	Mid Rise	Oct-00	Darien, IL	1975	240	11,763	15,174	9,317	11,763	24,491	36,254	(11,145)	25,109	17,349
Ferntree	Garden	Mar-01	Phoenix, AZ	1968	219	2,078	13,752	3,462	2,079	17,213	19,292	(7,186)	12,106	6,977
Fishermans Wharf	Garden	Nov-96	Clute, TX	1981	360	1,257	7,584	5,757	1,257	13,341	14,598	(6,252)	8,346	6,852
Flamingo Towers	High Rise	Sep-97	Miami Beach, FL	1960	1,127	32,191	38,399	220,608	32,239	258,959	291,198	(105,723)	185,475	117,541
Forestlake Apartments	Garden	Mar-07	Daytona Beach, FL	1982	120	3,691	4,320	610	3,860	4,761	8,621	(838)	7,783	4,658
Four Quarters Habitat	Garden	Jan-06	Miami, FL	1976	336	2,383	17,199	16,848	2,379	34,051	36,430	(13,301)	23,129	10,974
Foxchase	Garden	Dec-97	Alexandria, VA	1940	2,113	15,419	96,062	34,962	15,496	130,947	146,443	(61,112)	85,331	218,590
Georgetown	Garden	Aug-02	Framingham, MA	1964	207	12,351	13,168	2,216	12,351	15,384	27,735	(5,123)	22,612	12,070
Glen at Forestlake, The	Garden	Mar-07	Daytona Beach, FL	1982	26	897	862	209	933	1,035	1,968	(174)	1,794	1,022
Granada	Mid Rise	Aug-02	Framingham, MA	1958	72	4,577	4,058	881	4,577	4,939	9,516	(2,292)	7,224	4,040
Grand Pointe	Garden	Dec-99	Columbia, MD	1972	325	2,715	16,771	5,613	2,715	22,384	25,099	(9,121)	15,978	16,690
Greens	Garden	Jul-94	Chandler, AZ	2000	324	2,303	713	27,389	2,303	28,102	30,405	(14,494)	15,911	12,087
Greenspoint at Paradise Valley	Garden	Jan-00	Phoenix, AZ	1985	336	3,042	13,223	12,552	3,042	25,775	28,817	(13,733)	15,084	15,884
Hampden Heights	Garden	Jan-00	Denver, CO	1973	376	3,224	12,905	6,885	3,453	19,561	23,014	(9,518)	13,496	13,639
Harbour, The	Garden	Mar-01	Melbourne, FL	1987	162	4,108	3,563	6,360	4,108	9,923	14,031	(3,661)	10,370	—
Heritage Park at Alta Loma	Garden	Jan-01	Alta Loma, CA	1986	232	1,200	6,428	3,621	1,200	10,049	11,249	(4,108)	7,141	7,264
Heritage Park Escondido	Garden	Oct-00	Escondido, CA	1986	196	1,055	7,565	1,454	1,055	9,019	10,074	(4,474)	5,600	7,299
Heritage Park Livermore	Garden	Oct-00	Livermore, CA	1988	167	1,039	9,170	1,434	1,039	10,604	11,643	(5,029)	6,614	7,532
Heritage Park Montclair	Garden	Mar-01	Montclair, CA	1985	144	690	4,149	1,279	690	5,428	6,118	(2,149)	3,969	4,620
Heritage Village Anaheim	Garden	Oct-00	Anaheim, CA	1986	196	1,832	8,541	1,821	1,832	10,362	12,194	(5,210)	6,984	8,858
Hidden Cove	Garden	Jul-98	Escondido, CA	1983	334	3,043	17,615	7,524	3,043	25,139	28,182	(11,328)	16,854	30,561
Hidden Cove II	Garden	Jul-07	Escondido, CA	1986	117	12,730	6,530	5,614	12,849	12,025	24,874	(2,919)	21,955	11,420
Hidden Harbour	Garden	Oct-02	Melbourne, FL	1985	216	1,444	7,590	5,500	1,444	13,090	14,534	(4,211)	10,323	—
Highcrest Townhomes	Town Home	Jan-03	Woodridge, IL	1968	176	3,045	13,452	1,727	3,045	15,179	18,224	(6,713)	11,511	10,724
Hillcreste	Garden	Mar-02	Century City, CA	1989	315	33,755	47,216	26,126	35,862	71,235	107,097	(25,749)	81,348	56,594
Hillmeade	Garden	Nov-94	Nashville, TN	1986	288	2,872	16,069	14,093	2,872	30,162	33,034	(18,098)	14,936	18,076
Horizons West Apartments	Mid Rise	Dec-06	Pacifica, CA	1970	78	8,763	6,376	1,634	8,887	7,886	16,773	(1,548)	15,225	5,250

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Hunt Club	Garden	Mar-01	Austin, TX	1987	384	10,342	11,920	8,707	10,342	20,627	30,969	(11,288)	19,681	17,143
Hunt Club	Garden	Sep-00	Gaithersburg, MD	1986	336	17,859	13,149	4,272	17,859	17,421	35,280	(7,126)	28,154	31,787
Hunter’s Chase	Garden	Jan-01	Midlothian, VA	1985	320	7,935	7,915	3,534	7,935	11,449	19,384	(4,080)	15,304	16,169
Hunter’s Crossing	Garden	Apr-01	Leesburg, VA	1967	164	2,244	7,763	4,360	2,244	12,123	14,367	(7,363)	7,004	6,845
Hunters Glen IV	Garden	Oct-99	Plainsboro, NJ	1976	264	2,709	14,420	5,028	2,709	19,448	22,157	(10,380)	11,777	19,864
Hunters Glen V	Garden	Oct-99	Plainsboro, NJ	1976	304	3,283	17,337	5,410	3,283	22,747	26,030	(12,046)	13,984	23,864
Hunters Glen VI	Garden	Oct-99	Plainsboro, NJ	1976	328	2,787	15,501	6,279	2,787	21,780	24,567	(12,372)	12,195	24,838
Hyde Park Tower	High Rise	Oct-04	Chicago, IL	1990	155	4,683	14,928	2,901	4,731	17,781	22,512	(3,462)	19,050	13,842
Independence Green	Garden	Jan-06	Farmington Hills, MI	1960	981	10,293	24,586	21,221	10,156	45,944	56,100	(15,476)	40,624	27,372
Indian Oaks	Garden	Mar-02	Simi Valley, CA	1986	254	23,927	15,801	4,086	24,523	19,291	43,814	(6,778)	37,036	32,716
Island Club	Garden	Oct-00	Daytona Beach, FL	1986	204	6,086	8,571	2,330	6,087	10,900	16,987	(4,927)	12,060	8,440
Island Club	Garden	Oct-00	Oceanside, CA	1986	592	18,027	28,654	12,050	18,027	40,704	58,731	(18,241)	40,490	64,102
Key Towers	High Rise	Apr-01	Alexandria, VA	1964	140	1,526	7,050	5,031	1,526	12,081	13,607	(5,674)	7,933	10,736
Lakeside	Garden	Oct-99	Lisle, IL	1972	568	5,840	27,937	28,990	5,840	56,927	62,767	(26,920)	35,847	29,050
Lakeside at Vinings Mountain	Garden	Jan-00	Atlanta, GA	1983	220	2,109	11,863	15,288	2,109	27,151	29,260	(13,281)	15,979	9,297
Lakeside Place	Garden	Oct-99	Houston, TX	1976	734	6,160	34,151	15,829	6,160	49,980	56,140	(21,691)	34,449	26,670
Lamplighter Park	Garden	Apr-00	Bellevue, WA	1967	174	2,225	9,272	4,513	2,225	13,785	16,010	(7,046)	8,964	10,444
Latrobe	High Rise	Jan-03	Washington, DC	1980	175	3,459	9,103	15,756	3,459	24,859	28,318	(12,479)	15,839	21,960
Lazy Hollow	Garden	Apr-05	Columbia, MD	1979	178	2,424	12,181	1,075	2,424	13,256	15,680	(5,985)	9,695	13,896
Lewis Park	Garden	Jan-06	Carbondale, IL	1972	269	1,407	12,193	3,403	1,404	15,599	17,003	(9,351)	7,652	3,739
Lincoln Place Garden	Garden	Oct-04	Venice, CA	1951	696	43,979	10,439	99,532	42,894	111,056	153,950	(1,943)	152,007	63,000
Lodge at Chattahoochee, The	Garden	Oct-99	Sandy Springs, GA	1970	312	2,320	16,370	22,232	2,320	38,602	40,922	(18,613)	22,309	10,974
Los Arboles	Garden	Sep-97	Chandler, AZ	1986	232	1,662	9,504	3,522	1,662	13,026	14,688	(6,226)	8,462	7,996
Malibu Canyon	Garden	Mar-02	Calabasas, CA	1986	698	66,257	53,438	35,821	69,834	85,682	155,516	(35,048)	120,468	96,233
Maple Bay	Garden	Dec-99	Virginia Beach, VA	1971	414	2,598	16,141	30,168	2,598	46,309	48,907	(20,430)	28,477	32,994
Mariners Cove	Garden	Mar-02	San Diego, CA	1984	500	—	66,861	7,555	—	74,416	74,416	(21,635)	52,781	4,915
Meadow Creek	Garden	Jul-94	Boulder, CO	1968	332	1,435	24,532	6,526	1,435	31,058	32,493	(14,418)	18,075	23,746
Merrill House	High Rise	Jan-00	Falls Church, VA	1964	159	1,836	10,831	6,423	1,836	17,254	19,090	(5,336)	13,754	15,600
Mesa Royale	Garden	Jul-94	Mesa, AZ	1985	153	832	4,569	9,675	832	14,244	15,076	(6,590)	8,486	5,093
Monterey Grove	Garden	Jun-08	San Jose, CA	1999	224	34,175	21,939	2,424	34,325	24,213	58,538	(2,999)	55,539	34,826
Oak Park Village	Garden	Oct-00	Lansing, MI	1973	618	10,048	16,771	8,035	10,048	24,806	34,854	(14,010)	20,844	23,487
Ocean Oaks	Garden	May-98	Port Orange, FL	1987	296	2,132	12,855	3,424	2,132	16,279	18,411	(7,139)	11,272	10,295
One Lytle Place	High Rise	Jan-00	Cincinnati, OH	1980	231	2,662	21,800	12,916	2,662	34,716	37,378	(14,193)	23,185	15,450
Pacific Bay Vistas	Garden	Mar-01	San Bruno, CA	1987	308	3,703	62,460	25,945	22,994	69,114	92,108	(55,442)	36,666	—
Pacifica Park	Garden	Jul-06	Pacifica, CA	1977	104	12,770	6,579	3,234	12,970	9,613	22,583	(2,801)	19,782	11,049
Palazzo at Park La Brea, The	Mid Rise	Feb-04	Los Angeles, CA	2002	521	47,822	125,464	11,001	48,362	135,925	184,287	(35,703)	148,584	123,809
Palazzo East at Park La Brea, The	Mid Rise	Mar-05	Los Angeles, CA	2005	611	61,004	136,503	22,826	72,578	147,755	220,333	(33,073)	187,260	150,000
Paradise Palms	Garden	Jul-94	Phoenix, AZ	1985	130	647	3,515	7,074	647	10,589	11,236	(6,439)	4,797	6,315
Park Towne Place	High Rise	Apr-00	Philadelphia, PA	1959	959	10,451	47,301	55,507	10,451	102,808	113,259	(29,724)	83,535	85,165
Parktown Townhouses	Garden	Oct-99	Deer Park, TX	1968	309	2,570	12,052	10,497	2,570	22,549	25,119	(8,886)	16,233	10,554
Parkway	Garden	Mar-00	Willamsburg, VA	1971	148	386	2,834	3,326	386	6,160	6,546	(3,583)	2,963	9,128
Pathfinder Village	Garden	Jan-06	Fremont, CA	1973	246	19,595	14,838	8,400	19,595	23,238	42,833	(4,555)	38,278	19,121
Peachtree Park	Garden	Jan-96	Atlanta, GA	1969	303	4,683	11,713	11,744	4,683	23,457	28,140	(10,572)	17,568	9,231
Peak at Vinings Mountain, The	Garden	Jan-00	Atlanta, GA	1980	280	2,651	13,660	17,806	2,651	31,466	34,117	(15,234)	18,883	10,002
Peakview Place	Garden	Jan-00	Englewood, CO	1975	296	3,440	18,734	4,695	3,440	23,429	26,869	(16,129)	10,740	12,567
Peppertree	Garden	Mar-02	Cypress, CA	1971	136	7,835	5,224	2,868	8,030	7,897	15,927	(3,151)	12,776	15,617
Pine Lake Terrace	Garden	Mar-02	Garden Grove, CA	1971	111	3,975	6,035	2,209	4,125	8,094	12,219	(2,929)	9,290	11,898
Pine Shadows	Garden	May-98	Tempe, AZ	1983	272	2,095	11,899	3,888	2,095	15,787	17,882	(8,163)	9,719	7,500
Pines, The	Garden	Oct-98	Palm Bay, FL	1984	216	603	3,318	2,830	603	6,148	6,751	(2,701)	4,050	1,896

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Plantation Gardens	Garden	Oct-99	Plantation, FL	1971	372	3,773	19,443	9,324	3,773	28,767	32,540	(12,033)	20,507	23,798
Post Ridge	Garden	Jul-00	Nashville, TN	1972	150	1,883	6,712	4,321	1,883	11,033	12,916	(5,084)	7,832	5,961
Ramblewood	Garden	Dec-99	Wyoming, MI	1973	1,704	8,607	61,082	3,863	8,661	64,891	73,552	(15,065)	58,487	34,388
Ravensworth Towers	High Rise	Jun-04	Annandale, VA	1974	219	3,455	17,157	3,018	3,455	20,175	23,630	(10,249)	13,381	20,172
Reflections	Garden	Oct-02	Casselberry, FL	1984	336	3,906	10,491	4,538	3,906	15,029	18,935	(5,493)	13,442	10,700
Reflections	Garden	Sep-00	Virginia Beach, VA	1987	480	15,988	13,684	5,591	15,988	19,275	35,263	(8,531)	26,732	39,832
Reflections	Garden	Oct-00	West Palm Beach, FL	1986	300	5,504	9,984	4,677	5,504	14,661	20,165	(5,777)	14,388	9,101
Regency Oaks	Garden	Oct-99	Fern Park, FL	1961	343	1,832	9,905	10,415	1,832	20,320	22,152	(11,054)	11,098	10,978
Remington at Ponte Vedra Lakes	Garden	Dec-06	Ponte Vedra Beach, FL	1986	344	18,576	18,650	2,468	18,795	20,899	39,694	(4,581)	35,113	24,345
River Club	Garden	Apr-05	Edgewater, NJ	1998	266	30,578	30,638	2,155	30,579	32,792	63,371	(7,544)	55,827	37,920
River Reach	Garden	Sep-00	Naples, FL	1986	556	17,728	18,337	7,378	17,728	25,715	43,443	(11,353)	32,090	23,354
Riverbend Village	Garden	Jul-01	Arlington, TX	1983	201	893	4,128	5,054	893	9,182	10,075	(4,704)	5,371	—
Riverloft	High Rise	Oct-99	Philadelphia, PA	1910	184	2,120	11,287	31,208	2,120	42,495	44,615	(16,738)	27,877	18,881
Riverside	High Rise	Apr-00	Alexandria, VA	1973	1,222	10,433	65,474	80,363	10,409	145,861	156,270	(72,434)	83,836	105,508
Rosewood	Garden	Mar-02	Camarillo, CA	1976	152	12,128	8,060	2,532	12,430	10,290	22,720	(3,749)	18,971	17,900
Royal Crest Estates	Garden	Aug-02	Fall River, MA	1974	216	5,832	12,044	2,082	5,832	14,126	19,958	(6,329)	13,629	11,686
Royal Crest Estates	Garden	Aug-02	Marlborough, MA	1970	473	25,178	28,786	4,117	25,178	32,903	58,081	(15,197)	42,884	34,969
Royal Crest Estates	Garden	Aug-02	Nashua, NH	1970	902	68,231	45,562	11,730	68,231	57,292	125,523	(28,323)	97,200	48,117
Royal Crest Estates	Garden	Aug-02	North Andover, MA	1970	588	51,292	36,808	10,653	51,292	47,461	98,753	(21,029)	77,724	59,507
Royal Crest Estates	Garden	Aug-02	Warwick, RI	1972	492	22,433	24,095	5,605	22,433	29,700	52,133	(13,883)	38,250	37,433
Runaway Bay	Garden	Oct-00	Lantana, FL	1987	404	5,934	16,052	8,111	5,934	24,163	30,097	(9,195)	20,902	21,521
Runaway Bay	Garden	Jul-02	Pinellas Park, FL	1986	192	1,884	7,045	3,843	1,884	10,888	12,772	(2,988)	9,784	8,848
Savannah Trace	Garden	Mar-01	Shaumburg, IL	1986	368	13,960	20,731	4,369	13,960	25,100	39,060	(9,545)	29,515	22,015
Scotchollow	Garden	Jan-06	San Mateo, CA	1971	418	49,474	17,756	8,864	49,474	26,620	76,094	(5,014)	71,080	48,982
Scottsdale Gateway I	Garden	Oct-97	Tempe, AZ	1965	124	591	3,359	8,042	591	11,401	11,992	(5,172)	6,820	5,800
Scottsdale Gateway II	Garden	Oct-97	Tempe, AZ	1972	487	2,458	13,927	23,595	2,458	37,522	39,980	(18,369)	21,611	16,699
Shadow Creek	Garden	May-98	Mesa, AZ	1984	266	2,016	11,886	4,017	2,016	15,903	17,919	(8,416)	9,503	—
Shenandoah Crossing	Garden	Sep-00	Fairfax, VA	1984	640	18,492	57,197	8,058	18,492	65,255	83,747	(30,696)	53,051	68,604
Signal Pointe	Garden	Oct-99	Winter Park, FL	1969	368	2,382	11,359	22,094	2,382	33,453	35,835	(13,652)	22,183	18,596
Signature Point	Garden	Nov-96	League City, TX	1994	304	2,810	17,579	2,983	2,810	20,562	23,372	(7,452)	15,920	10,269
Springwoods at Lake Ridge	Garden	Jul-02	Woodbridge, VA	1984	180	5,587	7,284	1,450	5,587	8,734	14,321	(2,349)	11,972	14,250
Spyglass at Cedar Cove	Garden	Sep-00	Lexington Park, MD	1985	152	3,241	5,094	2,735	3,241	7,829	11,070	(3,595)	7,475	10,300
Stafford	High Rise	Oct-02	Baltimore, MD	1889	96	706	4,032	3,454	562	7,630	8,192	(4,261)	3,931	4,255
Steeplechase	Garden	Sep-00	Largo, MD	1986	240	3,675	16,111	3,755	3,675	19,866	23,541	(8,054)	15,487	23,326
Steeplechase	Garden	Jul-02	Plano, TX	1985	368	7,056	10,510	7,183	7,056	17,693	24,749	(6,390)	18,359	16,575
Sterling Apartment Homes, The	Garden	Oct-99	Philadelphia, PA	1961	537	8,871	55,364	21,600	8,871	76,964	85,835	(34,388)	51,447	76,778
Stone Creek Club	Garden	Sep-00	Germantown, MD	1984	240	13,593	9,347	3,381	13,593	12,728	26,321	(7,386)	18,935	24,611
Sun Lake	Garden	May-98	Lake Mary, FL	1986	600	4,551	25,543	32,151	4,551	57,694	62,245	(24,911)	37,334	35,128
Sun River Village	Garden	Oct-99	Tempe, AZ	1981	334	2,367	13,303	4,157	2,367	17,460	19,827	(9,273)	10,554	10,467
Tamarac Village	Garden	Apr-00	Denver, CO	1979	564	3,928	23,491	8,715	4,223	31,911	36,134	(17,565)	18,569	18,212
Tamarind Bay	Garden	Jan-00	St. Petersburg, FL	1980	200	1,091	6,310	5,193	1,091	11,503	12,594	(6,110)	6,484	6,838
Tatum Gardens	Garden	May-98	Phoenix, AZ	1985	128	1,323	7,155	2,035	1,323	9,190	10,513	(5,152)	5,361	7,334
Bluffs at Pacifica, The	Garden	Oct-06	Pacifica, CA	1963	64	7,975	4,131	10,549	8,108	14,547	22,655	(2,601)	20,054	6,323
Towers Of Westchester Park, The	High Rise	Jan-06	College Park, MD	1972	303	15,198	22,029	4,763	15,198	26,792	41,990	(5,219)	36,771	27,272
Township At Highlands	Town Home	Nov-96	Centennial, CO	1985	161	1,615	9,773	6,227	1,536	16,079	17,615	(7,771)	9,844	16,365
Twin Lake Towers	High Rise	Oct-99	Westmont, IL	1969	399	3,268	18,763	23,912	3,268	42,675	45,943	(19,292)	26,651	26,759
Twin Lakes	Garden	Apr-00	Palm Harbor, FL	1986	262	2,062	12,850	4,809	2,062	17,659	19,721	(8,622)	11,099	10,471
Vantage Pointe	Mid Rise	Aug-02	Swampscott, MA	1987	96	4,749	10,089	1,432	4,749	11,521	16,270	(3,847)	12,423	6,978
Verandahs at Hunt Club	Garden	Jul-02	Apopka, FL	1985	210	2,271	7,724	3,346	2,271	11,070	13,341	(3,268)	10,073	10,891

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Views at Vinings Mountain, The	Garden	Jan-06	Atlanta, GA	1983	180	610	5,026	12,158	610	17,184	17,794	(9,692)	8,102	13,577
Villa Del Sol	Garden	Mar-02	Norwalk, CA	1972	120	7,294	4,861	2,666	7,476	7,345	14,821	(3,122)	11,699	13,386
Village Crossing	Garden	May-98	West Palm Beach, FL	1985	189	1,618	8,188	3,040	1,618	11,228	12,846	(5,947)	6,899	7,000
Village in the Woods	Garden	Jan-00	Cypress, TX	1983	530	3,457	15,787	10,605	3,457	26,392	29,849	(14,251)	15,598	19,250
Village of Pennbrook	Garden	Oct-98	Levittown, PA	1969	722	10,229	38,222	14,189	10,229	52,411	62,640	(24,021)	38,619	47,804
Villages of Baymeadows	Garden	Oct-99	Jacksonville, FL	1972	904	4,859	33,957	55,352	4,859	89,309	94,168	(47,875)	46,293	37,113
Villas at Park La Brea, The	Garden	Mar-02	Los Angeles, CA	2002	250	8,621	48,871	3,886	8,630	52,748	61,378	(14,930)	46,448	28,949
Vista Del Lagos	Garden	Dec-97	Chandler, AZ	1986	200	804	4,952	3,646	804	8,598	9,402	(3,740)	5,662	11,618
Waterford Village	Garden	Aug-02	Bridgewater, MA	1971	588	28,585	28,102	5,896	29,110	33,473	62,583	(17,747)	44,836	40,130
Waterways Village	Garden	Jun-97	Aventura, FL	1994	180	4,504	11,064	4,062	4,504	15,126	19,630	(7,089)	12,541	6,443
Waverly Apartments	Garden	Aug-08	Brighton, MA	1970	103	7,696	11,347	1,275	7,920	12,398	20,318	(1,302)	19,016	12,000
West Winds	Garden	Oct-02	Orlando, FL	1985	272	2,324	11,481	3,319	2,324	14,800	17,124	(5,545)	11,579	12,570
Westway Village	Garden	May-98	Houston, TX	1977	326	2,921	11,384	3,503	2,921	14,887	17,808	(7,395)	10,413	7,677
Wexford Village	Garden	Aug-02	Worcester, MA	1974	264	6,339	17,939	2,203	6,339	20,142	26,481	(8,167)	18,314	13,269
Willow Bend	Garden	May-98	Rolling Meadows, IL	1969	328	2,717	15,437	26,536	2,717	41,973	44,690	(18,148)	26,542	19,595
Willow Park on Lake Adelaide	Garden	Oct-99	Altamonte Springs, FL	1972	185	1,225	7,357	3,519	1,224	10,877	12,101	(6,063)	6,038	6,716
Windrift	Garden	Mar-01	Oceanside, CA	1987	404	24,960	17,590	19,325	24,960	36,915	61,875	(18,841)	43,034	44,601
Windrift	Garden	Oct-00	Orlando, FL	1987	288	3,696	10,029	5,834	3,696	15,863	19,559	(6,451)	13,108	16,841
Windsor Crossing	Garden	Mar-00	Newport News, VA	1978	156	307	2,110	2,528	131	4,814	4,945	(2,358)	2,587	1,885
Windsor Park	Garden	Mar-01	Woodbridge, VA	1987	220	4,279	15,970	2,329	4,279	18,299	22,578	(7,179)	15,399	19,325
Woodcreek	Garden	Oct-02	Mesa, AZ	1985	432	2,426	15,886	4,767	2,426	20,653	23,079	(11,433)	11,646	19,165
Woods of Burnsville	Garden	Nov-04	Burnsville, MN	1984	400	3,954	18,125	2,890	3,954	21,015	24,969	(8,248)	16,721	16,580
Woods of Inverness	Garden	Oct-99	Houston, TX	1983	272	2,146	10,978	4,115	2,146	15,093	17,239	(7,424)	9,815	5,878
Woods Of Williamsburg	Garden	Jan-06	Williamsburg, VA	1976	125	798	3,657	1,102	798	4,759	5,557	(3,546)	2,011	1,090
Yacht Club at Brickell	High Rise	Dec-03	Miami, FL	1998	357	31,363	32,214	5,418	31,363	37,632	68,995	(7,188)	61,807	37,289
Yorktown Apartments	High Rise	Dec-99	Lombard, IL	1971	364	2,971	18,163	17,222	3,055	35,301	38,356	(13,149)	25,207	25,469

Total Conventional Properties					66,953	1,941,971	3,744,261	2,235,797	1,998,390	5,923,639	7,922,029	(2,369,770)	5,552,259	4,685,082
Affordable Properties:
All Hallows	Garden	Jan-06	San Francisco, CA	1976	157	1,348	29,770	20,594	1,338	50,374	51,712	(18,274)	33,438	21,207
Alliance Towers	High Rise	Mar-02	Alliance, OH	1979	101	530	1,934	773	530	2,707	3,237	(838)	2,399	2,219
Antioch Towers	High Rise	Jan-10	Cleveland, OH	1976	171	720	8,802	88	720	8,890	9,610	(2,359)	7,251	5,717
Anton Square	Garden	Jan-10	Whistler, AL	1984	48	152	1,846	53	152	1,899	2,051	(393)	1,658	1,499
Arvada House	High Rise	Nov-04	Arvada, CO	1977	88	641	3,314	1,800	405	5,350	5,755	(1,520)	4,235	4,118
Bayview	Garden	Jun-05	San Francisco, CA	1976	146	1,023	15,265	16,581	582	32,287	32,869	(12,021)	20,848	10,934
Beacon Hill	High Rise	Mar-02	Hillsdale, MI	1980	198	1,380	7,044	6,650	1,093	13,981	15,074	(4,080)	10,994	4,338
Bedford House	Mid Rise	Mar-02	Falmouth, KY	1979	48	230	919	335	230	1,254	1,484	(494)	990	1,079
Benjamin Banneker Plaza	Mid Rise	Jan-06	Chester, PA	1976	70	79	3,862	810	79	4,672	4,751	(3,118)	1,633	1,497
Berger Apartments	Mid Rise	Mar-02	New Haven, CT	1981	144	1,152	4,657	2,609	1,152	7,266	8,418	(2,332)	6,086	595
Biltmore Towers	High Rise	Mar-02	Dayton, OH	1980	230	1,813	6,411	13,229	1,813	19,640	21,453	(10,325)	11,128	10,591
Birchwood	Garden	Jan-10	Dallas, TX	1963	276	975	5,525	—	975	5,525	6,500	(380)	6,120	4,240
Blakewood	Garden	Oct-05	Statesboro, GA	1973	42	316	882	402	316	1,284	1,600	(1,167)	433	676
Bolton North	High Rise	Jan-06	Baltimore, MD	1977	209	1,450	6,569	806	1,429	7,396	8,825	(2,579)	6,246	2,223
Bridge Street	Garden	Jan-10	East Stroudsburg, PA	1999	52	398	2,255	47	398	2,302	2,700	(169)	2,531	2,016
Burchwood	Garden	Oct-07	Berea, KY	1999	24	147	247	494	147	741	888	(274)	614	949
Butternut Creek	Mid Rise	Jan-06	Charlotte, MI	1980	100	505	3,617	3,785	505	7,402	7,907	(3,124)	4,783	—
California Square I	High Rise	Jan-06	Louisville, KY	1982	101	154	5,704	560	154	6,264	6,418	(3,813)	2,605	3,465
Canterbury Towers	High Rise	Jan-06	Worcester, MA	1976	156	567	4,557	1,012	567	5,569	6,136	(3,984)	2,152	3,005
Canyon Shadows	Garden	Jan-10	Riverside, CA	1971	120	488	2,763	—	488	2,763	3,251	(205)	3,046	2,547
Carriage House	Mid Rise	Dec-06	Petersburg, VA	1885	118	847	2,886	3,454	716	6,471	7,187	(1,951)	5,236	2,041

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Castlewood	Garden	Mar-02	Davenport, IA	1980	96	585	2,351	1,544	585	3,895	4,480	(1,753)	2,727	3,486
City Line	Garden	Mar-02	Newport News, VA	1976	200	500	2,014	7,329	500	9,343	9,843	(1,598)	8,245	4,786
Clisby Towers	Mid Rise	Jan-06	Macon, GA	1980	52	524	1,970	272	524	2,242	2,766	(1,736)	1,030	881
Cold Spring Homes	Garden	Oct-07	Cold Springs, KY	2000	30	118	(433)	1,129	118	696	814	(383)	431	719
Community Circle II	Garden	Jan-06	Cleveland, OH	1975	129	263	4,699	962	263	5,661	5,924	(3,517)	2,407	3,275
Copperwood I Apartments	Garden	Apr-06	The Woodlands, TX	1980	150	390	8,373	4,879	363	13,279	13,642	(9,980)	3,662	5,529
Copperwood II Apartments	Garden	Oct-05	The Woodlands, TX	1981	150	452	5,552	3,442	459	8,987	9,446	(3,917)	5,529	5,704
Country Club Heights	Garden	Mar-04	Quincy, IL	1976	200	676	5,715	4,872	675	10,588	11,263	(4,294)	6,969	7,027
Country Commons	Garden	Jan-06	Bensalem, PA	1972	352	1,853	17,657	4,493	1,853	22,150	24,003	(11,635)	12,368	12,633
Courtyard	Mid Rise	Jan-06	Cincinnati, OH	1980	137	1,362	4,876	548	1,362	5,424	6,786	(3,324)	3,462	3,787
Courtyards at Kirnwood	Garden	Jan-10	DeSoto, TX	1997	198	861	4,881	—	861	4,881	5,742	(516)	5,226	4,397
Courtyards of Arlington	Garden	Jan-10	Arlington, TX	1996	140	758	4,293	—	758	4,293	5,051	(286)	4,765	2,943
Crevenna Oaks	Town Home	Jan-06	Burke, VA	1979	50	355	4,849	247	355	5,096	5,451	(1,436)	4,015	3,197
Crockett Manor	Garden	Mar-04	Trenton, TN	1982	38	42	1,395	73	130	1,380	1,510	(115)	1,395	978
Cumberland Court	Garden	Jan-06	Harrisburg, PA	1975	108	379	4,040	863	379	4,903	5,282	(3,490)	1,792	1,228
Darby Townhouses	Town Home	Jan-10	Sharon Hill, PA	1970	172	1,298	11,115	218	1,298	11,333	12,631	(4,241)	8,390	5,504
Daugette Tower	High Rise	Mar-02	Gadsden, AL	1979	100	540	2,178	1,841	540	4,019	4,559	(1,462)	3,097	—
Day Meadows	Garden	Jan-10	Mountain Home, ID	1978	44	270	1,530	11	270	1,541	1,811	(81)	1,730	956
Denny Place	Garden	Mar-02	North Hollywood, CA	1984	17	394	1,579	146	394	1,725	2,119	(542)	1,577	1,111
Douglas Landing	Garden	Oct-07	Austin, TX	1999	96	750	4,250	95	750	4,345	5,095	(502)	4,593	3,902
Elmwood	Garden	Jan-06	Athens, AL	1981	80	346	2,643	426	346	3,069	3,415	(1,793)	1,622	1,860
Fairburn and Gordon I	Garden	Jan-10	Atlanta, GA	1969	102	143	1,941	292	143	2,233	2,376	(1,509)	867	—
Fairburn and Gordon II	Garden	Jan-06	Atlanta, GA	1969	58	439	1,360	484	439	1,844	2,283	(1,568)	715	—
Fairwood	Garden	Jan-06	Carmichael, CA	1979	86	176	5,264	460	176	5,724	5,900	(3,729)	2,171	2,364
Fountain Place	Mid Rise	Jan-06	Connersville, IN	1980	102	440	2,091	2,914	378	5,067	5,445	(751)	4,694	1,121
Fox Run	Garden	Mar-02	Orange, TX	1983	70	420	1,992	1,050	420	3,042	3,462	(1,166)	2,296	2,549
Foxfire	Garden	Jan-06	Jackson, MI	1975	160	856	6,853	2,505	856	9,358	10,214	(5,660)	4,554	1,611
Franklin Square School Apts	Mid Rise	Jan-06	Baltimore, MD	1888	65	566	3,581	259	566	3,840	4,406	(2,271)	2,135	3,898
Friendset Apartments	High Rise	Jan-06	Brooklyn, NY	1979	259	550	16,825	1,873	550	18,698	19,248	(11,001)	8,247	14,095
Frio	Garden	Jan-06	Pearsall, TX	1980	63	327	2,207	419	327	2,626	2,953	(1,855)	1,098	1,109
Gates Manor	Garden	Mar-04	Clinton, TN	1981	80	266	2,225	927	264	3,154	3,418	(1,355)	2,063	2,381
Georgetown Woods	Garden	Jan-10	Indianapolis, IN	1993	90	375	2,125	—	375	2,125	2,500	(175)	2,325	2,118
Glens, The	Garden	Jan-06	Rock Hill, SC	1982	88	839	4,135	1,187	839	5,322	6,161	(3,939)	2,222	3,723
Gotham Apts	Garden	Jan-10	Kansas City, MO	1930	105	471	5,419	79	471	5,498	5,969	(3,334)	2,635	3,408
Greenbriar	Garden	Jan-06	Indianapolis, IN	1980	121	812	3,272	396	812	3,668	4,480	(2,583)	1,897	3,266
Hamlin Estates	Garden	Mar-02	North Hollywood, CA	1983	30	1,010	1,691	262	1,010	1,953	2,963	(754)	2,209	1,349
Hanover Square	High Rise	Jan-06	Baltimore, MD	1980	199	1,656	9,575	510	1,656	10,085	11,741	(6,567)	5,174	10,500
Harris Park Apartments	Garden	Dec-97	Rochester, NY	1968	114	475	2,786	1,321	475	4,107	4,582	(1,959)	2,623	42
Hatillo Housing	Mid Rise	Jan-06	Hatillo, PR	1982	64	202	2,875	515	202	3,390	3,592	(1,939)	1,653	1,358
Henna Townhomes	Garden	Oct-07	Round Rock, TX	1999	160	1,716	9,197	270	1,736	9,447	11,183	(1,132)	10,051	5,874
Hopkins Village	Mid Rise	Sep-03	Baltimore, MD	1979	165	438	5,973	3,593	549	9,455	10,004	(1,808)	8,196	9,100
Hudson Gardens	Garden	Mar-02	Pasadena, CA	1983	41	914	1,548	607	914	2,155	3,069	(732)	2,337	408
Ingram Square	Garden	Jan-06	San Antonio, TX	1980	120	630	3,137	5,863	630	9,000	9,630	(2,228)	7,402	3,825
James Court	Garden	Jan-10	Meridian, ID	1978	50	345	1,955	9	345	1,964	2,309	(101)	2,208	1,925
JFK Towers	Mid Rise	Jan-06	Durham, NC	1983	177	750	7,970	872	750	8,842	9,592	(5,001)	4,591	5,736
Kephart Plaza	High Rise	Jan-06	Lock Haven, PA	1978	101	609	3,796	569	609	4,365	4,974	(3,131)	1,843	1,650
King Bell Apartments	Garden	Jan-06	Milwaukie, OR	1982	62	204	2,497	205	204	2,702	2,906	(1,535)	1,371	1,599
Kirkwood House	High Rise	Sep-04	Baltimore, MD	1979	261	1,281	9,358	8,143	1,338	17,444	18,782	(3,162)	15,620	16,000
Kubasek Trinity Manor	High Rise	Jan-06	Yonkers, NY	1981	130	54	8,308	1,864	54	10,172	10,226	(5,341)	4,885	4,671

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

La Salle	Garden	Oct-00	San Francisco, CA	1976	145	1,841	19,568	17,382	1,866	36,925	38,791	(15,711)	23,080	16,093
La Vista	Garden	Jan-06	Concord, CA	1981	75	565	4,448	4,230	581	8,662	9,243	(1,438)	7,805	5,418
Lafayette Square	Garden	Jan-06	Camden, SC	1978	72	142	1,875	98	142	1,973	2,115	(1,664)	451	236
Lake Avenue Commons	Garden	Jan-10	Cleveland, OH	1982	79	488	2,763	—	488	2,763	3,251	(158)	3,093	3,070
Landau	Garden	Oct-05	Clinton, SC	1970	80	1,293	1,429	320	1,293	1,749	3,042	(1,770)	1,272	228
Laurelwood	Garden	Jan-06	Morristown, TN	1981	65	75	1,870	224	75	2,094	2,169	(1,350)	819	1,320
Lock Haven Gardens	Garden	Jan-06	Lock Haven, PA	1979	150	1,163	6,045	666	1,163	6,711	7,874	(4,894)	2,980	2,359
Locust House	High Rise	Mar-02	Westminster, MD	1979	99	650	2,604	851	650	3,455	4,105	(1,228)	2,877	2,084
Long Meadow	Garden	Jan-06	Cheraw, SC	1973	56	158	1,342	214	158	1,556	1,714	(1,232)	482	165
Loring Towers	High Rise	Oct-02	Minneapolis, MN	1975	230	1,297	7,445	7,643	886	15,499	16,385	(4,787)	11,598	10,501
Loring Towers Apartments	High Rise	Sep-03	Salem, MA	1973	250	129	14,050	6,599	187	20,591	20,778	(4,763)	16,015	15,786
Maunakea Tower	High Rise	Jan-10	Honolulu, HI	1976	380	7,995	45,305	3,702	7,995	49,007	57,002	(2,074)	54,928	34,957
Michigan Beach	Garden	Oct-07	Chicago, IL	1958	239	2,225	10,797	978	2,225	11,775	14,000	(4,011)	9,989	5,576
Mill Pond	Mid Rise	Jan-06	Taunton, MA	1982	49	80	2,704	319	80	3,023	3,103	(1,768)	1,335	983
Mill Run	Garden	Jan-10	Mobile, AL	1983	50	293	2,569	42	293	2,611	2,904	(818)	2,086	1,466
Miramar Housing	High Rise	Jan-06	Ponce, PR	1983	96	367	5,085	425	367	5,510	5,877	(3,099)	2,778	2,769
Montblanc Gardens	Town Home	Dec-03	Yauco, PR	1982	128	391	3,859	1,010	391	4,869	5,260	(2,645)	2,615	3,252
Monticello Manor	Garden	Jan-10	San Antonio, TX	1998	154	647	3,665	—	647	3,665	4,312	(250)	4,062	3,935
Moss Gardens	Mid Rise	Jan-06	Lafayette, LA	1980	114	524	3,818	824	524	4,642	5,166	(3,174)	1,992	1,946
New Baltimore	Mid Rise	Mar-02	New Baltimore, MI	1980	101	888	2,360	5,157	896	7,509	8,405	(1,905)	6,500	2,179
Newberry Park	Garden	Dec-97	Chicago, IL	1995	84	1,380	7,632	486	1,380	8,118	9,498	(2,972)	6,526	7,299
Nintey Five Vine Street	Garden	Jan-10	Hartford, CT	1800	31	188	1,062	626	188	1,688	1,876	(104)	1,772	1,055
Northpoint	Garden	Jan-00	Chicago, IL	1921	305	2,280	14,334	16,706	2,510	30,810	33,320	(16,997)	16,323	19,101
Northwinds, The	Garden	Mar-02	Wytheville, VA	1978	144	500	2,012	575	500	2,587	3,087	(1,466)	1,621	1,466
Oakbrook	Garden	Jan-08	Topeka, KS	1979	170	550	2,915	885	550	3,800	4,350	(773)	3,577	2,636
Oakwood Manor	Garden	Mar-04	Milan, TN	1984	34	95	498	18	103	508	611	(140)	471	316
O’Neil	High Rise	Jan-06	Troy, NY	1978	115	88	4,067	864	88	4,931	5,019	(3,452)	1,567	2,595
Overbrook Park	Garden	Jan-06	Chillicothe, OH	1981	50	136	2,282	311	136	2,593	2,729	(1,458)	1,271	1,432
Oxford House	Mid Rise	Mar-02	Deactur, IL	1979	156	993	4,164	928	993	5,092	6,085	(2,109)	3,976	2,627
Panorama Park	Garden	Mar-02	Bakersfield, CA	1982	66	621	5,520	884	619	6,406	7,025	(1,687)	5,338	2,255
Parc Chateau I	Garden	Jan-06	Lithonia, GA	1973	86	592	1,442	521	592	1,963	2,555	(1,861)	694	359
Parc Chateau II	Garden	Jan-06	Lithonia, GA	1974	88	596	2,965	497	596	3,462	4,058	(2,626)	1,432	361
Park Place	Mid Rise	Jun-05	St Louis, MO	1977	242	742	6,327	9,798	705	16,162	16,867	(10,003)	6,864	9,423
Park Vista	Garden	Oct-05	Anaheim, CA	1958	392	6,155	25,929	4,822	6,155	30,751	36,906	(7,763)	29,143	37,656
Parkways, The	Garden	Jun-04	Chicago, IL	1925	446	3,684	23,257	18,115	3,427	41,629	45,056	(14,959)	30,097	21,209
Patman Switch	Garden	Jan-06	Hughes Springs, TX	1978	82	727	1,382	616	727	1,998	2,725	(1,589)	1,136	1,229
Pavilion	High Rise	Mar-04	Philadelphia, PA	1976	296	—	15,416	1,471	—	16,887	16,887	(4,984)	11,903	8,680
Peachwood Place	Garden	Oct-07	Waycross, GA	1999	72	390	748	82	390	830	1,220	(159)	1,061	737
Pinebluff Village	Mid Rise	Jan-06	Salisbury, MD	1980	151	1,112	7,177	758	1,112	7,935	9,047	(5,801)	3,246	1,893
Pinewood Place	Garden	Mar-02	Toledo, OH	1979	99	420	1,698	1,276	420	2,974	3,394	(1,408)	1,986	1,992
Pleasant Hills	Garden	Apr-05	Austin, TX	1982	100	1,188	2,631	3,529	1,229	6,119	7,348	(2,237)	5,111	3,171
Plummer Village	Mid Rise	Mar-02	North Hills, CA	1983	75	624	2,647	1,637	667	4,241	4,908	(1,968)	2,940	2,560
Portner Place	Town Home	Jan-06	Washington, DC	1980	48	697	3,753	142	697	3,895	4,592	(431)	4,161	6,348
Post Street Apartments	High Rise	Jan-06	Yonkers, NY	1930	56	148	3,315	461	148	3,776	3,924	(2,407)	1,517	1,518
Pride Gardens	Garden	Dec-97	Flora, MS	1975	76	102	1,071	1,753	102	2,824	2,926	(1,586)	1,340	1,062
Rancho California	Garden	Jan-06	Temecula, CA	1984	55	488	5,462	307	488	5,769	6,257	(3,035)	3,222	4,480
Ridgewood Towers	High Rise	Mar-02	East Moline, IL	1977	140	698	2,803	818	698	3,621	4,319	(1,418)	2,901	1,418
River Village	High Rise	Jan-06	Flint, MI	1980	340	1,756	13,877	3,599	1,756	17,476	19,232	(11,075)	8,157	6,929
River’s Edge	Town Home	Jan-06	Greenville, MI	1983	49	311	2,097	391	311	2,488	2,799	(1,731)	1,068	521

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Riverwoods	High Rise	Jan-06	Kankakee, IL	1983	125	590	4,932	3,475	598	8,399	8,997	(1,678)	7,319	4,702
Round Barn	Garden	Mar-02	Champaign, IL	1979	156	947	5,134	5,764	810	11,035	11,845	(2,565)	9,280	5,078
San Jose Apartments	Garden	Sep-05	San Antonio, TX	1970	220	404	5,770	11,459	234	17,399	17,633	(4,471)	13,162	5,069
San Juan Del Centro	Mid Rise	Sep-05	Boulder, CO	1971	150	243	7,110	12,574	438	19,489	19,927	(5,060)	14,867	11,259
Sandy Hill Terrace	High Rise	Mar-02	Norristown, PA	1980	175	1,650	6,599	2,874	1,650	9,473	11,123	(3,341)	7,782	3,351
Sandy Springs	Garden	Mar-05	Macon, GA	1979	74	366	1,522	1,451	366	2,973	3,339	(1,876)	1,463	1,894
Santa Maria	Garden	Jan-10	San German, PR	1983	86	368	2,087	—	368	2,087	2,455	(390)	2,065	2,343
School Street	Mid Rise	Jan-06	Taunton, MA	1920	75	219	4,335	670	219	5,005	5,224	(2,890)	2,334	2,116
Shoreview	Garden	Oct-99	San Francisco, CA	1976	156	1,498	19,071	18,772	1,476	37,865	39,341	(16,745)	22,596	17,391
South Bay Villa	Garden	Mar-02	Los Angeles, CA	1981	80	663	2,770	4,383	1,352	6,464	7,816	(4,055)	3,761	3,018
Springfield Villas	Garden	Oct-07	Lockhart, TX	1999	32	—	1,153	86	—	1,239	1,239	(44)	1,195	828
St. George Villas	Garden	Jan-06	St. George, SC	1984	40	86	1,025	147	86	1,172	1,258	(822)	436	483
Stonegate Apts	Mid Rise	Jul-09	Indianapolis, IN	1920	52	255	3,610	353	255	3,963	4,218	(920)	3,298	1,931
Sumler Terrace	Garden	Jan-06	Norfolk, VA	1976	126	215	4,400	671	215	5,071	5,286	(3,836)	1,450	1,191
Summit Oaks	Town Home	Jan-06	Burke, VA	1980	50	382	4,930	311	382	5,241	5,623	(1,513)	4,110	3,189
Suntree	Garden	Jan-06	St. Johns, MI	1980	121	403	6,488	2,012	403	8,500	8,903	(4,744)	4,159	530
Tabor Towers	Mid Rise	Jan-06	Lewisburg, WV	1979	84	163	3,360	384	163	3,744	3,907	(2,263)	1,644	1,906
Tamarac Apartments I	Garden	Nov-04	Woodlands, TX	1980	144	140	2,775	3,650	363	6,202	6,565	(2,451)	4,114	4,117
Tamarac Apartments II	Garden	Nov-04	Woodlands, TX	1980	156	142	3,195	4,064	266	7,135	7,401	(2,786)	4,615	4,460
Terraces	Mid Rise	Jan-06	Kettering, OH	1979	102	1,561	2,815	1,126	1,561	3,941	5,502	(2,652)	2,850	2,472
Terry Manor	Mid Rise	Oct-05	Los Angeles, CA	1977	170	1,775	5,848	6,674	1,997	12,300	14,297	(5,810)	8,487	6,859
Tompkins Terrace	Garden	Oct-02	Beacon, NY	1974	193	872	6,827	13,333	872	20,160	21,032	(4,632)	16,400	8,211
Trestletree Village	Garden	Mar-02	Atlanta, GA	1981	188	1,150	4,655	1,838	1,150	6,493	7,643	(2,355)	5,288	2,793
Underwood Elderly	High Rise	Jan-10	Hartford, CT	1982	136	2,274	7,238	580	2,274	7,818	10,092	(3,380)	6,712	6,203
Underwood Family	Town Home	Jan-10	Hartford, CT	1982	25	830	1,505	44	830	1,549	2,379	(729)	1,650	1,582
University Square	High Rise	Mar-05	Philadelphia, PA	1978	442	702	12,201	12,809	702	25,010	25,712	(9,800)	15,912	18,405
Van Nuys Apartments	High Rise	Mar-02	Los Angeles, CA	1981	299	4,253	21,226	20,286	3,575	42,190	45,765	(7,748)	38,017	22,224
Verdes Del Oriente	Garden	Jan-10	San Pedro, CA	1976	113	1,100	7,044	105	1,100	7,149	8,249	(2,841)	5,408	5,471
Vicente Geigel Polanco	Garden	Jan-10	Isabela, PR	1983	80	361	2,044	—	361	2,044	2,405	(203)	2,202	2,277
Victory Square	Garden	Mar-02	Canton, OH	1975	81	215	889	719	215	1,608	1,823	(728)	1,095	833
Villa de Guadalupe	Garden	Jan-10	San Jose, CA	1982	101	1,770	8,456	31	1,770	8,487	10,257	(3,517)	6,740	6,980
Village Oaks	Mid Rise	Jan-06	Catonsville, MD	1980	181	2,127	5,188	1,895	2,127	7,083	9,210	(4,997)	4,213	4,252
Village of Kaufman	Garden	Mar-05	Kaufman, TX	1981	68	370	1,606	689	370	2,295	2,665	(846)	1,819	1,843
Villas of Mount Dora	Garden	Jan-10	Mt. Dora, FL	1979	70	323	1,828	—	323	1,828	2,151	(156)	1,995	1,704
Vintage Crossing	Town Home	Mar-04	Cuthbert, GA	1985	50	188	1,058	571	188	1,629	1,817	(1,051)	766	1,614
Vista Park Chino	Garden	Mar-02	Chino, CA	1983	40	380	1,521	440	380	1,961	2,341	(776)	1,565	3,120
Wah Luck House	High Rise	Jan-06	Washington, DC	1982	153	—	8,690	553	—	9,243	9,243	(2,723)	6,520	8,613
Walnut Hills	High Rise	Jan-06	Cincinnati, OH	1983	198	888	5,608	5,176	826	10,846	11,672	(2,599)	9,073	5,600
Wasco Arms	Garden	Mar-02	Wasco, CA	1982	78	625	2,519	1,050	625	3,569	4,194	(1,564)	2,630	3,103
Washington Square West	Mid Rise	Sep-04	Philadelphia, PA	1982	132	555	11,169	6,078	582	17,220	17,802	(9,279)	8,523	3,824
Westwood Terrace	Mid Rise	Mar-02	Moline, IL	1976	97	720	3,242	664	720	3,906	4,626	(1,356)	3,270	1,488
White Cliff	Garden	Mar-02	Lincoln Heights, OH	1977	72	215	938	446	215	1,384	1,599	(639)	960	996
Whitefield Place	Garden	Apr-05	San Antonio, TX	1980	80	223	3,151	2,570	219	5,725	5,944	(2,387)	3,557	2,226
Wilderness Trail	High Rise	Mar-02	Pineville, KY	1983	124	1,010	4,048	739	1,010	4,787	5,797	(1,391)	4,406	4,379
Wilkes Towers	High Rise	Mar-02	North Wilkesboro, NC	1981	72	410	1,680	514	410	2,194	2,604	(845)	1,759	1,870
Willow Wood	Garden	Mar-02	North Hollywood, CA	1984	19	1,051	840	208	1,051	1,048	2,099	(350)	1,749	1,057
Winnsboro Arms	Garden	Jan-06	Winnsboro, SC	1978	60	272	1,697	298	272	1,995	2,267	(1,572)	695	112
Winter Gardens	High Rise	Mar-04	St Louis, MO	1920	112	300	3,072	4,489	300	7,561	7,861	(1,531)	6,330	3,732
Woodcrest	Garden	Dec-97	Odessa, TX	1972	80	41	229	718	41	947	988	(788)	200	430

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Woodland	Garden	Jan-06	Spartanburg, SC	1972	100	182	663	1,438	182	2,101	2,283	(590)	1,693	—
Woodland Hills	Garden	Oct-05	Jackson, MI	1980	125	541	3,875	4,275	321	8,370	8,691	(3,584)	5,107	3,589
Woodlands	Garden	Jan-10	Whistler, AL	1983	50	213	2,277	29	213	2,306	2,519	(765)	1,754	1,538

Total Affordable Properties					20,914	129,298	892,309	431,965	128,280	1,325,292	1,453,572	(519,859)	933,713	745,446
Other(5)					—	1,038	2,470	3,693	2,064	5,138	7,202	(2,922)	4,280	—

Total Continuing Operations					87,867	2,072,307	4,639,040	2,671,455	2,128,734	7,254,069	9,382,803	(2,892,551)	6,490,252	5,430,528

Discontinued Operations:
Conventional Properties:
Fisherman’s Village	Garden	Jan-06	Indianapolis, IN	1982	328	2,156	9,936	3,023	2,156	12,959	15,115	(7,618)	7,497	6,350
Timbertree	Garden	Oct-97	Phoenix, AZ	1979	387	2,292	13,000	6,728	2,292	19,728	22,020	(10,752)	11,268	4,062

Total Conventional Properties:					715	4,448	22,936	9,751	4,448	32,687	37,135	(18,370)	18,765	10,412
Affordable Properties:
Brittany Apartments	Garden	Jan-10	Raytown, MO	1971	144	465	2,635	—	465	2,635	3,100	(194)	2,906	2,138
Calvert City	Garden	Jan-10	Calvert City, KY	1980	60	128	694	11	128	705	833	(663)	170	711
Club, The	Garden	Jan-06	Lexington, NC	1972	87	498	2,128	688	498	2,816	3,314	(2,142)	1,172	235
Delhaven Manor	Mid Rise	Mar-02	Jackson, MS	1983	104	575	2,304	2,046	575	4,350	4,925	(1,923)	3,002	3,625
Madisonville	Garden	Jan-10	Madisonville, KY	1981	60	73	367	86	73	453	526	(498)	28	589
Northlake Village	Garden	Oct-00	Lima, OH	1971	150	487	1,317	1,886	487	3,203	3,690	(1,987)	1,703	—
Oswego Village	Garden	Jan-10	Columbia, PA	1979	68	392	2,221	—	392	2,221	2,613	(140)	2,473	1,395
Park — Joplin Apartments	Garden	Oct-07	Joplin, MO	1974	192	1,154	5,539	402	1,154	5,941	7,095	(924)	6,171	3,165
Rosedale Court Apartments	Garden	Mar-04	Dawson Springs, KY	1981	40	194	1,177	222	194	1,399	1,593	(612)	981	858
Sherman Hills	High Rise	Jan-06	Wilkes-Barre, PA	1976	344	2,039	15,549	1,560	2,036	17,111	19,147	(13,910)	5,237	2,686
Wickford	Garden	Mar-04	Henderson, NC	1983	44	247	946	198	247	1,144	1,391	(493)	898	1,441

Total Affordable Properties					1,293	6,252	34,877	7,099	6,249	41,978	48,227	(23,486)	24,741	16,843
Total Discontinued Operations					2,008	10,700	57,813	16,850	10,697	74,665	85,362	(41,856)	43,506	27,255

Total					89,875	$2,083,007	$4,696,853	$2,688,305	$2,139,431	$7,328,734	$9,468,165	$(2,934,407)	$6,533,758	$5,457,783

(1)	Date we acquired the property or first consolidated the partnership which owns the property.

(2)	Initial cost includes the tendering costs to acquire the minority interest share of our consolidated real estate partnerships.

(3)	Costs capitalized subsequent to consolidation includes costs capitalized since acquisition or first consolidation of the partnership/property.

(4)	The aggregate cost of land and depreciable property for federal income tax purposes was approximately $3.8 billion at December 31, 2010.

(5)	Other includes land parcels, commercial properties and other related costs. We exclude such properties from our residential unit counts.

AIMCO PROPERTIES, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands)

Real Estate
Balance at beginning of year	$9,718,978	$11,000,496	$12,420,200
Additions during the year:
Newly consolidated assets and acquisition of limited partnership interests(1)	69,410	19,683	31,447
Acquisitions	—	—	107,445
Capital additions	175,329	275,444	665,233
Deductions during the year:
Casualty and other write-offs(2)	(15,865)	(43,134)	(130,595)
Sales	(479,687)	(1,533,511)	(2,093,234)

Balance at end of year	$9,468,165	$9,718,978	$11,000,496

Accumulated Depreciation
Balance at beginning of year	$2,723,339	$2,814,992	$3,047,211
Additions during the year:
Depreciation	422,099	478,550	497,395
Newly consolidated assets and acquisition of limited partnership interests(1)	(12,348)	(2,763)	(22,256)
Deductions during the year:
Casualty and other write-offs	(4,831)	(5,200)	(1,838)
Sales	(193,852)	(562,240)	(705,520)

Balance at end of year	$2,934,407	$2,723,339	$2,814,992

(1)	Includes the effect of newly consolidated assets, acquisition of limited partnership interests and related activity.

(2)	Casualty and other write-offs in 2008 include impairments totaling $91.1 million related to our Lincoln Place and Pacific Bay Vistas properties.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Aimco’s charter limits the liability of Aimco’s directors and officers to Aimco and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Aimco or its stockholders to obtain other relief, such as an injunction or rescission.

Aimco’s charter and bylaws require Aimco to indemnify its directors and officers and permits Aimco to indemnify certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Aimco has entered into agreements with certain of its officers, pursuant to which Aimco has agreed to indemnify such officers to the fullest extent permitted by applicable law.

Section 10.6 of Apartment Investment and Management Company 2007 Stock Award and Incentive Plan, or the 2007 Plan, specifically provides that, to the fullest extent permitted by law, each of the members of the Board of Directors of Aimco, the Compensation Committee of the board of directors and each of the directors, officers and employees of Aimco, any Aimco subsidiary, Aimco OP and any subsidiary of the Aimco OP shall be held harmless and indemnified by Aimco for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys’ fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the 2007 Plan, so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

The Aimco OP partnership agreement requires Aimco OP to indemnify its directors and officers to the fullest extent authorized by applicable law against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of Aimco OP. Such indemnification continues after the director or officer ceases to be a director or officer. The right to indemnification includes the right to be paid by Aimco OP the expenses incurred in defending any proceeding in advance of its final disposition upon the delivery of an undertaking by or on behalf of the indemnitee to repay all amounts advanced if a final judicial decision is rendered that such indemnitee did not meet the standard of conduct permitting indemnification under the Aimco OP partnership agreement or applicable law.

Aimco OP maintains insurance, at its expense, to protect against any liability or loss, regardless of whether any director or officer is entitled to indemnification under the Aimco OP partnership agreement or applicable law.

Directors and officers of FCMC, the managing general partner of CPF XVII’s general partner, are also officers of Aimco, and as such, are entitled to indemnification as described above with respect to the directors and officers of Aimco.

Item 21.	Exhibits.

(a) Exhibits.  An index to exhibits appears below and is incorporated herein by reference. The agreements included as exhibits to this registration statement constitute disclosure under the federal securities laws. However, some of the agreements contain representations and warranties by the parties thereto which have been made for the benefit of other parties thereto and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Aimco and Aimco OP acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about Aimco and Aimco OP may be found elsewhere in this registration statement and Aimco’s and Aimco OP’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov. See “Where You Can Find Additional Information” in the information statement/prospectus that forms a part of this registration statement.

(b) Financial Statement Schedules.  None required.

(c) Reports, Opinions or Appraisals.  The appraisal reports and supplemental letters by Cogent Realty Advisors, LLC related to the Peakview Property, the Creekside Property and the Village in the Woods Property are filed as exhibits to the registration statement filed with the SEC.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) To respond to requests for information that is incorporated by reference into the information statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 28, 2011.

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

By:
/s/  Ernest M. Freedman

Name:	Ernest M. Freedman
Title:	Executive Vice President,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Terry Considine and Ernest M. Freedman, and each of them, each of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and reconstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Aimco, and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney’s-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Considine Terry Considine	Chairman of the Board and Chief Executive Officer (principal executive officer)	July 28, 2011

/s/ Ernest M. Freedman Ernest M. Freedman	Executive Vice President and Chief Financial Officer (principal financial officer)	July 28, 2011

/s/ Paul Beldin Paul Beldin	Senior Vice President and Chief Accounting Officer (principal accounting officer)	July 28, 2011

/s/ James N. Bailey James N. Bailey	Director	July 28, 2011

/s/ Richard S. Ellwood Richard S. Ellwood	Director	July 28, 2011

/s/ Thomas L. Keltner Thomas L. Keltner	Director	July 28, 2011

Signature	Title	Date

/s/ J. Landis Martin J. Landis Martin	Director	July 28, 2011

/s/ Robert A. Miller Robert A. Miller	Director	July 28, 2011

/s/ Michael A. Stein Michael A. Stein	Director	July 28, 2011

/s/ Kathleen M. Nelson Kathleen M. Nelson	Director	July 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 28, 2011.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner

By:	/s/ Ernest M. Freedman
Name: Ernest M. Freedman

Title:	Executive Vice President,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Terry Considine and Ernest M. Freedman, and each of them, each of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and reconstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Aimco, and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney’s-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Considine Terry Considine	Chairman of the Board and Chief Executive Officer of the registrant’s general partner (principal executive officer)	July 28, 2011

/s/ Miles Cortez Miles Cortez	Director, Executive Vice President and Chief Administrative Officer of the registrant’s general partner	July 28, 2011

/s/ Ernest M. Freedman Ernest M. Freedman	Executive Vice President and Chief Financial Officer of the registrant’s general partner (principal financial officer)	July 28, 2011

/s/ Paul Beldin Paul Beldin	Senior Vice President and Chief Accounting Officer of the registrant’s general partner (principal accounting officer)	July 28, 2011

INDEX TO EXHIBITS(1)(2)

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2011 by and among Century Properties Fund XVII, LP, AIMCO CPF XVII Merger Sub LLC and AIMCO Properties, L.P. (Annex A to the Information Statement/Prospectus filed hereto)
3.1	Charter of Apartment Investment and Management Company (Exhibit 3.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, is incorporated herein by this reference)
3.2	Articles Supplementary of Apartment Investment and Management Company (Exhibit 3.3 to Aimco’s Registration Statement on Form 8-A, dated July 27, 2011, is incorporated herein by this reference)
3.3	Amended and Restated Bylaws of Apartment Investment and Management Company (Exhibit 3.2 to Aimco’s Current Report on Form 8-K, dated February 2, 2010, is incorporated herein by this reference)
3.4	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)
3.5	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)
3.6	Second Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
3.7	Third Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 2, 2010 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 1, 2010, is incorporated herein by this reference)
3.8	Fourth Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 26, 2011 (Exhibit 10.1 to Aimco’s and Aimco OP’s Current Report on Form 8-K, dated July 26, 2011, is incorporated herein by this reference)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Common OP Units being registered
5.2	Opinion of DLA Piper regarding the validity of the Class A Common Stock issuable upon redemption of the Common OP Units
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the status of Aimco as a real estate investment trust (Exhibit 8.1 to Aimco’s and Aimco OP’s Current Report on Form 8-K, dated July 26, 2011, is incorporated herein by this reference)
10.1	Amended and Restated Secured Credit Agreement, dated as of November 2, 2004, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 4.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, is incorporated herein by this reference)
10.2	First Amendment to Amended and Restated Secured Credit Agreement, dated as of June 16, 2005, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated June 16, 2005, is incorporated herein by this reference)
10.3	Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 22, 2006, by and among Aimco, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated March 22, 2006, is incorporated herein by this reference)
10.4	Third Amendment to Senior Secured Credit Agreement, dated as of August 31, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 31, 2007, is incorporated herein by this reference)

Exhibit
Number	Description

10.5	Fourth Amendment to Senior Secured Credit Agreement, dated as of September 14, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 14, 2007, is incorporated herein by this reference)
10.6	Fifth Amendment to Senior Secured Credit Agreement, dated as of September 9, 2008, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 11, 2008, is incorporated herein by this reference)
10.7	Sixth Amendment to Senior Secured Credit Agreement, dated as of May 1, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, is incorporated herein by this reference)
10.8	Seventh Amendment to Senior Secured Credit Agreement, dated as of August 4, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 6, 2009, is incorporated herein by this reference)
10.9	Eighth Amendment to Senior Secured Credit Agreement, dated as of February 3, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated February 5, 2010, is incorporated herein by this reference)
10.10	Ninth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of May 14, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, the guarantors and the pledgors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, is incorporated herein by this reference)
10.11	Tenth Amendment to Senior Secured Credit Agreement, dated as of September 29, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto. (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 29, 2010, is incorporated herein by this reference)
10.12	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.13	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.14	Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*
10.15	Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by this reference)*

Exhibit
Number	Description

10.16	Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*
10.17	Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*
10.18	2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
10.19	Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.20	Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.21	2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
21.1	List of Subsidiaries (Exhibit 21.1 to Aimco’s Annual Report of Form 10-K for the year ended December 31, 2010 is incorporated herein by this reference)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.5	Consent of DLA Piper (included in Exhibit 5.2)
23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP
23.7	Consent of Cogent Realty Advisors, LLC
23.8	Consent of Duff & Phelps, LLC
24.1	Power of Attorney (included in the signature pages to the Registration Statement)
99.1	Appraisal Report, dated as of March 15, 2011, by Cogent Realty Advisors, LLC, related to Peakview Place Apartments
99.2	Supplemental Letter, dated as of June 17, 2011, by Cogent Realty Advisors, LLC, related to Peakview Place Apartments
99.3	Appraisal Report, dated as of March 16, 2011, by Cogent Realty Advisors, LLC, related to Creekside Apartments
99.4	Supplemental Letter, dated as of June 17, 2011, by Cogent Realty Advisors, LLC, related to Creekside Apartments
99.5	Appraisal Report, dated as of March 21, 2011, by Cogent Realty Advisors, LLC, related to The Village in the Woods Apartments
99.6	Supplemental Letter, dated as of June 3, 2011, by Cogent Realty Advisors, LLC, related to The Village in the Woods Place Apartments

(1)	Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.

*	Indicates a management contract or compensatory plan or arrangement.